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INDEX TO FINANCIAL STATEMENTS
TABLE OF CONTENTS 3

As filed with the Securities and Exchange Commission on February 28, 2020

Registration No. 333-232731

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 10
 TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GFL Environmental Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Ontario, Canada (State or other jurisdiction of incorporation or organization)	4953 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification Number)

100 New Park Place, Suite 500
Vaughan, Ontario, Canada L4K 0H9
Telephone: (905) 326-0101
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Patrick Dovigi
Founder and Chief Executive Officer
100 New Park Place, Suite 500
Vaughan, Ontario, Canada L4K 0H9
Telephone: (905) 326-0101
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Corporate Creations Network Inc.
3411 Silverside Road, Tatnall Building, Suite 104
Wilmington, DE 19810
(302) 351-3367
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ryan Bekkerus, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000	Jeffrey Singer, Esq. Jeffrey Hershenfield, Esq. Stikeman Elliott LLP 5300 Commerce Court West 199 Bay Street Toronto, Ontario, Canada M5L 1B9 (416) 869-5500	Deanna L. Kirkpatrick, Esq. Shane Tintle, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000	Shawn McReynolds, Esq. Jennifer Grossklaus, Esq. Davies Ward Phillips & Vineberg LLP 155 Wellington Street West Toronto, Ontario, Canada M5V 3J7 (416) 863-0900

Approximate date of commencement of the proposed sale of the securities to the public:
As soon as practicable after this Registration Statement is declared effective.

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer", "accelerated filer", "smaller reporting company", and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☐

             If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Share or Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)

Subordinate voting shares, no par value	84,146,342(1)	$21.00(2)	$1,767,073,182	$229,366.10

Tangible Equity Units(4)(5)	16,100,000	$50.00	$805,000,000	$104,489

Stock Purchase Contracts

Amortizing Notes

Total			$2,572,073,182	$333,855.10

(1)
Includes shares to be sold upon exercise of the underwriters' option to purchase to cover over-allotments, if any. See "Underwriting (Conflicts of Interest)".

(2)
Estimated solely for the purpose of calculating the registration fee under Rule 457(a) of the Securities Act of 1933, as amended.

(3)
Previously paid.

(4)
Includes 2,100,000 Tangible Equity Units that are subject to the underwriters' option to purchase additional Tangible Equity Units. Each Tangible Equity Unit is composed of a stock purchase contract and an amortizing note. This registration statement also registers an estimated 39,268,293 of the Registrant's subordinate voting shares that are issuable upon settlement of the purchase contracts that are a component of the Tangible Equity Units registered hereby, at the initial rate of 2.4390 subordinate voting shares per purchase contract, based on the assumed initial public offering price of $20.50 per subordinate voting share, which is the midpoint of the estimated price range set forth on the cover page of the subordinate voting shares prospectus which forms a part of this registration statement and assuming the maximum number of shares issuable upon automatic settlement of such purchase contracts. Under Rule 457(i), there is no additional filing fee payable with respect to the subordinate voting shares issuable upon settlement of the purchase contracts because no additional consideration will be received in connection with the settlement. The number of the Registrant's subordinate voting shares issuable upon such settlement will vary based on the public offering price of the subordinate voting shares registered hereby.

(5)
The number of the Registrant's subordinate voting shares issuable upon settlement of the purchase contracts is subject to anti-dilution adjustments upon the occurrence of certain events described herein. Pursuant to Rule 416 under the Securities Act, the number of the Registrant's subordinate voting shares to be registered includes an indeterminable number of subordinate voting shares that may become issuable upon settlement of the purchase contracts as a result of such anti-dilution adjustment, solely to the extent permitted by Rule 416.

             The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        GFL Environmental Holdings Inc., a Canadian corporation formed by amalgamation on May 31, 2018 that is the registrant whose name appears on the cover of this registration statement, will amalgamate with its subsidiary, GFL Environmental Inc. and will continue as GFL Environmental Inc. The amalgamation will be accounted for as a transaction between entities under common control and the net assets will be recorded at the historical cost basis retrospectively. Upon the amalgamation, GFL Environmental Inc. will become the financial reporting entity.

        This Registration Statement contains a prospectus relating to an offering of GFL Environmental Inc.'s subordinate voting shares (for purposes of this Explanatory Note, the "Subordinate Voting Shares Prospectus"), together with separate prospectus pages relating to an offering of GFL Environmental Inc.'s Tangible Equity Units (the "Unit Offering") (for purposes of this Explanatory Note, the "Tangible Equity Units Prospectus"). The complete Subordinate Voting Shares Prospectus follows immediately. Following the Subordinate Voting Shares Prospectus are the following alternative and additional pages for the Tangible Equity Units Prospectus:

  •
  front and back cover pages, which will replace the front and back cover pages of the Subordinate Voting Shares Prospectus;

  •
  pages for the "The Offering" section, which will replace the "Prospectus Summary—The Offering" section of the Subordinate Voting Shares Prospectus;

  •
  pages for the "Risk Factors—Risks Related to the Units, the Separate Purchase Contracts and the Separate Amortizing Notes" and "Risk Factors—Risks Related to Ownership of our Subordinate Voting Shares and Multiple Voting Shares" sections, which will replace the "Risk Factors—Risks Related to this Offering and Ownership of Our Subordinate Voting Shares and Multiple Voting Shares" section of the Subordinate Voting Shares Prospectus;

  •
  pages for the "Description of the Units", "Description of the Purchase Contracts" and "Description of the Amortizing Notes" sections, which will replace the "Tangible Equity Units Offering" section of the Subordinate Voting Shares Prospectus;

  •
  pages for the "Material United States Federal Income Tax Consequences to U.S. Holders" section, which will replace the "Material United States Federal Income Consequences to U.S. Holders" section of the Subordinate Voting Shares Prospectus;

  •
  pages for the "Material Canadian Federal Income Tax Consequences" section, which will replace the "Material Canadian Federal Income Tax Considerations" section of the Subordinate Voting Shares Prospectus;

  •
  pages for the "Certain ERISA Considerations" and "Book-Entry Procedures and Settlement" sections, which will be added to the Tangible Equity Units Prospectus;

  •
  pages for the "Underwriting (Conflicts of Interest)" section, which will replace the "Underwriting (Conflicts of Interest)" section of the Subordinate Voting Shares Prospectus; and

  •
  pages for the "Legal Matters" section, which will replace the "Legal Matters" section of the Subordinate Voting Shares Prospectus.

        The following disclosures and references contained within the Subordinate Voting Shares Prospectus will be replaced or removed in the Tangible Equity Units Prospectus:

  •
  references to "subordinate voting shares" contained in the first paragraph under "Prospectus Summary", the first paragraph of "Prospectus Summary—Risk Factors" and the first paragraph under "Risk Factors" will be replaced with references to "the Units" in the Tangible Equity Units Prospectus;

  •
  the reference to "—Risks Related to this Offering and Ownership of Our Subordinate Voting Shares and Multiple Voting Shares—A significant portion of our total outstanding subordinate voting shares may be sold into the public market in the near future, which could cause the market price of our subordinate voting shares to drop significantly" contained in "Shares Eligible For Future Sale" will be replaced with a reference to "—Risks Related to the Units, the Separate Purchase Contracts and the Separate Amortizing Notes—A significant portion of our total outstanding subordinate voting shares may be sold into the public market in the near future, which could cause the market price of the Units, the purchase contracts and/or the subordinate voting shares to drop significantly" in the Tangible Equity Units Prospectus;

  •
  the disclosure under "Prospectus Summary—Unit Offering" will be replaced in its entirety with a section entitled "Prospectus Summary—Concurrent Offering" and the following disclosure: "Concurrently with this offering, we are offering, by means of a separate prospectus, 71,652,440 subordinate voting shares (and up to an additional 10,975,609 subordinate voting shares that the underwriters in the Concurrent Offering have the option to purchase from us). In addition, the selling shareholder is offering 1,518,293 subordinate voting shares. We estimate that the net proceeds to us from the sale of subordinate voting shares in the Concurrent Offering will be approximately US$1,408.9 million (or $1,878.5 million) (or approximately US$1,626.6 million (or $2,168.7 million) if the underwriters exercise their option to purchase additional subordinate voting shares in full), assuming an initial public offering price of US$20.50 per share (which is the midpoint of the estimated price range set forth on the cover page of the prospectus relating to the Concurrent Offering), in each case after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We will not receive any proceeds from the sale of subordinate voting shares by the selling shareholder in the Concurrent Offering. The closing of this offering is conditioned upon the closing of the Concurrent Offering, but the closing of the Concurrent Offering is not conditioned upon the closing of this offering." in the Tangible Equity Units Prospectus;

  •
  the first sentence of the first paragraph under "Dilution" will be replaced in its entirety with "If you invest in subordinate voting shares in the Concurrent Offering, your investment will be immediately diluted to the extent of the difference between the initial public offering price per subordinate voting share in the Concurrent Offering and the as adjusted net tangible book value (deficit) per subordinate voting share after this offering and the Concurrent Offering." in the Tangible Units Prospectus;

  •
  references to "this offering" contained in "Basis of Presentation", "Prospectus Summary—Risk Factors", "Risk Factors—Risks Related to our Business and Industry", "Cautionary Note Regarding Forward-Looking Statements", "Use of Proceeds", "Dividend Policy", "Capitalization", "Dilution", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Management", "Executive Compensation", "Certain Relationships and Related Person Transactions", "Principal and Selling Shareholders", "Description of Material Indebtedness", "Description of Share Capital", "Shares Eligible for Future Sale" and "Where You Can Find More Information" will be replaced with references to "the Concurrent Offering" in the Tangible Equity Units Prospectus;

  •
  references to "the Unit Offering" contained in "Cautionary Note Regarding Forward-Looking Statements", "Use of Proceeds", "Capitalization", "Dilution" and "Shares Eligible for Future Sale" will be replaced with references to "this offering" in the Tangible Equity Units Prospectus;

  •
  references to "the selling shareholder" on pages i and ii shall be deleted in the Tangible Equity Units Prospectus;

  •
  references to the "concurrent issuance" contained in "Capitalization" will be replaced with references to "issuance in this offering of" in the Tangible Equity Units Prospectus;

  •
  references to "midpoint of the estimated price range set forth on the cover page of this prospectus" will be replaced with "midpoint of the estimated price range set forth on the cover page of the prospectus relating to the Concurrent Offering" in the Tangible Equity Units Prospectus;

  •
  references to "assuming the number of subordinate voting shares offered by us remains the same as set forth on the cover page of this prospectus" contained in "Use of Proceeds" will be replaced with "assuming the number of subordinate voting shares offered by us, shown on the cover page of the prospectus relating to the Concurrent Offering, remains the same" in the Tangible Equity Units Prospectus;

  •
  the third paragraph under "Use of Proceeds" will be moved as the first paragraph under the section in the Tangible Equity Units Prospectus;

  •
  references to "this prospectus" contained in "Certain Relationships and Related Person Transactions—Directed Share Program" will be replaced with references to "the prospectus relating to the Concurrent Offering" in the Tangible Equity Units Prospectus;

  •
  the reference to "See "Underwriting (Conflicts of Interest)" for more information" in "Certain Relationships and Related Person Transactions—Directed Share Program" will be removed in the Tangible Equity Units Prospectus; and

  •
  the references to "subordinate voting shares" in "Where You Can Find More Information" will be replaced with references to "the Units, purchase contracts and amortizing notes" in the Tangible Equity Units Prospectus.

        All words and phrases similar to those specified above that appear throughout the Subordinate Voting Shares Prospectus will be revised accordingly to make appropriate references in the Tangible Equity Units Prospectus.

        Each of the complete Subordinate Voting Shares Prospectus and Tangible Equity Units Prospectus will be filed with the Securities and Exchange Commission in accordance with Rule 424 under the Securities Act of 1933, as amended. The closing of the offering of subordinate voting shares is not conditioned upon the closing of the offering of Tangible Equity Units, but the closing of the offering of Tangible Equity Units is conditioned upon the closing of the offering of subordinate voting shares.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion. Dated February 28, 2020

73,170,733 Shares

GFL Environmental Inc.

Subordinate Voting Shares

         This is an initial public offering of subordinate voting shares of GFL Environmental Inc. We are offering 71,652,440 subordinate voting shares. Josaud II Holdings Inc. (the "selling shareholder"), an entity owned and controlled by Patrick Dovigi, is offering 1,518,293 subordinate voting shares. We will not receive any proceeds from the subordinate voting shares sold by the selling shareholder.

         Concurrently with this offering, we are also making a public offering of 14,000,000        % tangible equity units (the "Tangible Equity Units" or the "Units"), which is being made by means of a separate prospectus and not by means of this prospectus. In the Unit Offering, we have granted the underwriters of the Unit Offering an option to purchase, within 13 days beginning on, and including, the date of the initial issuance of the Units, up to an additional 2,100,000 Units. The closing of this offering is not conditioned upon the closing of the Unit Offering, but the closing of the Unit Offering is conditioned upon the closing of this offering.

         Prior to this offering, there has been no public market for our subordinate voting shares. It is currently estimated that the initial public offering price per subordinate voting share will be between US$20.00 and US$21.00 (or $26.66 and $28.00 based on an exchange rate of US$1.00 = $1.3333). Our subordinate voting shares have been approved for listing on the New York Stock Exchange ("NYSE") under the symbol "GFL" and our subordinate voting shares have been conditionally approved for listing on the Toronto Stock Exchange ("TSX") under the symbol "GFL".

         Following this offering, we will have two classes of shares outstanding: subordinate voting shares and multiple voting shares. The rights of the holders of our subordinate voting shares and multiple voting shares are substantially identical, except with respect to voting and conversion. The subordinate voting shares will have one vote per share and the multiple voting shares will have 10 votes per share. The subordinate voting shares are "restricted securities" within the meaning of such term under applicable Canadian securities law. The subordinate voting shares are not convertible into any other class of shares, while the multiple voting shares are convertible into subordinate voting shares on a one-for-one basis at the option of the holder and under certain other circumstances set forth in our Articles (as defined herein). See "Description of Share Capital". After giving effect to this offering, the subordinate voting shares will collectively represent 96.3% of our total issued and outstanding shares and 72.2% of the voting power attached to all of our issued and outstanding shares (96.4% and 72.9%, respectively, if the underwriters' option to purchase additional subordinate voting shares is exercised in full) and the multiple voting shares will collectively represent 3.7% of our total issued and outstanding shares and 27.8% of the voting power attached to all of our issued and outstanding shares (3.6% and 27.1%, respectively, if the underwriters' option to purchase additional subordinate voting shares is exercised in full). See "Description of Share Capital—Share Capital upon Completion of the Offering".

         Upon completion of this offering, 100% of our multiple voting shares will be held by the Dovigi Group (as defined herein). For so long as BC Partners (as defined herein) holds at least 15% of the issued and outstanding shares, the Dovigi Group will only be permitted to vote the multiple voting shares that it holds in a manner consistent with the recommendations of the director nominees of BC Partners on our board of directors. See "Certain Relationships and Related Party Transactions" and "Principal and Selling Shareholders".

         See "Risk Factors" beginning on page 33 to read about factors you should consider before buying our subordinate voting shares.

         Neither the Securities and Exchange Commission (the "SEC") nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per subordinate voting share	Total

Initial public offering price	US$ ($ )	US$ ($ )

Underwriting discounts and commissions(1)	US$ ($ )	US$ ($ )

Proceeds to us, before expenses	US$ ($ )	US$ ($ )

Proceeds, before expenses, to the selling shareholder	US$ ($ )	US$ ($ )

(1)
See "Underwriting (Conflicts of Interest)" for additional information regarding underwriting compensation.

         To the extent that the underwriters sell more than 73,170,733 subordinate voting shares, the underwriters have the option to purchase up to an additional 10,975,609 subordinate voting shares from us to cover over-allotments at the initial public offering price less the underwriting discounts and commissions, within 30 days from the date of this prospectus.

         The underwriters expect to deliver the subordinate voting shares against payment in Toronto, Ontario on or about                        , 2020.

J.P. Morgan	BMO Capital Markets	Goldman Sachs & Co. LLC	RBC Capital Markets	Scotiabank

Barclays	BC Partners	Raymond James	Stifel	TD Securities Inc.

BofA Securities	CIBC Capital Markets	HSBC	National Bank Financial Inc.

Prospectus dated                        , 2020.

OUR COMPANY

GFL is a **rapidly growing** environmental services leader, with **high quality assets**, a **unique brand** that has a deep **commitment to sustainability**, and an outstanding, **entrepreneurial management** team with a distinctive **track record of high growth** and **equity value creation**.

GFL HIGHLIGHTS

- Fourth-largest diversified environmental services company in North America
- Three complementary business lines: solid waste, infrastructure & soil remediation, and liquid waste
- Over 4 million households and 135,000 commercial and industrial customers
- Well-invested fleet and operating infrastructure with ~ 5,000 trucks and 130+ post-collection operations

SAFE
FOR
LIFE

STRATEGICALLY-LOCATED FACILITY NETWORK

Headquarters
Solid Waste
Liquid Waste
Soil Remediation

A COMPELLING **GROWTH** OPPORTUNITY

- Leading, high growth environmental services platform
- Industry-leading financial growth profile
- Diversified business model across business lines, geographies and customers
- Scalable, strategic network of facilities that would be difficult to replicate
- Proven ability to identify, execute and integrate acquisitions
- Well invested fleet and operating structure
- Best-in-class, founder-led management team
- Long term focus on environmental responsibility and sustainability

GFL

GFL

GFL

CONTINUED RAPID REVENUE GROWTH

'17 – '19 CAGR: 58.4%
$1,333
$1,852
$3,347
2017
2018
2019

(in millions)

MULTIPLE GROWTH LEVERS

1 Generating Strong, Stable Organic Revenue Growth

Renewing contracts and winning new customers

Extending geographical reach

2 Executing Strategic, Accretive Acquisitions

Focus on premier independent regional operators for platform acquisitions

3 Driving Operating Cost Efficiencies

Improving operating margins

Improving selling, general and administrative expenses margins

Realizing cost synergies from acquisitions and internal programs

        We are responsible for the information contained in this prospectus and in any free writing prospectus we prepare or authorize. None of us, the selling shareholder or the underwriters have authorized anyone to provide you with different information, and none of us, the selling shareholder or the underwriters take responsibility for any other information others may give you. We are not, and

i

the selling shareholder and underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is only accurate as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

 MARKET AND INDUSTRY DATA

        Market and industry data presented throughout this prospectus was obtained from third-party sources, industry reports and publications, websites and other publicly available information, including data supplied to us from the Environmental Business Journal ("EBJ") in mid 2019, as well as industry and other data prepared by us or on our behalf on the basis of our knowledge of the markets in which we operate, including information provided by suppliers, customers and other industry participants. The EBJ data contained in this prospectus represents EBJ's estimates and does not represent facts. We believe that the market and economic data presented throughout this prospectus is accurate and, with respect to data prepared by us or on our behalf, that our estimates and assumptions are currently appropriate and reasonable, but there can be no assurance as to the accuracy or completeness thereof. The accuracy and completeness of the market and economic data presented throughout this prospectus are not guaranteed and neither we nor any of the underwriters make any representation as to the accuracy of such data. Actual outcomes may vary materially from those forecast in such reports or publications, and the prospect for material variation can be expected to increase as the length of the forecast period increases. Although we believe it to be reliable, neither we nor any of the underwriters have independently verified any of the data from third-party sources referred to in this prospectus, analyzed or verified the underlying studies or surveys relied upon or referred to by such sources, or ascertained the underlying market, economic and other assumptions relied upon by such sources. Market and economic data are subject to variations and cannot be verified due to limits on the availability and reliability of data inputs, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk Factors" in this prospectus. Neither we nor the underwriters can guarantee the accuracy or completeness of such information contained in this prospectus.

TRADEMARKS AND TRADE NAMES

        This prospectus includes certain trademarks, such as "GFL Green For Life", "Green Today, Green For Life", "GFL Environmental" and "GFL" which are protected under applicable intellectual property laws and are our property. Solely for convenience, our trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbol, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and trade names.

BASIS OF PRESENTATION

        In connection with and prior to the closing of this offering, GFL Environmental Inc. will amalgamate with its parent company, GFL Environmental Holdings Inc. ("Holdings") and will continue as GFL Environmental Inc. In connection with such amalgamation, we will, among other things, amend our share capital such that it will be composed of an unlimited number of subordinate voting shares, an unlimited number of multiple voting shares, and an unlimited number of preferred shares. In addition, all of the issued and outstanding shares of the amalgamating corporations will be exchanged for subordinate voting shares and multiple voting shares of the Company. See "Description of Share Capital—Pre-Closing Capital Changes". The subordinate voting shares to be sold by the selling shareholder as part of this offering will be converted from multiple voting shares prior to the closing of

ii

this offering. Unless otherwise indicated, all references in this prospectus to "GFL", "we", "our", "us", "the Company" or similar terms refer to GFL Environmental Inc. and its consolidated subsidiaries assuming the completion of the Pre-Closing Capital Changes (as defined herein and which includes the amalgamation of Holdings and GFL Environmental Inc.).

        Holdings amalgamated with Hulk Acquisition Corp. on May 31, 2018 in connection with the investment in Holdings by certain funds and other entities managed, advised or controlled by or affiliated with BC Partners Advisors L.P. ("BC Partners"), or an entity affiliated with Ontario Teachers' Pension Plan Board (collectively with the funds, partnerships, investment vehicles or other entities affiliated therewith or managed, advised or controlled thereby, "Ontario Teachers") and affiliates of Patrick Dovigi, our Founder, Chairman, President and Chief Executive Officer. We refer to these investments and the amalgamation as the "Recapitalization". Accordingly, the consolidated financial statements for Holdings presented elsewhere in this prospectus as of December 31, 2019 and 2018, and for the year ended December 31, 2019, the periods ended December 31, 2018 and May 31, 2018, and for the year ended December 31, 2017, reflect the periods both prior and subsequent to the Recapitalization. Our fiscal year ends on December 31 of each calendar year. Our fiscal year ended December 31, 2018, which we refer to as "Fiscal 2018", is presented separately for (i) the predecessor period from January 1, 2018 through May 31, 2018, which we refer to as the "Predecessor 2018 Period", and (ii) the successor period from June 1, 2018 through December 31, 2018, which we refer to as the "Successor 2018 Period", with the periods prior to the Recapitalization being labeled as "Predecessor" and the periods subsequent to the Recapitalization being labeled as "Successor". We refer to the years ended December 31, 2019 and December 31, 2017 as "Fiscal 2019" and "Fiscal 2017", respectively.

        We report under International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board (the "IASB"). The consolidated financial statements of Wrangler Super Holdco Corp. and its subsidiaries (dba Waste Industries USA) ("Waste Industries") were prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"). U.S. GAAP differs in certain material respects from IFRS and, as such, consolidated financial statements of Waste Industries are not comparable to financial statements of the Company prepared in accordance with IFRS. We refer to our merger with Waste Industries in November 2018 as the "Waste Industries Merger".

        We publish our consolidated financial statements in Canadian dollars. In this prospectus, unless otherwise specified, all monetary amounts are in Canadian dollars, all references to "$", "C$", "CDN$", "CAD$" and "dollars" mean Canadian dollars and all references to "US$" and "USD" mean U.S. dollars.

iii

PROSPECTUS SUMMARY

        This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in the subordinate voting shares. You should read this entire prospectus carefully, including the sections entitled "Risk Factors", "Selected Historical Consolidated Financial Information", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Cautionary Note Regarding Forward-Looking Statements" and our consolidated financial statements and related notes included elsewhere in this prospectus, before making an investment decision.

 COMPANY OVERVIEW

        GFL is the fourth largest diversified environmental services company in North America, as measured by revenue and North American operating footprint. From 2017 to 2019, we have grown revenue in excess of, and our Compound Annual Growth Rate ("CAGR") for revenue has grown at a higher rate than, our publicly traded environmental services peers. We have an extensive geographic footprint, operating throughout Canada and in 23 states in the United States. Our diversified business model and competitive positioning in the stable environmental services industry have allowed us to maintain strong revenue growth across macroeconomic cycles. Between Fiscal 2017 and Fiscal 2019, we grew revenue from $1,333 million to $3,347 million. Over the same period, our net loss increased from $(101) million to $(452) million and our Adjusted EBITDA grew from $307 million to $826 million. For a discussion of Adjusted EBITDA, which is a measure that is not presented in accordance with IFRS, and a reconciliation to the most directly comparable financial measure calculated and presented in accordance with IFRS, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Non-IFRS Measures" and "—Summary Historical Consolidated Financial Information".

        Our diversified offerings include non-hazardous solid waste management, infrastructure & soil remediation and liquid waste management services. Our solid waste management business line includes the collection, transportation, transfer, recycling and disposal of non-hazardous solid waste for municipal, residential, and commercial and industrial customers. Our infrastructure & soil remediation business line provides remediation of contaminated soils as well as complementary services, including civil, demolition, excavation and shoring services. In our liquid waste management business line, we collect, transport, process, recycle and/or dispose of a wide range of liquid wastes from commercial and industrial customers.

        As of December 31, 2019:

  •
  In our solid waste operations, we had more than 100 collection operations, over 70 transfer stations, 45 landfills, over 20 material recovery facilities ("MRF") and 11 organics facilities;

  •
  In our infrastructure & soil remediation operations, we had 14 soil remediation facilities;

  •
  In our liquid waste operations, we had more than 50 liquid waste collection, processing or storage facilities; and

  •
  Across our operations, we had more than 11,500 employees.

        The table below summarizes our three business lines as at December 31, 2019.

(1)
See "—Summary Historical Consolidated Financial Information".

        Our comprehensive service offerings across our business lines position us to be a "one-stop" provider of environmental services to our customers and differentiate us from our competitors that do not offer the same breadth of services. Our locally-based regional managers and sales representatives are best suited to identify and service our customers' needs, supported by our centralized back office functions. As a result, we believe that we are well-positioned to further unlock cross-selling opportunities to support new customer environmental services needs and to convert existing customers into customers for our other business lines.

        Our network of facilities and route collection assets position us to realize operational efficiencies and obtain procurement and cost synergies, including from the significant volume of waste that we control across our operations. In each of our geographic markets, our strong competitive position is supported by the significant capital investment that would be required to replicate our network infrastructure and asset base, our productivity from route density that we have developed to date, as well as the stringent permitting and regulatory compliance required to operate a platform of our size.

        The map below shows our strategically-located facility network.

        We have a large and diverse customer base. In our solid waste management business, we currently serve over 4 million households, including those covered by more than 650 municipal collection contracts, and over 135,000 commercial and industrial customers. Our infrastructure & soil remediation business is currently concentrated in Southern Ontario and services many of the major Canadian infrastructure customers in that market. We are selectively expanding the geographic presence of our operations in this line of business, prioritizing other major metropolitan centres in Canada, such as the British Columbia and Quebec markets, where we have complementary solid and liquid waste assets and where existing and new customers have sought our infrastructure & soil remediation services in support of their major complex projects. Our liquid waste management line of business currently serves over 13,000 customers. Our top 10 customers accounted for approximately 9.6% of Fiscal 2019 revenue, and no single customer represented more than approximately 3.0% of Fiscal 2019 revenue.

        For Fiscal 2019, our revenue by line of business, geography and source was as follows:

        The revenue generated from both our solid and liquid waste management operations is predictable and recurring in nature as a result of the stability of waste generation and the contractual nature of these business lines. In many of our markets, we are able to successfully adjust pricing to reflect increases in our operating costs such as labour, fuel, logistics and other environmental expenses to broadly ensure that we continue to secure appropriate returns on capital. Our municipal solid waste customer relationships are supported by contracts with initial terms of three to 10 years, with one to five year renewal terms at the option of the municipality, and typically contain annual consumer price index ("CPI") and periodic fuel adjustments. Similarly, our solid waste contracts with commercial and industrial customers typically have three to five year terms with automatic renewals, volume-based pricing and CPI, fuel and other adjustments. Many of the businesses we have acquired have never implemented pricing growth strategies in their markets. As a result, we believe that we have the ability to continue to grow our revenue through the implementation of consistent pricing optimization strategies across our platform. In addition, many of our municipal and commercial contracts are only in their first or second renewal or extension term. When our municipal contracts are renewed or extended, we focus on marketing additional or upgraded services, such as automated carts or the collection of additional waste streams, that support further price increases.

        We have historically demonstrated a strong track record of winning renewals or extensions of existing contracts with our municipal customers. For example, we successfully rebid our municipal contract with the City of Detroit for a five-year term that commenced on June 1, 2019. We also have a track record of winning repeat business with our major infrastructure & soil remediation and liquid waste customers. In our infrastructure & soil remediation business, our work is project based, often on large multi-year infrastructure projects, such as subway or other large-scale transit expansion projects, with a set term and three to four month lead times from contract to start of work. In our liquid waste business, we provide both regularly scheduled and on-call industrial waste management services, including emergency response services, for municipal, industrial and commercial customers. Furthermore, we have long-term relationships with many of our liquid waste customers who rely on our expertise to service their various waste streams. We believe there are numerous opportunities for us to continue to win new contracts and increase our market share in our current markets, as well as in new or adjacent markets.

        We have generated strong, stable organic growth by leveraging our diversified business model and scalable network of facilities to increase the breadth and depth of services provided to our existing customers, realizing cross-selling opportunities between our complementary service capabilities, winning new contracts and renewals or extensions of existing contracts, and expanding into new or adjacent markets. We have a proven track record of successfully implementing this strategy, most notably to date in Southern Ontario, where we have built meaningful liquid waste and infrastructure & soil remediation businesses alongside our solid waste management operations. We also see attractive opportunities to continue to expand our solid waste and infrastructure & soil remediation offerings in parts of Western Canada and the Midwestern United States, where we have an established asset and employee base servicing our liquid waste operations. We will continue to seek to replicate this model in other markets where we do not currently operate all three lines of our business. In our infrastructure & soil remediation business line, we are leveraging our existing expertise and reputation to expand into other large metropolitan centres in Canada with projects for existing customers or for which we are qualified to bid. With our acquisition of a liquid waste platform in the Midwestern United States in the fourth quarter of Fiscal 2018, we expect to begin to cross-sell liquid and solid waste management services to our customers in those markets in the United States where we have both a solid and liquid waste presence.

        In addition to strong organic growth, we have completed over 100 acquisitions since 2007, generally at an average adjusted EBITDA multiple of 7.0x, excluding platform acquisitions. We focus on selectively acquiring premier independent regional operators, like Waste Industries, to create platforms to enter and expand into new markets across each of our business lines. We then seek to build scale by utilizing our broader infrastructure and platform acquisitions to make and effectively integrate smaller tuck-in acquisitions. We have a track record of sourcing and executing acquisitions of leading, high quality and complementary businesses by leveraging the relationships that our senior and regional leadership have built with potential vendors over time. We believe that this proven strategy minimizes integration risk and allows us to grow the top line revenue and profitability of acquired businesses under the GFL banner, while maintaining their same high service standards. This approach to acquisitions creates meaningful cost synergies by increasing route density and collection volumes, and drives margin expansion by leveraging our scalable infrastructure and centralized administrative capabilities. While we expect we will be able to fund some of our acquisitions and capital expenditures with our existing resources, we will likely require additional financing, including debt, to pursue certain acquisitions.

        The North American environmental services industry remains highly fragmented with many regional, independent operators across all three of our business lines. We believe that many of these independent operators may wish to sell their businesses to provide succession for their family members or employees or as part of their estate planning. We believe our relationship-based approach and track record of executing on the terms and the timeline we commit to make us an acquirer-of-choice in the highly fragmented environmental services industry.

        Since December 31, 2019, we have closed the Interim Acquisitions (as defined herein), representing aggregate annualized revenue of approximately $442.0 million.

 OUR INDUSTRY

        We operate in the large and stable North American environmental services industry, which EBJ estimates totaled approximately US$434 billion in 2018 based on annual revenue. Key characteristics of our industry include relative recession resistance, high visibility of waste volumes, a stringent regulatory framework, high capital intensity to achieve scale and significant fragmentation which, in turn, has led to strong consolidation activity.

        The North American environmental services industry has benefitted from an attractive macroeconomic and demographic backdrop. From 2012 to 2018, both Canada and the United States experienced strong nominal Gross Domestic Product ("GDP") CAGRs of 3.3% and 4.0%, respectively, and population growth of 1.0% and 0.7%, respectively. In particular, population growth has driven strong increases in housing starts and infrastructure spending, which underpin growth across the solid waste, infrastructure & soil remediation, and liquid waste segments of the environmental services industry.

North American Environmental Services Industry

Estimated based on annual revenue. Canadian dollar amounts have been converted to U.S. dollars using the exchange rate on May 29, 2019 of C$1.00 = US$0.7433.

Source: EBJ.

North American Solid Waste Industry

        EBJ estimates that the North American solid waste industry market generated approximately US$73 billion of revenue in 2018 (US$8 billion in Canada and US$65 billion in the United States) and expects it to grow at an approximately 2.3% CAGR to reach approximately US$82 billion by 2023. We believe that our geographic presence in Canada and the United States will position us well to capitalize on favourable demographic and macroeconomic trends in the markets that we serve.

 North American Solid Waste Industry

Estimated based on annual revenue. Canadian dollar amounts have been converted to U.S. dollars using the exchange rate on May 29, 2019 of C$1.00 = US$0.7433.

Source: EBJ.

        Proper waste collection and disposal is essential for public health and safety, making the solid waste industry highly defensive and relatively recession-resistant. The industry benefits from a number of sectoral attributes, including: (i) high visibility of revenue due to stable and predictable waste generation by residential and commercial customers, including, with certain customers, multi-year contracts with annual CPI and periodic fuel adjustments; (ii) stable organic growth of waste volumes correlated to population and GDP growth, with collection and disposal pricing rates largely inelastic to economic downturns; (iii) the ongoing trend of municipalities and local governments privatizing public services, including waste management services; (iv) the absence of cost-effective substitutes for collection and landfill disposal; and (v) limited opportunities for new market entrants due to the geographical, regulatory, environmental and significant capital costs of landfill and asset development. These competitive dynamics are amplified through route density of collection operations and vertical integration where companies control the waste stream from collection to disposal. Due to the factors described above and the predictability of operating and capital costs, solid waste management companies have historically generated strong, recurring cash flows.

        The North American solid waste industry is highly fragmented which presents attractive consolidation opportunities. EBJ estimates that in 2018, the top five providers in Canada and the United States controlled approximately 31% and 48% of their respective markets and were generally large, national companies. The remaining market participants were smaller private companies as well as municipalities that continue to own and operate waste collection and disposal operations.

North American Infrastructure & Soil Remediation Industry

        According to EBJ, the North American infrastructure & soil remediation industry generated approximately US$49 billion of revenue in 2018 and is expected to grow at an approximately 2.9% CAGR to reach approximately US$56 billion by 2023. Key growth drivers include infrastructure investment, commercial and residential construction, and demolition performed to facilitate new construction. Growth is also expected to be driven by greater recognition of remediation of contaminated soil as a more environmentally sustainable alternative than disposal at landfills.

North American Infrastructure & Soil Remediation Industry

Estimated based on annual revenue. Canadian dollar amounts have been converted to U.S. dollars using the exchange rate on May 29, 2019 of C$1.00 = US$0.7433.

Source: EBJ.

        The infrastructure & soil remediation industry includes treatment of contaminated soil and sediment as well as complementary infrastructure services, including shoring, excavation, and civil and demolition services. Soil remediation businesses operate by using on-site, commonly referred to as in-situ, or off-site, commonly referred to as ex-situ, remediation techniques or by accepting contaminated soils for transportation to and disposal at landfills. In-situ treatments involve containment treatment at the origin of contaminated soil, while ex-situ treatments involve the excavation and removal from the originating site of contaminated soils for processing and disposal. In many cases, soil remediation is a critical path item for project development. General contractors seek out service providers who can complete soil remediation on a timely, cost-effective basis to avoid overall project delays and related penalties.

        The North American infrastructure & soil remediation industry is highly specialized with only a few significant players operating in each region in which we have relevant operations. In order to operate soil remediation or disposal facilities, service providers must obtain government permits through a costly and time-consuming permitting process. In addition, federal, provincial and state governments in the Canadian and United States markets in which we operate have adopted increasingly stringent standards regulating soil contaminants in recent years. As of 2018, EBJ estimates that in Canada, approximately 14% of the market was held by the five largest companies, each generating greater than $100 million of revenue annually. Approximately 25% of the market consisted of participants with annual revenue between $50 million and $100 million with the balance comprised of smaller players, each generating less than $50 million in annual revenue. In the United States, EBJ estimates that, as of 2018, approximately 8% of the market was held by companies with annual revenues greater than US$100 million with another approximately 20% of the market consisting of participants with annual revenue between US$50 million and US$100 million. The remaining 72% of the market was comprised of smaller local or regional constituents that each generated less than US$50 million in annual revenue.

North American Liquid Waste Industry

        EBJ estimates that the North American liquid waste industry generated approximately US$36 billion of revenue in 2018, and expects it to grow at an approximately 3.0% CAGR to reach approximately US$42 billion by 2023.

 North American Liquid Waste Industry

Estimated based on annual revenue. Canadian dollar amounts have been converted to U.S. dollars using the exchange rate on May 29, 2019 of C$1.00 = US$0.7433.

Source: EBJ.

        This industry is broad in scope, offering services including waste water collection and processing; UMO collection, processing and resale; hydro vacuum services; waste packaging; lab packing; and on-site industrial services, such as parts and tank cleaning and waste removal. Similar to solid waste, and infrastructure & soil remediation, the liquid waste industry is highly regulated by municipal, provincial, and federal authorities that require permitting and ongoing operational supervision. Key drivers of the business include industrial production, oil prices, infrastructure investment and vehicle population. According to EBJ, in 2018, the top five players in Canada and the United States accounted for approximately 33% and 6% of their respective markets with the balance held by small- and mid-sized operators.

 INVESTMENT HIGHLIGHTS

Leading, High Growth Environmental Services Platform

        Through a combination of organic growth and acquisitions, we have grown revenue in excess of our publicly-traded environmental services peers. From 2017 to 2019, our CAGR for revenue has grown at a higher rate than our publicly traded environmental services peers. Between Fiscal 2017 and Fiscal 2019, we grew revenue from $1,333 million to $3,347 million. Over the same period, our net loss increased from $(101) million to $(452) million and our Adjusted EBITDA grew from $307 million to $826 million. For a discussion of Adjusted EBITDA, which is a measure that is not presented in accordance with IFRS, and a reconciliation to the most directly comparable financial measure calculated and presented in accordance with IFRS, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Non-IFRS Measures" and "—Summary Historical Consolidated Financial Information".

        We have generated strong, stable organic growth by leveraging our diversified business model and scalable network of facilities to increase the breadth and depth of services provided to our existing customers, realizing cross-selling opportunities between our complementary service capabilities, winning new contracts and renewals or extensions of existing contracts, and expanding into new or adjacent markets. We have a proven track record of successfully implementing this strategy, most notably to date in Southern Ontario, where we have built meaningful liquid waste and infrastructure & soil remediation businesses alongside our solid waste management operations. We will continue to seek to replicate this model in other markets where we do not currently operate all three lines of our business. In our infrastructure & soil remediation business line, we are leveraging our existing expertise and reputation to expand into other large metropolitan centres in Canada with projects for customers for which our integrated service model is particularly well-suited, or for which we are qualified to bid. With our acquisition of a liquid waste platform in the Midwestern United States in the fourth quarter of Fiscal 2018, we expect to begin to cross-sell liquid and solid waste management services to our customers in those markets in the United States where we have both a solid and liquid waste presence.

        Our scalable capabilities and diverse service offerings also allow us to be responsive to changing customer needs and regulatory demands. For example, we believe we are well-positioned to service the increasing rates of waste diversion from landfills in Canada as well as the growing customer demand for sustainability solutions through our soil remediation facilities in Ontario, Manitoba and Saskatchewan, and our organics facilities in British Columbia, Saskatchewan, Alberta and Ontario. As a result of the Waste Industries Merger, we have added to our platform a network of collection operations, transfer stations and landfills primarily in the Southeastern United States, through which we manage our customers' solid waste streams from collection to transfer to disposal. In addition, Lonnie C. Poole, III (Ven Poole), the former Chief Executive Officer of Waste Industries, is now an investor in GFL as a result of the Waste Industries Merger.

        Our ability to identify, execute and integrate value-enhancing acquisitions has also been a key driver of our growth strategy. The North American environmental services industry remains highly fragmented and we continue to see attractive acquisition opportunities in all three of our business lines.

Industry-Leading Financial Growth Profile

        We believe that our financial performance is predictable and stable. Solid and liquid waste environmental services are largely non-discretionary in nature, which makes them relatively less sensitive to cyclical economic trends. The solid waste markets in which we compete are also characterized by longstanding customer relationships, supported by long-term contracts with municipalities, many with annual CPI and periodic fuel adjustments, and for our commercial and industrial customers, automatic term extensions with pricing that is based on volume as well as periodic adjustments (including customary surcharges) which reflect increases in operating costs such as fuel, labour, regulatory compliance and other factors.

        Our growth has been driven by the execution of our organic growth and acquisition strategies. Our "one-stop" strategy enables us to grow the breadth and depth of services we provide to our customers, and to further unlock cross-selling opportunities to support customer needs for more than one business line and convert customer relationships from our first-on-site offerings into contracts for our other environmental services. We also focus on leveraging our expertise and service capabilities across our entire platform to drive efficiencies, which further supports our growth. We will continue to focus on accretive acquisitions, such as the margin-accretive acquisition of our first liquid waste platform in the United States in the fourth quarter of Fiscal 2018 and the Waste Industries Merger. We believe this approach, combined with our flexible disposal strategy, allows us to generate strong free cash flow and allocate more capital towards the execution of our growth initiatives.

Diversified Business Model Across Business Lines, Geographies and Customers

        Since inception, we have expanded our footprint from Ontario to across Canada and into the United States. Today, our business is well-diversified across business lines, geographies and customers.

        In Fiscal 2019, approximately 74%, 16% and 10% of our revenue was generated from our solid waste management, infrastructure & soil remediation and liquid waste management business lines, respectively. Our revenue is also well-distributed by geography, with approximately 53% and 47% of Fiscal 2019 revenue generated by our operations in Canada and the United States, respectively. We expect further geographic diversification as we continue to execute on our organic and acquisition growth strategies.

        We have a large and diverse customer base. In our solid waste management business, we currently serve over 4 million households, including those covered by more than 650 municipal collection contracts, and over 135,000 commercial and industrial customers. Our infrastructure & soil remediation business is currently concentrated in Southern Ontario and services many of the major Canadian infrastructure customers in that market. We are expanding these operations into other major metropolitan centres in Canada where our customers have infrastructure projects, including in British Columbia and Québec. Our liquid waste management line of business currently serves over 13,000 customers. Our top 10 customers accounted for approximately 9.6% of Fiscal 2019 revenue, and although we service large, flagship municipal contracts for cities like Toronto and Detroit, no single customer represented more than approximately 3.0% of Fiscal 2019 revenue. As we continue to build out our underpenetrated business lines in new markets, win new contracts and grow our customer base, we expect the diversification of our business by customer to continue.

        We believe that our diversified business model affords us several advantages. In addition to providing stability across macroeconomic cycles and greater predictability to our organic growth, our ability to act as a one-stop provider for all of our customers' environmental services needs provides us with significant opportunities to unlock cross-selling opportunities across our business lines. For example, liquid waste customers typically also need solid waste management services. In addition, our infrastructure & soil remediation business allows customers to source all of their infrastructure project needs from us, as well as on-site hydro vacuum services offered by our liquid waste business line. Infrastructure projects also drive volumes into our soil remediation facilities. We have the ability to expand our infrastructure & soil remediation business with our existing customers as they undertake new projects in the markets that we serve. We believe that being first on-site with customers through our infrastructure offerings allows us to use our relationships with general contractors to also offer them solid and liquid waste services during the life of the relevant project as well as following its completion. We believe that the breadth of services that we offer our customers in our infrastructure operations uniquely positions us to compete on our service capabilities as well as on price. As we continue to build our customer base in all of our lines of business, we expect to be able to realize on additional cross-selling opportunities.

        Our diversified business model also complements our acquisition strategy, which is an important component of our growth. With multiple business lines, we are able to source acquisitions from a broader pool of potential targets. This allows us to continue to seek out accretive acquisition opportunities and helps to reduce execution and business risk inherent in single-market and single-service offering strategies.

Scalable, Strategic Network of Facilities that would be Difficult to Replicate

        We provide our services through a strategically-located network of facilities in all major metropolitan centres. We have an extensive geographic footprint, operating throughout Canada and in 23 states in the United States. As of December 31, 2019, our network included more than 100 collection operations, more than 70 owned or managed transfer stations, 45 owned or managed landfills, more than 20 owned or managed MRFs, 11 organics facilities, 14 soil remediation facilities and more than 50 liquid waste collection, processing or storage facilities. In each of our markets, our strong competitive position is supported by the significant capital investment that would be required to replicate our valuable network infrastructure and asset base, our productivity from route density that we have developed to date, as well as by the stringent permitting and regulatory compliance requirements to operate a platform of our size. We believe that our size and scale are difficult to replicate and present a distinctive and significant competitive advantage versus both smaller, traditional competitors and asset-light technology-focused waste competitors.

        Our broad network of solid waste facilities underpins our ability to compete in markets with different disposal dynamics and profitably manage the solid waste volumes that we control. In some markets, we create and maintain vertically-integrated operations through which we manage our customers' waste streams from collection to transfer to disposal, a process we refer to as internalization. By internalizing waste in those markets where we have vertically-integrated operations, we are able to deliver high quality customer service and benefit from a stable and predictable revenue stream while maximizing profitability and cash flow from our operations. In disposal-neutral markets, or markets with excess landfill capacity, we leverage our control of the substantial solid waste volumes from our collection and transfer stations to negotiate competitive disposal and pricing terms with third party disposal facilities. Revenue from our landfill operations represented approximately 5% of Fiscal 2019 revenue, which is below that of many of our peers. This has allowed us to generate strong free cash flow due to the lower capital intensity typically associated with our operations mix, which is less reliant on developing owned landfills. Overall, we believe we have an attractive network of environmental services facilities with the most relevant assets in markets where they are best-suited to efficiently meet our operational needs.

Proven Ability to Identify, Execute and Integrate Acquisitions

        Our disciplined ability to identify, execute and integrate value-enhancing acquisitions has been a key driver of our growth to date. We focus on selectively acquiring premier independent regional operators to create platforms in new markets. We then seek to build scale by making and effectively integrating tuck-in acquisitions that generate meaningful cost synergies by increasing route density, and drive margin expansion by leveraging our scalable infrastructure and centralized administrative capabilities. We have a deep and multi-disciplinary team that executes our acquisitions. Such team includes, among others, our Vice President of Corporate Development, our Vice President of Integration, our legal group, corporate development associates, IT professionals, environmental professionals and other support resources.

        Since commencing operations in 2007, we have completed over 100 acquisitions, including the Waste Industries Merger and the acquisition of a liquid waste platform operating primarily in the Midwestern United States, both of which significantly expanded our geographic footprint in the United States. Prior to its merger with us, Waste Industries was a leading independent, vertically-integrated solid waste management company, based in the Southeastern United States. In connection with our acquisitions, such as the Waste Industries Merger, we have incurred additional indebtedness. As of December 31, 2019, we had approximately $7,684.0 million of indebtedness outstanding. While we expect we will be able to fund some of our acquisitions and capital expenditures with our existing resources, we will likely require additional financing, including debt, to pursue certain acquisitions.

        We have experience in executing large-scale platform acquisitions, as demonstrated by our completion of the Waste Industries Merger, which valued Waste Industries at a total enterprise value of US$2.8 billion, and our acquisitions in 2016 of solid waste operations in Eastern Canada and Michigan for approximately $775 million and approximately $400 million, respectively. These large-scale platform acquisitions have opened new markets to us, provided us with new opportunities to realize cross-selling opportunities, and are expected to drive procurement and cost synergies across our operations. We also have experience successfully integrating acquired regional businesses into our existing network, expanding their top line revenue and profitability under the GFL banner while maintaining their same high service standards.

        While our senior management team is responsible for executing and integrating acquisitions, our decentralized management structure allows us to maintain a robust acquisition pipeline by identifying attractive opportunities at the local market level. We focus on developing relationships with potential vendors over time. Our typical approach to transactions involves engaging internal and/or external specialists and advisors, conducting due diligence, entering into a definitive agreement, closing the transaction and then integrating the acquired business, assets, systems and personnel into our broader operations. We are committed to delivering on the indicative transaction terms we propose to vendors in our letters of intent, including providing a definitive timeline to close. We believe that these core acquisition principles resonate with potential vendors and have enabled us to develop a reputation as an acquirer-of-choice. Additionally, we believe that our entrepreneurial and returns-driven culture is highly attractive to vendors who wish to remain involved in the business after an acquisition has been completed. Our historical number of acquisitions is highlighted below.

(1)
YTD 2020 includes transactions we closed from January 1, 2020 up to the date of this prospectus.

Well-Invested Fleet and Operating Infrastructure

        We have made substantial investments in our facilities, fleet, technology and processes which we believe will support our future growth. As of December 31, 2019, we had approximately 4,861 routed solid waste collection vehicles with an average age of approximately 7.1 years, compared to an estimated useful life of 10 years, and approximately 455 routed liquid waste collection vehicles with an average age of approximately 9.7 years, compared to an estimated useful life of 15 years. In addition to enhancing our operating performance, our young, well-invested fleet supports a safer working environment for all of our field employees. In our solid waste operations, we have invested in compressed natural gas ("CNG") fueling stations and highly-efficient CNG-fueled collection vehicles, which currently comprise approximately 14.2% of our solid waste collection fleet. These investments have resulted in lower fuel and near-term maintenance expenditures, leading to higher operating margins. As we replace and add new vehicles to our fleet, we intend to increase our CNG vehicle count where we have existing CNG facilities and service select new municipal contract wins with new CNG vehicles. We have also invested in new technologies such as the addition of side-arm loaders to our fleet which we believe will maximize the utilization of our fleet and further support a safer working environment. Fleet standardization initiatives have improved purchasing efficiency, reduced capital expenditure variability and maintenance turnaround time, and minimized parts inventory while also enhancing the overall customer experience. We are also evaluating the potential benefits associated with other technologies, including the use of electric vehicles more broadly within our operations.

        We intend to continue to implement our strategy of centralizing our administrative function to reduce our corporate costs and improve efficiency of our growing platform. In addition, we have implemented comprehensive enterprise resource planning systems, and back-office and information-technology infrastructure, which we believe will continue to improve our asset productivity, strengthen our customer engagement, further enhance employee safety and increase the efficiency of our business operations.

Best-in-Class, Founder-led Management Team

        We are led by a team of highly experienced and entrepreneurial executives. Patrick Dovigi, our Founder, Chairman, President and Chief Executive Officer, has led our operations since inception in 2007 and has approximately 16 years of industry experience. Mr. Dovigi and our senior leadership team have instilled a results-oriented, entrepreneurial culture that emphasizes operational excellence and the importance of safety for our employees and customers.

        Our senior leadership team has an average of approximately 18 years of environmental services experience. Our solid waste regional leadership team has an average of approximately 21 years of relevant experience and includes Area or Regional Vice Presidents for Michigan, Colorado, Canada West, Canada East and the U.S. Southeast. In addition, our liquid waste regional leadership team has an average of approximately 20 years of relevant experience and includes Area Vice Presidents of Canada and the U.S. We have adopted a decentralized operating structure, giving operational oversight to our regional business leaders. We believe this model is advantageous given the regional and fragmented nature of the markets in which we operate and the relationship-based approach to our acquisition strategy. Furthermore, we believe that our operating structure provides our employees with a greater sense of ownership, which drives the efficiency and profitability of our business. Since inception, our management team has driven strong revenue growth across our business in excess of our publicly-traded environmental services peers, and has built a platform that we believe positions us well for continued growth, margin expansion and strong free cash flow generation.

Long-Term Focus on Environmental Responsibility and Sustainability

        Sustainability is fundamental to GFL. We strive to provide accessible, cost-effective environmental solutions to our customers and the communities we service to be Green for Life. Aligned with this purpose, we have made significant investments in new technology and in the innovation of existing management and operating processes, including a robust environmental management system that tracks regulatory compliance and various performance measures. These investments reflect our commitment to providing sustainable environmental solutions and are also value-enhancing initiatives for our business. Examples of these investments include:

  •
  Organics facilities that recycle organic waste to produce a high-quality compost product, fertilizers and other soil supplements. By providing a commercially-viable environmental solution, communities are able to help reduce their overall greenhouse gas footprint by keeping organic waste out of landfills.

  •
  Landfill gas-to-energy facilities that capture landfill gas and convert it into a renewable source of electricity for households and commercial establishments.

  •
  Incorporation of CNG vehicles into a portion of our solid waste collection fleet. CNG emits less greenhouse gas and contaminants per kilometre than traditional diesel fuel.

  •
  Soil remediation facilities that remediate contaminated soils otherwise destined for landfill disposal for reuse in construction and development projects. The use of soil remediation facilities not only reduces construction costs but also reduces greenhouse gas emissions from trucking by supporting the beneficial reuse of soils.

  •
  A re-refinery which will recycle UMO from passenger and commercial vehicles into marine diesel fuels. By displacing virgin fuels, environmental impacts from resource extraction are avoided.

        We have the goal of being recognized as a leader in driving sustainable solutions for the industry. In support of this initiative, GFL is developing a three-year plan to further identify and embed sustainable management initiatives into our operations. We strive to continuously enhance our environmental management systems, re-evaluate our processes, and strengthen our team with individuals who have the task of actively identifying and implementing sustainable environmental solutions that enhance our return on capital and result in growth. Certain of our current corporate social responsibility measures include: a Safe for Life commitment, which focuses all employees and contractors on a clear path to achieving a best in industry total recordable incident rate; a Women in Waste program, which is a diversity strategy aimed at increasing participation of women in GFL's hourly workforce; and the Full Circle Project, which allows GFL's customers to identify charitable categories for GFL's annual giving commitment and encourages employee participation to support local charities in customer-identified categories.

        As individuals and communities have a desire to be more environmentally-conscious, we believe that we are in a strong position to benefit from this trend as we have a range of service offerings, including organics processing and commercial recycling. Additionally, we believe we are well-positioned to adapt to environmental regulatory changes given our scale and operating sophistication.

GROWTH STRATEGIES

        We believe that we are well-positioned to continue capitalizing on the attractive growth opportunities in the North American environmental services industry. We expect to achieve our future growth through a three-pronged strategy of (i) generating strong, stable organic revenue growth, (ii) executing strategic, accretive acquisitions and (iii) driving operating cost efficiencies across our platform.

Generating Strong, Stable Organic Revenue Growth

        We are focused on generating strong, stable organic growth by serving our existing customers' demand for all of the environmental services that we offer, renewing contracts and winning new customers, and expanding our service offerings into new geographic markets.

Driving Market Share with Existing Customers and Realizing Cross-Selling Opportunities

        Within and across our business lines, many of our customers currently rely on more than one service provider to meet their environmental service needs. We intend to deepen our relationships with our existing customers, win business that is currently being serviced by third parties and thereby improve our customer penetration.

        By positioning ourselves as a "one-stop" environmental services provider, we plan to leverage our diverse service offerings to unlock potential cross-selling opportunities across our business lines. For example, infrastructure & soil remediation customers typically also have a solid and liquid waste service requirement. We believe that being first on-site with customers through our infrastructure & soil remediation offerings allows us to use our relationships with general contractors to also offer them solid and liquid waste services in those markets. In addition, we believe that the breadth of the services we offer through our infrastructure & soil remediation operations uniquely positions us to compete on our service capabilities as well as on price. We also intend to place a greater focus on cross-selling our solid waste services to liquid waste customers across markets where we maintain both a solid and liquid waste management presence. We expect that by driving additional cross-selling, we will be able to generate additional revenue per customer and realize operating cost benefits across our platform.

Renewing Contracts and Winning New Customers

        We have a proven track record of renewing contracts with our existing customers, often on more favourable terms, as well as winning new customers and contracts.

        We serve over 4 million households, including those covered by more than 650 municipal collection contracts, more than 135,000 commercial and industrial customers in our solid waste management business line, and over 13,000 customers in our liquid waste management business line.

        We have historically been successful at extending and renewing existing municipal contracts, and expect to continue to do so as municipal contracts come up for tender or near their expiry. For example, we were successful in rebidding our municipal contract with the City of Detroit for a five-year term that commenced on June 1, 2019. In many of our markets, we are able to successfully adjust pricing to reflect increases in our operating costs such as labour, fuel, logistics and other environmental expenses to broadly ensure that we continue to secure appropriate returns on capital. Furthermore, many of the businesses we have acquired have never implemented pricing growth strategies in their markets. As a result, we believe that we have the ability to continue to grow our revenue through the implementation of consistent pricing optimization strategies across our platform. In addition to seeking price increases on municipal contract renewals and extensions, we also focus on marketing additional or upgraded services, such as automated carts or collection of additional waste streams, as support for the price increases.

        We also believe there are numerous opportunities for us to continue to win new contracts and expect to benefit as municipalities continue to outsource public services, including waste management, which we believe will increase the size of our total addressable market.

Extending our Geographical Reach

        We see attractive opportunities to leverage our platform to organically extend the geographic reach of our business lines beyond the markets we currently operate in to serve both existing and new customers. We have a proven track record of successfully implementing this strategy, notably in Southern Ontario where we built meaningful liquid waste and infrastructure & soil remediation businesses alongside our solid waste operations, growing revenue from approximately $54 million to $800 million between the year ended December 31, 2009 and the year ended December 31, 2019, a CAGR of 30.9% over the same time period. We intend to continue to leverage this strategy to pursue additional opportunities in other markets in which we operate. For example, we see attractive opportunities to continue to expand our solid waste and infrastructure & soil remediation offerings in parts of Western Canada and the Midwestern United States, where we have an established asset and employee base in our liquid waste operations. Similarly, we expect to continue to expand our liquid waste operations in Eastern Canada where we have established solid waste operations.

        The maps below depict our relative market position by business line in each of the jurisdictions in which we operate and highlight the attractive geographic expansion opportunities before us. Even in those areas where we enjoy high levels of penetration, we believe that we have significant growth opportunities in each of our three business lines.

Executing Strategic, Accretive Acquisitions

        The North American environmental services industry is highly fragmented and presents attractive opportunities for us to continue to grow through strategic, value-enhancing acquisitions. We have completed over 100 acquisitions since 2007, generally at an average adjusted EBITDA multiple of 7.0x, excluding platform acquisitions.

        We focus on selectively acquiring premier independent regional operators, like Waste Industries, to create platforms to enter and expand into new markets across each of our business lines. We then seek to build scale by utilizing our broader infrastructure and platform acquisitions to make and effectively integrate tuck-in acquisitions that create meaningful cost synergies by increasing route density and collection volumes, and drive margin expansion by leveraging our scalable infrastructure and centralized administrative capabilities.

        We expect to continue to expand our geographic presence through select platform acquisitions and tuck-in acquisitions. In Canada, we plan to complete acquisitions that are complementary to our existing operations across each of our business lines. In the United States, we expect to continue to grow our presence by opportunistically entering into new geographic markets as new platform acquisition opportunities arise and completing tuck-in acquisitions in markets where we have already acquired a platform, including Michigan and the Southeastern United States for our solid waste operations, and the Midwestern United States for our liquid waste operations.

        Since December 31, 2019, we have closed the Interim Acquisitions (as defined herein), representing aggregate annualized revenue of approximately $442.0 million. While we expect we will be able to fund some of our acquisitions and capital expenditures with our existing resources, we will likely require additional financing, including debt, to pursue certain acquisitions.

Driving Operating Cost Efficiencies

Improving Operating Margins

        As we execute on our growth strategies, we will continue to leverage our scalable capabilities to manage costs and drive higher operating margins. We also expect that our continued efforts to increase route density and service new contract wins with our existing network of assets and fleet will increase profitability in each of our business lines.

        We will continue to enhance our operating margins through the implementation of our flexible disposal strategy in our solid waste operations. By internalizing waste in those markets where we have vertically-integrated operations, including many of the markets acquired in the Waste Industries Merger, we expect to deliver high quality customer service and benefit from a stable and predictable revenue stream while maximizing profitability and cash flow from operations. In disposal-neutral markets or markets with excess landfill capacity, we will continue to leverage the substantial solid waste volumes from our network of collection and transfer stations to negotiate competitive disposal and pricing terms with third-party disposal facilities. The success of our strategy is illustrated by the decline in our disposal costs for waste from our Southern Ontario operations since 2008 as the commercial and industrial tonnage volumes we manage have increased.

 Reduction in Our Solid Waste Disposal Costs in Southern Ontario(1)

(1)
Based on our disposal costs with main landfill provider in the region.

(2)
Volume presented in thousands of metric tonnes.

        We also expect to improve the operating margins of our liquid waste and infrastructure & soil remediation business lines. As we leverage our platform to pursue new business opportunities and expand our geographic footprint, we will seek to improve the routing of liquid and soil volumes to our facilities that are closer to the customer or work site, thereby increasing route density and improving efficiencies.

        We believe that our growing scale provides tangible procurement benefits, creating opportunities for cost savings through greater purchasing power in key expense categories such as fuel, insurance and equipment purchases. We expect this will continue to improve our competitiveness when negotiating purchase contracts with our suppliers.

        Our strategy of employing highly-efficient CNG-fueled solid waste collection vehicles and CNG fueling stations results in lower fuel and near-term maintenance expenditures, as well as expanded operating margins. As we replace and add new vehicles, we intend to continue to increase our CNG fleet.

Improving Selling, General and Administrative Expenses Margins

        We have made substantial capital investments in our facilities, technology processes and administrative capabilities to improve our operating efficiency and support future growth. In Fiscal 2017, we consolidated five of our administrative offices into a single corporate office in Vaughan, Ontario, which we believe has the capacity to service a significant portion of our growing platform. We have also implemented enterprise resource planning systems, back-office and information-technology infrastructure, which we expect will improve our productivity and further enhance employee safety. As a result of these capital investments, we expect to increasingly leverage shared services and common platforms across our operations.

        We maintain strong discipline in our cost structure and regularly review our practices to optimally manage expenses and increase efficiency. While SG&A increased during Fiscal 2018 as a result of certain transaction expenses relating to the Waste Industries Merger, as shown in the chart below, our Adjusted SG&A, as a percentage of revenue, has meaningfully declined over time and we expect to maintain similar operational discipline in the future.

 SG&A and Adjusted SG&A as a Percentage of Revenue

        For a discussion of Adjusted SG&A, which is a measure that is not presented in accordance with IFRS, and a reconciliation to the most directly comparable financial measure calculated and presented in accordance with IFRS, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Non-IFRS Measures".

Realizing Cost Synergies from Acquisitions and Internal Programs

        We expect to realize significant cost synergies as we continue to execute and integrate strategic acquisitions. Since the closing of the Waste Industries Merger in November 2018, we have taken actions that we expect will lead to cost synergies of approximately $19.0 million on an annual basis. We believe these synergies will grow to approximately $35.0 million on an annual basis within the first 18 months after the closing of the Waste Industries Merger through further personnel consolidation, increased procurement savings, particularly through insurance and audit savings, and centralized administrative support functions and operational efficiencies.

        In addition to cost synergies realized through acquisitions, we regularly evaluate potential initiatives that may materially enhance efficiencies across our platform. For example, during 2018, we undertook a comprehensive review of our procurement practices that identified significant savings opportunities, many of which have been implemented. We expect these initiatives to continue to produce meaningful savings without impacting day-to-day operations, our high service standards, or customer experience.

Our History

        GFL was founded in 2007 by Patrick Dovigi, our Chairman, President and Chief Executive Officer. 1745491 Ontario Limited was incorporated under the Business Corporations Act (Ontario) (the "OBCA") on September 4, 2007 and changed its name to GFL Waste and Recycling Solutions Corp. on December 19, 2007. We changed our name to GFL Environmental Corporation on February 1, 2011 and became GFL Environmental Inc. following an amalgamation on November 3, 2013 with a wholly-owned subsidiary of the same name. GFL Environmental Inc. was subsequently amalgamated with certain of its wholly-owned subsidiaries on January 1, 2014, January 1, 2015, January 1, 2016, February 1, 2016, March 1, 2016, January 1, 2017, January 1, 2018, January 1, 2019 and January 1, 2020. Holdings was incorporated under the OBCA on October 30, 2014 and amalgamated with Padov Investments Ltd. (a corporation controlled by Patrick Dovigi) on November 14, 2014. Holdings' articles of incorporation were subsequently amended on January 29, 2016. The Recapitalization occurred on May 31, 2018 pursuant to which Holdings amalgamated with Hulk Acquisition Corp. in connection with BC Partners', Ontario Teachers' and GIC's investment in GFL. Holdings' articles were subsequently amended on October 15, 2018 and November 13, 2018. As part of the Pre-Closing Capital Changes, Holdings and GFL Environmental Inc. will be amalgamated and will continue under the name GFL Environmental Inc. See "Description of Share Capital—Pre-Closing Capital Changes".

Our Investors

BC Partners

        BC Partners is a leading international private equity firm with advised funds of over €20 billion. Established in 1986, the firm operates as an integrated team through offices in Europe and North America to acquire and develop businesses and create value in partnership with management. Since inception, BC Partners has completed 113 acquisitions with a total enterprise value of approximately €145 billion, demonstrating discipline in bull markets and an ability to invest in attractive opportunities amidst turbulence and recession.

Ontario Teachers

        Ontario Teachers' Pension Plan Board is a globally active investor with holdings in more than 50 countries across diversified sectors and asset classes. It administers the assets of the Ontario Teachers' Pension Plan (the "Plan"), earns money through investing, pays benefits to Plan members and their survivors and reports and advises on the Plan's funding status and regulatory requirements. Ontario Teachers' Pension Plan Board is an Ontario corporation without share capital. It is responsible for administering the Plan and managing the assets of the Plan for the benefit of approximately 327,000 active and retired teachers, as of December 31, 2018, who are providing, or before retirement were providing, elementary and secondary school education in Ontario.

        The Plan is Canada's largest single profession pension plan with $191.1 billion, $189.5 billion and $175.6 billion in net assets in its pension fund as of December 31, 2018, December 31, 2017 and December 31, 2016, respectively. The Plan produced a total fund net return in 2018 of 2.5% after all investment costs. In 2018, its portfolio generated $5.2 billion of net investment income and had $191.1 billion of net assets. For Fiscal 2017, the Plan produced a total fund net return of 9.7% after all investment costs.

Patrick Dovigi

        Patrick Dovigi, our founder, Chairman, President and Chief Executive Officer, has led our operations since inception in 2007 and has instilled a results-oriented, entrepreneurial culture that emphasizes operational excellence and the importance of safety for our employees and customers. See "Management".

Investor Rights Agreements

        BC Partners, Ontario Teachers, Magny Cours Investment Pte Ltd. ("GIC") and the Dovigi Group (collectively, the "Investors"), among others, are currently parties to a shareholders' agreement, which will terminate upon the consummation of this offering in accordance with its terms. Effective at the consummation of this offering, we will enter into separate investor rights agreements with each of the Investors (collectively, the "Investor Rights Agreements") with respect to certain director nomination rights, governance matters and pre-emptive rights. The Investor Rights Agreements will provide BC Partners, Ontario Teachers, GIC and the Dovigi Group with certain director nomination rights. See "Certain Relationships and Related Party Transactions—Investor Rights Agreements" for additional details on the Investors' nomination rights.

        In addition, the Investor Rights Agreements will provide that each of (i) BC Partners, Ontario Teachers and GIC, for so long as they each beneficially own or control, directly or indirectly, at least 7.5% of the issued and outstanding shares, will have pre-emptive rights to allow BC Partners, Ontario Teachers and GIC to respectively beneficially own or control, directly or indirectly, the same aggregate percentage of issued and outstanding shares as each of BC Partners, Ontario Teachers and GIC, respectively, beneficially owned or controlled, directly or indirectly, immediately prior to any applicable distribution or issuance of shares, and (ii) the Dovigi Group, for so long as it beneficially owns or controls, directly or indirectly, multiple voting shares, will have pre-emptive rights to acquire such number of multiple voting shares to allow the Dovigi Group to beneficially own or control, directly or indirectly, the same aggregate voting interest as the Dovigi Group beneficially owned or controlled, directly or indirectly, immediately prior to any applicable distribution or issuance of shares, in each case subject to certain customary exceptions.

Risk Factors

        Investing in our subordinate voting shares involves a high degree of risk and uncertainties that may adversely affect our business, results of operations, financial condition and cash flows. Below is a summary of certain significant challenges and risks relating to an investment in us:

  •
  changing governmental regulation, and risks associated with failure to comply;

  •
  our substantial indebtedness outstanding;

  •
  our ability to successfully complete additional acquisitions;

  •
  liabilities in connection with environmental matters;

  •
  loss of municipal and other contracts;

  •
  we operate in a highly competitive environmental services industry;

  •
  we may face challenges in renewing landfill, food waste processing or organic waste facility permits and agreements or obtain new permits and agreements;

  •
  increased costs over which we have limited or no control, such as the third-party landfill costs, the cost of labour and the cost of fuel;

  •
  legal and policy changes in waste management industry impacting landfill volumes;

  •
  the Investors will be entitled to certain pre-emptive rights to subscribe for additional subordinate voting shares (or multiple voting shares, as applicable) provided for in the Investor Rights Agreements. See "Certain Relationships and Related Party Transactions—Investor Rights Agreements—Pre-Emptive Rights;" and

  •
  the Investors will have significant influence after this offering and may have interests that differ from those of our other shareholders. See "Principal and Selling Shareholders".

        Any of the factors set forth under "Risk Factors" may limit our ability to successfully execute our business strategy. You should carefully consider all of the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth under "Risk Factors" in deciding whether to invest in our subordinate voting shares.

Implications of Being a Foreign Private Issuer

        Upon consummation of this offering, we will report under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as a non-U.S. company with foreign private issuer status. As a foreign private issuer, we may take advantage of certain provisions in the listing requirements of the NYSE that allow us to follow Canadian law for certain corporate governance matters. See "Management—Foreign Private Issuer Status". As long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

  •
  the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

  •
  the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and imposing liability for insiders who profit from trades made within a short period of time;

  •
  the rules under the Exchange Act requiring the filing with the SEC of an annual report on Form 10-K (although we will file annual reports on a corresponding form for foreign private issuers), quarterly reports on Form 10-Q containing unaudited financial and other specified information (although we expect to file quarterly reports on a current reporting form for foreign private issuers), or current reports on Form 8-K, upon the occurrence of specified significant events; and

  •
  Regulation Fair Disclosure or Regulation FD, which regulates selective disclosure of material non-public information by issuers.

Our Corporate Information

        Our head and registered office is located at 100 New Park Place, Suite 500, Vaughan, ON, L4K 0H9. Our telephone number at our head and registered office is (905) 326-0101. Our website address is www.gflenv.com. Information contained on, or accessible through, our website is not part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference.

        The following chart reflects our organization structure (including the jurisdiction of formation or incorporation of our material subsidiaries) after giving effect to the Pre-Closing Capital Changes. The solid lines refer to direct ownership interests and the dotted lines refer to indirect ownership interests.

Unit Offering

        Concurrently with this offering, we are offering, by means of a separate prospectus, 14,000,000        % Tangible Equity Units (and, to the extent that the underwriters sell more than 14,000,000 Units, up to an additional 2,100,000 Units that the underwriters in the Unit Offering have the option to purchase from us at the initial public offering price thereof less the underwriting discount, within 13 days beginning on, and including, the date of initial issuance of the Units), each with a stated amount of US$50.00 (or $66.67). We estimate that the net proceeds to us from the sale of Units in the Unit Offering, if completed, will be approximately US$677.3 million (or $903.0 million) (or approximately US$778.8 million (or $1,038.4 million) if the underwriters in the Unit Offering exercise their option to purchase additional Units in full), in each case after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. The closing of this offering is not conditioned upon the closing of the Unit Offering, but the closing of the Unit Offering is conditioned upon the closing of this offering. For additional information, see "Tangible Equity Units Offering".

 RECENT DEVELOPMENTS

Equity Financing

        In the first quarter of 2020, we issued $360,321,456 of additional non-voting shares to certain of our existing shareholders (the "Equity Financing"). See "Description of Share Capital—Prior Sales".

Recent Acquisitions

        Effective January 1, 2020, we acquired (the "County Acquisition") all of the interests of County Waste of Virginia, LLC and its subsidiaries (collectively, "County Waste"). The US$485 million aggregate consideration payable in connection with the County Acquisition consists of approximately US$445 million in cash and 41,873,600 Class I Shares at a price of $1.25 per share, which were issued to certain of the County Waste shareholders, subject to certain post-closing adjustments. County Waste offers solid waste management services, including collection, transportation, transfer, recycling and disposal of non-hazardous solid waste for municipal, residential, and commercial and industrial customers in Virginia and Eastern Pennsylvania.

        Effective February 1, 2020, we purchased (the "American Acquisition") all of the outstanding stock of American Waste, Inc. and its subsidiaries (collectively, "American Waste"). The US$380 million aggregate consideration payable in connection with the American Acquisition consists of approximately US$360 million in cash and 21,092,000 Class J Non-Voting Shares at a price of $1.25 per share, which were issued to certain of the American Waste shareholders, subject to certain post-closing adjustments. American Waste is a vertically integrated solid and liquid waste management company based in Michigan.

        Since December 31, 2019, we have closed the County Acquisition, the American Acquisition and other acquisitions (collectively, the "Interim Acquisitions") representing aggregate annualized revenue of approximately $442.0 million.

Senior Notes Redemption

        We plan to use the net proceeds received by us from this offering and the Unit Offering to redeem all of our outstanding 5.625% senior notes due 2022 (the "2022 Notes"), all of our outstanding 5.375% senior notes due 2023 (the "2023 Notes"), US$270.0 million of the aggregate principal amount of our 7.000% senior notes due 2026 (the "2026 Notes") and US$240.0 million of the aggregate principal amount of our 8.500% senior notes due 2027 (the "2027 Notes") and to pay related fees, premiums and accrued and unpaid interest on such notes. We intend to send conditional notices of redemptions for each of the 2022 Notes, the 2023 Notes, the 2026 Notes, and the 2027 Notes announcing such redemptions (collectively, the "Redemptions") to the applicable trustee for such notes, which notices will be delivered to the holders of such notes. The Redemptions are subject to the satisfaction of certain conditions including, but not limited to, the completion of this offering and the Unit Offering on terms satisfactory to us in our sole discretion. We are permitted to amend, extend or terminate any of the Redemptions should the conditions not be met, which evaluation will be made in our sole discretion. Nothing in this prospectus should be construed as a notice of redemption for our 2022 Notes, 2023 Notes, 2026 Notes or 2027 Notes. We also plan to use the net proceeds received by us from this offering and the Unit Offering to repay indebtedness outstanding under the Revolving Credit Facility (as defined herein) and the Term Facility (as defined herein). See "Use of Proceeds".

THE OFFERING

Issuer	GFL Environmental Inc.
Subordinate voting shares offered by us	71,652,440 subordinate voting shares.
Subordinate voting shares offered by the selling shareholder	1,518,293 subordinate voting shares.
Option to purchase additional subordinate voting shares

We have granted to the underwriters an option, exercisable in whole or in part, at any time for a period of 30 days after the date of this prospectus, to purchase from us up to 10,975,609 additional subordinate voting shares, less underwriting discounts and commissions.

Subordinate voting shares outstanding after this offering	308,889,748 subordinate voting shares (or 319,865,357 subordinate voting shares if the underwriters exercise their option to purchase additional subordinate voting shares in full).
Multiple voting shares outstanding after this offering	11,892,576 multiple voting shares.
Use of proceeds

We estimate that the net proceeds from our sale of subordinate voting shares in this offering at an assumed initial public offering price of US$20.50 per subordinate voting share, which is the midpoint of the estimated price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by us, will be approximately US$1,408.9 million (or $1,878.5 million) (or approximately US$1,626.6 million (or $2,168.7 million) if the underwriters exercise their option to purchase additional subordinate voting shares in full). We will not receive any proceeds from the sale of subordinate voting shares in this offering by the selling shareholder.

We estimate that the net proceeds to us from the Unit Offering, if completed, after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us, will be approximately US$677.3 million (or $903.0 million) (or US$778.8 million (or $1,038.4 million) if the underwriters in the Unit Offering exercise their option to purchase additional Units in full).

We intend to use the net proceeds received by us from this offering and the Unit Offering to redeem all of the outstanding 2022 Notes and 2023 Notes, to redeem US$270.0 million of the 2026 Notes, to redeem US$240.0 million of the 2027 Notes, to pay related fees, premiums and accrued and unpaid interest on such notes and to repay indebtedness outstanding under the Revolving Credit Facility and Term Facility. The Redemptions are subject to the satisfaction of certain conditions including, but not limited to, the completion of this offering and the Unit Offering on terms satisfactory to us in our sole discretion. The net proceeds from the sale of our subordinate voting shares by us in this offering and the net proceeds in the Unit Offering from the sale of the Units may initially or temporarily be used for general corporate purposes prior to the repayment of our indebtedness. If there are any remaining net proceeds, such amounts will be allocated for general corporate purposes, including strengthening our balance sheet by paying down additional indebtedness and/or funding our growth strategies, including future acquisitions. As a result of our significant growth in recent periods and the fact that we regularly review and evaluate potential acquisitions in Canada and the United States, we do not believe we can provide the approximate amounts of the net proceeds that will be allocated to each of these purposes with certainty. As such, we have not specifically allocated the net proceeds among these purposes as at the date of this prospectus. Such decisions will depend on market and competitive factors as they evolve over time. Pending their use, we intend to invest the net proceeds to us from this offering and the Unit Offering in short-term, investment grade, interest bearing instruments or hold them as cash. As at the date of this prospectus, there is no probable acquisition that, if completed, would be a significant acquisition. See "Use of Proceeds".

Voting rights

Following the sale of subordinate voting shares offered hereby, we will have two classes of shares outstanding: subordinate voting shares and multiple voting shares. The rights of the holders of our subordinate voting shares and multiple voting shares are substantially identical, except with respect to voting and conversion.

The subordinate voting shares will have one vote per subordinate voting share and the multiple voting shares will have 10 votes per multiple voting share. See "Description of Share Capital—Share Capital upon Completion of the Offering".

After giving effect to this offering, the subordinate voting shares will collectively represent approximately 96.3% of our total issued and outstanding shares and approximately 72.2% of the voting power attached to all of our issued and outstanding shares (96.4% and 72.9%, respectively, if the underwriters exercise their option to purchase additional subordinate voting shares in full) and the multiple voting shares will collectively represent approximately 3.7% of our total issued and outstanding shares and approximately 27.8% of the voting power attached to all of our issued and outstanding shares (3.6% and 27.1%, respectively, if the underwriters exercise their option to purchase additional subordinate voting shares in full).

Conversion rights

The subordinate voting shares are not convertible into any other class of shares. The multiple voting shares are convertible into subordinate voting shares on a one-for-one basis at any time at the option of the holders thereof or upon the sale of multiple voting shares to an unaffiliated third party. In addition, our Articles will provide that multiple voting shares will automatically convert into subordinate voting shares in certain other circumstances. See "Description of Share Capital".

Take-over bid protection

In accordance with the rules of the TSX designed to ensure that, in the event of a take-over bid, the holders of our subordinate voting shares will be entitled to participate on an equal footing with holders of our multiple voting shares, we will enter into a customary coattail agreement with holders of multiple voting shares. The coattail agreement will contain provisions customary for dual-class, TSX listed corporations designed to prevent transactions that otherwise would deprive the holders of subordinate voting shares of rights under applicable provincial take-over bid legislation to which they would have been entitled if the multiple voting shares had been subordinate voting shares. See "Description of Share Capital—Take-over Bid Protection".

Dividend policy

Subject to applicable law, our results of operations, financial condition, earnings, capital requirements, contractual obligations under the Credit Agreements (as defined herein) and other agreements governing our current and future indebtedness and other factors that our board of directors deems relevant, it is the intention of the board of directors following closing of this offering to declare quarterly cash dividends. It is expected that future cash dividend payments will be made to shareholders of record as of the close of business on the last business day of each fiscal quarter or such other dates as the board of directors may determine. Unless otherwise indicated, all dividends are expected to be designated as eligible dividends in accordance with subsection 89(14) of the Tax Act (as defined herein) and any applicable corresponding provincial or territorial provisions.

Initially, the Company anticipates paying quarterly cash dividends, with annualized aggregate dividend payments of approximately US$12.8 million. The first dividend that would be payable to investors in this offering would be the dividend for the period beginning on the closing of this offering and ending on March 31, 2020. The Company expects the first dividend would be equal to an aggregate amount of approximately US$3.2 million (or approximately US$0.01 per subordinate voting share and US$0.01 per multiple voting share). Dividends will be declared and paid in arrears.

Accordingly, we expect the first dividend payment on the subordinate voting shares and multiple voting shares would be declared and paid in April 2020. We intend to pay such planned quarterly dividend with cash generated from our operations. The amount and timing of the payment of any dividends are not guaranteed and are subject to the discretion of the board of directors. See "Dividend Policy" and "Risk Factors".

Directed share program

At our request, the underwriters have reserved for sale up to 5% of the subordinate voting shares to be sold by us and offered by this prospectus for sale, at the initial public offering price, to certain individuals, through a directed share program, including employees, directors and other persons associated with us who have expressed an interest in purchasing our subordinate voting shares in the offering. The number of subordinate voting shares available for sale to the general public in the offering will be reduced by the number of reserved subordinate voting shares sold to these individuals. Any reserved subordinate voting shares not purchased by these individuals will be offered by the underwriters to the general public on the same basis as the other subordinate voting shares offered under this prospectus. See "Underwriting (Conflicts of Interest)".

Risk factors	See "Risk Factors" for a discussion of risks you should carefully consider before deciding to invest in our subordinate voting shares.
Conflicts of interest

Our affiliate, BC Partners Securities LLC, will be one of the underwriters in this offering and the Unit Offering. Because BC Partners Securities LLC is an affiliate of ours and is an underwriter for this offering and the Unit Offering, it would be deemed to have a "conflict of interest" with us pursuant to Rule 5121(f)(5) of the Financial Industry Regulatory Authority, Inc. ("FINRA") with respect to this offering and the Unit Offering. Therefore, this offering and the Unit Offering will be conducted in compliance with the applicable requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a "qualified independent underwriter" is not required in connection with this offering and the Unit Offering as the member that will be primarily responsible for managing the public offering will not have a conflict of interest, will not be an affiliate of any member that has a conflict of interest and will meet the requirements of paragraph (f)(12)(E) of FINRA Rule 5121. BC Partners Securities LLC will not confirm initial sales to any discretionary accounts over which it has authority without the prior specific written approval of the customer. See "Underwriting (Conflicts of Interest)—Conflicts of Interest".

NYSE trading symbol	"GFL".
TSX trading symbol	"GFL".
Concurrent Tangible Equity Units Offering:

Concurrently with this offering of subordinate voting shares, we are making a public offering, by means of a separate prospectus, of 14,000,000 Units, and we have granted the underwriters of that offering a 13-day option to purchase up to an additional 2,100,000 Units. The closing of this offering is not conditioned upon the closing of the Unit Offering, but the closing of the Unit Offering is conditioned upon the closing of this offering. See the section of this prospectus entitled "Tangible Equity Units Offering" for a summary of the terms of the Units and a further description of the Unit Offering.

        The number of subordinate voting shares and multiple voting shares to be outstanding immediately after completion of the Pre-Closing Capital Changes and the consummation of this offering is based on

235,719,015 subordinate voting shares and 13,410,869 multiple voting shares outstanding immediately following the Pre-Closing Capital Changes which includes 3,203,925 subordinate voting shares issued as Legacy Option Shares (as defined herein) and does not reflect 32,078,233 subordinate voting shares reserved as of the closing date of this offering for issuance in respect of future awards under our LTIP (as defined herein), which we will adopt in connection with this offering. A US$1.00 increase (decrease) in the assumed initial offering price of US$20.50 per subordinate voting share would decrease (increase) the number of subordinate voting shares issued as part of the Pre-Closing Capital Changes by approximately 2.2 million shares. See "Executive Compensation—Equity Incentive Plans".

        Unless otherwise indicated, this prospectus reflects and assumes the following:

  •
  the subordinate voting shares to be sold in this offering are sold at US$20.50 per subordinate voting share, which is the midpoint of the estimated price range set forth on the cover page of this prospectus;

  •
  no exercise by the underwriters of their option to purchase additional subordinate voting shares; and

  •
  completion of the Pre-Closing Capital Changes.

        In this prospectus, unless otherwise indicated, the number of subordinate voting shares outstanding and the other information based thereon does not reflect the up to 34,146,341 subordinate voting shares (or up to 39,268,293 subordinate voting shares if the underwriters in the Unit Offering exercise their option to purchase additional Units in full) issuable upon settlement of the purchase contracts that are a component of the Units being offered in the Unit Offering, in each case, at the rate of 2.4390 subordinate voting shares per purchase contract, based on the assumed initial public offering price of US$20.50 per subordinate voting share, which is the midpoint of the estimated price range set forth on the cover page of this prospectus, and assuming the maximum number of subordinate voting shares issuable upon automatic settlement of such purchase contracts, subject to certain anti-dilution adjustments.

        Unless otherwise indicated or the context otherwise requires, all information in this prospectus reflects and assumes the completion of the Unit Offering of 14,000,000 Units and assumes no exercise by the underwriters of the Unit Offering of their option to purchase additional Units.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

        The following tables set forth our summary historical consolidated financial information for the periods indicated.

        We derived the summary statement of operations data and the summary statement of cash flows data for Fiscal 2017, the Predecessor 2018 Period, the Successor 2018 Period and Fiscal 2019 and the summary balance sheet data as at December 31, 2018 and December 31, 2019 from our audited consolidated financial statements and the related notes included elsewhere in this prospectus. We derived the summary balance sheet data as at December 31, 2017 from our consolidated financial statements and related notes not included in this prospectus.

        You should review the following information together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information contained under the headings: "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

	Predecessor		Successor
	Fiscal 2017	January 1, 2018 through May 31, 2018	June 1, 2018 through December 31, 2018	Fiscal 2019
	(expressed in millions of dollars) (except for per share data)
Consolidated Statements of Operations Data:
Revenue	$1,333.1	$627.8	$1,224.8	$3,346.9
Cost of sales	1,145.1	551.2	1,152.3	3,073.1
Selling, general and administrative expenses	157.1	126.5	217.7	396.5
Loss (gain) on sale of property, plant and equipment	2.8	(0.1)	4.7	1.2
Interest and other finance costs(1)	212.7	127.4	242.2	532.2
Loss (Gain) on foreign exchange	(27.2)	16.6	39.6	(48.9)
Other(2)	(17.4)	(2.2)	0.9	2.0

Loss before income taxes(1)	(140.0)	(191.6)	(432.7)	(609.2)
Income tax (recovery) expense(1)	(39.0)	(26.9)	(114.0)	(157.6)

Net loss(1)	$(101.0)	$(164.7)	$(318.7)	(451.6)

Loss per share information, basic and diluted
Loss per share(1)(3)	(0.18)	(0.29)	(0.12)	(0.12)
Weighted average shares outstanding(3)	569,439.5	571,497.7	2,674,251.1	3,670,357.5
Cash Flow Data:
Net cash flow from (used in) operating activities	$126.4	$(10.1)	$29.4	$251.0
Net cash used in investing activities	(431.0)	(371.2)	(6,806.6)	(1,166.9)
Net cash flow from financing activities	291.2	488.7	6,663.1	1,479.0
Other Consolidated Financial Data:
EBITDA(4)	311.8	43.0	115.3	722.5
Adjusted EBITDA(4)	306.6	127.3	282.0	825.8

	Predecessor	Successor
	As at December 31, 2017	As at December 31, 2018	As at December 31, 2019
	(expressed in millions of dollars)
Consolidated Balance Sheet Data:
Cash and cash in escrow	$12.6	$7.4	$574.8
Total assets	3,447.2	11,071.6	12,323.8
Total long-term debt, including current portion(5)	2,461.5	6,288.7	7,684.0
Total liabilities	2,938.2	7,879.0	9,555.9
Total shareholders' equity	509.0	3,192.6	2,767.9

(1)
If we assumed that this offering, the Unit Offering and the application of each of the estimated net proceeds therefrom as described under "Use of Proceeds" occurred on January 1, 2019, our (i) "Interest and other finance costs" for Fiscal 2019 would have decreased by C$200.0 million to a total of C$332.2 million, (ii) "Loss before income taxes" would have decreased by C$200.0 million for a total of C$(409.2) million, (iii) "Income tax (recovery) expense" would have decreased by C$53.0 million for a total of C$(104.6) million and (iv) "Net loss" would have decreased by C$147.0 million for a total of C$(304.6) million. In addition, after giving effect to (i) the shares that will be outstanding following the offering of subordinate voting shares and the Unit Offering, including subordinate voting shares issuable upon settlement of the purchase contracts that are a component of the Units being offered in the Unit Offering, and (ii) the exchange of all of the issued and outstanding shares of Holdings for subordinate voting shares based on an exchange ratio of 20.363259-for-one that will be effected as part of the Pre-Closing Capital Changes, the diluted loss per share would have been C$(0.87).

(2)
Other consists of (i) for Predecessor 2018 Period and Successor 2018 Period, the cash proceeds received in connection with a settlement with a selling shareholder in connection with our first acquisition in the United States that was completed on September 30, 2016 in which we acquired solid waste collection and recycling operations in Southeastern Michigan (the "Michigan Acquisition"); (ii) for Fiscal 2017, the cash proceeds received in connection with a cash settlement received from an insurer related to our claims under the representation and warranty insurance policy purchased in connection with the Michigan Acquisition; and (iii) deferred purchase consideration.

(3)
Does not give effect to the Pre-Closing Capital Changes or the subordinate voting shares being issued in this offering. See "Pre-Closing Capital Changes".

(4)
EBITDA and Adjusted EBITDA are not measures of performance in accordance with IFRS and should not be considered as an alternative to net income/loss or operating cash flows determined in accordance with IFRS. We believe that the inclusion of EBITDA and Adjusted EBITDA in this prospectus is appropriate to provide additional information to investors because securities analysts, investors and other interested parties use these non-IFRS measures to assess our operating performance across periods on a consistent basis and to evaluate the relative risk of an investment in our securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Non-IFRS Measures". Each of EBITDA and Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under IFRS. Some of these limitations are:

•
although amortization is a non-cash charge, the assets being amortized will often have to be replaced in the future and neither EBITDA nor Adjusted EBITDA reflects any cash requirements for such replacements;

•
neither reflects our cash expenditures, or future requirements for capital expenditures or contractual commitments;

•
neither reflects changes in, or cash requirements for, our working capital needs;

•
neither reflects the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our significant amount of indebtedness; and

•
neither reflects the impact of earnings or charges resulting from matters we do not consider to be indicative of our ongoing operations but may nonetheless have a material impact on our results of operations.

  In addition, because not all companies use identical calculations, these presentations of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including companies in our industry and neither EBITDA nor Adjusted EBITDA should be taken as representative of our future results of operations or financial position.

(5)
Total long-term debt consists of the current and long-term portions of long-term debt, including $58.7 million of secured lease obligations at December 31, 2019.

  The following tables reconcile our net loss to EBITDA and Adjusted EBITDA for the periods indicated:

	Predecessor		Successor
	Fiscal 2017	January 1, 2018 through May 31, 2018	June 1, 2018 through December 31, 2018	Fiscal 2019
	(expressed in millions of dollars)
Net loss	$(101.0)	$(164.7)	$(318.7)	$(451.6)
Add:
Interest and other finance costs	212.7	127.4	242.2	532.2
Depreciation expense	154.7	66.3	178.2	465.3
Amortization of intangible assets	84.4	40.9	127.5	334.1
Income tax recovery	(39.0)	(26.9)	(114.0)	(157.6)

EBITDA	311.8	43.0	115.3	722.5
Add:
(Gain) loss on foreign exchange and sale of property, plant and equipment(a)	(24.4)	16.5	44.3	(47.8)
Share-based payments(b)	5.1	18.8	2.0	14.5
Other income(c)	(19.4)	(3.2)	(0.1)	—
Acquisition, integration and other costs(d)	20.8	42.5	103.7	65.5
Acquisition, rebranding and other integration costs(e)	10.7	8.7	13.0	36.4
Unbilled revenue reversal(f)	—	—	—	31.6
Mark-to-market loss on fuel hedge	—	—	2.8	1.0
Deferred purchase consideration	2.0	1.0	1.0	2.0

Adjusted EBITDA	$306.6	$127.3	$282.0	$825.8

(a)
Consists of (i) non-cash gains and losses on foreign exchange and interest rate swaps entered into in connection with our debt instruments, (ii) gains and losses recognized on the sale of property, plant or equipment where proceeds are greater than or less than their carrying value and (iii) gains and losses attributable to foreign exchange rate fluctuations.

(b)
This is a non-cash item and consists of the amortization of the estimated fair market value of share-based options granted to certain directors and members of management under share-based option plans.

(c)
For Predecessor 2018 Period and Successor 2018 Period represents the cash proceeds received in connection with a settlement with a selling shareholder in connection with the Michigan Acquisition. For Fiscal 2017, reflects the cash settlement received from an insurer related to our claims under the representation and warranty insurance policy purchased in connection with the Michigan Acquisition.

(d)
For Successor 2018 Period consists of: (i) $103.6 million in professional fees and other transaction costs related to the Recapitalization transactions in May 2018, (ii) $15.2 million in transaction costs associated with the Waste Industries Merger, (iii) legal, consulting and other fees and expenses incurred in respect of other acquisitions and financing activities completed during the period and severance costs relating to restructuring activities. For Fiscal 2017 and Fiscal 2019, consists of legal, consulting and other fees and expenses incurred in respect of acquisitions and financing activities completed during the applicable period. We expect to incur similar costs in connection with other acquisitions in the future and, under IFRS, such costs relating to acquisitions are expensed as incurred and not capitalized.

(e)
Consists of costs related to the rebranding of equipment acquired through business acquisitions. We may incur similar expenditures in the future in connection with other acquisitions.

(f)
Consists of accumulated accruals to unbilled revenue from prior fiscal years relating to unbilled work in progress in our infrastructure & soil remediation segment that we no longer believe is recoverable.

RISK FACTORS

        This offering and investing in our subordinate voting shares involves a high degree of risk. In addition to all other information set out in this prospectus, the following factors could materially adversely affect us and should be considered when deciding whether to make an investment in the Company and our subordinate voting shares. Other risks and uncertainties that we do not presently consider to be material, or of which we are not presently aware, may become important factors that affect our future financial condition and results of operations. The occurrence of any of the risks discussed below could materially adversely affect our business, prospects, financial condition, results of operations or cash flow, in which case the price of our subordinate voting shares could decline, and you could lose all or part of your investment. Prospective purchasers of our subordinate voting shares should carefully consider the following risks before investing in our subordinate voting shares. Please also see "Cautionary Note Regarding Forward-Looking Statements".

Risks Related to Our Business and Industry

We are subject to substantial governmental regulation that will change over time. Failure to comply with these requirements, as well as enforcement actions and litigation arising from an actual or perceived breach of such requirements, could subject us to fines, penalties and judgements, and impose limits on our ability to operate and expand.

        We are subject to potential liability and numerous restrictions under environmental and other laws, including those relating to transportation, recycling, treatment, storage and disposal of wastes and hazardous wastes, discharges of pollutants to air and water, and the remediation of contaminated soil, the deposit of remediated or excavated soil at third-party sites, greenhouse gas emissions and the remediation of contaminated surface water and groundwater. These laws and regulations are subject to ongoing changes, not all of which are predictable. The operation of each of our business lines has been and will continue to be subject to regulation, including permitting and related financial assurance requirements, as well as attempts to further regulate our operations. Permits often take years to obtain or renew as a result of numerous hearings and compliance requirements with regard to zoning, environmental and other laws and regulations. These permits are also often subject to resistance from citizen or other groups and other political pressures. Local communities and citizen groups, adjacent landowners or governmental agencies may oppose the issuance or expansion of a permit or approval we may need, allege violations of the permits under which we currently operate or laws or regulations to which we are subject, or seek to impose liability on us for environmental damage. In the past, we have been subject to enforcement actions and certain litigation under applicable environmental laws and regulations that arise in the ordinary course of business. Responding to these challenges has at times increased our costs, required us to make significant capital investments to upgrade our facilities and extended the time associated with establishing disposal, processing, treatment or remediation facilities or expanding their permitted capacity. In addition, failure to receive or maintain regulatory, zoning or other approval, permits or authorizations, may prohibit us from establishing, or cause or contribute to delays for us in, new or expanding capacity at our existing disposal, processing, treatment or soil remediation facilities, including our transfer stations, landfills and organic waste facilities.

        Our transfer stations or organic waste facilities, liquid waste processing or compost facilities, liquid waste storage and processing, landfill, soil remediation and infrastructure operations are subject to a wide range of odour, noise and land use restrictions. If we are not able to comply with these requirements or other environmental laws that apply to a particular facility, or if we operate without the necessary approvals or permits, we could be subject to administrative, civil, and possibly criminal, fines and penalties, and we may be required to expend substantial capital to bring an operation into compliance, to temporarily or permanently discontinue activities, and/or to take corrective actions. Furthermore, our operations could be affected by future laws and regulations that may be more onerous than those that are currently in place or that result in significant fees payable for compliance costs, and there is no assurance that we will be able to pass on the increased cost of compliance to our customers. We may also be affected by legal proceedings commenced by neighbours, local residents or governmental authorities that allege negative impacts from our operations and seek remedies such as damages or injunctions to limit our operations or require us to purchase or compensate them for diminution in value of their properties or to incur capital expenditures to mitigate the impact of our operations on their properties.

        Regulations directed at third parties may also adversely impact our operations. For example, efforts to regulate the emission of greenhouse gases at landfills could increase the cost of operating our landfills and result in increased charges for disposal of waste or limit the ability of the affected landfills to accept solid waste. While these regulations could affect our own landfills, they could also increase the cost for us to dispose of solid waste at third-party landfills. Similarly, while our exposure generally to the oil and gas sector is limited, any adverse impact of greenhouse gas regulations on the cost of operations of our customers in the oil and gas sector could cause some of our customers to suffer financial difficulties, to reduce their need for our services, and/or ultimately to be unable or unwilling to pay amounts owed to us. These events could have a negative impact on our financial condition, results of operations and cash flows, which could cause the price of our subordinate voting shares to decline.

We may face liabilities in connection with environmental matters.

        We may be liable for any remediation costs or natural resources damages attributable to a release or threatened release of pollutants or hazardous substances that has occurred, or may occur in the future, at our current or former facilities or at third-party facilities to which we send waste or our remediated soils, or any other facilities where we conduct business, including damage to neighbouring properties or residents. We may also be liable for environmental contamination caused by pollutants or hazardous substances whose transportation, treatment or disposal we or companies we acquired, arranged or conducted. Under some laws, such as the U.S. Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), we could become jointly and severally liable for such contamination regardless of whether we, or our predecessors, including companies that we acquired, caused the release of pollutants or hazardous substances or are otherwise at fault. There can be no assurance that the cost of such cleanup or that our share of the cost or liability will not exceed our estimates or will not have a material adverse effect on our operations, cash flows and available capital. In addition, environmental insurance coverage for our operations does not cover all of the potential liabilities to which we may be subject and we may not be able to obtain insurance coverage in the future at reasonable expense or at all.

        We may also, from time to time, receive notices of violation for failure to comply with environmental laws or become subject to citizen suits as a result of any such noncompliance. There can be no assurance that fines or penalties, or other sanctions associated with such notices or any costs to correct our failure to comply will not be significant to us and impact our results of operations, cash flows and available capital.

        It is also possible that government officials responsible for enforcing environmental or applicable federal, provincial, municipal or state laws or regulations or agreements that govern our activities may believe an issue is more serious than we expect, or that we will fail to identify or fully appreciate an existing liability before we become legally responsible for addressing it. Some of the legal sanctions to which we could become subject could cause the suspension or revocation of a required permit or authorization; prevent us from, or delay us in, obtaining or renewing permits to operate or expand our facilities; limit (or increase the costs of) our disposal options, including for remediated soils; impose substantial fines or penalties that are comparable to those of criminal sanctions against us or executive officers or employees; or harm our reputation.

        In addition, we have previously acquired, and may in the future acquire, businesses that may have handled and stored, or will handle and store, hazardous or other regulated substances, including petroleum products, at their facilities. These businesses may have released substances into the soil, air, surface water or groundwater which may have impacted the soil, air, surface water or groundwater of neighbouring properties. They may also have transported or disposed of substances, or arranged to have transported, disposed of or treated substances to or at other properties where substances were released into soil, air, surface water or groundwater. Depending on the nature of our acquisition of these businesses and other factors, we could be liable for the cost of cleaning up any contamination and other environmental damages for which the acquired businesses are liable, even if the contamination predated our ownership or operation of the acquired businesses. Any indemnities or warranties we obtained or obtain in connection with the purchases of these businesses may not be sufficient to cover these liabilities, due to limited scope, amount or duration, the financial capacity of the party who gave or gives the indemnity or warranty to honour it, or other reasons.

We may lose municipal and other contracts through competitive bidding, non-renewal, early termination or as a result of a change of control.

        We derived approximately 24% of our annual revenue in Fiscal 2019 from residential services, the majority of which are provided through municipal contracts. All of our municipal contracts are for a specified term and may be subject to competitive bidding on the expiration of their current terms. We may not be the successful bidder when a municipal contract which we currently hold expires or we may have to submit a bid at lower margins than we currently enjoy in order to retain the contract. In addition, although we intend to bid on additional municipal contracts, we may not always, or ever, be the successful bidder. Furthermore, some of our municipal contracts have change of control provisions, which may allow municipalities to terminate such municipal contracts in certain circumstances. Similar risks may affect contracts that we currently have or that we may be awarded in the future to operate municipally owned assets, such as MRFs, transfer stations or landfills. In our liquid, infrastructure & soil remediation and solid waste businesses, we also have contracts which are tendered with other government agencies and with our commercial or institutional customers to provide our services on a competitive bid basis. We may not be the successful bidder for these contracts. In addition, some of our customers, including municipalities, may terminate their contracts with us before the end of the terms of those contracts.

        Over the next two years, certain municipal contracts are up for re-bid. If these contracts are not re-bid, we may not be able to replace the resulting lost revenue. Such a loss could have an adverse effect on our business, financial condition and results of operations.

        If we are not able to replace lost revenue resulting from unsuccessful competitive bidding or non-renewal, renegotiation or early termination of existing municipal and other customer contracts, with other revenue within a reasonable time period, our results of operations, cash flow and financial condition could be adversely affected.

We operate in the highly competitive environmental services industry and may not be able to compete effectively with others in our business lines.

        Some of the markets in which we operate or plan to operate are served by one or more large, international and national companies, as well as by regional and local companies of varying sizes and resources, some of which may have accumulated substantial goodwill in their markets. Some of our competitors may also be better capitalized than we are, have greater name recognition than we do, have access to better equipment than we do, have operations in more jurisdictions than we do, or be able to provide or be willing to bid their services at a lower price than we may be willing to offer. Our inability to compete effectively in securing new or repeat business could hinder our growth or adversely impact our operating results.

        Additionally, in our solid waste operations, many cities and municipalities operate their own waste collection and disposal facilities and have competitive advantages not available to private enterprises. We also encounter competition from landfill disposal alternatives, such as recycling and incineration, which benefit from provincial requirements to reduce landfill disposal. In our infrastructure & soil remediation business, we compete with landfills for contaminated soils which may be able to offer lower prices than our soil remediation facilities depending upon their proximity to the source site of the soil. If we are unable to successfully compete against our competitors, our ability to retain existing customers and obtain future business could be adversely affected.

Our financial and operating performance may be affected by the inability in some instances to renew landfill or organic waste facility permits and agreements, obtain new landfills or organic waste facility permits and agreements or expand existing facilities. Further, the cost of operation and/or future construction of our existing landfills or organic waste facilities may become economically unfeasible, causing us to abandon or cease operations.

        Our ability to meet our financial and operating objectives may depend in part on our ability to acquire, lease or renew permits or agreements to operate or use landfills, organic waste processing or compost facilities, liquid waste processing facilities, soil remediation facilities and clean or remediated soil disposal sites, expand existing landfills and the capacity of our transfer stations, organic or compost facilities and soil remediation facilities and develop new landfill, transfer station, organic waste processing or compost facilities, soil remediation facilities and clean or remediated soil disposal sites. It has become increasingly difficult and expensive to obtain required permits and approvals to build, operate and expand solid waste, soil remediation and liquid waste management facilities, including landfills, transfer stations, soil remediation facilities, clean or remediated soil disposal sites and certain types of organic waste facilities. Expansions of landfill operations, transfer station permits, soil remediation facilities and food processing or processing at our organic processing facilities require GFL to obtain permits, which may impose burdensome terms and conditions that may require us to incur higher capital expenditures than we anticipated and adversely affect our results of operations. Because of these limitations, we may not be able to grow within our existing markets or expand existing landfill sites or the capacity of our transfer stations or usage of third-party landfills, organic waste facilities, soil remediation facilities and clean or remediate soil disposal sites, in order to support acquisitions and internal growth in our existing markets. In particular, increased volumes would shorten the lives of these landfills and with our other facilities could impose limitations on our ability to service our internal tonnage requirements as well as those of our customers. It is also possible that the operation or expansion of existing landfills, organic waste facilities or soil remediation facilities may become economically unfeasible based on management's assessment of permitting issues, acceptable waste streams, available volumes and operating costs and capital expenditures required to meet permitting requirements, in which case we may abandon expansion plans or abandon or cease operations entirely at a particular facility. Any such decision could result in impairment charges as well as ongoing costs for closure and site remediation, which could cause the price of our subordinate voting shares to decline. Exhausting or limiting permitted capacity at any of our facilities would also restrict our growth and reduce our financial performance in the market served by the facility because we would be forced to dispose of waste at more distant disposal or processing facilities or at such facilities operated by our competitors, thereby increasing our waste disposal expenses.

        Our ability to meet our growth objectives depends in part on our ability to expand our existing landfills, organic waste processing facilities, transfer stations, soil remediation facilities, clean or remediated soil disposal sites and such of these facilities that we might acquire. Obtaining required permits and approvals to expand landfills and organic waste processing facilities in some jurisdictions in which we operate, as well as for transfer stations, soil remediation facilities and clean or remediated soil disposal sites has become increasingly difficult and expensive requiring numerous hearings and compliance with various zoning, environmental and regulatory laws subject to frequent and unpredictable change in some cases and drawing resistance from citizens, environmental or other groups. Even if permits are granted, they may contain burdensome terms and conditions or the issuance of permits could be extensively delayed, which could affect the remaining capacity at the facility.

        In addition, certain permits, including the air permit issued to us for our organics processing facility in Delta, British Columbia, contain provisions that permit the regulator to require us to suspend our operations if we are unable to meet certain performance conditions imposed upon us in the permit. If we were unable to comply with these conditions for a period of time or at all, we could be required to temporarily or permanently suspend our operations at the impacted facility, which would adversely affect our operating results.

We have engaged in recent acquisitions and expect to engage in acquisitions in the future, which may pose significant risks and could have an adverse effect on our operations.

        We have engaged in recent acquisitions and expect to engage in future acquisitions in order to achieve our growth strategy. Our ability to execute our growth strategy depends in part on our ability to identify and acquire desirable acquisition candidates at a price and on terms acceptable to us and on our ability to successfully integrate acquired operations into our business. If we identify suitable acquisition candidates, we may be unable to successfully negotiate their acquisition at a price or on terms and conditions acceptable to us, including as a result of the limitations imposed by our debt obligations. While we expect we will be able to fund some of our acquisitions and capital expenditures with our existing resources, we will likely require additional financing, including debt, to pursue certain acquisitions. We may not be able to incur additional debt on terms favourable to us or at all.

        Our future financial performance depends in part upon our ability to efficiently and effectively combine the operations of acquired businesses into our existing operations and achieve identified cost savings and other synergies. If we are unable to identify and correct operational or financial weaknesses in acquired businesses or to achieve the projected cost savings, our operating results and cash flows could be negatively impacted. The integration of acquired businesses and other assets, including certain of such businesses' operations and the differences in operational culture of the acquired businesses, may require significant management time and resources, which may distract management's attention from day-to-day business operations. Management will need to maintain existing customers of the acquired businesses and attract new customers, recruit, retain and effectively manage employees, as well as expand operations and integrate financial control systems. Failure to expand operational and financial systems and controls or to retain and integrate appropriate personnel at a pace consistent with our growth could also adversely affect our operating results. Further, if integration-related expenses and capital expenditure requirements are greater than anticipated, or if we are unable to manage our growth profitably, our financial results and cash flow may decline.

We may be subject to potential liabilities from past and future acquisitions that we may not discover in conducting our due diligence.

        Acquired businesses may be subject to environmental, operational, tax and other liabilities and risks that were not identified at the time they were acquired. In pursuing acquisitions, we conduct due diligence on the business or assets being acquired and seek detailed representations and warranties respecting the business or assets being acquired and typically obtain indemnification from sellers of the acquired companies or from representation and warranty insurance. Despite such efforts, there can be no assurance that the scope of such indemnification or insurance would adequately cover any liabilities as a result of acquisitions, or that we will not become subject to undisclosed liabilities as a result of acquisitions. This failure to discover potential liabilities may be due to various factors, such as our failure to accurately assess all of the pre-existing liabilities of the operations acquired or sellers failing to comply with laws. If this occurs, we may be responsible for such liabilities or violations, which could have a material adverse effect on our business, financial condition and results of operations and in some instances, could negatively impact the public perception of our brand. Further, we are also subject to the risk of fraud on the part of sellers which could, among other things, result in an overstatement of key metrics of the acquired business or in the failure to disclose instances of non-compliance with applicable laws or contracts related to the acquired business which could expose us to governmental investigation, penalties or fines, the risk of termination or renegotiation of such contracts and have a negative impact on the public perception of our brand.

A portion of our growth and future financial performance depends on our ability to integrate acquired businesses, including Waste Industries, and the success of our acquisitions.

        A component of our growth strategy involves achieving economies of scale and operating efficiencies by growing through acquisitions, such as through the Waste Industries Merger. We may not achieve these goals unless we effectively combine the operations of acquired businesses, including Waste Industries, with our existing operations. In addition, we are not always able to control the timing of our acquisitions. Our inability to complete acquisitions within the time frames that we expect may cause our operating results to be less favourable than expected, which could cause the price of our subordinate voting shares to decline. Even if we are able to make acquisitions on advantageous terms and are able to integrate them successfully into our operations and organization, some acquisitions may not fulfill our anticipated financial or strategic objectives in a given market due to factors that we cannot control, such as market conditions, market position, competition, customer base, third-party legal challenges or governmental actions. In addition, we may change our strategy with respect to a market or acquired businesses and decide to sell such operations at a loss, or keep those operations and recognize an impairment of goodwill and/or intangible assets.

Competition for acquisition candidates, consolidation within the environmental services industry and economic and market conditions may limit our ability to grow through acquisitions.

        We seek to grow through strategic acquisitions in addition to organic growth. Although we have and expect to continue to identify numerous acquisition candidates that we believe may be suitable, we may not be able to acquire them at prices or on terms and conditions favourable to us. Other companies have adopted or may in the future adopt our strategy of acquiring and consolidating regional and local businesses. We expect that increased consolidation in the environmental services industry over the longer term will reduce the number of attractive acquisition candidates. Moreover, general economic conditions and the environment for attractive investments may affect the desire of the owners of acquisition candidates to sell their companies. As a result, we may have fewer acquisition opportunities, and those opportunities may be on less attractive terms than in the past, which could cause a reduction in our rate of growth from acquisitions.

We may not be able to achieve management's estimate of the Run-Rate EBITDA of the acquired businesses outlined under "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Our Long-Term Debt".

        We have prepared estimates of the Acquisition EBITDA of businesses that we acquired in Fiscal 2019 that are reflected in our Run-Rate EBITDA and set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Our Long-Term Debt". Our estimates of the Acquisition EBITDA for each of the businesses we have acquired have not been prepared in accordance with IFRS or any other accounting or securities regulations relating to the presentation of pro forma financial information. In particular, the adjustments set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Our Long-Term Debt" do not account for seasonality and are not a guarantee that such results will actually be realized. While we do not believe the seasonality of any one acquired business is material when aggregated with other acquired businesses, the estimates may result in a higher or lower adjustment to our Run-Rate EBITDA than would have resulted had we adjusted for the actual results of each of the acquired businesses for the period prior to our acquisition.

        Our failure to achieve the expected revenue and Adjusted EBITDA contributions could have a material adverse effect on our financial condition and results of operations.

Our Run-Rate EBITDA is based on certain estimates and assumptions and should not be regarded as a representation by us or any other person that we will achieve such operating results. Prospective investors should not place undue reliance on our Run-Rate EBITDA and should make their own independent assessment of our future results of operations, cash flows and financial condition.

        Our Run-Rate EBITDA set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Our Long-Term Debt" represents our estimate of our anticipated annual operating results, including, without limitation, our estimates of (i) the contribution of acquired businesses in the periods prior to our acquisition, and (ii) the contribution of certain contracts and agreements that we entered into during or after completion of the applicable period as if they had commenced at the beginning of the applicable period. Our Run-Rate EBITDA is based on certain estimates and assumptions, some or all of which may not materialize. Unanticipated events may occur that could have a material adverse effect on the actual results achieved by us during the periods to which these estimates relate. Those assumptions are summarized under "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Our Long-Term Debt". Presentation of Run-Rate EBITDA excludes certain expense items, such as the impact of non-cash compensation, and such presentation is not intended to be a substitute for historical IFRS measures of operating performance or liquidity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Our Long-Term Debt" for a discussion of the limitations of non-IFRS measures and the Run-Rate EBITDA calculation included in this prospectus.

        Our Run-Rate EBITDA is subject to material risks, uncertainties and contingencies. We do not intend to update or otherwise revise our Run-Rate EBITDA to reflect circumstances existing or arising after the date of this prospectus, or to reflect the occurrence of unanticipated events. Our Run-Rate EBITDA should not be relied upon for any purpose following the consummation of this offering. The inclusion of Run-Rate EBITDA should not be regarded as a representation by us or any other person that we will achieve such operating results or revenues.

We depend on third-party landfills and transfer stations and we cannot provide assurance that we will maintain these relationships or continue to access services at current or higher levels.

        We do not own or operate landfills or transfer stations in certain markets in which we operate. As a result, we rely on third-party landfills or transfer stations to dispose of solid waste in certain markets. If we are unable to access these third-party facilities or if the rates for such third-party facilities increase, it could increase our expenses and reduce profitability. Accordingly, we depend on utilizing a certain level of third-party landfills to be able to conduct our operations at profitable levels.

        We cannot provide assurance that we will maintain our relationships or have access to any particular landfill or transfer station at current levels. We also cannot provide assurance that third-party landfills or transfer stations will continue to permit our usage and charge gate rates that generate acceptable margins for us. Negative impacts could also occur in disposal-neutral markets if our existing third-party landfill or transfer station operators fail to renew their operating contracts, if the volume of waste disposal increases and we are unable to find capacity for such increase or if landfill or transfer station operators increase their gate rates. In addition, new contracts for disposal services that we enter into may not have terms similar to those contained in our existing disposal arrangements, in which case our revenue and profitability could decline.

Our access to equity or debt capital markets is not assured.

        Our ability to access equity or debt capital markets may be severely restricted at a time when we would like, or need, to do so. While we expect we will be able to fund some of our acquisitions and capital expenditures with our existing resources, additional financing, including additional debt, to pursue additional acquisitions will likely be required. However, particularly if market conditions deteriorate, we may be unable to secure additional financing or such additional financing may not be available to us on favourable terms, which could have an impact on our flexibility to pursue additional acquisition opportunities. In addition, disruptions in the capital and credit markets could adversely affect our ability to draw on our Revolving Credit Facility (as defined herein) or raise other capital. Our access to funds under the Revolving Credit Facility is dependent on the ability of the banks that are parties to the facility to meet their funding commitments. Those banks may not be able to meet their funding commitments if they experience shortages of capital and liquidity or if they experience excessive volumes of borrowing requests within a short period.

The cyclical nature of the infrastructure & soil remediation industry may have a significant impact on the level of competition for available projects.

        Fluctuating demand cycles are common in the infrastructure industry and can have a significant impact on the level of competition for available projects. As such, fluctuations in the demand for infrastructure services or the ability of the private and/or public sector to fund projects in then-current economic climate could adversely affect the number of projects available in our markets, pricing and our margins and thus our results, which could cause the price of our subordinate voting shares to decline.

        Given the project-based nature of the infrastructure industry, our financial results, similar to others in the industry, may be impacted in any given period by a wide variety of factors beyond our control (as outlined herein) and, as a result, there may be from time to time, significant and unpredictable variations in our quarterly and annual financial results, which could cause the price of our subordinate voting shares to decline.

        The changes in demand for soil remediation are typically reactive and correspond directly with demand cycles in the infrastructure industry as infrastructure projects generate a significant majority of the demand for soil remediation services.

Increases in labour costs and disposal and related transportation costs could impact our financial results.

        Labour is one of our highest costs and increases in labour costs could materially affect our cost structure. If we fail to attract and retain qualified employees, control our labour costs or recover any increased labour costs through increased prices charged to our customers, or otherwise offset such increases with cost savings in other areas, our operating margins could suffer. In addition, we compete with other businesses in our markets for qualified employees. From time to time, the labour supply is limited in some of our markets. A shortage of qualified employees would require us to enhance our wage and benefits packages to compete more effectively for employees, to hire more expensive temporary employees or to contract for services with more expensive third-party sellers.

        While few of our employees are paid minimum wage, further increases in the minimum wage could create upward pressure on our labour costs and could have an adverse impact on our financial condition, results of operations and cash flows.

        Disposal and related transportation costs are also a significant cost category for us. If we incur increased disposal and related transportation costs and if we are unable to pass these costs on to our customers, our operating results would suffer.

Price increases may not be adequate to offset the impact of increased costs or may cause us to lose customers.

        We seek price increases necessary to offset increased costs, to improve operating margins and to obtain adequate returns on our deployed capital. Contractual, general economic, competitive or market-specific conditions may limit our ability to raise prices. As a result of these factors, we may be unable to offset increases in costs, improve operating margins and obtain adequate investment returns through price increases. We may also lose customers to lower-price competitors.

Because of our prior acquisitions and future acquisitions we may engage in, our historical operating results may be of limited use in evaluating our historical performance and predicting our future results.

        We have acquired over 100 businesses since our inception in 2007. We expect that we will engage in acquisitions of other businesses from time to time in the future as part of our growth strategy. The operating results of the businesses acquired in Fiscal 2019, the Predecessor 2018 Period, the Successor 2018 Period and Fiscal 2017 are included in our audited financial statements from the respective dates of each such acquisition. Historically, all of our acquisitions have been accounted for using the acquisition method of accounting in accordance with IFRS. Use of this method has resulted in a new valuation of the assets and liabilities of the acquired companies, which has generally led to an increase in asset values. We expect an increase in our depreciation and amortization expense and a reduction in our operating and net income commensurate with such increase. As a result of these acquisitions and any future acquisitions, our historical operating results may be of limited use in evaluating our historical performance and predicting our future results.

Our operations in the United States and our financial instruments that are denominated in U.S. dollars could expose us to exchange rate fluctuations that could adversely affect our financial performance and our reported results of operations.

        Our operations in the United States are conducted in U.S. dollars and the 2022 Notes, the 2023 Notes, the 2026 Notes, the 2027 Notes, the Secured Notes (each as defined herein) and the outstanding borrowings under our Term Facility (as defined herein) are denominated in U.S. dollars. Our consolidated financial statements are denominated in Canadian dollars, and to prepare those financial statements we must translate the amounts of the assets, liabilities, net sales, other revenues and expenses of our operations in the United States from U.S. dollars into Canadian dollars using exchange rates for the current period. Fluctuations in the exchange rates that are unfavourable to us would have an adverse effect on our financial performance and reported results of operations.

        Further, while we hedge the principal and interest payments on the 2022 Notes, the 2023 Notes, the Initial 2026 Notes, the 2027 Notes, the Secured Notes and a portion of the Term Facility, we do not hedge the Additional 2026 Notes or the entire amount outstanding under our Term Facility. The currency risk associated with the unhedged portion of the Additional 2026 Notes and the Term Facility are managed with the U.S. dollar denominated cash flows generated from our U.S. operations. If we generate insufficient U.S. dollar denominated cash flows from our U.S. operations, we may be exposed to exchange rate risk with respect to the unhedged portion of the Additional 2026 Notes and the Term Facility.

Our results of operations could be affected by changing prices or market requirements for recyclable materials.

        Our results of operations have been and may continue to be affected by changing purchase or resale prices or market requirements for recyclable materials. Our recycling business involves the purchase and sale of recyclable materials, some of which are priced on a commodity basis. The market for recyclable materials, particularly newspaper, corrugated containers, plastic and ferrous and aluminum metals may be adversely affected by price decreases which could negatively impact our operating results. The sale prices of and the demand for recyclable commodities, particularly paper products, are frequently volatile and when they decline, our revenues, operating results and cash flows will be affected, which could cause the price of our subordinate voting shares to decline.

Foreign import and export regulations imposed on recyclables could impact our ability to export recyclable materials.

        In 2013, the Chinese government began to strictly enforce regulations that establish limits on moisture and non-conforming materials that may be contained in imported recycled paper and plastics and restrict the import of certain other plastic recyclables. In 2017, the Chinese government announced a ban on certain materials, including mixed waste paper and mixed plastics from being included in recyclable material, as well as extremely restrictive quality requirements, effective in 2018, that have been difficult for the waste management industry to achieve. Many other markets, both domestic and foreign, have tightened their quality expectations in respect of recyclable materials as well. In addition, other countries have limited or restricted the import of certain recyclables. Single stream MRFs process a wide range of commingled materials and tend to receive a higher percentage of non-recyclables, which results in increased processing and residual disposal costs to achieve quality standards.

        Furthermore, in 2017, the Chinese government began to limit the flow of material into the country by restricting the issuance of required import licenses. The use of restrictions on import licenses to restrict flow into China is expected to continue throughout this year. The current U.S. presidential administration has made substantial changes to foreign trade policy and imposed increases in tariffs on international trade. In response, China has imposed new tariffs on the import of recyclable commodities, including wastepaper, plastics and metals. Currently this does not have a significant impact on our operations since commodity sales represented less than 2% of our total revenues for Fiscal 2019, but such restrictions and tariffs may have an impact on our ability to export recyclable materials globally.

The waste management industry is undergoing fundamental change as traditional waste streams are increasingly viewed as renewable resources and changes in laws and environmental policies may limit the items that enter the waste stream, any of which may adversely impact volumes at our transfer stations and landfills.

        The waste management industry has increasingly recognized the value of the waste stream as a renewable resource and new alternatives to landfilling are being developed that seek to maximize the renewable energy and other resource benefits of waste. In addition, environmental initiatives, such as product stewardship and extended producer responsibility, which hold manufacturers or other actors in the product life cycle responsible for the disposal of manufactured goods, may reduce the volume of products that enter the waste stream. Further, there may be changes in the laws that classify currently unregulated residual materials as waste, reclassify items in the waste stream as hazardous or that otherwise prohibit the disposal of certain wastes in our landfills. These alternatives and changes in laws may impact the demand for landfill space, which may affect our ability to operate our landfills at full capacity, as well as the tipping fees and prices that we can charge for utilization of landfill space. As a result, our revenues and operating margins could be adversely affected, which could cause the price of our subordinate voting shares to decline.

        Cities and municipalities in which we own and/or operate landfills may be required to formulate and implement comprehensive plans to reduce or direct the volume of solid waste deposited in landfills through waste planning, composting, recycling or other programs, such as flow control. Some provincial and local governments prohibit the disposal of certain types of wastes, such as yard waste, at landfills. Such actions have reduced and may in the future further reduce the volume of waste going to landfills in certain areas, which may affect our ability to operate our landfills at full capacity and could adversely affect our operating results, which could cause the price of our subordinate voting shares to decline.

Increasing efforts by provinces, states and municipalities to reduce landfill disposal could lead to our landfills operating at a reduced capacity or force us to charge lower rates.

        Provinces, states and municipalities increasingly have supported the following alternatives to or restrictions on current landfill disposal: (i) reducing waste at the source, including recycling and composting; (ii) prohibiting disposal of certain types of waste at landfills; and (iii) limiting landfill capacity.

        Many provinces and states have enacted, or are currently considering or have considered enacting, laws regarding waste disposal, including: (i) requiring counties, regions, cities and municipalities under their jurisdiction to use waste planning, composting, recycling or other programs to reduce the amount of waste deposited in landfills; and (ii) prohibiting the disposal of food and organic waste, yard waste, tires and other items in landfills. Even where not prohibited by applicable law, some grocery stores and other businesses have chosen or may in the future choose to divert their waste from landfills, while other companies have set zero waste goals and communicated an intention to cease the disposal of any waste at landfills. Although such mandates and initiatives help to protect our environment, these developments may reduce the volume of waste disposed of in landfills in certain areas, which could lead to our landfills operating at less than capacity or force us to charge lower prices for our landfill disposal services.

Changes to patterns regarding disposal of waste could adversely affect our results of operations by reducing the volume of waste available for collection and disposal, thus reducing our earnings.

        Waste reduction programs may reduce the volume of solid waste available for collection and disposal in some areas where we operate. Municipal and provincial authorities increasingly mandate recycling and waste reduction at the source and prohibit the disposal of certain types of waste, such as yard waste, at landfills where we send waste we receive at our transfer stations. Any significant change in regulation or patterns regarding disposal of solid waste would have a material adverse effect on our earnings by reducing the level of demand for our services, resulting in decreased revenue and the earnings we are able to generate. Additionally, regulations establishing extended producer responsibility ("EPR") are being considered or implemented in many places around the world, including in the United States and Canada. EPR regulations are designed to place either partial or total responsibility on producers to fund the post-use life cycle of the products they create. Along with the funding responsibility, producers may be required to take over management of local recycling programs by taking back their products from end users or managing the collection operations and recycling processing infrastructure. There is no federal law establishing EPR in the United States; however, state and local governments could, and in some cases have, taken steps to implement EPR regulations. If wide-ranging EPR regulations were adopted, they could have a fundamental impact on the waste streams we manage and how we operate our business, including contract terms and pricing.

        While we are expanding our service offerings to include organic waste facilities, there can be no assurance that the volume or pricing of such services would offset any loss in revenue from our landfill operations. If we are not successful in expanding our service offerings, growing lines of businesses to service waste streams that do not go to landfills and providing services for customers that wish to reduce waste entirely, then our revenues may decline.

Fuel supply and prices may fluctuate significantly, and we may not be able to pass on cost increases to our customers.

        We rely on diesel fuel to run the majority of our collection vehicles in our solid and liquid waste operations and our equipment used in our transfer stations, landfills, organic waste facilities and infrastructure & soil remediation operations. The price and supply of diesel fuel can fluctuate significantly based on international, political and economic circumstances, as well as other factors outside of our control, such as actions by the Organization of the Petroleum Exporting Countries ("OPEC") and other oil and gas producers, regional production patterns, weather conditions, political instability in oil and gas producing regions and environmental concerns. Supply shortages could also substantially increase our operating expenses. Additionally, as fuel prices increase, our direct operating expenses increase and many of our suppliers raise their prices as a means to offset their own rising costs. Our contracts or competitive pressures may limit our ability to pass on, or the timing of our ability to pass on, the increases in fuel costs or the full amount of increases in our fuel costs to our customers. We also use natural gas for the operation of part of our solid waste fleet. Natural gas prices are also subject to fluctuation. We do not currently use derivative instruments to hedge against these fluctuations. To the extent that lower fuel prices result in negative CPI on a year-over-year basis, revenue from municipal contracts that provide for both increases and decreases in amounts payable to us as the contractor may reduce our revenue.

        Our operations also require the use of products (such as liners at our landfills) the costs of which may vary with the price of petrochemicals. An increase in the price of petrochemicals could increase the cost of those products, which would increase our operating and capital costs. We are also susceptible to increases in indirect fuel fees from our vendors.

        Selling prices in our UMO business are sensitive to changes in the market price of oil. Reductions in oil prices may affect our UMO collections and our pricing. As the price of oil per barrel drops, refineries may reduce their production in response, resulting in a reduction in the amount of UMO that we sell to these refineries that are UMO customers. This may reduce our revenue.

We require sufficient cash flow to reinvest in our business.

        Our financial strategy depends on our ability to maintain the current rating on our existing debt, generate sufficient cash flow to reinvest in our existing business, fund internal growth, acquire other environmental service businesses and take other actions to enhance our value. If we cannot maintain our current rating on our existing debt, our interest expense could increase and our ability to obtain financing on favourable terms may be adversely affected.

        We must also use a portion of our cash flows from operating activities for growth and maintenance capital expenditures, including the maintenance of our existing fleet and facilities, which reduces our flexibility to use such cash flows for other purposes, such as reducing our indebtedness. Our capital expenditures could increase if we make acquisitions or bid on new municipal contracts which may require us to provide new vehicles to service the contracts. We may also be required to make unexpected capital expenditures to respond to changes in governmental requirements which govern our operations, such as stricter emissions requirements applicable to our vehicles or our facilities or more stringent odor control requirements. In addition, if we acquire more landfill assets, we will incur higher capital expenditures because of the more capital intensive nature of the landfill business. The amount that we spend on capital expenditures may exceed current expectations, which may require us to obtain additional funding for our operations and incur additional indebtedness or impair our ability to grow our business.

We may be unable to obtain performance or surety bonds, letters of credit or other financial assurances or to maintain adequate insurance coverage.

        If we are unable to obtain performance or surety bonds, letters of credit or insurance, we may not be able to enter into additional contracts or retain or obtain necessary operating permits. Each of our collection contracts, municipal contracts, infrastructure contracts, transfer stations, organic facilities or soil remediation or clean or remediated soil site operations and landfill closure and post-closure obligations may require performance or surety bonds, letters of credit or other financial assurance to secure contractual performance or comply with federal, state, provincial or local environmental laws or regulations. We typically satisfy these requirements by posting bonds or letters of credit. As of December 31, 2019, we had approximately $778.6 million of such surety bonds in place and approximately $104.3 million of letters of credit issued. Closure bonds are difficult and costly to obtain and are subject to governmental laws or regulations which may change and become increasingly stringent. If we are unable to obtain performance or surety bonds or additional letters of credit in sufficient amounts or at acceptable rates, we could be precluded from entering into additional contracts or obtaining or retaining operating permits for our various permitted facilities. Any future difficulty in obtaining insurance also could impair our ability to secure future contracts that are conditional upon the contractor having adequate insurance coverage. Accordingly, our failure to obtain performance or surety bonds, letters of credit or other financial assurances or to maintain adequate insurance coverage could limit our operations or violate federal, state, provincial, or local requirements, which could have a materially adverse effect on our business, financial condition and results of operations, which could cause the price of our subordinate voting shares to decline.

Our business is subject to operational, health and safety and environmental risks, including the risk of personal injury to employees and others.

        Provision of environmental services involves risks, such as on- or off-site vehicle or equipment accidents, equipment defects, spills, malfunctions and failures and natural disasters, which could potentially result in releases of hazardous materials, injury or death of employees and others or a need to shut down or reduce operation of our facilities while remedial actions are undertaken. These risks expose us to potential liability, damages, fines or charges for pollution, remediation and other environmental damages, personal injury, loss of life, business interruption and property damage or destruction.

        While we seek to minimize our exposure to such risks through comprehensive training and compliance programs and insurance, as well as vehicle and equipment maintenance programs, if we were to incur substantial liabilities in excess of any applicable insurance, our business, results of operations and financial condition could be adversely affected, which could cause the price of our subordinate voting shares to decline.

We depend on our key personnel.

        Our success depends significantly on the continued individual and collective contributions of our senior, regional and local management teams. The loss of the services of members of these management teams or the inability to hire and retain experienced replacement management personnel could have a material adverse effect on our business, results of operations and financial condition. In addition, to implement and manage our business and operating strategies effectively, we must maintain a high level of efficiency and performance, continue to enhance our operational and management systems, and continue to successfully attract, train, motivate and manage our employees. If we are not successful in these efforts, this may have a material adverse effect on our business, results of operations and financial condition. Any departures of key personnel could also be viewed in a negative light by investors and research analysts, which could cause the price of our subordinate voting shares to decline.

Our business requires us to register as a commercial vehicle operator in the jurisdictions in which we operate and maintain certain standards with respect to the operation of our fleet.

        Each of the jurisdictions in which we operate has regulations that govern the operation and safety requirements of our vehicles. For example, the Ministry of Transportation for some Canadian provinces monitors each carrier's collisions, convictions and fleet inspections and assigns a carrier safety rating based on a pre-determined formula compared with industry performance data. These ratings are important as they determine our ability to operate vehicles in the particular province and may affect our ability to bid on certain municipal and other commercial contracts which require that a bidder have a certain rating at the time of the bid submission. Our failure to maintain the required ratings could adversely affect our results of operations, which could cause the price of our subordinate voting shares to decline.

Our business is and may be adversely affected by weather conditions and seasonality.

        Our operating results fluctuate seasonally. Our solid waste and liquid waste operations can be adversely affected by periods of inclement or severe weather, which could increase the volume of waste collected under our existing contracts, delay the collection and disposal of waste, reduce the volume of waste delivered to our disposal sites, delay the construction or expansion of our landfill sites and other facilities or cause us to incur incremental labour, maintenance and equipment costs and penalties under municipal contracts, some or all of which we may not be able to recover from our customers. In our infrastructure & soil remediation business line, our operating revenue is lowest in the first quarter primarily due to lower construction project activity in the winter months as a result of winter weather conditions. High precipitation levels, particularly in the spring, can also adversely impact revenue, particularly in the first and second quarters when project start dates are more likely to be delayed or result in the extension of road load restrictions, negatively impacting the volume of soil at our soil remediation facilities. Weather conditions can also cause delays in the timing of purchases of UMO by asphalt plants engaged in road construction.

        In addition, natural disasters, such as winter storms, periods of particularly inclement weather or climate extremes resulting from climate change, may also generally force us to temporarily suspend some of our operations and as a result, may significantly affect our operating results, which could cause the price of our subordinate voting shares to decline.

        Because of these factors, we expect operating income to generally be lower in the winter months. The impact of adverse weather conditions on our operations may also contribute to variability in our interim and annual period to period results of operations.

The loss of existing customers or the inability to obtain new contracts could adversely affect our business.

        Our business depends to a large degree on our customer contracts and relationships. If we are unable to maintain our existing customer contracts or obtain additional customer contracts or service agreements to replace lost customer revenue, our business, results of operations, cash flows and financial condition will be adversely affected, which could cause the price of our subordinate voting shares to decline.

An economic downturn may have an adverse impact on our operating results and may expose us to credit risk from our customers.

        Our business is subject to a number of general economic factors, many of which are out of our control, which may have a material adverse effect on our business, financial condition and results of operations. These include recessionary economic cycles and downturns in the business cycles of the industries in which our customers conduct business, as well as downturns in the principal regional economies where our operations are located. A weak economy generally results in a decline in solid and certain liquid waste volumes generated as well as in infrastructure and construction and demolition projects which may reduce the volume of contaminated soil at our soil remediation operations and the volume of liquid waste at our sludge pads which would negatively affect our operating results. Consumer uncertainty and the loss of consumer confidence may decrease overall economic activity and thereby reduce demand for the services we provide. Additionally, the decline in liquid or solid waste volumes may result in increased competitive pricing pressure and increased customer turnover, resulting in lower revenue and increased operating costs.

        The challenging economic environment may cause some of our customers to suffer financial difficulties and ultimately to be unable or unwilling to pay amounts owed to us. This could have a negative impact on our financial condition, results of operations and cash flows, which could cause the price of our subordinate voting shares to decline.

We are increasingly dependent on technology in our operations and, if our technology fails, our business could be adversely affected.

        We may experience problems with the operation of our current information technology systems or the technology systems of third parties on which we rely, as well as the development and deployment of new information technology systems, that could adversely affect, or even temporarily disrupt, all or a portion of our operations until resolved. The inability to implement new systems or delays in implementing new systems can also affect our ability to realize projected or expected cost savings. Additionally, any systems failures could impede our ability to timely collect and report financial results and other operating information in accordance with our banking and other contractual commitments and our environmental and other permits.

A cybersecurity incident could negatively impact our business and our relationships with customers.

        We use computers in substantially all aspects of our business operations. We also use mobile devices, social networking and other online activities to connect with our employees and our customers. Such uses give rise to cybersecurity risks, including security breach, espionage, system disruption, theft and inadvertent release of information. Our business involves the storage and transmission of numerous classes of sensitive and/or confidential information and intellectual property, including customers' personal information, private information about employees and financial and strategic information about us and our customers. We also rely on a payment card industry compliant third party to protect our customers' credit card information. While we pursue our strategy to grow through acquisitions and to pursue new initiatives that improve our operations and cost structure, we are also expanding and improving our information technologies, resulting in a larger technological presence and corresponding exposure to cybersecurity risk. If we fail to assess and identify cybersecurity risks associated with acquisitions, new initiatives and our information technology systems generally, we may become increasingly vulnerable to such risks. Additionally, while we have implemented measures to prevent security breaches and cyber incidents, our preventive measures and incident response efforts may not be entirely effective. The theft, destruction, loss, misappropriation, release of sensitive and/or confidential information or intellectual property or interference with our information technology systems or the technology systems of third parties on which we rely, could result in business disruption, negative publicity, brand damage, violation of privacy laws, loss of customers, potential liability and competitive disadvantage.

Damage to our reputation or our brand could adversely affect our business.

        Developing and maintaining our reputation and our brand are important factors in our relationship with customers, suppliers and others. Our ability to address adverse publicity or other issues, including concerns about service quality, environmental compliance, efficacy or similar matters, real or perceived, could negatively impact sentiments towards us and our services, and our business and financial results could suffer. In addition, any lawsuits, regulatory inquiries or other legal proceedings brought against us, could create negative publicity, which could damage our reputation and competitive position and adversely affect our business and financial condition, which could cause the price of our subordinate voting shares to decline.

The introduction of new tax or accounting rules, laws or regulations could adversely impact our reported results of operations.

        Complying with new tax or accounting rules, laws or regulations could adversely impact our results of operations or cause unanticipated fluctuations in our results of operations or financial conditions in future periods. The legislation recently enacted in the United States commonly known as the Tax Cuts and Jobs Act made extensive changes to the U.S. federal income tax system. This law and related future legislation, regulations and rulings could adversely affect our U.S. federal income tax treatment. The interpretation and application of many provisions of this law are subject to significant ambiguity. You are highly encouraged to consult your advisors regarding such changes.

Increases in insurance costs could reduce our operating margins and reported earnings.

        Our operations are subject to risks normally inherent in an environmental services industry, including potential liability which could result from, among other circumstances, personal injury, environmental claims or property damage. We maintain insurance policies for automobile, general, employers, environmental, products liability, cyber incident, worker's compensation for our employees in our U.S. operations, directors' and officers' fiduciary liability and property insurance. Worker's compensation insurance for our Canadian operations is covered under various provincial government programs. The availability of, and ability to collect on, insurance coverage is subject to factors beyond our control. In addition, we may become subject to liability hazards in circumstances where we cannot or may elect not to insure (because of high premium costs or other reasons), or for occurrences which exceed maximum coverage under our policies. We also provide group employee health and welfare benefits insurance coverage to our non-unionized employees and unionized employees pursuant to collective bargaining agreements. We have no control over changing conditions and pricing in the insurance marketplace and the cost or availability of various types of insurance may change dramatically in the future. Also, our costs of providing group health coverage may increase based on our claims experience. To the extent these costs cannot be passed on to our customers through rate increases, increases in insurance costs could reduce future profitability. Furthermore, the inability to obtain insurance in the future for certain types of losses may require us to limit the services we provide or the areas in which we operate, thereby reducing our revenue. Lastly, the occurrence of a significant uninsured loss could have a material adverse effect on us. Also, due to the variable condition of the insurance market, we may experience future increases in self-insurance levels as a result of increased retention levels and increased premiums. If we elect to assume more risk for self-insurance through higher retention levels, we may experience more variability in our self-insurance reserves and expense.

Governmental authorities have enacted (and are expected to further enact) climate change requirements that could increase our costs to operate.

        Environmental advocacy groups and regulatory agencies in Canada and in the U.S. have been focusing considerable attention on the emissions of greenhouse gases and the link they are understood to have to climate change. As a consequence, governments have enacted (and are expected to further enact) laws and regulations to regulate greenhouse gas emissions through requirements of specific controls, carbon levies, cap and trade programs or other measures. Comprehensive greenhouse gas legislation, including carbon pricing and the imposition of fees, taxes or other costs, could adversely affect our collection, disposal and processing operations as well as the operations of our customers. Changing environmental regulations could require us to take any number of actions, including the purchase of emission allowances or the installation of additional pollution control technology such as methane gas collection systems at landfills, and could make our operations less profitable, which could adversely affect our results of operations, which could cause the price of our subordinate voting shares to decline.

We could be subject to significant fines and penalties, and our reputation could be adversely affected, if our businesses, or third parties with whom we have a relationship, fail to comply with U.S., Canadian or foreign anti-bribery or anti-corruption laws or regulations.

        It is our policy to comply with all applicable anti-bribery laws, such as the U.S. Foreign Corrupt Practices Act, Canada's Corruption of Foreign Public Officials Act and other applicable local laws of the countries in which we operate, and we monitor our local partners' compliance with such laws as well. Charles Rizzo, a former officer of a business that the Company acquired, was a subject of an enforcement action under the applicable anti-bribery laws of the acquired business's jurisdiction. As a result of such enforcement action, Mr. Rizzo was convicted of bribery and sentenced to more than five years in a federal prison. We were not subject to any fines or penalties as result of this enforcement action, nor have we received any fines or penalties regarding any other anti-bribery activities in the past five years. Our reputation may be adversely affected if we were reported to be associated with corrupt practices or if we, our former employees or our local partners fail to comply with such laws. Such damage to our reputation could adversely affect our ability to grow our business. Additionally, violations of such laws could subject us to significant fines and penalties.

We will incur increased expenses as a result of being a public company and our current resources may not be sufficient to fulfill our public company obligations.

        We expect to incur significant legal, accounting, insurance and other expenses as a result of being a public company, which may negatively impact our performance and could cause our results of operations and financial condition to suffer. Compliance with applicable securities laws in the United States and Canada and the rules of the NYSE and TSX substantially increases our expenses, including our legal and accounting costs, and makes some activities more time-consuming and costly. Reporting obligations as a public company and our anticipated growth may strain our financial and management systems, processes and controls, as well as on our personnel.

        We also expect these laws, rules and regulations to make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as officers. As a result of the foregoing, we expect a substantial increase in legal, accounting, insurance and certain other expenses in the future, which will negatively impact our financial performance and could cause our results of operations and financial condition to suffer.

        We are responsible for establishing and maintaining adequate internal control over financial reporting, which is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. Because of our inherent limitations and the fact that we are a new public company and are implementing new financial control and management systems, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. A failure to prevent or detect errors or misstatements may result in a decline in the market price of our subordinate voting shares and harm our ability to raise capital in the future.

        If our management is unable to certify the effectiveness of our internal controls or if material weaknesses in our internal controls are identified, we could be subject to regulatory scrutiny and a loss of public confidence, which could harm our business and cause a decline in the price of our subordinate voting shares. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in the market price of our subordinate voting shares and harm our ability to raise capital. Failure to accurately report our financial performance on a timely basis could also jeopardize our listing on the NYSE and/or TSX or any other stock exchange on which our subordinate voting shares or Units may be listed. Delisting of our subordinate voting shares or Units on any exchange would reduce the liquidity of the market for our subordinate voting shares or Units, as applicable, which would reduce the price of and increase the volatility of the market price of our subordinate voting shares or Units, as applicable.

Failure to comply with requirements to design, implement and maintain effective internal control over financial reporting could have a material adverse effect on our business and stock price.

        As a privately-held company, we were not required to evaluate our internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404(a) of the Sarbanes-Oxley Act ("Section 404"), in the United States, or National Instrument 52-109—Certification of Disclosure in Issuers' Annual and Interim Filings ("NI 52-109"), in Canada.

        As a public company, we will become subject to reporting and other obligations under applicable U.S. and Canadian securities laws and rules of the NYSE and the TSX. We will have significant requirements for enhanced financial reporting and internal controls. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. If we are unable to establish or maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis, result in material misstatements in our consolidated financial statements and harm our results of operations.

        In addition, we will be required to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting in the second annual report following the completion of this offering. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation. Testing and maintaining internal controls may divert our management's attention from other matters that are important to our business. In addition, our independent registered public accounting firm will be required to issue an attestation report on the effectiveness of our internal control over financial reporting in the second annual report following the completion of this offering.

        In connection with the implementation of the necessary procedures and practices related to internal control over financial reporting, we may identify deficiencies that we may not be able to remediate in time to meet the deadline imposed by U.S. and/or Canadian securities laws, including pursuant to Section 404. In addition, we may encounter problems or delays in completing the remediation of any deficiencies identified by our independent registered public accounting firm in connection with the issuance of their attestation report. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses which could result in a material misstatement of our annual consolidated financial statements, our interim reports, or disclosures that may not be prevented or detected.

        We do not expect that our disclosure controls and procedures and internal controls over financial reporting will prevent all error and fraud. A control system, no matter how well-designed and implemented, can provide only reasonable, not absolute, assurance that the control system's objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues within an organization are detected. The inherent limitations include the realities that judgements in decision making can be faulty, and that breakdowns can occur because of simple errors or mistakes. Controls can also be circumvented by individual acts of certain persons, by collusion of two or more people or by management override of the controls. Due to the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected in a timely manner or at all. We may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with U.S. and/or Canada securities laws, including, the Sarbanes-Oxley Act for compliance with the requirements of Section 404, or our independent registered public accounting firm may not issue an unqualified opinion. If either we are unable to conclude that we have effective internal control over financial reporting or our independent registered public accounting firm is unable to provide us with an unqualified opinion, investors could lose confidence in our reported financial information, which could have a material adverse effect on the trading price of our subordinate voting shares. Failure to accurately report our financial performance on a timely basis could also jeopardize our listing on the NYSE and/or TSX or any other stock exchange on which our subordinate voting shares may be listed. Delisting of our subordinate voting shares on any exchange would reduce the liquidity of the market for our subordinate voting shares, which would reduce the price of and increase the volatility of the market price of our subordinate voting shares.

Efforts by labour unions could divert management attention and adversely affect operating results.

        From time to time, labour unions attempt to organize our employees. As of December 31, 2019, approximately 13% of our employees were represented by unions, and we have or will have collective bargaining agreements with each of these groups. Negotiating collective bargaining agreements could divert management's attention, which could adversely affect operating results. Additional groups of employees may seek union representation in the future. As a result of these activities, we may be subject to unfair labour practice charges, complaints and other legal, administrative and arbitral proceedings initiated against us by unions or employees, which could divert management's attention from our operations, resulting in an adverse impact on our operating results. If we are unable to negotiate acceptable collective bargaining agreements, we may be subject to labour disruptions, such as union-initiated work stoppages or strikes. Depending on the type and duration of any labour disruptions, our operating expenses could increase significantly, which could adversely affect our financial condition, results of operations and cash flows. While the majority of our collective agreements contain "no strike" clauses, extended labour disruptions could impact our ability to fulfill our contractual obligations to municipalities and other customers and result in termination of our contracts.

Our accruals for our landfill site closure and post-closure costs and contamination-related costs may be inadequate.

        We are required to pay capping, closure and post-closure maintenance costs for all of our owned landfill sites, and in some instances landfill sites that we manage. Our estimates or assumptions concerning future cell development, landfill closure or post-closure costs may turn out to be significantly different from actual results. Our obligations to pay closure or post-closure costs or other contamination-related costs may exceed the amount we have accrued and reserved from funds or reserves established to pay such costs. In addition, subsequent to the completion or closure of a landfill site, we may be liable for unforeseen environmental issues, which could result in our payment of substantial remediation costs. To the extent that such events occur at a landfill, cash expenditures for closure and post-closure could be accelerated, results of operations and cash flow estimates may be adversely affected and the carrying amount of the landfill may be subject to impairment testing, which could adversely affect our financial condition or operating results and could cause the price of our subordinate voting shares to decline.

Competitive dynamics for excess landfill capacity have changed in the past and may change in the future.

        Excess capacity in U.S. landfills in Michigan and upstate New York has resulted in very competitive pricing for the large volume of solid waste that we control through our network of transfer stations in Ontario and through our collection operations in Michigan. A change in this competitive dynamic would have a significant adverse impact on the costs of operating our solid waste business and our operating revenue.

Our business may be interrupted by litigation or regulatory or activist action.

        We may, in the normal course of business, be subject to judicial, administrative or other third-party proceedings that could interrupt or limit our operations, result in adverse judgements, settlements or fines and create negative publicity. Many of these matters raise difficult and complicated factual and legal issues and are subject to uncertainties and complexities. In addition, individuals or environmental activists could lobby governments to limit the scope of our operations, especially in connection with obtaining new or expanded permits and regulating disposal sites for remediated soils and organic waste processing facilities. The timing of the final resolutions to lawsuits, regulatory inquiries and governmental and other legal proceedings is uncertain. Additionally, the possible outcomes or resolutions to these matters could include adverse judgements, orders or settlements or require us to implement corrective measures or facility modifications, any of which could require substantial payments. Any adverse outcome in such proceedings could adversely affect our operations and financial results, which could cause the price of our subordinate voting shares to decline.

The geographic location of our Southeastern United States operations could leave us vulnerable to acts of nature in those areas.

        Our facilities located in the Southeastern United States are especially susceptible to natural disasters such as hurricanes and tropical storms. A significant natural disaster could severely damage or destroy these facilities, disrupting employees and customers, which could, in turn, significantly adversely affect our business, results of operations and financial condition.

Risks Related to this Offering and Ownership of Our Subordinate Voting Shares and Multiple Voting Shares

The Investors will continue to have significant influence over us upon completion of the offering.

        Our multiple voting shares have 10 votes per share and our subordinate voting shares, which are the shares we and the selling shareholder are selling in this offering, have one vote per share. Collectively, Patrick Dovigi, Josaud Holdings Inc., Josaud II Holdings Inc., Sejosa Holdings Inc. and Sejosa II Holdings Inc. (the "Dovigi Group") will hold all of our issued and outstanding multiple voting shares, approximately 3.7% of our total issued and outstanding shares and approximately 27.8% of the voting power attached to all of the shares (approximately 3.6% and 27.1%, respectively, if the underwriters exercise their option to purchase additional subordinate voting shares in full). Each of Sejosa Holdings Inc., Sejosa II Holdings Inc., Josaud Holdings Inc. and Josaud II Holdings Inc. is owned directly or indirectly by Patrick Dovigi, his family members and discretionary trusts settled by family members of Patrick Dovigi.

        Upon completion of this offering, the Investors will hold approximately 68.5% of our total issued and outstanding shares and approximately 76.4% of the voting power attached to all of the shares (approximately 66.3% and 74.5%, respectively, if the underwriters exercise their option to purchase additional subordinate voting shares in full).

        The Investors will have significant influence over us and decisions that require shareholder approval, including election of directors and significant corporate transactions. As long as the Investors, or affiliates thereof, own or control at least a majority of the voting power attached to all of the shares, they will have the ability to exercise substantial control over all corporate actions requiring shareholder approval, irrespective of how our other shareholders may vote, including the election and removal of directors and the size of our board of directors, any amendment of our articles ("Articles") or by-laws, or the approval of any significant corporate transaction, including a sale of substantially all of our assets. Even if their ownership falls below 50% of the voting power attached to all of the shares, the Investors, or affiliates thereof, will continue to be able to strongly influence or effectively control our decisions. The Investor Rights Agreements that the Investors will enter into at the closing of this offering will provide the Investors with certain director nomination rights and pre-emptive rights to subscribe for additional subordinate voting shares (or multiple voting shares, as applicable).

        Each of our directors and officers owes a fiduciary duty to us and must act honestly and in good faith with a view to our best interests. However, any director and/or officer that is a shareholder, even a controlling shareholder, is entitled to vote its shares in its own interests, which may not always be in the interests of our shareholders generally. The concentration of voting power may have the effect of delaying, deferring or preventing a change in control of our Company, impeding a merger, consolidation, takeover or other business combination involving us or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could have a material adverse effect on the market price of our subordinate voting shares. The issuance of stock options and other convertible securities could lead to greater concentration of subordinate voting share ownership among insiders and could lead to dilution of subordinate voting share ownership which could lead to depressed subordinate voting share prices. Furthermore, the conversion of multiple voting shares to subordinate voting shares could lead to dilution of subordinate voting share ownership. We may also take actions that our other shareholders do not view as beneficial, which may adversely affect our results of operations and financial condition and cause the value of your investment to decline.

We cannot predict the impact our dual class share structure may have on our stock price.

        We cannot predict whether our dual class share structure will result in a lower or more volatile market price of our subordinate voting shares or in adverse publicity or other adverse consequences. For example, certain stock market index providers have announced restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual or multi-class capital structures to be included in their indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities "with unequal voting structures" in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our dual class capital structure would make us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices will not be investing in our stock. These policies are still fairly new and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of our dual class structure, we will likely be excluded from certain of these indices and other stock indices may take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from stock indices would likely preclude investment by many of these funds and could make our subordinate voting shares less attractive to other investors. As a result, the market price and liquidity of our subordinate voting shares could be adversely affected.

An active, liquid and orderly trading market for our subordinate voting shares may not develop, and you may not be able to resell your shares at or above the initial public offering price.

        The TSX has conditionally approved our listing application. There is currently no market through which our subordinate voting shares may be sold and, if a market for our subordinate voting shares does not develop or is not sustained, you may not be able to resell your subordinate voting shares purchased in this offering. This may affect the pricing of the subordinate voting shares in the secondary market, the transparency and availability of trading prices, the liquidity of the subordinate voting shares and the extent of issuer regulation. The initial public offering price of our subordinate voting shares was determined through negotiations between us and the underwriters. The initial public offering price may not be indicative of the market price of our subordinate voting shares after this offering. In the absence of an active trading market for our subordinate voting shares, investors may not be able to sell their subordinate voting shares at or above the initial public offering price. We cannot predict the price at which our subordinate voting shares will trade.

        In addition, the terms of the Margin Loans (as defined herein) will restrict the Margin Loan Borrowers (as defined herein) from selling the subordinate voting shares and multiple voting shares anticipated to be pledged as security thereunder unless certain requirements are met at the time of the sale. As a result, a significant portion of the outstanding subordinate voting shares and all of the multiple voting shares will be subject to restrictions on sale during the term of the Margin Loans, which may also affect the pricing of the subordinate voting shares in the secondary market and the liquidity of the subordinate voting shares.

You will incur immediate and substantial dilution in the net tangible book value of the subordinate voting shares you purchase in this offering.

        The initial public offering price per subordinate voting share will be substantially higher than our pro forma net tangible book value (deficit) per subordinate voting share immediately after this offering. As a result, you will pay a price per subordinate voting share that substantially exceeds the per subordinate voting share book value of our tangible assets after subtracting our liabilities. In addition, you will pay more for your subordinate voting shares than the amounts paid by our existing owners. Assuming an offering price of US$20.50 per subordinate voting share, which is the midpoint of the estimated price range set forth on the cover page of this prospectus, you will incur immediate and substantial dilution in an amount of US$26.88 per subordinate voting share. See "Dilution".

The Units may adversely affect the market price of our subordinate voting shares.

        The market price of our subordinate voting shares is likely to be influenced by the Units. For example, the market price of our subordinate voting shares could become more volatile and could be depressed by:

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  investors' anticipation of the potential resale in the market of a substantial number of additional subordinate voting shares received upon settlement of the purchase contracts that are a component of the Units;

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  possible sales of our subordinate voting shares by investors who view the Units as a more attractive means of equity participation in us than owning subordinate voting shares; and

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  hedging or arbitrage trading activity that may develop involving the Units and our subordinate voting shares.

As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our shareholders. We are also permitted to rely on exemptions from certain governance standards applicable to U.S. issuers.

        As a foreign private issuer, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and therefore there may be less publicly available information about us than if we were a U.S. domestic issuer. For example, we are not subject to the proxy rules in the United States and disclosure with respect to our annual meetings will be governed by Canadian requirements. In addition, our officers, directors and Investors are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and Investors purchase or sell our subordinate voting shares.

        We may also take advantage of certain provisions in the NYSE Listing Rules that allow us to follow Canadian law for certain governance matters. Applicable Canadian laws encourage, but do not require, that a majority of our board of directors consists of independent directors. Our board of directors therefore may include fewer independent directors than would be required if we were subject to NYSE listing standards. In addition, we are not subject to NYSE listing standards that require that independent directors regularly have scheduled meetings at which only independent directors are present. Canadian securities laws encourage, but do not require, that we adopt a compensation committee and a nominating committee that is comprised entirely of independent directors. As a result, our practice varies from the requirements of NYSE listing standards, which set forth certain requirements as to the responsibilities, composition and independence of compensation and nominating committees. Canadian securities laws do not require that we disclose information regarding third-party compensation of our directors or director nominees. As a result, our practice varies from the third-party compensation disclosure requirements of NYSE standards.

        Furthermore, quorum requirements applicable to general meetings of shareholders as set out in the OBCA differ from the requirement of NYSE listing standards, which requires that an issuer provide in its by-laws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting stock. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

We may lose foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

        Following completion of this offering, we will be a "foreign private issuer", as such term is defined in Rule 405 of Regulation C under the Exchange Act. We may in the future lose our foreign private issuer status if a majority of our shares are held in the U.S. and we fail to meet the additional requirements necessary to avoid loss of foreign private issuer status, such as if: (1) a majority of our directors or executive officers are U.S. citizens or residents; (2) a majority of our assets are located in the U.S.; or (3) our business is administered principally in the U.S.

        If we lose our foreign private issuer status and decide, or are required, to register as a U.S. domestic issuer, the regulatory and compliance costs to us will be significantly more than the costs incurred as a foreign private issuer. In such event, we would not be eligible to use foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are generally more detailed and extensive than the forms available to a foreign private issuer.

The market price of our subordinate voting shares may be volatile, which could result in substantial losses for investors purchasing subordinate voting shares in this offering.

        The market price of our subordinate voting shares could be subject to significant fluctuations after this offering, and it may decline below the offering price. In addition, securities markets worldwide have experienced, and are likely to continue to experience, significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could subject the market price of our subordinate voting shares to wide price fluctuations regardless of our operating performance. Some of the factors that may cause the market price of our subordinate voting shares to fluctuate include:

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  significant volatility in the market price and trading volume of comparable companies;

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  actual or anticipated changes or fluctuations in our operating results or in the expectations of market analysts;

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  adverse market reaction to any indebtedness we may incur or securities we may issue in the future;

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  short sales, hedging and other derivative transactions in our subordinate voting shares;

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  announcements of new contracts, significant acquisitions or significant agreements by us or by our competitors;

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  litigation or regulatory action against us;

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  investors' general perception of us and the public's reaction to our press releases, our other public announcements and our filings with applicable securities regulators;

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  publication of research reports or news stories about us, our competitors or our industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

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  changes in general political, economic, industry and market conditions and trends;

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  sales of our subordinate voting shares by our directors, executive officers, Investors and existing shareholders and their affiliates;

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  sales, or anticipated sales, of large blocks of our subordinate voting shares;

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  recruitment or departure of key personnel; and

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  other risk factors described in this section of the prospectus.

        In addition, stock markets have historically experienced substantial price and volume fluctuations. Broad market and industry factors may harm the market price of our subordinate voting shares. Hence, the market price of our subordinate voting shares could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce the market price of our subordinate voting shares regardless of our operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has been instituted against that company. If we were involved in any similar litigation, we could incur substantial costs, our management's attention and resources could be diverted and it could harm our business, operating results and financial condition.

The subordinate voting shares are equity interests and are subordinate to our existing and future indebtedness and preferred shares.

        Our subordinate voting shares are equity interests and do not constitute indebtedness. As such, the subordinate voting shares will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in a liquidation. Additionally, holders of our subordinate voting shares are subject to the prior dividend and liquidation rights of holders of our preferred shares, to the extent we issue preferred shares in the future and the preferred shares remain outstanding at that time. Our board of directors is authorized to issue classes or series of preferred shares without any action on the part of the holders of our subordinate voting shares and we are permitted to incur additional debt. Upon liquidation, lenders and holders of our debt securities and preferred shares would receive distributions of our available assets prior to holders of our subordinate voting shares.

Our level of indebtedness may increase and reduce our financial flexibility.

        As of December 31, 2019, we had approximately $7,684.0 million of debt outstanding. We are currently indebted under our Credit Agreements and our Notes (as defined herein) and we may incur additional indebtedness under the Credit Agreements or otherwise in the future. We are exposed to changes in interest rates on our cash and cash in escrow, bank indebtedness and long-term debt. Debt issued at variable rates exposes us to cash flow interest rate risk. Debt issued at fixed rates exposes us to fair value interest rate risk. Our borrowings, current and future, will require interest payments and need to be repaid or refinanced, could require us to divert funds identified for other purposes to debt service and could create additional cash demands or impair our liquidity position and add financial risk for us. Diverting funds identified for other purposes for debt service may adversely affect our business and growth prospects. If we cannot generate sufficient cash flow from operations to service our debt, we may need to refinance our debt, dispose of assets, reduce or delay expenditures or issue equity to obtain necessary funds. We do not know whether we would be able to take any of these actions on a timely basis, on terms satisfactory to us or at all.

        Our level of indebtedness could affect our operations in several ways, including the following:

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  a significant portion of our cash flows could be used to service our indebtedness;

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  the covenants contained in the agreements governing our outstanding indebtedness may limit our ability to borrow additional funds, dispose of assets, pay dividends and make certain investments;

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  our debt covenants may also affect our flexibility in planning for, and reacting to, changes in the economy and in our industry;

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  a high level of debt would increase our vulnerability to general adverse economic and industry conditions;

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  a high level of debt may place us at a competitive disadvantage compared to our competitors that are less leveraged and therefore may be able to take advantage of opportunities that our indebtedness would prevent us from pursuing; and

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  a high level of debt may impair our ability to obtain additional financing in the future for working capital, capital expenditures, debt service requirements, acquisitions or other purposes.

        In addition to our debt service obligations, our operations require material expenditures on a continuing basis. Our ability to make scheduled debt payments, to refinance our obligations with respect to our indebtedness and to fund capital and non-capital expenditures necessary to maintain the condition of our operating assets and properties, as well as our capacity to fund the growth of our business, depends on our financial and operating performance. General economic conditions and financial, business and other factors affect our operations and our future performance. Many of these factors are beyond our control. We may not be able to generate sufficient cash flows to pay the interest on our debt, and future working capital, borrowings or equity financing may not be available to pay or refinance such debt. See "Description of Material Indebtedness".

We may be unable to maintain our credit rating.

        We may be unable to maintain our credit rating or execute our financial strategy. Our ability to execute our financial strategy depends in part on our ability to maintain the current ratings on our debt. Moody's and S&P have both assigned us non-investment grade credit ratings. The credit rating process is contingent upon a number of factors, many of which are beyond our control. Our rating may not remain in effect for any given period of time and our rating may be revised or withdrawn entirely by the rating agency in the future if, in its judgement, circumstances so warrant. If we cannot maintain our current rating, our interest expense could increase and our ability to obtain financing on favourable terms may be adversely affected.

A significant portion of our total outstanding indebtedness will become due over the next four years.

        Our current cash and liquidity position may not be sufficient to repay a portion of our existing indebtedness, including the 2022 Notes and the 2023 Notes (as defined herein) as they mature in 2022 and 2023, respectively. Our ability to continue as a going concern is dependent on us being able to obtain the necessary financing to satisfy our liabilities as they become due. There can be no assurances that we will be successful in securing adequate financing or secure adequate financing on reasonable terms. See "Description of Material Indebtedness".

A significant portion of our total outstanding subordinate voting shares may be sold into the public market in the near future, which could cause the market price of our subordinate voting shares to drop significantly.

        Sales of a substantial number of our subordinate voting shares in the public market could occur at any time after the expiration of the 180-day contractual lock-up period described in the "Underwriting (Conflicts of Interest)" section of this prospectus (or earlier if such lock-up period is waived by the underwriters) and holders of the Units could settle the component purchase contracts at any time. These sales or settlements, or the market perception that the holders of a large number of subordinate voting shares intend to sell subordinate voting shares or settle the purchase contracts, could significantly reduce the market price of our subordinate voting shares and the market price could decline below the initial public offering price. We cannot predict the effect, if any, that future public sales of these subordinate voting shares or settlements of the purchase contracts, or the availability of these subordinate voting shares for sale or settlement will have on the market price of our subordinate voting shares or Units. If the market price of our subordinate voting shares was to drop as a result, this might impede our ability to raise additional capital and might cause remaining shareholders to lose all or part of their investments.

        Upon completion of this offering, we will have a total of 308,889,748 subordinate voting shares outstanding, or 319,865,357 subordinate voting shares if the underwriters in this offering exercise their option to purchase additional subordinate voting shares from us in full. We will also have 14,000,000 Units outstanding, or 16,100,000 Units if the underwriters in the Unit Offering exercise their option to purchase additional Units in full, which will settle into up to 34,146,341 subordinate voting shares, or 39,268,293 subordinate voting shares if the underwriters exercise their option to purchase additional Units in full, issuable upon settlement of the purchase contracts, in each case based on the assumed initial public offering price of US$20.50 per subordinate voting share in this offering, which is the midpoint of the estimated price range set forth on the cover page of this prospectus, and assuming the purchase contracts are settled on the mandatory settlement date at the maximum settlement rate, subject to adjustment for certain events. All of the Units sold in the Unit Offering, the subordinate voting shares issuable upon settlement of the purchase contracts and the subordinate voting shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, by persons other than our "affiliates", as that term is defined under Rule 144 of the Securities Act. See "Shares Eligible for Future Sale".

        In addition, we expect affiliates of each of BMO Nesbitt Burns Inc., RBC Dominion Securities Inc. and Scotia Capital Inc. to commit to provide, immediately prior to the completion of the offering, separate margin loans (the "Margin Loans") in an aggregate principal amount totalling the sum of approximately $617.6 million and the CAD equivalent of approximately US$352.9 million as of the funding date to entities that are affiliates of, or formed for the benefit of, certain of our shareholders including, without limitation, entities that are affiliates of, or formed for the benefit of, BC Partners, Ontario Teachers, the Dovigi Group and GIC (collectively, the "Margin Loan Borrowers"). The proceeds of each Margin Loan will be used to subscribe for additional shares of Holdings or to make a loan to Holdings, in each case as described under "Description of Share Capital—Pre-Closing Capital Changes," such that Holdings will use the proceeds to redeem the PIK Notes in full. Each Margin Loan will be secured under a security and pledge agreement by a pledge of all of the subordinate voting shares or multiple voting shares held by the relevant Margin Loan Borrower, including those acquired with the proceeds from the Margin Loan (other than those sold by the selling shareholder in this offering), representing, in aggregate, 224,151,917 subordinate voting shares and 11,892,576 multiple voting shares (72.6% of the number of subordinate voting shares expected to be outstanding upon completion of the offering and all of the issued and outstanding multiple voting shares). Each Margin Loan will have a scheduled maturity of                        , 2023.

        Upon expiration of the 180-day contractual lock-up period described in the "Underwriting (Conflicts of Interest)" section of this prospectus, one or more of the Margin Loan Borrowers may consider it advisable, from time to time, subject to certain requirements under the terms of the Margin Loans, to sell subordinate voting shares in order to finance the repayment of their respective Margin Loans, which number of shares may individually or in the aggregate be significant. In addition, if the price of our subordinate voting shares declines to a level that results in a margin call, absent a repayment of the applicable Margin Loans, the Margin Loan Borrowers would be required to provide additional collateral. In the case of nonpayment at maturity or another event of default (including but not limited to the Margin Loan Borrowers' inability to satisfy a margin call as described above), the lenders may, in addition to other remedies, exercise their rights under the Margin Loans to foreclose on and sell or cause the sale of the subordinate voting shares and multiple voting shares anticipated to be pledged by a Margin Loan Borrower under a Margin Loan. If subordinate voting shares (including subordinate voting shares issuable upon the conversion of the multiple voting shares) are sold by the Margin Loan Borrowers or by or on behalf of the lenders, such sales could cause our share price to decline. See "Underwriting (Conflicts of Interest)—Other Relationships Between Us and Certain Underwriters" for more information.

In making your investment decision in determining whether to purchase our subordinate voting shares, you should be aware that we are only responsible for the information contained in this prospectus and in any free writing prospectus that we prepare or authorize and to which we specifically direct you.

        Information about GFL, and statements made by Patrick Dovigi, our Founder and Chief Executive Officer, Luke Pelosi, our Chief Financial Officer, and Ted Manziaris prior to the filing of our registration statement on Form F-1 dated July 19, 2019, were published in an August 30, 2019 article in The Globe and Mail, Report on Business Magazine. The full text of the article has been included in a media free writing prospectus that we filed on September 6, 2019 with the SEC. The article presented certain statements about GFL, our business strategy, our industry and our competitors in isolation and did not disclose many of the related clarifications, risks and uncertainties described in this prospectus.

        In making your investment decision in determining whether to purchase our subordinate voting shares, you should be aware that we are only responsible for the information contained in this prospectus and in any free writing prospectus that we prepare or authorize and to which we specifically direct you. Articles and other press coverage about our company present information in isolation and do not contain all of the information included in this prospectus, including the risks and uncertainties described in this prospectus. You should carefully evaluate all of the information included in this prospectus, including the risks described in this section and throughout the prospectus.

Because we are a corporation incorporated in Ontario and some of our directors and officers are resident in Canada, it may be difficult for investors in the United States to enforce civil liabilities against us based solely upon the federal securities laws of the United States. Similarly, it may be difficult for Canadian investors to enforce civil liabilities against our directors and officers residing outside of Canada.

        We are a corporation incorporated under the laws of Ontario with our principal place of business in Vaughan, Canada. Some of our directors and officers and the auditors or other experts named herein are residents of Canada and all or a substantial portion of our assets and those of such persons are located outside the United States. Consequently, it may be difficult for U.S. investors to effect service of process within the United States upon us or our directors or officers or such auditors who are not residents of the United States, or to realize in the United States upon judgements of courts of the United States predicated upon civil liabilities under the Securities Act. Investors should not assume that Canadian courts: (1) would enforce judgements of U.S. courts obtained in actions against us or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or the securities or blue sky laws of any state within the United States or (2) would enforce, in original actions, liabilities against us or such persons predicated upon the U.S. federal securities laws or any such state securities or blue sky laws.

        Similarly, some of our directors and officers are residents of countries other than Canada and all or a substantial portion of the assets of such persons are located outside Canada. As a result, it may be difficult for Canadian investors to initiate a lawsuit within Canada against these non-Canadian residents. In addition, it may not be possible for Canadian investors to collect from these non-Canadian residents judgements obtained in courts in Canada predicated on the civil liability provisions of securities legislation of certain of the provinces and territories of Canada. It may also be difficult for Canadian investors to succeed in a lawsuit in the United States, based solely on violations of Canadian securities laws.

The Investors, whose interests may differ from yours, have significant control over our business.

        The Investors are our substantial shareholders and certain Investors have representation on our board of directors. This could lead to conflicts of interest, real or perceived, at the board or management level where the interests of the Investors may differ from yours. Further, the Investors are in a position to effectively influence our management, and their interests may differ from those of the holders of our subordinate voting shares. If the Investors exercise such rights, a change of control may occur and we will be required to comply with the change of control offer obligations under the Notes Indentures (as defined herein) and other agreements. See "Principal and Selling Shareholders" and "Description of Material Indebtedness".

Future offerings of debt securities, which would rank senior to our subordinate voting shares upon our bankruptcy or liquidation, and future offerings of equity securities that may be senior to our subordinate voting shares for the purposes of dividend and liquidating distributions, may adversely affect the market price of our subordinate voting shares.

        In the future, we may attempt to increase our capital resources by making offerings of debt securities or additional offerings of equity securities. Upon bankruptcy or liquidation, holders of our debt securities and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our subordinate voting shares. Additional equity offerings may dilute the holdings of our existing shareholders or reduce the market price of our subordinate voting shares, or both. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control. As a result, we cannot predict or estimate the amount, timing or nature of our future offerings, and purchasers of our subordinate voting shares in this offering bear the risk of our future offerings reducing the market price of our subordinate voting shares and diluting their ownership interest in the Company.

Any issuance of preferred shares could make it difficult for another company to acquire us or could otherwise adversely affect holders of our subordinate voting shares, which could depress the market price of our subordinate voting shares.

        Upon completion of this offering, our board of directors will have the authority to issue preferred shares and to determine the preferences, limitations and relative rights of preferred shares and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our shareholders. Our preferred shares could be issued with liquidation, dividend and other rights superior to the rights of our subordinate voting shares. The potential issuance of preferred shares may delay or prevent a change in control of us, discourage bids for our subordinate voting shares at a premium over the market price and adversely affect the market price and other rights of the holders of our subordinate voting shares.

The issuance of additional subordinate voting shares or multiple voting shares may have a dilutive effect on the interests of our shareholders.

        The issuance of additional multiple voting shares or subordinate voting shares may have a dilutive effect on the interests of our shareholders. The number of subordinate voting shares and multiple voting shares that we are authorized to issue is unlimited. We may, in our sole discretion, subject to applicable law and the rules of the NYSE and the TSX, issue additional multiple voting shares or subordinate voting shares from time to time (including pursuant to any equity-based compensation plans that may be introduced in the future), and the interests of shareholders may be diluted thereby.

Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

        Our by-laws provide that we will indemnify our directors and officers. In addition, we expect to enter into agreements prior to the closing of this offering to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of the indemnification agreements with our director nominees and each of our directors and officers, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of Ontario, Canada, if the basis of the indemnitee's involvement was by reason of the fact that the indemnitee is or was a director or officer of the Company or any of its subsidiaries. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance within 30 days of such request all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

We are governed by the corporate laws in Ontario, Canada, which in some cases have a different effect on shareholders than the corporate laws in Delaware, United States.

        The material differences between the OBCA and our Articles as compared to the Delaware General Corporation Law (the "DGCL") which may be of most interest to shareholders include the following: (1) for material corporate transactions (such as mergers and amalgamations, other extraordinary corporate transactions and amendments to our Articles), the OBCA generally requires at least a two-thirds majority vote by shareholders, whereas the DGCL generally only requires a majority vote of shareholders for similar material corporate transactions; (2) under the OBCA, shareholders holding 5% or more of our subordinate voting shares in the aggregate can requisition a special meeting at which any matters that can be voted on at our annual meeting can be considered, whereas the DGCL does not give this right; (3) the OBCA requires at least a 50% +1 majority vote by shareholders to pass a resolution for one or more directors to be removed unless otherwise specified in the company's articles, whereas the DGCL only requires the affirmative vote of a majority of the shareholders; however, many public company charters limit removal of directors to a removal for cause; and (4) under the OBCA and our Articles, our authorized share structure can be amended by a special resolution of the shareholders (and a special separate resolution may be required by shareholders of a share class or series whose rights will be prejudiced), whereas under the DGCL, a majority vote by shareholders is generally required to amend a corporation's certificate of incorporation and a separate class vote may be required to authorize alterations to a corporation's authorized share structure. We cannot predict if investors will find our subordinate voting shares less attractive because of these material differences. If some investors find our subordinate voting shares less attractive as a result, there may be a less active trading market for our subordinate voting shares and our share price may be more volatile. See "Comparison of Shareholder Rights".

Our Articles and by-laws provide that any derivative actions, actions relating to breach of fiduciary duties and other matters relating to our internal affairs will be required to be litigated in Canada, which could limit your ability to obtain a favourable judicial forum for disputes with us.

        Prior to the closing of this offering, we will be adopting a forum selection provision that provides that, unless we consent in writing to the selection of an alternative forum, the Superior Court of Justice of the Province of Ontario, Canada (the "Court") and appellate courts therefrom (or, failing such Court, any other "court" as defined in the OBCA, having jurisdiction, and the appellate courts therefrom), will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action or proceeding asserting a breach of fiduciary duty owed by any of our directors, officers or other employees to us, or (3) any action or proceeding asserting a claim arising pursuant to any provision of the OBCA or our Articles. Our forum selection provision also provides that our shareholders are deemed to have consented to personal jurisdiction in the Province of Ontario and to service of process on their counsel in any foreign action initiated in violation of our provision. Therefore, it may not be possible for shareholders to litigate any action relating to the foregoing matters outside of the Province of Ontario. To the fullest extent permitted by law, our forum selection provision applies to claims arising under U.S. federal securities laws. In addition, investors cannot waive compliance with U.S. federal securities laws and the rules and regulations thereunder.

        Our forum selection provision seeks to reduce litigation costs and increase outcome predictability by requiring derivative actions and other matters relating to our affairs to be litigated in a single forum. While forum selection clauses in corporate charters and by-laws/articles are becoming more commonplace for public companies in the United States and have been upheld by courts in certain states, a recent decision of the Supreme Court of Canada has cast some uncertainty as to whether forum selection clauses would be upheld in Canada. Accordingly, it is possible that the validity of our forum selection provision could be challenged and that a court could rule that such provision is inapplicable or unenforceable. If a court were to find our forum selection provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions and we may not obtain the benefits of limiting jurisdiction to the courts selected.

Provisions of Canadian law may delay, prevent or make undesirable an acquisition of all or a significant portion of our shares or assets.

        The Investment Canada Act subjects direct acquisition of control (as defined therein) of us by a "non-Canadian" (as defined therein) to government review. A reviewable acquisition may not proceed unless the relevant Minister is satisfied that the investment is likely to be of net benefit to Canada. This could prevent or delay a change of control and may eliminate or limit strategic opportunities for shareholders to sell their subordinate voting shares.

        Furthermore, acquisitions of our subordinate voting shares may be subject to filing and clearance requirements under the Competition Act (Canada) where certain thresholds are exceeded. This legislation permits the Commissioner of Competition, or Commissioner, to review any acquisition or establishment, directly or indirectly, including through the acquisition of shares, of control over or of a significant interest in us. Otherwise, there are no limitations either under the laws of Canada or Ontario, or in our Articles on the rights of non-Canadians to hold or vote our subordinate voting shares. Any of these provisions may discourage a potential acquirer from proposing or completing a transaction that may have otherwise presented a premium to our shareholders.

We may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a return.

        The net proceeds from the sale of our subordinate voting shares by us in this offering may initially or temporarily be used for general corporate purposes prior to the repayment of our indebtedness. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may also be invested with a view towards long-term benefits for our shareholders and this may not increase our operating results or market value. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.

Our senior management team has limited experience managing a public company, and regulatory compliance may divert its attention from the day-to-day management of our business.

        The individuals who now constitute our senior management team have relatively limited experience managing a publicly-traded company and limited experience complying with the increasingly complex laws pertaining to public companies compared to senior management of other publicly traded companies. Our senior management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under U.S. and Canadian securities laws. In particular, these new obligations will require substantial attention from our senior management and could divert their attention away from the day-to-day management of our business.

We expect to pay dividends on our subordinate voting shares and multiple voting shares.

        Payment of dividends is dependent on cash flows of the business and is subject to change. The declaration and payment of future dividends will be at the discretion of our board of directors, are subject to compliance with applicable law and any contractual provisions, including under the Credit Agreements and other agreements governing our current and future indebtedness, that restrict or limit our ability to pay dividends, and will depend upon, among other factors, our results of operations, financial condition, earnings, capital requirements and other factors that our board of directors deems relevant. There can be no assurance that we will be in a position to pay dividends at the same rate (or at all) in the future.

        Because a significant portion of our operations is through our subsidiaries, our ability to pay dividends depends, in part, on our receipt of cash dividends from our operating subsidiaries, which may restrict our ability to pay dividends as a result of the laws of their jurisdiction of organization, agreements of our subsidiaries or covenants under any existing and future outstanding indebtedness we or our subsidiaries incur. See "Description of Material Indebtedness" for a description of the restrictions on our ability to pay dividends.

If securities or industry analysts do not publish research or publish unfavourable research about our business, our subordinate voting share price and trading volume could decline.

        The trading market for our subordinate voting shares will be influenced by research and reports that industry or securities analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on us or our business. If no securities or industry analysts commence coverage of us or our business, the market price of our subordinate voting shares would likely be negatively impacted. In the event securities or industry analysts initiated coverage, if one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our subordinate voting share price or trading volume to decline. Moreover, if our results of operations do not meet the expectations of the investor community, or one or more of the analysts who cover us downgrades our subordinate voting shares or publishes unfavourable research about our business, our subordinate voting share price could decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements. Forward-looking statements may relate to anticipated events or results and may include information regarding our financial position, business strategy, growth strategies, budgets, operations, financial results, taxes, dividend policy, plans and objectives. Particularly, information regarding our expectations of future results, performance, achievements, prospects or opportunities or the markets in which we operate is forward-looking information. In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "targets", "expects" or "does not expect", "is expected", "an opportunity exists", "budget", "scheduled", "estimates", "outlook", "forecasts", "projection", "prospects", "strategy", "intends", "anticipates", "does not anticipate", "believes", or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might", "will", "will be taken", "occur" or "be achieved". In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts nor assurances of future performance but instead represent management's expectations, estimates and projections regarding future events or circumstances.

        Discussions containing forward-looking information may be found, among other places, under "Prospectus Summary", "Risk Factors", "Use of Proceeds", "Dividend Policy", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business", "Principal and Selling Shareholders", "Executive Officers and Directors", "Executive Compensation", and "Description of Share Capital".

        Forward-looking statements contained in this prospectus include, among other things, statements relating to:

  •
  the initial public offering price, the completion, size, expenses and timing of closing of this offering and the Unit Offering;

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  the execution of agreements entered into in connection with this offering by the Investors;

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  expectations regarding seasonality, industry trends, overall market growth rates and our growth rates and growth strategies;

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  our business plans and strategies;

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  our competitive position in our industry;

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  expectations regarding future director and executive compensation levels and plans; and

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  the market price for the subordinate voting shares and the Units.

        These forward-looking statements and other forward-looking information are based on our opinions, estimates and assumptions in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we currently believe are appropriate and reasonable in the circumstances. Despite a careful process to prepare and review the forward-looking information, there can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct. Certain assumptions in respect of our ability to build our market share; our ability to retain key personnel; our ability to maintain and expand geographic scope; our ability to maintain good relationships with our customers; our ability to execute on our expansion plans; our ability to execute on additional acquisition opportunities; our ability to continue investing in infrastructure to support our growth; our ability to obtain and maintain existing financing on acceptable terms; our ability to implement price increases or offset increasing costs; currency exchange and interest rates; the impact of competition; the changes and trends in our industry or the global economy;

and the changes in laws, rules, regulations, and global standards are material factors made in preparing forward-looking information and management's expectations.

        Forward-looking information is necessarily based on a number of opinions, estimates and assumptions that we considered appropriate and reasonable as of the date such statements are made, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information, including but not limited to the following risk factors described in greater detail under the heading entitled "Risk Factors":

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  changing governmental regulation, and risks associated with failure to comply;

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  our substantial indebtedness outstanding;

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  our ability to successfully complete additional acquisitions;

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  our ability to secure additional financing, including additional debt, for future acquisitions;

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  liabilities in connection with environmental matters;

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  loss of municipal and other contracts;

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  highly competitive environmental services industry;

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  potential inability to renew or obtain new landfill or organic waste facility permits and agreements, and the cost of operation and/or future construction of existing landfills or organic waste facilities;

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  adverse effect of acquisitions on our operations;

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  potential liabilities from past and future acquisitions;

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  dependence on the integration and success of acquired businesses;

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  limited growth through acquisitions due to competition, and economic and market conditions;

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  potential inability to achieve management's estimate of Run-Rate EBITDA of acquired business;

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  our Run-Rate EBITDA is based on certain estimates and assumptions and is not a representation by us that we will achieve such operating results;

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  dependence on third party landfills and transfer stations;

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  our access to equity or debt capital markets is not assured;

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  cyclical nature of the soil remediation & infrastructure industry;

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  increases in labour, disposal, and related transportation costs;

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  costs, fines or changes to or in our business as a result of third parties, regulators or public perception;

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  price increases may not be adequate to offset increased costs, or may cause customer loss;

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  historical operating results may be of limited use in evaluating and predicting results due to acquisitions;

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  exposure to exchange rate fluctuations for U.S operations and U.S. dollar denominated financial instruments;

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  changing prices or market requirements for recyclable materials;

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  foreign import and export regulations imposed on recyclables;

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  legal and policy changes in waste management industry impacting landfill volumes;

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  increasing efforts by provinces, states and municipalities to reduce landfill disposal;

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  reduction of the volume of waste available for collection and disposal due to changing patterns of waste disposal;

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  fuel supply and fuel price fluctuations;

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  we require sufficient cash flow to reinvest in our business;

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  potential inability to obtain performance or surety bonds, letters of credit, other financial assurances or insurance;

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  operational, health and safety and environmental risks;

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  dependence on our key personnel;

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  requirements in certain jurisdictions to register as a commercial vehicle operator and therefore maintain certain vehicle standards;

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  natural disasters, weather conditions and seasonality;

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  loss of existing customers or inability to obtain new contracts;

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  economic downturn may adversely impact our operating results and cause exposure to credit risks;

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  increasing dependence on technology and risk of technology failure;

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  cybersecurity incidents or issues;

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  damage to our reputation or our brand;

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  introduction of new tax or accounting rules, laws or regulations;

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  increases in insurance costs;

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  climate change regulations that could increase cost to operate;

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  risks associated with failing to comply with U.S., Canadian or foreign anti-bribery or anti-corruption laws or regulations;

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  current resources may not be sufficient to fulfill our public company obligations and increased expenses;

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  failure to comply with requirements to design, implement and maintain effective internal control over financial reporting in accordance with Section 404 and NI 52-109;

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  efforts by labour unions could divert management attention;

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  landfill site closure and post-closure costs and contamination-related costs;

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  changing competitive dynamics for excess landfill capacity;

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  litigation or regulatory or activist action;

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  potential vulnerability to acts of nature in Southern U.S.;

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  significant influence of the Investors after the offering;

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  impact of our dual class share structure on our stock price;

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  an active, liquid and orderly trading market for our subordinate voting shares failing to develop;

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  immediate and substantial dilution in the net tangible book value of the subordinate voting shares;

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  the Units may adversely affect the market price of our subordinate voting shares;

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  as a foreign private issuer, we will not be subject to certain U.S. securities law disclosure requirements and certain governance standards;

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  loss of foreign private issuer status and the associated costs;

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  volatility of the market price of our subordinate voting shares;

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  subordinate voting shares are equity interests and are subordinate to our existing and future indebtedness and preferred shares;

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  increased indebtedness may reduce our financial flexibility;

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  ability to maintain our credit rating;

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  a significant portion of our total outstanding indebtedness will become due over the next four years;

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  a significant portion of our total outstanding subordinate voting shares may be sold into the public market in the near future, causing the market price of our subordinate voting shares to fall;

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  we are only responsible for the information contained in this prospectus and in any free writing prospectus that we prepare or authorize and to which we specifically direct you;

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  ability to enforce civil liabilities against the Company and its directors and officers;

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  significant control of business by Investors;

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  future offerings of debt securities ranking senior to our subordinate voting shares and future offerings of equity securities that may be senior to our subordinate voting shares may adversely affect the market price of our subordinate voting shares;

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  issuance of preferred shares could make it difficult for another company to acquire us therefore depressing the market price of our subordinate voting shares;

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  issuance of additional subordinate voting shares and multiple voting shares may have a dilutive effect on shareholder interests;

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  reduction of money available due to claims for indemnification by our directors and officers;

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  governing laws in Ontario, Canada could, in some cases, have a different effect on shareholders than the corporate laws in Delaware, United States;

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  derivative actions, actions relating to breach of fiduciary duties and other matters relating to our internal affairs will be required to be litigated in Canada, which could limit shareholders' ability to obtain a favourable judicial forum for disputes with the Company;

  •
  provisions of Canadian law may delay, prevent or make undesirable an acquisition of all or a significant portion of the Company's shares or assets;

  •
  investing or spending proceeds of this offering in ways with which shareholders may not agree or in ways which may not yield a return;

  •
  our senior management team has limited experience managing a public company, and regulatory compliance may divert attention from the day-to-day business management;

  •
  we expect to pay dividends on our subordinate voting shares and multiple voting shares; and

  •
  our subordinate voting share price and trading volume could decline if securities or industry analysts do not publish research or publish unfavourable research about our business.

        If any of these risks or uncertainties materialize, or if the opinions, estimates or assumptions underlying the forward-looking information prove incorrect, actual results or future events might vary materially from those anticipated in the forward-looking information. The opinions, estimates or assumptions referred to above and described in greater detail in "Risk Factors" should be considered carefully by readers.

        These factors should not be construed as exhaustive and should be read with other cautionary statements in this prospectus. Although we have attempted to identify important risk factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other risk factors not presently known to us or that we presently believe are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking information. There can be no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on forward-looking information, which speaks only as of the date made. The forward-looking information contained in this prospectus represents our expectations as of the date of this prospectus (or as the date they are otherwise stated to be made) and are subject to change after such date. However, we disclaim any intention or obligation or undertaking to update or revise any forward-looking information whether as a result of new information, future events or otherwise, except as required under applicable securities laws in Canada.

        All of the forward-looking information contained in this prospectus is expressly qualified by the foregoing cautionary statements. Investors should read this entire prospectus and consult their own professional advisors to ascertain and assess the income tax, legal, risk factors and other aspects of their investment in our subordinate voting shares.

 EXCHANGE RATE DATA

        The following table sets out the high and low rates of exchange for one U.S. dollar expressed in Canadian dollars during each of the following periods, the average rate of exchange for those periods and the rate of exchange in effect at the end of each of those periods, each based on the rate of exchange published by the Bank of Canada for conversion of U.S. dollars into Canadian dollars.

	Fiscal Year Ended December 31,
	2019	2018	2017
Highest rate during the period	$1.3600	$1.3642	$1.3743
Lowest rate during the period	1.2988	1.2288	1.2128
Average rate for the period	1.3269	1.2957	1.2986
Rate at the end of the period	1.2988	1.3642	1.2545

        On February 21, 2020, the rate of exchange posted by the Bank of Canada for conversion of U.S. dollars into Canadian dollars was US$1.00 equals $1.3224. No representation is made that Canadian dollars could be converted into U.S. dollars at that rate or any other rate.

 USE OF PROCEEDS

        We estimate that the net proceeds from our sale of subordinate voting shares in this offering at an assumed initial public offering price of US$20.50 per subordinate voting share, which is the midpoint of the estimated price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by us, will be approximately US$1,408.9 million (or $1,878.5 million) (or US$1,626.6 million (or $2,168.7 million) if the underwriters exercise their option to purchase additional subordinate voting shares in full).

        We will not receive any proceeds from the sale of subordinate voting shares by the selling shareholder. The selling shareholder will receive approximately US$31.1 million (or $41.5 million) of net proceeds from this offering, assuming the midpoint of the estimated price range set forth on the cover page of this prospectus.

        We estimate that the net proceeds to us from the Unit Offering, if completed, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately US$677.3 million (or $903.0 million) (or US$778.8 million (or $1,038.4 million) if the underwriters in the Unit Offering exercise their option to purchase additional Units in full).

        We intend to use the net proceeds received by us from this offering and the Unit Offering to (i) redeem the entire US$350.0 million (or approximately $466.7 million) outstanding aggregate principal amount of the 2022 Notes, (ii) redeem the entire US$400.0 million (or approximately $533.3 million) outstanding aggregate principal amount of the 2023 Notes, (iii) redeem US$270.0 million (or approximately $360.0 million) outstanding aggregate principal amount of the 2026 Notes, (iv) redeem US$240.0 million (or approximately $320.0 million) of the aggregate principal amount of the 2027 Notes, (v) pay related fees, premiums and accrued and unpaid interest on the 2022 Notes, the 2023 Notes, the 2026 Notes and the 2027 Notes, (vi) repay $161.2 million of indebtedness outstanding under the Revolving Credit Facility and (vii) repay $842.6 million of indebtedness outstanding under the Term Facility. The Redemptions are subject to the satisfaction of certain conditions including, but not limited to, the completion of this offering and the Unit Offering on terms satisfactory to us in our sole discretion. The net proceeds from the sale of our subordinate voting shares by us in this offering and the net proceeds in the Unit Offering from the sale of the Units may initially or temporarily be used for general corporate purposes prior to the repayment of our indebtedness. If there are any remaining net proceeds from this offering and the Unit Offering, including, in each case, any net proceeds from the exercise of the underwriters' over-allotment options, such amount will be allocated for general corporate purposes, including strengthening our balance sheet by paying down additional indebtedness and/or funding our growth strategies, including future acquisitions. As a result of our significant growth in recent periods and the fact that we regularly review and evaluate potential acquisitions in Canada and the United States, we do not believe we can provide the approximate amounts of the net proceeds that will be allocated to each of these purposes with certainty. As such, we have not specifically allocated the net proceeds among these purposes as at the date of this prospectus. Such decisions will depend on market and competitive factors as they evolve over time. Pending their use, we intend to invest the net proceeds to us from this offering and the Unit Offering in short-term, investment grade, interest bearing instruments or hold them as cash. As at the date of this prospectus, there is no probable acquisition that, if completed, would be a significant acquisition.

        The aggregate net proceeds received by us from the issuance of the 2022 Notes, the 2023 Notes, the 2026 Notes and the 2027 Notes were used to repay amounts outstanding under the Revolving Credit Facility.

        As of December 31, 2019, we had (i) US$350.0 million aggregate principal amount of the 2022 Notes outstanding, maturing on May 1, 2022, (ii) US$400.0 million aggregate principal amount of the 2023 Notes outstanding, maturing on March 1, 2023, (iii) US$675.0 million aggregate principal amount of the 2026 Notes outstanding, maturing on June 1, 2026 and (iv) US$600.0 million aggregate principal amount of the 2027 Notes outstanding, maturing on May 1, 2027. As of December 31, 2019, the 2022 Notes had an interest rate of 5.625%, the 2023 Notes had an interest rate of 5.375%, the 2026 Notes had an interest rate of 7.000% and the 2027 Notes had an interest rate of 8.500%. The Revolving Credit Facility matures on August 2, 2023. The Revolving Credit Facility bears interest on the outstanding unpaid principal amount at a rate equal to LIBOR + 275 basis points. The Term Loan Facility bears interest rates based on our election, which can be either the Eurocurrency Rate (as defined in the Term Loan Credit Agreement) plus 2.75% or the Base Rate (as defined in the Term Loan Credit Agreement) plus 1.75%. We anticipate accrued and unpaid interest payable on the 2022 Notes, the 2023 Notes, the 2026 Notes and the 2027 Notes to be redeemed will be approximately US$22.5 million in the aggregate on the applicable redemption dates. For a further description of our existing indebtedness being repaid with the net proceeds from this offering and the Unit Offering, see "Description of Material Indebtedness—Existing Notes", "—Revolving Credit Facility" and "—Term Facility".

        An increase (decrease) of 1,000,000 subordinate voting shares from the expected number of subordinate voting shares to be sold by us in this offering, assuming no change in the assumed public offering price per subordinate voting share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, would increase (decrease) our net proceeds from this offering by approximately US$19.8 million. A US$1.00 increase or decrease in the assumed initial public offering price of US$20.50 per subordinate voting share would increase or decrease, as applicable, the net proceeds to us from this offering by approximately US$69.3 million, assuming the number of subordinate voting shares offered by us remains the same as set forth on the cover page of this prospectus and after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by us. An increase (decrease) of 1,000,000 Units from the expected number of Units to be sold by us in the Unit Offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, would increase (decrease) our net proceeds from the Unit Offering by approximately US$48.4 million.

 DIVIDEND POLICY

        We have not declared or paid any dividends on our securities during Fiscal 2017, the Predecessor 2018 Period, the Successor 2018 Period or Fiscal 2019 other than $7,260 on our Class D non-voting common shares in the Successor 2018 Period and $4,344 on our Class D non-voting common shares in Fiscal 2019. We also paid a dividend of $4,344 on our Class D non-voting common shares on January 2, 2020. Subject to results of operations, financial condition, earnings, capital requirements and other factors that our board of directors deems relevant, it is the intention of the board of directors following closing of this offering to declare quarterly cash dividends. It is expected that future cash dividend payments will be made to shareholders of record as of the close of business on the last business day of each fiscal quarter or such other dates as the board of directors may determine. Unless otherwise indicated, all dividends are expected to be designated as eligible dividends in accordance with subsection 89(14) of the Tax Act and any applicable corresponding provincial or territorial provisions.

        Initially, we anticipate paying quarterly cash dividends, with annualized aggregate dividend payments of approximately US$12.8 million. The first dividend that would be payable to investors in this offering would be the dividend for the period beginning on the closing of this offering and ending on March 31, 2020. We expect the first dividend would be equal to an aggregate amount of approximately US$3.2 million (or approximately US$0.01 per subordinate voting share and US$0.01 per multiple voting share). Dividends will be declared and paid in arrears. Accordingly, the Company expects the first dividend payment on the subordinate voting shares and multiple voting shares would be declared and paid in April 2020. We intend to pay such planned quarterly dividend with cash generated from our operations. The amount and timing of the payment of any dividends are not guaranteed and are subject to the discretion of the board of directors, compliance with applicable law and any contractual provisions, including under the Credit Agreements and other agreements governing our current and future indebtedness, that restrict or limit our ability to pay dividends. While our ability to pay dividends is limited by the Credit Agreement and such other agreements governing our indebtedness, these agreements provide certain exceptions, subject to meeting certain conditions, that will allow us to pay dividends on the subordinate voting shares following consummation of this offering. See "Description of Material Indebtedness" for a description of the restrictions on our ability to pay dividends.

        Because a significant portion of our operations is through our subsidiaries, our ability to pay dividends depends, in part, on our receipt of cash dividends from our operating subsidiaries, which may restrict our ability to pay dividends as a result of the laws of their jurisdiction of organization, agreements of our subsidiaries or covenants under any existing and future outstanding indebtedness we or our subsidiaries incur. In addition, our ability to pay dividends is limited by covenants in our Credit Agreements.

CAPITALIZATION

        The following table sets forth our cash and capitalization as at December 31, 2019:

  •
  on an actual basis;

  •
  on an as adjusted basis to give effect to (1) the Equity Financing and (2) the Interim Acquisitions, including the issuance of 21,092,000 Class J Non-Voting Shares and 41,873,600 Class I Non-Voting Shares in connection with the American Acquisition and County Acquisition, respectively; and

  •
  on an as further adjusted basis to give effect to (1) the Pre-Closing Capital Changes, (2) the issuance of 71,652,440 subordinate voting shares by us in this offering at the assumed initial public offering price of US$20.50 per subordinate voting share (which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus) and the concurrent issuance of 14,000,000 Units, in each case after deducting underwriting discounts, commissions and estimated offering expenses payable by us and (3) the application of the estimated net proceeds from this offering and the Unit Offering as described under "Use of Proceeds" as if this offering and the Unit Offering and the application of the net proceeds of this offering and the Unit Offering had occurred on December 31, 2019.

        The following table should be read in conjunction with "Use of Proceeds", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Prospectus Summary—Summary Historical Consolidated Financial", "Description of Material Indebtedness" and our financial statements and the related notes, included elsewhere in this prospectus.

	As at December 31, 2019
	Actual	As Adjusted	As Further Adjusted
	(expressed in millions of dollars)
Cash(1)	$574.8	$—	$—

Total debt(2)	$7,734.4	$7,895.6	$4,247.4
Amortizing Notes (Tangible Equity Units)(3)	$—	$—	$153.7
Shareholders' equity
Common Shares and Class A-K Common Shares, no par value; unlimited shares authorized, 3,717,757,915 shares issued and outstanding on an actual basis; 4,141,044,971 shares issued and outstanding on an as adjusted basis; nil shares issued and outstanding on an as further adjusted basis(4)	$3,524.5	$3,952.1	—
Multiple voting shares, no par value; 0 shares authorized, issued and outstanding on an actual basis and on an as adjusted basis; unlimited shares authorized and 11,892,576 shares issued and outstanding on an as further adjusted basis(5)	—	—	151.2
Subordinate voting shares, no par value; 0 shares authorized, issued and outstanding on an actual basis and on an as adjusted basis; unlimited shares authorized and 308,889,748 shares issued and outstanding on an as adjusted basis(6)(7)	—	—	6,698.6
Contributed surplus	16.4	16.4	16.4
Deficit(8)	(770.3)	(770.3)	(827.8)
Accumulated other comprehensive income	(2.7)	(2.7)	(2.7)

Total shareholders' equity	2,767.9	3,195.5	6,035.6

Total capitalization	$10,502.30	$11,091.1	$10,436.7

(1)
As Adjusted Cash includes the use of cash as consideration for the Interim Acquisitions. As Further Adjusted Cash also includes the net proceeds of approximately $1,878.5 million (or approximately US$1,408.9 million) from this offering and net proceeds of approximately $903.0 million (or approximately US$677.3 million from the Unit Offering), in each case, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We will apply the net proceeds from this offering and the Unit Offering to (a) redeem approximately $466.7 million aggregate principal amount of 2022 Notes, (b) redeem approximately $533.3 million aggregate principal amount of 2023 Notes, (c) redeem approximately $360.0 million aggregate principal amount of 2026 Notes, (d) redeem approximately $320.0 million aggregate principal amount of 2027 Notes, (e) repay approximately $161.2 million principal amount outstanding under the Revolving Credit Facility, (f) pay approximately $29.9 million accrued and unpaid interest on the Notes being redeemed, (g) pay $73.3 million of call premiums associated with the Notes being redeemed and (h) repay $842.6 million principal amount outstanding under the Term Facility. We will also receive $25.0 million in estimated cash proceeds from the settlement of swaps. A US$1.00 increase (decrease) in the assumed initial public offering price of US$20.50 per subordinate voting share, the midpoint of the estimated offering price range set forth on the cover page of this prospectus, would increase (decrease) the as further adjusted amount of each of cash and total shareholders' equity by approximately $92.4 million after deducting underwriting discounts and commissions and estimated offering expenses payable by us. A 1,000,000 increase in the number of subordinate voting shares offered by us would increase the as further adjusted amount of each of cash and total shareholders' equity by approximately $26.4 million after deducting underwriting discounts and commissions and any estimated offering expenses payable by us. Conversely a 1,000,000 decrease in the number of subordinate voting shares offered by us would decrease the as further adjusted amount of each of cash and total shareholders' equity by approximately $26.4 million after deducting underwriting discounts and commissions and any estimated offering expenses payable by us. A 1,000,000 increase in the number of Units offered by us would increase the as further adjusted amount of cash by approximately $64.5 million after deducting underwriting discounts and commissions and any estimated offering expenses payable by us. Conversely a 1,000,000 decrease in the number of Units offered by us would decrease the as further adjusted amount of each of cash by approximately $64.5 million after deducting underwriting discounts and commissions and any estimated offering expenses payable by us.

(2)
Total debt includes $58.7 million of secured lease obligations. Total debt excludes $34.3 million of fair value adjustments to the Notes, $51.6 million of deferred financing costs, $(31.1) million of net carrying amount of derivative instruments and $(4.1) million of premium on the Secured Notes. As Adjusted Total debt includes approximately $161.2 million in borrowings under our Revolving Credit Facility incurred in connection with the Interim Acquisitions. As Further Adjusted Total debt gives effect to the redemption of $1,008.0 million aggregate principal amount of PIK Notes (from cash contributed as part of the Pre-Closing Capital Changes). As Further Adjusted Total debt gives effect to the redemption of approximately $466.7 million aggregate principal amount of 2022 Notes, approximately $533.3 million aggregate principal amount of 2023 Notes, approximately $360.0 million aggregate principal amount of 2026 Notes, approximately $320.0 million aggregate principal amount of 2027 Notes, approximately $161.2 principal amount outstanding under the Revolving Credit Facility and approximately $842.6 million principal amount outstanding under the Term Facility.

If we assumed that this offering, the Unit Offering and the application of each of the estimated net proceeds therefrom occurred on January 1, 2019, our (i) "Interest and other finance costs" for Fiscal 2019 would have decreased by C$200.0 million to a total of C$332.2 million, (ii) "Loss before income taxes" would have decreased by C$200.0 million for a total of C$(409.2) million, (iii) "Income tax (recovery) expense" would have decreased by C$53.0 million for a total of C$(104.6) million and (iv) "Net loss" would have decreased by C$147.0 million for a total of C$(304.6) million. In addition, after giving effect to (i) the shares that will be outstanding following the offering of subordinate voting shares and the Unit Offering, including subordinate voting shares issuable upon settlement of the purchase contracts that are a component of the Units being offered in the Unit Offering, and (ii) the exchange of all of the issued and outstanding shares of Holdings for subordinate voting shares based on an exchange ratio of 20.363259-for-one that will be effected as part of the Pre-Closing Capital Changes, the diluted loss per share would have been C$(0.87).

(3)
Each Unit consists of an amortizing note and a purchase contract that will be accounted for separately. Each will be recorded at fair value on initial recognition by allocating the proceeds. The amortizing note is a financial liability that will be subsequently measured at amortized cost. The purchase contract represents an obligation to deliver a variable number of our equity instruments to equal a fixed dollar amount, subject to a cap and a floor, which meets the definition of a financial liability and will subsequently be measured at fair value through profit or loss. The fair value of the purchase contract will be obtained using the trading price of the purchase contract to the extent that an active market exists. It will otherwise be determined using an appropriate valuation model. Issuance costs will be allocated between the two instruments on a pro-rated basis, with costs related to the purchase contract being expensed as incurred and costs related to the amortizing note included as a reduction in the carrying amount of the notes.

The exact amount of the initial fair values of the of the purchase contract component and the amortizing note component of the Units will not be determined until the final pricing of this offering and the Unit Offering and our determination of the final offering expenses related thereto. The assumed value of the amortizing note represents the present value of the installment payments due under the amortizing note, calculated under the assumption that the total principal and interest components of the installment payment will equal 6.0% of the US$50.00 stated amount of the Units per annum. A 25-basis point increase in the assumed yield of 6.0% per annum would be expected to result in an approximate US$4.9 million increase to the amortizing note component and a corresponding decrease to the purchase contract component. We expect to record an initial fair value of approximately US$560 million for the purchase contract component of the Units, net of related underwriting discounts and commissions allocated to the purchase contracts, which amount is not reflected in the Capitalization table. The value assigned to the purchase contract component reflects the difference in the stated value of the Units and the assumed amount assigned to the amortizing note component.

(4)
As Adjusted share numbers include the issuance of shares in connection with the Equity Financing and Interim Acquisitions.

(5)
Reflects multiple voting shares held by the Dovigi Group following (a) the Pre-Closing Capital Changes and (b) the sale of 1,518,293 subordinate voting shares in this offering by Josaud II Holdings Inc. following the conversion of 1,518,293 multiple voting shares into subordinate voting shares on a one-to-one basis.

(6)
As Further Adjusted share numbers and amounts do not reflect subordinate voting shares issuable upon settlement of the purchase contracts.

(7)
Represents $3,952.1 million of shareholders equity as adjusted as at December 31, 2019, plus (a) net proceeds of $1,889.7 million from (i) the issuance of 73,170,733 subordinate voting shares in this offering, which includes 1,518,293 subordinate voting shares offered by Josaud II Holdings Inc. and the Pre-Closing Capital Changes and (ii) a reduction to the stated capital equal to the amount of fees we expect to incur in connection with this offering and the Unit Offering, plus (b) the $1,008.0 million contribution relating to the repayment of the PIK Notes, less (c) $151.2 million of shareholders equity relating to Multiple Voting Shares. The Pre-Closing Capital Changes include the exchange of 235,719,015 shares of GFL Environmental Holdings Inc. into subordinate voting shares of GFL Environmental Inc. at an exchange ratio of 20.363259-for-one, the subscription of 45,646,063 subordinate voting shares from the proceeds of the Margin Loans and 3,203,925 subordinate voting shares issued as Legacy Option Shares.

(8)
Reflects an increase and/or decrease in Deficit, as applicable, due to call premiums and the settlement of swaps associated with the applicable Notes being redeemed.

 DILUTION

        If you invest in our subordinate voting shares in this offering, your investment will be immediately diluted to the extent of the difference between the initial public offering price per subordinate voting share and the as adjusted net tangible book value (deficit) per subordinate voting share after this offering. Dilution results from the fact that the per subordinate voting share offering price is substantially in excess of the net tangible book value (deficit) per subordinate voting share attributable to the subordinate voting shares held by existing owners.

        After giving effect to the Pre-Closing Capital Changes, our net tangible book value (deficit) as of December 31, 2019 was approximately $(5,253.9) million, or US$(16.72) per subordinate voting share. We calculate net tangible book value (deficit) per subordinate voting share by taking the amount of our total tangible assets, reduced by the amount of our total liabilities, and then dividing that amount by the total number of subordinate voting shares outstanding.

        After giving effect to the sale by us and the selling shareholder of the subordinate voting shares in this offering at an assumed initial public offering price of US$20.50 per subordinate voting share, the midpoint of the estimated price range set forth on the cover page of this prospectus and the concurrent issuance of 14,000,000 Units, and after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by us, our net tangible book value as of December 31, 2019 would have been $(2,626.1) million, or US$(6.38) per subordinate voting share. This amount represents an immediate increase in net tangible book value of US$10.34 per subordinate voting share to existing shareholders and an immediate and substantial dilution in net tangible book value (deficit) of US$26.88 per subordinate voting share to investors purchasing shares in this offering at the assumed initial public offering price.

        The following table illustrates this dilution on a per subordinate voting share basis assuming the underwriters do not exercise their option to purchase additional subordinate voting shares in this offering:

Assumed initial public offering price per subordinate voting share (the midpoint of the estimated price range set forth on the cover page of this prospectus)			US$	20.50
Net tangible book value (deficit) per subordinate voting share as of December 31, 2019	US$	(16.72)
Increase in net tangible book value (deficit) per subordinate voting share attributable to investors in this offering	US$	10.34

As adjusted net tangible book value (deficit) per subordinate voting share after this offering			US$	(6.38)

Dilution per subordinate voting share to investors in this offering			US$	26.88

        Dilution is determined by subtracting as adjusted net tangible book value (deficit) per subordinate voting share after the offering from the initial public offering price of US$20.50 per subordinate voting share, the midpoint of the estimated price range set forth on the cover page of this prospectus.

        A US$1.00 increase in the assumed initial public offering price of US$20.50 per subordinate voting share would increase our net tangible book value after giving effect to the offering by $92.4 million, or by $0.30 per subordinate voting share, assuming the number of shares offered by us remains the same and after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by us and using an exchange rate of approximately US$1.00 = $1.3333. A US$1.00 decrease in the assumed initial public offering price per subordinate voting share would result in equal changes in the opposite direction.

        If the underwriters exercise in full their over-allotment option to purchase additional subordinate voting shares in this offering, the as adjusted net tangible book value (deficit) per subordinate voting share after giving effect to the offering would be US$(5.48) per subordinate voting share. This represents an increase in as adjusted net tangible book value (deficit) (or a decrease in net tangible book value (deficit)) of US$11.24 per subordinate voting share to the existing shareholders and dilution per subordinate voting share to new investors of US$25.98 per subordinate voting share to new investors.

        The following table summarizes, as of December 31, 2019, the differences between the total number of subordinate voting shares purchased from us, the total cash consideration paid to us, and the average price per subordinate voting share paid by existing owners and by new investors. As the table shows, new investors purchasing shares in this offering will pay an average price per subordinate voting share substantially higher than our existing shareholders paid. The table below assumes an initial public offering price of US$20.50 per subordinate voting share, the midpoint of the estimated price range set forth on the cover of this prospectus, for subordinate voting shares purchased in this offering and excludes the estimated underwriting discounts and commissions and estimated offering expenses payable by us:

	Shares Purchased		Total Consideration
					Average Price Per Share
	Number	Percent	Amount	Percent
	(expressed in millions, except per subordinate voting share amounts)
Existing owners(1)	235.7	76.3%	$5,491.1	73.7%	US$	16.53
Investors in this offering	73.2	23.7%	1,958.5	26.3%		20.50

Total	308.9	100.0%	$7,449.6	100.0%	US$	17.42

(1)
Does not give effect to the sale of 1,518,293 subordinate voting shares by the selling shareholder under this offering.

        After giving effect to the sale of 1,518,293 subordinate voting shares by the selling shareholder in this offering, the percentage of our shares held by existing shareholders would be 76.3% and the percentage of our shares held by new investors would be 23.7%.

        If the underwriters were to fully exercise the underwriters' over-allotment option to purchase 10,975,609 additional subordinate voting shares, the percentage of shares of our subordinate voting shares held by existing shareholders as of December 31, 2019 would be 73.7% and the percentage of shares of our subordinate voting shares held by new investors would be 26.3%.

        To the extent that outstanding options are exercised, or we grant options to our employees, executive officers and directors in the future and those options are exercised or other issuances of subordinate voting shares are made, there will be further dilution to new investors.

        The dilution information above is for illustrative purposes only. Our net tangible book value (deficit) following the consummation of this offering is subject to adjustment based on the actual initial public offering price of our subordinate voting shares and other terms of this offering determined at pricing.

        The subordinate voting shares issuable upon settlement of the purchase contracts that are a component of the Units offered in the Unit Offering will not be outstanding at the time the Unit Offering is consummated and accordingly they are not reflected in the dilution disclosure above.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

        The following tables set forth our selected historical consolidated financial information for the periods indicated.

        We derived the selected statement of operations data and the selected statement of cash flows data for Fiscal 2017, the Predecessor 2018 Period, the Successor 2018 Period and Fiscal 2019 and the selected balance sheet data as at December 31, 2018 and December 31, 2019 from our audited consolidated financial statements and the related notes included elsewhere in this prospectus. We derived the summary balance sheet data as at December 31, 2017 from our consolidated financial statements and related notes not included in this prospectus.

        You should review the following information together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information contained under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

	Predecessor		Successor
	Fiscal 2017	January 1, 2018 through May 31, 2018	June 1, 2018 through December 31, 2018	Fiscal 2019
	(expressed in millions of dollars) (except per share data)
Consolidated Statements of Operations Data:
Revenue	$1,333.1	$627.8	$1,224.8	$3,346.9
Cost of sales	1,145.1	551.2	1,152.3	3,073.1
Selling, general and administrative expenses	157.1	126.5	217.7	396.5
Loss (gain) on sale of property, plant and equipment	2.8	(0.1)	4.7	1.2
Interest and other finance costs	212.7	127.4	242.2	532.2
Loss (Gain) on foreign exchange	(27.2)	16.6	39.6	(48.9)
Other(1)	(17.4)	(2.2)	0.9	2.0

Loss before income taxes	(140.0)	(191.6)	(432.7)	(609.2)
Income tax (recovery) expense	(39.0)	(26.9)	(114.0)	(157.6)

Net loss	$(101.0)	$(164.7)	$(318.7)	$(451.6)

Loss per share information, basic and diluted
Loss per share(2)	(0.18)	(0.29)	(0.12)	(0.12)
Weighted average shares outstanding(2)	569,439.5	571,497.1	2,674,251.1	3,670,357.5
Cash Flow Data:
Net cash flow from (used in) operating activities	$126.4	$(10.1)	$29.4	$251.0
Net cash used in investing activities	(431.0)	(371.2)	(6,806.6)	(1,166.9)
Net cash flow from financing activities	291.2	488.7	6,663.1	1,479.0

	Predecessor	Successor
	As at December 31, 2017	As at December 31, 2018	As at December 31, 2019
	(expressed in millions of dollars)
Consolidated Balance Sheet Data:
Cash and cash in escrow	$12.6	$7.4	$574.8
Total assets	3,447.2	11,071.6	12,323.8
Total long-term debt, including current portion(3)	2,461.5	6,288.7	7,684.0
Total liabilities	2,938.2	7,879.0	9,555.9
Total shareholders' equity	509.0	3,192.6	2,767.9

(1)
Other consists of (i) in the Predecessor 2018 Period and Successor 2018 Period, the cash proceeds received in connection with a settlement with a selling shareholder in connection with the Michigan Acquisition; (ii) for Fiscal 2017, the cash proceeds received in connection with a cash settlement received from an insurer related to our claims under the representation and warranty insurance policy purchased in connection with the Michigan Acquisition; and (iii) deferred purchase consideration.

(2)
Does not give effect to the Pre-Closing Capital Changes or the subordinate voting shares being issued in this offering. See "Pre-Closing Capital Changes".

(3)
Total long-term debt consists of the current and long-term portions of long-term debt, including $58.7 million of secured lease obligations at December 31, 2019.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

        The following Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") should be read in conjunction with our audited consolidated financial statements and related notes for Fiscal 2019, the Predecessor 2018 Period, Successor 2018 Period and Fiscal 2017, which is included elsewhere in this prospectus. See also "—Non-IFRS Measures" and "Prospectus Summary—Summary Historical Consolidated Financial Information".

        This MD&A contains forward-looking information, which is based on management's reasonable assumptions and beliefs in light of the information currently available to us and is made as of the date of this MD&A. However, we do not undertake to update any such forward-looking information whether as a result of new information, future events or otherwise, except as required under applicable securities laws. Actual results and the timing of events may differ materially from those anticipated in the forward-looking information as a result of various factors, including those described in "Risk Factors" and elsewhere in this prospectus.

        Our audited annual consolidated financial statements have been prepared in accordance with IFRS. Unless the context indicates otherwise, references in this MD&A to the "Company", "we", "us" and "our" mean GFL and its consolidated subsidiaries, which, for the avoidance of doubt, (i) includes Waste Industries and its subsidiaries for the period from November 14, 2018 to December 31, 2018 and for Fiscal 2019 and (ii) does not include Waste Industries and its subsidiaries for Fiscal 2017, the Predecessor 2018 Period, and the period from June 1, 2018 to November 13, 2018.

        Holdings amalgamated with Hulk Acquisition Corp. on May 31, 2018 in connection with the investment in Holdings by BC Partners, Ontario Teachers and affiliates of Patrick Dovigi and the Recapitalization. Accordingly, the consolidated financial statements for Holdings presented elsewhere in this prospectus as of and for the year ended December 31, 2019, the periods ended December 31, 2018 and May 31, 2018 and for the year ended December 31, 2017 reflect the periods both prior and subsequent to the Recapitalization. Our fiscal year ends on December 31 of each calendar year. Fiscal 2018 is presented separately for (i) the Predecessor 2018 Period, and (ii) the Successor 2018 Period, with the periods prior to the Recapitalization being labeled as predecessor and the periods subsequent to the Recapitalization labeled as successor. The operating results of Fiscal 2019 and Fiscal 2017 capture a full 12 months of operating results, whereas the Successor 2018 Period and the Predecessor 2018 Period capture only seven months and five months of operating results, respectively.

Overview

        GFL is the fourth largest diversified environmental services company in North America, with operations throughout Canada and in 23 states in the United States. GFL had more than 11,500 employees as of December 31, 2019.

        Our diversified service offerings include non-hazardous solid waste management, infrastructure & soil remediation and liquid waste management services. These comprehensive service offerings across our business lines position us to be a "one-stop" provider of environmental services to our customers and differentiate us from those of our competitors that do not offer the same breadth of services as we do. Our business is well-diversified not only across business lines but also across geographies and customers. We serve our customers through a strategically-located network of facilities in many major metropolitan centres and secondary markets across Canada and primarily in secondary markets in the United States. The revenue generated in our solid and liquid waste management operations is predictable and recurring in nature as a result of the stability of waste generation and the contractual nature of these lines of business.

        Through a combination of organic growth and acquisitions, we have built a leading platform with broad geographic reach and scalable capabilities. We intend to leverage this platform to pursue new business opportunities and generate network efficiencies by extending our geographic footprint and increasing regional density across our business lines.

        We are led by a team of highly experienced and entrepreneurial executives. Patrick Dovigi, our Founder, Chairman, President and Chief Executive Officer has led our operations since inception in 2007 and has instilled a results-oriented, entrepreneurial culture that emphasizes the importance of safety for our employees and customers.

        We expect to continue to grow our business by:

  •
  generating strong, stable organic growth by continuing to serve our existing customer base and by attracting new customers, realizing cross-selling opportunities, renewing or extending existing contracts and winning new contracts, and extending our geographical market reach;

  •
  executing strategic, accretive acquisitions; and

  •
  driving operating cost efficiencies across our platform.

        We believe that our diversified business model positions us well to continue to capitalize on the attractive growth opportunities in the stable, highly fragmented North American environmental services industry.

Summary of Factors Affecting Performance

        We believe that our performance and future success depend on a number of factors that present significant opportunities for us. These factors are also subject to a number of inherent risks and challenges, some of which are discussed below and in the "Risk Factors" section of this prospectus.

        Our ability to continue to grow our business and generate improvements in our financial performance depends on our ability to continue to expand our environmental services platform by leveraging our diversified business model to broaden our geographic reach and scalable capabilities. Our success in achieving this growth and improvements is dependent on our ability to execute on our three-pronged strategy of: (i) continuing to generate strong, stable organic revenue growth; (ii) successfully executing strategic, accretive acquisitions; and (iii) continuing to drive operating cost efficiencies across our platform.

Strong, Stable Organic Revenue Growth

        Our ability to generate strong, stable organic revenue growth across macroeconomic cycles depends on our ability to increase the breadth and depth of services that we provide to our existing customers, realize on cross-selling opportunities between our complementary service capabilities, win new contracts, and renewals or extensions of existing contracts and expand into new or adjacent markets. We believe that executing on this strategy will continue to drive our organic revenue growth and free cash flow generation.

        Our business is well-diversified across business lines, geographies and customers. We believe that our continued success depends on our ability to further enhance and leverage this diversification, a key component of which is our ability to offer our customers a comprehensive service offering across our three business lines backed by an extensive geographic footprint in all major metropolitan centres and in many secondary markets in Canada, and primarily in secondary markets in the 23 states in the United States in which we currently operate.

        We also believe we are well positioned to respond to changing customer needs and regulatory demands in order to maintain our success. This includes being able to respond to legal requirements and customer demands to divert waste away from landfill disposal by continuing to expand our ability to collect and process multiple streams of material.

        Our diversified business model also complements our acquisition strategy. Multiple business lines allow us to source acquisitions from a broader pool of potential targets. Maintaining a diversified model is therefore critical to capitalizing on accretive acquisition opportunities and helping to reduce execution and business risk inherent in single-market and single-service offering strategies.

Executing Strategic, Accretive Acquisitions

        Our ability to identify, execute and integrate accretive acquisitions is a key driver of our growth. Given the significant fragmentation that exists in the North American environmental services industry, our growth and success depend on our ability to realize on consolidation opportunities in all three of our business lines.

        Since 2007, we have completed over 100 acquisitions across each of our lines of business. We focus on selectively acquiring premier independent regional operators to create platforms in new markets, followed by tuck-in acquisitions to help increase density and scale. Integration of these acquisitions with our existing platform is a key factor to our success, along with continuing to be able to identify and act upon these attractive consolidation opportunities.

        In addition, successful execution of acquisitions opens new markets to us, provides us with new opportunities to realize cross-selling opportunities, and drives procurement and cost synergies across our operations.

Driving Operating Cost Efficiencies

        We provide our services through a strategically-located network of facilities in Canada and in the United States. In each of our geographic markets, our strong competitive position is supported by and depends on the significant capital investment required to replicate our network infrastructure and asset base, as well as by stringent permitting and regulatory compliance requirements. Our continued success also depends on our ability to leverage our scalable network to attract and retain customers across multiple service lines, realize operational efficiencies, and extract procurement and cost synergies.

        It is also key that we continue to leverage our scalable capabilities to drive operating margin expansion and realize cost synergies. This includes using the capacity of our existing facilities, technology processes and people to support future growth and provide economies of scale, as well as increasing route density and servicing new contract wins with our existing network of assets and fleet to enhance the profitability of each of our business lines.

        Our success also depends on our ability to continue to make strategic investments in our business, including substantial capital investments in our facilities, technology processes and administrative capabilities to support our future growth. Our ability to improve our operating margins and our selling, general and administration expense margins by maintaining strong discipline in our cost structure and regularly reviewing our practices to manage expenses and increase efficiency will also impact our operating results.

Key Indicators of Performance and Financial Condition of Our Business

        To evaluate our performance, we monitor a number of key indicators. As appropriate, we supplement our results of operations determined in accordance with IFRS with certain non-IFRS financial measurements that we believe are useful to investors, lenders and others in assessing our performance. These measurements should not be considered in isolation or as a substitute for reported IFRS results because they may include or exclude certain items as compared to similar IFRS-based measurements, and such measurements may not be comparable to similarly-titled measurements reported by other companies. Rather, these measurements should be considered as an additional way of viewing aspects of our operations that provide a more complete understanding of our business.

        The key indicators that we monitor are described below.

IFRS Measures

Revenue

        Our solid waste revenue primarily consists of collection revenue and tipping fees collected from third-party users of our transfer stations, landfills and organics facilities. Collection revenue primarily consists of fees we receive from municipal, commercial and industrial customers pursuant to contracts that we have entered into with them that generally provide for collection fees based upon the frequency and type of collection services provided as well as the volume of the waste collected. The revenue generated through our solid waste collection operations is predictable and recurring in nature, as it is primarily derived from long-term contracts.

        Our municipal customer relationships are generally supported by contracts ranging from three to 10 years. Our municipal collection contracts provide for fees based upon a per household, per tonne or ton, per lift or per service basis and often provide for annual price increases indexed to CPI and market costs for fuel. We provide regularly scheduled service to a large percentage of our commercial and industrial customers under contracts with three to five year terms with automatic renewals, volume-based pricing and CPI, fuel and other adjustments. Other commercial and industrial customers are serviced on an "on-call" basis.

        Certain future variable considerations of long-term customer contracts may be unknown upon entering into the contract, including the amount that will be billed in accordance with annual CPI, market costs for fuel and commodity prices. The amount to be billed is often tied to changes in an underlying base index such as a consumer price index or a fuel or commodity index, and revenue is recognized once the index is established for the future period.

        Our landfills, transfer stations and organics facilities generate revenue from disposal or tipping fees. Tipping fees charged at our transfer stations and disposal fees charged at our landfills and organics facilities are generally based on the weight or volume of the material received. Recycling revenue is earned from the sale of recyclable commodities to third parties which are based on volume and market rates as well as brokerage commissions on the brokered sale of commodities.

        Revenue from our infrastructure & soil remediation operations primarily consists of fees for the remediation of contaminated soils, typically from gas stations, commercial properties and government related facilities. Fees are based on the volume of soil being remediated and are typically generated pursuant to short-term, project-specific contracts. We also generate revenue in our soil remediation operations from excavation work which is charged on a per tonne basis, as well as revenue from demolition, infrastructure installation and shoring work that is charged on a project basis. Amounts relating to contract assets are balances due from customers under construction contracts that arise when we receive payments from customers in line with a series of performance related milestones. We previously recognized a contract asset for any work performed. Any amount previously recognized as a contract asset is reclassified to trade receivables at the point at which it is invoiced to the customer. Our customer base in our infrastructure & soil remediation business includes large property developers that generally have multiple sites and companies that require remediation for more than one location, as well as governments on large, complex and often multi-year infrastructure projects.

        In our liquid waste business, we collect, manage, transport, process and dispose of a wide variety of industrial and commercial liquid wastes (including contaminated waste water, UMO and downstream by-products), and resell liquid waste products (including UMO and downstream by-products). The majority of the liquid waste we handle is generated from a varied customer base. Our liquid waste business includes a broad range of both regularly scheduled and on-call liquid industrial and hazardous waste management services that we provide to municipal, commercial and industrial customers, UMO collection and resale and downstream by-product marketing, as well as the collection and transportation of hazardous and non-hazardous liquid wastes to our facilities for processing or bulking for shipment to a final disposal location. Our locations also include tank farms where we collect, temporarily store and/or consolidate waste streams for more cost-effective and efficient transportation to end users or to final recycling, treatment or disposal locations. Wherever possible, collected liquid waste (including UMO) is recycled and recovered for reuse often through provincial stewardship programs. The scale of our operations and breadth of our liquid waste services also allows us to cross-sell solid waste services to our liquid waste customers and liquid waste services to our infrastructure & soil customers in those markets where we operate these lines of business.

Cost of Sales

        Cost of sales primarily consists of: direct labour costs and related benefits (which consist of salaries and wages, health and welfare benefit costs, incentive compensation and payroll taxes); transfer and disposal costs representing disposal fees paid to third-party disposal facilities and transfer stations; rent and related charges paid under leases for certain facilities; vehicle parking and container storage permits and facility operating costs; maintenance and repair costs relating to our vehicles, equipment and containers, including related labour and benefit costs; fuel, which includes the direct cost of fuel used by our vehicles and any mark-to-market adjustments on fuel hedges; depreciation expense for property, plant and equipment used in our operations; amortization of landfill assets; amortization of intangible assets; and material costs paid for UMO and other recyclables purchased, including commodity rebates paid to customers. Other cost of sales include operating facilities costs, truck and equipment rentals, insurance, licensing and claims costs, and other third party services. Acquisition, rebranding and other integration costs included in cost of sales include rebranding and integration of property, plant and equipment acquired through business acquisitions and other integration costs. Our cost of sales is principally affected by the volume of materials we handle.

Selling, General and Administrative Expenses

        Selling, general and administrative expenses ("SG&A") primarily consist of salaries, the cost of providing health and welfare benefits, incentive compensation and share-based payment expenses for corporate and general management, contract labour, and payroll taxes. Incentive compensation is generally based on our operating results and management's assessment of individuals' personal performance, with pay-out amounts subject to senior management discretion and board of director approval for senior management.

        Other costs in SG&A include selling and advertising, professional and consulting fees, facilities costs, depreciation expense for property and equipment used for selling, general and administrative activities, allowance for doubtful accounts and management information systems. Acquisition, integration and other costs include professional fees and integration costs associated with business acquisitions and other integration costs, including severance and restructuring costs. The timing of acquisitions and the related integration activities impact the timing of these costs.

Interest and other finance costs

        Interest and other finance costs primarily relate to interest on indebtedness and includes the amortization of deferred financing fees incurred in connection with our indebtedness, other finance costs and accretion of landfill closure and post-closure obligations, which represents the change in our obligation to fund closure and post-closure costs, as a result of the passage of time using discount factors that consider the credit adjusted risk free rate which is essentially free of default risk.

Other (income) expense

        Other (income) expense primarily consists of gains and losses on the sale of assets used in our operations, gains and losses on foreign exchange, insurance settlements and deferred purchase price consideration that is required to be expensed under IFRS.

Income Tax Recovery

        We are subject to income taxes in the jurisdictions in which we operate and, consequently, income tax expense or recovery is a function of the allocation of taxable income by jurisdiction and the various activities that impact the timing of taxable events and the availability of our non-capital losses in various jurisdictions and legal entities. The primary regions that determine the effective tax rate are Canada and the United States. Income tax expense or recovery is comprised of current and deferred income taxes. The liability method is used to account for deferred tax assets and liabilities, which arise from temporary differences between the carrying amount of assets and liabilities recognized in the statements of financial position and their corresponding tax basis. The carry forward of unused tax losses and credits is recognized to the extent that it is probable it can be used in the future.

Non-IFRS Measures

        This prospectus makes reference to certain non-IFRS measures. These measures are not recognized measures under IFRS and do not have a standardized meaning prescribed by IFRS and are therefore unlikely to be comparable to similar measures presented by other companies. Rather, these measures are provided as additional information to complement those IFRS measures by providing further understanding of our results of operations from management's perspective. Accordingly, these measures should not be considered in isolation nor as a substitute for analysis of our financial information reported under IFRS. We use non-IFRS measures, including "Acquisition EBITDA", "Adjusted EBITDA", "Adjusted EBITDA Margin", "Adjusted SG&A", "EBITDA", and "Run-Rate EBITDA". These non-IFRS measures are used to provide investors with supplemental measures of our operating performance and thus highlight trends in our core business that may not otherwise be apparent when relying solely on IFRS measures. We also believe that securities analysts, investors and other interested parties frequently use non-IFRS measures in the evaluation of issuers. Our management also uses non-IFRS measures in order to facilitate operating performance comparisons from period to period, to prepare annual operating budgets and forecasts and to determine components of management compensation.

EBITDA

        EBITDA represents, for the applicable period, net loss plus (a) interest and other finance costs, plus (b) depreciation and amortization of property, plant and equipment, landfill assets and intangible assets, less (c) the provision for income taxes, in each case to the extent deducted or added to/from net income. We present EBITDA to assist readers in understanding the mathematical development of Adjusted EBITDA. Management does not use EBITDA as a financial performance metric.

Adjusted EBITDA

        Adjusted EBITDA is a supplemental measure used by management and other users of our financial statements including our lenders and the Investors, to assess the financial performance of our business without regard to financing methods or capital structure. Adjusted EBITDA is also a key metric that management uses prior to execution of any strategic investing or financing opportunity. For example, management uses Adjusted EBITDA as a measure in determining the value of acquisitions, expansion opportunities, and dispositions. In addition, Adjusted EBITDA is utilized by financial institutions to measure borrowing capacity. Adjusted EBITDA is calculated by adding and deducting, as applicable, certain expenses, costs, charges or benefits incurred in such period which in management's view are either not indicative of underlying business performance or impact the ability to assess the operating performance of our business, including: (a) gain (loss) on foreign exchange and sale of property, plant and equipment, (b) share-based payments, (c) other income, (d) acquisition, integration and other costs (included in selling, general and administrative expenses related to acquisition activity), (e) acquisition, rebranding and other integration costs (included in cost of sales related to acquisition activity), (f) unbilled revenue reversal, (g) mark-to-market loss on fuel hedge, and (h) deferred purchase consideration. We use Adjusted EBITDA to facilitate a comparison of our operating performance on a consistent basis reflecting factors and trends affecting our business. Adjusted EBITDA is not an IFRS measure.

Adjusted EBITDA Margin

        Adjusted EBITDA margin represents Adjusted EBITDA divided by revenue. We use Adjusted EBITDA Margin to facilitate a comparison of the operating performance of each of our operating segments on a consistent basis reflecting factors and trends affecting our business. Adjusted EBITDA Margin is not an IFRS measure.

Acquisition EBITDA

        Acquisition EBITDA represents, for the applicable period, management's estimates of the annual Adjusted EBITDA of an acquired business, based on its most recently available historical financial information at the time of acquisition, as adjusted to (a) give effect to the elimination of expenses related to the prior owners and certain other costs and expenses that are not indicative of the underlying business performance, if any, as if such business had been acquired on the first day of such period ("Acquisition EBITDA Adjustments"), and (b) give effect to contract and acquisition annualization for contracts entered into and acquisitions completed by such acquired business prior to our acquisition. Further adjustments are made to such annual Adjusted EBITDA to reflect estimated operating cost savings and synergies, if any, anticipated to be realized upon acquisition and integration of the business into our operations. We use Acquisition EBITDA for the acquired businesses to adjust our Adjusted EBITDA to include a proportional amount of the Acquisition EBITDA of the acquired businesses based upon the respective number of months of operation for such period prior to the date of our acquisition of each such business. Please see "—Run-Rate EBITDA" below for a discussion of the components of Acquisition EBITDA Adjustments.

Run-Rate EBITDA

        Run-Rate EBITDA represents Adjusted EBITDA for the applicable period as adjusted to give effect to management's estimates of (a) Acquisition EBITDA Adjustments (as described above) and (b) the impact of annualization of certain new municipal and disposal contracts and cost savings initiatives, entered into, commenced or implemented, as applicable, in such period, as if such contracts or costs savings initiatives had been entered into, commenced or implemented, as applicable, on the first day of such period. These adjustments reflect monthly allocations of Acquisition EBITDA for the acquired businesses based on straight line proration. As a result, these estimates do not take into account the seasonality of a particular acquired business. While we do not believe the seasonality of any one acquired business is material when aggregated with other acquired businesses, the estimates may result in a higher or lower adjustment to our Run-Rate EBITDA than would have resulted had we adjusted for the actual results of each of the acquired businesses for the period prior to our acquisition.

        Acquisition EBITDA Adjustments are based on detailed financial due diligence in respect of the target business and account for (a) any known changes to the target business that are not yet fully reflected in the historical financial records and (b) planned cost saving initiatives to be implemented following the acquisition. Acquisition EBITDA Adjustments are intended to eliminate costs, expenses and benefits, that are not indicative of the underlying business performance of the acquired business, such as (i) one time revenues earned prior to our acquisition of the business, (ii) costs related to prior ownership, which generally reflect the elimination of compensation and other payments to the prior owners that are not considered necessary to operate the acquired business, and (iii) other costs and expenses such as temporary truck rentals, relocation expenses, bad debt expense and certain professional fees. Acquisition EBITDA Adjustments also reflect adjustments such as (i) contract annualization, which generally includes the incremental EBITDA that a particular contract commenced during the applicable period would have generated if such contract had commenced on the first day of the applicable fiscal period, (ii) acquisition annualization, which generally reflects the incremental revenue that a particular acquisition consummated by an acquired entity, but before we acquired such entity, during the applicable fiscal period would have generated if such acquisition had been consummated on the first day of the applicable fiscal period, and (iii) cost synergies anticipated to be realized in the near-term, which generally reflects estimated vehicle operating, administrative, labour and disposal cost savings anticipated to be realized upon the integration of an acquired business as if such cost savings were realized at the beginning of the period, each adjusted to Adjusted EBITDA.

        We primarily use Run-Rate EBITDA to show how the Company would have performed if each of the interim acquisitions had been consummated at the start of the period as well as to show the impact of the annualization of certain new municipal and disposal contracts and cost savings initiatives. We also believe that Run-Rate EBITDA is useful to investors and creditors to monitor and evaluate our borrowing capacity and compliance with certain of our debt covenants as more particularly described under "—Liquidity and Capital Resources—Our Long Term Debt". However, because not all companies use identical calculations, our presentation of Run-Rate EBITDA may not be comparable to similarly titled measures of other companies, including companies in our industry. In addition, as described in more detail in notes to the table set forth under "—Liquidity and Capital Resources—Our Long-Term Debt", our Run-Rate EBITDA is based on a number of assumptions and estimates. See "Forward-Looking Statements". Our actual results of operations for each of the periods presented are significantly different from our Run-Rate EBITDA for those same periods. For more information regarding risk factors that could materially adversely affect our actual results of operations, see "Risk Factors".

        Because of these limitations, Run-Rate EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our actual historical results and using Run-Rate EBITDA only for supplemental purposes. For a description of risks related to Run-Rate EBITDA, see "Risk Factors—Risks Related to Our Business and Industry—Our Run-Rate EBITDA is based on certain estimates and assumptions and should not be regarded as a representation by us or any other person that we will achieve such operating results. Prospective investors should not place undue reliance on our Run-Rate EBITDA and should make their own independent assessment of our future results of operations, cash flows and financial condition".

        See "Our Long-Term Debt" in this MD&A for a reconciliation of net loss to each of EBITDA, Adjusted EBITDA, and Run-Rate EBITDA and "Segment Reporting" in this MD&A for a reconciliation of Adjusted EBITDA Margin as a percentage of revenue.

Adjusted SG&A

        Adjusted SG&A is a supplemental measure of SG&A used by management and other users of our financial statements, including our lenders and investors, to assess the ongoing selling, general and administrative costs incurred to run our business. Adjusted SG&A represents SG&A for the applicable period as adjusted to give effect to certain acquisition, integration and other costs incurred in respect of completed acquisitions and financing activities and unbilled revenue reversal, as well as the elimination of depreciation, amortization and share based payment expenses recognized within SG&A. Adjusted SG&A is intended to eliminate costs and expenses of acquiring businesses and the finance costs related to such acquisitions which are not indicative of the underlying business performance of such business. Adjusted SG&A is also intended to eliminate depreciation and amortization, as well as share based payment expenses, as these expenses can vary from period to period based on acquisitions and capital structure transactions, respectively, potentially impacting the ability to assess the underlying operating performance of our business. Adjusted SG&A is not prepared in accordance with IFRS or the pro forma rules of Regulation S-X promulgated by the SEC. In addition, because not all companies use identical calculations, our presentation of Adjusted SG&A may not be comparable to similarly titled measures of other companies, including companies in our industry. The following table sets forth a reconciliation of SG&A to Adjusted SG&A for the periods indicated.

	Successor		Successor		Predecessor
	Three months ended December 31, 2019 (92 days)	Three months ended December 31, 2018 (92 days)	Fiscal 2019	June 1, 2018 through December 31, 2018 (214 days)	Period ended May 31, 2018 (151 days)	Fiscal 2017
	(expressed in millions of dollars, except percentages)
Selling, general and administrative expenses	$141.7	$96.7	$396.5	$217.7	$126.5	$157.1
Depreciation expense	(5.5)	(3.4)	(23.1)	(6.1)	(3.2)	(6.9)
Share-based payments	(3.6)	(2.0)	(14.5)	(2.0)	(18.8)	(5.1)
Acquisition, integration and other costs(1)	(28.6)	(38.5)	(65.5)	(103.7)	(42.5)	(20.8)
Unbilled revenue reversal(2)	(31.6)	—	(31.6)	—	—	—

Adjusted SG&A	$72.4	$52.8	$261.8	$105.9	$62.0	$124.3

(1)
Consists of transaction fees, such as legal, consulting and other fees and expenses incurred in respect of acquisitions and financing activities completed during the period. Although we expect to incur similar costs in connection with other acquisitions and financings in the future, we add these costs back to SG&A because we believe these costs are not indicative of the cost base of our underlying operations as the quantum of such costs vary from period to period.

(2)
Consists of accumulated accruals to unbilled revenue from prior fiscal years relating to unbilled work in progress in our infrastructure & soil remediation segment that we no longer believe is recoverable.

Results of Operations

Analysis of Results for the successor three month period ended December 31, 2019 compared to the successor three month period ended December 31, 2018 and the year ended December 31, 2019 compared to the Successor 2018 Period and the Predecessor 2018 Period

        The following tables summarize certain operating results and other financial data for the periods indicated.

	Successor
	Three months ended December 31, 2019 (92 days)	Three months ended December 31, 2018 (92 days)
	(expressed in millions of dollars)
Revenue	$896.5	$618.0
Expenses
Cost of sales	872.5	612.8
Selling, general and administrative expenses	141.7	96.7
Interest and other finance costs	151.3	148.1
Other (income) expenses	(14.2)	38.7

	1,151.3	896.3

Loss before income taxes	(254.8)	(278.4)
Income tax recovery	(72.8)	(99.9)

Net loss	$(182.0)	$(178.5)

	Successor		Predecessor
	Fiscal 2019	Period ended December 31, 2018 (214 days)	Period ended May 31, 2018 (151 days)
	(expressed in millions of dollars)
Revenue	$3,346.9	$1,224.8	$627.8
Expenses
Cost of sales	3,073.1	1,152.3	551.2
Selling, general and administrative expenses	396.5	217.7	126.5
Interest and other finance costs	532.2	242.2	127.4
Other (income) expenses	(45.8)	45.2	14.4

	3,956.1	1,657.5	819.4

Loss before income taxes	(609.2)	(432.7)	(191.6)
Income tax recovery	(157.6)	(114.0)	(26.9)

Net loss	$(451.6)	$(318.7)	$(164.7)

	Successor
	As at December 31, 2019	As at December 31, 2018
	(expressed in millions of dollars)
Cash	$574.8	$7.4
Total assets	12,323.8	11,071.6
Total long-term debt, including current portion(1)	7,684.0	6,288.7
Total liabilities	9,555.9	7,879.0
Total shareholders' equity	2,767.9	3,192.6

(1)
Total long-term debt consists of the current and long-term portions of long-term debt, including $58.7 million of secured lease obligations at December 31, 2019.

Revenue

        The following tables summarize revenue by service line for the periods indicated.

	Successor
	Three months ended December 31, 2019 (92 days)		Three months ended December 31, 2018 (92 days)
	Revenue		Revenue
	(expressed in millions of dollars)
Residential	$214.7	23.9%	$146.9	23.8%
Commercial/Industrial	283.9	31.7	184.3	29.8

Total Collection	498.6	55.6	331.2	53.6
Landfill	62.9	7.0	40.5	6.6
Transfer	87.9	9.8	44.8	7.2
Material Recycling	40.7	4.5	13.5	2.2
Other	48.6	5.4	37.8	6.1

Solid Waste	738.7	82.4	467.8	75.7
Infrastructure and Soil Remediation	151.4	16.9	108.6	17.6
Liquid Waste	100.4	11.2	85.8	13.9
Intercompany Revenue	(94.0)	(10.5)	(44.2)	(7.2)

	$896.5	100.0%	$618.0	100.0%

	Successor				Predecessor
	Fiscal 2019		Period ended December 31, 2018 (214 days)		Period ended May 31, 2018 (151 days)
	Revenue		Revenue		Revenue
	(expressed in millions of dollars)
Residential	$815.3	24.4%	$272.1	22.2%	$135.4	21.6%
Commercial/Industrial	1,106.6	33.1	340.1	27.8	173.2	27.6

Total Collection	1,921.8	57.4	612.2	50.0	308.6	49.2
Landfill	234.7	7.0	76.8	6.3	37.0	5.9
Transfer	311.5	9.3	98.2	8.0	56.4	9.0
Material Recycling	94.3	2.8	63.9	5.2	39.6	6.3
Other	172.0	5.1	46.4	3.8	19.6	3.1

Solid Waste	2,734.3	81.7	897.5	73.3	461.2	73.5
Infrastructure and Soil Remediation	540.4	16.1	260.8	21.3	135.1	21.5
Liquid Waste	385.2	11.5	170.2	13.9	88.0	14.0
Intercompany Revenue	(313.1)	(9.4)	(103.6)	(8.5)	(56.5)	(9.0)

	$3,346.9	100.0%	$1,224.8	100.0%	$627.8	100.0%

        On a consolidated basis, revenue was $896.5 million for the successor three month period ended December 31, 2019, compared to $618.0 million in the successor three month period ended December 31, 2018, an increase of $278.5 million. The increase is primarily attributable to the impact of acquisitions and organic growth. Included in revenue for the successor three month period ended December 31, 2019 was revenue from acquisitions completed since October 1, 2018 of approximately $234.1 million. Highlights of the revenue increase attributable to organic growth include:

  •
  Approximately $14.9 million from price and surcharge increases in our solid waste collection and non-MRF post-collection operations. Partially offsetting these increases were lower post-collection volumes attributable to the impact of the planned closure of one of our landfills, lower special waste volumes and lower revenue from the sale of recyclables due to the impact of lower commodity prices for mixed paper and old corrugated cardboard;

  •
  Our infrastructure & soil remediation line of business continued to deliver strong organic growth reflecting higher infrastructure activity levels in the Greater Toronto Area, as well as the regional expansion of this business line into the Quebec and British Columbia markets, which drove higher soil volumes and infrastructure revenues for the successor three month period ended December 31, 2019 as compared to the successor three month period ended December 31, 2018; and

  •
  Higher revenue from increased industrial services across all of our geographies as well as higher selling prices for UMO, partially offset by lower volumes of UMO, a decrease we believe to be largely attributable to weather conditions during the period.

        On a consolidated basis, revenue was $3,346.9 million for Fiscal 2019, compared to $1,224.8 million in the Successor 2018 Period and $627.8 million in the Predecessor 2018 Period. The change between periods is primarily attributable to the difference in the number of days included in each of the periods and the impact of acquisitions and organic growth. Included in revenue for Fiscal 2019 was revenue from acquisitions completed since January 1, 2018 of approximately $1,346.7 million. Highlights of the revenue increase attributable to organic growth include:

  •
  Approximately $48.2 million from price and surcharge increases in our solid waste collection and non-MRF post-collection operations as well as $16.8 million from incremental collection volume.

    Partially offsetting these increases were lower post-collection volumes that we believe to be largely attributable to the impact of the planned closure of one of our landfills, lower volumes of special waste and lower revenue from the sale of recyclables due to the impact of lower commodity prices for mixed paper and old corrugated cardboard;

  •
  Our infrastructure & soil remediation line of business continued to deliver strong organic growth reflecting higher infrastructure activity levels in the Greater Toronto Area, as well as the regional expansion of this business line into the Quebec and British Columbia markets, which drove higher soil volumes and infrastructure revenues for Fiscal 2019 as compared to the Successor 2018 Period and the Predecessor 2018 Period; and

  •
  Higher revenue from increased industrial services across all of our geographies as well as higher selling prices for UMO, partially offset by lower volumes of UMO, a decrease we believe to be largely attributable to weather conditions during the period.

Cost of Sales

	Successor
	Three months ended December 31, 2019 (92 days)	% of Revenue	Three months ended December 31, 2018 (92 days)	% of Revenue
	(expressed in millions of dollars)
Transfer and disposal costs	$231.4	25.8%	$150.5	24.4%
Labour and benefits	217.5	24.3	153.3	24.8%
Maintenance and repairs	73.7	8.2	52.4	8.5%
Fuel	38.8	4.3	32.7	5.3%
Depreciation expense	156.5	17.5	108.3	17.5%
Amortization of intangible Assets	86.7	9.7	65.6	10.6%
Other cost of sales	54.7	6.1	44.2	7.1%
Acquisition rebranding and other integration costs	13.2	1.5	5.8	0.9%

Cost of sales	$872.5	97.3%	$612.8	99.2%

	Successor				Predecessor
	Fiscal 2019	% of Revenue	Period ended December 31, 2018 (214 days)	% of Revenue	Period ended May 31, 2018 (151 days)	% of Revenue
	(expressed in millions of dollars)
Transfer and disposal costs	$827.6	24.7%	$290.6	23.7%	$155.7	24.8%
Labour and benefits	811.8	24.3	309.0	25.2	154.8	24.7
Maintenance and repairs	270.0	8.1	95.1	7.8	48.3	7.7
Fuel	155.9	4.7	64.8	5.3	35.2	5.6
Depreciation expense	442.3	13.2	172.1	14.1	63.1	10.1
Amortization of intangible Assets	334.1	10.0	127.5	10.4	40.9	6.5
Other cost of sales	195.0	5.8	80.1	6.5	44.4	7.1
Acquisition rebranding and other integration costs	36.4	1.1	13.0	1.1	8.7	1.4

Cost of sales	$3,073.1	91.8%	$1,152.3	94.1%	$551.2	87.8%

        Cost of sales were $872.5 million for the successor three month period ended December 31, 2019 compared to $612.8 million in the successor three month period ended December 31, 2018. Acquisitions completed since October 1, 2018 were the primary driver of the increase. Increased headcount, volumes of waste and capital asset acquisitions related to the organic growth of our business also increased cost of sales for the successor three month period ended December 31, 2019 as compared to the successor three month period ended December 31, 2018.

        Cost of sales were $3,073.1 million for Fiscal 2019 compared to $1,152.3 million in the Successor 2018 Period and $551.2 million in the Predecessor 2018 Period. Acquisitions completed since January 1, 2018 were the primary driver of the increase. Increased headcount, volumes of waste and capital asset acquisitions related to the organic growth of our business also increased cost of sales for Fiscal 2019 as compared to the Successor 2018 Period and the Predecessor 2018 Period.

        Cost of sales as a percentage of revenue was 97.3% and 91.8% for the successor three month period ended December 31, 2019 and Fiscal 2019, respectively, compared to 99.2% for the successor three month period ended December 31, 2018, 94.1% for the Successor 2018 Period, and 87.8% for the Predecessor 2018 Period. The increases were primarily attributable to incremental depreciation and amortization arising from the Recapitalization and the Waste Industries Merger and were partially offset by a decrease in labour and benefits, a reduction in fuel, and acquisition rebranding and other integration costs as a percentage of revenue.
Selling, General and Administrative Expenses

	Successor
	Three months ended December 31, 2019 (92 days)	Three months ended December 31, 2018 (92 days)
	(expressed in millions of dollars)
Salaries and benefits	$47.3	$33.3
Depreciation expense	5.5	3.4
Share-based payments	3.6	2.0
Other	25.1	19.5
Unbilled revenue reversal	31.6	—
Acquisition, integration and other costs	28.6	38.5

Selling, general and administrative expenses	$141.7	$96.7

	Successor		Predecessor
	Fiscal 2019	Period ended December 31, 2018 (214 days)	Period ended May 31, 2018 (151 days)
	(expressed in millions of dollars)
Salaries and benefits	$170.4	$69.0	$41.4
Depreciation expense	23.1	6.1	3.2
Share-based payments	14.5	1.9	18.8
Other	91.4	36.9	20.7
Unbilled revenue reversal	31.6	—	—
Acquisition, integration and other costs	65.5	103.7	42.5

Selling, general and administrative expenses	$396.5	$217.6	$126.5

        SG&A was $141.7 million for the successor three month period ended December 31, 2019, compared to $96.7 million in the successor three month period ended December 31, 2018. The increase was primarily attributable to incremental salaries, benefits and other costs related to the number and size of businesses acquired since October 1, 2018, the write off of unbilled revenue from prior fiscal years relating to unbilled work in progress in our infrastructure & soil remediation segment that we no longer believe is recoverable, an increase in share-based payments, the recognition of costs incurred in preparation for an initial public offering and an increase in acquisition, integration and other costs, primarily attributable to increased acquisition activity.

        SG&A was $396.5 million for Fiscal 2019, compared to $217.6 million in the Successor 2018 Period and $126.5 million in the Predecessor 2018 Period. The increase was primarily attributable to incremental salaries, benefits and other costs related to the number and size of businesses acquired since January 1, 2018, the write off of unbilled revenue from prior fiscal years relating to unbilled work in progress in our infrastructure & soil remediation segment that we no longer believe is recoverable and the recognition of costs incurred in preparation for an initial public offering. Partially offsetting these increases were a decrease in acquisition, integration and other costs, primarily attributable to costs of $56.1 million in the Successor 2018 Period and $27.1 million in the Predecessor 2018 Period incurred in respect of the Recapitalization. Share-based payments for the Predecessor 2018 Period included expenses associated with the accelerated amortization of the estimated fair value of share-based options recognized on the settlement and wind-up of the option plans on completion of the Recapitalization.

        SG&A as a percentage of revenue was 15.8% and 11.8% for the successor three month period ended December 31, 2019 and Fiscal 2019, respectively, compared to 15.6% for the successor three month period ended December 31, 2018, 17.8% for the Successor 2018 Period, and 20.1% for the Predecessor 2018 Period.

Interest and other finance costs

	Successor
	Three months ended December 31, 2019 (92 days)	Three months ended December 31, 2018 (92 days)
	(expressed in millions of dollars)
Interest	$121.3	$81.3
Amortization of deferred financing costs	2.6	2.6
Accretion of landfill closure and post-closure obligations	1.8	0.8
Other financing costs	25.6	63.4

Interest and other finance costs	$151.3	$148.1

	Successor		Predecessor
	Fiscal 2019	Period ended December 31, 2018 (214 days)	Period ended May 31, 2018 (151 days)
	(expressed in millions of dollars)
Interest	$472.7	$149.5	$85.1
Amortization of deferred financing costs	9.7	23.3	4.1
Accretion of landfill closure and post-closure obligations	6.1	1.2	1.3
Other financing costs	43.8	68.2	36.9

Interest and other finance costs	$532.2	$242.2	$127.4

        Interest and other finance costs were $151.3 million and $532.2 million for the successor three month period ended December 31, 2019 and Fiscal 2019, respectively, compared to $148.1 million for the successor three month period ended December 31, 2018, $242.2 million for the Successor 2018 Period, and $127.4 million for the Predecessor 2018 Period.

        The increase in interest costs was primarily due to the overall increase in borrowings since January 1, 2018, and $9.0 million interest on lease obligations due to the adoption of IFRS 16 on January 1, 2019. Total borrowings at December 31, 2019 were approximately $1,258.5 million higher than total borrowings outstanding at December 31, 2018, reflecting incremental borrowings incurred primarily to fund the purchase price and transaction costs of business acquisitions completed subsequent to January 1, 2018. See "Description of Material Indebtedness".

        Amortization of deferred finance costs was $2.6 million for the successor three month period ended December 31, 2019 as compared to $2.6 million for the successor three month period ended December 31, 2018. Amortization of deferred finance costs was $9.7 million for Fiscal 2019, compared to $23.3 million for the Successor 2018 Period, and $4.1 million for the Predecessor 2018 Period. The decrease was primarily attributable to the write off of $18.0 million of deferred financing costs related to previously outstanding borrowings that were refinanced as part of the Recapitalization.

        The decrease in other financing costs for Fiscal 2019, compared to the Successor 2018 Period and Predecessor 2018 Period was due primarily to the $70.0 million non-cash loss related to the amendment of the Term Facility (as defined herein) in the Successor 2018 Period and a $33.2 million loss on the redemption premium paid on a note redemption in the Predecessor 2018 Period. In Fiscal 2019, other financing costs consisted primarily of $9.5 million of bank and bond fees, $22.8 million loss on the mark-to-market of derivatives, $1.8 million of discount amortization on the PIK Notes discounts, and $9.6 million amortization of the fair value adjustments on our bonds.

Other (income) expenses

        Other income for the successor three month period ended December 31, 2019 was $14.2 million as compared to other expenses of $38.7 million for the successor three month period ended December 31, 2018. The decrease was primarily attributable to a $14.3 million gain related to the non-cash foreign exchange loss arising from the revaluation of the unhedged portion of our U.S. dollar denominated debt to Canadian dollars for reporting purposes, based on the foreign exchange rate as at December 31, 2019, compared to a loss of $33.8 million for the successor three months ended December 31, 2018.

        Other income for Fiscal 2019 was $45.7 million, as compared to $45.2 million of other expenses for the Successor 2018 Period, and $14.3 million of other expenses for the Predecessor 2018 Period. The increase was primarily attributable to a $48.9 million gain primarily related to the non-cash foreign exchange gain arising from the revaluation of the unhedged portion of our U.S. dollar denominated debt to Canadian dollars for reporting purposes, based on the foreign exchange rate as at

December 31, 2019, compared to a loss of $39.6 million for the Successor 2018 Period, and $6.0 million for the Predecessor 2018 Period, as well as a $10.6 million realized foreign exchange loss on a repayment of U.S. dollar denominated debt during the Predecessor 2018 Period. Partially offsetting this decrease was income of $3.2 million in cash received in the Predecessor 2018 Period on a settlement with a selling shareholder of our 2016 acquisition of a solid waste business in Michigan.

Provision for Income Taxes

        Income tax recovery was $72.8 million for the successor three month period ended December 31, 2019, compared to $99.9 million for the successor three month period ended December 31, 2018. The decrease was attributable to the initial recognition of all cumulative tax losses in the successor three months ended December 31, 2018 as a result of the acquisition of Waste Industries, whereas only the current period tax losses were recognized in the same period in 2019.

        Income tax recovery was $157.6 million for Fiscal 2019, compared to $114.0 million for the Successor 2018 Period, and $26.9 million for the Predecessor 2018 Period. The increase in Fiscal 2019 compared to the Successor 2018 Period and Predecessor 2018 Period was due to incremental tax losses primarily attributable to increased interest and depreciation expense. Our basis for recording income tax recoveries is due to the offsetting of deferred tax liabilities on our balance sheet.

Analysis of Results for the Successor 2018 Period and the Predecessor 2018 Period compared to Fiscal 2017

        The following tables summarize certain operating results and other financial data for the periods indicated.

	Successor	Predecessor
	Period ended December 31, 2018 (214 days)	Period ended May 31, 2018 (151 days)	Fiscal 2017
	(expressed in millions of dollars)
Revenue	$1,224.8	$627.8	$1,333.1
Expenses
Cost of sales	1,152.3	551.2	1,145.1
Selling, general and administrative expenses	217.7	126.5	157.1
Interest and other finance costs	242.2	127.4	212.7
Other (income) expenses	45.2	14.4	(41.8)

	1,657.5	819.4	1,473.0

Loss before income taxes	(432.6)	(191.6)	(140.0)
Income tax recovery	(114.0)	(26.9)	(39.0)

Net loss	$(318.7)	$(164.7)	$(101.0)

	Successor	Predecessor
	As at December 31, 2018	As at December 31, 2017
	(expressed in millions of dollars)
Cash and cash in escrow	$7.4	$12.6
Total assets	11,071.6	3,447.2
Total long-term debt, including current portion	6,288.7	2,461.5
Total liabilities	7,879.0	2,938.2
Total shareholders' equity	3,192.6	509.0

Revenue

        The following table summarizes revenue by service line for the periods indicated.

	Successor		Predecessor
	Period ended December 31, 2018 (214 days)		Period ended May 31, 2018 (151 days)		Fiscal 2017
	(expressed in millions of dollars, except percentages)
Residential	$272.1	22.2%	$135.4	21.6%	$311.1	23.3%
Commercial/Industrial	340.1	27.8	173.2	27.6	338.7	25.4

Total collection	612.2	50.0	308.6	49.2	649.8	48.7
Landfill	76.8	6.3	37.0	5.9	99.7	7.5
Transfer	98.2	8.0	56.4	9.0	137.1	10.3
Material recycling	63.9	5.2	39.6	2.9	117.7	8.8
Other	46.4	3.8	19.6	6.5	36.5	2.7

Solid waste	897.5	73.3	461.2	73.5	1,040.8	78.1
Infrastructure & soil remediation	260.8	21.3	135.1	21.5	261.9	19.6
Liquid waste	170.2	13.9	88.0	14.0	172.6	12.9
Inter-company revenue	(103.6)	(8.5)	(56.5)	(9.0)	(142.3)	(10.7)

Total revenue	$1,224.8	100.0%	$627.8	100.0%	$1,333.1	100.0%

        On a consolidated basis, revenue was $1,224.8 million for the Successor 2018 Period and $627.8 million for the Predecessor 2018 Period, compared to $1,333.1 million in Fiscal 2017. The decrease in revenue in the Successor 2018 Period and the Predecessor 2018 period as compared to Fiscal 2017 is attributable to the difference in the number of days included in each of the periods, partially offset by the impact of acquisitions and organic growth. Highlights of organic growth realized during the Successor 2018 Period and the Predecessor 2018 Period include:

  •
  Across our solid waste operations, the impact of new municipal collection contracts and price increases in our commercial and industrial operations. Offsetting these increases in part was the impact of lower commodity prices as well as the impact of the planned closure of one of our landfills and lower volumes of special waste as compared to Fiscal 2017;

  •
  Our infrastructure & soil remediation segment continued to deliver strong organic growth reflecting higher infrastructure activity levels in the Greater Toronto Area; and

  •
  Higher industrial services activities, primarily in Central and Eastern Canada, stronger UMO prices, as well as increased emergency response events.

Cost of Sales

	Successor		Predecessor
	Period ended December 31, 2018 (214 days)	% of Revenue	Period ended May 31, 2018 (151 days)	% of Revenue	Fiscal 2017	% of Revenue
	(expressed in millions of dollars, except percentages)
Transfer and disposal costs	$290.6	23.7%	$155.7	24.8%	$346.0	26.0%
Labour and benefits	309.0	25.2	154.8	24.7	297.4	22.3
Maintenance and repairs	95.1	7.8	48.3	7.7	98.5	7.4
Fuel	64.8	5.3	35.2	5.6	63.5	4.8
Depreciation expense	172.1	14.1	63.1	10.1	147.8	11.1
Amortization of intangible assets	127.5	10.4	40.9	6.5	84.4	6.3
Other cost of sales	80.1	6.5	44.4	7.1	96.8	7.3
Acquisition rebranding and other integration costs	13.0	1.1	8.7	1.4	10.7	0.8

Cost of sales	$1,152.3	94.1%	$551.2	87.8%	$1,145.1	85.9%

        Cost of sales were $1,152.3 million for the Successor 2018 Period and $551.2 million for the Predecessor 2018 Period, compared to $1,145.1 million in Fiscal 2017. The primary difference between the results for the Successor 2018 Period and the Predecessor 2018 Period compared to Fiscal 2017 is attributable to the shorter periods covered by the prior periods. Cost of sales as a percentage of revenue was 94.1% for the Successor 2018 Period and 87.8% for the Predecessor 2018 Period, compared to 85.9% for Fiscal 2017. The increase was primarily attributable to the impact of lower commodity pricing and higher commodity processing fees charged by MRF operators that resulted from changes in global recycling markets during 2018, the timing and mix of special waste volumes at our landfills, the impact of higher diesel fuel prices and the change in business mix across our three lines of business. Acquisition, rebranding and other integration costs increased during Successor 2018 Period due primarily to higher acquisition activity compared to Fiscal 2017.

        Amortization of landfill assets was $70.9 million for the Successor 2018 Period and $13.7 million for the Predecessor 2018 Period, compared to $40.4 million in Fiscal 2017. Included in depreciation expense for the Successor 2018 Period is a $34.0 million charge associated with the initial recognition and subsequent adjustment of the carrying amount of landfill closure and post closure obligations acquired in the Waste Industries Merger. Obligations acquired through business combinations are initially valued at fair value using a credit adjusted discount rate and then subsequently measured using a risk free rate. Reducing the discount rate to the risk free rate resulted in an adjustment to the landfill closure and post closure liability and an increase in amortization expense for the Successor 2018 Period.

Selling, General and Administrative Expenses

	Successor	Predecessor
	Period ended December 31, 2018 (214 days)	Period ended May 31, 2018 (151 days)	Fiscal 2017
	(expressed in millions of dollars)
Salaries and benefits	$69.0	$41.4	$82.9
Depreciation expense	6.1	3.2	6.9
Share-based payments	1.9	18.7	5.1
Other	36.9	20.7	41.4
Acquisition, integration and other costs	103.7	42.5	20.8

Selling, general and administrative expenses	$217.7	$126.5	$157.1

        SG&A was $217.7 million for the Successor 2018 Period and $126.5 million for the Predecessor 2018 Period, compared to $157.1 million for Fiscal 2017. In the Successor 2018 Period, acquisition, integration and other costs included $71.7 million in professional fees and other transaction costs related to the Recapitalization and $15.2 million in transaction costs associated with the Waste Industries Merger. In the Predecessor 2018 Period, acquisition, integration and other costs included $31.9 million associated with the Recapitalization. Share-based payments for the Successor 2018 Period was $1.9 million and $18.8 million for the Predecessor 2018 Period, compared to $5.1 million for Fiscal 2017. Included in the Successor 2018 Period were share-based payments related to the option plan implemented by the Company following the Recapitalization. Included in the Predecessor 2018 Period were share-based payments associated with the accelerated amortization of the estimated fair value of share-based options recognized on the settlement and wind-up of the option plans on completion of the Recapitalization. SG&A as a percentage of revenue was 17.8% for the Successor 2018 Period, 20.1% for the Predecessor 2018 Period and 11.8% for Fiscal 2017.

Interest and Other Finance Costs

	Successor	Predecessor
	Period ended December 31, 2018 (214 days)	Period ended May 31, 2018 (151 days)	Fiscal 2017
	(expressed in millions of dollars)
Interest	$149.5	$85.1	$183.0
Amortization of deferred finance costs	23.3	4.1	13.5
Accretion of landfill closure and post-closure obligations	1.2	1.3	1.4
Other finance costs	68.4	36.9	14.8

Interest and other finance costs	$242.2	$127.4	$212.7

        Interest and other finance costs were $242.2 million for the Successor 2018 Period and $127.4 million for the Predecessor 2018 Period, compared to $212.7 million in Fiscal 2017. The change between periods is primarily attributable to the difference in the number of days included in each of the periods.

        Total borrowings at December 31, 2018 were approximately $4,011.1 million higher than total borrowings outstanding at December 31, 2017, reflecting incremental borrowings incurred primarily to fund business acquisitions and capital expenditures incurred since January 1, 2018 and the fees, expenses and costs incurred in connection with the Recapitalization and the Waste Industries Merger. See "Description of Material Indebtedness".

        The increase in amortization of deferred finance costs for the Successor 2018 Period compared to Fiscal 2017 was due primarily to the write-off of $18.0 million of deferred finance costs related to the 9.875% senior unsecured notes due 2021 (the "2021 Notes") that were redeemed in May 2018 and the repayment of the then outstanding term loan facility in May 2018, compared to the write-off in Fiscal 2017 of $5.3 million in deferred finance costs related to the redemption of the 7.875% senior unsecured notes due 2020 (the "2020 Notes") as well as to the overall increase in borrowing since January 1, 2017.

        The increase in other finance costs for the Successor 2018 Period and the Predecessor 2018 Period compared to Fiscal 2017 was due primarily to the $70.0 million dollar non-cash loss due to the amendment of the Term Facility (as defined herein) in the Successor 2018 Period and a $33.2 million loss on the redemption premium paid on a note redemption in the Predecessor 2018 Period. In Fiscal 2017, other finance costs consisted primarily of $13.5 million redemption premium paid on a note redemption in May 2017. The balance of the change was due to higher bank and bond fees year over year, offset by a gain on the mark-to-market derivative in the Successor 2018 Period.

Other (income) expenses

        Other expenses was $45.2 million for the Successor 2018 Period and $14.4 million for the Predecessor 2018 Period, compared to other income of $41.8 million in Fiscal 2017. The increase in other expenses was primarily attributable to a $39.6 million loss primarily related to the non-cash foreign exchange loss arising from the revaluation of the unhedged portion of our U.S. dollar denominated debt to Canadian dollars for reporting purposes, based on the foreign exchange rate as at December 31, 2018, compared to a non-cash foreign exchange loss of $6.0 million, and a realized foreign exchange loss of $10.6 million on a repayment of U.S. dollar denominated debt in May 2018 and a $27.2 million non-cash gain on the revaluation of our unhedged U.S. dollar denominated debt as at December 31, 2017. Offsetting other expenses in part was income of $3.2 million in cash received in the Predecessor first three months of 2018 on a settlement with a selling shareholder of our 2016 acquisition of a solid waste business in Michigan.

Provision for Income Taxes

        Net income tax recovery for the Successor 2018 Period was $114.0 million and $26.9 million for the Predecessor 2018 Period, compared to $39.0 million in Fiscal 2017. Current income tax expense was $1.3 million for the Successor 2018 Period, $1.8 million for the Predecessor 2018 Period and $0.6 million in Fiscal 2017. The increase in the Successor 2018 Period and Predecessor 2018 Period, compared to Fiscal 2017 was primarily due to additional taxes due in respect of the number and size of acquisitions completed in 2018, and a non-recurring tax recovery in Fiscal 2017. Deferred tax recovery was $115.3 million for the Successor 2018 Period and $28.7 million for the Predecessor 2018 Period, compared to $39.6 million in Fiscal 2017. The increase in the Successor 2018 Period was mainly attributable to higher acquisition activity. Our basis for recording income tax recoveries is due to the offsetting of deferred tax liabilities on our balance sheet.

Segment Reporting

        Our main lines of business are the transporting, managing and recycling of solid and liquid waste and infrastructure & soil remediation services. We are divided into operating segments corresponding to the following lines of business: Solid Waste, which includes hauling, landfill, transfers and material recovery facilities; Infrastructure & Soil Remediation; and Liquid Waste.

        The operating segments are presented in accordance with the same criteria used for the internal report prepared for the chief operating decision-maker ("CODM") who is responsible for allocating the resources and assessing the performance of the operating segments. The CODM assesses the performance of the segments on several factors, including revenue and Adjusted EBITDA.

        To facilitate the discussion of the comparative periods, management presents certain segment financial information for the year ended December 31, 2018 on a combined basis in addition to the separate predecessor and successor periods. Such combined basis is equal to the sum of the financial information for the Predecessor 2018 Period and the Successor 2018 Period, which is presented as "Full Year 2018" in this section and elsewhere in this prospectus, including our historical financial information included herein. Full Year 2018 does not purport to represent what our actual consolidated results of operations would have been had the Recapitalization actually occurred on January 1, 2018 nor is it necessarily indicative of future consolidated results of operations.

        The following tables provide a breakdown by operating segment of our revenue, Adjusted EBITDA, Adjusted EBITDA margin, capital expenditures and capital expenditures as a percentage of revenue for the periods indicated:

	Successor-December 31, 2019 (92 days)
	Reported Revenue	Adjusted EBITDA	Adjusted EBITDA Margin	Capital Expenditures	Capital Expenditures as a % of Revenue
	(expressed in millions of dollars, except percentages)
Solid Waste:
Canada	$291.1	$72.1	24.8%	$55.6	19.1%
USA	363.7	102.6	28.2	63.9	17.6

Solid Waste	654.8	174.7	26.7	119.5	18.2
Infrastructure and Soil Remediation	149.6	26.1	17.4	6.0	4.0
Liquid Waste	92.1	17.1	18.6	8.3	9.0
Corporate	—	(9.1)	—	10.2	—

	$896.5	$208.8	23.3%	$144.0	16.1%

	Successor-December 31, 2018 (92 days)
	Reported Revenue	Adjusted EBITDA	Adjusted EBITDA Margin	Capital Expenditures	Capital Expenditures as a % of Revenue
	(expressed in millions of dollars, except percentages)
Solid Waste:
Canada	$225.6	$58.0	25.7%	$38.8	17.2%
USA	208.1	45.8	22.0	26.3	12.6

Solid Waste	433.7	103.8	23.9	65.1	15.0
Infrastructure and Soil Remediation	108.8	20.4	18.8	4.8	4.4
Liquid Waste	75.5	15.9	21.1	8.8	11.7
Corporate	—	(5.4)	—	9.6	—

	$618.0	$134.7	21.8%	$88.3	14.3%

	Fiscal 2019
	Reported Revenue	Adjusted EBITDA	Adjusted EBITDA Margin	Capital Expenditures	Capital Expenditures as a % of Revenue
	(expressed in millions of dollars, except percentages)
Solid Waste:
Canada	$1,012.0	$266.2	26.3%	$143.9	14.2%
USA	1,447.7	404.5	27.9	215.2	14.9

Solid Waste	2,459.6	670.8	27.3	359.1	14.6
Infrastructure and Soil Remediation	534.9	103.7	19.4	29.7	5.5
Liquid Waste	352.3	83.3	23.6	42.8	12.2
Corporate	—	(32.1)	—	26.3	—

	$3,346.9	$825.7	24.7%	$457.8	13.7%

	Successor 2018 Period
	Segment Revenue	Adjusted EBITDA	Adjusted EBITDA Margin	Capital Expenditures	Capital Expenditures as a % of Revenue
	(expressed in millions of dollars, except percentages)
Solid waste:
Canada	$520.8	$143.0	27.5%	$71.6	13.7%
USA	293.5	58.8	20.0	47.2	16.1

Solid waste	814.3	201.8	24.8	118.8	14.6
Infrastructure & soil remediation	258.7	56.4	21.8	11.9	4.6
Liquid waste	151.8	37.8	24.9	14.9	9.8
Corporate	—	(14.0)	—	14.6	—

Total	$1,224.8	$282.0	23.0%	$160.3	13.1%

	Predecessor 2018 Period
	Segment Revenue	Adjusted EBITDA	Adjusted EBITDA Margin	Capital Expenditures	Capital Expenditures as a % of Revenue
	(expressed in millions of dollars, except percentages)
Solid waste:
Canada	$322.8	$80.6	25.0%	$18.4	5.7%
USA	93.9	17.3	18.4	12.8	13.6

Solid waste	416.7	97.9	23.5	31.2	7.5
Infrastructure & soil remediation	133.4	23.4	17.5	11.9	8.9
Liquid waste	77.7	15.2	19.5	4.9	6.4
Corporate	—	(9.2)	—	4.2	—

Total	$627.8	$127.3	20.3%	$52.3	8.3%

	Full Year 2018
	Segment Revenue	Adjusted EBITDA	Adjusted EBITDA Margin	Capital Expenditures	Capital Expenditures as a % of Revenue
	(expressed in millions of dollars, except percentages)
Solid waste:
Canada	$843.6	$223.7	26.5%	$90.0	10.7%
USA	387.4	76.1	19.6	59.9	15.5

Solid waste	1,231.0	299.7	24.3	150.0	12.2
Infrastructure & soil remediation	392.1	79.7	20.3	23.8	6.1
Liquid waste	229.5	53.0	23.1	19.9	8.7
Corporate	—	(23.2)	—	18.9	—

Total	$1,852.6	$409.3	22.1%	$212.5	11.5%

	Fiscal 2017
	Segment Revenue	Adjusted EBITDA	Adjusted EBITDA Margin	Capital Expenditures	Capital Expenditures as a % of Revenue
	(expressed in millions of dollars, except percentages)
Solid waste:
Canada	$703.0	$199.1	28.3%	$98.5	14.0%
USA	230.8	47.3	20.5	45.3	19.6

Solid waste	933.8	246.4	26.4	143.8	15.4
Infrastructure & soil remediation	240.3	47.8	19.9	16.1	6.7
Liquid waste	158.9	30.8	19.4	20.1	12.6
Corporate	—	(18.4)	—	23.2	—

Total	$1,333.1	$306.5	23.0%	$203.1	15.2%

        Solid Waste—Canada Segment Revenue was $291.1 million for the successor three month period ended December 31, 2019 compared to $225.6 million for the successor three month period ended December 31, 2018 representing an increase of $65.5 million or 29.0%. Acquisitions completed since October 1, 2018 contributed approximately $64.8 million of the revenue increase. Other factors contributing to the increase were price and surcharge increases of $5.2 million and $1.8 million in our collection and non-MRF post-collection operations, respectively. Partially offsetting these increases were $1.9 million from lower landfill volumes attributable to the planned closure of one of our landfills, $4.0 million from lower volumes of special waste and $0.2 million of lower revenue from our MRF operations attributable to lower commodity prices for mixed paper and old corrugated cardboard.

        Solid Waste—Canada Segment Revenue was $1,012.0 million for Fiscal 2019 compared to $843.6 million for Full Year 2018 (comprised of $520.8 million for the Successor 2018 Period and $322.8 million for the Predecessor 2018 Period) representing an increase of $168.4 million or 20.0%. Acquisitions completed since January 1, 2018 contributed approximately $144.1 million of the revenue increase. Other factors contributing to the increase were price and surcharge increases of $26.6 million and $7.8 million in our collection and non-MRF post-collection operations, respectively, and $5.3 million from incremental collection volume, primarily attributable to our residential operations. Partially offsetting these increases were $13.6 million from lower non-MRF post-collection volumes largely attributable to the planned closure of one of our landfills and lower high margin volumes of special waste and $1.0 million of lower revenue from our MRF operations attributable to lower commodity prices for mixed paper and old corrugated cardboard.

        Solid Waste—Canada Segment Adjusted EBITDA was $72.1 million for the successor three month period ended December 31, 2019 compared to $58.0 million for the successor three month period ended December 31, 2018 representing an increase of $14.1 million or 24.3%. The increase in Adjusted EBITDA is primarily attributable to the previously described increase in revenues, partially offset by $2.2 million from the impact of the planned closure of one of our landfills at the end of 2018. Adjusted EBITDA margin in our Solid Waste—Canada segment was 24.8% for the successor three month period ended December 31, 2019, a decrease of 90 basis points from the 25.7% Adjusted EBITDA margin realized for the successor three month period ended December 31, 2018. The margin contraction period over period is primarily attributable to the impact of recent margin decretive acquisitions, the impact of the planned landfill closure and lower high margin volumes of special waste and by lower commodity prices. Partially offsetting these decreases were the flow through impact of price increases, a reduction in fixed costs as a percentage of revenue as a result of the increased scale of our operations and the impact of the adoption of IFRS 16.

        Solid Waste—Canada Segment Adjusted EBITDA was $266.2 million for Fiscal 2019 compared to $223.6 million for Full Year 2018 (comprised of $143.0 million for the Successor 2018 Period and

$80.6 million for the Predecessor 2018 Period) representing an increase of $42.6 million or 19.0%. The increase in Adjusted EBITDA is primarily attributable to the previously described increase in revenues, partially offset by: $8.0 million from the impact of the planned closure of one of our landfills at the end of 2018 and $0.8 million from lower selling prices relating to the sale of recyclable materials. Adjusted EBITDA margin in our Solid Waste—Canada segment was 26.3% for Fiscal 2019, a decrease of 20 basis points from the 26.5% Adjusted EBITDA margin realized in Full Year 2018. The margin contraction period over period is primarily attributable to the impact of recent margin decretive acquisitions, the impact of the planned landfill closure and lower high margin volumes of special waste and by lower commodity prices. Partially offsetting these decreases were the flow through impact of price increases, a reduction in fixed costs as a percentage of revenue as a result of the increased scale of our operations and the impact of the adoption of IFRS 16.

        Solid Waste—USA Segment Revenue was $363.7 million for the successor three month period ended December 31, 2019 compared to $208.1 million for the successor three month period ended December 31, 2018 representing an increase of $155.6 million or 74.8%. Acquisitions completed since October 1, 2018 contributed approximately $141.1 million of the revenue increase. Other factors contributing to the increase were price and surcharge increases of $7.6 million in our collection operations and $10.0 million from incremental collection volumes. Partially offsetting these increases were $0.6 million of lower revenue from our MRF operations attributable to lower commodity prices for mixed paper and old corrugated cardboard and $4.6 million from a lower average foreign exchange rate during the successor three month period ended December 31, 2019 as compared to the same period in the prior year.

        Solid Waste—USA Segment Revenue was $1,447.6 million for Fiscal 2019 compared to $387.4 million for Full Year 2018 (comprised of $293.5 million for the Successor 2018 Period and $93.9 million for the Predecessor 2018 Period) representing an increase of $1,060.2 million or 273.7%. Acquisitions completed since January 1, 2018 contributed approximately $1,037.8 million of the revenue increase. Other factors contributing to the increase were price and surcharge increases of $13.5 million in our collection operations and $11.5 million from incremental collection volumes. Partially offsetting these increases were $6.0 million of lower revenue from our MRF operations attributable to lower commodity prices for mixed paper and old corrugated cardboard.

        Solid Waste—USA Segment Adjusted EBITDA was $102.6 million for the successor three month period ended December 31, 2019 compared to $45.8 million for the successor three month period ended December 31, 2018 representing an increase of $56.8 million or 124.0%. The increase in Adjusted EBITDA is primarily attributable to the previously described increase in revenues, partially offset by $1.0 million from lower selling prices of recyclables together with lower rebates received from third party processors of our recyclable volumes. Adjusted EBITDA margin in our Solid Waste—USA segment was 28.2% for the successor three month period ended December 31, 2019, an increase of 620 basis points from the 22.0% Adjusted EBITDA margin realized in the successor three month period ended December 31, 2018. The margin expansion period over period is primarily attributable to the impact of the margin accretive Waste Industries Merger, the flow through impact of price increases and the impact of the adoption of IFRS 16, partially offset by lower commodity prices and rebates.

        Solid Waste—USA Segment Adjusted EBITDA was $404.5 million for Fiscal 2019 compared to $76.1 million for Full Year 2018 (comprised of $58.8 million for the Successor 2018 Period and $17.3 million for the Predecessor 2018 Period) representing an increase of $328.4 million. The increase in Adjusted EBITDA is primarily attributable to the previously described increase in revenues, partially offset by $7.5 million from lower selling prices of recyclables together with lower rebates received from third party processors of our recyclable volumes. Adjusted EBITDA margin in our Solid Waste—USA segment was 27.9% for Fiscal 2019, an increase of 8.3% from the 19.6% Adjusted EBITDA margin realized in Full Year 2018. The margin expansion period over period is primarily attributable to the impact of the margin accretive Waste Industries Merger, the flow through impact of price increases and the impact of the adoption of IFRS 16, partially offset by lower commodity prices and rebates.

        Infrastructure & Soil Remediation Segment Revenue was $149.6 million for the successor three month period ended December 31, 2019 compared to $108.8 million for the successor three month period ended December 31, 2018 representing an increase of $40.8 million or 37.5%. Continued strength in overall infrastructure sector activity in the Greater Toronto Area as well as the regional expansion of this business line into the Québec and British Columbia markets drove the significant volume growth across all of our soil facilities.

        Infrastructure & Soil Remediation Segment Revenue was $534.9 million for Fiscal 2019 compared to $392.1 million for Full Year 2018 (comprised of $258.7 million for the Successor 2018 Period and $133.4 million for the Predecessor 2018 Period) representing an increase of $142.8 million or 36.4%. Continued strength in overall infrastructure sector activity in the Greater Toronto Area as well as the regional expansion of this business line into the Québec and British Columbia markets drove the significant volume growth across all of our soil facilities. Additionally, acquisitions completed subsequent to January 1, 2018 contributed approximately $62.1 million to the increase over the prior periods.

        Infrastructure & Soil Remediation Segment Adjusted EBITDA was $26.1 million for the successor three month period ended December 31, 2019 compared to $20.4 million for the successor three month period ended December 31, 2018 representing an increase of $5.7 million or 27.9%, primarily due to increased revenue. Adjusted EBITDA margin in the successor three month period ended December 31, 2019 was 17.5% down from 18.7% in the successor three months ended December 31, 2018. Margins were impacted by the initial mobilization costs associated with the geographic expansion of the business, which caused increases in employee costs, third party trucking and equipment rental expenses as a percentage of revenue.

        Infrastructure & Soil Remediation Segment Adjusted EBITDA was $103.7 million for Fiscal 2019 compared to $79.7 million for Full Year 2018 (comprised of $56.4 million for the Successor 2018 Period and $23.4 million for the Predecessor 2018 Period) representing an increase of $24.0 million or 30.1%, primarily due to the contribution from acquisitions completed subsequent to January 1, 2018. Adjusted EBITDA margin in Fiscal 2019 decreased to 19.4% from 20.3% in Full Year 2018. Margins were impacted by the initial mobilization costs associated with the geographic expansion of the business, which caused increases in employee costs, third party trucking and equipment rental expenses as a percentage of revenue.

        Liquid Waste Segment Revenue was $92.1 million for the successor three month period ended December 31, 2019 compared to $75.5 million for the successor three month period ended December 31, 2018 representing an increase of $16.6 million or 22.0%. Acquisitions completed since October 1, 2018 contributed approximately $11.0 million of the increase. The balance of the revenue increase is due primarily to increased industrial services activity across Canada and higher UMO selling prices, partially offset by lower volumes of UMO, a decrease we believe to be largely attributable to an increased focus on inventory management practices by the purchasers of UMO.

        Liquid Waste Segment Revenue was $352.3 million for Fiscal 2019 compared to $229.5 million for Full Year 2018 (comprised of $151.8 million for the Successor 2018 Period and $77.7 million for the Predecessor 2018 Period) representing an increase of $122.8 million or 53.5%. Acquisitions completed since January 1, 2018 contributed approximately $102.8 million of the increase. The balance of the revenue increase is due primarily to increased industrial services activity across Canada and higher UMO selling prices, partially offset by lower volumes of UMO, a decrease we believe to be largely attributable to weather conditions during the first half of the year and an increased focus on inventory management practices by the purchasers of UMO.

        Liquid Waste Segment Adjusted EBITDA was $17.1 million for the successor three month period ended December 31, 2019 compared to $15.9 million for the successor three month period ended December 31, 2018 representing an increase of $1.2 million or 7.5%. Liquid Waste Segment Adjusted EBITDA was $83.3 million for Fiscal 2019 compared to $53.0 million for Full Year 2018 (comprised of $37.8 million for the Successor 2018 Period and $15.2 million for the Predecessor 2018 Period) representing an increase of $30.3 million or 57.2%.

        Liquid Waste Segment Adjusted EBITDA margin decreased to 18.6% in the successor three month period ended December 31, 2019 compared to 21.1% in the successor three month period ended December 31, 2018 and increased to 23.6% in Fiscal 2019, compared to 23.1% for Full Year 2018. Margin compression from lower volumes of high margin emergency response services, costs associated with our geographic expansion in eastern Canada and the impact high sulphur fuel oil price volatility during the second half of 2019 offset the impact of the margin accretive acquisition of our first liquid waste platform in the United States that we completed in 2018, coupled with the continued success in diversifying the historically UMO focused service offerings of our Western Canada liquid waste operations to include a broader array of industrial services.

        For the successor three month period ended December 31, 2019, corporate costs were $9.1 million compared to $5.4 million for the successor three month period ended December 31, 2018 representing an increase of $3.7 million or 68.5%. For Fiscal 2019, corporate costs were $32.1 million compared to $23.2 million for Full Year 2018 (comprised of $14.0 million for the Successor 2018 Period and $9.2 million for the Predecessor 2018 Period) representing an increase of $8.9 million or 38.3%. The increase was attributable to merit increases, additional headcount and overhead costs to support the growth in the business.

Operating Segment Revenue and Adjusted EBITDA for Full Year 2018 and Fiscal 2017

        Solid Waste—Canada Segment Revenue was $843.6 million for Full Year 2018 (comprised of $520.8 million for the Successor 2018 Period and $322.8 million for the Predecessor 2018 Period), compared to $703.0 million for Fiscal 2017, representing an increase of $140.6 million or 20.0%. Acquisitions completed since January 1, 2017 contributed approximately $103.4 million of the revenue increase. Other factors contributing to the increase were price and surcharge increases of $18.0 million and $4.7 million in our collection and non-MRF post-collection operations, respectively and collection volume increases, primarily attributable to new municipal contracts, of $12.2 million. Partially offsetting these increases were decreased revenues from the sale of recyclable materials of $5.6 million due to lower commodity prices and decreased revenues in our post-collection businesses of $11.8 million due to lower volumes primarily attributable to the closure of one of our landfills at the end of the prior year and lower volumes of special waste as compared to the prior year.

        Solid Waste—Canada Segment Adjusted EBITDA was $223.7 million for Full Year 2018 (comprised of $143.0 million for the Successor 2018 Period and $80.6 million for the Predecessor 2018 Period) compared to $199.1 million for Fiscal 2017, representing an increase of $24.6 million or 12.4%. The increase in Adjusted EBITDA is primarily attributable to the previously described increase in revenues partially offset by: (i) $3.2 million in higher diesel expenses due to diesel price increases that have yet to be passed on to customers, (ii) $4.8 million from lower selling prices of recyclables, (iii) $5.4 million from the impact of the closure of a landfill and a transfer station in Fiscal 2017, and (iv) $4.0 million from lower volumes of special waste volumes at landfills in Eastern Canada. Adjusted EBITDA margins in our Solid Waste—Canada segment were 26.5% for Full Year 2018, a decrease from 28.3% in Fiscal 2017. The margin contraction year over year is primarily attributable to lower commodity prices, higher diesel fuel costs and the impact of the landfill and transfer station closures and lower special waste volumes previously described.

        Solid Waste—USA Segment Revenue was $387.4 million for Full Year 2018 (comprised of $293.5 million for the Successor 2018 Period and $93.9 million for the Predecessor 2018 Period) compared to $230.8 million for Fiscal 2017, representing an increase of $156.6 million or 67.9%. Acquisitions completed since January 1, 2017 contributed approximately $173.0 million of incremental revenue and new residential collection volume contributed $18.2 million of incremental revenue. Partially offsetting these increases were decreased revenues from the sale of recyclable materials of $20.3 million due to lower commodity prices and $4.0 million of decreased revenues in our industrial collection business largely attributable to the loss of low quality roll-off revenue acquired through acquisitions in the second half of Fiscal 2017.

        Solid Waste—USA Segment Adjusted EBITDA was $76.1 million for Full Year 2018 (comprised of $58.8 million for the Successor 2018 Period and $17.3 million for the Predecessor 2018 Period) compared to $47.3 million for Fiscal 2017, representing an increase of $28.8 million or 60.8%. The increase in Adjusted EBITDA is primarily attributable to the previously described increase in revenues partially offset by $3.5 million in higher diesel expenses due to diesel price increases that have yet to be passed on to customers and $7.9 million from lower selling prices of recyclables together with lower rebates received from third party processors of our recyclable volumes. Adjusted EBITDA margins for our Solid Waste—USA segment was 19.6% for Full Year 2018, a decrease from 20.5% for Fiscal 2017. The margin contraction year over year is primarily attributable to lower commodity prices and higher diesel fuel costs previously described, partially offset by the impact of the margin accretive Waste Industries Merger.

        Infrastructure & Soil Remediation Segment Revenue was $392.1 million for Full Year 2018 (comprised of $258.7 million for the Successor 2018 Period and $133.4 million for the Predecessor 2018 Period) compared to $240.3 million for Fiscal 2017 representing an increase of $151.7 million or 63.1%. Continued strength in infrastructure sector activity in the Greater Toronto Area drove strong organic revenue growth of approximately $69.6 million from higher soil volumes across our facilities and infrastructure revenues compared to the prior year, with acquisitions contributing the balance of the increase.

        Infrastructure & Soil Remediation Segment Adjusted EBITDA was $79.7 million for Full Year 2018 (comprised of $56.4 million for the Successor 2018 Period and $23.3 million for the Predecessor 2018 Period) compared to $47.8 million for Fiscal 2017, representing an increase of $31.9 million or 66.8%. Adjusted EBITDA margin for Full Year 2018 increased to 20.3% from 19.9% for Fiscal 2017. The margin expansion is largely attributable to the efficiencies realized from the continued integration and refinement of our customer service offerings in this operating segment.

        Liquid Waste Segment Revenue was $229.5 million for Full Year 2018 (comprised of $151.8 million for the Successor 2018 Period and $77.7 million for the Predecessor 2018 Period) compared to $158.9 million for Fiscal 2017 representing an increase of $70.6 million or 44.4%. Acquisitions completed during the period contributed approximately $53.2 million of the year over year increase. The balance of the revenue increase in Full Year 2018 is due primarily to increased industrial services activity in Eastern and Central Canada, higher UMO prices and volumes compared to Fiscal 2017, as well as increased emergency response revenue in Western Canada.

        Liquid Waste Segment Adjusted EBITDA was $53.0 million for Full Year 2018 (comprised of $37.8 million for the Successor 2018 Period and $15.2 million for the Predecessor 2018 Period) compared to $30.8 million for Fiscal 2017. Adjusted EBITDA margin increased to 23.1% from 19.4% due primarily due to our continued success in diversifying the historically UMO-focused service offering of our Western Canada liquid waste operations to include a broader array of industrial services, higher UMO selling prices year over year, the successful integration of a highly complementary acquisition in Eastern Canada and the margin accretive acquisition of our first liquid waste platform in the United States.

        For Full Year 2018, corporate costs were $23.2 million (comprised of $14.0 million for the Successor 2018 Period and $9.2 million for the Predecessor 2018 Period) compared to $18.4 million for Fiscal 2017, an increase of $4.7 million or 25.7%. The year over year increase is attributable to merit increases and additional headcount to support the growth in the business. As a percentage of revenue, corporate costs decreased to 1.3% from 1.4% for Full Year 2018 compared to Fiscal 2017.

Liquidity and Capital Resources

        Our primary sources of liquidity include cash on-hand, cash provided by our operations and amounts available for borrowing under our credit facilities and capital-raising activities in the debt and equity capital markets. As of December 31, 2019, we had $574.8 million in cash and working capital of ($19.6) million as compared to cash and working capital of $7.4 million and ($7.6) million, respectively, at December 31, 2018. Working capital is calculated as current assets less current liabilities, excluding cash. There were no restricted cash balances as of December 31, 2019 or December 31, 2018. Our remaining borrowing capacity on our revolving credit and swingline facility as of December 31, 2019 was $573.7 million and US$40.0 million.

Our Long-Term Debt

        Please refer to the notes to the consolidated financial statements found elsewhere in this prospectus for detailed information regarding our long-term debt and the Revolving Credit Facility, scheduled maturities of long-term debt and affirmative and negative covenants. Among other things, we are required to maintain a consolidated total net "funded" debt to Run-Rate EBITDA ratio equal to or less than 8.00:1.00. Such ratio, for purposes of the Revolving Credit Facility, is calculated following each quarter and is based on information for the most recently ended four fiscal quarters for which internal financial information is available by dividing our net "funded" debt as of the end of such period by our Run-Rate EBITDA for such period. Run-Rate EBITDA for purposes of our Revolving Credit Facility is calculated in accordance with our presentation of Run-Rate EBITDA below. If we fail to meet such covenant, such failure could limit our ability to borrow under our Revolving Credit Facility and/or may result in an event of default under our Revolving Credit Facility or other of our long-term debt instruments, which, if not cured or waived, could result in our being required to repay these borrowings before their due date.

        For the year ended December 31, 2019, based on a Run-Rate EBITDA of $924.7 million, our consolidated total net "funded" debt to Run-Rate EBITDA ratio was 6.85 to 1.00. As of December 31, 2019, we were in compliance with all debt covenants. Net "funded" debt is calculated under our Revolving Credit Facility by starting with the long-term indebtedness shown on our most recent balance sheet plus lease obligations that are set forth separately from our long-term indebtedness on our balance sheet minus cash on hand. Next, we subtract the PIK Notes because they are obligations of an entity that is outside of the credit group for purposes of the Revolving Credit Facility. Finally, we incorporate adjustments to the carrying amount of certain indebtedness for items such as, foreign currency exchange swaps, currency derivatives, fair value adjustments and deferred financing fees. As at December 31, 2019, our net "funded" debt was $6,332.8 million, which we calculated based on total indebtedness at December 31, 2019 of $7,625.0 million plus $192.0 million of lease obligations (which includes $58.7 million of secured lease obligations), less (i) a $(47.9) million adjustment to the carrying amount of the U.S. dollar denominated Term Facility and Notes that are recognized on the balance sheet in Canadian dollars at the spot rate to reflect the Canadian dollar carrying amount after giving effect to the foreign exchange swaps, (ii) the $1,008.0 million carrying amount of the PIK Notes, (iii) $31.1 million of net carrying amount of derivative instruments included in long term indebtedness, (iv) $(34.3) million fair value adjustment on our Notes, (v) $(51.6) million of deferred finance costs, (vi) $4.1 million premium on the Secured Notes, and (vii) $574.8 million of cash.

        The following table sets forth a reconciliation of net loss to Adjusted EBITDA and Run-Rate EBITDA for the periods indicated. Adjusted EBITDA and Run-Rate EBITDA are not IFRS measures and should not be considered in isolation, or as a substitute for our results as reported under IFRS.

	Three months ended December 31, 2019 (92 days)	Three months ended December 31, 2018 (92 days)	Fiscal 2019	Full Year 2018	Successor 2018 Period	Predecessor 2018 Period	Fiscal 2017
Net Loss	(180.4)	(178.5)	(451.6)	(483.3)	(318.7)	(164.7)	(101.0)
Add:
Interest and other finance costs	150.4	148.1	532.2	369.6	242.2	127.4	212.7
Depreciation and amortization of property, plant, equipment and landfill assets	161.9	111.7	465.3	244.5	178.2	66.3	154.7
Amortization of intangible assets	86.7	65.6	334.1	168.4	127.5	40.9	84.4
Income tax recovery	(72.8)	(99.9)	(157.8)	(140.9)	(114.0)	(26.9)	(39.0)

EBITDA	145.9	47.0	722.5	158.3	115.3	43.0	311.8
Add:
(Gain) loss on foreign exchange and sale of property, plant and equipment(a)	(14.3)	38.8	(47.8)	60.8	44.3	16.5	(24.4)
Share-based payments(b)	3.6	2.0	14.5	20.7	2.0	18.8	5.1
Other income(c)	—	—	—	(3.2)	(0.1)	(3.2)	(19.4)
Acquisition, integration and other costs(d)	28.6	38.5	65.5	146.2	103.7	42.5	20.8
Acquisition, rebranding and other integration costs(e)	13.2	5.8	36.4	21.7	13.0	8.7	10.7
Unbilled revenue reversal(f)	31.6	—	31.6	—	—	—	—
Mark-to-market loss on fuel hedge	0.1	2.8	1.0	2.8	2.8	—	—
Deferred purchase consideration	—	—	2.0	2.0	1.0	1.0	2.0

Adjusted EBITDA	208.8	134.7	825.8	409.3	282.0	127.3	306.5

Add:
Acquisition EBITDA adjustments(g)			98.9

Run-Rate EBITDA(h)			924.7

(a)
Consists of (i) non-cash gains and losses on foreign exchange and interest rate swaps entered into in connection with our debt instruments, (ii) gains and losses recognized on the sale of property, plant or equipment where proceeds are greater than or less than their carrying value, and (iii) gains and losses attributable to foreign exchange rate fluctuations.

(b)
This is a non-cash item and consists of the amortization of the estimated fair market value of share-based options granted to certain directors and members of management under share-based option plans.

(c)
Consists of cash proceeds received in connection with a settlement with a selling shareholder in connection with our 2016 acquisition of a solid waste business in Michigan.

(d)
Consists of legal, consulting and other fees and expenses incurred in respect of acquisitions and financing activities completed during the period and severance costs relating to restructuring activities. We expect to incur similar costs in connection with other acquisitions in the future.

(e)
Consists of costs related to the rebranding of equipment acquired through business acquisitions and other integration costs. We may incur similar expenditures in the future in connection with other acquisitions.

(f)
Consists of accumulated accruals to unbilled revenue from prior fiscal years relating to unbilled work in progress in our infrastructure & soil remediation segment that we no longer believe is recoverable.

(g)
Represents management's estimate of the Acquisition EBITDA for the businesses we acquired in the 12 months ended December 31, 2019, as if such businesses had been acquired on January 1, 2019, calculated as permitted under our debt covenants. Does not include $130 million of Acquisition EBITDA that management estimates it will generate from the Interim Acquisitions. Management's estimates are based on its due diligence of the acquired business' most recently available historical financial information at the time of the acquisition, as adjusted to eliminate expenses related to the prior owners and certain other costs and expenses that are not indicative of the underlying business performance of the acquired business, if any. Further adjustments are made to such historical financial information to reflect estimated operating cost savings, if any, anticipated to be realized upon acquisition and integration of the business. We use Acquisition EBITDA for the acquired businesses to adjust our Adjusted EBITDA to include a proportional amount of the Acquisition EBITDA based on the respective number of months of operation prior to the date of the acquisition. The adjustments reflect monthly allocations of estimated Acquisition EBITDA. For more information regarding risks associated with Acquisition EBITDA, see "Risk Factors—Risks Related to our Business and Industry—We may not be able to achieve management's estimate of the Run-Rate EBITDA of the acquired businesses outlined under 'Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Our Long-Term Debt' " and "Risk Factors—Risks Related to our Business and Industry—Our Run-Rate EBITDA is based on certain estimates and assumptions and should not be regarded as a representation by us or any other person that we will achieve such operating results. Prospective investors should not place undue reliance on our Run-Rate EBITDA and should make their own independent assessment of our future results of operations, cash flows and financial condition".

(h)
Run-Rate EBITDA is not a measurement of our historical financial performance under IFRS and should not be considered as an alternative to net income/loss or operating cash flows determined in accordance with IFRS nor any other performance measures derived in accordance with IFRS.

We present Run-Rate EBITDA because we believe it represents an estimate of the potential of our ongoing operations to generate Adjusted EBITDA if the acquisitions referred to in footnote (g) above had closed on the dates noted. We also utilize Run-Rate EBITDA to measure certain financial ratios and adjustments referred to in footnote (g) permitted by our Credit Agreements and the indentures governing our Notes. These "as if" estimates of potential operating results were not prepared in accordance with IFRS or the pro forma rules of Regulation S-X promulgated by the SEC. The presentation of Run-Rate EBITDA should not be construed as an inference that our future results will be consistent with these "as if" estimates. Furthermore, while Run-Rate EBITDA gives effect to management's estimate of a full year of EBITDA in respect of acquisitions completed in the applicable period, Run-Rate EBITDA does not give effect to any EBITDA in respect of such acquisitions for any period prior to such applicable period. As a result, the Run-Rate EBITDA across different periods may not necessarily be comparable.

In addition, because not all companies use identical calculations, our presentation of Run-Rate EBITDA may not be comparable to similarly titled measures of other companies, including companies in our industry. In addition, as described in more detail in notes to the tables set forth in this "—Liquidity and Capital Resources—Our Long-Term Debt", our Run-Rate EBITDA is based on a number of assumptions and estimates. See "Forward-Looking Statements". Our actual results of operations for each of the periods presented are significantly different from our Run-Rate EBITDA for those same periods. For more information regarding risk factors that could materially adversely affect our actual results of operations, see "Risk Factors".

Because of these limitations, Run-Rate EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our actual historical results and using Run-Rate EBITDA only for supplemental purposes. For a description of risks related to Run-Rate EBITDA, see "Risk Factors—Risks Related to Our Business and Industry—Our Run-Rate EBITDA is based on certain estimates and assumptions and should not be regarded as a representation by us or any other person that we will achieve such operating results. Prospective investors should not place undue reliance on our Run-Rate EBITDA and should make their own independent assessment of our future results of operations, cash flows and financial condition".

        Our principal use of funds is for operating expenses, capital expenditures and debt service requirements. We intend to meet our currently anticipated capital requirements through cash flow from operations and borrowing capacity under our Revolving Credit Facility. We expect that these sources will be sufficient to meet our current operating capital needs, as well as to fund certain tuck in acquisitions consistent with our strategy. In addition, we believe that our capital structure provides us with significant financial flexibility to pursue our growth strategy and capitalize on growth opportunities. While we expect we will be able to fund some of our acquisitions and capital expenditures with our existing resources, we will likely require additional financing, including debt, to pursue certain acquisitions. Our ability to fund operating expenses, capital expenditures and future debt service requirements will depend on, among other things, our future operating performance, which will be affected by general economic, financial and other factors, including factors beyond our control. See "—Summary of Factors Affecting our Performance" and the section titled "Risk Factors" discussed elsewhere in this prospectus.

        As of December 31, 2019, we had outstanding:

  •
  US$2,580.2 million under the Term Facility;

  •
  US$350.0 million of our 2022 Notes, US$400.0 million of our 2023 Notes, US$675.0 million of our 2026 Notes, US$600.0 million of our 2027 Notes and US$500.0 million of our Secured Notes;

  •
  Nil under the Revolving Credit Facility; and

  •
  $1,008.0 million of our PIK Notes.

        See "Description of Material Indebtedness".

Cash Flows for the successor three month period ended December 31, 2019 compared to the successor three month period ended December 31, 2018, and the year ended December 31, 2019 compared to the Successor 2018 Period and the Predecessor 2018 Period, respectively

	Successor
	Three months ended December 31, 2019 (92 days)	Three months ended December 31, 2018 (92 days)
Cash flows from operating activities	$133.0	$133.3
Cash flows used in investing activities	(236.3)	(3,991.6)
Cash flows from financing activities	674.5	3,844.7

Increase (decrease) in cash	571.3	(13.6)
Changes due to foreign exchange	3.5	21.0
Cash, beginning of year	0.0	0.0

Cash, end of year	$574.8	$7.4

	Successor		Predecessor
	Fiscal 2019	Period ended December 31, 2018 (214 days)	Period ended May 31, 2018 ended (151 days)
Cash flows (used in) from operating activities	$251.0	$29.4	($10.1)
Cash flows used in investing activities	(1,166.9)	(6,806.6)	(371.2)
Cash flows from financing activities	1,479.0	6,663.1	488.7

Increase (decrease) in cash	563.2	(114.1)	107.4
Changes due to foreign exchange	4.2	27.0	(12.9)
Cash, beginning of year	7.4	94.5	0.0

Cash, end of year	$574.8	$7.4	$94.5

Operating Activities

        For the successor three month period ended December 31, 2019, cash flows from operating activities before considering changes in non-cash working capital decreased to $5.0 million from $25.8 million in the successor three month period ended December 31, 2018. The decrease was attributable to an increase in acquisition integration costs, partially offset by an increase in Adjusted EBITDA.

        Changes in non-cash working capital items resulted in a source of cash of $127.2 million for the successor three month period ended December 31, 2019. This source was primarily the result of a $54.7 million decrease in accounts receivable, a $10.2 million decrease in prepaid expenses and other assets, and a $62.4 million increase in accounts payable and accrued liabilities, offset by a decrease in taxes payable.

        For Fiscal 2019, cash flows from operating activities before considering changes in non-cash working capital increased to $325.9 million from $59.7 million in the Successor 2018 Period, and a use of cash of $54.4 million in the Predecessor 2018 Period. The increase was attributable to the increase in Adjusted EBITDA and a reduction in acquisition integration costs, partially offset by higher cash interest costs.

        Changes in non-cash working capital items resulted in a use of cash of $74.9 million for Fiscal 2019. This use was primarily the result of a $57.3 million increase in accounts receivable, $14.3 million decrease in other liabilities, and $16.2 million higher prepaid expenses and other assets due to growth in the business. Offsetting this use, was an increase of accounts payable and accrued liabilities of $13.3 million as compared to December 31, 2018. Included in accounts payable and accrued liabilities was a $53.4 million decrease in acquisition related accruals.

Investing Activities

        For the successor three month period ended December 31, 2019, cash used in investing activities was $236.3 million, compared to $3,991.6 million in the successor three month period ended December 31, 2018. In the three month period ended December 31, 2019, we spent $94.1 million on acquisitions, as compared to $3,904.2 million in the successor three month period ended December 31, 2018. Capital expenditures during the three month period ended December 31, 2019 were $143.8 million, compared to $88.4 million for the successor three month period ended December 31, 2018. The increase is primarily attributable to capital investment in property, plant and equipment mainly due to the growth in the business during the period.

        For Fiscal 2019, cash used in investing activities was $1,166.9 million, compared to $6,806.6 million in the Successor 2018 Period, and $371.2 million in the Predecessor 2018 Period. In Fiscal 2019, we spent $729.9 million on acquisitions, as compared to $6,648.3 million in the Successor 2018 Period, and $332.1 million in the Predecessor 2018 Period. Capital expenditures during Fiscal 2019 were $457.8 million, compared to $160.3 million for the Successor 2018 Period, and $52.3 million for the Predecessor 2018 Period. The increase is primarily attributable to capital investment in property, plant and equipment mainly due to the growth in the business during the period.

Financing Activities

        For the successor three month period ended December 31, 2019, cash from financing activities was $674.5 million compared to $3,844.7 million in the successor three month period ended December 31, 2018. For Fiscal 2019 cash from financing activities was $1,479.0 million compared to $6,663.1 million in the Successor 2018 Period, and $488.7 million in the Predecessor 2018 Period. The period over period changes are primarily attributable to differing levels of financing activity associated with the differing levels of acquisition activity during each of the periods.

Cash Flows for the Successor 2018 Period compared to the Predecessor 2018 Period and Fiscal 2017

        Our cash flows in the applicable periods are summarized in the following table for the periods indicated.

	Successor	Predecessor
	Period ended December 31, 2018 (214 days)	Period ended May 31, 2018 (151 days)	Fiscal 2017
	(expressed in millions of dollars)
Cash flows (used in) from operating activities	$29.4	$(10.1)	$126.4
Cash flows used in investing activities	(6,806.6)	(371.2)	(431.0)
Cash flows from financing activities	6,663.1	488.7	291.2

Increase (decrease) in cash	(114.1)	107.4	(13.4)
Changes due to foreign exchange	27.0	(12.9)	(1.1)
Cash, beginning of year	94.5	0.0	14.5

Cash, end of year	$7.4	$94.5	$0.0

Operating Activities

        Cash flows from operating activities were $29.4 million for the Successor 2018 Period, compared to ($10.1) million for the Predecessor 2018 Period and $126.4 million in Fiscal 2017. Included in cash flow from operating activities in the Successor 2018 Period are: (i) $13.0 million of acquisition, rebranding and other integration costs (Predecessor 2018 Period: $8.7 million; Fiscal 2017: $10.7 million), (ii) $103.8 million of acquisition integration and other costs (Predecessor 2018 Period: $42.5 million; Fiscal 2017: $20.8 million), (iii) nil relating to call premiums paid on the early redemption of outstanding notes (Predecessor 2018 Period: $33.2 million; Fiscal 2017: $13.5 million), (iv) $2.0 million of deferred purchase price consideration (Predecessor 2018 Period: $1.0 million; Fiscal 2017: $2.0 million), and (v) $3.2 million of proceeds from the settlement in respect of the Michigan Acquisition (Predecessor 2018 Period: $3.2 million; Fiscal 2017: $19.4 million). Excluding the impact of these items, cash from operating activities was $147.1 million for the Successor 2018 Period, $72.1 million for the Predecessor 2018 Period, and $154.0 million for Fiscal 2017.

        Changes in non-cash working capital items resulted in a use of cash of $30.3 million for the Successor 2018 period, compared to source of cash of $44.3 million for the Predecessor 2018 Period, and a use of cash of $30.2 million in Fiscal 2017.

        As at December 31, 2018, working capital (excluding $5.0 million in deferred purchase price for an acquisition which was paid into escrow and $128.4 million related to amounts included in current liabilities relating to long-term debt and acquisition-related accruals), increased to $115.3 million from $97.3 million as at December 31, 2017. This increase is primarily attributed to the acquisitions completed during the period.

Investing Activities

        Cash used in investing activities was $6,806.6 million for the Successor 2018 Period, and $371.2 million for the Predecessor 2018 Period, compared to $431.0 million in Fiscal 2017. In the Successor 2018 Period, we spent $6,648.3 million on acquisitions, compared to $332.1 million for the Predecessor 2018 Period and $240.1 million in Fiscal 2017. Capital expenditures were $160.3 million in the Successor 2018 Period, $52.3 million in the Predecessor 2018 Period and $203.1 million in Fiscal 2017. The change between periods was primarily attributable to the difference in the number of days included in each of the periods, the impact of acquisitions, primarily the Waste Industries acquisition, and organic growth.

Financing Activities

        Cash from financing activities was $6,663.1 million for the Successor 2018 Period, $488.7 million for the Predecessor 2018 Period, and $291.2 million in Fiscal 2017. In the Successor 2018 Period, we issued US$400.0 million of 2026 Notes, US$1,810.0 million in Term Loan Facility, $932.9 million of PIK notes, and $3,208.0 million of share capital in connection with the Recapitalization, offset by finance costs of $63.7 million in connection with the Recapitalization and repayments of our Revolving Credit Facility. In the Predecessor 2018 Period we issued US$400.0 million of 2023 Notes, US$805.0 million in Term Loan Facility, offset by finance costs of $42.4 million in connection with the Recapitalization, repayments of amounts then outstanding under our Revolving Credit Facility and the 2021 Notes.

Indebtedness

Revolving Credit Facility

General

        In February 2019, we entered into the Fifth Amended and Restated Credit Agreement, dated as of February 26, 2019, with a syndicate of lenders (the "Revolving Credit Agreement") (which amended and restated the Fourth Amended and Restated Credit Agreement, dated as of August 2, 2018, with a syndicate of lenders (the "Prior Revolving Credit Agreement"), which, among other things: (a) provided additional commitments under our revolving credit and swingline facility to include total commitments under (i) a US$40.0 million revolving facility (available in US dollars), (ii) a $628.0 million revolving facility (available in Canadian and US dollars) and (iii) an $80.0 million letter of credit facility; and (b) better aligned the covenants with those contained in our Term Facility.

Interest Rates, Fees, Payments and Prepayments

        Under the terms of the facilities under the Revolving Credit Agreement (the "Revolving Credit Facility"), interest rates and margins charged on advances and standby fees for letters of credit are as follows: margins on Bankers' Acceptances, BA Equivalent Advance, LIBOR rate advances and standby fees on letters of credit are charged at 2.75% and margins on Canadian Rate and US Base Rate loans are charged at 1.75% (as Bankers' Acceptances, BA Equivalent Advance, Canadian Rate and US Base Rate are each defined in the Revolving Credit Agreement). In the event that the London interbank offered rate is no longer available or used for determining the interest rate of loans, then the administrative agent under the Revolving Credit Facility and the Company will negotiate to replace the rate of interest applying to LIBOR rate advances with loans using an alternate benchmark rate, giving due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time. The commitment fee for undrawn availability under the Revolving Credit Facility is 0.50%.

        Advances bearing interest based on Canadian Rate or US Base Rate may be prepaid at any time without penalty with written notice one day in advance. Prepayment of Bankers Acceptances and LIBOR rate advances requires two and three days' written notice, respectively.

Covenants

        The Revolving Credit Agreement also contains customary negative covenants including, but not limited to, restrictions on our ability and each of the Revolving Credit Facility guarantors to make certain distributions, merge, consolidate and amalgamate with other companies, make certain investments, undertake asset sales, provide certain forms of financial assistance, incur indebtedness or have any outstanding financial instruments other than certain permitted indebtedness and grant liens and security interests on, hypothecate, charge, pledge or otherwise encumber assets other than certain permitted encumbrances.

        The Revolving Credit Agreement contains customary affirmative covenants including, but not limited to, delivery of financial and other information to the lenders, notice to the lenders upon the occurrence of certain material events, maintenance of insurance, maintenance of existence, payment of taxes and other claims, maintenance of properties, access to books and records by the lenders, compliance with applicable laws and regulations and further assurances.

        Our Revolving Credit Facility contains a financial maintenance covenant. The covenant (which applies only when the Revolving Credit Facility is drawn at or above 35% of the Revolving Credit Facility limit) is a ratio of Total Net Funded Debt to Run-Rate EBITDA (each, as defined in the Revolving Credit Agreement) equal to or less than 8.00 to 1.00.

Events of Default

        The Revolving Credit Agreement provides that, upon occurrence of one or more events of default, our obligations under the agreement and the credit facilities provided pursuant to its terms may be accelerated and the lending commitments under the Revolving Credit Agreement may be terminated. Such events of default include payment defaults to the lenders, material inaccuracies of representations and warranties, covenant defaults, change of control, bankruptcy proceedings, material money judgements, material adverse effect and other customary events of default.

Security and Guarantees

        The Revolving Credit Facility is guaranteed by substantially all of our material wholly-owned Canadian and U.S. restricted subsidiaries (the "RCF Subsidiary Guarantors") (subject to certain customary exceptions), including certain subsidiaries that are not guarantors of the 2022 Notes, 2023 Notes, the 2026 Notes, the 2027 Notes or the Secured Notes. GFL and the RCF Subsidiary Guarantors have provided a first-ranking security interest to the lenders in substantially all present and after-acquired personal property and all other present and future undertaking, tangible and intangible assets and certain real property (subject, in each case, to certain customary exceptions and exclusions). GFL has also pledged the shares of substantially all of its subsidiaries as collateral security and provided first-ranking mortgages or charges by way of a debenture. A pari passu first lien intercreditor agreement was entered into on September 30, 2016 among the administrative agent under the Revolving Credit Agreement, the administrative agent under the Term Loan Credit Agreement, GFL and the guarantors from time to time party thereto, which provides for, inter alia, customary provisions providing for the pari passu equal priority ranking of the security interests provided by GFL and the RCF Subsidiary Guarantors for the Revolving Credit Facility, on the one hand, and the security interests provided by GFL and the TF Subsidiary Guarantors for the Term Credit Facility, on the other hand. On December 16, 2019, in connection with our issuance of the Secured Notes, Computershare Trust Company N.A., as trustee and notes collateral agent, entered into a joinder to such first lien intercreditor agreement.

Term Facility

General

        We are party to the Term Loan Credit Agreement, dated as of September 30, 2016 (as amended as of May 31, 2018 and November 14, 2018, the "Term Loan Credit Agreement" and, together with the Revolving Credit Agreement, the "Credit Agreements"), among us, each of our subsidiaries party thereto, Barclays Bank PLC, as administrative agent, the lenders party thereto and each other party thereto. Prior to our entrance into the Incremental Term Loan Amendment (as defined herein), the Term Loan Credit Agreement provided for a US dollar denominated term loan tranche of US$805.0 million, a US dollar denominated delayed draw term loan tranche of US$100.0 million (which was available to us until October 31, 2018 to fund acquisitions meeting certain criteria)

(collectively, the "Term Facility") and an accordion option, pursuant to which we may incur an incremental tranche of indebtedness in an amount not to exceed (x) the greater of $400.0 million or 100% of consolidated EBITDA for the immediately preceding four consecutive fiscal quarters, plus (y) an unlimited amount so long as the Total Net First Lien Leverage Ratio (as defined in the Term Loan Credit Agreement) for the relevant period after giving pro forma to such incurrence or issuance is less than or equal to 4.25 to 1.00 (or if such debt will (I) rank junior in right of security with respect to the liens securing the loans under the Term Facility, so long as the Total Net Senior Secured Lien Leverage Ratio for the relevant period after giving pro forma to such incurrence or issuance is less than or equal to 5.50 to 1.00 or (II) be unsecured, so long as the Total Net Leverage Ratio for the relevant period after giving pro forma to such incurrence or issuance is less than or equal to 6.75 to 1.00) (or, in the case of any such incremental indebtedness incurred to finance an acquisition or investment permitted to be consummated under the Term Loan Credit Agreement, an unlimited amount of such indebtedness so long as the applicable ratios described above after giving pro forma effect to the consummation of such acquisition or investment and the incurrence of such indebtedness are equal to or less than the applicable ratio immediately prior to the consummation of such acquisition or investment and the incurrence of such indebtedness), plus (z) the aggregate principal amount of all voluntary prepayments of any loans, except to the extent financed with the proceeds of long-term indebtedness (other than revolving indebtedness).

        In connection with the Waste Industries Merger, on November 14, 2018, we entered into an amendment of the Term Loan Credit Agreement (the "Incremental Term Loan Amendment") to provide for US$1,710.0 million of incremental term loans (the "Incremental Term Loan Facility"), which we incurred as incremental term loans under the Term Loan Credit Agreement in order to finance a portion of the consideration for the Waste Industries Merger. The Incremental Term Loan Facility was incurred as a "fungible increase" of the loans then outstanding under the Term Facility, with substantially similar amortization, maturity, prepayment provisions, customary covenants and events of default and guarantees and security that are, in each case, substantially similar to those applicable to the loans outstanding under the Term Facility.

        As at December 31, 2019, we had US$2,580.2 million principal amount outstanding under the Term Facility. Our Term Facility matures on May 31, 2025.

Interest Rates, Fees, Payments and Prepayments

        Our Term Facility bears interest rates based on our election, which can be either the Eurocurrency Rate (as defined in the Term Loan Credit Agreement) plus 2.75% or the Base Rate (as defined in the Term Loan Credit Agreement) plus 1.75%.

        Our Term Facility amortizes in equal quarterly installments in an amount equal to 1.00% per annum of the original principal amount thereof, with the remaining balance due at final maturity.

        We may voluntarily prepay loans under our Term Facility, in whole or in part, subject to minimum amounts, with prior notice, but without premium or penalty.

        We must prepay our Term Facility with 100% of the net cash proceeds of certain asset sales (such percentage to be subject to reduction to 50% and 0%, respectively, based on the achievement of a Total Net Leverage Ratio (as defined in the Term Loan Credit Agreement) of less than or equal to 5.50 to 1.00 and 4.75 to 1.00, respectively), the incurrence or issuance of specified indebtedness and 50% of excess cash flow (such percentage to be subject to reduction to 25% and 0%, respectively, based on the achievement of Total Net First Lien Leverage Ratio (as defined in the Term Loan Credit Agreement) of less than or equal to 3.00 to 1.00 and 2.50 to 1.00, respectively), in each case, subject to certain exceptions and, in the case of the net cash proceeds of certain asset sales, reinvestment rights.

Covenants

        Our Term Loan Credit Agreement contains customary negative covenants, including, but not limited to, restrictions on our and our restricted subsidiaries' ability to merge and consolidate with other companies, incur indebtedness, make investments, grant liens or security interests on assets, pay dividends or make other restricted payments, sell or otherwise transfer assets or enter into transactions with affiliates.

Events of Default

        Our Term Loan Credit Agreement provides that, upon the occurrence of certain events of default, our obligations under the agreement and our obligations under the Term Facility may be accelerated. Such events of default include payment defaults to the lenders, material inaccuracies of representations and warranties, covenant defaults, cross-defaults to other material indebtedness, voluntary and involuntary bankruptcy proceedings, material money judgements, material pension-plan events, certain change of control events and other customary events of default.

Security and Guarantees

        Our obligations under our Term Facility are guaranteed by substantially all of our wholly-owned material Canadian and U.S. restricted subsidiaries (the "TF Subsidiary Guarantors") (subject to certain customary exceptions), including certain subsidiaries that are not guarantors of the 2022 Notes, the 2023 Notes, the 2026 Notes, the 2027 Notes or the Secured Notes. Our Term Facility is secured by a first priority lien on substantially all of our and each TF Subsidiary Guarantors' tangible and intangible assets and certain real property (subject to certain customary exceptions and exclusions) and a first priority pledge of all the capital stock of each direct, wholly-owned material restricted subsidiary directly held by GFL or any TF Subsidiary Guarantor (limited to 65% of the capital stock held by GFL or any TF Subsidiary Guarantor in any direct subsidiary thereof not organized under the laws of Canada or the United States (or any state or province thereof)) and first ranking mortgages or charges by way of debentures. A pari passu first lien intercreditor agreement was entered into on September 30, 2016 among the administrative agent under the Revolving Credit Agreement, the administrative agent under the Term Loan Credit Agreement, GFL and the guarantors from time to time party thereto, which provides for, inter alia, customary provisions providing for the pari passu equal priority ranking of the security interests provided by GFL and the RCF Subsidiary Guarantors for the Revolving Credit Facility, on the one hand, and the security interests provided by GFL and the TF Subsidiary Guarantors for the Term Credit Facility, on the other hand. On December 16, 2019, in connection with our issuance of the Secured Notes, Computershare Trust Company N.A., as trustee and notes collateral agent, entered into a joinder to such first lien intercreditor agreement.

Equipment Loans and Promissory Notes

        We have various equipment loan agreements which are secured by the specific assets under such loan. The interest rates for these obligations range from 3.02% to 4.37% per annum, while the respective maturity dates of such obligations extend into 2024.

        In connection with the acquisition of a leading solid waste business operating in Eastern Canada that was completed on February 1, 2016 (the "Matrec Acquisition"), we issued a promissory note on February 1, 2016, in the principal amount of $25.0 million, to the vendor as part of the consideration for the Matrec Acquisition (the "TFI Note"). The TFI Note, which had an interest rate of 3.00%, matured on February 1, 2020, and was repaid in accordance with its terms. In connection with a May 2016 acquisition, we issued a promissory to the vendor in the aggregate principal amount of $3.5 million, which is secured by a real property mortgage and matures on May 1, 2020.

Existing Notes

        On May 12, 2017, we issued the 2022 Notes. On February 26, 2018, we issued the 2023 Notes. On May 14, 2018, we issued the Initial 2026 Notes. On April 23, 2019, we issued the 2027 Notes (the "2027 Notes"). On December 16, 2019, we issued the Additional 2026 Notes (together with the Initial 2026 Notes, the "2026 Notes"; the 2022 Notes, the 2023 Notes, the 2026 Notes and the 2027 Notes, collectively the "Unsecured Notes"). The Additional 2026 Notes are identical to the Initial 2026 Notes, except for the issuance date, the issuance price and the first interest payment date. On December 16, 2019, we also issued the Secured Notes (the "Secured Notes", and together with the Unsecured Notes, the "Notes") pursuant to an indenture dated as of such date (the "Secured Indenture"). See "Description of Material Indebtedness."

        As of December 31, 2019, we had outstanding: (i) US$350.0 million in aggregate principal amount of the 2022 Notes, issued under the indenture entered into in respect of the 2022 Notes (the "2022 Indenture"), (ii) US$400.0 million in aggregate principal amount of the 2023 Notes, issued under the indenture entered into with respect of the 2023 Notes (the "2023 Indenture"), (iii) US$675.0 million in aggregate principal amount of the 2026 Notes, issued under the indenture entered into with respect to the 2026 Notes (the "2026 Indenture"), (iv) US$600.0 million in aggregate principal amount of 2027 Notes, issued under the indenture entered into with respect to the 2027 Notes (the "2027 Indenture") and (v) US$500.0 million in aggregate principal amount of the Secured Notes, issued under the Secured Indenture. The indentures entered into in respect of the Notes are collectively referred to as the "Notes Indentures". The Unsecured Notes are effectively subordinated to any of our and the guarantors' existing and future secured debt to the extent of the value of the assets securing such debt. The Secured Notes are our senior secured obligations and rank equally in right of payment to all of our existing and future senior debt and senior in right of payment to all of our future subordinated debt (if any). The Secured Notes are effectively senior to any of our and the guarantors' existing and future unsecured debt to the extent of the value of the assets securing the Secured Notes. The guarantees of the Notes rank equally in right of payment with all of our subsidiary guarantors' existing and future senior debt and senior in right of payment to all of our subsidiary guarantors' future subordinated debt (if any). In addition, the Unsecured Notes are structurally subordinated to the liabilities of our non-guarantor subsidiaries, including certain subsidiaries that guarantee the Credit Agreements but do not guarantee the Unsecured Notes. The 2022 Notes will mature on May 1, 2022, the 2023 Notes will mature on March 1, 2023, the 2026 Notes will mature on June 1, 2026, the 2027 Notes will mature on May 1, 2027 and the Secured Notes will mature on December 15, 2026. We pay interest on the 2022 Notes and the 2027 Notes semi-annually on May 1 and November 1 of each year in cash in arrears. We pay interest on the 2023 Notes semi-annually on March 1 and September 1 of each year in cash in arrears. We pay interest on the 2026 Notes semi-annually on June 1 and December 1 of each year in cash in arrears. We pay interest on the Secured Notes semi-annually on June 15 and December 15 of each year in cash in arrears.

        We may redeem up to 40.0% of the 2023 Notes, the 2026 Notes, the 2027 Notes and the Secured Notes, using the proceeds of certain equity offerings completed before March 1, 2020, June 1, 2021, May 1, 2022 and December 15, 2022, respectively, at a redemption price equal to 105.375%, 107.000%, 108.500% and 105.125%, respectively, of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, at any time prior to (i) March 1, 2020, we may redeem some or all of the 2023 Notes, (ii) June 1, 2021, we may redeem some or all of the 2026 Notes, (iii) May 1, 2022, we may redeem some or all of the 2027 Notes, and (iv) December 15, 2022, we may redeem some or all of the Secured Notes, in each case, at a price equal to 100.0% of the principal amount, plus a "make whole" premium, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. If we sell certain of our assets or experience specific kinds of changes in control, we must offer to purchase the Notes.

        The Notes Indentures entered into in respect of the Notes contain customary covenants, restrictions and events of default for non-investment grade companies on the activities of GFL and its restricted subsidiaries, including, but not limited to, limitations on the incurrence of additional indebtedness; dividends or distributions in respect of capital stock or certain other restricted payments or investments; entering into agreements that restrict distributions from restricted subsidiaries; the sale or disposal of assets, including capital stock of restricted subsidiaries; transactions with affiliates; the incurrence of liens; and mergers, consolidations or the sale of substantially all of GFL's assets. Our Secured Notes are secured by a first priority lien on substantially all of our and each guarantors' tangible and intangible assets and certain real property (subject to certain customary exceptions and exclusions) and a first priority pledge of all the capital stock of each direct, wholly-owned material restricted subsidiary directly held by GFL or any guarantor of the Secured Notes (limited to 65% of the capital stock held by GFL or any guarantors of the Secured Notes in any direct subsidiary thereof not organized under the laws of Canada or the United States (or any state or province thereof)) and will be secured by first ranking mortgages or charges by way of debentures.

        The Unsecured Notes are guaranteed by our material subsidiaries that, together with other entities, guarantee the Term Facility. The Secured Notes are guaranteed by each of our subsidiaries that guarantee the Term Facility and the Revolving Credit Facility. See "Description of Material Indebtedness".

PIK Notes

        We are party to an amended and restated note purchase agreement dated as of November 14, 2018 relating to the issuance of 11.00% Senior PIK Notes 2018 (the "PIK Notes"). $1,008.0 million aggregate principal amount of PIK Notes are issued and outstanding as of December 31, 2019. Interest on the PIK Notes is paid semi-annually by increasing the principal amount of such PIK Notes by the amount of interest then due and owing. As part of the Pre-Closing Capital Changes, certain of our shareholders will subscribe for additional shares of GFL or make a loan to GFL, the proceeds of which will be used to repay or redeem in full the PIK Notes prior to the closing of this offering. See "Description of Share Capital—Pre-Closing Capital Changes".

Hedging Arrangements

        We have entered into cross-currency swap contracts to fully hedge our exposure of the servicing of US$350.0 million of the 2022 Notes, US$400.0 million of the 2023 Notes, US$400.0 million of the 2026 Notes, US$600.0 million of the 2027 Notes, and US$500.0 million of the Secured Notes, as well as part of the Term Facility.

Contractual Obligations

        Our contractual obligations consist of principal repayments on long-term debt, interest on long-term debt, equipment loans and finance leases for equipment and vehicles, operating leases for vehicles, office equipment and facilities. Our contractual obligations and commitments as of December 31, 2019 are shown in the following table.

	Total	Less than 1 year	1-3 years	3-5 years	Thereafter
	(expressed in millions of dollars)
Long-term debt(1)	$7,666.2	$62.3	$524.1	$589.0	$6,490.8
Interest on long-term debt(2)	2,221.4	386.0	755.7	695.5	384.2
Equipment loans(3)	9.5	2.1	3.5	3.9	—
Lease obligations(4)	246.5	44.9	72.4	81.3	47.9

	$10,143.6	$495.3	$1,355.7	$1,369.7	$6,922.9

(1)
Long-term debt represents US$350.0 million aggregate principal amount of the 2022 Notes, US$400.0 million aggregate principal amount of the 2023 Notes, US$675.0 million aggregate principal amount of the 2026 Notes, US$600.0 million aggregate principal amount of the 2027 Notes, and US$500.0 million aggregate principal amount of the Secured Notes, after reflecting the fair value of the cross currency interest rate swaps, the promissory notes issued to sellers on acquisitions, amounts outstanding under the Term Facility, and the PIK Notes.

(2)
Interest on long-term debt is calculated using the aggregate principal amount of the 2022 Notes issued on May 12, 2017 at interest rates of 5.625% and 5.280% (reflecting the rate of our cross currency swap on our 2022 Notes), the 2023 Notes issued on February 26, 2018 at interest rates of 5.375% and 5.19% (reflecting the rate of our cross currency swap on our 2023 Notes), the 2026 Notes issued on May 14, 2018 at interest rates of 7.000% and 7.055% (reflecting the rate of our cross currency swap on our 2026 Notes), the 2027 Notes issued on April 17, 2019 at interest rates of 8.500%, 8.419% and 8.399% (reflecting the rate of our cross currency swap on our 2027 Notes), the Secured Notes issued on December 16, 2019 at interest rates of 5.125% and 5.725% (reflecting the rate of our cross currency swap on our 2027 Notes), and the Additional 2026 Notes issued on December 16, 2019 at an interest rate of 7.000% . Amounts drawn on the Term Loan Facility bear interest at US Prime plus 2.0% or LIBOR plus 3.0%. The promissory notes bear interest at rates of 3.00% to 5.00%.

(3)
Equipment loans bear interest ranging from 3.02% to 4.37%, with repayment dates extending into 2024. The equipment loans are secured by the related asset.

(4)
Lease obligations bear interest at an average rate of 7.42% with repayment dates extending into 2060.

Other Commitments

        We had letters of credit totaling approximately $104.3 million outstanding as of December 31, 2019 ($69.0 million as of December 31, 2018). These letters of credit primarily relate to performance-based requirements under our municipal contracts and financial assurances issued to government agencies for our operating permits.

Related Party Transactions

        We entered into a loan in the amount of $1.2 million with Patrick Dovigi for the purposes of acquiring 1,200,000 Class C non-voting common shares in the capital of the Company. The loan was repayable on the earlier of the occurrence of a liquidity event and November 14, 2025. The loan was subject to an interest rate of 1% per annum, accrued daily. Interest was payable annually, in arrears, on November 14 of each year commencing on November 14, 2019. As at December 31, 2019, the loan was repaid in full.

        We advanced $157.6 million to Sejosa Holdings Inc., an entity controlled by Patrick Dovigi, for the purposes of acquiring 157,644,909 Class F non-voting common shares due upon a liquidity event. As at December 31, 2019, the indebtedness was repaid in full.

        During the period ended May 31, 2018, we redeemed 8,486,921 Class C and 11,572,255 Class D shares issued to Josaud Holdings Inc., an entity controlled by Patrick Dovigi, for $20.1 million.

Additionally, during the period ended May 31, 2018, we redeemed 2,635,129 Class F shares for $5.1 million held by Josaud Holdings Inc.

        In connection with the Recapitalization, we also issued a non-interest bearing promissory note payable to Josaud Holdings Inc., an entity controlled by Patrick Dovigi, in an aggregate principal amount of $35.0 million, which is scheduled to mature on January 1, 2023. The note is being repaid in installments of $3.5 million every six months. As at December 31, 2019, there is $21.0 million outstanding principal amount.

        Subsequent to December 31, 2019, we issued a total of 348,921,912 Non-Voting Shares to certain of our existing shareholders for aggregate cash consideration of $348.9 million (US$264.7 million), representing a value of $1.00 per share.

Off-Balance Sheet Arrangements

Performance Bonds

        We post performance bonds in favour of applicable governmental authorities as a condition of issuing some of our environmental compliance approvals for our permitted facilities. In addition, some municipal solid waste contracts and infrastructure & soil remediation projects may require us to post performance or surety bonds to secure our contractual performance. As of December 31, 2019, we had issued surety bonds totaling $778.6 million ($579.8 million as of December 31, 2018), of which approximately $112.6 million ($130.3 million as of December 31, 2018) is secured by a charge on the assets of certain subsidiaries.

        These performance and surety bonds are issued in the ordinary course of business and are not considered company indebtedness. Because we currently have no liability for these financial assurance instruments, they are not reflected in our consolidated balance sheet.

Critical Accounting Estimates and Judgements

        We prepare our consolidated financial statements in accordance with IFRS. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Key components of the consolidated financial statements requiring management to make estimates include the allowance for doubtful accounts in respect of receivables, the valuation of inventories, the useful lives of long-lived assets, the potential impairment of goodwill and indefinite life intangible assets, the valuation of property, plant and equipment, the fair value of the net assets acquired in business combinations, stock-based compensation, asset retirement obligations and liabilities under legal contingencies.

        Management continually evaluates the estimates and assumptions it uses. These estimates and assumptions are based on management's historical experience, best knowledge of current events and conditions and activities that we may undertake in the future. Actual results could differ from these estimates.

        The estimates and assumptions described in this section depend upon subjective judgement that may be uncertain and changes in these estimates and assumptions could materially impact our consolidated financial statements.

Revenue Recognition

        Our revenue consists principally of solid and liquid waste collection fees from commercial, municipal and industrial customers, solid waste transfer charges to third parties, and charges to customers for excavation, transportation and remediation of soils. Revenue is recognized from sales when control is transferred to the customer, generally at the time that the service is provided. Revenue is recognized by percentage of completion for long-term infrastructure contracts in connection with our infrastructure & soil remediation operations.

Credit Risk

        Our principal financial assets that expose us to credit risk are accounts receivable. Credit risk on accounts receivable is minimized due to our large and diverse customer base. We maintain allowances for losses based on the expected collectability of accounts receivable based on our prior experience and assessment of the current economic environment. We regularly review our bad debt expense. As of December 31, 2019 we determined that any expected credit loss was not material.

        We use historical trends of default, the timing of recoveries and the amount of loss incurred, adjusted for management's judgement as to whether current economic and credit conditions are such that the actual losses are likely to be greater or less than suggested by historical trends. We will consider the following as constituting an event of default for internal credit risk management purposes as historical experience indicates that accounts receivable that meet either of the following criteria are generally not recoverable:

  •
  the customer is insolvent; or

  •
  our relationship with the customer has been severed; and/or

  •
  the customer's receivable has aged beyond a reasonable period.

        We will determine to write off a customer's receivable balance if the customer is determined to be in default.

Disposal Expenses

        Disposal expenses are determined based on the disposal costs reflected in an executed purchase order. Amounts are accrued at the end of the accounting period based on the receipt of a disposal ticket, confirming disposal, from the disposal site and the costs associated with the ultimate disposal of waste.

Goodwill and Indefinite Life Intangible Assets

        The valuation assigned on acquisition to each indefinite life intangible asset is based on the present value of management's estimate of the future cash flows associated with the intangible asset or the amount of cash paid.

        We perform impairment testing annually for goodwill and indefinite-life intangible assets and when circumstances indicate these assets may be impaired. Management judgement is involved in determining if there are circumstances indicating that testing for impairment is required, and in identifying cash generating units ("CGUs") for the purpose of impairment testing. We assess impairment by comparing the recoverable amount of a long-lived asset, CGU, or CGU group to its carrying value. We test for impairment at the operating segment level. The recoverable amount is defined as the higher of: (i) value in use; or (ii) fair value less costs of disposal.

        The determination of the recoverable amount involves significant estimates and assumptions, including those with respect to market multiples, future cash inflows and outflows, discount rates, growth rates and asset lives. These estimates and assumptions could affect our future results if the current estimates of future performance and fair values change. These determinations will affect the amount of amortization expense on definite-life intangible assets recognized in future periods.

Intangible Assets

        Intangible assets include a soil license, customer lists, license agreements, municipal contracts, non-compete agreements, and Certificates of Approval or Environmental Compliance Approvals ("C of As"). The C of As provide us with certain waste management rights in the province of issue. The valuation assigned on acquisition to each intangible asset is based on the present value of management's estimate of the future cash flows associated with the intangible asset or the amount of cash paid.

        We use our internal budgets in estimating future cash flows. These budgets reflect our current best estimate of future cash flows but may change due to uncertain competitive and economic market conditions or changes in business strategies. Changes or differences in these estimates may result in changes to intangible assets on the consolidated statement of financial position and a change to operating income or loss on the consolidated statement of operations.

Property, Plant and Equipment

        Property, plant and equipment are reviewed at the end of each reporting period to determine whether there is any indication of impairment. If the possibility of impairment is indicated, we will estimate the recoverable amount of the asset and record any impairment loss in the consolidated statement of operations.

        Factors that most significantly influence the impairment assessments and calculations are management's estimates of future cash flows. We use our internal budgets in estimating future cash flows. These budgets reflect management's current best estimate of future cash flows but may change due to uncertain competitive and economic market conditions or changes in business strategies. Changes or differences in these estimates may result in changes to property, plant and equipment on the consolidated statement of financial position and a change to operating income or loss in our consolidated statement of operations.

Landfill Asset

        The original costs of landfill assets, together with incurred and projected landfill construction and development costs are amortized on a per unit basis as landfill airspace is consumed. We amortize landfill assets over their total available disposal capacity representing the sum of estimated permitted airspace capacity, plus future permitted airspace capacity which represents an estimate of airspace capacity that management believes is probable of being permitted based on certain criteria. We have been successful in receiving approvals for expansions pursued; however there can be no assurance that the Company will be successful in obtaining approvals for landfill expansions in the future.

        The following table summarizes landfill amortization expense on a per tonne basis for the periods indicated:

	Successor	Successor	Predecessor	Predecessor
	Fiscal 2019	Period ended December 31, 2018 (214 days)	Period ended May 31, 2018 (151 days)	Fiscal 2017
Amortization of landfill airspace (millions)	$126.9	$37.0	$13.6	$40.4
Tonnes received (millions of tonnes)	6.1	1.6	0.5	1.5

Average landfill amortization per tonne	$20.8	$23.8	$25.2	$27.4

        Unique per-tonne amortization rates are calculated for each of our landfills and the rates can vary significantly due to regional differences in construction costs and regulatory requirements for landfill development, capping, closure and post closure activities. In general, the per-tonne amortization rates for the landfills we acquired through the Waste Industries Merger were lower than the per-tonne amortization rates of the Company's Canadian landfills, and the inclusion of the Waste Industries landfills in 2018 therefore reduced the average amortization expense per tonne.

Landfill Development Costs

        Landfill development costs include costs of acquisition, construction associated with excavation, liners, site berms, groundwater monitoring wells, gas recovery systems and leachate collection systems. We estimate the total costs associated with developing each landfill site to its final capacity. Total landfill costs include the development costs associated with expansion airspace as described below. Landfill development costs depend on future events and thus actual costs could vary significantly from our estimates. Material differences between estimated and actual development costs may affect our cash flows by increasing our capital expenditures and thus affect our results of operations by increasing our landfill amortization expense.

Landfill Closure and Post-Closure Obligations

        We recognize the estimated liability for final capping, closure and post-closure maintenance obligations that results from acquisition, construction, development or normal operations as airspace is consumed. Costs associated with capping, closing and monitoring a landfill or portions thereof after it ceases to accept waste, are initially measured at the discounted future value of the estimated cash flows over the landfill's operating life, representing the period over which the site receives waste. This value is capitalized as part of the cost of the related asset and amortized over the asset's useful life.

        Estimates are reviewed at least once annually and consider, amongst other things, regulations that govern each site. We estimate the fair value of landfill closure and post-closure costs using present value techniques that consider and incorporate assumptions and considerations marketplace participants would use in the determination of those estimates, including inflation, markups, inherent uncertainties due to the timing of work performed, information obtained from third parties, quoted and actual prices paid for similar work and engineering estimates. Inflation assumptions are based on evaluation of current and future economic conditions and the expected timing of these expenditures. Fair value estimates are discounted applying the risk free rate, which is a rate that is essentially free of default risk. In determining the risk free rate, consideration is given to both current and future economic conditions and the expected timing of expenditures.

        Significant reductions in our estimates of remaining lives of our landfills or significant increases in our estimates of landfill final capping, closure and post-closure maintenance costs could have a material adverse effect on our financial condition and results of operations. Additionally, changes in regulatory or legislative requirements could increase our costs related to our landfills, resulting in a material adverse effect on our financial condition and results of operations.

Landfill Capacity

        Our internal and third-party engineers perform surveys at least annually to estimate the remaining disposal capacity at our landfills. Our landfill depletion rates are based on the total available disposal capacity, considering both permitted and probable future permitted airspace. Future permitted airspace capacity, represents an estimate of airspace capacity that is probable of being permitted based on the following criteria:

  •
  Personnel are actively working to obtain the permit or permit modifications necessary for expansion of an existing landfill, and progress is being made on the project;

  •
  It is probable that the required approvals will be received within the normal application and processing periods for approvals in the jurisdiction in which the landfill is located;

  •
  We have a legal right to use or obtain land associated with the expansion plan;

  •
  There are no significant known political, technical, legal or business restrictions or issues that could impair the success of the expansion effort;

  •
  Management is committed to pursuing the expansion; and

  •
  Additional airspace capacity and related costs have been estimated based on the conceptual design of the proposed expansion.

        As at December 31, 2019 we had 112.5 million tonnes (2018: 113.9 million tonnes, 2017: 11.7 million tonnes) of remaining permitted capacity at the landfills we own and at the landfill in Quebec where we have designated access to a fixed level of capacity over the next 15 years. As at December 31, 2019, two of our landfills satisfied the criteria for inclusion of probable expansion capacity, resulting in additional expansion capacity of 2.9 million tonnes, and together with remaining permitted capacity, total remaining capacity of 115.4 million tonnes. Based on total capacity as at December 31, 2019 and projected annual disposal volumes, the weighted average remaining life of the landfills we own and at the landfill in Quebec where we have designated access to a fixed level of capacity is approximately 19 years. We have other expansion opportunities that could extend the weighted average remaining life of our landfills.

        We may be unsuccessful in obtaining permits for future airspace capacity at our landfills. In such cases, we will charge the previously capitalized development costs to expense. This will adversely affect our operating results and cash flows and could result in greater landfill amortization expense being recognized on a prospective basis.

        We periodically evaluate our landfill sites for potential impairment indicators. Our judgements regarding the existence of impairment indicators are based on regulatory factors, market conditions and operational performance of our landfills. Future events could cause us to conclude that impairment indicators exist and that our landfill carrying costs are impaired. Any resulting impairment loss could have a material adverse effect on our financial condition and results of operations.

Income Taxes

        The calculation of current and deferred income taxes requires us to make estimates and assumptions and to exercise judgement regarding the carrying values of assets and liabilities which are subject to accounting estimates inherent in those balances, the interpretation of income tax legislation across various jurisdictions, expectations about future operating results, the timing of reversal of temporary differences and possible audits of income tax filings by the tax authorities.

        Changes or differences in underlying estimates or assumptions may result in changes to the current or deferred income tax balances on the consolidated statements of financial position, a charge or credit to income tax expense in the consolidated statements of operations and comprehensive income (loss) and may result in cash payments or receipts.

        All income, capital and commodity tax filings are subject to audits and reassessments. Changes in interpretations or judgements may result in a change in our income, capital or commodity tax provisions in the future. The amount of such a change cannot be reasonably estimated.

Share-Based Compensation

        The fair value of options granted is measured using either the Black-Scholes option pricing model or the Monte Carlo simulation methods, which rely on estimates of the expected risk-free interest rate, expected dividend payments, expected share price volatility, value of the Company's shares and the expected average life of the options. We believe these models adequately capture the substantive features of the option awards and are appropriate to calculate their fair values.

        The fair value of the options determined at grant date is expensed over the vesting period using an accelerated method of amortization, with a corresponding increase to contributed surplus. Upon exercise of options, the amount recognized in contributed surplus for the awards and the cash received upon exercise are recognized as an increase in share capital.

Significant New Accounting Standards Adopted

Financial Instruments

        Financial assets and liabilities are recognized initially at fair value plus or minus transaction costs, except for financial instruments at fair value through profit or loss ("FVTPL"), for which transaction costs are expensed.

        Debt financial instruments are subsequently measured at FVTPL, fair value through other comprehensive income ("FVTOCI"), or amortized cost using the effective interest method. We determine the classification of its financial assets based on our business model for managing the financial assets and whether the instruments' contractual cash flows represent solely payments of principal and interest ("SPPI") on the principal amount outstanding.

        Our derivatives designated as a hedging instrument in a qualifying hedge relationship are subsequently measured at FVTOCI. Equity instruments that meet the definition of a financial asset, if any, are subsequently measured at FVTPL or elected irrevocably to be classified at FVTOCI at initial recognition.

        Financial liabilities are subsequently measured at amortized cost using the effective interest method or at FVTPL in certain circumstances or when the financial liability is designated as such. For financial liabilities that are designated as FVTPL, the amount of change in the fair value of the financial liability that is attributable to changes in our own credit risk of that liability is recognized in other comprehensive income or loss unless the recognition of the effects of changes in the liability's credit risk in other comprehensive income or loss would create or enlarge an accounting mismatch in the consolidated statement of operations. The remaining amount of change in the fair value of the liability is recognized in the consolidated statement of operations. Changes in fair value of a financial liability attributable to our own credit risk that are recognized in other comprehensive income or loss are not subsequently reclassified to the consolidated statement of operations; instead, they are transferred to retained earnings, upon de-recognition of the financial liability.

        We use a forward-looking Expected Credit Loss ("ECL") model to determine impairment of financial assets. ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that we expect to receive.

        Derivative financial instruments are utilized by us occasionally in the management of our foreign currency and interest rate exposures. Our policy is not to utilize derivative financial instruments for trading or speculative purposes. Derivatives embedded in non-derivative host contracts are separated when they meet the definition of a derivative, their risks and characteristics are not closely related to those of the host contracts and the contracts are not measured at fair value through profit or loss. All derivative financial instruments are recognized at fair value with changes in fair value recognized in the consolidated statement of operations or through other comprehensive income when qualified hedging relationship exists.

Leases

        Effective January 1, 2019, the Company adopted IFRS 16, Leases ("IFRS 16"). The Company applied the standard using a modified retrospective approach. Comparative information has not been restated. As a result of adopting IFRS 16, the Company recorded a right-of-use asset and lease obligation of $103,794 at January 1, 2019. The adoption of IFRS 16 had no impact to the Company's Deficit at January 1, 2019 nor has there been a material change to the Company's net loss.

        The Company has elected to apply the practical expedient not to apply the recognition requirements of IFRS 16 to short-term leases and leases of low value assets. The Company has also made use of the practical expedient not to reassess whether a contract is or contains a lease. Accordingly, the definition of a lease in accordance with IAS 17 and IFRIC 4 will continue to be applied to those leases entered into or changed before January 1, 2019.

        IFRS 16 introduces new or amended requirements with respect to lease accounting. It introduces significant changes to the lessee accounting by removing the distinction between operating and finance leases and requiring the recognition of a right-of-use asset and a lease obligation at commencement for all leases. In contrast to lessee accounting, the requirements for lessor accounting have remained largely unchanged.

        The change in definition of a lease mainly relates to the concept of control. IFRS 16 determines whether a contract contains a lease on the basis of whether the customer has the right to control the use of an identified asset for a period of time in exchange for consideration.

Uncertain income tax positions

        Effective January 1, 2019, the Company adopted IFRIC Interpretation 23, Uncertainty over Income Tax Treatments ("IFRIC 23"). IFRIC 23 requires an entity to reflect an uncertainty in the amount of income tax payable (recoverable) if it is probable that it will pay (or recover) an amount for the uncertainty, measure a tax uncertainty based on the most likely amount or expected value depending on whichever method better predicts the amount payable (recoverable), reassess the judgments and estimates applied if facts and circumstances change (e.g. as a result of examination or action by tax authorities, following changes in tax rules or when a tax authority's right to challenge a treatment expires), and consider whether uncertain tax treatments should be considered separately, or together as a group, based on which approach provides better predictions of the resolution.

        The Company applied the standard using a modified retrospective approach. The adoption of IFRIC 23 had no impact to the Company's Deficit at January 1, 2019 nor has there been a material change to the Company's net loss.

Quantitative and Qualitative Disclosures about Market Risk

Interest rate risk

        We face interest rate risk when interest rates change. If we have borrowings under our Revolving Credit Facility and on our loans outstanding under our Term Facility and interest rates rise, our cash flow is negatively impacted because we will be required to pay out more interest on the Revolving Credit Facility and Term Facility. The uncertainty of outgoing cash flow from interest payments increases our exposure to interest rate risk. We do not actively manage this risk.

Covenant risk

        Our Revolving Credit Facility contains a financial maintenance covenant. The covenant (which applies only when the Revolving Credit Facility is drawn at or above 35% of the Revolving Credit Facility limit) is a ratio of Total Net Funded Debt to Run-Rate EBITDA (each, as defined in the Revolving Credit Agreement) equal to or less than 8.00 to 1.00. We were in compliance with all covenants as of December 31, 2019.

        If we were to default on our covenants, our ability to borrow under our Revolving Credit Facility may be suspended which would significantly affect our liquidity.

        Additionally, the Notes Indentures and the Credit Agreements governing the Revolving Credit Facility and Term Facility, among other restrictions and subject to certain exceptions, limit our ability and the ability of our restricted subsidiaries, to:

  •
  declare or pay dividends or make certain payments and investments;

  •
  incur additional indebtedness or issue disqualified stock;

  •
  permit contractual restrictions;

  •
  create, or permit to exist, certain liens;

  •
  enter into certain transactions with affiliates;

  •
  transfer and sell assets; and

  •
  consolidate, amalgamate or merge with another company.

        Subject to certain exceptions, the Notes Indentures and the Credit Agreements permit us and our restricted subsidiaries to incur additional indebtedness, including senior indebtedness and secured indebtedness and contain customary events of default.

Exchange Rate Risk

        Our operations in the United States are conducted in U.S. dollars and our audited consolidated financial statements and interim condensed unaudited financial statements are denominated in Canadian dollars. See the notes to our audited consolidated financial statements for additional information regarding foreign currency translation and risk.

        The majority of the collection vehicles used in our Canadian operations are manufactured in the United States and as a result we face exchange rate risk with regards to these purchases. Changes in the USD rate of exchange may have an effect on the amount we are required to spend on capital. We do not actively manage this risk as it relates to the purchase of our collection vehicles in Canada.

        We also face exchange rate risk in connection with our US dollar-denominated financings. We have hedged our U.S. dollar-denominated 2022 Notes, 2023 Notes, 2026 Notes, 2027 Notes and Secured Notes, and a portion of our US dollar exposure on our Term Facility by entering into cross currency interest rate swaps. The unhedged portion of the Term Facility and Additional 2026 Notes will remain subject to exchange rate risk. We intend to manage this exposure with the cash flows from our US operations.

BUSINESS

Company Overview

        GFL was founded in 2007 by Patrick Dovigi, our Founder, Chairman, President and Chief Executive Officer, and has grown through a combination of more than 100 disciplined acquisitions and organic growth initiatives.

        The following summary illustrates the evolution of our geographic footprint in North America since our inception.

        GFL is the fourth largest diversified environmental services company in North America, as measured by revenue and North American operating footprint. From 2017 to 2019, we have grown revenue in excess of, and our CAGR for revenue has grown at a higher rate than, our publicly traded environmental services peers. We have an extensive geographic footprint, operating throughout Canada and in 23 states in the United States. Our diversified business model and competitive positioning in the stable environmental services industry have allowed us to maintain strong revenue growth across macroeconomic cycles. Between Fiscal 2017 and Fiscal 2019, we grew revenue from $1,333 million to $3,347 million. Over the same period our net loss increased from $(101) million to $(452) million and our Adjusted EBITDA grew from $307 million to $826 million. For a discussion of Adjusted EBITDA, which is a measure that is not presented in accordance with IFRS, and a reconciliation to the most directly comparable financial measure calculated and presented in accordance with IFRS, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Non-IFRS Measures" and "Prospectus Summary—Summary Historical Consolidated Financial Information".

        Our diversified offerings include non-hazardous solid waste management, infrastructure & soil remediation and liquid waste management services. Our solid waste management business line includes the collection, transportation, transfer, recycling and disposal of non-hazardous solid waste for municipal, residential, and commercial and industrial customers. Our infrastructure & soil remediation business line provides remediation of contaminated soils as well as complementary services, including civil, demolition, excavation and shoring services. In our liquid waste management business line, we collect, transport, process, recycle and/or dispose of a wide range of liquid wastes from commercial and industrial customers.

        As of December 31, 2019:

  •
  In our solid waste operations, we had more than 100 collection operations, over 70 transfer stations, 45 landfills, over 20 MRFs and 11 organics facilities;

  •
  In our infrastructure & soil remediation operations, we had 14 soil remediation facilities;

  •
  In our liquid waste operations, we had more than 50 liquid waste collection, processing or storage facilities; and

  •
  Across our operations, we had more than 11,500 employees.

        See "—Our Operations—Business Lines" for additional information regarding our business lines.

        The table below summarizes our three business lines as at December 31, 2019.

(1)
See "Prospectus Summary—Summary Historical Consolidated Financial Information".

        Our comprehensive service offerings across our business lines position us to be a "one-stop" provider of environmental services to our customers and differentiate us from our competitors that do not offer the same breadth of services. Our locally-based regional managers and sales representatives are best suited to identify and service our customers' needs, supported by our centralized back office functions. As a result, we believe that we are well-positioned to further unlock cross-selling opportunities to support new customer environmental services needs and to convert existing customers into customers for our other business lines.

        Our network of facilities and route collection assets position us to realize operational efficiencies and obtain procurement and cost synergies, including from the significant volume of waste that we control across our operations. In each of our geographic markets, our strong competitive position is supported by the significant capital investment that would be required to replicate our network infrastructure and asset base, our productivity from route density that we have developed to date, as well as the stringent permitting and regulatory compliance required to operate a platform of our size.

        The map below shows our strategically-located facility network.

        We have a large and diverse customer base. In our solid waste management business, we currently serve over 4 million households, including those covered by more than 650 municipal collection contracts, and over 135,000 commercial and industrial customers. Our infrastructure & soil remediation business is currently concentrated in Southern Ontario and services many of the major Canadian infrastructure customers in that market. We are selectively expanding the geographic presence of our operations in this line of business, prioritizing other major metropolitan centres in Canada, such as the British Columbia and Québec markets, where we have complementary solid and liquid waste assets and where existing and new customers have sought our infrastructure & soil remediation services in support of their major complex projects. Our liquid waste management line of business currently serves over 13,000 customers. Our top 10 customers accounted for approximately 9.6% of Fiscal 2019 revenue, and no single customer represented more than approximately 3.0% of Fiscal 2019 revenue.

        For Fiscal 2019, our revenue by line of business, geography and source was as follows:

        The revenue generated from both our solid and liquid waste management operations is predictable and recurring in nature as a result of the stability of waste generation and the contractual nature of these business lines. In many of our markets, we are able to successfully adjust pricing to reflect increases in our operating costs such as labour, fuel, logistics and other environmental expenses to broadly ensure that we continue to secure appropriate returns on capital. Our municipal solid waste customer relationships are supported by contracts with initial terms of three to 10 years, with one to five year renewal terms at the option of the municipality, and typically contain annual CPI and periodic fuel adjustments. Similarly, our solid waste contracts with commercial and industrial customers typically have three to five year terms with automatic renewals, volume-based pricing and CPI, fuel and other adjustments. Many of the businesses we have acquired have never implemented pricing growth strategies in their markets. As a result, we believe that we have the ability to continue to grow our revenue through the implementation of consistent pricing optimization strategies across our platform. In addition, many of our municipal and commercial contracts are only in their first or second renewal or extension term. When our municipal contracts are renewed or extended, we focus on marketing additional or upgraded services, such as automated carts or the collection of additional waste streams, that support further price increases.

        We have historically demonstrated a strong track record of winning renewals or extensions of existing contracts with our municipal customers. For example, we successfully rebid our municipal contract with the City of Detroit for a five-year term that commenced on June 1, 2019. We also have a track record of winning repeat business with our major infrastructure & soil remediation and liquid waste customers. In our infrastructure & soil remediation business, our work is project based, often on large multi-year infrastructure projects, such as subway or other large-scale transit expansion projects, with a set term and three to four month lead times from contract to start of work. In our liquid waste business, we provide both regularly scheduled and on-call industrial waste management services, including emergency response services, for municipal, industrial and commercial customers. Furthermore, we have long-term relationships with many of our liquid waste customers who rely on our expertise to service their various waste streams. We believe there are numerous opportunities for us to continue to win new contracts and increase our market share in our current markets, as well as in new or adjacent markets.

        We have generated strong, stable organic growth by leveraging our diversified business model and scalable network of facilities to increase the breadth and depth of services provided to our existing customers, realizing cross-selling opportunities between our complementary service capabilities, winning new contracts and renewals or extensions of existing contracts, and expanding into new or adjacent markets. We have a proven track record of successfully implementing this strategy, most notably to date in Southern Ontario, where we have built meaningful liquid waste and infrastructure & soil remediation businesses alongside our solid waste management operations. We also see attractive opportunities to continue to expand our solid waste and infrastructure & soil remediation offerings in parts of Western Canada and the Midwestern United States, where we have an established asset and employee base servicing our liquid waste operations. We will continue to seek to replicate this model in other markets where we do not currently operate all three lines of our business. In our infrastructure & soil remediation business line, we are leveraging our existing expertise and reputation to expand into other large metropolitan centres in Canada with projects for existing customers or for which we are qualified to bid. With our acquisition of a liquid waste platform in the Midwestern United States in the fourth quarter of Fiscal 2018, we expect to begin to cross-sell liquid and solid waste management services to our customers in those markets in the United States where we have both a solid and liquid waste presence.

        In addition to strong organic growth, we have completed over 100 acquisitions since 2007, generally at an average adjusted EBITDA multiple of 7.0x, excluding platform acquisitions. We focus on selectively acquiring premier independent regional operators, like Waste Industries, to create platforms to enter and expand into new markets across each of our business lines. We then seek to build scale by utilizing our broader infrastructure and platform acquisitions to make and effectively integrate smaller tuck-in acquisitions. We have a track record of sourcing and executing acquisitions of leading, high quality and complementary businesses by leveraging the relationships that our senior and regional leadership have built with potential vendors over time. We believe that this proven strategy minimizes integration risk and allows us to grow the top line revenue and profitability of acquired businesses under the GFL banner, while maintaining their same high service standards. This approach to acquisitions creates meaningful cost synergies by increasing route density and collection volumes, and drives margin expansion by leveraging our scalable infrastructure and centralized administrative capabilities. While we expect we will be able to fund some of our acquisitions and capital expenditures with our existing resources, we will likely require additional financing, including debt, to pursue certain acquisitions.

        The North American environmental services industry remains highly fragmented with many regional, independent operators across all three of our business lines. We believe that many of these independent operators may wish to sell their businesses to provide succession for their family members or employees or as part of their estate planning. We believe our relationship-based approach and track record of executing on the terms and the timeline we commit to make us an acquirer-of-choice in the highly fragmented environmental services industry.

        Since December 31, 2019, we have closed the Interim Acquisitions, representing aggregate annualized revenue of approximately $442.0 million.

Our Industry

        We operate in the large and stable North American environmental services industry, which EBJ estimates totaled approximately US$434 billion in 2018 based on annual revenue. Key characteristics of our industry include relative recession resistance, high visibility of waste volumes, a stringent regulatory framework, high capital intensity to achieve scale and significant fragmentation which, in turn, has led to strong consolidation activity.

        The North American environmental services industry has benefitted from an attractive macroeconomic and demographic backdrop. From 2012 to 2018, both Canada and the United States experienced strong nominal GDP CAGRs of 3.3% and 4.0%, respectively, and population growth of 1.0% and 0.7%, respectively. In particular, population growth has driven strong increases in housing starts and infrastructure spending, which underpin growth across the solid waste, infrastructure & soil remediation, and liquid waste segments of the environmental services industry.

North American Environmental Services Industry

Estimated based on annual revenue. Canadian dollar amounts have been converted to U.S. dollars using the exchange rate on May 29, 2019 of C$1.00 = US$0.7433.

Source: EBJ.

North American Solid Waste Industry

        EBJ estimates that the North American solid waste industry market generated approximately US$73 billion of revenue in 2018 (US$8 billion in Canada and US$65 billion in the United States) and expects it to grow at an approximately 2.3% CAGR to reach approximately US$82 billion by 2023. We believe that our geographic presence in Canada and the United States will position us well to capitalize on favourable demographic and macroeconomic trends in the markets that we serve.

North American Solid Waste Industry

Estimated based on annual revenue. Canadian dollar amounts have been converted to U.S. dollars using the exchange rate on May 29, 2019 of C$1.00 = US$0.7433.

Source: EBJ.

        Proper waste collection and disposal is essential for public health and safety, making the solid waste industry highly defensive and relatively recession-resistant. The industry benefits from a number of sectoral attributes, including: (i) high visibility of revenue due to stable and predictable waste generation by residential and commercial customers, including, with certain customers, multi-year contracts with annual CPI and periodic fuel adjustments; (ii) stable organic growth of waste volumes correlated to population and GDP growth, with collection and disposal pricing rates largely inelastic to economic downturns; (iii) the ongoing trend of municipalities and local governments privatizing public services, including waste management services; (iv) the absence of cost-effective substitutes for collection and landfill disposal; and (v) limited opportunities for new market entrants due to the geographical, regulatory, environmental and significant capital costs of landfill and asset development. These competitive dynamics are amplified through route density of collection operations and vertical integration where companies control the waste stream from collection to disposal. Due to the factors described above and the predictability of operating and capital costs, solid waste management companies have historically generated strong, recurring cash flows.

        The North American solid waste industry is highly fragmented which presents attractive consolidation opportunities. EBJ estimates that in 2018, the top five providers in Canada and the United States controlled approximately 31% and 48% of their respective markets and were generally large, national companies. The remaining market participants were smaller private companies as well as municipalities that continue to own and operate waste collection and disposal operations.

North American Infrastructure & Soil Remediation Industry

        According to EBJ, the North American infrastructure & soil remediation industry generated approximately US$49 billion of revenue in 2018 and is expected to grow at an approximately 2.9% CAGR to reach approximately US$56 billion by 2023. Key growth drivers include infrastructure investment, commercial and residential construction, and demolition performed to facilitate new construction. Growth is also expected to be driven by greater recognition of remediation of contaminated soil as a more environmentally sustainable alternative than disposal at landfills.

 North American Infrastructure & Soil Remediation Industry

Estimated based on annual revenue. Canadian dollar amounts have been converted to U.S. dollars using the exchange rate on May 29, 2019 of C$1.00 = US$0.7433.

Source: EBJ.

        The infrastructure & soil remediation industry includes treatment of contaminated soil and sediment as well as complementary infrastructure services, including shoring, excavation, and civil and demolition services. Soil remediation businesses operate by using on-site, commonly referred to as in-situ, or off-site, commonly referred to as ex-situ, remediation techniques or by accepting contaminated soils for transportation to and disposal at landfills. In-situ treatments involve containment treatment at the origin of contaminated soil, while ex-situ treatments involve the excavation and removal from the originating site of contaminated soils for processing and disposal. In many cases, soil remediation is a critical path item for project development. General contractors seek out service providers who can complete soil remediation on a timely, cost-effective basis to avoid overall project delays and related penalties.

        The North American infrastructure & soil remediation industry is highly specialized with only a few significant players operating in each region in which we have relevant operations. In order to operate soil remediation or disposal facilities, service providers must obtain government permits through a costly and time-consuming permitting process. In addition, federal, provincial and state governments in the Canadian and United States markets in which we operate have adopted increasingly stringent standards regulating soil contaminants in recent years. As of 2018, EBJ estimates that in Canada, approximately 14% of the market was held by the five largest companies, each generating greater than $100 million of revenue annually. Approximately 25% of the market consisted of participants with annual revenue between $50 million and $100 million with the balance comprised of smaller players, each generating less than $50 million in annual revenue. In the United States, EBJ estimates that, as of 2018, approximately 8% of the market was held by companies with annual revenues greater than US$100 million with another approximately 20% of the market consisting of participants with annual revenue between US$50 million and US$100 million. The remaining 72% of the market was comprised of smaller local or regional constituents that each generated less than US$50 million in annual revenue.

North American Liquid Waste Industry

        EBJ estimates that the North American liquid waste industry generated approximately US$36 billion of revenue in 2018, and expects it to grow at an approximately 3.0% CAGR to reach approximately US$42 billion by 2023.

 North American Liquid Waste Industry

Estimated based on annual revenue. Canadian dollar amounts have been converted to U.S. dollars using the exchange rate on May 29, 2019 of C$1.00 = US$0.7433.

Source: EBJ.

        This industry is broad in scope, offering services including waste water collection and processing; UMO collection, processing and resale; hydro vacuum services; waste packaging; lab packing; and on-site industrial services, such as parts and tank cleaning and waste removal. Similar to solid waste, and infrastructure & soil remediation, the liquid waste industry is highly regulated by municipal, provincial, and federal authorities that require permitting and ongoing operational supervision. Key drivers of the business include industrial production, oil prices, infrastructure investment and vehicle population. According to EBJ, in 2018, the top five players in Canada and the United States accounted for approximately 33% and 6% of their respective markets with the balance held by small and mid-sized operators.

Investment Highlights

Leading, High Growth Environmental Services Platform

        Through a combination of organic growth and acquisitions, we have grown revenue in excess of our publicly-traded environmental services peers. From 2017 to 2019, our CAGR for revenue has grown at a higher rate than our publicly traded environmental services peers. Between Fiscal 2017 and Fiscal 2019, we grew revenue from $1,333 million to $3,347 million. Over the same period, our net loss increased from $(101) million to $(452) million and our Adjusted EBITDA grew from $307 million to $826 million. For a discussion of Adjusted EBITDA which is a measure that is not presented in accordance with IFRS, and a reconciliation to the most directly comparable financial measure calculated and presented in accordance with IFRS, see "Management's Discussion and Analysis of

Financial Condition and Results of Operations—Non-IFRS Measures" and "Prospectus Summary—Summary Historical Consolidated Financial Information".

        We have generated strong, stable organic growth by leveraging our diversified business model and scalable network of facilities to increase the breadth and depth of services provided to our existing customers, realizing cross-selling opportunities between our complementary service capabilities, winning new contracts and renewals or extensions of existing contracts, and expanding into new or adjacent markets. We have a proven track record of successfully implementing this strategy, most notably to date in Southern Ontario, where we have built meaningful liquid waste and infrastructure & soil remediation businesses alongside our solid waste management operations. We will continue to seek to replicate this model in other markets where we do not currently operate all three lines of our business. In our infrastructure & soil remediation business line, we are leveraging our existing expertise and reputation to expand into other large metropolitan centres in Canada with projects for customers for which our integrated service model is particularly well-suited, or for which we are qualified to bid. With our acquisition of a liquid waste platform in the Midwestern United States in the fourth quarter of Fiscal 2018, we expect to begin to cross-sell liquid and solid waste management services to our customers in those markets in the United States where we have both a solid and liquid waste presence.

        Our scalable capabilities and diverse service offerings also allow us to be responsive to changing customer needs and regulatory demands. For example, we believe we are well-positioned to service the increasing rates of waste diversion from landfills in Canada as well as the growing customer demand for sustainability solutions through our soil remediation facilities in Ontario, Manitoba and Saskatchewan, and our organics facilities in British Columbia, Saskatchewan, Alberta and Ontario. As a result of the Waste Industries Merger, we have added to our platform a network of collection operations, transfer stations and landfills primarily in the Southeastern United States, through which we manage our customers' solid waste streams from collection to transfer to disposal. In addition, Ven Poole, the former Chief Executive Officer of Waste Industries, is now an investor in GFL as a result of the Waste Industries Merger.

        Our ability to identify, execute and integrate value-enhancing acquisitions has also been a key driver of our growth strategy. The North American environmental services industry remains highly fragmented and we continue to see attractive acquisition opportunities in all three of our business lines.

Industry-Leading Financial Growth Profile

        We believe that our financial performance is predictable and stable. Solid and liquid waste environmental services are largely non-discretionary in nature, which makes them relatively less sensitive to cyclical economic trends. The solid waste markets in which we compete are also characterized by longstanding customer relationships, supported by long-term contracts with municipalities, many with annual CPI and periodic fuel adjustments, and for our commercial and industrial customers, automatic term extensions with pricing that is based on volume as well as periodic adjustments (including customary surcharges) which reflect increases in operating costs such as fuel, labour, regulatory compliance and other factors.

        Our growth has been driven by the execution of our organic growth and acquisition strategies. Our "one-stop" strategy enables us to grow the breadth and depth of services we provide to our customers, and to further unlock cross-selling opportunities to support customer needs for more than one business line and convert customer relationships from our first-on-site offerings into contracts for our other environmental services. We also focus on leveraging our expertise and service capabilities across our entire platform to drive efficiencies, which further supports our growth. We will continue to focus on accretive acquisitions, such as the margin-accretive acquisition, of our first liquid waste platform in the United States in the fourth quarter of Fiscal 2018 and the Waste Industries Merger. We believe this approach, combined with our flexible disposal strategy, allows us to generate strong free cash flow and allocate more capital towards the execution of our growth initiatives.

Diversified Business Model Across Business Lines, Geographies and Customers

        Since inception, we have expanded our footprint from Ontario to across Canada and into the United States. Today, our business is well-diversified across business lines, geographies and customers.

        In Fiscal 2019, approximately 74%, 16% and 10% of our revenue was generated from our solid waste management, infrastructure & soil remediation and liquid waste management business lines, respectively. Our revenue is also well-distributed by geography, with approximately 53% and 47% of Fiscal 2019 revenue generated by our operations in Canada and the United States, respectively. We expect further geographic diversification as we continue to execute on our organic and acquisition growth strategies.

        We have a large and diverse customer base. In our solid waste management business, we currently serve over 4 million households, including those covered by more than 650 municipal collection contracts, and over 135,000 commercial and industrial customers. Our infrastructure & soil remediation business is currently concentrated in Southern Ontario and services many of the major Canadian infrastructure customers in that market. We are expanding these operations into other major metropolitan centres in Canada where our customers have infrastructure projects, including in British Columbia and Québec. Our liquid waste management line of business currently serves over 13,000 customers. Our top 10 customers accounted for approximately 9.6% of Fiscal 2019 revenue, and although we service large, flagship municipal contracts for cities like Toronto and Detroit, no single customer represented more than approximately 3.0% of Fiscal 2019 revenue. As we continue to build out our underpenetrated business lines in new markets, win new contracts and grow our customer base, we expect the diversification of our business by customer to continue.

        We believe that our diversified business model affords us several advantages. In addition to providing stability across macroeconomic cycles and greater predictability to our organic growth, our ability to act as a one-stop provider for all of our customers' environmental services needs provides us with significant opportunities to unlock cross-selling opportunities across our business lines. For example, liquid waste customers typically also need solid waste management services. In addition, our infrastructure & soil remediation business allows customers to source all of their infrastructure project needs from us, as well as on-site hydro vacuum services offered by our liquid waste business line. Infrastructure projects also drive volumes into our soil remediation facilities. We have the ability to expand our infrastructure & soil remediation business with our existing customers as they undertake new projects in the markets that we serve. We believe that being first on-site with customers through our infrastructure offerings allows us to use our relationships with general contractors to also offer them solid and liquid waste services during the life of the relevant project as well as following its completion. We believe that the breadth of services that we offer our customers in our infrastructure operations uniquely positions us to compete on our service capabilities as well as on price. As we continue to build our customer base in all of our lines of business, we expect to be able to realize on additional cross-selling opportunities.

        Our diversified business model also complements our acquisition strategy, which is an important component of our growth. With multiple business lines, we are able to source acquisitions from a broader pool of potential targets. This allows us to continue to seek out accretive acquisition opportunities and helps to reduce execution and business risk inherent in single-market and single-service offering strategies.

Scalable, Strategic Network of Facilities that would be Difficult to Replicate

        We provide our services through a strategically-located network of facilities in all major metropolitan centres. We have an extensive geographic footprint, operating throughout Canada and in 23 states in the United States. As of December 31, 2019, our network included more than 100 collection operations, more than 70 owned or managed transfer stations, 45 owned or managed landfills, more than 20 owned or managed MRFs, 11 organics facilities, 14 soil remediation facilities and more than 50 liquid waste collection, processing or storage facilities. In each of our markets, our strong competitive position is supported by the significant capital investment that would be required to replicate our valuable network infrastructure and asset base, our productivity from route density that we have developed to date, as well as by the stringent permitting and regulatory compliance requirements to operate a platform of our size. We believe that our size and scale are difficult to replicate and present a distinctive and significant competitive advantage versus both smaller, traditional competitors and asset-light technology-focused waste competitors.

        Our broad network of solid waste facilities underpins our ability to compete in markets with different disposal dynamics and profitably manage the solid waste volumes that we control. In some markets, we create and maintain vertically-integrated operations through which we manage our customers' waste streams from collection to transfer to disposal, a process we refer to as internalization. By internalizing waste in those markets where we have vertically-integrated operations, we are able to deliver high quality customer service and benefit from a stable and predictable revenue stream while maximizing profitability and cash flow from our operations. In disposal-neutral markets, or markets with excess landfill capacity, we leverage our control of the substantial solid waste volumes from our collection and transfer stations to negotiate competitive disposal and pricing terms with third party disposal facilities. Revenue from our landfill operations represented approximately 5% of Fiscal 2019 revenue, which is below that of many of our peers. This has allowed us to generate strong free cash flow due to the lower capital intensity typically associated with our operations mix, which is less reliant on developing owned landfills. Overall, we believe we have an attractive network of environmental services facilities with the most relevant assets in markets where they are best-suited to efficiently meet our operational needs.

Proven Ability to Identify, Execute and Integrate Acquisitions

        Our disciplined ability to identify, execute and integrate value-enhancing acquisitions has been a key driver of our growth to date. We focus on selectively acquiring premier independent regional operators to create platforms in new markets. We then seek to build scale by making and effectively integrating tuck-in acquisitions that generate meaningful cost synergies by increasing route density and drive margin expansion by leveraging our scalable infrastructure and centralized administrative capabilities. We have a deep and multi-disciplinary team that executes our acquisitions. Such team includes, among others, our Vice President of Corporate Development, our Vice President of Integration, our legal group, corporate development associates, IT professionals, environmental professionals and other support resources.

        Since commencing operations in 2007, we have completed over 100 acquisitions, including the Waste Industries Merger and the acquisition of a liquid waste platform operating primarily in the Midwestern United States, both of which significantly expanded our geographic footprint in the United States. Prior to its merger with us, Waste Industries was a leading independent, vertically-integrated solid waste management company, based in the Southeastern United States. In connection with our acquisitions, such as the Waste Industries Merger, we have incurred additional indebtedness. As of December 31, 2019, we had approximately $7,684.0 million of indebtedness outstanding. While we expect we will be able to fund some of our acquisitions and capital expenditures with our existing resources, we will likely require additional financing, including debt, to pursue certain acquisitions.

        We have experience in executing large-scale platform acquisitions, as demonstrated by our completion of the Waste Industries Merger, which valued Waste Industries at a total enterprise value of US$2.8 billion, and our acquisitions in 2016 of solid waste operations in Eastern Canada and Michigan for approximately $775 million and approximately $400 million, respectively. These large-scale platform acquisitions have opened new markets to us, provided us with new opportunities to realize cross-selling opportunities, and are expected to drive procurement and cost synergies across our operations. We also have experience successfully integrating acquired regional businesses into our existing network, expanding their top line revenue and profitability under the GFL banner while maintaining their same high service standards.

        While our senior management team is responsible for executing and integrating acquisitions, our decentralized management structure allows us to maintain a robust acquisition pipeline by identifying attractive opportunities at the local market level. We focus on developing relationships with potential vendors over time. Our typical approach to transactions involves engaging internal and/or external specialists and advisors, conducting due diligence, entering into a definitive agreement, closing the transaction and then integrating the acquired business, assets, systems and personnel into our broader operations. We are committed to delivering on the indicative transaction terms we propose to vendors in our letters of intent, including providing a definitive timeline to close. We believe that these core acquisition principles resonate with potential vendors and have enabled us to develop a reputation as an acquirer-of-choice. Additionally, we believe that our entrepreneurial and returns-driven culture is highly attractive to vendors who wish to remain involved in the business after an acquisition has been completed. Our historical number of acquisitions is highlighted below.

(1)
YTD 2020 includes transactions we closed from January 1, 2020 up to the date of this prospectus.

Well-Invested Fleet and Operating Infrastructure

        We have made substantial investments in our facilities, fleet, technology and processes which we believe will support our future growth. As of December 31, 2019, we had approximately 4,861 routed solid waste collection vehicles with an average age of approximately 7.1 years, compared to an estimated useful life of 10 years, and approximately 455 routed liquid waste collection vehicles with an average age of approximately 9.7 years, compared to an estimated useful life of 15 years. In addition to enhancing our operating performance, our young, well-invested fleet supports a safer working environment for all of our field employees. In our solid waste operations, we have invested in CNG fueling stations and highly-efficient CNG-fueled collection vehicles, which currently comprise approximately 14.2% of our solid waste collection fleet. These investments have resulted in lower fuel and near-term maintenance expenditures, leading to higher operating margins. As we replace and add new vehicles to our fleet, we intend to increase our CNG vehicle count where we have existing CNG facilities and service select new municipal contract wins with new CNG vehicles. We have also invested in new technologies such as the addition of side-arm loaders to our fleet which we believe will maximize the utilization of our fleet and further support a safer working environment. Fleet standardization initiatives have improved purchasing efficiency, reduced capital expenditure variability and maintenance turnaround time, and minimized parts inventory while also enhancing the overall customer experience. We are also evaluating the potential benefits associated with other technologies, including the use of electric vehicles more broadly within our operations.

        We intend to continue to implement our strategy of centralizing our administrative function to reduce our corporate costs and improve efficiency of our growing platform. In addition, we have implemented comprehensive enterprise resource planning systems, and back-office and information-technology infrastructure, which we believe will continue to improve our asset productivity, strengthen our customer engagement, further enhance employee safety and increase the efficiency of our business operations.

Best-in-Class, Founder-led Management Team

        We are led by a team of highly experienced and entrepreneurial executives. Patrick Dovigi, our Founder, Chairman, President and Chief Executive Officer, has led our operations since inception in

2007 and has approximately 16 years of industry experience. Mr. Dovigi and our senior leadership team have instilled a results-oriented, entrepreneurial culture that emphasizes operational excellence and the importance of safety for our employees and customers.

        Our senior leadership team has an average of approximately 18 years of environmental services experience. Our solid waste regional leadership team has an average of approximately 21 years of relevant experience and includes Area or Regional Vice Presidents for Michigan, Colorado, Canada West, Canada East and the U.S. Southeast. In addition, our liquid waste regional leadership team has an average of approximately 20 years of relevant experience and includes Area Vice Presidents of Canada and the U.S. We have adopted a decentralized operating structure, giving operational oversight to our regional business leaders. We believe this model is advantageous given the regional and fragmented nature of the markets in which we operate and the relationship-based approach to our acquisition strategy. Furthermore, we believe that our operating structure provides our employees with a greater sense of ownership, which drives the efficiency and profitability of our business. Since inception, our management team has driven strong revenue growth across our business in excess of our publicly-traded environmental services peers, and has built a platform that we believe positions us well for continued growth, margin expansion and strong free cash flow generation.

Long-Term Focus on Environmental Responsibility and Sustainability

        Sustainability is fundamental to GFL. We strive to provide accessible, cost-effective environmental solutions to our customers and the communities we service to be Green for Life. Aligned with this purpose, we have made significant investments in new technology and in the innovation of existing management and operating processes, including a robust environmental management system that tracks regulatory compliance and various performance measures. These investments reflect our commitment to providing sustainable environmental solutions and are also value-enhancing initiatives for our business. Examples of these investments include:

  •
  Organics facilities that recycle organic waste to produce a high-quality compost product, fertilizers and other soil supplements. By providing a commercially-viable environmental solution, communities are able to help reduce their overall greenhouse gas footprint by keeping organic waste out of landfills.

  •
  Landfill gas-to-energy facilities that capture landfill gas and convert it into a renewable source of electricity for households and commercial establishments.

  •
  Incorporation of CNG vehicles into a portion of our solid waste collection fleet. CNG emits less greenhouse gas and contaminants per kilometre than traditional diesel fuel.

  •
  Soil remediation facilities that remediate contaminated soils otherwise destined for landfill disposal for reuse in construction and development projects. The use of soil remediation facilities not only reduces construction costs but also reduces greenhouse gas emissions from trucking by supporting the beneficial reuse of soils.

  •
  A re-refinery which will recycle UMO from passenger and commercial vehicles into marine diesel fuels. By displacing virgin fuels, environmental impacts from resource extraction are avoided.

        We have the goal of being recognized as a leader in driving sustainable solutions for the industry. In support of this initiative, GFL is developing a three-year plan to further identify and embed sustainable management initiatives into our operations. We strive to continuously enhance our environmental management systems, re-evaluate our processes, and strengthen our team with individuals who have the task of actively identifying and implementing sustainable environmental solutions that enhance our return on capital and result in growth. Certain of our current corporate social responsibility measures include: a Safe for Life commitment, which focuses all employees and contractors on a clear path to achieving a best in industry total recordable incident rate; a Women in Waste program, which is a diversity strategy aimed at increasing participation of women in GFL's hourly workforce; and the Full Circle Project, which allows GFL's customers to identify charitable categories for GFL's annual giving commitment and encourages employee participation to support local charities in customer-identified categories.

        As individuals and communities have a desire to be more environmentally-conscious, we believe that we are in a strong position to benefit from this trend as we have a range of service offerings, including organics processing and commercial recycling. Additionally, we believe we are well-positioned to adapt to environmental regulatory changes given our scale and operating sophistication.

Growth Strategies

        We believe that we are well-positioned to continue capitalizing on the attractive growth opportunities in the North American environmental services industry. We expect to achieve our future growth through a three-pronged strategy of (i) generating strong, stable organic revenue growth, (ii) executing strategic, accretive acquisitions and (iii) driving operating cost efficiencies across our platform.

Generating Strong, Stable Organic Revenue Growth

        We are focused on generating strong, stable organic growth by serving our existing customers' demand for all of the environmental services that we offer, renewing contracts and winning new customers, and expanding our service offerings into new geographic markets.

Driving Market Share with Existing Customers and Realizing Cross-Selling Opportunities

        Within and across our business lines, many of our customers currently rely on more than one service provider to meet their environmental service needs. We intend to deepen our relationships with our existing customers, win business that is currently being serviced by third parties and thereby improve our customer penetration.

        By positioning ourselves as a "one-stop" environmental services provider, we plan to leverage our diverse service offerings to unlock potential cross-selling opportunities across our business lines. For example, infrastructure & soil remediation customers typically also have a solid and liquid waste service requirement. We believe that being first on-site with customers through our infrastructure & soil remediation offerings allows us to use our relationships with general contractors to also offer them solid and liquid waste services in those markets. In addition, we believe that the breadth of the services we offer through our infrastructure & soil remediation operations uniquely positions us to compete on our service capabilities as well as on price. We also intend to place a greater focus on cross-selling our solid waste services to liquid waste customers across markets where we maintain both a solid and liquid waste management presence. We expect that by driving additional cross-selling, we will be able to generate additional revenue per customer and realize operating cost benefits across our platform.

Renewing Contracts and Winning New Customers

        We have a proven track record of renewing contracts with our existing customers, often on more favourable terms, as well as winning new customers and contracts.

        We serve over 4 million households, including those covered by more than 650 municipal collection contracts, more than 135,000 commercial and industrial customers in our solid waste management business line, and over 13,000 customers in our liquid waste management business line.

        We have historically been successful at extending and renewing existing municipal contracts, and expect to continue to do so as municipal contracts come up for tender or near their expiry. For example, we were successful in rebidding our municipal contract with the City of Detroit for a five-year term that commenced on June 1, 2019. In many of our markets, we are able to successfully adjust pricing to reflect increases in our operating costs such as labour, fuel, logistics and other environmental expenses to broadly ensure that we continue to secure appropriate returns on capital. Furthermore, many of the businesses we have acquired have never implemented pricing growth strategies in their markets. As a result, we believe that we have the ability to continue to grow our revenue through the implementation of consistent pricing optimization strategies across our platform. In addition to seeking price increases on municipal contract renewals and extensions, we also focus on marketing additional or upgraded services, such as automated carts or collection of additional waste streams, as support for the price increases.

        We also believe there are numerous opportunities for us to continue to win new contracts and expect to benefit as municipalities continue to outsource public services, including waste management, which we believe will increase the size of our total addressable market.

Extending our Geographical Reach

        We see attractive opportunities to leverage our platform to organically extend the geographic reach of our business lines beyond the markets we currently operate in to serve both existing and new customers. We have a proven track record of successfully implementing this strategy, notably in Southern Ontario where we built meaningful liquid waste and infrastructure & soil remediation businesses alongside our solid waste operations, growing revenue from approximately $54 million to $800 million between the year ended December 31, 2009 and the year ended December 31, 2019, a CAGR of 30.9% over the same time period. We intend to continue to leverage this strategy to pursue additional opportunities in other markets in which we operate. For example, we see attractive opportunities to continue to expand our solid waste and infrastructure & soil remediation offerings in parts of Western Canada and the Midwestern United States, where we have an established asset and employee base in our liquid waste operations. Similarly, we expect to continue to expand our liquid waste operations in Eastern Canada where we have established solid waste operations.

        The maps below depict our relative market position by business line in each of the jurisdictions in which we operate and highlight the attractive geographic expansion opportunities before us. Even in those areas where we enjoy high levels of penetration, we believe that we have significant growth opportunities in each of our three business lines.

Executing Strategic, Accretive Acquisitions

        The North American environmental services industry is highly fragmented and presents attractive opportunities for us to continue to grow through strategic, value-enhancing acquisitions. We have completed over 100 acquisitions since 2007, generally at an average adjusted EBITDA multiple of 7.0x, excluding platform acquisitions.

        We focus on selectively acquiring premier independent regional operators, like Waste Industries, to create platforms to enter and expand into new markets across each of our business lines. We then seek to build scale by utilizing our broader infrastructure and platform acquisitions to make and effectively integrate tuck-in acquisitions that create meaningful cost synergies by increasing route density and collection volumes, and drive margin expansion by leveraging our scalable infrastructure and centralized administrative capabilities.

        We expect to continue to expand our geographic presence through select platform acquisitions and tuck-in acquisitions. In Canada, we plan to complete acquisitions that are complementary to our existing operations across each of our business lines. In the United States, we expect to continue to grow our presence by opportunistically entering into new geographic markets as new platform acquisition opportunities arise and completing tuck-in acquisitions in markets where we have already acquired a platform, including Michigan and the Southeastern United States for our solid waste operations, and the Midwestern United States for our liquid waste operations.

        Since December 31, 2019, we have closed the Interim Acquisitions, representing aggregate annualized revenue of approximately $442.0 million. While we expect we will be able to fund some of our acquisitions and capital expenditures with our existing resources, we will likely require additional financing, including debt, to pursue certain acquisitions.

Driving Operating Cost Efficiencies

Improving Operating Margins

        As we execute on our growth strategies, we will continue to leverage our scalable capabilities to manage costs and drive higher operating margins. We also expect that our continued efforts to increase route density and service new contract wins with our existing network of assets and fleet will increase profitability in each of our business lines.

        We will continue to enhance our operating margins through the implementation of our flexible disposal strategy in our solid waste operations. By internalizing waste in those markets where we have vertically-integrated operations, including many of the markets acquired in the Waste Industries Merger, we expect to deliver high quality customer service and benefit from a stable and predictable revenue stream while maximizing profitability and cash flow from operations. In disposal-neutral markets or markets with excess landfill capacity, we will continue to leverage the substantial solid waste volumes from our network of collection and transfer stations to negotiate competitive disposal and pricing terms with third-party disposal facilities. The success of our strategy is illustrated by the decline in our disposal costs for waste from our Southern Ontario operations since 2008 as the commercial and industrial tonnage volumes we manage have increased.

 Reduction in Our Solid Waste Disposal Costs in Southern Ontario(1)

(1)
Based on our disposal costs with main landfill provider in the region.

(2)
Volume presented in thousands of metric tonnes.

        We also expect to improve the operating margins of our liquid waste and infrastructure & soil remediation business lines. As we leverage our platform to pursue new business opportunities and expand our geographic footprint, we will seek to improve the routing of liquid and soil volumes to our facilities that are closer to the customer or work site, thereby increasing route density and improving efficiencies.

        We believe that our growing scale provides tangible procurement benefits, creating opportunities for cost savings through greater purchasing power in key expense categories such as fuel, insurance and equipment purchases. We expect this will continue to improve our competitiveness when negotiating purchase contracts with our suppliers.

        Our strategy of employing highly-efficient CNG-fueled solid waste collection vehicles and CNG fueling stations results in lower fuel and near-term maintenance expenditures, as well as expanded operating margins. As we replace and add new vehicles, we intend to continue to increase our CNG fleet.

Improving Selling, General and Administrative Expenses Margins

        We have made substantial capital investments in our facilities, technology processes and administrative capabilities to improve our operating efficiency and support future growth. In Fiscal 2017, we consolidated five of our administrative offices into a single corporate office in Vaughan, Ontario, which we believe has the capacity to service a significant portion of our growing platform. We have also implemented enterprise resource planning systems, back-office and information-technology infrastructure, which we expect will improve our productivity and further enhance employee safety. As a result of these capital investments, we expect to increasingly leverage shared services and common platforms across our operations.

        We maintain strong discipline in our cost structure and regularly review our practices to optimally manage expenses and increase efficiency. While SG&A increased during Fiscal 2018 as a result of certain transaction expenses relating to the Waste Industries Merger, as shown in the chart below, our Adjusted SG&A, as a percentage of revenue, has meaningfully declined over time and we expect to maintain similar operational discipline in the future.

SG&A and Adjusted SG&A as a Percentage of Revenue

        For a discussion of Adjusted SG&A, which is a measure that is not presented in accordance with IFRS, and a reconciliation to the most directly comparable financial measure calculated and presented in accordance with IFRS, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Non-IFRS Measures".

Realizing Cost Synergies from Acquisitions and Internal Programs

        We expect to realize significant cost synergies as we continue to execute and integrate strategic acquisitions. Since the closing of the Waste Industries Merger in November 2018, we have taken actions that we expect will lead to cost synergies of approximately $19.0 million on an annual basis. We believe these synergies will grow to approximately $35.0 million on an annual basis within the first 18 months after the closing of the Waste Industries Merger through further personnel consolidation, increased procurement savings, particularly through insurance and audit savings, and centralized administrative support functions and operational efficiencies.

        In addition to cost synergies realized through acquisitions, we regularly evaluate potential initiatives that may materially enhance efficiencies across our platform. For example, during 2018, we undertook a comprehensive review of our procurement practices that identified significant savings opportunities, many of which have been implemented. We expect these initiatives to continue to produce meaningful savings without impacting day-to-day operations, our high service standards, or customer experience.

Our Operations

Business Lines

        The following is a description of our business lines.

Solid Waste

        We have solid waste operations across major metropolitan centres and secondary markets in nine provinces in Canada, and in 10 states in the United States. For Fiscal 2019, our solid waste business line accounted for approximately 74% of our revenue.

        In our collection operations, we collect non-hazardous solid waste including, recyclables, organics and bulk waste from municipal, residential, and commercial and industrial customers. Our collection services are provided to customers under: (i) municipal collection contracts where we contract directly with the municipality to collect various waste streams from households in one or more areas of the municipality; (ii) residential subscription agreements where we collect various waste streams from residents in one or more areas of a municipality under contract with each resident or with the municipality which gives us the exclusive right to provide collection services to those residents; and (iii) customer service agreements with commercial and industrial customers providing for recurring services and/or temporary services. Our municipal solid waste customer relationships are supported by contracts with initial terms of three to 10 years, with one to five year renewal terms at the option of the municipality and which typically contain annual CPI and periodic fuel adjustments. Many of our municipal and commercial contracts are only in their first or second renewal or extension term. Pricing for these contracts is based on a variety of factors including collection frequency, type of service, type and volume or weight of waste, and type of equipment and containers furnished to the customer. Our solid waste contracts with commercial and industrial customers for recurring services typically have three to five year terms with automatic renewals, volume-based pricing and CPI, fuel and other adjustments.

        As a result of the contractual nature of this business line, the revenue generated from our solid waste operations is predictable and recurring in nature. Furthermore, revenue from our solid waste collection operations is also well-diversified across geographies and customers. We believe that the breadth of our customer relationships, long-term contracts and high renewal rates provide us with a high degree of revenue and margin stability and visibility.

        In addition to handling our own collected waste volumes, our strategically-located transfer stations, landfills and organics facilities generate tipping fees paid to us by municipalities and third-party haulers and waste generators. We also operate transfer stations, landfills, MRFs and convenience sites for municipal owners under a variety of compensation arrangements, including fixed fee arrangements or on a tonnage or other basis. In those markets where we have operations in more than one of our business lines, we generate revenue in our solid waste operations from cross-selling solid waste services to our liquid waste and infrastructure & soil remediation customers.

Infrastructure & Soil Remediation

        Our infrastructure & soil remediation operations are currently concentrated in Southern Ontario and service many of the major Canadian infrastructure customers in that market. For Fiscal 2019, our infrastructure & soil remediation business line accounted for approximately 16% of our revenue.

        In our infrastructure & soil remediation operations, we excavate and transport clean and contaminated soils and remediate and dispose of contaminated and remediated soils. We primarily remediate soils contaminated with hydrocarbons from gas stations or sodium (i.e. road salt), commercial properties and infrastructure projects. In this business line, we also offer complementary demolition, excavation, shoring and civil services that allow us to deepen our customer relationships as a single-source provider for all of their first on-site needs. Our excavation services also drive volumes to our soil remediation facilities. We believe that the breadth of the services we offer through our infrastructure & soil remediation operations uniquely positions us to compete on our service capabilities as well as our price.

        Revenue in our soil remediation and excavation operations is typically generated on a volume basis. In our infrastructure & soil remediation business, our work is project-based, often on large multi-year infrastructure projects, such as subway or other large-scale transit expansion projects, with a set term and three to four month lead times from contract to start of work.

Liquid Waste

        We have a network of collection, service and liquid waste processing and storage facilities across Canada and the Midwestern United States. We service more than 13,000 customers in our liquid waste operations. For Fiscal 2019, our liquid waste business line accounted for approximately 10% of our revenue.

        Our operations provide a broad range of both regularly scheduled and on-call waste management, as well as UMO and downstream by-product collection and resale services, to a varied customer base, including municipal and commercial and industrial customers. In the United States, our liquid waste operations also provide a broad range of on-site pipeline installation and maintenance services.

        We collect, manage, transport, process and dispose of industrial and commercial liquid wastes (including contaminated waste water, UMO and downstream by-products), and resell liquid waste products (including UMO and downstream by-products). In those markets where we have both liquid waste and infrastructure & soil remediation operations, we generate revenue in our liquid waste operations from cross-selling liquid waste services to our infrastructure & soil remediation customers.

        Liquid waste is collected from customer locations using box trucks, vacuum trucks or tanker trucks. Non-hazardous and/or hazardous sludges or solids are removed in box trucks, roll off containers or using high powered vacuum trucks. Our locations include tank farms where we collect, temporarily store and/or consolidate waste streams for more cost-effective and efficient transportation to final recycling, treatment or disposal locations. Wherever possible, collected liquid waste and UMO are recycled and recovered for reuse.

        Our industrial services revenue is derived from fees charged to customers on a per service, volume and/or hourly basis. Parts washer customers pay monthly rental fees, service fees, as well as for replacement solvent. Revenue in our liquid waste business is also derived from the stewardship return incentives paid by most Canadian provinces in which we have liquid waste operations, as well as from the sale of UMO, solvents and downstream products to third parties.

Customers

Municipal and Residential Customers

        For Fiscal 2019, approximately 24% of our revenue was derived from residential services, the majority of which are provided through municipal contracts. Our municipal customer base includes, among others, investment grade-rated municipalities, such as City of Toronto, City of Hamilton and City of Vancouver, as well as municipalities in the United States, including the City of Detroit, that was renewed effective June 1, 2019 for a 5 year term, Brunswick County, North Carolina and City of Raleigh, North Carolina. We have a strong track record of winning renewals or extensions of existing contracts.

        Municipal contracts generally provide for curbside collection services for all or a portion of the households within a municipality and/or collection services for all municipal facilities within the municipality or designated portion thereof. Municipal contracts are typically awarded on a competitive bid basis for a term ranging from three to 10 years often with additional one-or two-year renewal terms at the option of the municipality, with subsequent terms being negotiated or rebid. The municipal tendering process for larger contracts is generally initiated 9 to 18 months in advance of the expiry of the current contract term. The fees we charge our municipal and residential collection customers are based on a volume, per household, per service or per lift basis, and our municipal collection contracts also often provide for price adjustments indexed to annual CPI and market costs for fuel. Some of these adjustments may only result in price increases while others permit both increases and decreases, in each case based on the relevant index. Municipal collection contracts may also provide us with an effective and cost-efficient point of entry into new markets, as contract revenue covers certain expenses relating to salaries and the facilities required to service the contract, including CNG facilities. As a result, we are able to leverage this foundation to build commercial and industrial operations, as well as develop our liquid waste and infrastructure & soil remediation operations in the local market.

        In our U.S. operations, municipal contracts typically provide us with final disposal optionality, giving us control of solid waste collected through these contracts. In Canada, municipal contracts typically direct collected waste volumes to a municipal disposal facility and for recyclables, to a municipally designated facility.

Commercial and Industrial Customers

        Our commercial and industrial solid waste collection operations have demonstrated consistent financial performance serving customers that rely on us to provide continuous, essential services, resulting in a predictable source of cash flow for us. The reliability of our service has also allowed us to expand the services we offer to our commercial and industrial customers both within the solid waste service line and across our other business lines, providing for additional growth opportunities.

        Our solid waste and certain of our liquid waste services are provided to our more than 135,000 commercial and industrial customers primarily under service agreements. Our infrastructure & soil remediation services are typically provided on a non-recurring project-by-project basis. Our solid waste service agreements with our commercial and industrial customers typically have a term of three to five years with automatic renewals. The fees we charge to our commercial and industrial customers for solid waste and liquid waste collection services are determined by a variety of factors, including collection frequency, type of service, type and volume or weight of waste, and type of equipment and containers furnished. Our contracts with our commercial and industrial solid and liquid waste customers typically include fuel and other surcharges and annual price increases indexed to CPI.

Fleet and Facilities

        In each of our markets, our strong competitive position is supported by the significant capital investment that would be required to replicate our valuable network infrastructure and asset base, as well as by the stringent permitting and regulatory compliance requirements to operate a platform of our size.

Fleet Management

        Across all of our operations, our fleet of vehicles is painted with our signature bright green colour, which we believe complements our corporate branding and assists our brand recognition in new and existing markets.

        As of December 31, 2019, our solid waste fleet consisted of approximately 4,861 routed solid waste collection vehicles with an average age of approximately 7.1 years and an estimated average useful life of 10 years. 14.2% of our solid waste collection fleet were powered by energy-efficient CNG that operate at a cost advantage to diesel. As we replace and add new vehicles, we intend to grow our CNG fleet.

        Our infrastructure & soil remediation fleet consisted of a portfolio of machinery and equipment, including specialized mobile cranes and hydraulic drill rigs for use at our infrastructure projects.

        As of December 31, 2019, our liquid waste fleet consisted of approximately 455 routed collection vehicles with an average age of approximately 9.7 years and an estimated useful life of 15 years.

        We believe that the age of our fleet and quality of our equipment will result in reduced near-term maintenance capital expenditures and lower operating costs.

Transfer Stations and Material Recovery Facilities

        Our strategically-located network of solid waste transfer stations allows us to consolidate waste received at these facilities from our own collection operations as well as from third-party solid waste collectors for transport to landfills. Our large network of transfer stations enables us to compete in markets with different disposal dynamics and profitably manage the waste volumes that we control. We currently process over four million tonnes of solid waste annually through our transfer stations with capacity for additional growth.

        We are able to internalize significant costs by using our own transfer stations for our collection operations and retaining disposal fees that we would otherwise pay to third parties. Our transfer stations allow us to consolidate our collected volumes in order to reduce our transportation costs to landfills. Our transfer stations also generate revenue through tipping fees paid to us by third party haulers and waste generators, including many of our collection operation's competitors, who use our transfer station facilities due to their proximity to the locations from which waste is collected. The tipping fees we charge are generally based on the weight or volume of the waste received at our transfer stations. We typically control the ultimate disposal location of the waste volumes received at our transfer stations.

        MRFs are specialized facilities that receive, separate and prepare recyclable materials for marketing to third parties. Our MRFs process fiber/old corrugated cardboard, mixed paper as well as plastics and ferrous/non-ferrous materials, and complement our solid waste operations.

        Revenue from our owned MRF operations is generated by the sale of recyclable materials to third parties. Canadian municipalities generally assume the commodity price risks on the sale of recyclables collected by us under municipal collection contracts. In our U.S. solid waste operations, we bear the commodity risk on the sale of recyclables collected by us under municipal collection contracts that is delivered to our own or third party MRFs. For MRFs that we manage in Canada, we are paid on a fixed fee basis. In each of the Predecessor 2018 Period and Successor 2018 Period, less than 2% of our revenue was attributable to commodity sales.

        Depending on market conditions, we may pay rebates to our municipal, commercial, industrial and institutional customers for the recyclable materials collected. In addition, we may pay processing fees to third party operators of MRFs to which we deliver collected recyclable volumes.

        We have recently invested in upgrades to our Denver MRF to create a "next-generation" recycling facility that employs "state-of-the-art" technology, including robotics, elliptical fiber separation, and optical sorting, to extract items that are recyclable. This facility now uses highly advanced sorting technologies to process 21,000 tons of recyclable material per month.

Landfills, Organics Processing and Soil Remediation Facilities

        As of December 31, 2019, we owned or managed 45 landfills in Canada and the United States. The average remaining life of the landfills we own and at the landfill in Quebec where we have designated access to a fixed level of capacity is 19 years. We have other expansion opportunities that could extend the weighted average remaining life of our landfills that are not considered in total remaining capacity because they do not satisfy the criteria for inclusion as probable expansion capacity. We also have designated access for a fixed level of tonnage over a remaining approximately 15 year period to one municipal solid waste landfill in Québec. Our managed landfills in Canada are under fixed term operating agreements. Under these agreements, the municipality that owns the landfill usually also owns the permit and we provide operations at the landfill, ranging from all daily landfill operations to supervising municipal workers in the conduct of day-to-day operations at the landfill, for a contracted term. In addition, by the terms of these agreements, the municipal property owner, rather than GFL, is generally responsible for final capping, closure and post-closure obligations.

        We own or have life-of-site operating agreements for our U.S. landfills. In our owned and life of site landfills, we are responsible for all final capping, closure and post-closure liabilities. In addition to our owned or operated landfills in the United States, we operate a solid waste landfill in Wake County, North Carolina under a 25-year operating agreement. Wake County is the owner of the property and permit, and is responsible for all final capping, closure and post-closure liabilities. We are paid an operating fee based on tonnage received at the landfill.

        Our landfills also allow us to internalize disposal of certain liquid wastes that we collect in those markets where we have both a solid and liquid waste presence, as well as soils that are contaminated at levels in excess of those that can be treated at our soil remediation facilities.

        In addition to our owned or managed/operated landfills, as of December 31, 2019, we owned or managed 10 organics facilities in Canada and one in southeastern Michigan. Our Canadian facilities are part of our strategic focus on the management of organic food wastes, a market segment that we believe is highly attractive and positions us at the leading edge of environmental services.

        Through our soil remediation facilities located in Ontario, Manitoba and Saskatchewan, we are uniquely able to offer our customers a more sustainable alternative to disposal of soils as daily cover at landfills. At our soil remediation facilities, we remediate non-hazardous soils contaminated with hydrocarbons or impacted by road salt using a biological process. In 2019, we managed over two million tonnes of soil through our soil remediation facilities. Soils are delivered to our facilities by third-party haulers or hauled from the customer's site by our own trucks. Before acceptance, soil samples are collected to confirm that the affected soils can be remediated at our facilities. Remediation is conducted on concrete pads which are used to receive, process and remediate contaminated soil accepted at the facilities. Depending upon the level of contamination, soils are remediated by the introduction of microbes and/or aeration delivered through blowers adjacent to the piles of contaminated soils to facilitate bioremediation. Waste water runoff from the pads is captured by catch basins and underground storage tanks which are pumped out by our vacuum trucks and transferred for treatment to our liquid waste facilities or collected in on-site containment ponds.

Facilities and Administrative Capabilities

        In the fall of Fiscal 2017, we moved to a new 66,000 square foot corporate headquarters located at 100 New Park Place, Suite 500, Vaughan, Ontario, north of Toronto, which we occupy under a lease that will expire in 2028. Our corporate headquarters has allowed us to consolidate a significant portion of our corporate management, administrative and operations teams into a single office location. We have also implemented comprehensive enterprise resource planning systems, back-office and sophisticated information-technology infrastructure, which we believe will continue to improve our asset productivity, strengthen our customer engagement, further enhance employee safety and increase the efficiency of our business operations. We believe that the employee and technology resources at our corporate headquarters have the capacity to service a significant portion of our growing platform providing for increased operating leverage and efficiencies as we continue to implement our growth strategy.

        Our principal property and equipment consist of land and buildings, including landfills, transfer stations, MRFs, soil remediation facilities, organic waste facilities, liquid waste storage and processing facilities, as well as vehicles and equipment. As of December 31, 2019, we owned or leased real property throughout Canada and in the 23 states in the United States where we have operations.

Management Information and Technology Systems

        We have core management information systems in place and believe they are scalable to support our future growth plans. We have implemented robust infrastructure and information technology systems. This includes acquiring and investing in our enterprise resource planning system, which connects our accounting and planning functions across our network of facilities and operations. In addition, we have invested in several fleet maintenance management and route optimization software systems in order to continually assess and improve our fleet and route management processes across our markets and business lines.

Employees

        As of December 31, 2017 and December 31, 2018, respectively, we employed 5,071 and over 9,500 employees. As of December 31, 2019, we employed over 11,500 employees in Canada and the United States, of which approximately 13% were unionized. Almost half of our unionized work force in Canada is located in Québec or governed by Provincial Agreements (as described below). We believe that we have positive and constructive relationships with our unionized and non-unionized employees. Our unionized locations are covered or will be covered by collective bargaining agreements with expiry dates ranging from 2020 to 2024.

        We are bound by certain collective agreements that cover all employees in the applicable province that provide a certain type of service (the "Provincial Agreements"). Renewals of the Provincial Agreements are negotiated by provincial agencies, including The Utilities Contractors Association of Ontario Incorporated, the Operating Engineers Employer Bargaining Agency, the Associated Earthmovers of Ontario, the Association of Demolition Contractors Inc., the Construction Labour Relations Association of Ontario, and the Heavy Construction Association of Ontario without our direct involvement.

Health & Safety

        Supporting a safe environment for our employees is one of our top priorities. We have an internal responsibility system that places high priority on safety by: (a) conducting regular inspections and audits designed to conform adherence to corporate policies and applicable regulations; (b) documenting standard operating procedures and safe work practices that are used to prevent injuries and illnesses; (c) engaging communication technologies that centralize corporate data and simplify processes to promote compliance; and (d) developing a safety culture through regular, timely, job- and task-specific training. We have been recognized by several health and safety organizations, such as Infrastructure Health & Safety Association, as well as receiving a Certificate of Recognition from the provinces of Alberta, Saskatchewan, Manitoba, Ontario, Nova Scotia, New Brunswick and Newfoundland issued to companies that provide evidence of their ongoing commitment to safety in the workplace.

Litigation

        We are currently party to various claims and legal actions that arise in the ordinary course of business. In addition, we may become subject to future claims and legal actions from time to time in the ordinary course of business. We believe such claims and legal actions, individually and in the aggregate, will not have a material adverse effect on our business, financial condition, results of operations or cash flows.

Township of Scugog

        On March 3, 2017, the Township of Scugog (the "Township"), a municipal government in Ontario, named GFL and Patrick Dovigi personally as defendants in a counterclaim to a claim filed by a third party against the Township at the Ontario Superior Court of Justice. The third party challenged the by-law passed by the Township which prohibited the importation of soil to the third party's airport site located in the Township. The Township has alleged, among other things, that GFL and the third party airport site owner have contravened the site alteration permit issued to the airport site owner and the site alteration agreement entered into by the airport site owner with the Township. It is alleged that such contraventions were caused by depositing fill that contains prohibited materials and contamination exceeding the standards permitted by the site alteration permit and agreement, outside of the approved airport site limits and that the deposited fill has unstable slopes. The Township's counterclaim seeks damages from GFL and the other defendants in the amount of $105 million for the removal of contaminated soil and prohibited materials and restoration of the airport site located in the Township.

We have certain insurance and believe that we have substantial defenses to defend the counterclaim by the Township against GFL and Mr. Dovigi. There can be no assurance that we will be successful in pursuing our defenses or that the litigation will not have a material impact on our business and financial condition or that our insurance will be sufficient to satisfy any amounts awarded against us if we are unsuccessful in our defense.

Government Regulation

        Our operations are subject to various Canadian and U.S. federal, provincial, state and local laws affecting our business, including permitting, licensing and regulation regarding environmental matters, health, sanitation, safety, transportation, fire, building codes and other matters in the provinces, states or municipalities in which facilities and offices are located and in which waste is transported (including certain U.S. laws when waste is transported across the border for disposal at a U.S. landfill or other disposal or re-refinery facility). We believe that our internal management teams and corporate policies are configured to keep our operations in material compliance with applicable federal, state, provincial and local laws, permits, orders and regulations, and that current operating and capital budgets are adequate to address future environmental costs although there can be no assurance in this regard. We anticipate that there will continue to be increased regulation, legislation and regulatory enforcement actions related to the solid waste services industry. As a result, we attempt to anticipate future regulatory requirements and to plan accordingly to remain in compliance with the regulatory framework.

Canadian Environmental Regulations

        Generally, across our business lines, any activity that poses a risk of discharge or release of a contaminant into the environment requires appropriate provincial permits as well as compliance with applicable, and frequently changing, federal and provincial environmental legislation and regulations and municipal by-laws regarding zoning, land use, air emissions, noise, nuisance, wastewater discharge and fill importation. Our Canadian operations are primarily regulated by provincial legislation, which varies from province-to-province across Canada. In Ontario, for example, our operations are regulated under the Environmental Protection Act and regulations. Federal statutes in Canada also govern certain aspects of waste management, including greenhouse gas emissions and international and interprovincial transport of certain kinds of waste. For example, some of our operations are subject to federal legislation including the Canadian Environmental Protection Act and regulations, particularly the Export and Import of Hazardous Waste and Hazardous Recyclable Material Regulations, the Greenhouse Gas Pollution Pricing Act and the Transportation of Dangerous Goods Act and regulations. The expansion or establishment of certain waste management projects in Canada, including waste treatment and landfilling sites, may also be subject to provincial and/or federal environmental assessment requirements.

        All of our business lines are subject to periodic environmental reporting and permitting requirements. Our solid and liquid waste operations are subject to extensive governmental regulation that governs the collection, transportation, processing, storage and disposal of waste, including matters such as the reporting of spills and discharges of contaminants, standards for the operation of waste management systems, transfer stations, landfills, composting facilities and storage and processing facilities and prescribed systems for monitoring specified wastes and requirements to establish financial assurances to secure closure and post-closure obligations. Remediation of contamination in connection with our business is primarily regulated by provincial and environmental laws. While each province has its own regulatory regime, remediation orders can generally be issued on a joint and several liability basis to persons who caused or permitted the discharge of a contaminant, persons who owned the discharged substance, as well as current and past owners of lands or the source of the contamination and persons who have or have had charge, management or control over lands or the source of the contamination, regardless of fault.

        Our infrastructure & soil remediation operations are subject to various regulations and standards, including those regulating the permitted levels of contaminants in soil and the disposal of contaminated soil. In Ontario, new regulations have been proposed to impose new controls on the excavation and disposal of clean excess soil. In our solid waste and soil remediation operations, we are required to possess appropriate permits in order to collect waste and to conduct operations at our transfer stations, MRFs, landfills, composting facilities and soil remediation facilities. The final disposal of clean and remediated soil is also typically subject to control under municipal fill and site alteration by-laws. In the liquid waste industry, the collection, transport, processing and disposal of liquid waste requires appropriate permitting. The generation and movement of liquid and hazardous waste are also subject to provincial generator registration and manifesting requirements. In addition, the development of new solid and liquid waste transportation, storage, processing, remediation and disposal facilities typically require specific waste management approvals. The development of new clean or remediated soil disposal sites is likely to require specific municipal permits. Any difficulty in obtaining or maintaining such permits, licenses and approvals or any imposition of more stringent requirements of local government bodies with respect to zoning, land use and licensing could result in a delay in our ability to develop or commence operation at any new facility or to maintain operations at our existing facilities.

        The Canadian federal government and several Canadian provinces have enacted laws to regulate greenhouse gas ("GHG") emissions. For example, the Canadian federal government's Greenhouse Gas Pollution Pricing Act took effect in 2019 and establishes a national carbon-pricing regime for provinces and territories in Canada where there is no provincial system in place already or where the provincial system does not meet the federal benchmark (such as in Ontario, Manitoba and Saskatchewan). Often referred to as the federal backstop, the new federal carbon-pricing regime consists of a carbon levy that will be applied to fossil fuels and an output-based pricing system that will be applied to certain industrial facilities with reported emissions of 50,000 tonnes of carbon dioxide equivalent ("CO2e") or more per year. The carbon levy will apply to prescribed liquid, gaseous and solid fuels at a rate that is equivalent to $10 per tonne of CO2e in 2018, increasing annually, until it reaches $50 per tonne of CO2e by 2022. Several Canadian provinces (such as Québec and British Columbia) have enacted legislation to limit GHG emissions through requirements of specific controls, carbon levies, cap and trade programs or other measures. Several Canadian provinces are currently challenging the federal backstop in court. We continue to monitor the status of the various legislative initiatives going forward and the impact any such developments may have on our Canadian operations.

U.S. Environmental Regulations

        In our U.S. operations, regulations applicable to our business are administered by the United States Environmental Protection Agency (the "EPA") and various other federal, state and local environmental, zoning, health and safety agencies. Further, under certain circumstances, a number of U.S. environmental laws and regulations to which our operations are subject authorize the institution of lawsuits by private citizens and entities other than environmental regulatory authorities to enforce those laws and regulations.

        In order to transport waste in the United States, we must have one or more permits from state or local agencies. These permits also must be periodically renewed and are subject to modification and revocation by the issuing agency. None of our permits has ever been revoked. Similarly, we are often required to have a local government franchise, which franchise may expire and be subject to modification or revocation. None of our franchises has ever been revoked.

        In order to develop, own, operate, expand or modify a landfill, a transfer station or other solid waste facilities, we are required to go through several governmental review processes and obtain one or more permits and often zoning or other land use and local government approvals. Obtaining these permits and zoning, land use and local government approvals is difficult, time consuming and expensive. In addition, this process is often opposed by various local elected officials and citizens' groups. Once obtained, operating permits generally must be periodically renewed and are subject to modification and revocation by the issuing agency.

        Our U.S. facilities are subject to a variety of operational, monitoring, site maintenance, closure, post-closure and financial assurance obligations that change from time to time and which could give rise to increased capital expenditures and operating costs. In connection with any such landfills, it is often necessary to expend considerable time, effort and money in complying with the governmental review and permitting process necessary to maintain or increase the capacity of these landfills. U.S. governmental authorities have broad power to enforce compliance with these laws and regulations and to obtain injunctions or impose civil or criminal penalties in the case of violations.

        The principal federal, state and local statutes and regulations applicable to our various U.S. operations are as follows:

The Resource Conservation and Recovery Act

        The Resource Conservation and Recovery Act ("RCRA"), as amended, regulates handling, transporting and disposing of hazardous and nonhazardous waste and delegates authority to states to develop programs for the safe disposal of solid waste. In 1991, the EPA issued its final regulations under Subtitle D of RCRA, which set forth minimum federal performance and design criteria for solid waste landfills. These regulations are typically implemented by the states, although states can impose requirements that are more stringent than the Subtitle D standards. RCRA also imposes extensive recordkeeping and reporting obligations. We incur costs in complying with these standards in the ordinary course of our operations.

The Comprehensive Environmental Response, Compensation and Liability Act of 1980

        The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), also known as Superfund, provides for authorized federal authorities to respond directly to releases or threatened releases of hazardous substances (which CERCLA defines substantially more broadly than hazardous wastes under RCRA or similar laws) into the environment. CERCLA also imposes strict liability for cleanup of certain contaminated sites upon current and former site owners and operators, generators of the hazardous substances at the site and transporters who selected the site and transported hazardous substances to it. Liability under CERCLA is strict, joint and several and not dependent on the intentional release of hazardous substances; it can be based upon the release or threatened release of hazardous substances, even as a result of lawful, unintentional and non-negligent action. The EPA may issue orders requiring responsible parties to clean up affected sites, or may seek recovery of funds spent or to be spent in the future performing the site cleanup. CERCLA also allows for responsible parties to be liable to other entities (including other responsible parties) that have incurred cleanup costs at a site, as provided under the statute. Further, liability for damage to publicly-owned natural resources may also be imposed under CERCLA. We may become subject to liability under CERCLA as a result of our operations, or as a result of conditions on properties we own or operate or formerly owned or operated.

The Federal Water Pollution Control Act of 1972

        The Federal Water Pollution Control Act of 1972, known as the Clean Water Act, establishes rules regulating the discharge of pollutants from a variety of sources, including solid waste disposal sites and transfer stations, into waters of the United States. Various states in the United States in which we operate now or might in the future have delegated authority to implement the Clean Water Act permitting requirements, and some of these states have adopted requirements that are more stringent than the federal requirements.

The Clean Air Act and Climate Change

        The Clean Air Act provides for regulation, through state implementation of federal requirements, of the emission of air pollutants from certain landfills based upon the date of the landfill construction and volume per year of emissions of regulated pollutants. Certain of our operations are subject to the requirements of the Clean Air Act, including our large MSW landfills.

Methane Collections and Emissions Limits

        In 1996, the EPA issued New Source Performance Standards ("NSPS") and emissions guidelines controlling landfill gases from new and existing large landfills. In January 2003, the EPA issued Maximum Achievable Control Technology ("MACT") standards for MSW landfills subject to the NSPS. These regulations impose limits on air emissions from large MSW landfills, subject to certain operating permit requirements under Title V of the Clean Air Act, and, in many instances, require installation of landfill gas collection and control systems to control emissions or to treat and utilize landfill gas on- or off-site. The EPA entered into a settlement agreement with the Environmental Defense Fund to evaluate the 1996 NSPS for new landfills as required by the Clean Air Act every eight years and then revise them if deemed necessary.

        In July 2016, as part of the Obama Administration's Climate Action Plan—Strategy to Reduce Methane Emissions, the EPA issued final NSPS to reduce emissions of methane, which is understood to be a GHG, from new, modified, and reconstructed MSW landfills. The EPA also updated emissions guidelines for existing landfills (constructed, modified, or reconstructed on or before July 17, 2014). Both actions will require affected landfills to install and operate a gas collection control system within 30 months after landfill gas emissions reach a new, lower threshold of 34 metric tons of non-methane organic compounds or more per year (whereas the previous threshold was 50 metric tons). Closed landfills under the rule will remain subject to the current threshold of 50 metric tons per year. However, in May 2017, the EPA announced a 90-day administrative stay of both actions pursuant to a March 28, 2017 executive order. This stay was challenged in a lawsuit filed by several environmental groups, and in any event it expired ninety days after it was issued. In October 2018, with respect to the 2016 emission guidelines for MSW landfills, the EPA issued a proposal to extend the plan submission deadline, aligning state plan timing requirements with those proposed in the Affordable Clean Energy ("ACE") rule (in July 2019, the EPA issued the finalized ACE rule). In doing so, the new timing requirements would extend (i) state plan deadlines to August 29, 2019 and (ii) the timing to 2 years for the EPA to promulgate a federal plan for states that fail to submit an approvable state plan. In May 2019, the United States District Court in the Northern District of California ruled, in a lawsuit brought by eight states, that the EPA's failure to implement and enforce landfill methane regulation to be unlawful and in violation of the Clean Air Act. The ruling requires the EPA to develop a federal plan within six months, a deadline that was extended for an additional sixty days to January 2020 by a court stay, and to respond to all five previously submitted state plans (for Arizona, California, Delaware, New Mexico and West Virginia) within four months. A final federal plan has not yet been promulgated. Although currently in effect, the ultimate status of the EPA's 2016 NSPS rule and its related emissions guidelines going forward is unclear at this time, but if they remain in effect and are not amended or revoked by EPA in subsequent proceedings, we anticipate that capital expenditures and operating costs in respect of our U.S. operations will increase.

GHG Regulatory Developments

        A variety of other regulatory developments, proposals or requirements have been introduced that are focused on restricting the emission of carbon dioxide, methane and other GHGs. For example, the U.S. Congress has considered legislation directed at reducing GHG emissions. There has been support in various regions of the country for legislation that requires reductions in GHG emissions, and some states have already adopted legislation addressing GHG emissions from various sources. We continue to monitor the status of various rules and regulations going forward and the impact any such developments may have on our U.S. operations. The adoption of climate change legislation or regulations restricting emissions of GHG or ameliorating the effect of climate change may require our landfills to deploy more stringent emission controls and could increase the cost of our U.S. operations.

Ozone Rule

        Other recent final and proposed rules to increase the stringency of certain National Ambient Air Quality Standards, such as the Ozone Rule finalized in 2015, and related PSD increment/significance thresholds could affect the cost, timeliness and availability of air permits for new and modified large MSW landfills and landfill gas-to-energy facilities. In general, controlling emissions involves installing collection wells in a landfill and routing the gas to a suitable energy recovery system or combustion device.

NHSM Rule

        In 2011, the EPA published the Non-Hazardous Secondary Materials ("NHSM") Rule, which provides the standards and procedures for identifying whether NHSM are solid waste under RCRA when used as fuels or ingredients in combustion units. The EPA also published NSPS and emissions guidelines for commercial and industrial solid waste incineration units, and MACT Standards for commercial and industrial boilers. The EPA published clarifications and amendments to these rules in 2013, and there is litigation surrounding the rules. Although the recently published amendments are generally favourable, some of the potential regulatory interpretations are undergoing review and other regulatory outcomes may be dependent on case-by-case administrative determinations. We do not expect the NHSM rule to have a significant impact on our U.S. operations.

Fuel Efficiency Standards

        Additionally, emission and fuel economy standards have been imposed on manufacturers of transportation vehicles (including heavy-duty waste collection vehicles). The EPA and the Department of Transportation finalized Greenhouse Gas Emissions and Fuel Efficiency Standards for Medium- and Heavy-Duty Engines and Vehicles—Phase 2 on August 16, 2016. The rule will increase fuel economy standards and reduce vehicle emissions standards for our U.S. collection fleet between model years 2021 and 2027. Federal efforts to curtail GHG emissions and by increasing the fuel efficiency of light-duty and heavy-duty vehicles could have a material adverse effect on our financial condition, results of operations and cash flows.

State and Local Regulations

        Each state in the United States in which we operate or might operate in the future has laws and regulations, as well as common law doctrines, governing the generation, storage, treatment, handling, transportation and disposal of solid waste, water and air pollution and, in most cases, the siting, design, operation, maintenance, closure and post-closure maintenance of landfills and transfer stations. We must comply with these laws and regulations. In addition, many states have adopted statutes comparable to, and in some cases more stringent than, CERCLA. These statutes impose requirements for investigation and cleanup of contaminated sites and liability for costs and damages associated with such sites, and some provide for the imposition of liens on property owned by responsible parties. Furthermore, many municipalities also have ordinances, local laws and regulations affecting our U.S. operations. These include zoning and health measures that limit solid waste management activities to specified sites or activities, flow control provisions that direct the delivery of solid wastes to specific facilities, laws that grant the right to establish franchises for collection services and then put out for bid the right to provide collection services, and bans or other restrictions on the movement of solid wastes into a municipality.

        Permits and approvals may limit the types of waste that may be accepted at a landfill or the quantity of waste that may be accepted at a landfill during a given time period. In addition, permits and approvals, as well as some state and local regulations, might limit a landfill to accepting waste that originates from specified geographic areas or seek to restrict the importation of out-of-state waste or otherwise discriminate against out-of-state waste. Generally, restrictions on the importation of out-of-state waste have not withstood judicial challenge. However, from time to time federal legislation is proposed which would allow individual states to prohibit the disposal of out-of-state waste or to limit the amount of out-of-state waste that could be imported for disposal and would require states to reduce the amounts of waste exported to other states. Although Congress has not yet passed such legislation, if this or similar legislation were enacted, U.S. states in which we operate landfills could act to limit or prohibit the importation of out-of-state waste. Such U.S. state actions could materially adversely affect landfills within those states that receive a significant portion of waste originating from out-of-state.

        In addition, some U.S. states and localities may for economic or other reasons restrict the exportation of waste from their jurisdiction or require that a specified amount of waste be disposed of at facilities within their jurisdiction. In 1994, the U.S. Supreme Court held unconstitutional, and therefore invalid, a local ordinance that sought to impose flow controls on taking waste out of the locality. However, in 2007, the U.S. Supreme Court upheld the right of a local government to direct the flow of solid waste to a publicly owned and publicly operated waste facility. A number of county and other local jurisdictions have enacted ordinances or other regulations restricting the free movement of solid waste across jurisdictional boundaries. Other governments may enact similar regulations in the future.

        These restrictions could result in the volume of waste going to landfills being reduced in some areas, which might materially adversely affect our ability to operate its landfills at their full capacity and/or affect the prices that can be charged for landfill disposal services. These restrictions might also result in higher disposal costs for its collection operations. If we were unable to pass such higher costs through to our customers, our business, financial condition and results of operations could be materially adversely affected.

        There has been an increasing trend at the state and local level to mandate and encourage waste reduction at the source and waste recycling, and to prohibit or restrict the disposal of some types of solid wastes, such as yard wastes, leaves and tires, in landfills. The enactment of regulations reducing the volume and types of wastes available for transport to and disposal in landfills could affect our ability to operate its facilities at their full capacity.

        Additionally, regulations establishing EPR are being considered or implemented in many places around the world, including in the United States. EPR regulations are designed to place either partial or total responsibility on producers to fund the post-use life cycle of the products they create. Along with the funding responsibility, producers may be required to take over management of local recycling programs by taking back their products from end users or managing the collection operations and recycling processing infrastructure. There is no federal law establishing EPR in the United States; however, state and local governments could, and in some cases have, taken steps to implement EPR regulations. If wide-ranging EPR regulations were adopted, they could have a fundamental impact on the waste streams that we manage and how our business is operated, including contract terms and pricing. A significant reduction in the waste, recycling and other streams we manage could have a material adverse effect on our financial condition, results of operations and cash flows.

Occupational Health and Safety Legislation

        Various occupational health and safety standards may apply to our Canadian and United States operations, including requirements relating to communication of and exposure to hazards, safety in excavation and demolition work, the handling of asbestos and asbestos-containing materials and worker training and emergency response programs.

        Each province in Canada establishes and administers an occupational health and safety regime. These regimes generally identify the rights and responsibilities of employers, supervisors and workers. Employers are required to implement all prescribed safety requirements and to exercise reasonable care to protect employees from workplace hazards, among other things. In the United States, the Occupational Safety and Health Act of 1970, also known as "OSHA", establishes employer responsibilities and authorizes the promulgation by the U.S. Occupational Safety and Health Administration of occupational health and safety standards, including the obligation to maintain a workplace free of recognized hazards likely to cause death or serious injury, to comply with worker protection standards established by OSHA, to maintain records, to provide workers with required disclosures and to implement health and safety training programs. OSHA is also administered by many state agencies whose programs have been approved by the U.S. Occupational Safety and Health Administration.

Employment Regulations

        In Canada, we are subject to provincial labour and employment laws that govern our relationship with our employees, such as minimum wage requirements, overtime and working conditions and employment standards legislation. In the United States, we are subject to federal, state and local laws and regulations regarding our employees, including those regarding classification of employees as overtime exempt or non-exempt, minimum wage requirements, allowance of rest and meal breaks, payment of overtime wages and various anti-discrimination laws.
Transportation Legislation

        GFL's fleet operations are subject to the applicable general transportation and dangerous goods transportation legislation in the provinces and states in which we transport waste. If collected waste is transported on roads regulated under Canadian government regulations, the Transportation of Dangerous Goods Act would apply as well. Applicable standards apply to our vehicles as well as to our drivers. In the United States, we are subject to federal, state and local laws and regulations regarding numerous activities, such as safety, security, hours of service, registration and licensing to engage in our operations, handling of hazardous materials, insurance and financial responsibility. The regulators responsible for such laws and regulations regularly conduct reviews and audits to determine compliance with the regulatory requirements.

Competition

        The North American environmental services industry is highly fragmented and requires substantial labour and capital resources to enter and compete. Competition in each of the business lines in which we operate comes from both large public or private companies with a national presence and small privately owned regional players. Competition exists within the industry not only for collection, transportation and disposal volume, but also for acquisition candidates.

        Our principal competitors in the solid waste industry in our Canadian operations are Waste Management, Waste Connections of Canada, Emterra Group and Miller Waste, in addition to larger regional solid waste service providers. Our principal competitors in the solid waste industry in our U.S. operations are Waste Management and Republic Services, as well as local solid waste service providers.

        Our principal competitors in our soil remediation operations include Waste Management, Waste Connections of Canada, Walker Industries, EnGlobe, Solis and Quantum Murray. In our infrastructure business, we compete primarily with other large construction companies such as Aecon and Keller. Our principal competitors in the liquid waste industry in Canada are Clean Harbors, Veoila, CEDA, Gibson, Terrapure and Tervita and in the United States are Heritage Crystal Clean and Clean Harbors/Safety Kleen, as well as smaller regional players in the markets in which we operate.

        Competition for customers in all three of our business lines is based primarily on price and quality of service. In certain markets in our solid waste operations, we also compete with municipal operators of collection and disposal facilities which may have financial and other advantages over us because of their ability to flow control waste streams to their own disposal facilities, as well as their access to tax revenues and tax-exempt financing, as well as user fees and similar charges. The impact of actions taken by our competitors may, from time to time, cause us to reduce our prices, or if we elect not to match prices offered by competitors, to lose business.

        Our municipal and commercial and industrial contracts in our solid and liquid waste operations and the majority of our work in the infrastructure & soil remediation operations are subject to periodic competitive bidding.

Intellectual Property Rights

        We have registered the "GFL Green for Life" and "Green Today Green for Life" trademark names and designs with the Canadian Intellectual Property Office and the U.S. Patent and Trademark Office. In addition, we hold a number of registered and unregistered trademarks including "GFL Environmental", "GFL" and others accumulated as a result of our historical acquisitions.

        We believe that our trademarks and other intellectual property rights are important to our success and our competitive position, and that we have taken the appropriate steps to protect such rights. In particular, our registered trademarks and service marks are valuable assets that distinguish our brand and reinforce our consumers' positive perception of our operations.

Seasonality

        In our solid waste and liquid waste business lines, our operating revenues tend to be higher in the summer months, primarily due to higher volumes of waste generated during the summer months. Our solid waste and liquid waste operations can be adversely affected by periods of inclement or severe weather, which can delay or reduce the volume of waste we collect or that is delivered by third parties to our disposal sites, delay the construction or expansion of our landfill sites and other facilities, or cause us to incur incremental labour, maintenance and equipment costs and penalties under municipal contracts, some or all of which we may not be able to pass on to our customers.

        In our infrastructure & soil remediation business line, our operating revenue is lowest in the first quarter primarily due to lower construction project activity in the winter months as a result of winter weather conditions. High precipitation levels particularly in the spring can also adversely impact revenue particularly in the first and second quarters when project start dates are more likely to be delayed or result in the extension of road load restrictions, negatively impacting the volume of soil at our soil remediation facilities and the start of infrastructure projects.

Liability and Insurance Bonding

        We post performance bonds in favour of applicable governmental authorities as a condition of issuing some of our environmental compliance approvals for our permitted facilities. In addition, some municipal solid waste contracts and infrastructure & soil projects may require us to post performance or surety bonds to secure our contractual performance. As of December 31, 2019, we had issued surety bonds totaling $778.6 million ($579.8 million as of December 31, 2018), of which approximately $112.6 million ($130.3 million as of December 31, 2018) is secured by a charge on the assets of certain subsidiaries.

MANAGEMENT

Executive Officers and Directors

        The following table lists our executive officers and directors, their respective ages (as of the date of this prospectus), their positions and a brief account of the business experience of each of them. The business address for our executive officers and directors is c/o 100 New Park Place, Suite 500, Vaughan, ON, L4K 0H9.

Name	Age	Position
Patrick Dovigi Ontario, Canada	40	President, Chief Executive Officer and Chairman of our board of directors
Luke Pelosi Ontario, Canada	39	Executive Vice President and Chief Financial Officer
Greg Yorston South Carolina, United States	56	Executive Vice President and Chief Operating Officer, Solid Waste
Mindy Gilbert Ontario, Canada	47	Executive Vice President and General Counsel
Elizabeth Joy Grahek Ontario, Canada	61	Senior Vice President, Strategic Initiatives
Christian Dover Ontario, Canada	37	Area Vice President, Infrastructure & Soil Remediation
Edward Glavina Ontario, Canada	54	Area Vice President, Liquid Waste Canada
Mark Bouldin Texas, United States	60	Area Vice President, Liquid Waste U.S.
Dino Chiesa(1)(2)(3)(4) Ontario, Canada	71	Director
Shahir Guindi(1)(3) Québec, Canada	54	Director
Arun Nayar(1)(2)(3) Florida, United States	69	Director
Paolo Notarnicola(2)(3) New York, United States	45	Director
Ven Poole North Carolina, United States	57	Director
Raymond Svider(3) New York, United States	57	Director
Blake Sumler(3) Ontario, Canada	49	Director

(1)
Member of our Audit Committee.

(2)
Member of our Nomination, Governance and Compensation Committee.

(3)
Independent director for the purposes of National Instrument 58-101—Disclosure of Corporate Governance Practices ("NI 58-101") of the Canadian Securities Administrator and NYSE Listing Rules. See "Management—Corporate Governance—Director Independence".

(4)
Lead independent director.

  Patrick Dovigi

        Mr. Dovigi is the Founder, President and CEO and Chairman of the Board of Directors of GFL. In 2007, Mr. Dovigi had a vision to create a company that is a "one-stop shop" provider of environmental solutions. Since then, drawing on the discipline he learned in his earlier hockey career, Mr. Dovigi has driven GFL to become the 4th largest environmental services company in North America. Mr. Dovigi has instilled an entrepreneurial culture in GFL's leadership team with a focus on operational excellence, sustainability and safety as core values. In 2017, he was recognized by Waste360 with a Top 40 under 40 award, and in the EY Entrepreneur of the YearTM Ontario Awards, as Entrepreneur of the Year in the Power & Utilities Sector. Mr. Dovigi currently serves on the board of directors of the Environmental Research & Education Foundation (EREF) and of the Toronto General & Western Hospital Foundation.

  Luke Pelosi

        Mr. Pelosi joined GFL as Director, Mergers & Acquisitions in January 2015 and became Executive Vice President, Corporate Development in October 2016. In addition, Mr. Pelosi was appointed interim Chief Financial Officer in January 2017. Mr. Pelosi held the role of Executive Vice President and Chief Operating Officer until October 10, 2018, during which time Mr. Pelosi worked with Mr. Dovigi on the development and execution of our acquisition strategy. Effective October 10, 2018, Mr. Pelosi was appointed our Executive Vice President and Chief Financial Officer. Mr. Pelosi has 16 years of financial management experience with a focus on financial analysis, mergers and acquisitions and general corporate finance. Prior to joining GFL, Mr. Pelosi was a Director in the M&A Advisory group of KPMG LLP where he provided due diligence services to Canadian private equity market investors. Prior to that, Mr. Pelosi worked in KPMG's Complex Accounting group. Mr. Pelosi is a Chartered Professional Accountant and holds a Bachelor's Degree in Commerce from Concordia University.

  Greg Yorston

        Mr. Yorston joined GFL on November 14, 2018 as Executive Vice-President and Chief Operating Officer, Solid Waste. From 2013 to 2018, Mr. Yorston was Senior Vice President of Operations of Waste Industries and assumed the roles of Chief Operating Officer on January 1, 2014 and President in early 2015. Mr. Yorston has over 30 years of experience working directly within the waste industry. Mr. Yorston worked for 26 years with Waste Management, where he was the Corporate Vice President for Operations and Business Solutions prior to joining Waste Industries. During his tenure at Waste Management, he held various management positions, including 12 years as an Area Vice President with responsibility for collection, recycling and landfill disposal services in the southeastern United States.

  Mindy Gilbert

        Ms. Gilbert joined GFL as Executive Vice President and General Counsel in October 2018. Prior to joining GFL, Ms. Gilbert was a partner at a major Canadian law firm for over 16 years. During her time in private practice, Ms. Gilbert specialized in the areas of mergers and acquisitions, securities and corporate law, providing advice to clients in various industries. Ms. Gilbert has served as a member of the Securities Advisory Committee of the Ontario Securities Commission and the Listing Advisory Committee of the Toronto Stock Exchange. She holds an LL.B from Osgoode Hall Law School and was called to the Ontario bar in January, 1999.

  Elizabeth Joy Grahek

        Ms. Grahek joined GFL as Vice President, Legal in March of 2011 and became General Counsel in May 2014 and Executive Vice President in April 2017. In October 2018, Ms. Grahek assumed the role of Senior Vice President, Strategic Initiatives. She has an LL.B from the University of Toronto and has practiced law since her call to the bar in 1983, initially in private practice with a small boutique firm in Hamilton, Ontario and since 1997 primarily as in-house counsel for publicly traded and private companies in the waste management sector. Ms. Grahek was General Counsel of Capital Environmental Resource Inc. from 1997 to 1998 at the time of its initial public offering and listing on NASDAQ and was Associate General Counsel at Waste Services Inc. (WSI) the successor to Capital Environmental, from 2003 to 2010. While at WSI, she was responsible for all commercial and legal compliance matters affecting the company's waste management operations, including acquisitions and divestitures, contract and employment matters, and worked with WSI's General Counsel on financings and securities matters.

  Christian Dover

        Mr. Dover joined GFL as Vice President, Infrastructure in May 2016 to launch a new civil division at GFL focusing on the infrastructure construction industry in Canada. He was appointed Executive Vice President, Infrastructure & Soil Remediation in February 2017. Mr. Dover has 14 years of infrastructure construction experience with a focus on water, rail, municipal and civil engineering related projects. Prior to joining GFL, Mr. Dover held numerous senior management, project management and site supervisory roles within the construction industry. Mr. Dover is Professional Engineer registered in the Province of Ontario, a Project Management Professional and holds a Bachelor's Degree in Engineering from Queen's University and an MBA from the Kellogg-Schulich School of Business.

  Edward Glavina

        Mr. Glavina joined GFL in April 2016 as the Executive Vice President, Strategic Planning. In August 2018, he became Area Vice President, Liquid Waste Canada. In this role, Mr. Glavina oversees the Canadian liquid waste business as well as several corporate initiatives. He has worked in the hazardous waste industry for over 10 years, including at Safety-Kleen (Clean Harbors) and Metaflo Technologies, where he had national oversight of a number of functions, including hazardous waste, operations, sales, environmental health & safety, human resources and finance. Prior to the waste industry, Mr. Glavina worked for Cintas, which further enhanced his experience in route-based service businesses. He holds an MBA from the Ivey School of Business at the University of Western Ontario.

  Mark Bouldin

        Mr. Bouldin joined GFL in August of 2018 as Area Vice President of Liquid Waste US. In this role Mr. Bouldin oversees the liquid waste business line in the United States as well as all hydrocarbon manufacturing initiatives within the organization. He has worked in the fuel, lubricant and liquid waste business for three decades. Prior to his current position, he worked for over four years at SK Environmental, the largest used motor oil collector in the world, where he, as President of Kleen Performance Products, oversaw all aspects of their liquid waste collections, their North American refining, as well as all of their lubricants and fuel oil businesses. Prior to this, he was responsible for Royal Dutch Shell's Sulfur and Asphalt businesses in the Americas. Mr. Bouldin holds a Masters in Chemical Engineering from the Technical University of Brunswick, Germany and a PhD in Chemical Engineering from the University of Hamburg, Germany.

  Dino Chiesa

        Mr. Chiesa has served as a member of our board of directors since 2007. Mr. Chiesa is the Principal of Chiesa Group, a commercial real estate developer and investor founded by Mr. Chiesa in 1990, and a past chair of Canada Mortgage and Housing Corporation, one of Canada's largest financial institutions. Mr. Chiesa is the Chair of the board of directors of Sienna Senior Living Inc., a TSX-listed company and a current member of the Board of Trustees of Morguard North American Residential

REIT. From 2004 to 2010, he served as Trustee and Vice-Chair of Canadian Apartment Properties Real Estate Investment Trust (CAP REIT), a TSX-listed Canadian residential real estate investment trust. From 1999 to 2004, he served as Chief Executive Officer of Residential Equities Real Estate Investment Trust, prior to its merger with CAP REIT. Mr. Chiesa is also a former Director of Dynacare Laboratories Inc., former Member of the Board of Trustees of Sunrise Senior Living Real Estate Investment Trust, and formerly served on the board of two public hospitals. From 1989 to 1999, Mr. Chiesa held several positions within the Government of Ontario, including Assistant Deputy Minister, Municipal Affairs and Housing and Chief Executive Officer of each of Ontario Housing Corporation and Ontario Mortgage Corporation. Mr. Chiesa is the Chair of the Board of Directors of Create TO, an organization established by the City of Toronto to manage the City's real estate portfolio, one of the most expansive, diverse and valuable real estate portfolios in North America. Mr. Chiesa was previously a member of the Expert Advisory Committee on Real Estate Development at Ryerson University. Additionally, he is active in the charitable sector, including in his role as Chair at Villa Charities. Mr. Chiesa holds a Bachelor of Arts in Economics from McMaster University.

  Shahir Guindi

        Mr. Guindi has served as a member of our board of directors since 2018. Mr. Guindi is the national Co-Chair of Osler, Hoskin & Harcourt LLP, a leading Canadian law firm. He was Managing Partner of the Montreal office for 7 years prior to becoming national Co-Chair. He has over 25 years of experience. He is a leading M&A, private equity and corporate finance lawyer in the Canadian market. His private equity and venture capital experience includes advising funds on their domestic and cross-border portfolio investments and divestitures and on their fund formations. He acts for a number of the country's most successful technology and biotechnology companies. He is among the most recognized individuals in the fields in which he practices. Mr. Guindi is on the board of directors of the Business Development Bank of Canada in addition to sitting on the boards of several other companies and organizations, including Jubilant Draxis Inc., St. Peter and St. Paul Coptic Orthodox Church and the Chamber of Commerce of Montreal. He was also Co-Chair of Réseau Capital (Québec's private equity and venture capital association) between 2010 and 2013. Mr. Guindi has received significant industry recognition and was also recipient of the Advocatus Emeritus distinction for 2017 awarded by the Québec Bar. After beginning his studies in business at Concordia University, Mr. Guindi completed his Bachelor of Civil Law and Bachelor of Common Law degrees at McGill University in 1989. He was called to the Bars of New York and Québec in 1990.

  Arun Nayar

        Mr. Nayar has served as a member of our board of directors since 2018. Mr. Nayar retired in December 2015 as Executive Vice President and Chief Financial Officer of Tyco International, an over US$10 billion fire protection and security company, where he was responsible for managing the company's financial risks and overseeing its global finance functions, including tax, treasury, mergers and acquisitions, audit and investor relations teams. Mr. Nayar joined Tyco International as Senior Vice President and Treasurer in 2008 and was also Chief Financial Officer of Tyco International's ADT Worldwide. From 2010 until 2012, Mr. Nayar was Senior Vice President, Financial Planning & Analysis, Investor Relations and Treasurer. Prior to joining Tyco International, Mr. Nayar spent six years at PepsiCo, Inc., most recently as Chief Financial Officer of Global Operations and, before that, as Vice President and Assistant Treasurer—Corporate Finance. Mr. Nayar currently serves on the board of directors of Amcor PLC (NYSE: AMCR), a manufacturer of packaging products, he serves on the board of directors and is Chairman of the Audit Committee of TFI International Inc. (OTCMKTS: TFIFF), a leader in the transportation and logistics industry and also serves on the board of directors of Rite Aid (NYSE: RAD), a leading retail drugstore in the United States. Mr. Nayar is also Senior Advisor to McKinsey and Company. Mr. Nayar brings over 40 years of financial experience to the board of directors of GFL. His experience as a chief financial officer provides useful insights into operational and financial metrics relevant to GFL's business. Mr. Nayar is a fellow of the Institute of Chartered Accountants in England & Wales.

  Paolo Notarnicola

        Mr. Notarnicola has served as a member of our board of directors since 2018. Mr. Notarnicola is a Partner at BC Partners and led the investment team on GFL. Mr. Notarnicola is a Canadian citizen resident in the United States, overseeing the firm's investment activities in Canada as well as the Business Services sector in North America. Mr. Notarnicola joined BC Partners in New York in November 2014. At BC Partners, Mr. Notarnicola is also a Director of Accudyne Industries and GardaWorld. Previously, Mr. Notarnicola spent more than eight years at KKR, where he was first a member of its operations team, KKR Capstone, and was subsequently responsible for developing its investment activities in Canada. He is also intimately familiar with the environmental services sector having acted as the lead operating partner in two waste management deals, AVR and Van Gansewinkel, during his prior career at KKR Capstone. Prior to that, Mr. Notarnicola was an investment banker at Lazard Canada and also spent five years as a management consultant with McKinsey & Co. in Canada, the United States and Italy. Mr. Notarnicola holds an M.Sc. degree, summa cum laude from L. Bocconi University and an MBA with high distinction (Baker Scholar) from Harvard Business School. He is a Certified Turnaround Professional (CTP).

  Ven Poole

        Mr. Poole has served as a member of our board of directors since 2018. Mr. Poole joined Waste Industries in 1990 and served as its Chairman and Chief Executive Officer immediately prior to the Waste Industries Merger. From 2002 through 2008, Mr. Poole served as Vice President, Corporate Development of Waste Industries. From 1995 through 2002, Mr. Poole served as Director of Support Services and from 1990 through 1995, he served as Risk Management Director. He holds a B.S. in Aerospace Engineering from North Carolina State University. Mr. Poole has more than 27 years of experience in the solid waste industry and was recently inducted into the National Waste & Recycling Hall of Fame. He currently serves on the boards of directors of the Environmental Research and Education Foundation (Vice Chairman), Detachable Container Association (Treasurer), the NC State University Entrepreneurship Initiative and St. David's School (Treasurer) and is a member of the board of trustees of North Carolina State University.

  Raymond Svider

        Mr. Svider has served as a member of our board of directors since 2018. Mr. Svider is the Chairman and a Partner of BC Partners. He joined BC Partners in 1992 and is currently based in New York. Over the years, Mr. Svider has participated and led investments in a number of sectors, including TMT, healthcare, industrials, business services, consumer and retail. He is currently Executive Chairman of PetSmart, Chairman of the Board of Accudyne Industries, Chairman of the Board of Chewy, Inc. (NYSE: CHWY), and also serves on the boards of directors of Intelsat (NYSE: "I"), Altice USA (NYSE: "ATUS"), Navex Global, GardaWorld, Presidio, Inc. and Cyxtera Technologies. Mr. Svider previously served as a Director of Office Depot, Multiplan, Unity Media, Neuf Cegetel, Polyconcept, Neopost, Nutreco, UTL and Chantemur. Mr. Svider is the Chairman of the Advisory Board of the Aenova Group, and is also on the Boards of the Mount Sinai Children's Center Foundation in New York and the Polsky Center Private Equity Council at the University of Chicago. Mr. Svider received an MBA from the University of Chicago and a Masters in Science in Engineering from both École Polytechnique and École Nationale Supérieure des Telecommunications in France.

  Blake Sumler

        Mr. Sumler has served as a member of our board of directors since 2018. Mr. Sumler is the Managing Director, Diversified Industrial and Business Services in the Private Capital group at Ontario Teachers' Pension Plan Board. He joined Ontario Teachers in 2013 and has worked in private equity for more than 15 years. At Ontario Teachers, Mr. Sumler leads the Diversified Industrials and Business Services team and sits on boards of directors of portfolio companies including PODS (APLPD Holdco, Inc.) and AZEK (AOT Building Products GP Corp). Previously, Mr. Sumler was a Senior Vice President at Callisto Capital, a mid-market Toronto based private equity firm focused on buyouts and growth capital investments in Canada. Prior to that Mr. Sumler's varied work experience included investment management at a hedge fund, equity research and debt syndication. Mr. Sumler is a CPA and a CFA charterholder. He holds a BA (Chartered Accounting) and a Master of Accounting from the University of Waterloo. Additionally, he is a graduate of the Institute of Corporate Directors.

Foreign Private Issuer Status

        The listing rules of the NYSE (the "NYSE Listing Rules"), include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow "home country" corporate governance practices in lieu of the otherwise applicable corporate governance standards of the NYSE. The application of such exceptions requires that we disclose any significant ways that our corporate governance practices differ from the NYSE Listing Rules that we do not follow. When our subordinate voting shares are listed on the NYSE, we intend to continue to follow Canadian corporate governance practices in lieu of the corporate governance requirements of the NYSE in respect of the following:

  •
  the majority independent director requirement under the NYSE Listing Rules;

  •
  the requirement under the NYSE Listing Rules that a compensation committee be comprised solely of independent directors; and

  •
  the requirement under the NYSE Listing Rules that director nominees be selected or recommended for selection by a nominations committee comprised solely of independent directors.

Corporate Governance

        Listing Rules generally requires that a listed company's by-laws provide for a quorum for any meeting of the holders of the company's voting shares that is sufficiently high to ensure a representative vote. Pursuant to the NYSE Listing Rules we, as a foreign private issuer, have elected to comply with practices that are permitted under Canadian law in lieu of the provisions of NYSE. Our by-laws, as in effect prior to consummation of this offering, will provide that a quorum of shareholders shall be at least two holders present in person or represented by proxy who, together, hold not less than 25% of the votes attaching to our outstanding shares entitled to be voted at the meeting.

        Except as stated above, we intend to comply with the NYSE Listing Rules generally applicable to U.S. domestic companies listed on the NYSE. We may in the future decide to use other foreign private issuer exemptions with respect to some of the other NYSE Listing Rules. Following our home country governance practices, as opposed to the requirements that would otherwise apply to a company listed on the NYSE, may provide less protection than is accorded to investors under the NYSE Listing Rules applicable to U.S. domestic issuers.

        The Canadian securities regulatory authorities have issued corporate governance guidelines pursuant to National Policy 58-201—Corporate Governance Guidelines ("the Corporate Governance Guidelines"), together with certain related disclosure requirements pursuant to National Instrument 58-101— Disclosure of Corporate Governance Practices ("NI 58-101"). The Corporate

Governance Guidelines are recommended as "best practices" for issuers to follow. We recognize that good corporate governance plays an important role in our overall success and in enhancing shareholder value and, accordingly, we have adopted, or will be adopting in connection with the completion of this offering, certain corporate governance policies and practices which reflect our consideration of the recommended Corporate Governance Guidelines.

        The disclosure set out below includes disclosure required by NI 58-101 describing our expected approach to corporate governance in relation to the Corporate Governance Guidelines.

Composition of our Board of Directors and Board Committees

        Under our Articles, our board of directors will consist of a number of directors, as determined from time to time by the directors. Upon consummation of this offering, our board of directors will consist of eight directors. Under the OBCA, a director may be removed with or without cause by a resolution passed by an ordinary majority of the votes cast by shareholders present in person or by proxy at a meeting and who are entitled to vote. The directors will be elected by our shareholders at each annual meeting of shareholders, and all directors will hold office for a term expiring at the close of the next annual meeting or until their respective successors are elected or appointed. Between annual general meetings of our shareholders, the directors may appoint one or more additional directors, but the number of additional directors may not at any time exceed one-third of the number of current directors who were elected or appointed other than as additional directors.

        Certain aspects of the composition and functioning of our board of directors may be subject to the rights of the Investors under agreements to be entered into with us on closing of this offering. For example, in connection with this offering, the Investors expect to enter into separate investor rights agreements providing for certain director nomination rights. See "Certain Relationships and Related Party Transactions—Investor Rights Agreements". Subject to such agreements, nominees for election as directors will be recommended to our board of directors by our Nomination, Governance and Compensation Committee (the "NGC Committee") in accordance with the provisions of applicable corporate law and the charter of our NGC Committee. See "Board Committees—Nomination, Governance and Compensation Committee".

Director Independence

        Under the NYSE Listing Rules, an independent director means a person who, in the opinion of our board of directors, has no material relationship with our company. Under NI 58-101, a director is considered to be independent if he or she is independent within the meaning of Section 1.4 of National Instrument 52-110—Audit Committees ("NI 52-110"). Pursuant to NI 52-110, an independent director is a director who is free from any direct or indirect material relationship with us which could, in the view of our board of directors, be reasonably expected to interfere with the exercise of a director's independent judgement.

        Based on information provided by each director concerning his background, employment and affiliations, our board of directors has determined that of the eight directors on our board, Patrick Dovigi and Ven Poole will not be considered "independent" as that term is defined under the NYSE Listing Rules and NI 58-101 as a result of their respective relationships with us. Certain members of our board of directors are also members of the board of directors of other public companies. Our board of directors has not adopted a director interlock policy but is keeping informed of other public directorships held by its members.

Meetings of Independent Directors and Conflicts of Interest

        Our board of directors believe that given its size and structure, it is able to facilitate independent judgement in carrying out its responsibilities and will continue to do so following closing of this offering. To enhance such independent judgement, the independent members of our board of directors may meet in the absence of senior executive officers or any non-independent directors. Our board of directors has not appointed an independent chair. However, Dino Chiesa will be appointed as lead independent director by our board of directors and will be responsible for ensuring that the directors who are independent of management have opportunities to meet without management present, as required. The lead director shall be appointed and replaced from time to time by a majority of independent directors and shall be an independent director. Discussions will be led by the lead director who will provide feedback subsequently to the Chair.

        A director who has a material interest in a matter before our board of directors or any committee on which he or she serves is required to disclose such interest as soon as the director becomes aware of it. In situations where a director has a material interest in a matter to be considered by our board of directors or any committee on which he or she serves, such director may be required to absent himself or herself from the meeting while discussions and voting with respect to the matter are taking place. Directors will also be required to comply with the relevant provisions of the OBCA regarding conflicts of interest.

Majority Voting Policy

        In accordance with the requirements of the TSX, our board of directors will adopt a "Majority Voting Policy" to the effect that a nominee for election as a director who does not receive a greater number of votes "for" than votes "withheld" with respect to the election of directors by shareholders shall tender his or her resignation to the Chair promptly following the meeting of our shareholders at which the director was elected. Our NGC Committee will consider such offer and make a recommendation to our board of directors whether to accept it or not. Our board of directors will promptly accept the resignation unless it determines, in consultation with our NGC Committee, that there are exceptional circumstances that should delay the acceptance of the resignation or justify rejecting it. Our board of directors will make its decision and announce it in a press release within 90 days following the meeting of our shareholders. A director who tenders a resignation pursuant to the Majority Voting Policy will not participate in any meeting of our board of directors or our NGC Committee at which the resignation is considered.

Insider Trading Policy

        On completion of this offering, we intend to adopt an insider trading policy which will prohibit our executives, other employees and directors from: (i) trading in our securities while in possession of material undisclosed information about us; and (ii) entering into certain derivative-based transactions that involve, directly or indirectly, securities of the Company, during a restricted period.

Diversity Policy

        We recognize the importance and benefit of having a board of directors and senior management/executive officers composed of highly talented and experienced individuals having regard to the need to foster and promote diversity among board members and senior management with respect to attributes such as gender, ethnicity and other factors.

        In support of this goal, the NGC Committee will, when identifying candidates to nominate for election to our board of directors or appoint as senior management or in its review of senior management succession planning and talent management:

  •
  consider individuals who are highly qualified, based on their talents, experience, functional expertise and personal skills, character and qualities having regard to our current and future plans and objectives, as well as anticipated regulatory and market developments;

  •
  consider criteria that promote diversity, including with regard to gender, ethnicity, and other dimensions;

  •
  consider the level of representation of women on our board of directors and in senior management positions, along with other markers of diversity, when making recommendations for nominees to our board of directors or for appointment as senior management and in general with regard to succession planning for our board of directors and senior management; and

  •
  as required, engage qualified independent external advisors to assist our board of directors in conducting its search for candidates that meet the board of directors' criteria regarding skills, experience and diversity.

        On closing of this offering, we intend to adopt a formal policy for the representation and nomination of women on our board of directors and as senior management consistent with our commitment to diversity described above. We do not expect to adopt formal targets regarding the number of women on our board of directors or in executive officer positions because the NGC Committee will generally identify, evaluate and recommend candidates that, as a whole, consist of individuals with various and relevant career experience, industry knowledge and experience, and financial and other specialized experience, while taking diversity, including gender diversity, into account.

        Upon consummation of this offering, we will have no women on our board of directors and two women as named executive officers, representing 40% of our named executive officers and 25% of our senior management team. We currently intend on appointing a female director to our board of directors within 12 months of completion of this offering.

Director Term Limits and Other Mechanisms of Board Renewal

        Our board of directors has not adopted director term limits or other automatic mechanisms of board renewal. Rather than adopting formal term limits, mandatory age-related retirement policies and other mechanisms of board renewal, the NGC Committee will seek to maintain the composition of our board of directors in a way that provides, in the judgement of our board of directors, the best mix of skills and experience to provide for our overall stewardship. Our NGC Committee also is expected to conduct a process for the assessment of our board of directors, each committee and each director regarding his, her or its effectiveness and performance, and to report evaluation results to our board of directors. See also "—Diversity Policy".

Mandate of our Board of Directors

        Our board of directors is responsible for supervising the management of the business and affairs, including providing guidance and strategic oversight to management. Our board of directors will adopt a formal mandate that includes the following:

  •
  appointing the Chief Executive Officer;

  •
  approving the corporate goals and objectives that the Chief Executive Officer is responsible for meeting and reviewing the performance of the Chief Executive Officer against such corporate goals and objectives;

  •
  taking steps to satisfy itself as to the integrity of the Chief Executive Officer and other senior executive officers and that the Chief Executive Officer and other senior executive officers create a culture of integrity throughout the organization; and

  •
  reviewing and approving management's strategic and business plans.

        Our board of directors will adopt a written position description for the Chair, which sets out the Chair's key responsibilities, including, among others, duties relating to setting board of directors meeting agendas, chairing board of directors and shareholder meetings, director development and communicating with shareholders and regulators. Our board of directors will adopt a written position description for our lead director. See "—Meetings of Independent Directors and Conflicts of Interest".

        Our board of directors will adopt a written position description for each of our committee chairs which sets out each of the committee chair's key responsibilities, including, among others, duties relating to setting committee meeting agendas, chairing committee meetings and working with the respective committee and management to ensure, to the greatest extent possible, the effective functioning of the committee.

        Our board of directors will adopt a written position description for our Chief Executive Officer which sets out the key responsibilities of our Chief Executive Officer, including, among other duties in relation to providing overall leadership, ensuring the development of a strategic plan and recommending such plan to our board of directors for consideration, ensuring the development of an annual corporate plan and budget that support the strategic plan and recommending such plan to our board of directors for consideration and supervising day-to-day management and communicating with shareholders and regulators.

Orientation and Continuing Education

        Following closing of this offering, we will implement an orientation program for new directors under which a new director will meet with the Chair, the lead director, members of senior management and our secretary. It is anticipated that new directors will be provided with comprehensive orientation and education as to the nature and operation of the Company and our business, the role of our board of directors and its committees, and the contribution that an individual director is expected to make. Our NGC Committee will be responsible for overseeing director continuing education designed to maintain or enhance the skills and abilities of the directors and to ensure that their knowledge and understanding of our business remains current. The chair of each committee will be responsible for coordinating orientation and continuing director development programs relating to the committee's mandate.

Code of Ethics

        On closing of this offering, we will adopt a written code of ethics (the "Code of Ethics") that applies to all of our officers, directors, employees, contractors and agents, acting on behalf of the Company. The objective of the Code of Ethics is to provide guidelines for maintaining our and our subsidiaries' integrity, trust and respect. The Code of Ethics will address compliance with laws, rules and regulations, conflicts of interest, confidentiality, commitment, preferential treatment, financial information, internal controls and disclosure, protection and proper use of our assets, communications, fair dealing, fair competition, due diligence, illegal payments, equal employment opportunities and harassment, privacy, use of Company computers and the internet, political and charitable activities and reporting any violations of law, regulation or the Code of Ethics. Any person subject to the Code of Ethics should report all violations of law, regulation or of the Code of Ethics of which they become aware to any one of our senior executives. Our board of directors has ultimate responsibility for monitoring compliance with the Code of Ethics. The Code of Ethics will be filed with the Canadian securities regulatory authorities on SEDAR at www.sedar.com.

Anti-Bribery and Anti-Corruption Compliance Policy

        We have adopted an anti-bribery and anti-corruption compliance policy ("Anti-Bribery Policy") which establishes our commitment to comply fully with Canada's Corruption of Foreign Public Officials Act and the United States Foreign Corrupt Practices Act of 1977 and any local and foreign anti-bribery or anti-corruption laws and regulations that may be applicable. All officers, directors, employees, contractors and agents acting on behalf of the Company ("Company Personnel") shall comply with all laws prohibiting improper payments to domestic and foreign officials. All Company Personnel shall conduct the Company's business legally and ethically. Gifts, payments or offerings of anything to influence sales or other business, bribes, kickbacks, or other questionable inducements, directly or indirectly to government officials are prohibited. The Anti-Bribery Policy provides a guideline of prohibited payments, as well as the consequences of non-compliance. The Anti-Bribery Policy also sets out strategies we have adopted to mitigate bribery and corruption risk. The NGC Committee will be responsible for monitoring compliance with the Anti-Bribery Policy and initiating investigations of reported violations. Following the closing of this offering, the Anti-Bribery Policy will be filed with the Canadian securities regulatory authorities on the Company's SEDAR profile at www.sedar.com.

Committees of our Board of Directors

        Our board of directors will establish two committees: the Audit Committee and the NGC Committee.

Audit Committee

        Our Audit Committee will consist of three directors, a majority of whom are persons determined by our board of directors to meet the independence requirements under the rules of the NYSE and NI 52-110. Our Audit Committee is composed of Arun Nayar, who will act as chair of the committee, Dino Chiesa, and Shahir Guindi. Each of our Audit Committee members has an understanding of the accounting principles used to prepare financial statements and varied experience as to the general application of such accounting principles, as well as an understanding of the internal controls and procedures necessary for financial reporting. The board of directors has also determined that Arun Nayar, Dino Chiesa and Shahir Guindi are financially literate within the meaning of the rules and regulations of the NYSE and NI 52-110 and that Arun Nayar and Dino Chiesa each qualify as an "audit committee financial expert" as defined under applicable SEC rules and regulations. For additional details regarding the relevant education and experience of each member of our Audit Committee, see also "Management—Executive Officers and Directors".

        Upon the consummation of this offering, our board of directors will adopt a written charter, setting forth the purpose, composition, authority and responsibility of our Audit Committee, consistent with NI 52-110. The Audit Committee assists our board of directors in fulfilling its oversight of:

  •
  our financial statements and financial reporting processes;

  •
  our systems of internal accounting and financial controls;

  •
  the annual independent audit of our financial statements;

  •
  legal and regulatory compliance;

  •
  reviewing and recommending debt and equity financings, reviewing and monitoring compliance with debt covenants and reviewing the process and reports with which we measure financial results or performance; and

  •
  public disclosure items such as quarterly press releases, investor relations materials and other public reporting requirements.

        It is the responsibility of the Audit Committee to maintain free and open means of communication between the Audit Committee, the external auditors and the management of the Company. The Audit Committee is given full access to the Company's management and records and external auditors as necessary to carry out these responsibilities. The Audit Committee has the authority to carry out such special investigations as it sees fit in respect of any matters within its various roles and responsibilities. The Company shall provide appropriate funding, as determined by the Audit Committee, for the payment of compensation to the independent auditor for the purpose of rendering or issuing audit reports and to any advisors employed by the Audit Committee.

        For Fiscal 2019 and Fiscal 2018, we incurred the following fees by our external auditors, Deloitte LLP:

	Fiscal 2019	Fiscal 2018
Audit fees(1)	$2,514,450	$1,386,089
Audit related fees(2)	665,250	513,024
Tax fees(3)	12,352	6,325
All other fees(4)	—	—

Total fees paid	$3,192,052	$1,905,438

(1)
Fees for audit service on a billed basis.

(2)
Fees for assurance and related services not included in audit service above.

(3)
Fees for tax compliance, tax advice and tax planning.

(4)
All other fees not included above.

Nomination, Governance and Compensation Committee

        At the time of closing of this offering, our board of directors will form the NGC Committee, which will initially be composed of three directors, all of whom will be persons determined by our board of directors to be independent directors, and will be charged with reviewing, overseeing and evaluating our compensation, corporate governance and nominating policies. Our NGC Committee will be composed of Paolo Notarnicola, who will act as chair of the committee, Dino Chiesa and Arun Nayar. No member of our NGC Committee will be one of our officers, and as such, our board of directors believes that our NGC Committee will be able to conduct its activities in an objective manner.

        For additional details regarding the relevant education and experience of each member of our NGC Committee, including the direct experience that is relevant to each committee member's responsibilities in executive compensation, see also "—Executive Officers and Directors".

        Upon the consummation of this offering, our board of directors will adopt a written charter setting forth the purpose, composition, authority and responsibility of our NGC Committee consistent with the Corporate Governance Guidelines. Our NGC Committee's purpose is to assist our board of directors in:

  •
  the appointment, evaluation and compensation of our senior executives;

  •
  the recruitment, development and retention of our senior executives;

  •
  maintaining talent management and succession planning systems and processes relating to our senior management;

  •
  developing the compensation structure for our senior executives including salaries, annual and long-term incentive plans including plans involving share issuances and other share-based awards;

  •
  establishing policies and procedures designed to identify and mitigate risks associated with our compensation policies and practices;

  •
  assessing the compensation of our directors;

  •
  developing benefit retirement and savings plans;

  •
  developing our corporate governance guidelines and principles and providing us with governance leadership;

  •
  identifying individuals qualified to be nominated as members of our board of directors;

  •
  monitoring compliance with the Anti-Bribery Policy and initiating investigations of reported violations;

  •
  monitoring compliance with the Code of Ethics;

  •
  reviewing the structure, composition and mandate of our board committees; and

  •
  evaluating the performance and effectiveness of our board of directors and of our board committees.

        Our NGC Committee will be responsible for establishing and implementing procedures to evaluate the performance and effectiveness of our board of directors, committees of our board of directors and the contributions of individual board members. Our NGC Committee will also take reasonable steps to evaluate and assess, on an annual basis, directors' performance and effectiveness of our board of directors, committees of our board of directors, individual board members, our Chair, lead director and committee chairs. The assessment will address, among other things, individual director independence, individual director and overall board skills, and individual director financial literacy. Our board of directors will receive and consider the recommendations from our NGC Committee regarding the results of the evaluation of the performance and effectiveness of our board of directors, committees of our board of directors, individual board members, our Chair, lead director and committee chairs. Our NGC Committee will also be responsible for orientation and continuing education programs for our directors. See also "—Orientation and Continuing Education".

        Historically, our board of directors has approved the compensation of our Chief Executive Officer, as well as, based on the recommendations of the Chief Executive Officer, the compensation of our other executive officers, including the NEOs (as defined herein). In anticipation of becoming a public company, our board of directors will adopt certain changes to the existing executive compensation regime. All such changes are subject to and conditional upon the successful completion of this offering. See also "Executive Compensation—Summary Compensation Table".

        Further particulars of the process by which compensation for our executive officers is determined is provided under "Executive Compensation".

Directors' and Officers' Liability Insurance

        Our and our subsidiaries' directors and officers are covered under our existing directors' and officers' liability insurance. Under this insurance coverage, we and our subsidiaries will be reimbursed for insured claims where payments have been made under indemnity provisions on behalf of our and our subsidiaries directors and officers, subject to a deductible for each loss, which will be paid by us. Our and our subsidiaries' individual directors and officers will also be reimbursed for insured claims arising during the performance of their duties for which they are not indemnified by us or our subsidiaries. Excluded from insurance coverage are illegal acts, acts which result in personal profit and certain other acts.

EXECUTIVE COMPENSATION

Introduction

        The following discussion describes the significant elements of the compensation program for the named executive officers ("NEOs") of the Company. The discussion below also reflects certain contemplated changes to our compensation program that we intend to implement in connection with, and contingent upon, completion of this offering. The anticipated NEOs for the year ending December 31, 2019 ("Fiscal 2019") are:

  •
  Patrick Dovigi, President and Chief Executive Officer;

  •
  Luke Pelosi, Executive Vice President and Chief Financial Officer;

  •
  Greg Yorston, Executive President and Chief Operating Officer, Solid Waste;

  •
  Mindy Gilbert, Executive Vice President and General Counsel; and

  •
  Elizabeth Joy Grahek, Senior Vice President, Strategic Initiatives.

Compensation Discussion and Analysis

Overview

        We operate a dynamic and growing business that is a leader in its industry. To succeed in this environment and to achieve our business and financial objectives, we need to attract, retain and motivate a highly talented team of executive officers with the experience and skills necessary to meet our business objectives. These include strong leadership and management capabilities that are suited to our entrepreneurial culture and the evolving nature of our industry. Our executive officers demonstrate a proven ability to successfully lead and manage our growth and operational objectives. They are also key to inspiring a culture of operational excellence which is at the foundation of our success and our continued ability to foster ongoing growth.

        We intend to design our executive officer compensation program to achieve the following objectives:

  •
  provide compensation opportunities in order to attract and retain talented, high-performing and experienced executive officers with the skills and experience that are critical to our success;

  •
  motivate our executive officers to achieve our business and financial objectives;

  •
  align the interests of our executive officers with those of our shareholders by tying a meaningful portion of compensation directly to the long-term value and growth of our business; and

  •
  provide incentives that encourage growth balanced with appropriate levels of risk-taking and a strong pay-for-performance relationship.

        In the future, as we transition to a publicly-traded company, we may also award long-term incentives consisting of stock options and other equity-based awards such as performance share units ("PSUs") and/or restricted share units ("RSUs") under a new omnibus long-term incentive plan (the "LTIP") which we will adopt prior to the completion of this offering. We believe that equity-based compensation awards help to motivate our executive officers to achieve our strategic business and financial objectives, and also align their interests with the long-term interests of our shareholders. While we believe that our expected executive officer compensation program will be effective at attracting, maintaining and motivating the talent we need, we expect to regularly evaluate our compensation practices on an ongoing basis to ensure that we provide competitive compensation opportunities for our executive team.

        As we transition from being a privately held company to a publicly traded company, we will continue to evaluate our compensation philosophy and compensation program as circumstances require, which may include the periodic review of our compensation program and the mix of components made available to our executive team. As part of this review process, we expect to be guided by the philosophy and objectives outlined above, as well as other factors which may become relevant, such as the evolution and growth of our business and the cost of replacing or enhancing our talent composition as needs may require.

Compensation-Setting Process

        Our NGC Committee will be responsible for assisting our board of directors in fulfilling its governance and oversight responsibilities with respect to, among other matters, our human resources, succession planning, and compensation policies and practices. Our NGC Committee will also be responsible for ensuring that our compensation policies and practices reflect an appropriate balance of risk and reward consistent with our risk profile while motivating performance consistent with our growth objectives.

        Our NGC Committee's responsibilities will be set out in its written charter and will include responsibilities for administering our compensation programs and reviewing and making recommendations to our board of directors concerning the level and nature of the compensation payable to our directors and executive officers. Our NGC Committee's oversight will include annual assessments to review objectives, evaluate performance and ensure that the total compensation paid to our executive officers and others is fair and reasonable, consistent with the objectives of our compensation program and aligned with our goals. See also "Management—Committees of our Board of Directors—Nomination, Governance and Compensation Committee". It is anticipated that our Chief Executive Officer will make recommendations to the NGC Committee each year with respect to the compensation for the other NEOs.

        Our NGC Committee will also be responsible for reviewing the compensation program to ensure it continues to meet its objectives and remain aligned with industry best practices, and make recommendations for any changes to our board of directors, as appropriate. As part of this review, the NGC Committee may engage an independent compensation consultant to evaluate the Company's executive compensation program against market practice.

Principal Elements of Compensation

        Upon completion of this offering, the compensation of our executive officers is expected to include three major elements: (i) base salary, (ii) short-term incentives, consisting of an annual bonus, and (iii) long-term equity incentives, consisting of stock options and other equity-based awards as may be granted from time to time generally under the LTIP.

Base Salaries

        Base salary is provided as a fixed source of compensation for our executive officers. Base salaries are determined on an individual basis taking into account the scope of the executive officer's responsibilities and their prior experience. Base salaries are expected to be reviewed annually by our board of directors and may be increased based on the executive officer's success in meeting or exceeding individual objectives, as well as to maintain market competitiveness. In addition, base salaries can be adjusted as warranted throughout the year to reflect promotions or other changes in the scope or breadth of an executive officer's role or responsibilities.

Annual Bonuses

        Annual bonuses are designed to motivate our executive officers to meet our strategic business and financial objectives generally and our annual financial performance targets in particular. Annual bonuses are based on objective financial targets set at the beginning of each financial year at the discretion of the NGC Committee, which may vary from year to year. As we transition from being a privately-held company to a publicly-held traded company, we are evaluating the design of our current annual bonus plan. Bonus payments are expected to be determined by our board of directors on the recommendation of the NGC Committee.

Summary Compensation Table

        The following table sets out information concerning the Fiscal 2019 and Fiscal 2018 compensation, earned by, paid to, or awarded to the NEOs(1):

					Non-equity Incentive Plan Compensation ($)
			Share- based Awards ($)	Option- Based Awards ($)(3)
Name and Principal Position	Year	Salary ($)(2)			Annual incentive plan(4)	Long-term incentive plans	Pension Value ($)(5)	All Other Compensation ($)		Total Compensation ($)
Patrick Dovigi	2019	923,999	—	—		—	—	534,000	(7)	1,457,999
President and Chief Executive Officer	2018	901,747	—	38,757,182	7,428,128	—	—	399,825	(7)	47,486,883
Luke Pelosi	2019	627,025	—	—		—	—	12,000	(8)	639,025
Executive Vice President and Chief Financial Officer	2018	483,333	—	3,875,718	1,042,428	—	—	11,000	(8)	5,412,479
Greg Yorston	2019	796,080	—	—		—	—	22,290	(9)	818,370
Executive Vice President and Chief Operating Officer, Solid Waste	2018	723,482	—	3,100,574	868,133	—	—	20,840	(9)	4,751,436
Mindy Gilbert(6)	2019	508,868	—	—		—	—	14,400	(8)	523,268
Executive Vice President and General Counsel	2018	113,781	—	1,093,680	85,273	—	—	3,276	(8)	1,296,012
Elizabeth Joy Grahek	2019	417,095	—	—		—	—	26,913	(10)	444,008
Senior Vice President, Strategic Initiatives	2018	407,083	—	729,120	899,928	—	—	26,600	(10)	2,062,731

(1)
U.S. dollar amounts have been converted to Canadian dollars using the average exchange rate of US$1.00=$1.3268 for Fiscal 2019 and US$1.00=C$1.2957 for Fiscal 2018, except option-based awards which were granted in Canadian dollars.

(2)
Represents the actual base salary earned in Fiscal 2019 and Fiscal 2018, respectively.

(3)
The grant date fair value of options awarded was calculated using the Black-Scholes model. The Black-Scholes factor has been determined using 5 years expected life, a volatility of 23% and a risk-free rate of 2.75%.

(4)
Annual incentive plan compensation for Fiscal 2019 has not yet been determined. It is expected to be determined in March 2020.

(5)
We do not currently offer a defined benefit or a defined contribution plan or pension plan.

(6)
Ms. Gilbert joined GFL on October 9, 2018.

(7)
Comprised of insurance benefit and personal plane hours (at direct operating cost).

(8)
Comprised of car allowance.

(9)
Comprised of deferred profit sharing plan ("DPSP").

(10)
Comprised of car allowance and DPSP.

Agreements with our Named Executive Officers

Patrick Dovigi

        Under the employment agreement with Patrick Dovigi, Mr. Dovigi will be entitled to an annual base salary of US$1,500,000, subject to review and any increase by our board of directors and increases with inflation. Mr. Dovigi will also be eligible for an annual performance-based incentive bonus targeted at 150% of his annual base salary, which may be increased to 200% at the discretion of the board of directors. In lieu of any pension obligations, Mr. Dovigi or his affiliates will also be the beneficiary of a whole life insurance policy, the premiums for which will be paid for by the Company. In addition to the above, Mr. Dovigi will be entitled to participate in our benefit plans and receive certain perquisites such as a car allowance up to a maximum of $125,000 per annum and personal plane hours.

        If Mr. Dovigi's employment were to be terminated by us without cause or he resigned for good reason, he would be entitled a payment equal to three times his base salary and bonus earned for the fiscal year immediately prior to the year of termination, a prorated target bonus in respect of the year in which his termination occurs and participation in the benefit plans and use of vehicle until the end of the notice period. In the event of a termination upon death or disability, the employment agreement provides that we will continue to maintain the benefit plans for the benefit of him and his dependents for a period of at least 12 months.

        If Mr. Dovigi's employment were to be terminated by us within 18 months of a change of control, Mr. Dovigi will be entitled to a payment equal to three times his base salary and bonus earned for the fiscal year immediately prior to the year of termination, a prorated target bonus in respect of the year in which his termination occurs and participation in the benefit plans and use of vehicle until the end of the notice period.

        Under his employment agreement, Mr. Dovigi will be subject to certain restrictive covenants with respect to solicitations and non-competition obligations for a period of 12 months following his termination, and will be subject to certain intellectual property assignment and confidentiality obligations.

        In order to secure Mr. Dovigi's services to the Company for the coming years, motivate him to achieve our goals and further align his incentives with those of our shareholders, it is expected that upon completion of the offering, Mr. Dovigi will receive a grant of 17,678,864 options (assuming the mid-point of the estimated price range set forth on the cover page of this prospectus), each with an expiration date that is the ten year anniversary of the completion of the offering. The options will include the following exercise prices (assuming the mid-point of the estimated price range set forth on the cover page of this prospectus), none of which will be 'in-the-money' upon the completion of the offering:

  •
  3,928,636 options with an exercise price equal to US$20.50 that will vest on the completion of the offering;

  •
  3,437,557 options with an exercise price equal to US$24.60 that will vest on the fifteen month anniversary of the completion of the offering;

  •
  3,437,557 options with an exercise price equal to US$29.52 that will vest on the twenty-seven month anniversary of the completion of the offering;

  •
  3,437,557 options with an exercise price equal to US$35.42 that will vest on the thirty-nine month anniversary of the completion of the offering; and

  •
  3,437,557 options with an exercise price equal to US$42.51 that will vest on the fifty-one month anniversary of the completion of the offering.

        If Mr. Dovigi's employment were to be terminated by us without cause or he resigned for good reason all of his outstanding equity awards would vest and become immediately exercisable, in the case of his options, until the earlier of the fifth anniversary of his termination and the end of the respective terms thereof. If Mr. Dovigi were to resign without good reason or if his employment were to be terminated by us for cause, all unvested equity awards would terminate as of the date of his resignation.

Luke Pelosi

        Under the employment agreement with Luke Pelosi, Mr. Pelosi will be entitled to an annual base salary of US$615,000, subject to any increase approved by our board of directors. Mr. Pelosi will also be eligible for an annual performance-based incentive bonus targeted at 100% of his annual base salary, subject to any increase approved by our board of directors. Mr. Pelosi is also eligible to receive an annual grant of RSUs and PSUs. In addition, Mr. Pelosi will be entitled to participate in our benefit plans, deferred profit sharing plan and registered retirement savings plan and receive a car allowance.

        If Mr. Pelosi's employment were to be terminated by us without cause or he resigned for good reason, Mr. Pelosi would be entitled to a payment equal to two times his base salary and average bonus received in the previous two fiscal years immediately prior to the year of termination payable in equal installments in the two years following termination, a prorated target bonus in respect of the year in which his termination occurs and participation in the benefit plans until the earlier of 18 months or comparable coverage is secured through alternate employment.

        If Mr. Pelosi's employment were to be terminated by us without cause or he resigned for good reason within 12 months of a change of control, Mr. Pelosi would be entitled to a lump sum payment within 60 days of termination equal to two times his base salary and average bonus received in the previous two fiscal years immediately prior to the year of termination, a prorated target bonus in respect of the year in which his termination occurs and participation in the benefit plans as described above.

        Under his employment agreement, Mr. Pelosi will be subject to certain restrictive covenants with respect to solicitations and non-competition obligations for a period of 12 months following his termination, and will be subject to certain intellectual property assignment and confidentiality obligations.

        In order to secure Mr. Pelosi's services to the company for the coming years, motivate him to achieve our goals and further align his incentives with those of our shareholders, Mr. Pelosi will also receive a grant of 1,227,700 options (assuming the mid-point of the estimated price range set forth on the cover page of this prospectus), each with an expiration date that is the ten year anniversary of the completion of the offering. The options will include the following exercise prices (assuming the mid-point of the estimated price range set forth on the cover page of this prospectus), none of which will be 'in-the-money' upon the completion of the offering:

  •
  245,540 options with an exercise price equal to US$20.50 that will vest on the one year anniversary of the completion of the offering;

  •
  245,540 options with an exercise price equal to US$24.60 that will vest on the two year anniversary of the completion of the offering;

  •
  245,540 options with an exercise price equal to US$29.52 that will vest on the three year anniversary of the completion of the offering;

  •
  245,540 options with an exercise price equal to US$35.42 that will vest on the four year anniversary of the completion of the offering; and

  •
  245,540 options with an exercise price equal to US$42.51 that will vest on the five year anniversary of the completion of the offering.

        If Mr. Pelosi's employment were to be terminated by us without cause or he resigned for good reason all of his Legacy Option Shares and his other outstanding equity based awards would vest and become immediately exercisable, in the case of his options described above, until the earlier of the third anniversary of his termination and the end of the term of the options. If Mr. Pelosi were to resign without good reason or if his employment were to be terminated by us for cause, all unvested equity awards would terminate as of the date of his resignation.

Greg Yorston

        Under the employment agreement with Greg Yorston, Mr. Yorston will be entitled to an annual base salary of US$625,000, subject to any increase approved by our board of directors. Mr. Yorston will also be eligible for an annual performance-based incentive bonus targeted at 100% of his annual base salary, subject to any increase approved by our board of directors. Mr. Yorston is also eligible to receive an annual grant of RSUs and PSUs. In addition, Mr. Yorston will be entitled to participate in our benefit plans, deferred profit sharing plan and registered retirement savings plan.

        If Mr. Yorston's employment were to be terminated by us without cause or he resigned for good reason, Mr. Yorston would be entitled to a payment equal to two times his base salary and average bonus received in the previous two fiscal years immediately prior to the year of termination payable in equal installments in the two years following termination, a prorated target bonus in respect of the year in which his termination occurs and participation in the benefit plans until the earlier of 18 months or comparable coverage is secured through alternate employment.

        If Mr. Yorston's employment were to be terminated by us without cause or he resigned for good reason within 12 months of a change of control, Mr. Yorston would be entitled to a lump sum payment within 60 days of termination equal to two times his base salary and average bonus received in the previous two fiscal years immediately prior to the year of termination, a prorated target bonus in respect of the year in which his termination occurs and participation in the benefit plans as described above.

        Under his employment agreement, Mr. Yorston will be subject to certain restrictive covenants with respect to solicitations and non-competition obligations for a period of 12 months following his termination, and will be subject to certain intellectual property assignment and confidentiality obligations.

        In order to secure Mr. Yorston's services to the company for the coming years, motivate him to achieve our goals and further align his incentives with those of our shareholders, Mr. Yorston will also receive a grant of 491,080 options (assuming the mid-point of the estimated price range set forth on the cover page of this prospectus), each with an expiration date that is the ten year anniversary of the completion of the offering. The options will include the following exercise prices (assuming the mid-point of the estimated price range set forth on the cover page of this prospectus), none of which will be 'in-the-money' upon the completion of the offering:

  •
  98,216 options with an exercise price equal to US$20.50 that will vest on the one year anniversary of the completion of the offering;

  •
  98,216 options with an exercise price equal to US$24.60 that will vest on the two year anniversary of the completion of the offering;

  •
  98,216 options with an exercise price equal to US$29.52 that will vest on the three year anniversary of the completion of the offering;

  •
  98,216 options with an exercise price equal to US$35.42 that will vest on the four year anniversary of the completion of the offering; and

  •
  98,216 options with an exercise price equal to US$42.51 that will vest on the five year anniversary of the completion of the offering.

        If Mr. Yorston's employment were to be terminated by us without cause or he resigned for good reason all of his Legacy Option Shares and his other outstanding equity based awards would vest and become immediately exercisable, in the case of his options described above, until the earlier of the third anniversary of his termination and the end of the term of the options. If Mr. Yorston's employment were to be terminated by us without cause or he resigned for good reason within 12 months of a change of control, all unvested equity awards would vest and become immediately exercisable. If Mr. Yorston were to resign without good reason or if his employment were to be terminated by us for cause, all unvested equity awards would terminate as of the date of his resignation.

Mindy Gilbert

        Under the employment agreement with Mindy Gilbert, Ms. Gilbert will be entitled to an annual base salary of $500,000, subject to any increase approved by our board of directors. Ms. Gilbert will also be eligible for an annual performance-based incentive bonus targeted at 75% of her annual base salary, subject to any increase approved by our board of directors. Ms. Gilbert is also eligible to receive an annual grant of RSUs and PSUs. In addition, Ms. Gilbert will be entitled to participate in our benefit plans, deferred profit sharing plan and registered retirement savings plan and receive a car allowance.

        If Ms. Gilbert's employment were to be terminated by us without cause or she resigned for good reason, Ms. Gilbert would be entitled to a payment equal to two times her base salary and average bonus received in the previous two fiscal years immediately prior to the year of termination payable in equal installments in the two years following termination, a prorated target bonus in respect of the year in which her termination occurs and participation in the benefit plans until the earlier of 18 months or comparable coverage is secured through alternate employment.

        If Ms. Gilbert's employment were to be terminated by us without cause or she resigned for good reason within 12 months of a change of control, Ms. Gilbert would be entitled to a lump sum payment within 60 days of termination equal to two times her base salary and average bonus received in the previous two fiscal years immediately prior to the year of termination, a prorated target bonus in respect of the year in which her termination occurs and participation in the benefit plans as described above.

        Under her employment agreement, Ms. Gilbert will be subject to certain restrictive covenants with respect to solicitations and non-competition obligations for a period of 12 months following her termination, and will be subject to certain intellectual property assignment and confidentiality obligations.

        In order to secure Ms. Gilbert's services to the company for the coming years, motivate her to achieve our goals and further align her incentives with those of our shareholders, Ms. Gilbert will also receive a grant of 245,540 options (assuming the mid-point of the estimated price range set forth on the cover page of this prospectus), each with an expiration date that is the ten year anniversary of the completion of the offering. The options will include the following exercise prices (assuming the mid-point of the estimated price range set forth on the cover page of this prospectus), none of which will be 'in-the-money' upon the completion of the offering:

  •
  49,108 options with an exercise price equal to US$20.50 that will vest on the one year anniversary of the completion of the offering;

  •
  49,108 options with an exercise price equal to US$24.60 that will vest on the two year anniversary of the completion of the offering;

  •
  49,108 options with an exercise price equal to US$29.52 that will vest on the three year anniversary of the completion of the offering;

  •
  49,108 options with an exercise price equal to US$35.42 that will vest on the four year anniversary of the completion of the offering; and

  •
  49,108 options with an exercise price equal to US$42.51 that will vest on the five year anniversary of the completion of the offering.

        If Ms. Gilbert's employment were to be terminated by us without cause or she resigned for good reason all of her Legacy Option Shares and other outstanding equity based awards would vest and become immediately exercisable, in the case of her options described above, until the earlier of the third anniversary of her termination and the end of the term of the options. If Ms. Gilbert were to resign without good reason or if her employment were to be terminated by us for cause, all unvested equity awards would terminate as of the date of her resignation.

Elizabeth Joy Grahek

        Under the employment agreement with Joy Grahek, Ms. Grahek will be entitled to an annual base salary of $400,000, subject to any increase approved by our board of directors. Ms. Grahek will also be eligible for an annual performance-based incentive bonus targeted at 75% of her annual base salary, subject to any increase approved by our board of directors. Ms. Grahek is also eligible to receive an annual grant of RSUs and PSUs. In addition, Ms. Grahek will be entitled to participate in our benefit plans, deferred profit sharing plan and registered retirement savings plan and receive a car allowance.

        If Ms. Grahek's employment were to be terminated by us without cause or she resigned for good reason, Ms. Grahek would be entitled to a payment equal to two times her base salary and average bonus received in the previous two fiscal years immediately prior to the year of termination payable in equal installments in the two years following termination, a prorated target bonus in respect of the year in which her termination occurs and participation in the benefit plans until the earlier of 18 months or comparable coverage is secured through alternate employment.

        If Ms. Grahek's employment were to be terminated by us without cause or she resigned for good reason within 12 months of a change of control, Ms. Grahek would be entitled to a lump sum payment within 60 days of termination equal to two times her base salary and average bonus received in the previous two fiscal years immediately prior to the year of termination, a prorated target bonus in respect of the year in which her termination occurs and participation in the benefit plans as described above.

        If Ms. Grahek's employment were to be terminated by us without cause or she resigned for good reason all of her Legacy Option Shares and other outstanding equity based awards would vest and become immediately exercisable. If Ms. Grahek were to resign without good reason or if her employment were to be terminated by us for cause, all unvested equity based awards would terminate as of the date of her resignation.

        Under her employment agreement, Ms. Grahek will be subject to certain restrictive covenants with respect to solicitations and non-competition obligations for a period of 12 months following her termination, and will be subject to certain intellectual property assignment and confidentiality obligations.

Equity Incentive Plans

Legacy Stock Option Plan

        Holdings established a stock option plan dated May 31, 2018, as amended on November 14, 2018 (the "Legacy Stock Option Plan"). As part of the Pre-Closing Capital Changes in connection with this offering, 159,468,329 options issued and outstanding under the Legacy Stock Option Plan with an exercise price of $20.36 (on an as converted basis) will vest and adjust in accordance with the terms of the Legacy Stock Option Plan and after giving effect to the offering will be exercised on a net basis, less applicable withholdings taxes, into 3,203,925 subordinate voting shares (the "Legacy Option Shares"). At completion of this offering, there will be no options outstanding under the Legacy Stock Option Plan and such plan will be terminated.

        Unless otherwise determined by the board of directors, the Legacy Option Shares will be held by a trustee in trust or in escrow on behalf of the legacy option holders. One-third of the Legacy Option Shares will vest and be released from escrow on each of the first three anniversaries of the closing of the offering. Unless otherwise determined by the board of directors, if prior to the third anniversary of the closing of the offering a legacy option holder's employment with the Company is terminated without cause, such legacy option holder's Legacy Option Shares held in trust at such time will continue to vest. Unless otherwise determined by the board of directors, if a legacy option holder's employment is otherwise terminated prior to the third anniversary of the closing of the offering, the legacy option holder's Legacy Option Shares held in trust at such time will be cancelled for no consideration.

LTIP

        Long-term incentive compensation awards align the interests of our executive officers with the interests of our shareholders by awarding pay-for-performance that reflects the long-term interests of our shareholders, supports the achievement of our performance objectives, and encourages an appropriate level of compensation risk, while also cultivating longer term retention.

        Upon completion of this offering, we will adopt the LTIP to provide different types of equity-based incentives to be granted to certain of our executive officers, employees and consultants (collectively, the "eligible participants"), including options, PSUs and RSUs (collectively referred to herein as "awards"). Each award will represent the right to receive subordinate voting shares, or in the case of PSUs and RSUs, subordinate voting shares or cash, in accordance with the terms of the LTIP. The following discussion is qualified in its entirety by the text of the LTIP and each grant agreement evidencing the applicable awards.

        It is expected that upon completion of the offering the Company will issue 19,643,184 options to employees and officers of the Company. Each option granted will have an expiration date that is the ten year anniversary of the completion of the offering. The options to be granted to Mr. Dovigi will use a tiered exercise price and vesting structure as follows: US$20.50 on the completion of the offering; US$24.60 on the fifteen month anniversary of the offering; US$29.52 on the twenty-seven month anniversary of the offering; US$35.42 on the thirty-nine month anniversary of the offering and US$42.51 on the fifty-one month anniversary of the offering. The options to be granted to the other executives will use a tiered exercise price and vesting structure as follows: US$20.50 with one year vesting; US$24.60 with two year vesting; US$29.52 with three year vesting; US$35.42 with four year vesting; and US$42.51 with five year vesting (in each case assuming the midpoint of the estimated price range set forth on the cover page of this prospectus).

        Under the terms of the LTIP, our board of directors, or if authorized by our board of directors, our NGC Committee, may grant awards to eligible participants, as applicable. Participation in the LTIP is voluntary and, if an eligible participant agrees to participate, the grant of awards will be evidenced by a grant agreement with each such participant. The interest of any participant in any award is not assignable or transferable, whether voluntarily, involuntarily, by operation of law or otherwise, other than by will or the laws of descent and distribution.

        The LTIP will provide that, in order to preclude a dilution or enlargement of the benefits under the LTIP, appropriate adjustments, if any, will be made by our board of directors in the shares issuable or amount payable in connection with a reclassification, reorganization or other change of our shares, share split or consolidation, distribution, merger or amalgamation.

        The maximum number of subordinate voting shares reserved for issuance collectively under our LTIP, the DSU Plan (described below under "—Deferred Share Unit Plan") and any other security-based compensation arrangement will be 10% of the aggregate number of subordinate voting shares and multiple voting shares issued and outstanding from time to time, which will represent 32,078,233 subordinate voting shares after giving effect to the Pre-Closing Capital Changes and as of closing of this offering. For the purposes of calculating the maximum number of subordinate voting shares reserved for issuance under the LTIP, the DSU Plan and any other security-based compensation arrangement, any issuance from treasury by the Company that is issued in reliance upon an exemption under applicable stock exchange rules applicable to equity based compensation arrangements used as an inducement to person(s) or company(ies) not previously employed by and not previously an insider of the Company shall not be included. All of the shares covered by the exercised, cancelled or terminated awards will automatically become available subordinate voting shares for the purposes of awards that may be subsequently granted under the LTIP. As a result, the LTIP is considered an "evergreen" plan. As an evergreen plan, the LTIP will be subject to shareholder approval every three years pursuant of the rules of the TSX.

        The maximum number of subordinate voting shares that may be: (i) issued to insiders of the Company within any one-year period; or (ii) issuable to insiders of the Company at any time, in each case, under the LTIP alone, or when combined with all of the Company's other security-based compensation arrangements, cannot exceed 10% of the aggregate number of shares issued and outstanding from time to time. The LTIP does not include a maximum that may be issued to an eligible participant. No financial assistance is provided by the Company to eligible participants in connection with the LTIP.

        The terms and conditions of grants of options, RSUs and PSUs including the quantity, type of award, grant date, vesting conditions, vesting periods, settlement date and other terms and conditions with respect to these awards, will be set out in the participant's grant agreement. The impact of certain events upon the rights of holders of these types of awards, including termination for cause, resignation, retirement, termination other than for cause and death or long-term disability, will be set out in the participant's grant agreement.

        The participant's grant agreement is expected to provide that options shall be exercisable during a period established by our board of directors which shall commence on the date of the grant and shall terminate no later than ten years after the date of the granting of the options or such shorter period as the board of directors may determine. The exercise price of options will be determined by the board of directors when such options are granted, but will not be less than the closing price of the subordinate voting shares on the day prior to the grant of such options. For RSUs and PSUs, the participant's grant agreement is expected to provide that RSUs and PSUs shall settle, subject to the achievement of the applicable vesting or other conditions applicable thereto, if any, no later than three years after the date of grant of the award if settled in cash or shares purchased in the open market by the Company, or no later than ten years after the date of the grant of award if settled in shares issued from treasury by the Company, or in each case, such shorter period as our board of directors may determine. RSUs and PSUs entitle the eligible participant to acquire subordinate voting shares at a purchase price determined by the board of directors, subject to certain restrictions and conditions as the board of directors may determine at the time of grant. RSUs and PSUs may be settled in cash, subordinate voting shares or both, in accordance with the terms of the LTIP and the grant agreement.

        The LTIP will provide that the exercise period for an option shall automatically be extended if the date on which it is scheduled to terminate falls during a black-out period. In such cases, the extended exercise period shall terminate ten business days after the last day of the black-out period. In order to facilitate the payment of the exercise price of the options, the LTIP has a cashless exercise feature pursuant to which participants may elect to undertake either a broker assisted "cashless exercise" or a "net exercise" subject to the procedures set out in the participant's grant agreement, including the consent of our board of directors, where required. The "cashless exercise" procedure may include the sale of such number of shares as is necessary to raise an amount equal to the aggregate exercise price for all options being exercised by that participant and any applicable tax withholdings. The participant may authorize the broker to sell shares on the open market by means of a short sale and forward the proceeds of such short sale to the Company to satisfy the exercise price and any applicable tax withholdings. The "net exercise" procedure may include the participant surrendering options and electing to receive that number of subordinate voting shares calculated using the following formula below, subject to the payment of any applicable withholding taxes:

  X = (Y * (A–B)) / A

  Where:

  X = the number of subordinate voting shares to be issued to the participant upon exercising such options; provided that if the foregoing calculation results in a negative number, then no subordinate voting shares shall be issued

  Y = the number of subordinate voting shares underlying the options to be surrendered

  A = the market value of the subordinate voting shares as at the date of the surrender

  B = the exercise price of such options.

        In the event of a change of control of the Company, our board of directors will have the discretion to, among other things, accelerate the vesting of outstanding awards, settle outstanding awards in cash or exchange outstanding awards for similar awards of a successor company.

        Our board of directors may, in its sole discretion, suspend or terminate the LTIP at any time, or from time to time, amend, revise or discontinue the terms and conditions of the LTIP or of any securities granted under the LTIP and any grant agreement relating thereto, subject to any required regulatory and exchange approval, provided that such suspension, termination, amendment, or revision will not adversely alter or impair any award previously granted except as permitted by the terms of the LTIP or as required by applicable laws.

        Our board of directors may amend the LTIP or any securities granted under the LTIP at any time without the consent of a participant provided that such amendment shall: (i) not adversely alter or impair any award previously granted except as permitted by the terms of the LTIP or with consent of the participant; (ii) be in compliance with applicable law and subject to any regulatory approvals including, where required, the approval of the TSX or NYSE; and (iii) be subject to shareholder approval, where required by law, the requirements of the TSX, NYSE or the LTIP, provided however that shareholder approval shall not be required for the following amendments and our board of directors may make any changes which may include but are not limited to:

  •
  any amendment to the vesting provisions, if applicable, or assignability provisions of awards;

  •
  any amendment regarding the effect of termination of a participant's employment or engagement;

  •
  any amendment which accelerates the date on which any award may be exercised under the LTIP;

  •
  any amendment necessary to comply with applicable law or the requirements of the TSX, NYSE, any other exchange upon which the securities of the Company are then listed, or any other regulatory body;

  •
  any amendment of a "housekeeping" nature, including, without limitation, to clarify the meaning of an existing provision of the LTIP, correct or supplement any provision of the LTIP that is inconsistent with any other provision of the LTIP, correct any grammatical or typographical errors or amend the definitions in the LTIP;

  •
  any amendment regarding the administration of the LTIP; and

  •
  any other amendment that does not require the approval of shareholders pursuant to the amendment provisions of the LTIP,

provided that the alteration, amendment or variance does not:

  •
  increase the maximum number of subordinate voting shares issuable under the LTIP, other than an adjustment pursuant to a change in capitalization;

  •
  reduce the exercise price of awards;

  •
  extend the expiration date of an award benefitting an insider of the Company, except in the case of an extension due to a black-out period;

  •
  remove or exceed the insider participation limits; or

  •
  amend the amendment provisions of the LTIP.

Director Compensation

        We did not pay our directors any compensation for their service as directors during Fiscal 2019. We reimburse our directors for all reasonable out-of-pocket travel expenses incurred in connection with attendance at meetings of the board of directors. As we transition from being a privately held company to a publicly traded company, we will evaluate our director compensation program for members of our board of directors and its committees. Our compensation program for our directors is expected to be designed to attract and retain committed and qualified directors that possess the range and depth of skills and experience required for our board of directors.

Deferred Share Unit Plan

        In connection with the offering, our board of directors will adopt a director deferred share unit plan (the "DSU Plan"), which is a component of the Company's long-term incentive compensation arrangements available for our non-employee directors. The DSU Plan will provide non-employee directors with the opportunity to receive a portion of their compensation in the form of deferred share units ("DSUs"), representing a unit equivalent in value to a subordinate voting share in accordance with the terms of the DSU Plan (based on the closing price of the subordinate voting shares on the day prior to the grant). The DSU Plan will be administered by our board of directors, provided that the board of directors may, in its discretion, delegate its administrative powers under the DSU Plan to the NGC Committee. The following discussion is qualified in its entirety by the text of the DSU Plan and each agreement evidencing the grant of DSUs.

        The participant is entitled to redeem his or her DSUs following the participant's death, disability, resignation or retirement from our board of directors, or if such director becomes an employee of the Company, upon his or her termination (with or without cause) as an employee. The maximum number of subordinate voting shares reserved for issuance collectively under the DSU Plan, the LTIP and any other security-based compensation arrangement will be 10% of the aggregate number of subordinate voting shares and multiple voting shares issued and outstanding from time to time, which will represent 32,078,233 subordinate voting shares after giving effect to the Pre-Closing Capital Changes and as of the closing of this offering. DSUs may be settled in cash, subordinate voting shares or both, in accordance with the terms of the DSU Plan and the grant agreement. The board of directors, in its sole discretion, may cancel all or a portion of the participant's DSUs as a result of the participant's termination for cause. Except as specifically provided in a grant agreement approved by our board of directors, DSUs granted under the DSU Plan are generally not assignable or transferable, whether voluntarily, involuntarily, by operation of law or otherwise, other than by will or the laws of descent and distribution. The DSU Plan does not include a maximum that may be issued to a participant. The DSU Plan will provide that appropriate adjustments, if any, will be made by the board of directors in connection with a reclassification, reorganization or other change of our shares, share split or consolidation, distribution, merger or amalgamation, in the shares issuable or amounts payable to preclude a dilution or enlargement of the benefits under the DSU Plan. In the event that a director receives subordinate voting shares in satisfaction of an award during a black-out period, such participant shall not be entitled to sell or otherwise dispose of such subordinate voting shares until such black-out period has expired. No financial assistance is provided by the Company to participants in connection with the DSU Plan.

        In the event of a change of control of the Company, the board of directors has the authority to take all necessary steps to ensure the protection of the rights of the participants under the DSU Plan, including ensuring that the Company or any entity which is or would be the successor to the Company or which may issue securities in exchange for the subordinate voting shares upon the change of control will assume each outstanding DSU, or provide each participant with new, replacement or amended DSUs which will continue on similar terms and conditions following the change of control as provided in the DSU Plan.

        The board of directors may make such other provisions for the protection of the rights of the participants under the DSU Plan as it deems appropriate; however, no participant shall be entitled to receive payment for, or in respect of, any DSU on or before the director's death, disability, resignation or retirement from the board of directors or if such director becomes an employee of the Company, before his or her subsequent termination (with or without cause).

        The board of directors may, in its sole discretion, amend, suspend or terminate the DSU Plan at any time, or from time to time, amend the terms and conditions of the DSU Plan or of any DSUs granted under the DSU Plan and any grant agreement relating thereto, provided that such amendment (i) shall not materially adversely affect the rights of a participant as permitted by the terms of the DSU Plan without the participant's written consent unless such amendment is necessary to comply with law and (ii) shall be in compliance with applicable law and subject to any regulatory approvals including, where required, the approval of the TSX and NYSE.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        In addition to the compensation arrangements discussed under "Executive Compensation", the following is a description of the material terms of those transactions with related parties to which we are party and which we are required to disclose pursuant to the disclosure rules of the SEC and the Canadian securities regulatory authorities.

Investor Rights Agreements

        The Investors, among others, are currently parties to a shareholders' agreement, which will terminate upon the closing of this offering in accordance with its terms. Effective at the closing of this offering, we will enter into the Investor Rights Agreements with each of the Investors with respect to certain director nomination rights, governance matters and pre-emptive rights.

        The following is a summary of the material attributes and characteristics of the Investor Rights Agreements. This summary is qualified in its entirety by reference to the provisions of the Investor Rights Agreements, which contain a complete statement of those attributes and characteristics. The Investor Rights Agreements will be filed with the Canadian securities regulatory authorities and available on SEDAR at www.sedar.com and with the SEC as an exhibit to the registration statement of which this prospectus forms a part.

        The Investor Rights Agreements will provide that BC Partners will be entitled to nominate:

  •
  40% of our directors (rounding up to the nearest whole number) for so long as it beneficially owns or controls, directly or indirectly, at least 30% of the issued and outstanding shares;

  •
  30% of our directors (rounding up to the nearest whole number) for so long as it beneficially owns or controls, directly or indirectly, between 20% and 29.9% of the issued and outstanding shares;

  •
  20% of our directors (rounding up to the nearest whole number) for so long as it beneficially owns or controls, directly or indirectly, between 10% and 19.9% of the issued and outstanding shares; and

  •
  10% of our directors (rounding up to the nearest whole number) for so long as it beneficially owns or controls, directly or indirectly, between 5% and 9.9% of the issued and outstanding shares.

        The Investor Rights Agreements will also provide that Ontario Teachers and GIC will each be entitled to nominate 10% of our directors (rounding up to the nearest whole number) for so long as it beneficially owns or controls, directly or indirectly, at least 5% of the issued and outstanding shares.

        The Investor Rights Agreements will provide that the Dovigi Group will be entitled to nominate 10% of our directors (rounding up to the nearest whole number) until such time as the multiple voting shares held by the Dovigi Group automatically convert to subordinate voting shares pursuant to our Articles, as further described below. See "Description of Share Capital—Conversion". Additionally, for so long as Patrick Dovigi is our Chief Executive Officer, he will be nominated as a director and upon election he will be entitled to be the Chairman of our board of directors. Notwithstanding the foregoing, Patrick Dovigi will be entitled to resign as the Chairman at any time. Upon Patrick Dovigi ceasing to be a director, or in the event Patrick Dovigi does not wish to be the Chairman, then the Chairman shall be appointed by our board of directors.

        Each of the Investors will not vote against or withhold their vote in respect of the other Investors' nominees. Additionally, the Investor Rights Agreements will provide that, for so long as BC Partners beneficially owns or controls, directly or indirectly, at least 15% of the issued and outstanding shares, the Dovigi Group will only be permitted to vote the multiple voting shares that it holds in a manner consistent with the recommendation of the director nominees of BC Partners on our board of directors; provided that the Dovigi Group will not be required to vote the multiple voting shares that it holds in a manner consistent with the recommendation of the director nominees of BC Partners on any matter that will disproportionally adversely affect the Dovigi Group's economic or voting interest or is reasonably expected to disproportionally adversely affect the Dovigi Group's economic or voting interest relative to BC Partners.

Pre-Emptive Rights

        The Investor Rights Agreements will provide that each of (i) BC Partners, Ontario Teachers and GIC, for so long as they each beneficially own or control, directly or indirectly, at least 7.5% of the issued and outstanding shares, will have pre-emptive rights to allow BC Partners, Ontario Teachers and GIC to respectively beneficially own or control, directly or indirectly, the same aggregate percentage of issued and outstanding shares as each of BC Partners, Ontario Teachers and GIC, respectively, beneficially owned or controlled, directly or indirectly, immediately prior to any applicable distribution or issuance of shares, and (ii) the Dovigi Group, for so long as it beneficially owns or controls, directly or indirectly, multiple voting shares, will have pre-emptive rights to acquire such number of multiple voting shares to allow the Dovigi Group to beneficially own or control, directly or indirectly, the same aggregate voting interest as the Dovigi Group beneficially owned or controlled, directly or indirectly, immediately prior to any applicable distribution or issuance of shares, in each case subject to certain customary exceptions.

Registration Rights Agreement

        The Investors are currently parties, among others, to a registration rights agreement which will be amended on completion of this offering (the "Registration Rights Agreement").

        The following is a summary of the material attributes and characteristics of the Registration Rights Agreement. This summary is qualified in its entirety by reference to the provisions of that agreement, which contains a complete statement of those attributes and characteristics. The Registration Rights Agreement will be filed as an exhibit to this registration statement, with the Canadian securities regulatory authorities and available on SEDAR at www.sedar.com.

        Pursuant to the Registration Rights Agreement, BC Partners, Ontario Teachers, GIC and the Dovigi Group (the "Registration Rights Investors") will be entitled to certain demand registration rights which will enable them to require us to file a registration statement and/or a Canadian prospectus and otherwise assist with public offerings of subordinate voting shares (including subordinate voting shares issuable upon conversion of multiple voting shares) under the Securities Act and applicable Canadian securities laws, in accordance with the terms and conditions of the Registration Rights Agreement. The Registration Rights Agreement entitles BC Partners to five demand registration rights, Ontario Teachers to three demand registration rights, and GIC and the Dovigi Group to two demand registration rights each. The Registration Rights Investors and certain of our other existing shareholders have been granted piggyback registration rights permitting such shareholders to participate in future public offerings in accordance with the terms and conditions of the Registration Rights Agreement. In connection with the Margin Loans each of the Registration Rights Investors will assign the Registration Rights Agreement to the lenders under the Margin Loans. (See "Underwriting (Conflicts of Interest)—Other Relationships Between Us and Certain Underwriters").

        All costs and expenses associated with any demand registration will be borne by us other than underwriting discounts, commissions and transfer taxes, if any, attributable to the sale of the subordinate voting shares (including following the conversion of multiple voting shares) by the applicable selling Registration Rights Investor. We will also be required to provide indemnification and contribution for the benefit of the Registration Rights Investors and their respective affiliates and representatives in connection with any demand registration.

        Subject to approval by our board of directors, the Registration Rights Agreement may be amended with the approval of the Registration Rights Investors holding a majority of the shares held by such persons.

        As a result of the lock-up restrictions described under "Shares Eligible for Future Sale—Lock-up Agreements", the demand and piggyback registration rights granted pursuant to the Registration Rights Agreement will not be exercisable, unless a waiver of the applicable lock-up restrictions is obtained, during a period of 180 days following the closing of this offering.

Interests of Management and Others in Material Transactions

        Other than as described in this prospectus, there are no material interests, direct or indirect, of any of our directors or executive officers, any shareholder that beneficially owns, or controls or directs (directly or indirectly), more than 10% of any class or series of our outstanding voting securities, or any associate or affiliate of any of the foregoing persons, in any transaction within the three years before the date hereof that has materially affected or is reasonably expected to materially affect us or any of our subsidiaries.

Directed Share Program

        At our request, the underwriters have reserved for sale up to 5% of the subordinate voting shares to be sold by us and offered by this prospectus for sale, at the initial public offering price, to our employees and directors, through a directed share program, who have expressed an interest in purchasing our subordinate voting shares in the offering. The number of subordinate voting shares available for sale to the general public in the offering will be reduced by the number of reserved subordinate voting shares sold to such employees and directors. Any reserved subordinate voting shares not purchased by such employees and directors will be offered by the underwriters to the general public on the same basis as the other subordinate voting shares offered under this prospectus. Subordinate voting shares sold through the directed share program will be subject to the same underwriters' fees as subordinate voting shares sold to the general public. See "Underwriting (Conflicts of Interest)".

Indebtedness of Directors and Officers

        Other than as described below, none of our directors, executive officers, employees, former directors, former executive officers or former employees or any of our subsidiaries, and none of their respective associates, is or has within 30 days before the date of this prospectus or at any time since the beginning of the most recently completed financial year been indebted to us or any of our subsidiaries or another entity whose indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar agreement or understanding provided by us or any of our subsidiaries.

Purpose	To us or our Subsidiaries	To Another Entity
Share purchases	$161,000	$—
Other	$—	$—

        On July 17, 2019, Patrick Dovigi and certain of his affiliates repaid loans owing to us in the amount of $161 million. These loans were initially incurred in connection with the purchase of our shares. In addition, in connection with the Recapitalization, we issued a non-interest bearing promissory note payable to Josaud Holdings Inc., an entity controlled by Patrick Dovigi, in an aggregate principal amount of $35.0 million, which is scheduled to mature on January 1, 2023. The note is being repaid in installments of $3.5 million every six months. As of December 31, 2019, there was $21.0 million outstanding principal amount.

        In connection with the Pre-Closing Capital Changes, the Dovigi Group will issue a loan to Holdings for $29 million, payable in equal semi-annual installments over five years and bearing market interest, which will be used to repay the PIK Notes.

PRINCIPAL AND SELLING SHAREHOLDERS

        Upon the completion of this offering, BC Partners, Ontario Teachers, and GIC will, collectively, directly or indirectly, own or control approximately 67.3% of the issued and outstanding subordinate voting shares, approximately 64.8% of the issued and outstanding shares and approximately 48.6% of the voting power attached to all of our shares (approximately 65.0%, 62.7% and 47.4%, respectively, if the underwriters exercise their option to purchase additional subordinate voting shares in full) and Dovigi Group will, directly or indirectly, own or control 100% of the issued and outstanding multiple voting shares, approximately 3.7% of the issued and outstanding shares and approximately 27.8% of the voting power attached to all of our shares (approximately 3.6% and 27.1%, respectively, if the underwriters exercise their option to purchase additional subordinate voting shares in full). As a result, the Investors will have a significant influence over us and our affairs. See "Risk Factors". Immediately following the Pre-Closing Capital Changes, there are 13 record holders of our subordinate voting shares and no record holders of multiple voting shares in the United States.

        The following table and accompanying footnotes set forth information with respect to the beneficial ownership of our subordinate voting shares and multiple voting shares, immediately following the Pre-Closing Capital Changes, as adjusted to reflect the sale of the subordinate voting shares in this offering of:

  •
  each person known by us to own beneficially more than 5% of our outstanding subordinate voting shares or multiple voting shares, which includes the selling shareholder;

  •
  each of our directors;

  •
  each of our named executive officers;

  •
  all of our directors and executive officers as a group; and

  •
  the Investors.

        Beneficial ownership is determined under SEC rules and regulations and generally includes voting or investment power over securities or the right to receive the economic benefit of ownership of the securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each shareholder identified in the table possesses sole voting and investment power over all shares of equity securities shown as beneficially owned by such shareholder. Subordinate voting shares and multiple voting shares subject to options that are currently exercisable or exercisable within 60 days of the date of this prospectus are considered outstanding and beneficially owned by the person holding the options for the purposes of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For further information regarding material transactions between us and the Investors, see "Certain Relationships and Related Party Transactions".

        Except as otherwise indicated in the footnotes below, the address of each beneficial owner is c/o GFL Environmental Inc., 100 New Park Place, Suite 500, Vaughan, Ontario, Canada, L4K 0H9.

	Beneficially owned immediately following the Pre- Closing Capital Changes and Beneficially owned immediately prior to closing of this offering				Beneficially owned immediately following closing of this offering
	Number of Multiple Voting Shares	Number of Subordinate Voting Shares	Percentage of Outstanding Shares	Percentage of Total Voting Rights	Number of Multiple Voting Shares	Number of Subordinate Voting Shares	Percentage of Outstanding Shares	Percentage of Total Voting Rights
Greater than 5% shareholders:
BC Partners(1)(2)	—	127,857,948	51.3%	34.6%	—	127,857,948	39.9%	29.9%
Ontario Teachers(3)(4)	—	50,025,711	20.1%	13.5%	—	50,025,711	15.6%	11.7%
GIC(5)(6)	—	30,045,477	12.1%	8.1%	—	30,045,477	9.4%	7.0%
Dovigi Group(7)(8)	13,410,869	—	5.4%	36.3%	11,892,576	—	3.7%	27.8%
Directors and Named Executive Officers
Patrick Dovigi(7)(8)	13,410,869	—	5.4%	36.3%	11,892,576	—	3.7%	27.8%
Luke Pelosi(9)	—	351,374	*	*	—	351,374	*	*
Greg Yorston(10)	—	433,756	*	*	—	433,756	*	*
Mindy Gilbert(11)	—	85,019	*	*	—	85,019	*	*
Elizabeth Joy Grahek(12)	—	56,679	*	*	—	56,679	*	*
Dino Chiesa(13)	—	18,893	*	*	—	18,893	*	*
Shahir Guindi(14)	—	18,917	*	*	—	18,917	*	*
Arun Nayar(15)	—	24,417	*	*	—	24,417	*	*
Paolo Notarnicola(16)	—	—	*	*	—	—	*	*
Ven Poole(17)(18)	—	10,717,425	4.3%	2.9%	—	10,717,425	3.3%	2.5%
Raymond Svider(19)	—	—	*	*	—	—	*	*
Blake Sumler(20)	—	—	*	*	—	—	*	*
All directors and executive officers as a group (12 persons)	13,410,869	11,706,480	9.7%	39.2%	11,892,576	11,706,480	7.0%	30.3%

*
Less than one percent.

(1)
Consists of 127,857,948 subordinate voting shares held directly by BCEC-GFL Borrower (Cayman) LP, an affiliate of BCEC-GFL Holdings (Guernsey) L.P. BCEC-GFL Borrower GP (Cayman), Ltd is the general partner of BCEC-GFL Borrower (Cayman) LP and has voting and dispositive power with respect to the subordinate voting shares held by BCEC-GFL Borrower (Cayman) LP. The number of shares indicated in the table above excludes any shares held by GFL Borrower II (Cayman) LP over which BCEC-GFL Borrower GP (Cayman), Ltd. may be deemed to also have shared voting and/or dispositive power. See footnote (5) below. The principal business address of the entities identified herein is c/o BC Partners Advisors L.P. 650 Madison Avenue, New York, New York 10022.

(2)
All of the 127,857,948 subordinate voting shares held by BCEC-GFL Borrower (Cayman) LP will be pledged as collateral to secure obligations under a Margin Loan. See "Underwriting (Conflicts of Interest)—Other Relationships Between Us and Certain Underwriters" for more information.

(3)
Shares are held by an entity controlled by Ontario Teachers' Pension Plan Board over which Ontario Teachers' Pension Plan Board has voting and dispositive power with respect to the subordinate voting shares. The principal business address of the entity identified herein is 5650 Yonge Street, Toronto, Ontario, M2M 4H5.

(4)
All of the 50,025,711 subordinate voting shares held by an entity controlled by Ontario Teachers' Pension Plan Board will be pledged as collateral to secure obligations under a Margin Loan. See "Underwriting (Conflicts of Interest)—Other Relationships Between Us and Certain Underwriters" for more information.

(5)
Consists of 30,045,477 subordinate voting shares held directly GFL Borrower II (Cayman) LP. GFL Borrower II (Cayman) LP shares the power to vote and the power to dispose of these shares with GIC Special Investments Pte. Ltd. ("GIC SI") and GIC Private Limited ("GIC PL") both of which are private limited companies incorporated in Singapore. GIC SI is wholly owned by GIC PL and is the private equity investment arm of GIC PL. GIC PL is wholly owned by the Government of Singapore and was set up with the sole purpose of managing Singapore's foreign reserves. The Government of Singapore disclaims beneficial ownership of these shares. The business address for GFL Borrower II (Cayman) LP is 168 Robinson Road, #37-01 Capital Tower, Singapore 068912. The number of shares indicated in the table above includes shares held by GFL Borrower II (Cayman) LP over which BCEC-GFL Borrower GP (Cayman), Ltd. may also be deemed to have shared voting and/or dispositive power. See footnote (1) above.

(6)
All of the 30,045,477 subordinate voting shares held by GFL Borrower II (Cayman) LP will be pledged as collateral to secure obligations under a Margin Loan. See "Underwriting (Conflicts of Interest)—Other Relationships Between Us and Certain Underwriters" for more information.

(7)
Consists of no subordinate voting shares and 11,892,576 multiple voting shares held directly by the Dovigi Group. The Permitted Holders (as defined in "Description of Share Capital") may be deemed to exercise voting and dispositive power with respect to the subordinate voting shares and multiple voting shares held by the Dovigi Group.

(8)
All of the 11,892,576 multiple voting shares will be pledged as collateral to secure obligations under a Margin Loan. See "Underwriting (Conflicts of Interest)—Other Relationships Between Us and Certain Underwriters" for more information.

(9)
Represents 351,374 Legacy Option Shares.

(10)
Represents 433,756 subordinate voting shares held of record (including 311,498 Legacy Option Shares).

(11)
Represents 85,019 Legacy Option Shares.

(12)
Represents 56,679 Legacy Option Shares.

(13)
Represents 18,893 Legacy Option Shares.

(14)
Represents 18,917 Legacy Option Shares.

(15)
Represents 24,417 Legacy Option Shares.

(16)
Mr. Notarnicola is a partner at BC Partners and disclaims beneficial ownership of the subordinate voting shares held by BCEC-GFL Borrower (Cayman) LP.

(17)
Represents 10,717,425 subordinate voting shares held of record (including 24,417 Legacy Option Shares).

(18)
10,717,425 subordinate voting shares will be pledged as collateral to secure obligations under a Margin Loan. See "Underwriting (Conflicts of Interest)—Other Relationships Between Us and Certain Underwriters" for more information.

(19)
Mr. Svider is a partner at BC Partners and disclaims beneficial ownership of the subordinate voting shares held by BCEC-GFL Borrower (Cayman) LP.

(20)
Mr. Sumler is a Managing Director at Ontario Teachers' Pension Plan Board and disclaims beneficial ownership of the subordinate voting shares held by Ontario Teachers' Pension Plan Board.

 TANGIBLE EQUITY UNITS OFFERING

        Concurrently with this offering, we are offering, by means of a separate prospectus, 14,000,000                % Tangible Equity Units (and, to the extent that the underwriters sell more than 14,000,000 Units, up to an additional 2,100,000        % Tangible Equity Units that the underwriters in the Unit Offering have the option to purchase from us, at the initial public offering price thereof less the underwriting discount, within 13 days beginning on, and including, the date of the initial issuance of the Units), which we refer to as Units, each with a stated amount of US$50.00 (or $66.67).

        Each Unit is composed of two parts: (1) a prepaid stock purchase contract issued by us, which we refer to as a purchase contract, and (2) a senior amortizing note issued by us, which we refer to as an amortizing note. Unless settled earlier at the holder's option or at our option (each as described below), each purchase contract will, subject to postponement in certain limited circumstances, automatically settle on March 15, 2023, and we will deliver a specified number of our subordinate voting shares per purchase contract based upon applicable settlement rates and the market value of our subordinate voting shares. Unless settled earlier as described below, each purchase contract that is a component of a Unit will settle automatically on the mandatory settlement date into between            and            subordinate voting shares, subject to certain anti-dilution adjustments. The number of subordinate voting shares issuable upon settlement will be determined based on the volume weighted average price per subordinate voting share over the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding the mandatory settlement date in accordance with the purchase contract agreement. Assuming automatic settlement at the rate of 2.4390 subordinate voting shares per purchase contract, the maximum number of shares issuable upon automatic settlement of such purchase contracts based on an assumed initial public offering price of US$20.50 per subordinate voting share, which is the midpoint of the estimated price range set forth on the cover page of this prospectus, is 34,146,341 subordinate voting shares (or 39,268,293 subordinate voting shares if the underwriters in the Unit Offering exercise their option to purchase additional Units in full), subject to certain anti-dilution adjustments.

        At any time prior to the second scheduled trading day immediately preceding March 15, 2023, holders of the purchase contracts may elect to settle purchase contracts early and we will deliver a number of subordinate voting shares per purchase contract equal to: (i) if the holder settles purchase contracts prior to 5:00 p.m., New York City time, on September     , 2020, 95% of the minimum settlement rate on the early settlement date and (ii) if the holder settles purchase contracts commencing on September     , 2020, the minimum settlement rate on the early settlement date, in each case, subject to certain anti-dilution adjustments. Upon early settlement at the holder's election, the market value of our subordinate voting shares on the early settlement date will not affect the early settlement rate and the corresponding amortizing note will remain outstanding. If holders elect to settle any purchase contracts early in connection with a fundamental change, such purchase contracts will be settled at the fundamental change early settlement rate, which may be greater than the minimum settlement rate. Upon early settlement in connection with a fundamental change, the corresponding amortizing note will remain outstanding.

        On or after March 15, 2021, we may elect to settle all, but not less than all, outstanding purchase contracts at the maximum settlement rate of our subordinate voting shares per purchase contract unless the closing price per subordinate voting share for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding date we provide notice of our election to settle in a period of 30 consecutive trading days ending on, and including, the trading day immediately preceding such date of notice exceeds 130% of the threshold appreciation price in effect on each such trading day, in which case we may elect to settle at the minimum settlement rate, subject to certain anti-dilution adjustments. Upon early settlement at our election, holders will have the right to require us to repurchase their amortizing notes for cash at a price equal to the principal amount of such amortizing note, plus accrued and unpaid interest, calculated at an annual rate of        %.

        Each amortizing note will have an initial principal amount of US$            , will bear interest at the rate of        % per annum and will have a final installment payment date of March 15, 2023. On each March 15, June 15, September 15 and December 15, commencing on June 15, 2020, we will pay equal quarterly cash installments of US$            per amortizing note (except for the June 15, 2020 installment payment, which will be US$            per amortizing note), which cash payment in the aggregate per year will be equivalent to        % per year with respect to each US$50.00 stated amount of Tangible Equity Units.

        We estimate that the net proceeds to us from the sale of Units in the Unit Offering, if completed, will be approximately US$677.3 million (or approximately US$778.8 million if the underwriters in the Unit Offering exercise their option to purchase additional Units in full), in each case after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. The closing of this offering is not conditioned upon the closing of the Unit Offering, but the closing of the Unit Offering is conditioned upon the closing of this offering.

 DESCRIPTION OF MATERIAL INDEBTEDNESS

        The following is a summary of the material terms of certain indebtedness currently outstanding. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of such agreements and instruments, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

Revolving Credit Facility

General

        We entered into the Revolving Credit Agreement which, among other things: (a) provided additional commitments under our revolving credit and swingline facility to include total commitments under (i) a US$40.0 million revolving facility (available in US dollars), (ii) a $628.0 million revolving facility (available in Canadian and US dollars) and (iii) an $80.0 million letter of credit facility; and (b) better aligned the covenants with those contained in our Term Facility.

Interest Rates, Fees, Payments and Prepayments

        Under the terms of the facilities under the Revolving Credit Facility, interest rates and margins charged on advances and standby fees for letters of credit are as follows: margins on Bankers' Acceptances, BA Equivalent Advance, LIBOR rate advances and standby fees on letters of credit are charged at 2.75% and margins on Canadian Rate and US Base Rate loans are charged at 1.75% (as Bankers' Acceptances, BA Equivalent Advance, Canadian Rate and US Base Rate are each defined in the Revolving Credit Agreement). In the event that the London interbank offered rate is no longer available or used for determining the interest rate of loans, then the administrative agent under the Revolving Credit Facility and the Company will negotiate to replace the rate of interest applying to LIBOR rate advances with loans using an alternate benchmark rate, giving due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time. The commitment fee for undrawn availability under the Revolving Credit Facility is 0.50%.

        Advances bearing interest based on Canadian Rate or US Base Rate may be prepaid at any time without penalty with written notice one day in advance. Prepayment of Bankers Acceptances and LIBOR rate advances requires two and three days' written notice, respectively.

Covenants

        The Revolving Credit Agreement also contains customary negative covenants including, but not limited to, restrictions on our ability and each of the Revolving Credit Facility guarantors to make certain distributions, merge, consolidate and amalgamate with other companies, make certain investments, undertake asset sales, provide certain forms of financial assistance, incur indebtedness or have any outstanding financial instruments other than certain permitted indebtedness and grants liens and security interests on, hypothecate, charge, pledge or otherwise encumber their assets other than certain permitted encumbrances.

        The Revolving Credit Agreement contains customary affirmative covenants including, but not limited to, delivery of financial and other information to the lenders, notice to the lenders upon the occurrence of certain material events, maintenance of insurance, maintenance of existence, payment of taxes and other claims, maintenance of properties, access to books and records by the lenders, compliance with applicable laws and regulations and further assurances.

        Our Revolving Credit Facility contains a financial maintenance covenant. The covenant (which applies only when the Revolving Credit Facility is drawn at or above 35% of the Revolving Credit Facility limit) is a ratio of Total Net Funded Debt (as defined in the Revolving Credit Agreement) to

Run-Rate EBITDA equal to or less than 8.00 to 1.00. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Our Long-Term Debt".

Events of Default

        The Revolving Credit Agreement provides that, upon occurrence of one or more events of default, our obligations under the agreement and the credit facilities provided pursuant to its terms may be accelerated and the lending commitments under the agreement may be terminated. Such events of default include payment defaults to the lenders, material inaccuracies of representations and warranties, covenant defaults, change of control, bankruptcy proceedings, material money judgements, material adverse effect and other customary events of default.

Security and Guarantees

        The Revolving Credit Facility is guaranteed by the RCF Subsidiary Guarantors (subject to certain customary exceptions), including certain subsidiaries that are not guarantors of the 2022 Notes, 2023 Notes, the 2026 Notes, the 2027 Notes or the Secured Notes. GFL and the RCF Subsidiary Guarantors have provided a first-ranking security interest to the lenders in substantially all present and after-acquired personal property and all other present and future undertaking, tangible and intangible assets and certain real property (subject, in each case, to certain customary exceptions and exclusions). GFL has also pledged the shares of substantially all of its subsidiaries as collateral security and provided first-ranking mortgages or charges by way of a debenture. A pari passu first lien intercreditor agreement was entered into on September 30, 2016 among the administrative agent under the Revolving Credit Agreement, the administrative agent under the Term Loan Credit Agreement, GFL and the guarantors from time to time party thereto and a joinder was entered into on December 16, 2019 by the trustee and notes collateral agent under the Secured Notes Indenture, GFL and the guarantors party thereto, which together provide for, inter alia, customary provisions providing for the pari passu equal priority ranking of the security interests provided by GFL and the RCF Subsidiary Guarantors for the Revolving Credit Facility, the security interests provided by GFL and the TF Subsidiary Guarantors for the Term Credit Facility, and the security interests provided by GFL and the guarantors of the Secured Notes for the Secured Notes.

Term Facility

General

        We are party to the Term Loan Credit Agreement. Prior to our entrance into the Incremental Term Loan Amendment, the Term Loan Credit Agreement provided for a US dollar denominated term loan tranche of US$805.0 million, a US dollar denominated delayed draw term loan tranche of US$100.0 million (which was available to us until October 31, 2018 to fund acquisitions meeting certain criteria) and an accordion option, pursuant to which we may incur an incremental tranche of indebtedness in an amount not to exceed (x) the greater of $400.0 million or 100% of consolidated EBITDA for the immediately preceding four consecutive fiscal quarters, plus (y) an unlimited amount so long as the Total Net First Lien Leverage Ratio (as defined in the Term Loan Credit Agreement) for the relevant period after giving pro forma to such incurrence or issuance is less than or equal to 4.25 to 1.00 (or if such debt will (I) rank junior in right of security with respect to the liens securing the loans under the Term Facility, so long as the Total Net Senior Secured Lien Leverage Ratio for the relevant period after giving pro forma to such incurrence or issuance is less than or equal to 5.50 to 1.00 or (II) be unsecured, so long as the Total Net Leverage Ratio for the relevant period after giving pro forma to such incurrence or issuance is less than or equal to 6.75 to 1.00) (or, in the case of any such incremental indebtedness incurred to finance an acquisition or investment permitted to be consummated under the Term Loan Credit Agreement, an unlimited amount of such indebtedness so long as the applicable ratios described above after giving pro forma effect to the consummation of such acquisition or investment and the incurrence of such indebtedness are equal to or less than the applicable ratio immediately prior to the consummation of such acquisition or investment and the incurrence of such indebtedness), plus (z) the aggregate principal amount of all voluntary prepayments of any loans, except to the extent financed with the proceeds of long-term indebtedness (other than revolving indebtedness).

        In connection with the Waste Industries Merger, on November 14, 2018, we entered into the Incremental Term Loan Amendment to provide for a US$1,710.0 million Incremental Term Loan Facility which we incurred as incremental term loans under the Term Loan Credit Agreement in order to finance a portion of the consideration for the Waste Industries Merger. The Incremental Term Loan Facility was incurred as a "fungible increase" of the loans then outstanding under the Term Facility, with substantially similar amortization, maturity, prepayment provisions, customary covenants and events of default and guarantees and security that are, in each case, substantially similar to those applicable to the loans outstanding under the Term Facility.

        As at December 31, 2019, we had US$2,580.2 million principal amount outstanding under the Term Facility.

Interest Rates, Fees, Payments and Prepayments

        Our Term Facility bears interest rates based on our election, which can be either the Eurocurrency Rate (as defined in the Term Loan Credit Agreement) plus 2.75% or the Base Rate (as defined in the Term Loan Credit Agreement) plus 1.75%.

        Our Term Facility amortizes in equal quarterly installments in an amount equal to 1.00% per annum of the original principal amount thereof, with the remaining balance due at final maturity.

        We may voluntarily prepay loans under our Term Facility, in whole or in part, subject to minimum amounts, with prior notice, but without premium or penalty.

        We must prepay our Term Facility with 100% of the net cash proceeds of certain asset sales (such percentage to be subject to reduction to 50% and 0%, respectively, based on the achievement of a Total Net Leverage Ratio (as defined in the Term Loan Credit Agreement) of less than or equal to 5.50 to 1.00 and 4.75 to 1.00, respectively), the incurrence or issuance of specified indebtedness and 50% of excess cash flow (such percentage to be subject to reduction to 25% and 0%, respectively, based on the achievement of Total Net First Lien Leverage Ratio (as defined in the Term Loan Credit Agreement) of less than or equal to 3.00 to 1.00 and 2.50 to 1.00, respectively), in each case, subject to certain exceptions and, in the case of the net cash proceeds of certain asset sales, reinvestment rights.

Covenants

        Our Term Loan Credit Agreement contains customary negative covenants, including, but not limited to, restrictions on our and our restricted subsidiaries' ability to merge and consolidate with other companies, incur indebtedness, make investments, grant liens or security interests on assets, pay dividends or make other restricted payments, sell or otherwise transfer assets or enter into transactions with affiliates.

Events of Default

        Our Term Loan Credit Agreement provides that, upon the occurrence of certain events of default, our obligations under the agreement and our obligations under the Term Facility may be accelerated. Such events of default include payment defaults to the lenders, material inaccuracies of representations and warranties, covenant defaults, cross-defaults to other material indebtedness, voluntary and involuntary bankruptcy proceedings, material money judgements, material pension-plan events, certain change of control events and other customary events of default.

Security and Guarantees

        Our obligations under our Term Facility are guaranteed by the TF Subsidiary Guarantors (subject to certain customary exceptions), including certain subsidiaries that are not guarantors of the 2022 Notes, the 2023 Notes, the 2026 Notes, the 2027 Notes or the Secured Notes. Our Term Facility is secured by a first priority lien on substantially all of our and each TF Subsidiary Guarantors' tangible and intangible assets and certain real property (subject to certain customary exceptions and exclusions) and a first priority pledge of all the capital stock of each direct, wholly-owned material restricted subsidiary directly held by GFL or any TF Subsidiary Guarantor (limited to 65% of the capital stock held by GFL or any TF Subsidiary Guarantor in any direct subsidiary thereof not organized under the laws of Canada or the United States (or any state or province thereof)) and first ranking mortgages or charges by way of debentures.

Equipment Loans, Promissory Notes, Capital Leases and Operating Leases

        We have various capital lease and equipment loan agreements which are secured by the specific assets under such lease or loan. Our capital leases include a contractual obligation to dispose of a minimum number of tonnes at a third-party disposal facility over the course of eleven years that is classified as a capital lease for accounting purposes. The interest rates for these obligations range from 2.50% to 5.97% per annum, while the respective maturity dates of such obligations extend into 2026. We also have operating leases extending into 2029.

        In connection with a May 2016 acquisition, we issued a promissory to the vendor in the aggregate principal amount of $3.5 million, which is secured by a real property mortgage.

Existing Notes

        On May 12, 2017, we issued US$350.0 million in aggregate principal amount of 5.625% senior notes due 2022 (the "2022 Notes"). On February 26, 2018, we issued the 2023 Notes. On May 14, 2018, we issued the Initial 2026 Notes. On April 23, 2019, we issued the 2027 Notes. On December 16, 2019 we issued the Additional 2026 Notes and the Secured Notes. As of December 31, 2019, we had outstanding US$350.0 million in aggregate principal amount of the 2022 Notes, issued under the indenture entered into in respect of the 2022 Notes (the "2022 Indenture"), US$400.0 million in aggregate principal amount of the 2023 Notes, issued under the indenture entered into with respect of the 2023 Notes (as amended, the "2023 Indenture"), US$675.0 million in aggregate principal amount of the 2026 Notes, issued under the indenture entered into with respect to the 2026 Notes (the "2026 Indenture"), US$600.0 million in aggregate principal amount of the 2027 Notes, issued under the indenture entered into with respect of the 2027 Notes (as amended, the "2027 Indenture") and US$500.0 million in aggregate principal amount of the Secured Notes issued under an indenture entered into with respect of such Secured Notes (the "Secured Notes Indenture" and, together with the 2022 Indenture, the 2023 Indenture, the 2026 Indenture and the 2027 Indenture, the "Notes Indentures"). The Unsecured Notes are our senior unsecured obligations and rank equally in right of payment to all of our existing and future senior unsecured debt and senior in right of payment to all of our future subordinated debt (if any). The Unsecured Notes are effectively subordinated to any of our and the guarantors' existing and future secured debt to the extent of the value of the assets securing such debt. The Secured Notes are our senior secured obligations and rank equally in right of payment to all of our existing and future senior secured debt and senior in right of payment to all of our future subordinated debt (if any). The Secured Notes are effectively senior to any of our and the guarantors' existing and future unsecured debt to the extent of the value of the assets securing such debt. The guarantees of the Notes rank equally in right of payment with all of our subsidiary guarantors' existing and future senior debt and senior in right of payment to all of our subsidiary guarantors' future subordinated debt (if any). In addition, the Unsecured Notes are structurally subordinated to the liabilities of our non-guarantor subsidiaries, including certain subsidiaries that guarantee the Credit Agreements but do not guarantee the Unsecured Notes. The 2022 Notes will mature on May 1, 2022, the 2023 Notes will mature on March 1, 2023, the 2026 Notes will mature on June 1, 2026, the 2027 Notes will mature on May 1, 2027 and the Secured Notes will mature on December 15, 2026. We pay interest on the 2022 Notes and the 2027 Notes semi-annually on May 1 and November 1 of each year in cash in arrears. We pay interest on the 2023 Notes semi-annually on March 1 and September 1 of each year in cash in arrears. We pay interest on the 2026 Notes semi-annually on June 1 and December 1 of each year in cash in arrears. We pay interest on the Secured Notes semi-annually on June 15 and December 15 of each year in cash in arrears.

        We may redeem up to 40.0% of the 2023 Notes, the 2026 Notes, the 2027 Notes and the Secured Notes using the proceeds of certain equity offerings completed before March 1, 2020, June 1, 2021, May 1, 2022 and December 15, 2022, respectively, at a redemption price equal to 105.375%, 107.000%, 108.500% and 105.125%, respectively, of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, at any time prior to (i) March 1, 2020, we may redeem some or all of the 2023 Notes, (ii) June 1, 2021, we may redeem some or all of the 2026 Notes, (iii) May 1, 2022, we may redeem some or all of the 2027 Notes and (iv) December 15, 2022, we may redeem some or all of the Secured Notes, in each case, at a price equal to 100.0% of the principal amount, plus a "make whole" premium, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. If we sell certain of our assets or experience specific kinds of changes in control, we must offer to purchase the Notes.

        The Notes Indentures entered into in respect of the Notes contain customary covenants, restrictions and events of default for non-investment grade companies on the activities of GFL and its restricted subsidiaries, including, but not limited to, limitations on the incurrence of additional indebtedness; dividends or distributions in respect of capital stock or certain other restricted payments or investments; entering into agreements that restrict distributions from restricted subsidiaries; the sale or disposal of assets, including capital stock of restricted subsidiaries; transactions with affiliates; the incurrence of liens; and mergers, consolidations or the sale of substantially all of GFL's assets. Our Secured Notes are secured by a first priority lien on substantially all of our and each guarantors' tangible and intangible assets and certain real property (subject to certain customary exceptions and exclusions) and a first priority pledge of all the capital stock of each direct, wholly-owned material restricted subsidiary directly held by GFL or any guarantor of the Secured Notes (limited to 65% of the capital stock held by GFL or any guarantors of the Secured Notes in any direct subsidiary thereof not organized under the laws of Canada or the United States (or any state or province thereof)) and will be secured by first ranking mortgages or charges by way of debentures.

        The Unsecured Notes are guaranteed by our material subsidiaries that, together with other entities, guarantee the Term Facility. The Secured Notes are guaranteed by each of our subsidiaries that guarantee the Term Facility and the Revolving Credit Facility.

PIK Notes

        We are party to an amended and restated note purchase agreement dated as of November 14, 2018 relating to the issuance of 11.00% Senior PIK Notes 2018 (the "PIK Notes"). $527.8 million of PIK Notes were issued in connection with the Recapitalization and an additional US$300 million were issued in connection with the Waste Industries Merger. $1,008.0 million aggregate principal amount of PIK Notes are issued and outstanding as of December 31, 2019. On September 25, 2019, we issued 57,653,200 Class J Non-Voting Common Shares, without par value, at $1.10 per share on a pre-consolidation basis ($22.06 on a post-conversion basis) in exchange for $61,141,219 aggregate principal amount of our PIK Notes, Series B, plus accrued and unpaid interest outstanding to such date. Interest on the PIK Notes is paid semi-annually by increasing the principal amount of such PIK Notes by the amount of interest then due and owing. As part of the Pre-Closing Capital Changes, certain of our shareholders will subscribe for additional shares of Holdings at the offering price or make a loan to Holdings, the proceeds of which will be used to repay or redeem in full the PIK Notes prior to closing of this offering. See "Description of Share Capital—Pre-Closing Capital Changes" and "Prior Sales".

Hedging Arrangements

        We have entered into cross-currency swap contracts to fully hedge our exposure of the servicing of US$350.0 million of the 2022 Notes, US$400.0 million of the 2023 Notes, US$400.0 million of the Initial 2026 Notes, US$600.0 million of the 2027 Notes and US$500.0 million of the Secured Notes to changes in the value of the US dollar.

DESCRIPTION OF SHARE CAPITAL

Pre-Closing Capital Changes

        In connection with, and prior to, the closing of this offering, Holdings will amalgamate with GFL, a wholly owned subsidiary of Holdings, and continue as GFL Environmental Inc. In connection with such amalgamation:

  •
  certain of our shareholders will subscribe for additional shares of Holdings at the offering price, the proceeds of which, together with a loan from the Dovigi Group for $29 million, payable in equal semi-annual installments over five years and bearing market interest, will be used to repay in full the PIK Notes;

  •
  the shares being sold by the selling shareholder in this offering will be acquired as a result of such subscriptions;

  •
  our share capital will be amended such that it will be composed of an unlimited number of multiple voting shares, an unlimited number of subordinate voting shares and an unlimited number of preferred shares, issuable in series (See "—Share Capital upon Completion of the Offering");

  •
  in connection with his resignation as an officer of GFL, Ven Poole will receive a separation payment of 68,537 subordinate voting shares issued at the initial public offering price in the amount of approximately US$1.4 million, assuming the midpoint of the estimated price range set forth on the cover page of this prospectus;

  •
  our outstanding options will vest and convert into an aggregate of 3,203,925 Legacy Option Shares (see "Executive Compensation—Legacy Stock Option Plan"); and

  •
  all of the issued and outstanding shares of Holdings will be exchanged for subordinate voting shares and multiple voting shares based on an exchange ratio of 20.363259-for-one, other than the Class F shares of Holdings which will be exchanged for multiple voting shares, based on an exchange ratio of 27.064711-for-one. Immediately following such exchange the Dovigi Group will hold all issued and outstanding multiple voting shares.

        These transactions are collectively referred to as the "Pre-Closing Capital Changes". See "Principal and Selling Shareholders" for the number of our securities which will be owned by each of the Investors upon the closing of this offering. Any subordinate voting shares to be sold by the selling shareholder will be converted from multiple voting shares prior to the closing of this offering.

Share Capital upon Completion of the Offering

        The following describes material terms of our share capital following the completion of the Pre-Closing Capital Changes. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our Articles and by-laws.

        The subordinate voting shares are "restricted securities" within the meaning of such term under applicable securities laws in Canada. We are exempt from the requirements of Section 12.3 of National Instrument 41-101—General Prospectus Requirements ("NI 41-101") on the basis that we were a private issuer immediately before filing this prospectus.

        Upon completion of this offering, an aggregate of 308,889,748 subordinate voting shares, 11,892,576 multiple voting shares (319,865,357 subordinate voting shares and 11,892,576 multiple voting shares if the option to purchase additional subordinate voting shares is exercised in full) and no preferred shares will be issued and outstanding. All of the issued and outstanding multiple voting shares will, directly or indirectly, be held or controlled by the Dovigi Group.

Subordinate Voting Shares and Multiple Voting Shares

Rank

        The subordinate voting shares and multiple voting shares rank pari passu with respect to the payment of dividends, return of capital and distribution of assets in the event of our liquidation, dissolution or winding up.

Dividend Rights

        Holders of subordinate voting shares and multiple voting shares are entitled to receive dividends on a pari passu basis out of our assets legally available for the payment of dividends at such times and in such amount and form as our board of directors may from time to time determine, subject to any preferential rights of the holders of any outstanding preferred shares. In the event of the payment of a dividend in the form of shares and subject to compliance with the rules of the TSX, holders of subordinate voting shares will receive subordinate voting shares and holders of multiple voting shares will receive multiple voting shares unless otherwise determined by our board of directors. See "Dividend Policy".

Voting Rights

        Holders of subordinate voting shares are entitled to one vote per subordinate voting share and holders of multiple voting shares are entitled to 10 votes per multiple voting share on all matters upon which shareholders are entitled to vote. See also "—Certain Amendments". After giving effect to this offering (and assuming no exercise by the underwriters of their option to purchase additional subordinate voting shares), the subordinate voting shares will represent approximately 96.3% of our total issued and outstanding shares and approximately 72.2% of the voting power attached to all of our shares (approximately 96.4% of our total issued and outstanding shares and approximately 72.9% of the voting power attached to all of our shares if the option to purchase additional subordinate voting shares is exercised in full).

Conversion

        The subordinate voting shares are not convertible into any other class of shares. Each outstanding multiple voting share may at any time, at the option of the holder, be converted into one subordinate voting share. Upon the first date that any multiple voting share shall be held by a Person other than by a Permitted Holder, the Permitted Holder which held such multiple voting share until such date, without any further action, shall automatically be deemed to have exercised his, her or its rights to convert such multiple voting share into a fully paid and non-assessable subordinate voting share.

        In addition, all multiple voting shares will convert automatically into subordinate voting shares at such time that is the earlier to occur of the following: (i) the Dovigi Group no longer beneficially owns, directly or indirectly, at least 2.0% of the issued and outstanding shares; (ii) Patrick Dovigi is no longer serving as a director or in a senior management position at the Company; or (iii) the twentieth anniversary of the closing of this offering.

For the purposes of the foregoing:

        "Permitted Holders" means Patrick Dovigi and the spouse or legal equivalent, the parents and/or the lineal descendants of Patrick Dovigi (the "Dovigi Related Persons") or any trust, partnership, corporation, limited liability company or other estate or planning or investment vehicle in which no other Person has any legal, economic, beneficial or other interest other than such holder and/or the Dovigi Related Persons, as applicable, and with respect to which, a transfer does not result in any change in the effective control of such holder's securities.

        "Person" means any individual, partnership, corporation, company, association, trust, joint venture or limited liability company.

        "Control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

Meetings of Shareholders

        Holders of subordinate voting shares and multiple voting shares will be entitled to receive notice of any meeting of our shareholders and may attend and vote at such meetings, except those meetings where only the holders of shares of another class or of a particular series are entitled to vote. A quorum for the transaction of business at a meeting of shareholders is present if at least two shareholders who, together, hold not less than 25% of the votes attaching to our outstanding shares entitled to vote at the meeting are present in person or represented by proxy.

Pre-Emptive and Retraction Rights

        Holders of subordinate voting shares will have no pre-emptive or retraction rights, however, certain of the Investors will be entitled to certain pre-emptive rights to subscribe for additional subordinate voting shares provided for in the Investor Rights Agreements. Holders of multiple voting shares will have no pre-emptive or retraction rights under our Articles, however they will be entitled to certain pre-emptive rights to subscribe for additional subordinate voting shares provided for in the Investor Rights Agreements. See "Certain Relationships and Related Party Transactions—Investor Rights Agreements—Pre-Emptive Rights".

Redemption Rights

        The Company will have no redemption or purchase for cancellation rights.

Liquidation Rights

        Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, the holders of subordinate voting shares and multiple voting shares, without preference or distinction, will be entitled to receive rateably all of our assets remaining after payment of all debts and other liabilities, subject to any preferential rights of the holders of any outstanding preferred shares.

Subdivision, Consolidation and Issuance of Rights

        No subdivision or consolidation of the subordinate voting shares or multiple voting shares may occur unless both classes of shares are concurrently subdivided or consolidated and in the same manner and proportion. Other than as described in this prospectus, no new rights to acquire additional shares or other securities or property of ours will be issued to holders of subordinate voting shares or multiple voting shares unless the same rights are concurrently issued to the holders of both classes of shares.

        We may not issue multiple voting shares without the approval of at least two-thirds of the votes cast subject to pre-emptive rights to subscribe for subordinate voting shares described under "Certain Relationships and Related Party Transactions—Investor Rights Agreements—Pre-Emptive Rights" at a meeting of the holders of subordinate voting shares duly held for that purpose. However, approval is not required in connection with a subdivision, consolidation or stock dividend on a pro rata basis as between the subordinate voting shares and the multiple voting shares.

Certain Amendments

        In addition to any other voting right or power to which the holders of subordinate voting shares shall be entitled by law or regulation or other provisions of our Articles from time to time in effect, but subject to the provisions of our Articles, holders of subordinate voting shares shall be entitled to vote separately as a class, in addition to any other vote of shareholders that may be required, in respect of any alteration, repeal or amendment of our Articles which would adversely affect the rights or special rights of the holders of subordinate voting shares or affect the holders of subordinate voting shares and multiple voting shares differently, on a per share basis, including an amendment to the terms of our Articles that provide that any multiple voting shares sold or transferred to a Person that is not a Permitted Holder shall be automatically converted into subordinate voting shares.

        Pursuant to our Articles, holders of subordinate voting shares and multiple voting shares will be treated equally and identically, except with respect to voting and conversion, on a per share basis, in certain change of control transactions that require approval of our shareholders under the OBCA, unless different treatment of the shares of each such class is approved by a majority of the votes cast by the holders of our subordinate voting shares and multiple voting shares, each voting separately as a class.

Take-over Bid Protection

        Under applicable securities laws in Canada, an offer to purchase multiple voting shares would not necessarily require that an offer be made to purchase subordinate voting shares. In accordance with the rules of the TSX designed to ensure that, in the event of a take-over bid, the holders of subordinate voting shares will be entitled to participate on an equal footing with holders of multiple voting shares, the Dovigi Group will enter into a customary coattail agreement with us and a trustee (the "Coattail Agreement"). The Coattail Agreement will contain provisions customary for dual class, TSX-listed corporations designed to prevent transactions that otherwise would deprive the holders of subordinate voting shares of rights under applicable securities laws in Canada to which they would have been entitled if the multiple voting shares had been subordinate voting shares. See "—Coattail Agreement".

        The undertakings in the Coattail Agreement will not apply to prevent a sale by the holders of multiple voting shares or their Permitted Holders of multiple voting shares if concurrently an offer is made to purchase subordinate voting shares that:

  (a)
  offers a price per subordinate voting share at least as high as the highest price per share to be paid pursuant to the take-over bid for the multiple voting shares;

  (b)
  provides that the percentage of outstanding subordinate voting shares to be taken up (exclusive of subordinate voting shares owned immediately prior to the offer by the offeror or persons acting jointly or in concert with the offeror) is at least as high as the percentage of multiple voting shares to be sold (exclusive of multiple voting shares owned immediately prior to the offer by the offeror and persons acting jointly or in concert with the offeror);

  (c)
  has no condition attached other than the right not to take up and pay for subordinate voting shares tendered if no multiple voting shares are purchased pursuant to the offer for multiple voting shares; and

  (d)
  is in all other material respects identical to the offer for multiple voting shares.

        In addition, the Coattail Agreement will not prevent the transfer of multiple voting shares by the Dovigi Group to its Permitted Holders, provided such transfer is not or would not have been subject to the requirements to make a take-over bid (if the vendor or transferee were in Canada) or constitutes or would be exempt from certain requirements applicable to take-over bids under applicable securities laws in Canada. The conversion of multiple voting shares into subordinate voting shares, whether or not such subordinate voting shares are subsequently sold, would not constitute a disposition of multiple voting shares for the purposes of the Coattail Agreement.

Coattail Agreement

        Under the Coattail Agreement, any sale of multiple voting shares (including a transfer to a pledgee as security) by a holder of multiple voting shares party to the Coattail Agreement will be conditional upon the transferee or pledgee becoming a party to the Coattail Agreement, to the extent such transferred multiple voting shares are not automatically converted into subordinate voting shares in accordance with our Articles.

        The Coattail Agreement will contain provisions for authorizing action by the trustee to enforce the rights under the Coattail Agreement on behalf of the holders of the subordinate voting shares. The obligation of the trustee to take such action will be conditional on us or holders of the subordinate voting shares providing such funds and indemnity as the trustee may reasonably require. No holder of subordinate voting shares will have the right, other than through the trustee, to institute any action or proceeding or to exercise any other remedy to enforce any rights arising under the Coattail Agreement unless the trustee fails to act on a request authorized by holders of not less than 10% of the outstanding subordinate voting shares and reasonable funds and indemnity have been provided to the trustee.

        Other than in respect of non-material amendments and waivers that do not adversely affect the interests of holders of subordinate voting shares, the Coattail Agreement will provide that, among other things, it may not be amended, and no provision thereof may be waived, unless, prior to giving effect to such amendment or waiver, the following have been obtained: (a) the consent of the TSX and any other applicable securities regulatory authority in Canada; and (b) the approval of at least two-thirds of the votes cast by holders of subordinate voting shares represented at a meeting duly called for the purpose of considering such amendment or waiver, excluding votes attached to subordinate voting shares held by the holders of multiple voting shares or their affiliates and related parties and any persons who have an agreement to purchase multiple voting shares on terms which would constitute a sale or disposition for purposes of the Coattail Agreement, other than as permitted thereby. Non-material amendments and waivers that do not adversely affect the interests of holders of subordinate voting shares shall be subject to the approval of the TSX, but shall not require approval of holders of subordinate voting shares.

        No provision of the Coattail Agreement will limit the rights of any holders of subordinate voting shares under applicable law.

Preferred Shares

        Following the Pre-Closing Capital Changes, we will be authorized to issue an unlimited number of preferred shares issuable in series. Each series of preferred shares shall consist of such number of preferred shares and having such rights, privileges, restrictions and conditions as may be determined by our board of directors prior to the issuance thereof. Holders of preferred shares, except as otherwise provided in the terms specific to a series of preferred shares or as required by law, will not be entitled to vote at meetings of holders of our shares, and will not be entitled to vote separately as a class upon a proposal to amend our Articles in the case of an amendment of the kind referred to in paragraph (a), (b) or (e) of subsection 170(1) of the OBCA. With respect to the payment of dividends and distribution of assets in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the preferred shares are entitled to preference over the subordinate voting shares, multiple voting shares and any other shares ranking junior to the preferred shares from time to time with respect to the payment of paid-up capital remaining after the payment of all outstanding debts on a pro rata basis, and, the payment of any or all declared but unpaid cumulative dividends or any or all declared but unpaid dividends on the preferred shares and may also be given such other preferences over the subordinate voting shares, multiple voting shares and any other shares ranking junior to the preferred shares as may be determined at the time of creation of such series.

        The issuance of preferred shares and the terms selected by our board of directors could decrease the amount of earnings and assets available for distribution to holders of our subordinate voting shares and multiple voting shares or adversely affect the rights and powers, including the voting rights, of the holders of our subordinate voting shares and multiple voting shares without any further vote or action by the holders of our subordinate voting shares and multiple voting shares. The issuance of preferred shares, or the issuance of rights to purchase preferred shares, could make it more difficult for a third-party to acquire a majority of our outstanding shares and thereby have the effect of delaying, deferring or preventing a change of control of us or an unsolicited acquisition proposal or of making the removal of management more difficult. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of our subordinate voting shares. We have no current plan to issue any preferred shares.

        We will file an undertaking with the Ontario Securities Commission pursuant to which we will agree to provide reasonable prior notice to the Ontario Securities Commission in the event the Company intends to issue a series of preferred shares that: (a) carry a greater number of votes on a per share basis, irrespective of the number or percentage of preferred shares owned, than the subordinate voting shares; or (b) would cause any of the factors set out in section 4.1 of OSC Rule 56-501 Restricted Shares to be present in relation to the subordinate voting shares, regardless of any existing restrictions on the subordinate voting shares due to the existence of the multiple voting shares.

Advance Notice Provisions

        We have included certain advance notice provisions with respect to the election of our directors in our by-laws (the "Advance Notice Provisions"). The Advance Notice Provisions are intended to: (i) facilitate orderly and efficient annual general meetings or, where the need arises, special meetings; (ii) ensure that all shareholders receive adequate notice of board of directors nominations and sufficient information with respect to all nominees; and (iii) allow shareholders to register an informed vote. Only persons who are nominated by shareholders in accordance with the Advance Notice Provisions will be eligible for election as directors at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors.

        Under the Advance Notice Provisions, a shareholder wishing to nominate a director would be required to provide us notice, in the prescribed form, within the prescribed time periods. The Advance Notice Provisions provide requirements for proper written form of notice, which notice shall include information relating to: (i) the person whom a shareholder proposes to nominate for election as a director (the "proposed nominee"), which such information includes, among others, number of securities beneficially owned, or controlled or directed, directly or indirectly, by the proposed nominee and relationship between the nominating shareholder and the person nominated as a director; and (ii) the shareholder who is providing the notice, and each beneficial owner, if any, on whose behalf the nomination is made (the "nominating shareholder"), which such information includes, among others, number of securities beneficially owned, or controlled or directed, directly or indirectly, by the nominating shareholder and its joint actors, if any, any interests in, or rights or obligations associated with any agreement which alters the person's economic interest in a security of the Company or economic exposure to the Company, representation as to whether such person intends to deliver a proxy circular and/or form of proxy, and in each case, any other information that may be required by applicable laws. The prescribed time periods under the Advance Notice Provisions include, (i) in the case of an annual meeting of shareholders (including annual and special meetings), not less than

30 days prior to the date of the annual meeting of shareholders; provided, that if the first public announcement of the date of the annual meeting of shareholders (the "Notice Date") is less than 50 days before the meeting date, not later than the close of business on the 10th day following the Notice Date; and (ii) in the case of a special meeting (which is not also an annual meeting) of shareholders called for any purpose which includes electing directors, not later than the close of business on the 15th day following the Notice Date, provided that, in either instance, if notice-and-access (as defined in National Instrument 54-101—Communication with Beneficial Owners of Securities of a Reporting Issuer) is used for delivery of proxy related materials in respect of a meeting described above, and the Notice Date in respect of the meeting is not less than 50 days prior to the date of the applicable meeting, the notice must be received not later than the close of business on the 40th day before the applicable meeting.

Forum Selection

        We have included a forum selection provision in our by-laws that provides that, unless we consent in writing to the selection of an alternative forum, the Superior Court of Justice of the Province of Ontario, Canada and appellate Courts therefrom, will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf; (ii) any action or proceeding asserting a breach of fiduciary duty owed by any of our directors, officers or other employees to us; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the OBCA or our Articles or by-laws; or (iv) any action or proceeding asserting a claim otherwise related to our "affairs" (as defined in the OBCA). Our forum selection by-law also provides that our securityholders are deemed to have consented to personal jurisdiction in the Province of Ontario and to service of process on their counsel in any foreign action initiated in violation of our by-laws. To the fullest extent permitted by law, our forum selection provision applies to claims arising under U.S. federal securities laws. In addition, investors cannot waive compliance with U.S. federal securities laws and the rules and regulations thereunder.

Transfer Agent and Registrar

        The transfer agent and registrar for our subordinate voting shares in the United States is Computershare Trust Company, N.A. at its principal office in Louisville, Kentucky, and in Canada is Computershare Investor Services Inc. at its principal office in Toronto, Ontario.

Listing

        Our subordinate voting shares have been approved for listing on the NYSE under the symbol "GFL" and conditionally approved for listing on the TSX under the symbol "GFL". Our subordinate voting shares will trade in U.S. dollars on the NYSE and in Canadian dollars on the TSX.

Prior Sales

        The following table summarizes issuances of our securities, during the 12-month period preceding the date of this prospectus. As part of the Pre-Closing Capital Changes, each of our outstanding options will vest and convert to subordinate voting shares. See "Description of Share Capital—Pre-Closing Capital Changes".

				As Adjusted for Pre-Closing Capital Changes
Date of Issuance	Type of Security	Number of Securities Issued	Issuance/Exercise Price per Security	Number of Securities Issued	Issuance/Exercise Price per Security
March 18, 2019	Options	250,000	$1.00	12,277	$20.36
April 1, 2019	Options	1,150,000	$1.00	56,474	$20.36
April 30, 2019	Class F shares	1,823,420	$1.00	89,545	$20.36
September 25, 2019	Class J shares	57,653,200	$1.10	2,573,851	$22.40
January 1, 2020	Class I shares	41,873,600	$1.25	1,645,065	$25.45
January 31, 2020	Class A shares	190,971,702	$1.00	9,378,248	$20.36
January 31, 2020	Class B shares	95,000,000	$1.00	4,665,265	$20.36
January 31, 2020	Class H shares	44,876,646	$1.00	2,203,805	$20.36
January 31, 2020	Class J shares	2,168,128	$1.00	106,473	$20.36
February 1, 2020	Class J shares	21,092,000	$1.25	828,630	$25.45
February 4, 2020	Class J shares	15,905,436	$1.00	781,085	$20.36
February 21, 2020	Class K shares	11,399,544	$1.00	559,809	$20.36

COMPARISON OF SHAREHOLDER RIGHTS

        We are a corporation incorporated under the laws of the province of Ontario. The following discussion summarizes material differences between the rights of holders of our subordinate voting shares and the rights of holders of subordinate voting shares of a typical corporation incorporated under the laws of the state of Delaware, which result from differences in governing documents and the laws of Ontario and Delaware. This summary is qualified in its entirety by reference to the DGCL, the OBCA and our governing documents.

Delaware	Ontario
Stockholder/Shareholder Approval of Business Combinations; Fundamental Changes

Under the DGCL, certain fundamental changes such as amendments to the certificate of incorporation (subject to certain exceptions), a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of a corporation, or a dissolution of the corporation, are generally required to be approved by the holders of a majority of the outstanding stock entitled to vote on the matter, unless the certificate of incorporation requires a higher percentage.

However, under the DGCL, mergers in which, among other requirements, less than 20% of a corporation's stock outstanding immediately prior to the effective date of the merger is issued generally do not require stockholder approval. In addition, mergers in which one corporation owns 90% or more of each class of stock of a second corporation may be completed without the vote of the second corporation's board of directors or stockholders. In certain situations, the approval of a business combination may require approval by a certain number of the holders of a class or series of shares. In addition, Section 251(h) of the DGCL provides that stockholders of a constituent corporation need not vote to approve a merger if: (1) the merger agreement permits or requires the merger to be effected under Section 251(h) and provides that the merger shall be effected as soon as practicable following the tender offer or exchange offer, (2) a corporation consummates a tender or exchange offer for any and all of the outstanding stock of such constituent corporation that would otherwise be entitled to vote to approve the merger, (3) following the consummation of the offer, the stock accepted for purchase or exchanges plus the stock owned by the consummating corporation equals at least the percentage of stock that would be required to adopt the agreement of merger under the DGCL, (4) the corporation consummating the offer merges with or into such constituent corporation, and (5) each outstanding share of each class or series of stock of the constituent corporation that was the subject of and not irrevocably accepted for purchase or exchange in the offer is to be converted in the merger into, or the right to receive, the same consideration to be paid for the shares of such class or series of stock of the constituent corporation irrevocably purchased or exchanged in such offer.

The DGCL does not contain a procedure comparable to a plan of arrangement under the OBCA.

Under the OBCA, certain extraordinary corporate actions including: amalgamations; arrangements; continuances; sales, leases or exchanges of all or substantially all of the property of a corporation; liquidations and dissolutions are required to be approved by special resolution.

A "special resolution" is a resolution (i) submitted to a special meeting of the shareholders of a corporation duly called for the purpose of considering the resolution and passed at the meeting by at least two-thirds of the votes cast, or (ii) consented to in writing by each shareholder of the corporation entitled to vote on the resolution.

An "ordinary resolution" is a resolution that is submitted to a meeting of the shareholders of a corporation and passed, with or without amendment, at the meeting by at least a majority of the votes cast.

Under the OBCA, shareholders of a class or series of shares are entitled to vote separately as a class in the event of certain transactions that affect holders of the class or series of shares in a manner different from the shares of another class or series of the corporation, whether or not such shares otherwise carry the right to vote.

Under the OBCA, arrangements are permitted. An arrangement may include an amalgamation, a transfer of all or substantially all the property of the corporation, and a liquidation and dissolution of a corporation. In general, a plan of arrangement is approved by a corporation's board of directors and then is submitted to a court for approval. It is customary for a corporation in such circumstances to apply to a court initially for an interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. Arrangements must generally be approved by a special resolution of shareholders. The court may, in respect of an arrangement proposed with persons other than shareholders and creditors, require that those persons approve the arrangement in the manner and to the extent required by the court. The court determines, among other things, to whom notice shall be given and whether, and in what manner, approval of any person is to be obtained and also determines whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following compliance with the procedural steps contemplated in any such interim order (including as to obtaining security holder approval), the court would conduct a final hearing, which would, among other things, assess the fairness and reasonableness of the arrangement and approve or reject the proposed arrangement.

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Special Vote Required for Combinations with Interested Stockholders/Shareholders

Section 203 of the DGCL provides (in general) that, unless otherwise provided in the certificate of incorporation, a corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder.

The prohibition on business combinations with interested stockholders does not apply in some cases, including if: (1) the board of directors of the corporation, prior to the time of the transaction in which the person became an interested stockholder, approves (a) the business combination or (b) the transaction in which the stockholder becomes an interested stockholder; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or (3) the board of directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder approve, at an annual or special meeting of stockholders, the business combination on or after the time of the transaction in which the person became an interested stockholder.

For the purpose of Section 203, the DGCL, subject to specified exceptions, generally defines an interested stockholder to include any person who, together with that person's affiliates or associates, (1) owns 15% or more of the outstanding voting stock of the corporation (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or (2) is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation, in each case, at any time within the previous three years.

While the OBCA does not contain specific anti-takeover provisions with respect to "business combinations", rules and policies of certain Canadian securities regulatory authorities, including Multilateral Instrument 61-101—Protection of Minority Security Holders in Special Transactions, or Multilateral Instrument 61-101, contain requirements in connection with, among other things, "related party transactions" and "business combinations", including, among other things, any transaction by which an issuer directly or indirectly engages in the following with a related party: acquires, sells, leases or transfers an asset, acquires the related party, acquires or issues treasury securities, amends the terms of a security if the security is owned by the related party or assumes or becomes subject to a liability or takes certain other actions with respect to debt.

The term "related party" includes directors, senior officers and holders of more than 10% of the voting rights attached to all outstanding voting securities of the issuer or holders of a sufficient number of any securities of the issuer to materially affect control of the issuer.

Multilateral Instrument 61-101 requires, subject to certain exceptions, the preparation of a formal valuation relating to certain aspects of the transaction and more detailed disclosure in the proxy material sent to security holders in connection with a related party transaction including related to the valuation. Multilateral Instrument 61-101 also requires, subject to certain exceptions, that an issuer not engage in a related party transaction unless the shareholders of the issuer, other than the related parties, approve the transaction by a simple majority of the votes cast.

Appraisal Rights; Rights to Dissent; Compulsory Acquisition

Under the DGCL, a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

For example, a stockholder is entitled to appraisal rights in the case of a merger or consolidation if the stockholder is required to accept in exchange for his or her shares anything other than: (1) shares of stock of the corporation surviving or resulting from the merger or consolidation, or depository receipts in respect thereof; (2) shares of any other corporation, or depository receipts in respect thereof, that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders; (3) cash instead of fractional shares of the corporation or fractional depository receipts of the corporation; or (4) any combination of the shares of stock, depository receipts and cash instead of the fractional shares or fractional depository receipts.

Under the OBCA each of the following matters listed will entitle shareholders to exercise rights of dissent and to be paid the fair value of their shares: (i) any amalgamation with another corporation (other than with certain affiliated corporations); (ii) an amendment to the corporation's articles to add, change or remove any provisions restricting the issue, transfer or ownership of a class or series of shares; (iii) an amendment to the corporation's articles to add, change or remove any restriction upon the business or businesses that the corporation may carry on or the powers that the corporation may exercise; (iv) a continuance under the laws of another jurisdiction; (v) a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business; and (vi) where a court order permits a shareholder to dissent in connection with an application to the court for an order approving an arrangement. However, a shareholder is not entitled to dissent if an amendment to the articles is effected by a court order approving a reorganization or by a court order made in connection with an action for an oppression remedy. The OBCA provides these dissent rights for both listed and unlisted shares.

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Under the OBCA, a shareholder may, in addition to exercising dissent rights, seek an oppression remedy for any act or omission of a corporation which is oppressive or unfairly prejudicial to or that unfairly disregards a shareholder's interests. The OBCA's oppression remedy enables a court to make an order to rectify the matters complained of if the court is satisfied upon application by a complainant (as defined herein) that in respect of a corporation or any of its affiliates, (i) any act or omission of the corporation or any of its affiliates effects or threatens to effect a result; (ii) the business or affairs of the corporation or any of its affiliates are, have been or are threatened to be carried on or conducted in a manner; or (iii) the powers of the directors of the corporation or any of its affiliates are, have been or are threatened to be exercised in a manner, that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any securityholder, creditor, director or officer of the corporation. The oppression remedy provides the court with broad and flexible jurisdiction to make any order it thinks fit including but not limited to: amending the articles of a corporation, issuing or exchanging securities, setting aside transactions, and appointing or replacing directors.

For the purposes of the oppression remedy, a "complainant" includes current and former registered and beneficial owners of a security of the corporation or any of its affiliates, a director or an officer or former director or officer of the corporation or any of its affiliates, as well as any other person whom the court considers appropriate.

The OBCA provides a right of compulsory acquisition for an offeror that acquires 90% of a corporation's securities pursuant to a take-over bid or issuer bid, other than securities held at the date of the bid by or on behalf of the offeror. The OBCA also provides that where a person, its affiliates and associates acquire 90% or more of a class of equity securities of a corporation, then the holder of any securities of that class not counted for the purposes of calculating such percentage is entitled to require the corporation to acquire the holder's securities of that class in accordance with the procedure set out in the OBCA.

Stockholder/Shareholder Consent to Action Without Meeting

Under the DGCL, unless otherwise provided in the certificate of incorporation, any action that can be taken at a meeting of the stockholders (except stockholder approval of a transaction with an interested stockholder, which may be given only by vote at a meeting of the stockholders) may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take the action at a meeting of the stockholders.	Under the OBCA, a written resolution signed by all the shareholders of a corporation who would have been entitled to vote on the resolution at a meeting is effective to approve the resolution.
Special Meetings of Stockholders/Shareholders
Under the DGCL, a special meeting of stockholders may be called by the board of directors or by such persons authorized in the certificate of incorporation or the by-laws.
The OBCA provides that our shareholders may requisition a special meeting in accordance with the OBCA. The OBCA provides that the holders of not less than 5% of our issued shares that carry the right to vote at a meeting may requisition our directors to call a special meeting of shareholders for the purposes stated in the requisition. If the directors do not call such meeting within 21 days after receiving the requisition despite the technical requirements under the OBCA having been met, any shareholder who signed the requisition may call the special meeting.

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Distributions and Dividends; Repurchases and Redemptions

Under the DGCL, subject to any restrictions contained in the certificate of incorporation, a corporation may declare and pay dividends out of capital surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by issued and outstanding shares having a preference upon the distribution of assets. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board of directors.

A Delaware corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by the purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares if the purchased or redeemed shares are to be retired and the capital reduced.

Under the OBCA, a corporation may pay a dividend in money or other property unless there are reasonable grounds for believing that the corporation is or after the payment would be unable to pay its liabilities as they become due or the realizable value of its assets would thereby be less than the aggregate of its liabilities and its stated capital of all classes.

The OBCA provides that no special rights or restrictions attached to a series of any class of shares confer on the series a priority in respect of dividends or return of capital over any other series of shares of the same class.

Under the OBCA, the purchase or other acquisition by a corporation of its shares is generally subject to solvency tests similar to those applicable to the payment of dividends (as set out above). GFL is permitted, under its articles, to acquire any of its shares, subject to the special rights and restrictions attached to such class or series of shares and the approval of its board of directors.

Under the OBCA, subject to solvency tests similar to those applicable to the payment of dividends (as set out above), a corporation may redeem, on the terms and in the manner provided in its articles, any of its shares that has a right of redemption attached to it. Our subordinate voting shares and multiple voting shares are not subject to a right of redemption.

Vacancies on Board of Directors

Under the DGCL, a vacancy or a newly created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, unless otherwise provided in the certificate of incorporation or by-laws. Directors chosen to fill vacancies generally hold office until the next election of directors. If, however, a corporation's directors are divided into classes, a director chosen to fill a vacancy holds office until the next election of the class for which such director was chosen.
Under the OBCA, vacancies that exist on the board of directors may generally be filled by the board if the remaining directors constitute a quorum. In the absence of a quorum, the remaining directors shall call a meeting of shareholders to fill the vacancy.

Our Articles set out a minimum number of directors of one (1) and maximum number of directors of fifteen (15). Under the OBCA, where a minimum and maximum number of directors of a corporation is provided for in its articles, the number of directors of the corporation and the number of directors to be elected at the annual meeting of the shareholders shall be such number as shall be determined from time to time by special resolution or, if the special resolution empowers the directors to determine the number, by resolution of the directors. Where such a resolution is passed, the directors may not, between meetings of shareholders, appoint an additional director if, after such appointment, the total number of directors would be greater than one and one-third times the number of directors required to have been elected at the last annual meeting of shareholders.

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Constitution and Residency of Directors

Under the OBCA, at least 25% of the directors of a corporation must be resident Canadians (unless the corporation has fewer than four directors, in which case it must have at least one director who is a resident Canadian). A resident Canadian is defined in the OBCA as an individual who is (a) a Canadian citizen ordinarily resident in Canada, (b) a Canadian citizen not ordinarily resident in Canada who is a member of a prescribed class of persons, or (c) a permanent resident within the meaning of the Immigration and Refugee Protection Act (Canada) and ordinarily resident in Canada.
The DGCL does not have residency requirements, but a corporation may prescribe qualifications for directors under its certificate of incorporation or by-laws.
Under the OBCA and our Articles, the board of directors must consist of at least three members so long as GFL remains an "offering corporation" for purposes of the OBCA, which includes a corporation whose securities are listed on a recognized stock exchange such as the NYSE or TSX. Under the OBCA, the shareholders of a corporation elect directors by ordinary resolution at each annual meeting of shareholders at which such an election is required. Under the OBCA, so long as GFL remains an offering corporation, at least one third of its directors must not be officers or employees of GFL or its affiliates.
Removal of Directors; Terms of Directors

Under the DGCL, except in the case of a corporation with a classified board (unless the certificate of incorporation provides otherwise) or in the case of a corporation with cumulative voting, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.
Under the OBCA, shareholders of a corporation may, by resolution passed by a majority of the vote cast thereon at a meeting of shareholders, remove a director and may elect any qualified person to fill the resulting vacancy. If holders of a class or series of shares have the exclusive right to elect one or more directors, a director elected by them may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series.

The OBCA provides that shareholders shall elect at each annual meeting of shareholders at which an election of directors is required, directors to hold office for a term expiring not later than the close of the third annual meeting of shareholders following the election. It is not necessary that all directors elected at a meeting of shareholders hold office for the same term. A director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of shareholders following his or her election.

Inspection of Books and Records

Under the DGCL, any holder of record of stock or a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, upon written demand, inspect the corporation's books and records during business hours for a proper purpose and may make copies and extracts therefrom.
Under the OBCA, registered holders of shares, beneficial owners of shares and creditors of a corporation, their agents and legal representatives may examine the records of the corporation during the usual business hours of the corporation, and may take extracts from those records, free of charge, and, if the corporation is an offering corporation, any other person may do so upon payment of a reasonable fee.

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Amendment of Governing Documents

Under the DGCL, a certificate of incorporation may be amended if: (1) the board of directors adopts a resolution setting forth the proposed amendment, declaring its advisability and specifying whether the stockholders will vote on the amendment at a special meeting or annual meeting of stockholders; provided that, unless required by the certificate of incorporation, no meeting or vote is required to adopt an amendment for certain specified changes; and (2) the holders of a majority of shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares.

The DGCL requires that certain amendments to a certificate of incorporation be approved by a particular class of stockholders. If an amendment requires a class vote, it must be approved by a majority of the outstanding stock of the class entitled to vote on the matter, unless a greater proportion is specified in the certificate of incorporation or other provisions of the DGCL.

Under the DGCL, a corporation's stockholders may amend its by-laws. The board of directors also may amend a corporation's by-laws if so authorized in the certificate of incorporation.

Under the OBCA, amendments to the articles of incorporation generally require the approval of not less than two-thirds of the votes cast by shareholders entitled to vote on the special resolution. In certain cases, holders of a class or series of shares are entitled to vote separately on the resolution.

Under the OBCA, the directors may, by resolution, make, amend or repeal any by-laws that regulate the business or affairs of a corporation. The by-law, amendment or repeal is generally effective immediately; however, the directors must submit the by-law, amendment or repeal to the shareholders at the next meeting of shareholders, and the shareholders may confirm, reject or amend the by-law, amendment or repeal.

Indemnification of Directors and Officers

Under the DGCL, subject to specified limitations in the case of derivative suits brought by a corporation's stockholders in its name, a corporation may indemnify any person who is made a party to any action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or who was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if: (1) the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (2) in a criminal action or proceeding, the individual had no reasonable cause to believe that his or her conduct was unlawful. Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation, except to the extent the Court of Chancery or the court in which such action or suit was brought determines, in its discretion, that such person is fairly and reasonably entitled to indemnity.

If a director or officer successfully defends a third-party or derivative action, suit or proceeding, the DGCL requires that the corporation indemnify such director or officer for expenses (including attorneys' fees) actually and reasonably incurred in connection with his or her defense.

Under the DGCL, a corporation may advance expenses relating to the defense of any proceeding to directors and officers upon the receipt of an undertaking by or on behalf of the individual to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

Under the OBCA, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, and the corporation may advance moneys to such indemnified persons.

The foregoing indemnification is prohibited under the OBCA unless the individual (i) acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of any other entity for which the individual acted as a director or officer or in a similar capacity at the corporation's request and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

In addition to any indemnity the corporation may elect to provide, the OBCA provides that an individual referred to above is entitled to an indemnity from the corporation against all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity referred to above, if, in addition to fulfilling the conditions in (i) and (ii) above, the individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

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The corporation may also, with the approval of a court, indemnify an individual referred to above or advance moneys to such individual in respect of an action by or on behalf of the corporation or other entity to obtain a judgement in its favour, to which the individual is made a party because of the individual's association with the corporation or other entity, if the individual fulfils the conditions in (i) above.

Our by-laws provide that we shall indemnify the foregoing persons on substantially the terms set forth above.

Limited Liability of Directors

The DGCL permits the adoption of a provision in a corporation's certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its stockholders by reason of a director's breach of the fiduciary duty of care. The DGCL does not permit any limitation of a director's liability for:

(1) breaching the duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith; (3) engaging in intentional misconduct or a known violation of law; (4) obtaining an improper personal benefit from the corporation; or (5) paying a dividend or approving a stock repurchase that was illegal under applicable law.

The OBCA does not permit the limitation of a director's liability as the DGCL does.

Under the OBCA, directors and officers owe a fiduciary duty to the corporation. Every director and officer of a corporation must act honestly and in good faith with a view to the best interests of the corporation and must also exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Directors will not be found liable for breach of their duties where they exercise the care, diligence and skill that a reasonably prudent person would have exercised in comparable circumstances. This includes good faith reliance on: financial statements and reports represented by an auditor or officer of the corporation to fairly present the financial position of the corporation; advice or reports from an officer or employee of the corporation where it is reasonable in the circumstances to rely on such information; and, reports from an engineer, lawyer, accountant, or other person whose profession lends credibility to a statement made by any such person.

Stockholder/Shareholder Lawsuits

Under the DGCL, a stockholder may bring a derivative action on behalf of a corporation to enforce the corporation's rights if he or she was a stockholder at the time of the transaction which is the subject of the action. Additionally, under Delaware case law, a stockholder must have owned stock in the corporation continuously until and throughout the litigation to maintain a derivative action. Delaware law also requires that, before commencing a derivative action, a stockholder must make a demand on the directors of the corporation to assert the claim, unless such demand would be futile. A stockholder also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action have been met.
Under the OBCA, a "complainant", which includes a current or former shareholder (including a beneficial shareholder), director or officer of a corporation or its affiliates (or former director or officer of the corporation or its affiliates) and any other person who, in the discretion of the court, is an appropriate person, may make an application to court to bring an action in the name and on behalf of a corporation or any of its subsidiaries, or intervene in an action to which any such body corporate is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the body corporate (a derivative action).

No derivative action may be brought unless notice of the application has been given to the directors of the corporation or its subsidiary not less than fourteen days before bringing the application and the court is satisfied that (i) the directors of the corporation or the subsidiary will not bring, diligently prosecute or defend or discontinue the action, (ii) the complainant is acting in good faith and (iii) it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued. A complainant is not required to provide the notice referred to above if all of the directors of the corporation or its subsidiary are defendants in the action.

In connection with a derivative action, the court may make any order it thinks fit, including an order requiring the corporation or its subsidiary to pay reasonable legal fees and any other costs reasonably incurred by the complainant in connection with the action.

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Blank Check Preferred Stock/Shares

Under the DGCL, a corporation's certificate of incorporation may authorize the board of directors to issue new classes of preferred shares with voting, conversion, dividend distribution and other rights to be determined by the board at the time of issuance. Such authorization could prevent a takeover attempt and thereby preclude stockholders from realizing a potential premium over the market value of their shares.

In addition, Delaware law does not prohibit a corporation from adopting a shareholder rights plan, or "poison pill", which could prevent a takeover attempt and also preclude stockholders from realizing a potential premium over the market value of their shares.

Under our Articles, preferred shares may be issued in one or more series. Accordingly, our board of directors is authorized, without shareholder approval, but subject to the provisions of the OBCA, to determine the maximum number of shares of each series, create an identifying name for each series and attach such special rights or restrictions, including dividend, liquidation and voting rights, as our board of directors may determine, and such special rights or restrictions, including dividend, liquidation and voting rights, may be superior to those of the subordinate voting shares and multiple voting shares.

The issuance of preferred shares, or the issuance of rights to purchase preferred shares, could make it more difficult for a third-party to acquire a majority of our outstanding Shares and thereby have the effect of delaying, deferring or preventing a change of control of us or an unsolicited acquisition proposal or of making the removal of management more difficult. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of our subordinate voting shares.

The OBCA does not prohibit a corporation from adopting a shareholder rights plan, or "poison pill", which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares. However, unlike Delaware law, pursuant to applicable Canadian securities laws, Canadian securities regulators have frequently cease traded shareholder rights plans in the face of a take-over bid.

Advance Notification Requirements for Proposals of Stockholders/Shareholders

Delaware corporations' by-laws typically provide that stockholders may introduce a proposal to be voted on at an annual or special meeting of the stockholders, including nominees for election to the board of directors, only if they provide notice of such proposal to the secretary of the corporation in advance of the meeting. In addition, advance notice by-laws frequently require stockholders to provide information about their board nominees, such as a nominee's age, address, employment and beneficial ownership of shares of the corporation's capital stock. The stockholder may also be required to disclose, among other things, his or her own name, share ownership and any agreement, arrangement or understanding with respect to such nomination.

For other proposals, the proposing stockholder is often required by the by-laws to provide a description of the proposal and any other information relating to such stockholder or beneficial owner, if any, on whose behalf that proposal is being made, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitation of proxies for the proposal and pursuant to and in accordance with the Exchange Act and the rules and regulations promulgated thereunder.

Under the OBCA, the directors of a corporation are required to call an annual meeting of shareholders no later than fifteen months after holding the last preceding annual meeting. Under the OBCA, the directors of a corporation may call a special meeting at any time. In addition, as discussed above, holders of not less than five percent of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of shareholders.

In its by-laws, GFL has included certain advance notice provisions with respect to the election of its directors. Only persons who are nominated by shareholders in accordance with the Advance Notice Provisions will be eligible for election as directors at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors. Under the Advance Notice Provisions, a shareholder wishing to nominate a director would be required to provide us notice, in the prescribed form, within the prescribed time period. See "Description of Share Capital—Advance Notice Provisions".

SHARES ELIGIBLE FOR FUTURE SALE

General

        Prior to this offering, there has not been a public market for our subordinate voting shares. We cannot predict what effect, if any, future sales of our subordinate voting shares, or the availability for future sales of our subordinate voting shares, will have on the market price of our subordinate voting shares prevailing from time to time. Nevertheless, sales of substantial amounts of our subordinate voting shares, including subordinate voting shares issuable upon the conversion of multiple voting shares or upon the exercise of outstanding options, in the public market or the perception that such sales could occur, could materially and adversely affect the market price of our subordinate voting shares and could impair our future ability to raise capital through the sale of our equity or equity-related securities at a time and price that we deem appropriate. See "Risk Factors—Risks Related to the Offering and Ownership of Our Subordinate Voting Shares and Multiple Voting Shares—A significant portion of our total outstanding subordinate voting shares may be sold into the public market in the near future, which could cause the market price of our subordinate voting shares to drop significantly".

        Upon the consummation of this offering, we will have 308,889,748 subordinate voting shares outstanding, assuming the issuance of 71,652,440 subordinate voting shares in this offering, assuming no exercise by the underwriters of the option to purchase additional subordinate voting shares, and no exercise of options outstanding as of December 31, 2019. Based on the same assumptions, upon the closing of this offering, we will have outstanding 11,892,576 multiple voting shares. All shares sold in this offering will be freely tradable without registration under the Securities Act and without restriction by persons other than our "affiliates" (as defined under Rule 144). The subordinate voting shares issuable upon the conversion of the multiple voting shares that will be held by certain of our existing shareholders upon closing of this offering will be available for sale in the public market after the expiration or waiver of the lock-up arrangements described below, subject to limitations imposed by U.S. and Canadian securities laws on resale by our affiliates or "control persons". The remaining subordinate voting shares outstanding after this offering, which comprise 235,719,015 subordinate voting shares, will be "restricted" securities under the meaning of Rule 144, and we expect substantially all of these restricted securities will be subject to the lock-up agreements described below and are not eligible for public sale in the absence of registration under the Securities Act, unless an exemption from registration is available, including the exemptions pursuant to Rules 144 and 701 under the Securities Act, or in compliance with applicable Canadian securities laws.

        We will also have outstanding 14,000,000 Units (or 16,100,000 Units if the underwriters in the Unit Offering exercise in full their option to purchase additional Units), which will settle into up to 34,146,341 subordinate voting shares (or up to 39,268,293 subordinate voting shares if the underwriters in the Unit Offering exercise in full their option to purchase additional Units), issuable upon settlement of the purchase contracts that are a component of the Units being offered in the Unit Offering, in each case, at the rate of subordinate voting shares per purchase contract, based on the assumed initial public offering price of US$20.50 per subordinate voting share, which is the midpoint of the estimated price range set forth on the cover page of this prospectus, and assuming the maximum number of subordinate voting shares issuable upon automatic settlement of such purchase contracts, subject to certain anti-dilution adjustments.

        In addition, a total of 32,078,233 of our subordinate voting shares have been reserved for future issuance under our LTIP, which we will adopt in connection with this offering (subject to adjustments for stock splits, stock dividends and similar events), which will equal approximately 10.4% of our subordinate voting shares outstanding immediately following this offering. We intend to file one or more registration statements on Form S-8 under the Securities Act to register such subordinate voting shares issued or reserved for issuance under the LTIP. Subordinate voting shares registered under such registration statements will be available for sale in the open market by non-affiliates and by affiliates subject to compliance with Rule 144, each subject to vesting restrictions or the lock-up restrictions described below.

Rule 144

Non-affiliate resales of restricted securities

        In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) who is not deemed to be or have been one of our affiliates for purposes of Rule 144 at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without registration, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of a prior owner other than an affiliate, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144.

Affiliate resales of restricted securities

        In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates, who have met the six month holding period for beneficial ownership of "restricted shares" of our subordinate voting shares, are entitled to sell within any three-month period, a number of shares that does not exceed the greater of:

  •
  1% of the number of our subordinate voting shares then outstanding, which will equal approximately 3,088,897 shares immediately after this offering (or 3,198,654 shares if the underwriters exercise in full their over-allotment option to purchase additional shares); or

  •
  the average reported weekly trading volume of our subordinate voting shares on the NYSE during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

        Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. The sale of these shares, or the perception that sales will be made, could adversely affect the price of our subordinate voting shares after this offering because a great supply of shares would be, or would be perceived to be, available for sale in the public market.

Rule 701

        In general, under Rule 701, any of our employees, directors, officers, consultants or advisors who received shares from us in connection with a compensatory stock or option plan or other written agreement before the effective date of this offering is entitled to sell such shares 90 days after the effective date of this offering in reliance on Rule 144. An affiliate of the issuer can resell shares in reliance on Rule 144 without having to comply with the holding period requirement, and non-affiliates of the issuer can resell shares in reliance on Rule 144 without having to comply with the current public information, holding period, volume limitations or notice filing requirements.

        The SEC has indicated that Rule 701 will apply to typical stock options granted by an issuer before it becomes subject to the reporting requirements of the Exchange Act, along with the shares acquired upon exercise of such options, including exercises after an issuer becomes subject to the reporting requirements of the Exchange Act.

Canadian Resale Restrictions

        Any sale of any of our subordinate voting shares which constitutes a "control distribution" under Canadian securities laws (generally a sale by a person or a group of persons holding more than 20% of the voting rights attached to our outstanding voting securities) will be subject to restrictions under applicable Canadian securities laws in addition to those restrictions noted above, unless the sale is qualified under a prospectus filed with Canadian securities regulatory authorities or if prior notice of the sale is filed with the Canadian securities regulatory authorities at least seven days before any sale and there has been compliance with certain other requirements and restrictions regarding the manner of sale, payment of commissions, reporting and availability of current public information about us and compliance with applicable Canadian securities laws.

Lock-Up Agreements

        In connection with this offering, we, our executive officers, directors and certain of our shareholders have agreed with the underwriters, subject to certain exceptions, not to sell, dispose of or hedge any of our subordinate voting shares or securities convertible into or exchangeable for subordinate voting shares during the period ending 180 days after the date of this prospectus, except with the prior written consent of a majority of the representatives of the underwriters consisting of at least one Canadian representative and one U.S. representative (the "Releasing Representatives"). See "Underwriting (Conflicts of Interest)".

Registration Rights

        Pursuant to the registration rights agreement, we have granted the Registration Rights Investors the right to cause us, in certain instances, at our expense, to file registration statements under the Securities Act and prospectuses in Canada covering resales of our subordinate voting shares held by them and other shareholders party to that agreement or to piggyback on such registration statements or prospectuses in certain circumstances. See "Certain Relationships and Related Party Transactions". These shares will represent approximately 67.3% of our outstanding subordinate voting shares after this offering, or 65.0% if the underwriters exercise in full their option to purchase additional shares. These shares also may be sold under Rule 144 under the Securities Act, depending on their holding period and subject to restrictions in the case of shares held by persons deemed to be our affiliates. The registration rights agreement also requires us to indemnify certain of our shareholders and their affiliates in connection with any registrations of our securities.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

        The following discussion describes the material United States federal income tax consequences to a United States Holder (as defined herein) of the purchase, ownership and disposition of our subordinate voting shares as of the date hereof. This discussion deals only with subordinate voting shares that are held as capital assets by a United States Holder. In addition, the discussion set forth below is applicable only to United States Holders (i) who are residents of the United States for purposes of the current United States—Canada Income Tax Convention (the "Treaty"), (ii) whose subordinate voting shares are not, for purposes of the Treaty, effectively connected with a permanent establishment in Canada and (iii) who otherwise qualify for the full benefits of the Treaty.

        As used herein, the term "United States Holder" means a beneficial owner of our subordinate voting shares that is, for United States federal income tax purposes, any of the following:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below.

        This discussion does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

  •
  a dealer in securities or currencies;

  •
  a financial institution;

  •
  a regulated investment company;

  •
  a real estate investment trust;

  •
  an insurance company;

  •
  a tax-exempt organization;

  •
  a person holding our subordinate voting shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

  •
  a trader in securities that has elected the mark-to-market method of tax accounting for your securities;

  •
  a person liable for alternative minimum tax;

  •
  a person who owns or is deemed to own 10% or more of our stock (by vote or value);

  •
  a partnership or other pass-through entity for United States federal income tax purposes;

  •
  a person required to accelerate the recognition of any item of gross income with respect to our subordinate voting shares as a result of such income being recognized on an applicable financial statement; or

  •
  a person whose "functional currency" is not the United States dollar.

        If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our subordinate voting shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our subordinate voting shares, you should consult your tax advisors.

        This discussion does not contain a detailed description of all the United States federal income tax consequences to you in light of your particular circumstances and does not address the Medicare tax on net investment income or the effects of any state, local or non-United States tax laws. If you are considering the purchase of our subordinate voting shares, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of our subordinate voting shares, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

        This discussion assumes that we are not, and will not become, a passive foreign investment company, as described below.

Taxation of Dividends

        The gross amount of distributions on the subordinate voting shares (including any amounts withheld to reflect Canadian withholding taxes) will be taxable as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital, causing a reduction in the tax basis of the subordinate voting shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain recognized on a sale or exchange. We do not, however, expect to determine earnings and profits in accordance with United States federal income tax principles. Therefore, you should expect that a distribution will generally be treated as a dividend.

        Any dividends that you receive (including any withheld taxes) will be includable in your gross income as ordinary income on the day actually or constructively received by you. Such dividends will not be eligible for the dividends received deduction allowed to corporations under the Code.

        With respect to non-corporate United States Holders, certain dividends received from a qualified foreign corporation may be subject to reduced rates of taxation. A qualified foreign corporation includes a non-U.S. corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States which the United States Treasury Department determines to be satisfactory for these purposes and which includes an exchange of information provision. The United States Treasury Department has determined that the Treaty meets these requirements, and we expect we would be eligible for the benefits of the Treaty, although there can be no assurance. However, a non-U.S. corporation is also treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. United States Treasury Department guidance indicates that our subordinate voting shares, which have been approved for listing on the NYSE and conditionally approved for listing on the TSX, will be readily tradable on an established securities market in the United States. There can be no assurance, however, that our subordinate voting shares will be considered readily tradable on an established securities market in later years. Non-corporate holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as "investment income" pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. You should consult your own tax advisors regarding the application of these rules to your particular circumstances.

        The amount of any dividend paid in Canadian dollars will equal the United States dollar value of the Canadian dollars received calculated by reference to the exchange rate in effect on the date the dividend is received by you, regardless of whether the Canadian dollars are converted into United States dollars. If the Canadian dollars received as a dividend are converted into United States dollars on the date they are received, you generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. If the Canadian dollars received as a dividend are not converted into United States dollars on the date of receipt, you will have a basis in the Canadian dollars equal to their United States dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the Canadian dollars will be treated as United States source ordinary income or loss.

        Subject to certain conditions and limitations, Canadian withholding taxes on dividends may be treated as foreign taxes eligible for credit against your United States federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the subordinate voting shares will be treated as income from sources outside the United States and will generally constitute passive category income. However, in certain circumstances, if you have held the subordinate voting shares for less than a specified minimum period during which you are not protected from risk of loss, or are obligated to make payments related to the dividends, you will not be allowed a foreign tax credit for Canadian withholding taxes imposed on dividends paid on the subordinate voting shares. If you do not elect to claim a United States foreign tax credit, you may instead claim a deduction for Canadian income tax withheld, but only for a taxable year in which you elect to do so with respect to all foreign income taxes paid or accrued in such taxable year. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisors regarding the availability of the foreign tax credit under your particular circumstances.

Passive Foreign Investment Company

        We do not believe that we are, for United States federal income tax purposes, a passive foreign investment company (a "PFIC"), and we expect to operate in such a manner so as not to become a PFIC. If, however, we are or become a PFIC, you could be subject to additional United States federal income taxes on gain recognized with respect to the subordinate voting shares and on certain distributions, plus an interest charge on certain taxes treated as having been deferred under the PFIC rules.

Taxation of Capital Gains

        For United States federal income tax purposes, you will recognize taxable gain or loss on any sale or exchange of the subordinate voting shares in an amount equal to the difference between the amount realized for the subordinate voting shares and your tax basis in the subordinate voting shares. Such gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if you have held the subordinate voting shares for more than one year. Long-term capital gains of non-corporate United States Holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by you will generally be treated as United States source gain or loss. Consequently, you may not be able to use the foreign tax credit arising from any Canadian tax imposed on the disposition of subordinate voting shares unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources.

Information Reporting and Backup Withholding

        In general, information reporting will apply to dividends in respect of our subordinate voting shares and the proceeds from the sale, exchange or other disposition of our subordinate voting shares that are paid to you within the United States (and in certain cases, outside the United States), unless you are an exempt recipient. A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or certification of exempt status or fail to report in full dividend and interest income.

        Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Reporting Obligations for Specified Foreign Financial Assets

        United States Holders who are individuals (and certain entities) are required to report on Internal Revenue Service Form 8938 specified foreign financial assets that they own if the aggregate value of those assets exceeds certain threshold amounts. Specified foreign financial assets may include stock of a foreign issuer such as the subordinate voting shares if not held through a financial account maintained at a United States "financial institution", as defined in the applicable rules. United States Holders should consult their own tax advisors as to the possible application of this reporting obligation under their particular circumstances.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

        In the opinion of Stikeman Elliott LLP, counsel to the Company, and Davies Ward Phillips & Vineberg LLP, counsel to the underwriters, the following summary describes, as of the date hereof, the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the "Tax Act") generally applicable to a holder who acquires, as beneficial owner, subordinate voting shares pursuant to this offering, who has not elected to report its Canadian tax results in a currency other than the Canadian currency, and who deals at arm's length with the Company and the underwriters for purposes of the Tax Act (a "Holder").

        This summary is based on the provisions of the Tax Act and the regulations thereunder (the "Regulations") in force as of the date hereof, all specific proposals to amend the Tax Act and the Regulations that have been publicly announced prior to the date hereof (the "Proposed Amendments"), and counsel's understanding of the current published administrative policies and practices of the Canada Revenue Agency. This summary assumes that the Proposed Amendments will be enacted in the form proposed; however, no assurance can be given that the Proposed Amendments will be enacted in the form proposed, if at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account any changes in law, whether by legislative, governmental or judicial action, nor does it take into account provincial, territorial or foreign tax considerations, which may differ from those discussed herein.

        This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder, and no representations with respect to the income tax consequences to any Holder are made. Consequently, Holders and prospective holders of subordinate voting shares should consult their own tax advisors for advice with respect to the tax consequences to them of acquiring subordinate voting shares pursuant to this offering, having regard to their particular circumstances. This summary does not address any tax considerations applicable to persons other than Holders and such persons should consult their own tax advisors regarding the consequences of acquiring, holding and disposing of subordinate voting shares under the Tax Act and any jurisdiction in which they may be subject to tax.

Foreign Exchange

        For purposes of the Tax Act, all amounts expressed in a currency other than Canadian dollars relating to the acquisition, holding or disposition of a subordinate voting share, including dividends, adjusted cost base and proceeds of disposition, must be determined in Canadian dollars using the relevant rate of exchange required under the Tax Act.

Residents of Canada

        The following portion of this summary is generally applicable to a Holder who, at all relevant times for purposes of the Tax Act (a) is, or is deemed to be, resident in Canada, (b) holds subordinate voting shares as "capital property", and (c) is not affiliated with the Company or the underwriters (a "Resident Holder"). Generally, subordinate voting shares will be considered to be capital property to a Resident Holder unless they are held in the course of carrying on a business or as part of an adventure or concern in the nature of trade. Certain Resident Holders whose subordinate voting shares do not otherwise qualify as capital property may, in certain circumstances, make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have their subordinate voting shares and every other "Canadian security" (as defined in the Tax Act) owned by such holder in the taxation year of the election and in all subsequent taxation years deemed to be capital property. Resident Holders are advised to consult their own tax advisors to determine whether such an election is available and desirable in their particular circumstances.

        This summary is not applicable to a Resident Holder: (i) that is a "financial institution" for the purposes of the "mark-to-market" rules contained in the Tax Act; (ii) that is a "specified financial institution"; (iii) an interest in which would be a "tax shelter investment"; or (iv) that enters into a "derivative forward agreement" in respect of subordinate voting shares, as each of those terms is defined in the Tax Act. This summary does not address the possible application of the "foreign affiliate dumping" rules that may be applicable to a Resident Holder that is a corporation resident in Canada (for the purposes of the Tax Act) and is, or becomes, or does not deal at arm's length with a corporation resident in Canada that is, or that becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of the subordinate voting shares, controlled by a non-resident corporation, individual, trust or a group of any combination of non-resident individuals, trusts, and/or corporations who do not deal with each other at arm's length for purposes of the rules in section 212.3 of the Tax Act. Any such Resident Holder should consult its own tax advisor with respect to an investment in subordinate voting shares.

Dividends

        In the case of a Resident Holder who is an individual (other than certain trusts), dividends received or deemed to be received on the subordinate voting shares will be included in computing the Resident Holder's income and will be subject to the gross-up and dividend tax credit rules that apply to taxable dividends received from taxable Canadian corporations. Provided that appropriate designations are made by the Company, such dividend will be treated as an "eligible dividend" for the purposes of the Tax Act and a Resident Holder who is an individual will be entitled to an enhanced dividend tax credit in respect of such dividend. There may be limitations on the Company's ability to designate dividends and deemed dividends as eligible dividends.

        Dividends received or deemed to be received on the subordinate voting shares by a Resident Holder that is a corporation will be required to be included in computing the corporation's income for the taxation year in which such dividends are received, but such dividends will generally be deductible in computing the corporation's taxable income. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

        A Resident Holder that is a "private corporation" or a "subject corporation" (each as defined in the Tax Act) may be liable under Part IV of the Tax Act to pay a refundable tax on dividends received or deemed to be received on the subordinate voting shares to the extent that such dividends are deductible in computing the Resident Holder's taxable income for the taxation year.

        Dividends received by a Resident Holder who is an individual (including certain trusts) may result in such Resident Holder being liable for alternative minimum tax under the Tax Act. Resident Holders who are individuals should consult their own tax advisors in this regard.

Dispositions of Subordinate Voting Shares

        A disposition or deemed disposition of a subordinate voting share by a Resident Holder will generally result in the Resident Holder realizing a capital gain (or capital loss) equal to the amount by which the proceeds of disposition of the subordinate voting share, net of any reasonable costs of disposition, are greater (or less) than the Resident Holder's adjusted cost base of the subordinate voting share. Such capital gain (or capital loss) will be subject to the tax treatment described below under "—Taxation of Capital Gains and Capital Losses".

        The adjusted cost base to the Resident Holder of a subordinate voting share acquired pursuant to this offering will, at any particular time, be determined in accordance with certain rules in the Tax Act by averaging the cost of such share with the adjusted cost base of all subordinate voting shares owned by the Resident Holder as capital property at that time, if any.

Taxation of Capital Gains and Capital Losses

        Generally, one-half of any capital gain (a "taxable capital gain") realized by a Resident Holder in a taxation year must be included in computing the Resident Holder's income for the year, and one-half of any capital loss (an "allowable capital loss") realized by a Resident Holder in a taxation year must be deducted from taxable capital gains realized by the Resident Holder in that year. Allowable capital losses for a taxation year in excess of taxable capital gains for that year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

        The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition of a subordinate voting share may be reduced by the amount of any dividends received or deemed to have been received on such subordinate voting share (or on a share for which such subordinate voting share has been substituted) to the extent and under the circumstances described in the Tax Act. Analogous rules apply to a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Resident Holders should consult their own tax advisors in this regard.

        Taxable capital gains realized by a Resident Holder who is an individual (including certain trusts) may give rise to liability for alternative minimum tax as calculated under the detailed rules set out in the Tax Act. A Resident Holder that is a "Canadian-controlled private corporation" (as defined in the Tax Act) may be liable to pay an additional refundable tax on certain investment income, including taxable capital gains.

Non-Residents of Canada

        The following portion of this summary is generally applicable to a Holder who, at all relevant times for purposes of the Tax Act and any applicable tax treaty or convention (a) is not, and is not deemed to be, resident in Canada, and (b) does not use or hold, and is not deemed to use or hold, subordinate voting shares in the course of carrying on a business in Canada (a "Non-Resident Holder"). Special rules which are not discussed in this summary may apply to a Non-Resident Holder that is an insurer which carries on an insurance business in Canada and elsewhere.

Dividends

        Dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder by the Company on subordinate voting shares are subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend unless such rate is reduced by the terms of an applicable tax treaty. For example, under the Treaty, the rate of withholding tax on dividends paid or credited to a Non-Resident Holder who is a resident of the United States for purposes of the Treaty and who is fully entitled to the benefits of the Treaty (a "U.S. Holder") is generally limited to 15% of the gross amount of the dividend (or 5% in the case of a U.S. Holder that is a corporation that beneficially owns at least 10% of the Company's voting shares). Non-Resident Holders should consult their own tax advisors to determine their entitlement to relief under any applicable income tax treaty.

Dispositions of Subordinate Voting Shares

        A Non-Resident Holder will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a subordinate voting share unless the subordinate voting share constitutes "taxable Canadian property" to the Non-Resident Holder for purposes of the

Tax Act and the Non-Resident Holder is not entitled to relief under the terms of an applicable tax treaty between Canada and the Non-Resident Holder's jurisdiction of residence.

        Provided the subordinate voting shares are listed on a "designated stock exchange", as defined in the Tax Act (which currently includes the TSX and the NYSE) at the time of disposition, the subordinate voting shares will generally not constitute taxable Canadian property of a Non-Resident Holder at that time unless, at any time during the 60-month period immediately preceding the disposition, the following two conditions are satisfied: (i) (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder did not deal at arm's length for purposes of the Tax Act, (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, or (d) any combination of the persons and partnerships described in (a) through (c), owned 25% or more of the issued shares of any class or series of shares of the Company, and (ii) more than 50% of the fair market value of the subordinate voting shares was derived directly or indirectly from one or any combination of: real or immovable property situated in Canada, "Canadian resource properties", "timber resource properties" (each as defined in the Tax Act), and options in respect of, or interests in or for civil law rights in, such properties. Notwithstanding the foregoing, subordinate voting shares may also be deemed to be taxable Canadian property to a Non-Resident Holder under other provisions of the Tax Act.

        Non-Resident Holders who may hold subordinate voting shares as taxable Canadian property should consult their own tax advisors.

 UNDERWRITING (CONFLICTS OF INTEREST)

        We, the selling shareholder and the underwriters named below have entered into an underwriting agreement with respect to the subordinate voting shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of subordinate voting shares indicated in the following table. J.P. Morgan Securities LLC, BMO Nesbitt Burns Inc., Goldman Sachs & Co. LLC, RBC Dominion Securities Inc. and Scotia Capital Inc. are the representatives of the underwriters.

Underwriters	Number of subordinate voting shares
J.P. Morgan Securities LLC
BMO Nesbitt Burns Inc.(1)
Goldman Sachs & Co. LLC
RBC Dominion Securities Inc.(2)
Scotia Capital Inc.(3)
Barclays Capital Canada Inc.(4)
BC Partners Securities LLC(5)
Raymond James Ltd.(6)
Stifel, Nicolaus & Company, Incorporated(7)
TD Securities Inc.(8)
BofA Securities, Inc.(9)
CIBC World Markets Inc.(10)
HSBC Securities (Canada) Inc.
National Bank Financial Inc.

Total	73,170,733

(1)
Any sales by BMO Nesbitt Burns Inc. of the subordinate voting shares in the United States or to U.S. persons will be completed through BMO Capital Markets Corp., its affiliate registered with the SEC as a broker-dealer.

(2)
Any sales by RBC Dominion Securities Inc. of the subordinate voting shares in the United States or to U.S. persons will be completed through RBC Capital Markets, LLC, its affiliate registered with the SEC as a broker-dealer.

(3)
Any sales by Scotia Capital Inc. of the subordinate voting shares in the United States or to U.S. persons will be completed through Scotia Capital (USA) Inc., its affiliate registered with the SEC as a broker-dealer.

(4)
Any sales by Barclays Capital Canada Inc. of the subordinate voting shares in the United States or to U.S. persons will be completed through Barclays Capital Inc., its affiliate registered with the SEC as a broker-dealer.

(5)
BC Partners Securities LLC is not registered as an investment dealer in any Canadian jurisdiction and, accordingly, will only sell the subordinate voting shares into the United States. BC Partners Securities LLC is an affiliate of BC Partners, which is one of our principal shareholders. See "Principal and Selling Shareholders".

(6)
Any sales by Raymond James Ltd. of the subordinate voting shares in the United States or to U.S. persons will be completed through Raymond James & Associates, Inc., its affiliate registered with the SEC as a broker-dealer.

(7)
Any sales by Stifel, Nicolaus & Company, Incorporated of the subordinate voting shares in Canada or to Canadian persons will be completed through Stifel Nicolaus Canada Inc., its Canadian investment dealer affiliate.

(8)
Any sales by TD Securities Inc. of the subordinate voting shares in the United States or to U.S. persons will be completed through TD Securities (USA) LLC, its affiliate registered with the SEC as a broker-dealer.

(9)
Any sales by BofA Securities, Inc. of the subordinate voting shares in Canada or to Canadian persons will be completed through Merrill Lynch Canada Inc., its Canadian investment dealer affiliate.

(10)
Any sales by CIBC World Markets Inc. of the subordinate voting shares in the United States or to U.S. persons will be completed through CIBC World Markets Corp., its affiliate registered with the SEC as a broker-dealer.

        This offering is being made concurrently in the United States and in each of the provinces and territories of Canada. The subordinate voting shares will be offered in the United States through those underwriters who are registered to offer the subordinate voting shares for the sale in the United States and such other registered dealers as may be designated by the underwriters. The subordinate voting shares will be offered in each of the provinces and territories of Canada through those underwriters or their Canadian affiliates who are registered to offer the subordinate voting shares for sale in such provinces and territories and such other registered dealers as may be designated by the underwriters. Subject to applicable law, the underwriters, or such other registered dealers as may be designated by the underwriters, may offer the subordinate voting shares outside of the United States and Canada.

        The obligations of the underwriters under the underwriting agreement may be terminated at their discretion based on their assessment of the state of the financial markets and may also be terminated upon the occurrence of certain stated events. The underwriters, however, are obligated to take and pay for all of the subordinate voting shares being offered, if any are taken, other than the subordinate voting shares covered by the option described below unless and until this option is exercised. The underwriting agreement also provides that if an underwriter defaults, the purchase obligation of non-defaulting underwriters may be increased or the offering may be terminated.

        The underwriters have an option to buy up to an additional 10,975,609 subordinate voting shares from us to cover sales by the underwriters of a greater number of subordinate voting shares than the total number set forth in the table above. They may exercise that option for 30 days. If any subordinate voting shares are purchased pursuant to this option, the underwriters will severally purchase subordinate voting shares in approximately the same proportion as set forth in the table above. If any additional subordinate voting shares are purchased, the underwriters will offer the additional subordinate voting shares on the same terms as those on which the subordinate voting shares are being offered under this prospectus.

        The following tables show the per subordinate voting share and total underwriting discounts and commissions to be paid to the underwriters by us and the selling shareholder. We have agreed to reimburse the underwriters for FINRA-related expenses in an amount up to US$50,000 as set forth in the underwriting agreement. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional subordinate voting shares.

Paid by Us

	No Exercise	Full Exercise
Per subordinate voting share	US$	US$

Total	US$	US$

Paid by Selling Shareholder

	No Exercise	Full Exercise
Per subordinate voting share	US$	US$

Total	US$	US$

        Subordinate voting shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any subordinate voting shares sold by the underwriters to securities dealers may be sold at a discount of up to US$            per subordinate voting share from the initial public offering price. After the underwriters have made a reasonable effort to sell all of the subordinate voting shares offered by this prospectus at the initial public offering price stated on the cover page of this prospectus, the underwriters may decrease the offering price from time to time, and the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by the purchasers for the subordinate voting shares is less than the gross proceeds paid by the underwriters to us and the selling shareholder. The offering of the subordinate voting shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part, and the right is reserved to close the subscription books at any time without notice.

        We, our executive officers, directors, and certain of our shareholders (including the selling shareholder), have agreed with the underwriters, subject to certain exceptions, not to offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition), any of their subordinate voting shares or multiple voting shares or securities convertible into or exchangeable for subordinate voting shares or multiple voting shares during the period from the date of this prospectus continuing through the date that is 180 days after the date of this prospectus, except with the prior written consent of the Releasing Representatives. Consequently, any purchase contracts (and the underlying subordinate voting shares) acquired by our executive officers, directors and certain of our shareholders (including the selling shareholder) during such period would be captured by the lock-up agreements. Our obligations under this agreement do not apply to any existing employee benefit plans or the Units to be sold in the Unit Offering and any subordinate voting shares issued pursuant to the terms of the purchase contracts, which are a component of the Units. Moreover, the Company may issue up to 10% of its total outstanding shares as of the closing date of this offering in connection with future acquisitions, joint ventures or other strategic transactions. In addition, this agreement does not apply to the pledge or hypothecation, or other granting of a security interest in, subordinate voting shares or multiple voting shares by the Margin Loan Borrowers to one or more banks or financial institutions as collateral or security pursuant to the Margin Loans; provided, that such Margin Loans shall not permit the lenders, during such 180-day period, to foreclose or otherwise transfer such lock-up shares or related securities provided as collateral or security absent a waiver of the restriction of the lock-up agreement. See "Shares Eligible for Future Sale" for a discussion of certain transfer restrictions.

        Prior to this offering, there has been no public market for the subordinate voting shares. The initial public offering price has been negotiated among us and the representatives. Among the factors to be considered in determining the initial public offering price of the subordinate voting shares, in addition to prevailing market conditions, will be our historical performance, estimates of our business potential and our earnings prospects, an assessment of our management and the consideration of the above factors in relation to market valuation of companies in related businesses.

        Our subordinate voting shares have been approved for listing on the NYSE in the United States and conditionally approved for listing on the TSX under the symbol "GFL". Listing will be subject to us fulfilling all the listing requirements of the TSX.

        In connection with this offering, the underwriters may purchase and sell subordinate voting shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of subordinate voting shares than they are required to purchase in this offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A "covered short position" is a short position that is not greater than the amount of additional subordinate voting shares for which the underwriters' option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional subordinate voting shares or purchasing subordinate voting shares in the open market. In determining the source of subordinate voting shares to cover the covered short position, the underwriters will consider, among other things, the price of subordinate voting shares available for purchase in the open market as compared to the price at which they may purchase additional subordinate voting shares pursuant to the option described above. "Naked" short sales are any short sales that create a short position greater than the amount of additional subordinate voting shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing subordinate voting shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the subordinate voting shares in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of subordinate voting shares made by the underwriters in the open market prior to the completion of this offering.

        Any naked short position would form part of the underwriters' over-allocation position and a purchaser who acquires subordinate voting shares forming part of the underwriters' over-allocation position acquires such subordinate voting shares under this prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the underwriters' option to purchase additional subordinate voting shares or secondary market purchases.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discounts and commissions received by it because the representatives have repurchased subordinate voting shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

        In accordance with rules and policy statements of certain Canadian securities regulatory authorities and the Universal Market Integrity Rules for Canadian Marketplaces ("UMIR"), the underwriters may not, at any time during the period of distribution, bid for or purchase subordinate voting shares. The foregoing restriction is, however, subject to exceptions as permitted by such rules and policy statements and UMIR. These exceptions include a bid or purchase permitted under such rules and policy statements and UMIR, relating to market stabilization and market balancing activities and a bid or purchase on behalf of a customer where the order was not solicited.

        Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our subordinate voting shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the subordinate voting shares. As a result, the price of the subordinate voting shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, TSX, in the over-the-counter market or otherwise.

        Certain of the underwriters are not U.S.-registered broker-dealers and, therefore, to the extent that they intend to effect any sales of the securities in the United States, they will do so through one or more U.S. registered broker-dealers, which may be affiliates of such underwriters, in accordance with the applicable U.S. securities laws and regulations.

        The Company and the selling shareholder have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933 and applicable Canadian securities laws.

Directed Share Program

        At our request, the underwriters have reserved up to 5% of subordinate voting shares to be sold by us and offered by this prospectus for sale, at the initial public offering price, to certain individuals, through a directed share program, including employees, directors and other persons associated with us who have expressed an interest in purchasing subordinate voting shares in the offering. The number of subordinate voting shares available for sale to the general public will be reduced by the number of reserved subordinate voting shares sold to these individuals. Any reserved subordinate voting shares not purchased by these individuals will be offered by the underwriters to the general public on the same basis as the other subordinate voting shares offered under this prospectus.

Conflicts of Interest

        Our affiliate, BC Partners Securities LLC, will be one of the underwriters in this offering and the Unit Offering. Because BC Partners Securities LLC is an affiliate of ours and is an underwriter for this offering and the Unit Offering, it would be deemed to have a "conflict of interest" with us pursuant to FINRA Rule 5121(f)(5) with respect to this offering and the Unit Offering. Therefore, this offering and the Unit Offering will be conducted in compliance with the applicable requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a "qualified independent underwriter" is not required in connection with this offering and the Unit Offering as the member that will be primarily responsible for managing the public offering will not have a conflict of interest, will not be an affiliate of any member that has a conflict of interest and will meet the requirements of paragraph (f)(12)(E) of FINRA Rule 5121. BC Partners Securities LLC will not confirm initial sales to any discretionary accounts over which it has authority without the prior specific written approval of the customer.

Other Relationships Between Us and Certain Underwriters

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market colour or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

        Affiliates of J.P. Morgan Securities Canada Inc., BMO Nesbitt Burns Inc., Goldman Sachs Canada Inc., RBC Dominion Securities Inc., Scotia Capital Inc., Barclays Capital Canada Inc., Raymond James Ltd., TD Securities Inc., CIBC World Markets Inc., HSBC Securities (Canada) Inc. and National Bank Financial Inc. are our lenders under either or both of our Term Facility and Revolving Credit Facility or are counter-party to one or more hedging arrangements with us. In addition, affiliates of Scotia Capital Inc. hold approximately US$6.2 million aggregate principal amount of the 2023 Notes and 2027 Notes. Consequently, we may be considered a "connected issuer" of each of J.P. Morgan Securities Canada Inc., BMO Nesbitt Burns Inc., Goldman Sachs Canada Inc., RBC Dominion Securities Inc., Scotia Capital Inc., Barclays Capital Canada Inc., Raymond James Ltd., TD Securities Inc., CIBC World Markets Inc., HSBC Securities (Canada) Inc. and National Bank Financial Inc. under applicable Canadian securities laws in connection with the offering. As of the date of this prospectus, the outstanding amounts under the Term Facility and the Revolving Credit Facility are set out in the "Description of Material Indebtedness" section of this prospectus. We are currently in compliance with the terms of our Term Facility, Revolving Credit Facility and hedging arrangements and no breach thereof has been waived by any of the lenders thereunder. We intend to use the net proceeds received by us from this offering and the Unit Offering to redeem the entire outstanding aggregate principal amount of the 2022 Notes and the 2023 Notes and a portion of the aggregate principal amount of the 2026 Notes and 2027 Notes together with related fees, premiums and accrued and unpaid interest thereon. See "Use of Proceeds".

        Affiliates of each of BMO Nesbitt Burns Inc., RBC Dominion Securities Inc. and Scotia Capital Inc. are expected to commit to provide, immediately prior to the completion of the offering, the Margin Loans in an aggregate principal amount totaling the sum of approximately $617.6 million and the CAD equivalent of approximately US$352.9 million as of the funding date to the Margin Loan Borrowers. The proceeds of each Margin Loan will be used to acquire additional shares of Holdings or to make a loan to Holdings, in each case as described under "Description of Share Capital—Pre-Closing Capital Changes," such that Holdings may use the proceeds to redeem the PIK Notes in full. Each Margin Loan will be secured under a security and pledge agreement by a pledge of all of the shares held by the relevant Margin Loan Borrower, including those acquired with the proceeds from the Margin Loans (other than those sold by the selling shareholder in this offering), representing, in aggregate, 224,151,917 subordinate voting shares and 11,892,576 multiple voting shares (72.6% of the number of subordinate voting shares expected to be issued and outstanding upon completion of the offering) and all of the issued and outstanding multiple voting shares. Each Margin Loan will have a scheduled maturity of                        , 2023. The lenders are expected to receive customary fees and expense reimbursements in connection with the Margin Loans. Notwithstanding the pledge of all of the multiple voting shares beneficially owned by the Dovigi Group pursuant to the pledge agreement, the Dovigi Group will retain all economic and voting rights in respect of the multiple voting shares. An enforcement of their security interest in the multiple voting shares by a Margin Loan lender will result in the automatic conversion of the multiple voting shares subject to such enforcement into subordinate voting shares. See "Description of Share Capital".

        If the Margin Loans are executed, in the case of nonpayment at maturity or another event of default (including but not limited to the Margin Loan Borrowers' inability to satisfy a margin call, which must be instituted by the lenders following certain declines in our share price), the lenders may, in addition to other remedies, exercise their rights under the Margin Loans to foreclose on and sell or cause the sale of the subordinate voting shares and multiple voting shares pledged by the Margin Loan Borrowers under the Margin Loans.

        The financial terms of the Margin Loan agreements described above are being negotiated on an arm's-length basis by the Margin Loan Borrowers and the lenders under the Margin Loans. We will not be party to the Margin Loan agreements or the related security and pledge agreements, but we expect to deliver letter agreements to each of the lenders in which we will, among other things, agree not to take any actions that are intended to hinder or delay the exercise of any remedies by the lenders under the terms of the Margin Loan agreements.

        The lock-up agreement between the underwriters and the Margin Loan Borrowers will include an exception to allow for the pledge of subordinate voting shares (including subordinate voting shares issuable upon the conversion of the multiple voting shares) by the Margin Loan Borrowers to the lenders under the Margin Loan agreements; provided that the lenders have agreed not to foreclose on or cause the sale of the pledged shares during the 180 days following the date of the final prospectus relating to this offering absent a waiver of the restriction in the lock-up agreement.

        FINRA deems the subordinate voting shares acquired by BC Partners with the proceeds from its Margin Loan to be underwriter compensation.

        The determination of the terms and conditions of the offering were made through negotiations among us, the selling shareholder and the representatives without the involvement of the lenders or counter-parties, although the lenders and counter-parties have been advised of the offering. The representatives will derive no direct benefit from the offering other than their respective share of the fees disclosed in this prospectus.

Selling Restrictions

        Other than in the United States and each of the Canadian provinces and territories, no action has been taken by us, the selling shareholder or the underwriters that would permit a public offering of the subordinate voting shares offered by this prospectus in any jurisdiction where action for that purpose is required. The subordinate voting shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such subordinate voting shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any subordinate voting shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

  European Economic Area and the United Kingdom

        In relation to each Member State of the European Economic Area and the United Kingdom (each a "Relevant State"), no subordinate voting shares have been offered or will be offered pursuant to the initial public offering in that Relevant State prior to the publication of a prospectus in relation to the subordinate voting shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of subordinate voting shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

  •
  to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

  •
  to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

  •
  in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

        provided that no such offer of subordinate voting shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any subordinate voting shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a "qualified investor" within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any subordinate voting shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the subordinate voting shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any subordinate voting shares to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

        For the purposes of this provision, the expression an "offer to the public" in relation to subordinate voting shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any subordinate voting shares to be offered so as to enable an investor to decide to purchase or subscribe for any subordinate voting shares, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

  United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons") or otherwise in circumstances which have not resulted and will not result in an offer to the public of the subordinate voting shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

        Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

  Switzerland

        The subordinate voting shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the subordinate voting shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, us, the subordinate voting shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of subordinate voting shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of subordinate voting shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of subordinate voting shares.

  Australia

        This prospectus:

  •
  does not constitute a disclosure document under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the "Corporations Act");

  •
  has not been, and will not be, lodged with the Australian Securities and Investments Commission ("ASIC"), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act; and

  •
  may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

        The subordinate voting shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the subordinate voting shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any subordinate voting shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the subordinate voting shares, you represent and warrant to us and the selling shareholder that you are an Exempt Investor.

        As any offer of subordinate voting shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the subordinate voting shares you undertake to us that you will not, for a period of 12 months from the date of issue of the subordinate voting shares, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

  Hong Kong

        The subordinate voting shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the subordinate voting shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to subordinate voting shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

        This prospectus has not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

  Japan

        The subordinate voting shares have not been and will not be registered under the Financial Instruments and Exchange Act. Accordingly, the subordinate voting shares may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

  Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of subordinate voting shares may not be circulated or distributed, nor may the subordinate voting shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the subordinate voting shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  •
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or,

  •
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor;

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the subordinate voting shares pursuant to an offer made under Section 275 of the SFA except:

  •
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  •
  where no consideration is or will be given for the transfer;

  •
  where the transfer is by operation of law;

  •
  as specified in Section 276(7) of the SFA; or,

  •
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

        Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the subordinate voting shares are "prescribed capital markets products" (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

 LEGAL MATTERS

        The matters referred to under "Material Canadian Federal Income Tax Considerations", as well as certain other legal matters relating to the issue and sale of the subordinate voting shares, will be passed upon on our behalf by Stikeman Elliott LLP and on behalf of the underwriters by Davies Ward Phillips & Vineberg LLP. Certain legal matters will be passed upon for us by Simpson Thacher & Bartlett LLP. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP. As at the date of this prospectus, the partners and associates of each of Stikeman Elliott LLP and Davies Ward Phillips & Vineberg LLP beneficially own, directly and indirectly, less than 1% of our outstanding securities or other property, or our affiliates.

EXPERTS

        The consolidated financial statements of GFL Environmental Holdings Inc. (new) ("Successor") as of December 31, 2019 and 2018, and for the year ended December 31, 2019, and the period from June 1, 2018 to December 31, 2018 (Successor), and of GFL Environmental Holdings Inc. (old) ("Predecessor") for the period from January 1, 2018 to May 31, 2018 and year ended December 31, 2017 (Predecessor) each of which are included in this Prospectus, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        Deloitte LLP is required under Canadian National Instrument 41-101F1 to assert that it is independent, therefore Deloitte LLP is independent with respect to the Company within the meaning of the Securities Act of 1933, as amended, and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States) ("PCAOB") and within the meaning of the rules of professional conduct of the Chartered Professional Accountants of Ontario. The offices of Deloitte LLP, Chartered Professional Accountants, are located at 8 Adelaide Street West, Suite 200, Toronto, Ontario, Canada M5H 0A9.

        The consolidated financial statements of Wrangler Super Holdco Corp. and its subsidiaries as of November 13, 2018 and December 31, 2017 and for the period from January 1, 2018 to November 13, 2018 and the period from September 28, 2017 to December 31, 2017 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The offices of PricewaterhouseCoopers LLP, independent accountants, are located at 4208 Six Forks Road, Captrust Tower, Suite 1200, Raleigh, North Carolina.

        The consolidated statements of operations, of shareholder's equity (deficit) and noncontrolling interests and of cash flows of Marlin Intermediate HoldCo Inc. and its subsidiaries for the period from January 1, 2017 to September 27, 2017 and the year ended December 31, 2016 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, as independent accountants, given on the authority of said firm as experts in auditing and accounting.

Other Considerations

        Deloitte LLP has complied with the independence standards of the Chartered Professional Accountants of Ontario since the year ended December 31, 2016. Prior to the engagement of Deloitte LLP as the Company's independent registered public accounting firm under the standards of the PCAOB, Deloitte LLP had provided the following non-audit services to GFL Environmental Inc., all of which were considered permissible under Canadian independence standards but were not consistent with auditor independence rules of the SEC and the PCAOB:

  (i)
  Assistance to GFL Environmental Inc. in Fiscal 2017 which extended into Fiscal 2018 and consisted of extracting and compiling loss information and preparing documentation in support of an insurance claim in which certain elements of the service delivered involved performing management functions. The information was not used by GFL Environmental Inc. as support for any amounts recorded in the financial statements. Accordingly, Deloitte LLP's audit team did not use nor rely on the output from these services in connection with Deloitte LLP's audit.

  (ii)
  Accounting assistance in Fiscal 2018 in relation to basic fair value calculations based on inputs and assumptions provided by GFL Environmental Inc., which constituted bookkeeping and valuation services.

  (iii)
  Assistance with the calculations in Fiscal 2018 and in the fiscal period beginning January 1, 2019 related to the impact of a new lease accounting standard which will be effective for Fiscal 2019, which constituted bookkeeping services.

        With respect to the services above, GFL Environmental Inc. designated individuals who possessed the suitable skill, knowledge and experience to be responsible for the services provided by Deloitte LLP, and none of the individuals who provided these services were members of Deloitte LLP's audit team. Further, the Company has engaged new service providers to re-perform the services provided in connection with accounting assistance and the adoption of the new accounting standard.

        After careful consideration of the facts and circumstances and the applicable independence rules, Deloitte LLP has concluded that (i) the aforementioned matters do not impair Deloitte LLP's ability to exercise objective and impartial judgement in connection with its audits of the consolidated financial statements of Successor and Predecessor and (ii) a reasonable investor with knowledge of all relevant facts and circumstances would conclude that Deloitte LLP has been and is capable of exercising objective and impartial judgement on all issues encompassed within its audits of the consolidated financial statements of Successor and Predecessor. After considering these matters, the Company's management and Audit Committee concur with Deloitte LLP's conclusions.

ENFORCEMENT OF CIVIL LIABILITIES

        We exist under the laws of Ontario. Certain of our directors and officers, and some of the experts named in this prospectus reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgements of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. U.S. investors may not be able to enforce against us, members of our board of directors, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgements in civil and commercial matters, including judgements under the federal securities laws.

        We have appointed Corporation Creations Network Inc. ("CCN") as our agent upon whom process may be served in connection with any proceeding in the United States. CCN's offices are located at 3411 Silverside Road, Tatnall Building, Suite 104, Wilmington, DE 19810.

        The Company has also applied for exemptive relief (to be evidenced by the receipt for the final base PREP prospectus filed with the Canadian securities regulatory authorities) from sections 3.2 and 3.3 of National Instrument 52-107—Acceptable Accounting Principles and Auditing Standards ("NI 52-107") that permits us to prepare and present certain financial statements included in this prospectus in accordance with U.S. generally accepted accounting standards and auditing standards of the Public Company Accounting Oversight Board (United States of America), as amended from time to time, provided that the Company becomes an SEC issuer (as defined in NI 52-107) within a specified period of time.

EXPENSES RELATED TO THIS OFFERING AND THE UNIT OFFERING

        The following table sets forth the expenses, other than underwriting discounts and commissions expected to be incurred in connection with the issuance and distribution of the subordinate voting shares being registered in this offering and the Units being registered in the Unit Offering. All amounts listed below are estimates except the SEC registration fee, Canadian securities regulatory filing fees, NYSE listing, TSX listing fee and FINRA filing fee.

Item	Amount to be paid(1)
SEC registration fee	US$	333,855
Canadian securities regulatory filings(2)	US$	241,420
FINRA filing fee	US$	225,500
NYSE listing fee	US$	351,350
TSX listing fee(2)	US$	180,700
Blue sky fees and expenses	US$	10,000
Printing and engraving expenses	US$	2,000,000
Legal fees and expenses	US$	8,000,000
Accounting fees and expenses	US$	3,000,000
Register and Transfer Agent fees and expenses	US$	3,808
Trustee fees and expenses(2)	US$	21,000
Miscellaneous expenses	US$	132,367

Total	US$	14,500,000

(1)
We previously paid US$3.25 million of these expenses.

(2)
Exchange rate calculated on the Bank of Canada daily exchange rate on February 21, 2020.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the subordinate voting shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the subordinate voting shares offered hereby, please refer to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC maintains a website at www.sec.gov, from which you can electronically access the registration statements and its exhibits.

        Upon completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. Although we are not required to prepare and issue quarterly reports as a foreign private issuer, we currently intend to file quarterly reports on Form 6-K with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and Section 16 short-swing profit reporting for our officer, directors and holders of more than 10% of our voting shares.

        We will also be subject to the full informational requirements of the securities commissions in all provinces and territories of Canada. You are invited to read and copy any reports, statements or other information, other than confidential filings, that we intend to file with the Canadian provincial and territorial securities commissions. These filings are also electronically available from the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) (http://www.sedar.com), the Canadian equivalent of the SEC's Electronic Document Gathering and Retrieval System. Documents filed on SEDAR are not, and should not be considered, part of this prospectus.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        To the shareholders and the Board of Directors of GFL Environmental Holdings Inc.

Opinion on the Financial Statements

        We have audited the accompanying consolidated statements of financial position of GFL Environmental Holdings Inc. (new) and subsidiaries ("Successor") as of December 31, 2019 and 2018, the related consolidated statements of operations and comprehensive loss, changes in shareholders' equity and cash flows for the year ended December 31, 2019 and the period from June 1, 2018 to December 31, 2018 (Successor), and the related notes, and we have also audited the related consolidated statements of operations and comprehensive loss, changes in shareholders' equity and cash flows of GFL Environmental Holdings Inc. (old) and subsidiaries ("Predecessor") for the period from January 1, 2018 to May 31, 2018 and the year ended December 31, 2017 (Predecessor), and the related notes (collectively referred to as the "financial statements", Successor and Predecessor collectively referred to as the "Company"). In our opinion, the financial statements present fairly, in all material respects, the financial position of GFL Environmental Holdings Inc. (new) and subsidiaries as of December 31, 2019 and 2018 (Successor), and its financial performance and its cash flows for the year ended December 31, 2019 and for the period from June 1, 2018 to December 31, 2018 (Successor) and the financial performance and cash flows of GFL Environmental Holdings Inc. (old) and subsidiaries for the period from January 1, 2018 to May 31, 2018 and the year ended December 31, 2017 (Predecessor), in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

        These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

        We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

        Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

February 17, 2020

We have served as the Company's auditor since 2009.

GFL Environmental Holdings Inc.

Consolidated statements of operations and comprehensive loss

Year ended December 31, 2019, periods ended December 31, 2018 and May 31, 2018, and year ended December 31, 2017

(In thousands of Canadian dollars except per share amounts)

		Successor		Predecessor
	Notes	December 31, 2019 (365 days) $	December 31, 2018 (214 days) $	May 31, 2018 (151 days) $	December 31, 2017 (365 days) $
Revenue	14	3,346,851	1,224,797	627,794	1,333,067
Expenses
Cost of sales		3,073,100	1,152,326	551,165	1,145,066
Selling, general and administrative expenses		396,503	217,696	126,467	157,090
Interest and other finance costs		532,220	242,205	127,436	212,683
Deferred purchase consideration	5	2,000	1,000	1,000	2,000
Loss (gain) on sale of property, plant and equipment		1,188	4,714	(82)	2,802
(Gain) loss on foreign exchange		(48,939)	39,592	16,564	(27,214)
Other income	21	—	(75)	(3,165)	(19,403)

	22	3,956,072	1,657,458	819,385	1,473,024

Loss before income taxes		(609,221)	(432,661)	(191,591)	(139,957)

Current income tax expense		3,073	1,268	1,806	590
Deferred tax recovery		(160,641)	(115,266)	(28,724)	(39,565)

Income tax recovery	12	(157,568)	(113,998)	(26,918)	(38,975)

Net loss		(451,653)	(318,663)	(164,673)	(100,982)

Items that may be subsequently reclassified to net loss
Currency translation adjustment		(102,847)	72,478	13,158	(18,937)
Fair value movements on cash flow hedges, net of tax	19	61,166	(33,523)	3,821	12,001

Other comprehensive (loss) income		(41,681)	38,955	16,979	(6,936)

Total comprehensive loss		(493,334)	(279,708)	(147,694)	(107,918)

Loss per share
Basic	13	(0.12)	(0.12)	(0.29)	(0.18)
Diluted	13	(0.12)	(0.12)	(0.29)	(0.18)

The accompanying notes are an integral part of the consolidated financial statements.

GFL Environmental Holdings Inc.

Consolidated statements of financial position

As at December 31, 2019 and December 31, 2018

(In thousands of Canadian dollars except per share amounts)

	Notes	December 31, 2019 $	December 31, 2018 $
Assets
Current assets
Cash		574,797	7,445
Trade and other receivables, net of allowance	4	713,356	574,729
Prepaid expenses and other assets	5	132,112	98,974

		1,420,265	681,148
Non-current assets
Property, plant, and equipment, net	6	2,850,062	2,436,346
Intangible assets, net	7	2,848,024	2,940,298
Other long-term assets		31,672	33,336
Due from related party	20	—	1,200
Goodwill	8	5,173,780	4,979,301

		12,323,803	11,071,629

Liabilities
Current liabilities
Accounts payable and accrued liabilities		732,041	606,237
Income taxes payable		2,885	3,855
Current portion of long term debt	10	64,385	53,660
Current portion of lease obligations	11	33,150	—
Current portion of due to related party	20	7,000	7,000
Current portion of landfill closure and post-closure obligations	9	25,624	10,621

		865,085	681,373
Non-current liabilities
Long-term debt	10	7,560,660	6,235,004
Lease obligations	11	158,872	—
Other long-term liabilities		12,496	26,802
Due to related party	20	14,000	24,500
Deferred income tax liabilities	12	733,787	759,139
Landfill closure and post-closure obligations	9	210,970	152,201

		9,555,870	7,879,019

Commitments and contingencies	21
Shareholders' equity
Share capital	17	3,524,532	3,470,358
Contributed surplus	17	16,443	1,960
Deficit		(770,316)	(318,663)
Accumulated other comprehensive (loss) income		(2,726)	38,955

		2,767,933	3,192,610

		12,323,803	11,071,629

Approved by the Board
                                                             , Director
                                                             , Director

The accompanying notes are an integral part of the consolidated financial statements.

GFL Environmental Holdings Inc.

Consolidated statements of changes in shareholders' equity

Year ended December 31, 2019, periods ended December 31, 2018 and May 31, 2018, and year ended December 31, 2017

(In thousands of Canadian dollars except per share amounts)

					Accumulated other comprehensive (loss) income
	Notes	Share capital $	Contributed surplus $	Deficit $	Cash flow hedges, net of tax $	Currency translation $	Total $	Total shareholders' equity $
Predecessor
Balance at December 31, 2016		869,536	15,967	(280,690)	(2,992)	(6)	(2,998)	601,815
Net loss and comprehensive loss		—	—	(100,982)	12,001	(18,937)	(6,936)	(107,918)
Share capital issued		10,000	—	—	—	—	—	10,000
Share-based payments	16	—	5,094	—	—	—	—	5,094

Balance at December 31, 2017		879,536	21,061	(381,672)	9,009	(18,943)	(9,934)	508,991
Net loss and comprehensive loss		—	—	(164,673)	3,821	13,158	16,979	(147,694)
Share capital redeemed		(25,183)	—	—	—	—	—	(25,183)
Share capital issued		8,285	—	—	—	—	—	8,285
Contribution of capital		—	384,240	—	—	—	—	384,240
Share-based payments	16	—	18,772	—	—	—	—	18,772

Balance at May 31, 2018		862,638	424,073	(546,345)	12,830	(5,785)	7,045	747,411

Successor
Balance at June 1, 2018		—	—	—	—	—	—	—
Net loss and comprehensive loss		—	—	(318,663)	(33,523)	72,478	38,955	(279,708)
Issued upon acquisition of subsidiary	3 and 17	261,206	—	—	—	—	—	261,206
Issued upon loan to related party	17	1,200	—	—	—	—	—	1,200
Share capital issued	17	3,207,952	—	—	—	—	—	3,207,952
Share-based payments	16	—	1,960	—	—	—	—	1,960

Balance at December 31, 2018		3,470,358	1,960	(318,663)	(33,523)	72,478	38,955	3,192,610

Net loss and comprehensive loss		—	—	(451,653)	61,166	(102,847)	(41,681)	(493,334)
Reduction of stated capital	17 and 20	(1,203)	—	—	—	—	—	(1,203)
Return of capital		(5,761)						(5,761)
Share capital issued	17	61,138	—	—	—	—	—	61,138
Share-based payments	16	—	14,483	—	—	—	—	14,483

Balance at December 31, 2019		3,524,532	16,443	(770,316)	27,643	(30,369)	(2,726)	2,767,933

The accompanying notes are an integral part of the consolidated financial statements.

GFL Environmental Holdings Inc.

Consolidated statements of cash flows

Year ended December 31, 2019, periods ended December 31, 2018 and May 31, 2018, and year ended December 31, 2017

(In thousands of Canadian dollars except per share amounts)

		Successor		Predecessor
		December 31, 2019 (365 days) $	December 31, 2018 (214 days) $	May 31, 2018 (151 days) $	December 31, 2017 (365 days) $

	Notes

Operating activities
Net loss		(451,653)	(318,663)	(164,673)	(100,982)
Adjustments for non-cash items
Depreciation and amortization of property, plant and equipment	6	465,338	178,215	66,304	154,717
Amortization of intangible assets	7	334,124	127,546	40,861	84,356
Interest and other finance costs		532,220	242,205	127,436	212,683
Share based payments	16	14,483	1,960	18,772	5,094
(Gain) loss on unrealized foreign exchange on long-term debt		(50,133)	36,585	6,011	(27,503)
Loss (gain) on sale of property, plant and equipment		1,188	4,714	(82)	2,802
Mark-to-market loss on fuel hedge		1,045	2,766	—	—
Current income tax expense		3,073	1,268	1,806	590
Deferred tax recovery		(160,641)	(115,266)	(28,724)	(39,565)
Interest paid in cash, net		(343,726)	(91,365)	(119,937)	(131,812)
Income taxes received (paid) in cash, net		(4,179)	636	(333)	(1,201)
Changes in non-cash working capital items	18	(74,864)	(30,272)	44,339	(30,158)
Landfill closure and post-closure expenditures	9	(15,275)	(10,892)	(1,833)	(2,654)

		251,000	29,437	(10,053)	126,367

Investing activities
Proceeds on sale of property, plant and equipment		20,806	2,000	600	8,417
Purchase of property, plant and equipment and intangible assets		(457,790)	(160,277)	(52,259)	(203,141)
Business acquisitions, net of cash acquired	3	(729,890)	(3,953,228)	(332,122)	(240,106)
Business acquisition of Predecessor	3	—	(2,695,093)	—	—
Cash released from escrow for acquisitions		—	—	12,544	3,859

		(1,166,874)	(6,806,598)	(371,237)	(430,971)

Financing activities
Repayment of lease obligations		(57,867)	—	—	—
Cheques issued in excess of cash on hand		—	—	(3,904)	3,904
Payment of financing costs		(20,691)	(63,669)	(42,416)	(15,099)
Issuance of share capital, net of issuance costs		—	3,207,952	—	—
Capital contribution		—	—	384,240	—
Return of capital		(5,761)	—	(5,124)	—
Issuance of promissory note to related party		—	35,000	67,947	—
Repayment of promissory note to related party		(10,500)	(3,500)	—	—
Issuance of long-term debt		3,143,804	3,559,431	2,205,424	890,344
Repayment of long-term debt		(1,569,944)	(72,154)	(2,117,435)	(587,966)

		1,479,041	6,663,060	488,732	291,183

Increase (decrease) in cash		563,167	(114,101)	107,442	(13,421)
Changes due to foreign exchange revaluation of cash		4,185	27,030	(12,936)	(1,073)
Cash, beginning of period		7,445	94,516	10	14,504

Cash, end of period		574,797	7,445	94,516	10

Supplementary information
Business acquisitions financed through issuance of share capital		—	261,206	—	10,000
Asset additions financed through leases		26,658	45,509	—	1,596

The accompanying notes are an integral part of the consolidated financial statements.

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

1. Description of the business

        GFL Environmental Holdings Inc. (old) (the "Predecessor") was incorporated on October 30, 2014 under the laws of the Province of Ontario. The Predecessor consisted of GFL Environmental Holdings Inc., its wholly owned subsidiaries Green Investments Two Inc., 10529273 Canada Inc. and GFL Environmental Inc. ("GFL"), all of which the Predecessor controlled.

        GFL Environmental Holdings Inc. (new) (the "Successor" or the "Company") was formed on May 31, 2018 on the amalgamation of the Predecessor with Hulk Acquisitions Corp. (which was incorporated on April 18, 2018) under the laws of the Province of Ontario and is an investment holding company. Prior to its amalgamation with GFL Environmental Holdings Inc., Hulk Acquisitions Corp. did not have any assets or operations. On May 31, 2018, the Company acquired control of the Predecessor (Note 3). The Company's registered office is Suite 500, 100 New Park Place, Vaughan, ON, L4K 0H9. The Company is in the business of providing non-hazardous solid waste management, infrastructure and soil remediation and liquid waste management services. These services are provided through wholly owned subsidiaries of GFL and a network of facilities across Canada and the United States.

        The consolidated financial statements as at December 31, 2019, and December 31, 2018 and for the year ended December 31, 2019 and period from June 1, 2018 to December 31, 2018, represent the consolidated financial information of the Successor. Prior to, and including, May 31, 2018, the consolidated financial statements include the accounts of the Predecessor. Due to the change in the basis of accounting resulting from the application of the acquisition method of accounting, the Predecessor's consolidated financial statements and the Successor's consolidated financial statements are not comparable.

        References to the Company include GFL and its subsidiaries.

2. Significant accounting policies

(a)   Basis of presentation

        These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards ("IFRS"), as issued by the International Accounting Standards Board ("IASB") and include the accounts of the Company.

        The financial statements were prepared on the historical cost basis except for certain financial instruments that are measured at fair value at the end of the reporting period, as explained in the accounting policies below. Historical cost is generally based on the fair value of the consideration given in exchange for assets. These financial statements are presented in Canadian dollars, the Company's functional and presentation currency.

        The consolidated financial statements were approved and authorized for issuance by the Board of Directors on February 17, 2020.

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

2. Significant accounting policies (Continued)

(b)   Basis of consolidation

        Subsidiaries are entities controlled by the Company. Control exists when the Company has power over an entity, exposure or rights to variable returns from the Company's involvement with the entity, and the ability to use its power over the entity to affect the amount of the Company's returns. The financial accounts and results of subsidiaries are included in the consolidated financial statements of the Company from the date that control commences until the date that control ceases.

        When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies into line with the Company's accounting policies. All intercompany assets and liabilities, equity, income, expenses and cash flows relating to transactions between the Company and its subsidiaries are eliminated in full on consolidation.

(c)   Property, plant and equipment

        Property, plant and equipment are stated at cost, less accumulated depreciation and impairment. Assets are depreciated to residual values over their estimated useful lives, with depreciation commencing when an asset is ready for use. Significant parts of property, plant and equipment that have different depreciable lives are depreciated separately. Judgment is used in determining the appropriate level of componentization.

        Depreciation and amortization is computed on a straight-line basis, unless otherwise stated, using the following useful lives:

Type of property, plant and equipment	Depreciation term
Landfills	units of production
Buildings	10 - 30 years
Transportation equipment	10 - 20 years
Furniture, machinery and equipment	3 - 20 years
Leasehold improvements	Term of lease
Computer software and equipment	3 - 5 years
Containers	5 - 10 years
Right-of-use asset	Shorter of lease term or life of underlying asset(s)

        The costs of repair and maintenance activities are recognized in the consolidated statement of operations as incurred. Distinguishing major inspections and overhaul from repairs and maintenance in determining which costs are capitalized is a matter of management judgement.

        An item of property, plant and equipment is de-recognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on de-recognition of the asset (calculated as the difference between net disposal proceeds and the carrying amount of the asset) is included as a gain or loss in the consolidated statement of operations in the period the asset is de-recognized.

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

2. Significant accounting policies (Continued)

        Property, plant and equipment are reviewed at the end of each reporting period to determine whether there is any indication of impairment. If the possibility of impairment is indicated, the Company will estimate the recoverable amount of the asset and record any impairment loss in the consolidated statement of operations.

        Assets under development are not depreciated until they are available for use.

Landfill assets

        Landfill assets represent the cost of landfill airspace, including original acquisition cost and landfill construction and development costs, incurred during the operating life of the site. Landfill assets also include capitalized landfill closure and post-closure costs, net of accumulated amortization, and the cost of either new or landfill expansion permits.

        The original cost of landfill assets, together with incurred and projected landfill construction and development costs, is amortized on a per unit basis as landfill airspace is consumed.

        Landfill assets are amortized over their total available disposal capacity representing the sum of estimated permitted airspace capacity (having received the final permit from the governing authorities) plus future permitted airspace capacity, representing an estimate of airspace capacity that management believes is probable of being permitted based on the following criteria:

  •
  Personnel are actively working to obtain the permit or permit modifications necessary for expansion of an existing landfill, and progress is being made on the project;

  •
  It is probable that the required approvals will be received within the normal application and processing periods for approvals in the jurisdiction in which the landfill is located;

  •
  The Company has a legal right to use or obtain land associated with the expansion plan;

  •
  There are no significant known political, technical, legal or business restrictions or issues that could impair the success of the expansion effort;

  •
  Management is committed to pursuing the expansion; and

  •
  Additional airspace capacity and related costs have been estimated based on the conceptual design of the proposed expansion.

        The Company has been successful in receiving approvals for expansions pursued; however, there can be no assurance that the Company will be successful in obtaining approvals for landfill expansions in the future.

(d)   Landfill closure and post-closure obligations

        The Company recognizes the estimated liability for an asset retirement obligation that results from acquisition, construction, development or normal operations in the year in which it is incurred. Costs associated with capping, closing and monitoring a landfill or portions thereof after it ceases to accept waste, are initially measured at the discounted future value of the estimated cash flows over the

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

2. Significant accounting policies (Continued)

landfill's operating life, representing the period over which the site receives waste. This value is capitalized as part of the cost of the related asset and amortized over the asset's useful life.

        Estimates are reviewed at least once annually and consider, amongst other things, regulations that govern each site. The Company estimates the fair value of landfill closure and post-closure costs using present value techniques that consider and incorporate assumptions and considerations marketplace participants would use in the determination of those estimates, including inflation, markups, inherent uncertainties due to the timing of work performed, information obtained from third parties, quoted and actual prices paid for similar work and engineering estimates. Inflation assumptions are based on management's evaluation of current and future economic conditions and the expected timing of these expenditures. Fair value estimates are discounted applying the risk free rate, which is a rate that is essentially free of default risk. In determining the risk free rate, consideration is given to both current and future economic conditions and the expected timing of expenditures.

(e)   Intangible assets

        Intangible assets are stated at cost, less accumulated amortization and impairment, and consist of customer lists, municipal and other commercial contracts, non-compete agreements, and trade name, licenses and permits. The Certificate of Approval ("C of A") licenses provide the Company with certain waste management rights in the province or state of issue and are considered to have an indefinite life and therefore are not subject to amortization, unless they relate to a leased facility in which case they are amortized over the lease term. Amortization is based on the estimated useful life using the following methods and rates:

Type of intangible asset		Amortization term
Trade name, licenses and permits		Indefinite
Customer lists	Straight-line	10 years
Non-compete agreements and municipal contracts	Straight-line	1 - 10 years

        Intangible assets with indefinite useful lives are tested at least annually, at the cash-generating unit level for impairment. The assessment of indefinite life is reviewed annually to determine whether the indefinite life assessment continues to be supportable. If not, the change in the useful life assessment from indefinite to finite is made on a prospective basis. Intangible assets with finite lives are amortized over the useful economic life on a straight line basis and assessed for impairment whenever there is an indication that the intangible asset may be impaired. Amortization expense is included as part of cost of sales.

(f)    Goodwill

        Goodwill arising on an acquisition of a business represents the excess of the purchase price over the fair value of the net identifiable assets of the acquired business. Goodwill is carried at cost as established at the date of acquisition of the business less accumulated impairment losses, if any.

        For the purpose of impairment testing, goodwill acquired in a business combination is, from the acquisition date, allocated to cash-generating units ("CGU"), or groups of CGUs, based on the lowest

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

2. Significant accounting policies (Continued)

level within the entity in which the goodwill is monitored for internal management purposes. The allocation is made to those CGUs that are expected to benefit from the business combination in which the goodwill arose. The Company tests its goodwill for impairment at the operating segment level. Any potential impairment of goodwill is identified by comparing the recoverable amount of a group of CGUs to its carrying value. Goodwill is reduced by the amount of deficiency, if any. If the deficiency exceeds the carrying amount of goodwill, the carrying values of the remaining assets in the CGUs are reduced by the excess on a pro-rata basis. The Company tests goodwill for impairment annually on December 31.

        The recoverable amount of a CGU is the higher of the estimated fair value less costs of disposal or value-in-use of the CGU. In assessing value-in-use, the estimated future cash flows are discounted using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.

(g)   Deferred financing costs

        Deferred financing costs in respect of the Company's long-term debt are presented as a reduction of long term debt, and are recognized using the effective interest method over the term of the related financing agreement.

(h)   Foreign currency translation

Functional and presentation currency

        Items included in the consolidated financial statements of the Company's subsidiaries are measured using the currency of the primary economic environment in which each entity operates (the functional currency). Foreign currency transactions are translated into Canadian dollars using the exchange rates prevailing at the date of the transactions or valuation when items are re-measured. Foreign exchange gains and losses resulting from the settlement of such transactions and from the changes at period-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the consolidated statement of operations.

Foreign operations

        The Company's foreign operations are conducted through its subsidiaries located in the United States of America ("US subsidiaries"), whose functional currency is the United States dollar.

        The assets and liabilities of these US subsidiaries are translated into the presentation currency of the Company using the exchange rate at the reporting date. Revenues and expenses are translated at the average exchange rate for the period. The resulting foreign exchange translation differences are recorded as a currency translation adjustment in other comprehensive income or loss.

(i)    Share based payments

        Stock options issued by the Company as remuneration of its key employees, officers, and directors are settled in non-voting shares and are accounted for as equity-settled awards.

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

2. Significant accounting policies (Continued)

        The fair value of options granted is measured using either the Black-Scholes option pricing model or the Monte Carlo simulation methods, which rely on estimates of the expected risk-free interest rate, expected dividend payments, expected share price volatility, value of the Company's shares and the expected average life of the options. The Company believes these models adequately capture the substantive features of the option awards and are appropriate to calculate their fair values.

        The fair value of the options determined at grant date is expensed over the vesting period using an accelerated method of amortization, with a corresponding increase to contributed surplus. Expense related to share based payments is included as part of selling, general and administrative expense. Upon exercise of options, the amount recognized in contributed surplus for the awards and the cash received upon exercise are recognized as an increase in share capital.

(j)    Revenue recognition

        The Company records revenue when control is transferred to the customer, generally at the time that the service is provided. Revenue is measured based on the consideration specified in a contract with a customer and excludes amounts collected on behalf of third parties. The Company recognizes revenue from the following major sources:

Collection and disposal of solid waste

        The Company generates revenue through fees charged for the collection of solid waste including recyclables, from its municipal, residential and commercial and industrial customers. Revenues from these contracts are influenced by a variety of factors including collection frequency, type of service, type and volume or weight of waste and type of equipment and containers furnished to the customer. In addition to handling the Company's own collected waste volumes, its transfer stations, material recovery facilities ("MRFs"), landfills and organic waste processing facilities generate revenue from tipping fees paid to the Company by municipalities and third-party haulers and waste generators and from the sale of recycled commodities. The Company also operates MRFs, transfer stations and landfills for municipal owners under a variety of compensation arrangements, including fixed fee arrangements or on a tonnage or other basis.

        Our municipal customer relationships are generally supported by contracts ranging from three to 10 years. Our municipal collection contracts provide for fees based upon a per household, per tonne or ton, per lift or per service basis and often provide for annual price increases indexed to Consumer Price Index ("CPI") and market costs for fuel. We provide regularly scheduled service to a large percentage of our commercial and industrial customers under contracts with three to five year terms with automatic renewals, volume-based pricing and CPI, fuel and other adjustments. Other commercial and industrial customers are serviced on an "on-call" basis.

        Certain future variable considerations of long-term customer contracts may be unknown upon entering into the contract, including the amount that will be billed in accordance with annual CPI, market costs for fuel and commodity prices. The amount to be billed is often tied to changes in an underlying base index such as a consumer price index or a fuel or commodity index, and revenue is recognized once the index is established for the future period. The Company does not disclose the

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

2. Significant accounting policies (Continued)

value of unsatisfied performance obligations for these contracts as its right to consideration corresponds directly to the value provided to the customer for services completed to date and all future variable consideration is allocated to wholly unsatisfied performance obligations.

Collection and disposal of liquid waste

        The Company generates revenue through fees charged for the collection, management, transportation, processing and disposal of a wide variety of industrial and commercial liquid wastes. Revenue is primarily derived from fees charged to customers on a per service, volume and/or hour basis. Revenues from these contracts are influenced by a variety of factors including timing of contract, type of service, type and volume of liquid waste and type of equipment used. Revenue in the liquid waste business is also derived from the stewardship return incentives paid by most Canadian provinces in which the Company has liquid waste operations, as well as from the sale of used motor oil, solvents and downstream products to third parties. The fees received from third parties are based primarily on the market, type and volume of material sold. Generally, fees are billed and revenue is recognized at the time control is transferred. Revenue recognized under these agreements is variable in nature based on volumes and commodity prices at the time of sale, which are unknown at contract inception.

Soil remediation and infrastructure contracts

        The Company earns revenue through fees collected for the excavation and transport of clean and contaminated soils and the remediation and disposal of contaminated and remediated soils. The Company also offers complementary civil, demolition, excavation and shoring services in its infrastructure business. In the soil remediation and infrastructure business, revenue is generated on a project basis, normally encompassing all of the above services.

        Fees charged for soil remediation and infrastructure contracts are determined based on the expected costs to complete each specific project. Revenue is recognized for these services based on the stage of completion of the contract, measured based on the expected remaining costs to complete the project. In cases where soil remediation services are sold outside of an infrastructure project, the fees for remediation and the related excavation operations are generated on a per tonne basis.

(k)   Income taxes

        Income tax expense or recovery is comprised of current and deferred income taxes. It is recognized in the consolidated statement of operations, except to the extent that the expense relates to items recognized directly in equity.

        A current or non-current tax liability/asset is the estimated tax payable/receivable on taxable earnings for the period, and any adjustments to taxes payable with respect to previous periods.

        The liability method is used to account for deferred tax assets and liabilities, which arise from temporary differences between the carrying amount of assets and liabilities recognized in the consolidated statement of financial position and their corresponding tax basis. The carry forward of

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

2. Significant accounting policies (Continued)

unused tax losses and credits are recognized to the extent that it is probable they can be used in the future.

        The carrying amount of deferred income tax assets is reviewed at each financial position date and reduced to the extent it is no longer probable that the income tax asset will be recovered.

        Deferred tax assets and liabilities are calculated at the tax rates that are expected to apply when the asset or liability is recovered or settled. Current and deferred tax assets and liabilities are calculated using tax rates that have been enacted or substantively enacted at the end of the reporting date.

        Where current tax or deferred tax arises from the initial accounting for a business combination, the tax effect is included in the accounting for the business combination.

        Deferred tax liabilities are offset if a legally enforceable right exists to set off current income tax assets against current income tax liabilities and the deferred tax relates to the same taxable entity and the same taxation authority.

(l)    Financial instruments

Classification and measurement

        All financial assets and liabilities are recognized initially at fair value plus or minus transaction costs, except for financial instruments at fair value through profit or loss ("FVTPL"), for which transaction costs are expensed.

        Debt financial instruments are subsequently measured at fair value through profit or loss ("FVTPL"), fair value through other comprehensive income ("FVTOCI"), or amortized cost using the effective interest rate method. The Company determines the classification of its financial assets based on the Company's business model for managing the financial assets and whether the instruments' contractual cash flows represent solely payments of principal and interest ("SPPI") on the principal amount outstanding.

        The Company's derivatives designated as a hedging instrument in a qualifying hedge relationship are subsequently measured at FVTOCI. Equity instruments that meet the definition of a financial asset, if any, are subsequently measured at FVTPL or elected irrevocably to be classified at FVTOCI at initial recognition. Derivatives not designated in a qualified hedge relationship are measured at FVTPL.

        Financial liabilities are subsequently measured at amortized cost using the effective interest method or at FVTPL in certain circumstances or when the financial liability is designated as such. For financial liabilities that are designated as FVTPL, the amount of change in the fair value of the financial liability that is attributable to changes in the Company's own credit risk of that liability is recognized in other comprehensive income or loss unless the recognition of the effects of changes in the liability's credit risk in other comprehensive income or loss would create or enlarge an accounting mismatch in the consolidated statement of operations. The remaining amount of change in the fair value of the liability is recognized in the consolidated statement of operations. Changes in fair value of a financial liability attributable to the Company's own credit risk that are recognized in other

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

2. Significant accounting policies (Continued)

comprehensive income or loss are not subsequently reclassified to the consolidated statement of operations; instead, they are transferred to retained earnings, upon de-recognition of the financial liability.

        All of the Company's financial assets are categorized within the amortized cost measurement category. All of the Company's financial liabilities, with the exception of deferred foreign exchange derivatives, are also categorized within the amortized cost measurement category. Deferred foreign exchange derivatives, which qualify for hedge accounting, are categorized within the FVTOCI category.

Impairment

        The Company uses a forward-looking Expected Credit Loss ("ECL") model to determine impairment of financial assets. ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Company expects to receive.

        For trade receivables and holdbacks, the Company applies the simplified approach and has determined the allowance based on lifetime ECLs at each reporting date. The Company has established a provision that is based on the Company's historical credit loss experience, adjusted for forward-looking factors specific to the customers and the economic environment.

Hedge accounting

        The Company is exposed to the risk of currency fluctuations and has entered into currency derivative contracts to hedge a portion of its exposure on the basis of planned transactions. Where hedge accounting is applied, the criteria are documented at the inception of the hedge and updated at each reporting date. The Company documents the relationship between hedging instruments and hedged items, as well as its risk management objectives and strategy for undertaking the hedging transactions. The Company also documents its assessment, at hedge inception and on an ongoing basis, of whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in cash flows of hedged items.

(m)  Basis of fair values

        Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either:

  •
  In the principal market for the asset or liability, or

  •
  In the absence of a principal market, in the most advantageous market for the asset or liability.

        The Company uses valuation techniques that it believes are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs. All assets and liabilities for which fair value is measured or disclosed in the consolidated financial statements are categorized within the fair value

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

2. Significant accounting policies (Continued)

hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

        Level 1—quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

        Level 2—inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly.

        Level 3—are unobservable inputs for the asset or liability. Unobservable inputs are used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

        The fair values of certain of the Company's financial instruments are determined using Level 1 and Level 2 fair value measurements. The Company does not have any Level 3 fair value measurements. In addition, there have been no significant transfers between levels.

(n)   Business combinations

        Acquisitions of subsidiaries and businesses are accounted for using the acquisition method. The consideration for each acquisition is measured as the aggregate of the fair values of assets given, liabilities incurred or assumed and the equity instruments issued by the Company in exchange for control of the acquired company or business. Acquisition-related costs are recognized in the statement of operations as incurred. Where the consideration for the acquisition includes any asset or liability resulting from a contingent consideration arrangement, it is measured at fair value at the acquisition date. Contingent consideration is remeasured at subsequent reporting dates at its fair value, and the resulting gain or losses recognized in the consolidated statement of operations.

(o)   Critical accounting judgments and estimates

        The preparation of the consolidated financial statements in conformity with IFRS requires management to make estimates, assumptions and judgments that affect the reported amounts of assets, liabilities, revenue and expense for the period. Such estimates relate to unsettled transactions and events as of the date of the consolidated financial statements. Accordingly, actual results may differ from estimated amounts as transactions are settled in the future. Estimates and assumptions are reviewed on an ongoing basis. Revisions to estimates are applied prospectively.

        The following areas are the critical judgments and estimates that management has made in applying the Company's accounting policies and that have the most significant effect on amounts recognized in the financial statements:

  •
  Determining fair value of acquired assets and liabilities in business combinations

  •
  Determining key assumptions for impairment testing

  •
  Estimating the percentage of completion for certain revenue arrangements

  •
  Estimating the allowance for doubtful accounts related to trade and other receivables

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

2. Significant accounting policies (Continued)

  •
  Forecasting future taxable income and the timing of reversal of temporary differences in connection with deferred income taxes

  •
  Estimating the amount and timing of the landfill closure and post-closure obligations

  •
  Estimating the useful lives of property, plant and equipment and finite-life intangible assets

  •
  Determining inputs into valuation models for equity-settled share-based payments

(p)   Current changes in accounting policies

Leases

        Effective January 1, 2019, the Company adopted IFRS 16, Leases ("IFRS 16"). The Company applied the standard using a modified retrospective approach. Comparative information has not been restated. As a result of adopting IFRS 16, the Company recorded a right-of-use asset and lease obligation of $103,794 at January 1, 2019. The adoption of IFRS 16 had no impact to the Company's Deficit at January 1, 2019 nor has there been a material change to the Company's net loss.

        The Company has elected to apply the practical expedient not to apply the recognition requirements of IFRS 16 to short-term leases and leases of low value assets.

        The Company has also made use of the practical expedient not to reassess whether a contract is or contains a lease. Accordingly, the definition of a lease in accordance with IAS 17 and IFRIC 4 will continue to be applied to those leases entered or changed before January 1, 2019.

        IFRS 16 introduces new or amended requirements with respect to lease accounting. It introduces significant changes to the lessee accounting by removing the distinction between operating and finance leases and requiring the recognition of a right-of-use asset and a lease obligation at commencement for all leases. In contrast to lessee accounting, the requirements for lessor accounting have remained largely unchanged.

        The change in definition of a lease mainly relates to the concept of control. IFRS 16 determines whether a contract contains a lease on the basis of whether the customer has the right to control the use of an identified asset for a period of time in exchange for consideration.

Former operating leases

        IFRS 16 changes how the Company accounts for leases previously classified as operating leases under IAS 17, which were off-balance-sheet.

        Applying IFRS 16, for all leases (except as noted below), the Company:

  a)
  Recognizes right-of-use assets and lease obligations in the consolidated statement of financial position, initially measured at the present value of future lease payments and adjusted by the amount of any prepaid or accrued lease payments;

  b)
  Recognizes depreciation on right-of-use assets and interest on lease obligations in the consolidated statement of operations; and

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

2. Significant accounting policies (Continued)

  c)
  Separates the total amount of cash paid into a principal portion (presented within financing activities) and interest (presented within operating activities) in the consolidated statement of cash flows.

        Lease incentives (e.g. free rent period) are recognized as part of the measurement of the right-of-use assets and lease obligations whereas under IAS 17 they resulted in the recognition of a lease incentive liability, amortized as a reduction of rental expense on a straight-line basis.

        Under IFRS 16, right of-use assets are tested for impairment in accordance with IAS 36, Impairment of Assets. This replaces the previous requirement to recognize a provision for onerous lease contracts.

        For short-term leases (lease term of 12 months or less) and leases of low-value assets (such as personal computers and office furniture), the Company has opted to recognize a lease expense on a straight-line basis as permitted by IFRS 16. This expense is presented within selling, general and administrative expenses and/or cost of sales in the consolidated statement of operations.

Former finance leases

        The main difference between IFRS 16 and IAS 17 with respect to assets formerly held under a finance lease is the measurement of residual value guarantees provided by a lessee to a lessor. IFRS 16 requires that the Company recognizes as part of its lease obligation only the amount expected to be payable under a residual value guarantee, rather than the maximum amount guaranteed as required by IAS 17. This change did not have a material effect on the Company's consolidated financial statements.

Measurement of lease obligation

        The lease obligation is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted by using the rate implicit in the lease.

        If this rate cannot be readily determined, the Company uses its weighted average incremental borrowing rate.

January 1, 2019 $
Operating lease commitments at December 31, 2018 as disclosed in the consolidated financial statements in accordance with IAS 17	144,264
Discounted using an average incremental borrowing rate of 7.42% at the date of initial application (January 1, 2019)

Lease liabilities recognized as at January 1, 2019	103,794

Total lease liabilities recognized at January 1, 2019 Consisting of Current lease liabilities	15,041
Non-current lease liabilities	88,753

103,794

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

2. Significant accounting policies (Continued)

Uncertain income tax positions

        Effective January 1, 2019, the Company adopted IFRIC Interpretation 23, Uncertainty over Income Tax Treatments ("IFRIC 23"). IFRIC 23 requires an entity to reflect an uncertainty in the amount of income tax payable (recoverable) if it is probable that it will pay (or recover) an amount for the uncertainty, measure a tax uncertainty based on the most likely amount or expected value depending on whichever method better predicts the amount payable (recoverable), reassess the judgments and estimates applied if facts and circumstances change (e.g. as a result of examination or action by tax authorities, following changes in tax rules or when a tax authority's right to challenge a treatment expires), and consider whether uncertain tax treatments should be considered separately, or together as a group, based on which approach provides better predictions of the resolution.

        The Company applied the standard using a modified retrospective approach. The adoption of IFRIC 23 had no impact to the Company's Deficit at January 1, 2019 nor has there been a material change to the Company's net loss.

(q)   Future changes in accounting policies

        In October 2018, the IASB issued amendments to the implementation guidance in IFRS 3, Business Combinations ("IFRS 3"). These amendments clarify the definition of a business to assist entities to determine whether a transaction should be accounted for as a business combination or an asset acquisition. The amendments to IFRS 3 may affect whether future acquisitions are accounted for as business combinations or asset acquisitions, along with the resulting allocation of the purchase price between the net identifiable assets acquired and goodwill. The amendments are applicable prospectively for acquisitions occurring on or after January 1, 2020. The Company will evaluate the impact of the amendments on a transaction by transaction basis.

        In December 2019, the IFRS Interpretations Committee ("IFRIC") issued a final agenda decision in regards to the determination of the lease term for cancellable or renewable leases under IFRS 16 and whether the useful life of any non-removable leasehold improvements is limited to the lease term of the related lease. As permitted by the IASB, the Company is currently assessing the impact of this interpretation on its financial statements.

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

3. Business combinations

Acquisitions during 2019

        The following table summarizes the impact of business combinations on the consolidated statement of financial position that occurred during the year ended December 31, 2019:

December 31, 2019 Successor $
Net assets acquired
Working capital	17,715
Assumption of lease obligations	(47,178)
Assumption of landfill closure and post-closure obligations	(4,016)
Equipment loans	(410)
Property, plant and equipment	258,141
Right of use assets	47,178
Intangible assets
Customer lists	106,176
Non-compete agreement	40,352
Municipal and other commercial contracts	25,603
C of A and other licenses	117,266
Goodwill	257,381
Deferred tax liabilities	(80,673)

737,535

Consideration given
Accrued contingent consideration	16,240
Cash	721,295

737,535

        The Company acquired 100% of the common shares of six liquid waste management businesses, 100% of the common shares of eleven solid waste management businesses, 100% of the common shares of one infrastructure business, 100% of the assets of eight solid waste management businesses, and 100% of the assets of seven liquid waste management business. Acquisitions in the table above, include the aggregate net assets acquired and consideration given for all acquisitions made during the year, which the Company considers to be individually immaterial.

        The above table discloses purchase price equations which are preliminary pending receipt of certain information to confirm final fair value allocations and working capital adjustments. The measurement period for such adjustments shall not exceed one year from the date of acquisition. Changes to the above preliminary fair value allocations could be significant.

        In addition to the cash consideration noted above, during the year ended December 31, 2019 the Company paid $8,595 in additional consideration related to acquisitions completed during 2018.

        Approximately $4,211 of the goodwill acquired is deductible for income tax purpose.

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

3. Business combinations (Continued)

Acquisitions during 2018 (Successor)

        On May 31, 2018, the Company completed a recapitalization in connection with the investment by a group of investors including affiliates of BC Partners Advisors L.P., Ontario Teachers' Pension Plan Board, and Patrick Dovigi, Chief Executive Officer of the Company. As a result of the recapitalization, the Company acquired control of the Predecessor. The following table summarizes the impact of business combination accounting on the consolidated statement of financial position that occurred on May 31, 2018:

May 31, 2018 $
Net assets acquired
Working capital	181,814
Other long term assets	11,827
Assumption of long term debt	(2,538,935)
Assumption of landfill closure and post-closure obligations	(46,620)
Property, plant and equipment	1,212,314
Intangible assets
Customer lists	1,234,000
Non-compete agreement	85,000
Municipal and other commercial contracts	221,000
C of A and other licenses	7,000
Trade name	551,000
Goodwill	2,314,712
Deferred tax liabilities	(538,019)

2,695,093

Consideration given Cash	2,695,093

2,695,093

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

3. Business combinations (Continued)

        The following table summarizes the impact of business combinations on the consolidated statement of financial position that occurred during the seven month period ended December 31, 2018:

	November 14 Wrangler Super Holdco Corp. (Solid Waste USA) $	Other acquisitions $	Total $
Net assets acquired
Account receivable	121,119	22,449	143,568
Working capital	(145,401)	(4,326)	(149,727)
Other long term liabilities	(23,311)	—	(23,311)
Other long term assets	20,273	—	20,273
Assumption of landfill closure and post-closure obligations	(75,490)	(3,042)	(78,532)
Property, plant and equipment	1,052,913	61,243	1,114,156
Intangible assets
Customer lists	393,425	116,055	509,480
Non-compete agreement	—	63,312	63,312
Municipal and other commercial contracts	346,320	—	346,320
C o A and other licenses	17,900	3,436	21,336
Goodwill	2,372,901	209,159	2,582,060
Deferred tax liabilities	(300,775)	(35,620)	(336,395)

	3,779,874	432,666	4,212,540

Consideration given
Cash	3,609,535	341,799	3,951,334
Issuance of non-voting shares	170,339	90,867	261,206

	3,779,874	432,666	4,212,540

        On November 14, 2018, the Company acquired 100% of the stock of a solid waste management business, Wrangler Super Holdco Corp. ("Wrangler"), the parent company of Wrangler Buyer LLC and its subsidiaries, dba Waste Industries USA.

        Additionally, the Company acquired 100% of the common shares of three liquid waste management businesses, 100% of the common shares of two solid waste management businesses, 100% of the assets of seven solid waste management businesses, and 100% of the assets of one liquid waste management business. Other acquisitions, in the table above, include the aggregate net assets acquired and consideration given for all other acquisitions made during the period, which the Company considers to be individually immaterial.

        Approximately $220,080 of the goodwill acquired is deductible for income tax purposes.

        In addition to the cash consideration noted above, the Company paid $1,894 in additional consideration related to acquisitions completed in 2017.

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

3. Business combinations (Continued)

        Since closing, the acquisition of Wrangler has contributed revenues of $143,826 and net loss of $80,219 to the Company's consolidated statement of operations and comprehensive loss for the seven month period ended December 31, 2018.

Acquisitions during 2018 (Predecessor)

        The following table summarizes the impact of business combinations on the consolidated statement of financial position that occurred during the five month period ended May 31, 2018:

Total $
Net assets acquired
Working capital	38,178
Assumption of finance leases	(34,838)
Property, plant and equipment	114,102
Intangible assets
Customer lists	65,164
Non-compete agreement	35,226
Municipal and other commercial contracts	1,429
C of A and other licenses	5,308
Goodwill	167,539
Deferred tax liabilities	(42,986)

349,122

Consideration given
Cash	332,122
Accrued contingent consideration	17,000

349,122

        The Company acquired 100% of the common shares of one liquid waste management business, 100% of the common shares of four solid waste management businesses, 100% of the common shares of one infrastructure and soil remediation business, and 100% of the assets of one solid waste management businesses. Included in the table above are the aggregate net assets acquired and consideration given for all acquisitions made during the period, which the Company considers to be individually immaterial.

        Approximately $7,104 of the goodwill acquired is deductible for income tax purposes.

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

3. Business combinations (Continued)

Acquisitions during 2017 (Predecessor)

        The following table summarizes the impact of business combinations on the consolidated statement of financial position that occurred during the year ended December 31, 2017:

Total $
Net assets acquired
Working capital	12,372
Assumption of finance leases	(1,048)
Assumption of landfill closure and post-closure obligations	(248)
Property, plant and equipment	74,168
Intangible assets
Customer lists	77,455
Non-compete agreement	25,354
Municipal and other commercial contracts	3,177
C of A and other licenses	12,880
Goodwill	97,430
Deferred tax liabilities	(23,084)

278,456

Consideration given
Cash	240,106
Accrued contingent consideration	28,350
Issuance of non-voting shares	10,000

278,456

        The Company acquired 100% of the common shares of one liquid waste management business, 100% of the common shares of seven solid waste management businesses, 100% of the common shares of one infrastructure and soil remediation business, and 100% of the assets of five solid waste management businesses. Included in the table above are the aggregate net assets acquired and consideration given for all acquisitions made during the year, which the Company considers to be individually immaterial.

        Approximately $30,722 of the goodwill acquired is deductible for income tax purposes.

Additional disclosures

        All acquisitions were accounted for as business combinations using the acquisition method with the results of operations consolidated with those of the Company from the date of acquisition.

        The Company's growth strategy is to focus on generating organic growth from all of its operating segments. In addition to organic growth, the Company deploys an active acquisition strategy involving the integration of acquired businesses into each of its operating segments through integration of

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

3. Business combinations (Continued)

property, plant and equipment, back office functions, improving route density and realignment of disposal alternatives to effect synergies and maximize profits. Goodwill arising from acquisitions is largely attributable to the assembled workforces of the acquisitions, the potential synergies with the acquiree, and intangible assets that do not qualify for separate recognition.

        The Company records cash in escrow on the statement of financial position when it expects previously transferred consideration to be returned on account of specified conditions of the business combination not being met. As at December 31, 2019, the Company has recorded nil of cash in escrow (nil at December 31, 2018).

        Contingent consideration is paid into an escrow account, where the release of funds is contingent on the acquired companies meeting certain earnings and performance targets by specified dates. The Company considers it probable that these targets will be met by these dates, and accordingly has accounted for these payments as consideration on the respective purchases.

Pro forma results of operations (unaudited)

        The following unaudited pro forma results of operations assume that the Company's acquisitions that are separately disclosed above, occurring during the year ended December 31, 2019, periods ended December 31, 2018, and May 31, 2018 and the year ended December 31, 2017, were acquired as of the beginning of the period in which the acquisitions took place.

        For the year ended December 31, 2018, the unaudited pro forma results, would result in revenue of $2,699,200, and net loss of $604,400.

        The pro forma results do not purport to be indicative of the results of operations which would have resulted had the acquisitions occurred at the beginning of the respective periods in which the acquisitions took place, nor are they necessarily indicative of future operating results.

4. Trade and other receivables

	December 31, 2019 $	December 31, 2018 $
Trade	542,428	463,486
Holdbacks	64,580	53,195
Unbilled revenue	113,876	63,844
Allowance for doubtful accounts	(7,528)	(5,796)

	713,356	574,729

        Trade receivables disclosed above include amounts that are past due at the end of the reporting period for which the Company has not recognized an allowance as there has not been a significant change in credit quality and the amounts are still considered recoverable.

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

4. Trade and other receivables (Continued)

        Unbilled revenue is billed in certain situations, which vary by project. For example, amounts relating to contract assets are balances due from customers under construction contracts that arise when the Company receives payments from customers in relation with a series of performance related milestones. The Company will previously have recognized a contract asset for any work performed. Any amount previously recognized as a contract asset is reclassified to trade receivables at the point at which it is invoiced to the customer.

5. Prepaid expenses and other assets

	December 31, $ 2019	December 31, $ 2018
Prepaid expenses and other assets	81,605	56,581
Vehicle parts, supplies and inventory	50,507	42,393

	132,112	98,974

        In conjunction with an acquisition on July 25, 2015, the Company had paid into escrow an amount of $10,000. The release of this amount is tied to the employment contracts of key management of the acquired company. As such these amounts are recorded in prepaid expenses and other assets and are amortized over the employee retention period as defined by the share purchase agreement. During the year ended December 31, 2019, $2,000 was recognized in the consolidated statement of operations in respect of this arrangement ($1,000 during the seven month period ended December 31, 2018, $1,000 during the five month period ended May 31, 2018, and $2,000 during the year ended December 31, 2017).

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

6. Property, plant and equipment

	Land $	Landfills $	Buildings and leaseholds $	Transportation equipment $	Furniture, machinery and equipment $	Assets under development $	Computer software and equipment $	Containers $	Right-of-use assets $	Total $
Successor
Cost
Acquisition date fair value	114,818	165,519	198,925	454,243	188,000	21,467	17,032	52,310	—	1,212,314
Additions	3,936	12,196	12,984	89,513	28,384	52,375	6,754	10,294	—	216,436
Acquisitions via business combinations	51,662	476,987	76,377	290,829	92,884	22,883	2,405	100,129	—	1,114,156
Changes due to foreign exchange	2,121	14,203	4,148	17,515	3,601	1,037	106	5,712	—	48,443
Transfers	—	12,913	106	(174)	24	(12,686)	(33)	(150)	—	—
Disposals	—	—	—	(11,718)	(359)	(3,179)	—	—	—	(15,256)

Balance, December 31, 2018	172,537	681,818	292,540	840,208	312,534	81,897	26,264	168,295	—	2,576,093
IFRS 16 transition impact	—	—	—	—	—	—	—	—	103,794	103,794
Additions	28,281	81,347	40,191	120,726	60,454	133,964	24,730	46,973	26,658	563,324
Acquisitions via business combinations	53,687	3,961	24,171	72,528	91,162	—	—	12,632	47,178	305,319
Changes due to foreign exchange	(3,444)	(23,194)	(5,613)	(21,796)	(5,557)	(2,735)	(434)	(7,907)	(287)	(70,967)
Transfer	6,806	21,894	6,869	62,635	(6,303)	(91,591)	(260)	(50)	—	—
Disposals	(1,224)	—	(961)	(13,122)	(1,744)	—	—	(12,897)	(15,850)	(45,798)

Balance, December 31, 2019	256,643	765,826	357,197	1,061,179	450,546	121,535	50,300	207,046	161,493	3,431,765

Accumulated depreciation
Depreciation	—	37,042	6,362	59,199	24,734	—	5,406	11,433	—	144,176
Changes due to foreign exchange	—	238	16	3,013	202	—	8	639	—	4,116
Transfers and adjustments	—	(459)	179	(257)	133	—	32	372	—	—
Disposals	—	—		(8,345)	(200)	—	—	—	—	(8,545)

Balance, December 31, 2018	—	36,821	6,557	53,610	24,869	—	5,446	12,444	—	139,747
Depreciation	—	126,924	20,824	164,540	65,155	—	15,355	49,385	23,155	465,338
Changes due to foreign exchange	—	(1,591)	(215)	(2,112)	(485)	—	(51)	(935)	(114)	(5,503)
Disposals		—	(326)	(9,402)	(707)	—	—	(5,654)	(1,790)	(17,879)

Balance, December 31, 2019	—	162,154	26,840	206,636	88,832	—	20,750	55,240	21,251	581,703

Carrying amounts
At December 31, 2018	172,537	644,997	285,983	786,598	287,665	81,897	20,818	155,851	—	2,436,346
At December 31, 2019	256,643	603,672	330,357	854,543	361,714	121,535	29,550	151,806	140,242	2,850,062

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

6. Property, plant and equipment (Continued)

	Land $	Landfills $	Buildings and leaseholds $	Transportation equipment $	Furniture, machinery and equipment $	Assets under development $	Computer software and equipment $	Containers $	Total $
Predecessor
Cost
Balance, December 31, 2017	101,595	247,425	213,057	474,651	196,600	18,091	22,064	98,703	1,372,186
Additions	60	1,362	2,329	26,599	11,140	3,267	4,118	5,193	54,068
Acquisitions via business combinations	12,643	—	11,581	41,300	41,354	—	—	7,224	114,102
Changes due to foreign exchange	377	—	1,290	4,954	397	109	3	1,751	8,881
Disposals	—	—	—	(1,673)	(100)	—	—	—	(1,773)

Balance, May 31, 2018	114,675	248,787	228,257	545,831	249,391	21,467	26,185	112,871	1,547,464

Accumulated depreciation
Balance, December 31, 2017	—	69,668	27,623	148,694	75,984	—	9,293	31,643	362,905
Depreciation	—	13,600	1,584	29,052	12,395	—	2,957	6,716	66,304
Changes due to foreign exchange	—	—	126	50	30	—	3	60	269
Disposals	—	—	—	(1,159)	(96)	—	—	—	(1,255)

Balance, May 31, 2018	—	83,268	29,333	176,637	88,313	—	12,253	38,419	428,223

Carrying amounts
At December 31, 2017	101,595	177,757	185,434	325,957	120,616	18,091	12,771	67,060	1,009,281
At May 31, 2018	114,675	165,519	198,924	369,194	161,078	21,467	13,932	74,452	1,119,241

        Total depreciation expense for the seven month period ended December 31, 2018 was $178,215, which includes a $34,039 adjustment related to a change in discount rate for landfill closure and post-closure obligations acquired through business combinations (see Note 9).

        Depreciation of property, plant and equipment expense included in cost of sales for the year ended December 31, 2019 was $442,271 ($172,103 for the seven months ended December 30, 2018, $63,125 for the five months ended May 31, 2018 and $147,822 for the year ended December 31, 2017).

        Depreciation of property, plant and equipment expense included in selling, general and administrative expenses for the year ended December 31, 2019 was $23,067 ($6,112 for the seven months ended December 31, 2018, $3,179 for the five months ended May 31, 2018, and $6,895 for the year ended December 31, 2017).

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

7. Intangible assets

	December 31, 2019 $	December 31, 2018 $
Carrying amounts
Indefinite life	612,133	579,975
Definite life	2,235,891	2,360,323

	2,848,024	2,940,298

        Indefinite life intangible assets include C of A licenses that do not expire. The Company expects these assets to generate economic benefit in perpetuity. As such, the Company assessed these intangibles to have indefinite useful lives.

        The following table presents the changes in cost and accumulated amortization of the Company's intangible assets:

	Customer lists $	Municipal and other commercial contracts $	Non-compete agreements $	Trade name, C of A and other licenses $	Total $
Successor
Cost
Acquisition date fair value	1,234,000	221,000	85,000	558,000	2,098,000
Changes in foreign exchange	16,173	10,650	2,361	639	29,823
Acquisitions via business combinations	509,480	346,320	63,312	21,336	940,448

Balance, December 31, 2018	1,759,653	577,970	150,673	579,975	3,068,271
Changes in foreign exchange	(25,926)	(17,346)	(3,192)	(1,648)	(48,112)
Acquisitions via business combinations	106,176	25,603	40,352	117,266	289,397

Balance, December 31, 2019	1,839,903	586,227	187,833	695,593	3,309,556

Accumulated amortization
Amortization	79,045	34,781	13,720	—	127,546
Changes in foreign exchange	174	125	128	—	427

Balance, December 31, 2018	79,219	34,906	13,848	—	127,973
Changes in foreign exchange	(236)	(228)	(86)	(15)	(565)
Amortization	178,962	116,001	34,345	4,816	334,124

Balance, December 31, 2019	257,945	150,679	48,107	4,801	461,532

Carrying amounts
At December 31, 2018	1,680,434	543,064	136,825	579,975	2,940,298
At December 31, 2019	1,581,958	435,548	139,726	690,792	2,848,024

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

7. Intangible assets (Continued)

	Customer lists $	Municipal contracts $	Non-compete agreements $	C of A and other licenses $	Total $
Predecessor
Cost
Balance, December 31, 2017	419,579	180,814	101,850	128,280	830,523
Additions	—	—	—	238	238
Changes in foreign exchange	1,403	2,805	300	306	4,814
Acquisitions via business combinations	65,164	1,429	35,226	5,308	107,127

Balance, May 31, 2018	486,146	185,048	137,376	134,132	942,702

Accumulated amortization
Balance, December 31, 2017	114,721	76,397	41,999	15,158	248,275
Amortization	18,995	12,838	8,881	147	40,861
Changes in foreign exchange	81	638	20	—	739

Balance, May 31, 2018	133,797	89,873	50,900	15,305	289,875

Carrying amounts
At December 31, 2017	304,858	104,417	59,851	113,122	582,248
At May 31, 2018	352,349	95,175	86,476	118,827	652,827

8. Goodwill

	Successor		Predecessor
	December 31, 2019 (365 days) $	December 31, 2018 (214 days) $	May 31, 2018 (151 days) $
Balance, beginning of period	4,979,301	2,314,712	1,443,771
Acquisitions (Note 3)	257,381	2,582,060	167,539
Goodwill adjustment	65,424	1,894	—
Foreign exchange revaluation	(128,326)	80,635	5,775

	5,173,780	4,979,301	1,617,085

        During the year ended December 31, 2019, the Company recorded measurement period adjustments to adjust its previously reported purchase price allocations completed during 2018. The result was an increase in deferred income tax liabilities of $46,778, an increase in landfill closure and post-closure obligations of $5,912, a decrease in property, plant, and equipment of $4,484, an increase to accrued liabilities of $8,250 and an increase to goodwill of $65,424.

        During the seven month period ended December 31, 2018, the Company recorded measurement period adjustments to its previously reported purchase price allocation for a business combination

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

8. Goodwill (Continued)

completed during 2017. The result was an increase in accounts payable and accrued liabilities of $1,894, and an increase in goodwill of $1,894.

        In assessing goodwill and indefinite life intangible assets for impairment at December 31, 2019 and 2018, the Company compared the aggregate recoverable amount of the assets included in CGUs to their respective carrying amounts.

        For all CGUs, the recoverable amount was determined based on the value in use by discounting estimated future cash flows from a CGU to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. Estimated cash flow projections are based on the Company's one-year budget and three year strategic plan. There was no impairment recorded at the CGU level as at December 31, 2019 and 2018.

        The key assumptions used for both periods in determining the recoverable amount for each CGU are as follows:

  •
  Revenue growth rates—Growth rates ranging from 1.5% to 6.4% were used for the periods covered in the financial projections and are based on historical results and expectations for the forecasted periods.

  •
  Pre-tax discount rates—Pre-tax discount rates represent the current market assessment of the risks specific to each CGU taking into consideration the time value of money and individual risks of the underlying assets that have not been incorporated in the cash flow estimates. The pre-tax discount rate calculation is based on the specific circumstances of the CGU and range from 7% to 9%.

  •
  Terminal growth value—The cash flows beyond the initial period are extrapolated using a 3% growth rate. Rates are based on market and industry trends researched and identified by management.

  •
  Capital expenditures—The cash flow forecasts for capital expenditures are based on past experience and include the ongoing capital expenditures required to maintain the business and include cash outflows for the purchase of property, plant and equipment.

        In all CGUs, reasonably possible changes to key assumptions would not cause the recoverable amount of goodwill to fall below the carrying value.

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

9. Landfill closure and post-closure obligations

	Successor		Predecessor
	December 31, 2019 (365 days) $	December 31, 2018 (214 days) $	May 31, 2018 151 days) $
Balance, beginning of period	162,822	46,620	45,305
Acquired via business combinations	4,016	78,532	—
Adjustment related to prior year acquisitions (Note 8)	5,912	—	—
Provisions for landfill closure and post closure obligations	78,718	10,888	1,809
Accretion of landifill closure and post-closure obligations	6,063	1,150	1,339
Landfill closure and post-closure expenditures, during the year	(15,275)	(10,892)	(1,833)
Adjustment related to change in discount rate for obligations acquired	—	34,039	—
Changes in foreign exchange	(5,662)	2,485	—

Balance, end of period	236,594	162,822	46,620
Less: current portion	(25,624)	(10,621)	(13,114)

	210,970	152,201	33,506

        The net present values of the Company's future landfill closure and post-closure obligations were estimated by management based on the Company's obligations to settle closure costs at its landfills, and the projected timing of these expenditures. The estimated future cost for the landfill closure and post-closure obligations at December 31, 2019 was $704,789 ($502,675 as at December 31, 2018) over an expected range of up to 45 years. The Company used a risk-free discount rate of 1.76% in Canada and 2.39% in the United States as at December 31, 2019 (2.15% in Canada and 3.36% in the United States as at December 31, 2018) and an inflation rate of 2.0% (2.0% as at December 31, 2018) to calculate the present value of the landfill closure and post-closure obligations. Obligations acquired through business combinations are initially valued at fair value using a credit adjusted discount rate. Reducing the discount rate to the risk free rate resulted in an increase to the liability of $nil for the year ended December 31, 2019 ($34,039 for the seven months period ended December 31, 2018).

        The landfill closure and post-closure obligation matures as follows:

$
Less than 1 year	25,624
Between 1 - 2 years	51,414
Between 2 - 5 years	78,669
Over 5 years	549,082

704,789

Funded landfill post-closure assets

        The Company is required to deposit monies into a social utility trust for the purpose of settling post-closure costs at various landfills. The funding amount is established based on each cubic metre of waste accepted and payment is due quarterly. At December 31, 2019, included in other long-term assets are funded landfill post-closure obligations, representing the fair value of legally restricted assets, totaling $17,695($16,581 at December 31, 2018).

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

10. Long term debt

        The Company's long term debt is comprised of the following:

	December 31, 2019 $	December 31, 2018 $
Revolving credit and swingline facility
Revolving credit facility, monthly interest only, principal maturing on August 2, 2023	—	199,217
Term loan
Term loan, interest rate of LIBOR plus 3.00% or US Prime plus 2.00%, principal and interest payable quarterly, maturing on May 31, 2025	3,351,220	3,555,703
Bonds
5.625% USD senior unsecured notes, semi-annual interest only commencing May 12, 2017, principal maturing on May 1, 2022 ("2022 Notes")	454,580	477,470
5.375% USD senior unsecured notes, semi-annual interest only commencing September 1, 2018, principal maturing on March 1, 2023 ("2023 Notes")	519,520	545,680
7.00% USD senior unsecured notes, semi-annual interest only commencing December 1, 2018, principal maturing on June 1, 2026 ("2026 Notes")	876,690	545,680
8.50% USD senior unsecured notes, semi-annual interest only commencing May 1, 2019, principal maturing on May 1, 2027 ("2027 Notes")	779,280	—
5.125% USD senior secured notes, semi-annual interest only commencing December 15, 2019, principal maturing on December 15, 2026 ("Secured Notes")	649,400	—
Paid in Kind notes
11% Paid in Kind notes ("PIK Notes"), semi-annual interest commencing December 1, 2018, principal maturing on May 31, 2028	1,007,953	981,436
Promissory notes
3% unsecured promissory note, semi-annual interest commencing June 1, 2016, principal maturing on February 1, 2020	24,329	24,454
5% promissory note, secured by a first mortgage, monthly interest commencing June 1, 2016, principal maturing on May 1, 2020	3,153	3,153
Unsecured promissory note, principal repayable in four equal annual instalments commencing June 30, 2017	100	100
Equipment loans
At interest rates ranging from 3.02% to 4.37%	9,465	19,937
Finance lease obligations
At interest rates ranging from 2.50% to 5.97%	—	64,397

	7,675,690	6,417,227
Net derivative instruments (Note 19)	31,074	(43,814)
Premium on 5.125% Secured Notes	4,124	—
Fair value adjustment on Bonds	(34,280)	(43,921)
Deferred finance costs	(51,563)	(40,828)

	7,625,045	6,288,664
Less: current portion	(64,385)	(53,660)

	7,560,660	6,235,004

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

10. Long term debt (Continued)

Revolving credit and swingline facility

        The Company has a revolving credit and swingline facility totaling $628,000 and US$40,000 of which $nil was drawn as of December 31, 2019 ($199,217 at December 31, 2018). This facility bears interest at either the bank's prime rate plus 1.75% per annum or LIBOR plus 2.75% per annum depending on the mechanism used to draw the funds.

        The revolving credit and swingline facilities are secured by mortgages on certain properties, a general security agreement over all of GFL's assets and a pledge of shares of all subsidiaries.

Term Loan Facility

        The Company has a Term Loan facility ("Term Loan Facility") totaling US$2,615,000. The Term Loan Facility matures in 2025 and bears interest at a rate of LIBOR plus 3.00% or US prime plus 2.00%.

        The Term Loan Facility is secured by mortgages on certain properties, a general security agreement over all assets and a pledge of the shares of GFL's US subsidiaries.

Bonds

        On April 17, 2019, the Company issued US$600,000 of senior unsecured notes bearing interest at 8.5% payable semi-annually in arrears on May 1 and November 1, commencing November 1, 2019 (the "2027 Notes"). The Company used the proceeds of the offering to repay amounts outstanding under the revolving credit facility. The balance of the proceeds were used for general corporate expenses including to fund future acquisitions.

        On December 16, 2019, the Company issued US$500,000 of senior secured notes bearing interest of 5.125% payable semi-annually in arrears on December 15 and June 15, commencing June 15, 2019 (the "Secured Notes"). The Company used the proceeds of the offering to fund acquisitions and repay amounts outstanding under the revolving credit facility. The balance of the proceeds will be used for general corporate expenses including to fund future acquisitions.

        On December 16, 2019, the Company also issued an additional US$275,000 in aggregate principal amount of 7.000% Senior Notes due 2026 (the "Additional 2026 Notes") under the indenture entered into in respect of the US$400,000 in aggregate principal amount of the Company's existing 7.000% Senior Notes due 2026 (the "initial 2026 Notes and together with the Additional 2026 Notes, the "2026 Notes"). The Company used the proceeds of the offering of the Additional 2026 Notes to fund acquisitions and repay amounts outstanding under the revolving credit facility. The balance of the proceeds will be used for general corporate expenses including to fund future acquisitions.

Paid In Kind Notes

        The Company has unsecured Paid in Kind Notes ("PIK Notes") outstanding which bear interest at 11% per annum, and are due on May 31, 2028 including all accrued and paid in kind interest. Interest is due semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1,

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

10. Long term debt (Continued)

2018. From May 31, 2024 through and including the maturity date, the applicable interest rate shall increase by 0.50% per annum on each anniversary of the closing date thereafter, such increases payable as PIK Interest. Interest on the PIK Notes for each interest period is payable by increasing the principal amount of the outstanding notes by the amount of interest then due and owing for such interest period ("PIK Interest").

        The aggregate purchase price of the $500,000 principal amount of PIK Notes was 98% of the principal amount that was issued. As a result, netted against the PIK Notes is a discount of $10,000, which is recognized over the term of the debt using the effective interest method.

        The aggregate purchase price of the US$344,000 principal amount of PIK Notes was approximately 98% of the principal amount that was issued. As a result, netted against the PIK Notes is a discount of US$6,000, which is recognized over the term of the debt using the effective interest method.

        On September 25, 2019, the Company issued 57,653,200 Class J Non-Voting Common Shares, without par value, in exchange for $61,141 aggregate principal amount of the US$344,000 PIK Notes, plus accrued and unpaid interest outstanding to such date.

	December 31, 2019 $	December 31, 2018 $
Face value of PIK Notes, maturing on May 31, 2028	885,646	969,285
Discounts on PIK Notes	(17,793)	(18,184)

	867,853	951,101
PIK Interest	138,300	29,651
Add interest accretion	1,800	684

	1,007,953	981,436

        Interest expense on the PIK Notes is $111,427 for the year ended December 31, 2019 ($38,350 for the seven month period ended December 31, 2018, $27,303 for the five month period ended May 31, 2018 and $52,541 for 2017).

        As at December 31, 2019, the PIK Notes are secured by a pledge of securities of a direct subsidiary of the Company, 2634494 Ontario Ltd.

Equipment loans

        The Company has various equipment loans which are secured by the specific equipment.

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

10. Long term debt (Continued)

        Repayments under these loans are as follows:

	December 31, 2019 $	December 31, 2018 $
Equipment loan obligations	10,315	21,303
Less: amount representing interest, at interest rates ranging from 3.02% to 4.37%	850	1,366

	9,465	19,937
Less: current portion	2,050	10,470

	7,415	9,467

        Interest expense in connection with these loans was $560 for the year ended December 31, 2019 ($275 for the seven month period ended December 31, 2018, $196 for the five month period ended May 31, 2018 and $240 for 2017).

Letter of credit facility

        The Company has a combined committed letter of credit facility to a maximum of $160,000. At December 31, 2019, the Company had $104,294 ($68,956 at December 31, 2018) outstanding against this facility. Interest expense in connection with these letters of credit was $2,805 for the year ended December 31, 2019 ($599 for the seven month period ended December 31, 2018, $571 for the five month period ended May 31, 2018 and $990 for 2017).

Covenants

        Under the revolving credit and swingline facilities, the Company must satisfy certain financial covenants as defined by the credit agreement, as amended, October 2, 2017, November 30, 2017, August 2, 2018, November 14, 2018 and February 26, 2019 including the following:

        If the revolving line of credit and swingline facilities are more than 35% utilized, then

  •
  GFL's maximum total net funded debt to Run-Rate EBITDA, as defined in the facilities, must be equal to or less than 8.00:1

        As at December 31, 2019 and December 31, 2018, the Company was in compliance with this covenant.

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

10. Long term debt (Continued)

Changes in long term debt arising from financing activities

        The opening and closing balances of long term debt are reconciled as follows:

	Successor		Predecessor

	December 31, 2019 (365 days) $	December 31, 2018 (214 days) $	May 31, 2018 (151 days) $
Balance, beginning of period	6,288,664	2,538,935	2,461,532
Cash flows
Issuance of long-term debt	3,143,804	3,559,431	2,205,424
Repayment of long-term debt	(1,569,944)	(72,154)	(2,117,435)
Payment of financing costs	(20,691)	(63,669)	(42,416)
Non-cash changes
(Reclassification) issuance of finance leases	(64,397)	45,509	—
PIK note exchanged for common shares	(61,141)	—	—
Assumed via business combinations	410	—	34,838
Accrued interest and other non-cash changes	153,384	119,165	35,346
Revaluation of foreign exchange	(160,827)	126,183	6,011
Fair value movements on cash flow hedges	(84,217)	35,264	5,211

Balance, end of period	7,625,045	6,288,664	2,588,511

Commitments related to long-term debt

        Principal payments on long-term debt required in each of the following five years are as follows:

Long-term debt $
2020	64,385
2021	37,760
2022	489,863
2023	554,553
2024	38,344
Thereafter	6,490,785

7,675,690

11. Leases

        The Company leases several assets including buildings, plants and equipment. The average lease term is five years.

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

11. Leases (Continued)

        The Company has options to purchase certain equipment for a nominal amount at the end of the lease term. The Company's obligations are secured by the lessors' title to the leased assets for such leases.

        Future minimum payments under lease obligations are as follows:

December 31, 2019 $
Lease obligations	246,365
Less: amount representing interest	54,343

192,022
Less: current portion	33,150

158,872

        Leases includes $58,713 of secured lease obligations.

        Interest expense in connection with lease obligations was $10,451 for the year ended December 31, 2019. Leases are secured by the related asset.

        Payments on future minimum lease payments under the lease obligations required in each of the following five years are as follows:

Lease liabilities $
2020	44,860
2021	37,550
2022	34,810
2023	53,988
2024	27,270
Thereafter	47,887

246,365

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

12. Income taxes

        The effective income tax rates differ from the amount that would be computed by applying the combined federal and provincial statutory income tax rates to loss before income taxes. The reconciliation is as follows:

	Successor		Predecessor

	December 31, 2019 (365 days) $	December 31, 2018 (214 days) $	May 31, 2018 (151 days) $	December 31, 2017 (365 days) $
Loss before income taxes	(609,221)	(432,661)	(191,591)	(139,957)

Income tax recovery at the combined basic federal and provincial tax rate (26.5% in 2019, 26.5% in 2018 and 26.5% in 2017)	(161,443)	(114,655)	(50,772)	(37,089)
Decrease (increase) resulting from Permanent differences	8,846	5,276	3,723	(8,134)
Changes in US statutory tax rate(a)	—	—	—	2,360
Variance between combined Canadian tax rate and the tax rate applicable to U.S. earnings	1,947	1,291	911	—
(Recognition) non-recognition of deferred tax assets	(6,529)	(1,599)	11,881	2,718
Other	(389)	(4,311)	7,339	1,170

Income tax expense (recovery)	(157,568)	(113,998)	(26,918)	(38,975)

(a)   Changes in US statutory tax rate

        The US Tax Cuts and Jobs Act ("the Act"), enacted on December 22, 2017, reduced the statutory rate of US federal corporate income tax from 35% to 21%, effective for tax years beginning on January 1, 2018. The impact of the Act is to reduce the value of the US net deferred tax assets by $2,360 as at December 31, 2017.

Deferred income taxes

        Deferred income taxes represent the net tax effect of non-capital tax losses and temporary differences between the consolidated financial statement carrying amounts and the tax basis of assets

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

12. Income taxes (Continued)

and liabilities. The changes in the periods in the components of the Company's deferred tax assets and liabilities are as follows:

	Balance, beginning of period $	Acquisitions via business combinations(1) $	Foreign exchange $	Recognized in net loss $	Recognized in other comprehensive loss $	December 31, 2019 (365 days) Balance, end of year $
Successor
Deferred tax assets
Non-capital loss carry forwards	142,119	(12,307)	(4,428)	90,914	—	216,298
Landfill closure and post-closure obligation	39,962	2,179	(1,322)	14,053	—	54,872
Accrued liabilities	5,419	(128)	(260)	(2,529)	—	2,502
Other	27,990	14,584	(1,952)	10,320	—	50,942

	215,490	4,328	(7,962)	112,758	—	324,614
Less: non-recognition of deferred tax assets	(20,331)	—	(249)	20,580	—	—

	195,159	4,328	(8,211)	133,338	—	324,614

Deferred tax liabilities
Property, plant and equipment	308,985	50,792	(11,784)	35,370	—	383,363
Intangible assets	664,522	80,973	(11,655)	(70,417)	—	663,423
Cash flow hedges	(7,505)	—	—	(82)	22,520	14,933
Other	(11,704)	14	546	7,826	—	(3,318)

	954,298	131,779	(22,893)	(27,303)	22,520	1,058,401

Net deferred income tax liabilities	(759,139)	(127,451)	14,682	160,641	(22,520)	(733,787)

(1)
Acquisitions via business combinations includes ($46,778) of measurement period adjustments to adjust previously reported purchase price allocations completed during 2018.

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

12. Income taxes (Continued)

	Balance, beginning of period $	Acquisitions via business combinations $	Foreign exchange $	Recognized in net loss $	Recognized in other comprehensive loss $	December 31, 2018 (214 days) Balance, end of year $
Successor
Deferred tax assets
Non-capital loss carry forwards	70,091	33,488	1,058	37,482	—	142,119
Landfill closure and post-closure obligation	12,332	18,420	584	8,626	—	39,962
Accrued liabilities	—	5,219	166	34	—	5,419
Other	1,258	2,658	84	23,990	—	27,990

	83,681	59,785	1,892	70,132	—	215,490
Less: non-recognition of deferred tax assets	(21,930)	—	—	1,599	—	(20,331)

	61,751	59,785	1,892	71,731	—	195,159

Deferred tax liabilities
Property, plant and equipment	86,749	199,917	6,319	16,000	—	308,985
Intangible assets	489,653	196,122	6,455	(27,708)	—	664,522
Cash flow hedges	4,658	—	—	—	(12,163)	(7,505)
Other	18,710	141	1,272	(31,827)	—	(11,704)

	599,770	396,180	14,046	(43,535)	(12,163)	954,298

Net deferred income tax liabilities	(538,019)	(336,395)	(12,154)	115,266	12,163	(759,139)

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

12. Income taxes (Continued)

	Balance, beginning of period $	Acquisitions via business combinations $	Recognized in net loss $	Recognized in other comprehensive loss $	May 31, 2018 (151 days) Balance, end of year $
Predecessor
Deferred tax assets
Non-capital loss carry forwards	92,499	802	(23,210)	—	70,091
Landfill closure and post-closure obligation	12,034	—	298	—	12,332
Other	15,322	53	(14,117)	—	1,258

	119,855	855	(37,029)	—	83,681
Less: non-recognition of deferred tax assets	(10,049)	—	(11,881)	—	(21,930)

	109,806	855	(48,910)	—	61,751

Deferred tax liabilities
Property, plant and equipment	97,287	15,894	(51,209)	—	61,972
Intangible assets	113,266	27,947	(36,265)	—	104,948
Cash flow hedges	3,269	—	—	1,389	4,658
Other	10,375	—	9,840	—	20,215

	224,197	43,841	(77,634)	1,389	191,793

Net deferred income tax liabilities	(114,391)	(42,986)	28,724	(1,389)	(130,042)

        As at December 31, 2019, the Company had income tax losses of approximately $908,180 ($577,448 as at December 31, 2018) available to carry forward to reduce future years' taxable income. If not utilized, these losses will begin to expire in 2030 and fully expire in 2038.

13. Loss per share

        Basic loss per share amounts are calculated by dividing net loss for the period attributable to equity holders by the weighted average number of shares outstanding during the period.

        Diluted loss per share amounts are calculated by dividing the net loss attributable to equity holders by the weighted average number of shares outstanding during the period plus the weighted average

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

13. Loss per share (Continued)

number of shares, if any, that would be issued on exercise of stock options, to the extent that they are considered dilutive.

	Successor		Predecessor
	December 31, 2019 (365 days) $	December 31, 2018 (214 days) $	May 31, 2018 (151 days) $	December 31, 2017 $
Net loss	(451,653)	(318,663)	(164,673)	(100,982)

Weighted average shares outstanding	3,670,357,475	2,674,251,079	571,497,668	569,439,466
Weighted average number of shares on exercise of stock options	—	—	—	—

Diluted weighted average number of shares outstanding	3,670,357,475	2,674,251,079	571,497,668	569,439,466

Loss per share
Basic	(0.12)	(0.12)	(0.29)	(0.18)
Diluted	(0.12)	(0.12)	(0.29)	(0.18)

        Diluted loss per share excludes the effects of time-based and performance-based share options that are anti-dilutive.

14. Revenue

	Successor		Predecessor
	December 31, 2019 (365 days) $	December 31, 2018 (214 days) $	May 31, 2018 (151 days) $	December 31, 2017 (365 days) $
Residential	815,270	272,143	135,412	311,100
Commercial/Industrial	1,106,563	340,075	173,163	338,709

Total Collection	1,921,834	612,218	308,575	649,809
Landfill	234,651	76,778	36,974	99,705
Transfer	311,536	98,176	56,428	137,081
Material Recycling	94,329	63,879	39,605	117,715
Other	171,950	46,440	19,582	36,537

Solid Waste	2,734,300	897,491	461,164	1,040,847
Infrastructure and Soild Remediation	540,370	260,800	135,129	261,869
Liquid Waste	385,232	170,155	88,046	172,605
Inter-company Revenue	(313,050)	(103,649)	(56,545)	(142,254)

	3,346,851	1,224,797	627,794	1,333,067

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

15. Segment reporting

        The Company's main lines of business are the transporting, managing, and recycling of solid and liquid waste and infrastructure and soil remediation services. The Company is divided into operating segments corresponding to the following lines of business: Solid Waste, which includes hauling, landfill, transfers and material recycling facilities; Infrastructure and Soil Remediation; and Liquid Waste. Financial reporting by each operating segment follows the same accounting policies as those used to prepare the consolidated financial statements. Inter-segment transfers are made at market prices.

        The operating segments are presented in accordance with the same criteria used for the internal report prepared for the chief operating decision-maker who is responsible for allocating the resources and assessing the performance of the operating segments. The chief operating decision-maker assesses the performance of the segments on several factors, including reported revenue, adjusted EBITDA and capital expenditures. The Company's chief operating decision maker is the Chief Executive Officer.

        The Solid Waste segment follows a national internal reporting structure, and each country is considered a separate operating segment by the chief operating decision maker.

        The following is an analysis of the Company's revenue and results from continuing operations by reportable segment. "Adjusted EBITDA" represents the Company's earnings before taxes, interest and other finance costs, depreciation, amortization, deferred purchase consideration, loss (gain) on the sale of property, plant and equipment, (gain) loss on foreign exchange, insurance settlements, share-based payments, and certain acquisition costs:

	December 31, 2019 (365 days)
	Reported revenue $	Adjusted EBITDA $	Capital expenditures $
Successor
Solid waste
Canada	1,011,966	266,235	143,903
USA	1,447,650	404,542	215,158
Infrastructure and soil remediation	534,902	103,747	29,657
Liquid waste	352,333	83,307	42,815
Corporate	—	(32,085)	26,257

	3,346,851	825,746	457,790

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

15. Segment reporting (Continued)

	December 31, 2018 (214 days)
	Reported revenue $	Adjusted EBITDA $	Capital expenditures $
Successor
Solid waste
Canada	520,788	143,045	71,599
USA	293,504	58,755	47,156
Infrastructure and soil remediation	258,695	56,371	11,939
Liquid waste	151,810	37,844	14,942
Corporate	—	(13,980)	14,641

	1,224,797	282,035	160,277

	May 31, 2018 (151 days)
	Reported revenue $	Adjusted EBITDA $	Capital expenditures $
Predecessor
Solid waste
Canada	322,784	80,631	18,406
USA	93,941	17,298	12,789
Infrastructure and soil remediation	133,359	23,373	11,865
Liquid waste	77,710	15,185	4,945
Corporate	—	(9,211)	4,254

	627,794	127,276	52,259

	December 31, 2017 (365 days)
	Reported revenue $	Adjusted EBITDA $	Capital expenditures $
Predecessor
Solid waste
Canada	703,019	199,081	98,496
USA	230,802	47,290	45,263
Infrastructure and soil remediation	240,346	47,810	16,060
Liquid waste	158,900	30,800	20,080
Corporate	—	(18,445)	23,242

	1,333,067	306,536	203,141

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

15. Segment reporting (Continued)

        Adjusted EBITDA reconciles to net loss for the periods presented as follows:

	Successor		Predecessor
	December 31, 2019 (365 days) $	December 31, 2018 (214 days) $	May 31, 2018 (151 days) $	December 31, 2017 (365 days) $
Total segment adjusted EBITDA	825,746	282,035	127,276	306,536
Less
Depreciation and amortization of property, plant and equipment	465,338	178,215	66,304	154,717
Amortization of intangible assets	334,124	127,546	40,861	84,356
Interest and other finance costs	532,220	242,205	127,436	212,683
Share-based payments	14,483	1,960	18,772	5,094
Deferred purchase consideration	2,000	1,000	1,000	2,000
Loss (gain) on sale of property, plant and equipment	1,188	4,714	(82)	2,802
Mark-to-market loss on fuel hedge	1,045	2,766	—	—
(Gain) loss on foreign exchange	(48,939)	39,592	16,564	(27,214)
Other income	—	(75)	(3,165)	(19,403)
Acquisition, integration and other costs	133,507	116,773	51,177	31,458
Current income tax expense	3,073	1,268	1,806	590
Deferred tax recovery	(160,641)	(115,266)	(28,724)	(39,565)

Net loss	(451,653)	(318,663)	(164,673)	(100,982)

Geographical information

        Revenues from external customers and non-current assets, excluding deferred tax assets, can be analyzed according to the following geographic areas:

	Successor		Predecessor		Successor
	Reported revenue December 31, 2019 (365 days) $	Reported revenue December 31, 2018 (214 days) $	Reported revenue May 31, 2018 (151 days) $	Reported revenue December 31, 2017 (365 days) $	Non- current assets December 31, 2019 $	Non- current assets December 31, 2018 $
Canada	1,760,767	931,293	533,853	1,102,256	5,804,332	4,529,733
USA	1,586,084	293,504	93,941	230,811	5,099,206	5,860,748

	3,346,851	1,224,797	627,794	1,333,067	10,903,538	10,390,481

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

15. Segment reporting (Continued)

Goodwill and indefinite life intangible assets by operating segment

        The carrying amount of goodwill and indefinite life intangible assets allocated to the operating segments for impairment testing purposes is as follows:

	December 31, 2019 $	December 31, 2018 $
Solid waste
Canada	1,707,636	1,502,486
USA	3,383,024	3,422,592
Infrastructure and soil remediation	237,753	177,542
Liquid waste	457,500	456,656

	5,785,913	5,559,276

16. Share-based payments

The "2018 Plan"

        During 2018, the Company established a stock option plan (the "2018 Plan") which includes employees of GFL and its subsidiaries as participating members. The Board of Directors of the Company has the discretion to grant options to purchase non-voting shares of the Company to employees of GFL. The exercise price of an option is determined at the discretion of the Board of Directors, subject to the terms of the 2018 Plan. A participant may only exercise or dispose of an option to the extent that the option has vested upon satisfaction of both the applicable time conditions and performance conditions. Unless otherwise determined by the Board of Directors, the options vest in equal annual instalments over a five year period from their respective date of grant, such that 20% of the options will become eligible to vest on the first anniversary of the date of grant, and 1.67% of each option will become eligible to vest on a monthly basis thereafter unless it has lapsed or is otherwise terminated. An option that has satisfied the time conditions will vest on a crystallization event or a liquidity event based on the multiple of invested capital calculated as of such crystallization event or liquidity event. Each option issued under the 2018 Plan will expire 10 years following the grant date.

        The aggregate number of option shares into which all outstanding options may be exercisable at a particular time shall not exceed the product of: (a) the greater of (i) 4.11% of the fully diluted shares at such time (assuming a "target" of 2.0x multiple of invested capital) and (ii) 159,463,329 and (b) a percentage tied to the multiple of invested capital.

        No amounts were paid or are payable by the participants on grant of the option. The options carry neither rights to dividends nor voting rights.

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

16. Share-based payments (Continued)

Valuation inputs

        The fair value at the grant date was calculated using the Monte Carlo simulation method for the performance based options, with the following assumptions:

2018 plan
Expected life of options	5 years
Grant date fair value	$34,507
Grant date share value	$1.00
Expected volatility	23%
Expected dividend yield	nil %
Risk-free interest rate	2.75%

        Expected volatility was calculated using the daily historical closing values of similar public companies for the period of time prior to the grant date of the equity share option that is equal in length to the equity share options granted by the Company.

Summary of transactions

        Stock option transactions under the 2018 Plan are as follows:

	Weighted average exercise price $	Performance- based options # of shares
Options reserved for issuance		318,936,658

Options outstanding, June 1, 2018	—	—
Options granted to purchase non-voting shares	1.00	303,247,619
Options forfeited	—	—

Options outstanding, December 31, 2018	1.00	303,247,619

Options granted to purchase non-voting shares	1.00	1,150,000
Options forfeited	—	—

Options outstanding, December 31, 2019	1.00	304,397,619

        Under the 2018 Plan, no options vested during the year ended December 31, 2019. As at December 31, 2019, the Company had nil vested and 304,397,619 unvested options outstanding. The share-based payment included in selling, general and administrative expense for the year ended December 31, 2019 totaled $14,483 ($1,960 in the seven month period ended December 31, 2018, and $18,772 in the five months ended May 31, 2018, $5,094 for 2017).

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

17. Share capital

(a)
Authorized, unlimited number of ordinary common shares, Class A shares, Class B shares, Class C shares, Class D shares, Class E shares, Class F shares, Class H shares, Class I shares, Class J shares and Class K shares.

	#	December 31, 2019 $
Issued and outstanding
Common shares	100	—
Class A shares	1,919,349,331	1,919,349
Class B shares	730,684,357	713,267
Class C shares	114,570,382	106,199
Class D shares	7,000,000	6,837
Class F shares	159,468,329	2,580
Class H shares	451,029,966	440,401
Class I shares	94,112,250	90,867
Class J shares	241,543,200	245,032

	3,717,757,915	3,524,532

        On July 17, 2019, the stated capital of the Class C Shares of the Company was reduced by $3,784 and the stated capital of the Class F Shares was reduced by $156,887. In connection with the reduction of stated capital, the holders of the Class C Shares and Class F Shares repaid loans owing to the Company of $160,671. These loans were initially incurred in connection with the purchase of the Company's shares. The loan of $159,468 was presented as an offset against share capital.

        On September 25, 2019, the Company issued 57,653,200 Class J Non-Voting Common Shares, without par value, in exchange for $61,141 aggregate principal amount of the PIK Notes, plus accrued and unpaid interest outstanding to such date.

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

17. Share capital (Continued)

        In December 2019, the Company entered into subscription agreements with certain existing shareholders for the issuance of a total of 348,921,912 non-voting shares at a value of $1.00 per share (the "Equity Financing").

	#	December 31, 2018 $
Issued and outstanding
Common shares	100	—
Class A shares	1,919,349,331	1,919,349
Class B shares	730,684,357	714,173
Class C shares	114,570,382	114,279
Class D shares	7,000,000	6,837
Class F shares	157,644,909	—
Class H shares	451,029,966	440,963
Class I shares	94,112,250	90,867
Class J shares	183,890,000	183,890

	3,658,281,295	3,470,358

        During the period ended December 31, 2018, the Company issued 3,395,875,295 shares for $3,207,952 net of issuance costs.

        During the period ended December 31, 2018, the Company issued 90,867,000 Class I shares and 170,339,000 Class J shares with an ascribed value of $261,206 as partial consideration for two acquired businesses.

        During the period ended December 31, 2018, the Company issued 1,200,000 Class C non-voting common shares in the capital of the Company for cash that was loaned to a related party in exchange for a $1,200 loan receivable from a related party (Note 20).

        During the period ended December 31, 2018, the Company has advanced $157,645 to Sejosa Holdings Inc., an entity controlled by one of the Company's shareholders for the purposes of acquiring 157,644,909 Class F non-voting common shares due upon a liquidity event. The advance has been presented as an offset against share capital.

        During the period ended May 31, 2018, the Predecessor issued 2,300,995 Class F shares for $4,625. Additionally the Predecessor issued 1,734,347 Class C shares and 1,925,741 Class D shares for $3,660.

        During the period ended May 31, 2018, the Predecessor redeemed 8,486,921 Class C and 11,572,255 Class D shares issued to Josaud Holdings Inc. an entity controlled by one of the Company's shareholders, for $20,059. Additionally, during the period ended May 31, 2018, the Predecessor redeemed 2,635,129 Class F shares for $5,125.

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

17. Share capital (Continued)

(b)
Contributed surplus

        The contributed surplus consists of the following:

$
Predecessor
Balance, December 31, 2016	15,967
Share-based compensation expense (Note 16)	5,094

Balance, December 31, 2017	21,061
Share-based compensation expense (Note 16)	18,772
Contribution of capital	384,240

Balance, May 31, 2018	424,073

$
Successor
Balance, June 1, 2018	—
Share-based compensation expense (Note 16)	1,960

Balance, December 31, 2018	1,960
Share-based compensation expense (Note 16)	14,483

Balance, December 31, 2019	16,443

18. Changes in non-cash working capital items

	December 31, 2019 (365 days) $	December 31, 2018 (214 days) $	May 31, 2018 (151 days) $	December 31, 2017 (365 days) $
Effects of changes in
Accounts payable and accrued liabilities	13,280	13,235	66,664	44,823
Trade and other receivables, net of allowance	(57,331)	(38,522)	(16,823)	(78,923)
Prepaid expenses and other assets	(16,246)	(8,220)	(5,302)	1,538
Other liabilities	(14,306)	—	—	—
Income taxes payable	(261)	3,235	(200)	2,404

	(74,864)	(30,272)	44,339	(30,158)

19. Financial instruments and risk management

Fair value measurement

        The carrying value of the Company's financial assets are equal to their fair values. The carrying value of the Company's financial liabilities are equal to their fair values with the exception of the

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

19. Financial instruments and risk management (Continued)

Company's US dollar senior unsecured and secured notes. The fair value of the Company's US dollar senior unsecured and secured notes was measured using Level 2 valuation techniques. The fair value of the Company's US dollar senior unsecured and secured notes as at December 31, 2019 is $3,092,281 ($1,412,545 at December 31, 2018) and its carrying value is $3,245,190 ($1,524,909 at December 31, 2018).

        The Company uses a discounted cash flow model incorporating observable market data, such as market interest rates and foreign currency forward rates, to estimate the fair value of its derivative instruments and the senior unsecured and secured notes. Certain of the mortgages, finance leases, equipment loans and amount due to related party do not bear interest or bear interest at an amount that is not stated at fair value.

Financial risk management objectives

        As a result of holding and issuing financial instruments, the Company is exposed to liquidity, credit and market risks. The following provides a description of these risks and how the Company manages these exposures.

Credit risk

        Credit risk is the risk of loss associated with a counterparty's inability to fulfill its payment obligations. The Company's principal financial assets that expose it to credit risk are accounts receivable.

        The Company uses historical trends of default, the timing of recoveries and the amount of loss incurred, adjusted for management's judgement as to whether current economic and credit conditions are such that the actual losses are likely to be greater or less than suggested by historical trends. The Company considers the following as constituting an event of default for internal credit risk management purposes as historical experience indicates that accounts receivable that meet either of the following criteria are generally not recoverable:

  •
  the customer is insolvent; or

  •
  the Company's relationship with the customer has been severed; and/or

  •
  the customer's receivable has aged beyond a reasonable period.

        The Company provides credit to its customers in the normal course of its operations. The amounts disclosed in the statement of financial position represent the maximum credit risk and are net of allowance for doubtful accounts, based on management's estimates taking into account the Company's prior experience and its assessment of the current economic environment.

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

19. Financial instruments and risk management (Continued)

        The following is a breakdown of the trade receivables aging. It does not include holdbacks or unbilled revenue as they are made up of amounts to be received at the end of specific long term contracts.

	December 31, 2019 $	December 31, 2018 $
0 - 60 days	394,894	344,991
60 - 90 days	61,235	52,942
90 + days	86,299	65,553

	542,428	463,486

        In determining the recoverability of trade and other receivables, the Company considers any change in the credit quality of the trade receivable from the date credit was initially granted up to the end of the reporting period.

Liquidity risk

        The Company monitors and manages its liquidity to ensure that it has access to sufficient funds to meet its liabilities when due. Management of the Company believes that future cash flows from operations and the availability of credit under existing bank arrangements is adequate to support the Company's financial liquidity needs for its ongoing operations.

        At December 31, 2019, available sources of liquidity include the Company's revolving credit and swingline facility of $628,000 and US$40,000 of which $nil was drawn as at December 31, 2019 ($199,217 at December 31, 2018).

        The Company has financial liabilities with varying contractual maturity dates. With the exception of long term debt and lease obligations, all of the Company's significant financial liabilities mature in less than one year.

Interest rate risk

        Interest rate risk is the risk that the fair value or future cash flows of a financial liability will fluctuate because of changes in market interest rates. The Company enters into both fixed and floating rate debt, including equipment loans and also leases certain assets with fixed rates.

        The Company's risk management objective is to minimize the potential for changes in interest rates to cause adverse changes in cash flows to the Company. The ratio of fixed to floating rate obligations outstanding is designed to maintain flexibility in the Company's capital structure to adjust to prevailing market conditions.

        At December 31, 2019, the Company had a ratio of fixed to floating rate obligations of approximately 56.4% fixed and 43.6% floating (41.5% at December 31, 2018 fixed, 58.5% floating).

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

19. Financial instruments and risk management (Continued)

        A 1% change in the interest rate on floating rate obligations would have resulted in a change in the interest expense for the year ended December 31, 2019 of approximately $33,512 based on the balances outstanding as at December 31, 2019 (seven month period ended December 31, 2018 of approximately $21,904, for the five month period ended May 31, 2018 of approximately $15,645, and $7,970 for 2017).

Foreign currency risk

        The Company manages its currency risk in respect of its outstanding U.S. dollar senior unsecured notes with certain cross-currency interest rate swaps. Concurrently with the offering of the 2022 Notes, 2023 Notes, Initial 2026 Notes, the 2027 Notes, and the Secured Notes, the Company entered into cross-currency swaps to receive and pay interest semi-annually at the following rates:

  •
  5.625% on US$350,000 and 5.28% on $480,375 respectively in order to fully hedge the exposure of servicing the 2022 Notes issued in May 2017;

  •
  5.375% on US$400,000 and 5.19% on $507,920 respectively in order to fully hedge the exposure of servicing the 2023 Notes issued in February 2018;

  •
  7.00% on US$400,000 and 7.055% on $519,040 respectively in order to fully hedge the exposure of servicing the Initial 2026 Notes issued in May 2018;

  •
  8.50% on US$500,000 and 8.419% on $667,750 respectively in order to fully hedge the exposure of servicing the 2027 Notes issued April 2019;

  •
  8.50% on US$100,000 and 8.399% on $133,550 respectively in order to fully hedge the exposure of servicing the 2027 Notes issued April 2019; and

  •
  5.125% on US$500,000 and 5.725% on $662,250 respectively in order to fully hedge the exposure of servicing the Secured Notes issued December 2019.

        These cross-currency swaps eliminate the impact of changes in the value of the U.S. dollar between the date of issuance of the 2022 Notes, the 2023 Notes, the 2026 Notes, the 2027 Notes, and the Secured Notes and their respective maturity dates. At their respective maturity dates, the Company will pay the total of all the cross-currency swaps by paying the following amounts:

  •
  For the 2022 Notes, at maturity on May 1, 2022 the Company will pay $480,375 in exchange for US$350,000;

  •
  For the 2023 Notes, at maturity on March 1, 2023 the Company will pay $507,920 in exchange for US$400,000;

  •
  For the Initial 2026 Notes, at maturity on June 1, 2026 the Company will pay $519,040 in exchange for US$400,000;

  •
  For the 2027 Notes, at maturity on May 1, 2027 the Company will pay $801,300 in exchange for US$600,000; and

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

19. Financial instruments and risk management (Continued)

  •
  For the Secured Notes, at maturity on December 15, 2026 the Company will pay $662,250 in exchange for US$500,000.

        The Company fully redeemed a previous note offering in 2018. The Company had entered into cross-currency interest rate swaps concurrently with the offering of the notes, which continued to be in place after the redemption of the notes. As a result of the redemption, the Company discontinued the use of hedge accounting. The Company entered into an offset swap to receive and pay interest semi-annually at 9.312% on $648,800 and 9.875% on US$500,000 respectively in order to fully hedge this exposure.

        In addition, the Company has exposure to foreign currency risk on its US Term Loan Facility due May 31, 2025. The Company manages a portion of this exposure with cash flow from its US operations and the Company entered into US$450,000 in cross-currency swaps to hedge the impact of changes in the value of the U.S. dollar between the date of issuance of the Term Loan Facility and Term Loan Facility maturity date of May 31, 2025, as adjusted for the mandatory repayments required under the Term Loan Facility. At maturity, the Company will have paid a total of $583,920 in exchange for US$450,000.

        These cross-currency swaps have been designated at inception and accounted for as cash flow hedges. A gain, net of tax, in the fair value of derivatives designated as cash flow hedges in the amount of $61,166 has been recorded in other comprehensive income (loss) for the year ended December 31, 2019 (loss, net of tax in the amount of $33,523 for the seven month period ended December 31, 2018, a gain of $3,821 for the five month period ended May 31, 2018, and a gain of $12,001 at December 31, 2017).

Commodity risk

        The Company uses diesel fuel option agreements to manage a portion of its exposure to fluctuations in diesel fuel prices. The fair value of the Company's fuel commodity contracts were obtained from dealer quotes. This value represents the estimated amount the Company would receive or pay to terminate the commodity contracts, taking into consideration the difference between the contract value of the fuel volume and values at the valuation date quoted for agreements of similar term and maturity.

        The fair value of the agreements represented a current liability of approximately $640 as of December 31, 2019 ($406 as at December 31, 2018). The Company recognized an expense for changes in the fair value of the fuel contracts within its consolidated statements of operations of $1,045 for the year ended December 31, 2019 ($2,766 for the seven month period ended December 31, 2018, nil for the five month period ended May 31, 2018, and nil for December 31, 2017).

Capital management

        The Company defines capital that it manages as the aggregate of its shareholders' equity and long-term debt net of cash.

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

19. Financial instruments and risk management (Continued)

        The Company makes adjustments to its capital based on the funds available to the Company in order to support the ongoing operations of the business and in order to ensure that the entities in the Company will be able to continue as going concerns, while maximizing the return to stakeholders through the optimization of the debt and equity balances.

        The Company manages its capital structure, and makes adjustments to it in light of changes in economic conditions. In order to maintain or modify the capital structure, the Company may arrange new debt with existing or new lenders, or obtain additional financing through other means.

        Management reviews its capital management approach on an ongoing basis and believes that this approach, given the size of the Company, is reasonable. There were no changes in the Company's approach to capital management during the year ended December 31, 2019 and year ended December 31, 2018.

20. Related party transactions

        Included in due from shareholder at December 31, 2018 was a loan receivable of $1,200 from Patrick Dovigi, one of the Company's shareholders, for the purpose of acquiring 1,200,000 Class C non-voting common shares in the capital of the Company. On July 17, 2019, Patrick Dovigi and certain of his affiliates repaid loans owing to the Company of $160,671. These loans were initially incurred in connection with the purchase of the Company's shares. Following repayment of these loans owing to the Company, there are no outstanding loans of Patrick Dovigi and his affiliates owing to the Company for the purpose of the acquisition of the Company's shares.

        Included in due to related party is a non-interest bearing promissory note payable to Josaud Holdings Inc., an entity controlled by one of the Company's shareholders. The note is being repaid in instalments of $3,500 every six months. These transactions are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

Compensation of key management personnel

        The remuneration of key management personnel consisted of salaries, short-term benefits and share based payments. During the year ended December 31, 2019 total salaries and short-term benefits and share based payments to key management personnel was $3,883 (seven month period ended December 31, 2018 and five month period ended May 31, 2018 was $59,326).

21. Commitments and contingencies

(a)
Performance bonds

  In the normal course of business, the Company is required to provide performance bonds in respect of certain contracts which guarantee payment for labour, material and services in the event of a default by the Company.

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

21. Commitments and contingencies (Continued)

  The Company has executed indemnity agreements in favour of the surety of these bonds. As at December 31, 2019, the aggregate contract limit for the bonds totaled $778,642 ($579,820 at December 31, 2018).

(b)
Contingent liabilities

  In the normal course of business activities, the Company is subject to a number of claims and legal actions that may be made by customers, suppliers or others. Though the final outcome of actions outstanding or pending at the year-end is not determinable, management believes the resolutions will not have a material effect on the financial position, statement of operations or cash flow of the Company.

(c)
Other income

  In November 2017, the Company received $19,403 in cash on the settlement with the insurer of the Company's claim under the representation and warranty insurance policy issued on the closing of an acquisition in the USA solid waste operating segment that occurred in September 2016.

22. Expenses by nature

        The Company's expenses by nature are as follows:

	Successor		Predecessor

	December 31, 2019 (365 days) $	December 31, 2018 (214 days) $	May 31, 2018 (151 days) $	December 31, 2017 (365 days) $

Employee benefits	1,022,482	383,690	206,991	409,424
Transfer and disposal costs	873,524	314,620	161,267	348,009
Interest and other finance costs	532,220	242,205	127,436	212,683
Depreciation and amortization of property, plant and equipment	465,338	178,215	66,304	154,717
Amortization of intangible assets	334,124	127,546	40,861	84,356
Other expense	286,406	116,890	61,960	118,706
Acquisition, integration and other costs	133,507	116,773	51,177	31,458
Maintenance and repairs	183,802	65,432	31,933	67,456
Fuel costs	155,937	64,822	35,202	63,533
(Gain) loss on foreign exchange	(48,939)	39,592	16,564	(27,214)
Share-based payments	14,483	1,960	18,772	5,094
Loss (gain) on sale of property, plant and equipment	1,188	4,714	(82)	2,802
Deferred purchase consideration	2,000	1,000	1,000	2,000

Total expenses by nature	3,956,072	1,657,458	819,385	1,473,024

GFL Environmental Holdings Inc.

Notes to the consolidated financial statements (Continued)

December 31, 2019

(In thousands of Canadian dollars except share amounts or as otherwise noted)

23. Events after the reporting period

        Effective January 1, 2020, the Company acquired all of the interests of County Waste of Virginia, LLC and its subsidiaries. The $630,112 (US$485,000) aggregate consideration payable in connection with the acquisition consisted of approximately $578,144 (US$445,000) in cash and the issuance of 41,873,600 Class I Non-Voting Shares issued at a value of $1.25 per share. The Company has not yet finalized its determination of the fair value of the acquired assets and liabilities.

        On January 31, 2020 and February 4, 2020, the Company issued a total of 348,921,912 Non-Voting Shares to its existing shareholders for aggregate cash consideration of $348,921 (US$264,715), representing a value of $1.00 per share.

        Effective February 1, 2020, the Company acquired all of the interests of American Waste Inc. and its subsidiaries. The $502,854 (US$380,000) aggregate consideration payable in connection with the acquisition consisted of approximately $476,388 (US$360,000) in cash and the issuance of 21,092,000 Class J Non-Voting Shares issued at a value of $1.25 per share. The Company has not yet finalized its determination of the fair value of the acquired assets and liabilities.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Consolidated Financial Statements

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

Page(s)
Reports of Independent Auditors	F-60 - F-63
Consolidated Financial Statements
Balance Sheets	F-64
Statements of Operations	F-65
Statements of Shareholder's Equity (Deficit) and Noncontrolling Interests	F-66
Statements of Cash Flows	F-67 - F-68
Notes to Consolidated Financial Statements	F-69 - F-109

Report of Independent Auditors

To the Management of
Wrangler Super Holdco Corp.

        We have audited the accompanying consolidated financial statements of Wrangler Super Holdco Corp. and its subsidiaries (Successor), which comprise the consolidated balance sheets as of November 13, 2018 and December 31, 2017, and the related consolidated statements of operations, of shareholder's equity (deficit) and noncontrolling interests and of cash flows for the period from January 1, 2018 to November 13, 2018 and September 28, 2017 to December 31, 2017.

Management's Responsibility for the Consolidated Financial Statements

        Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

        Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgement, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wrangler Super Holdco Corp. and its subsidiaries (Successor) as of November 13, 2018 and December 31, 2017, and the results of their operations and their cash flows for the period from January 1, 2018 to November 13, 2018 and September 28, 2017 to December 31, 2017 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

        As discussed in Note 1 to the consolidated financial statements, the Company changed the manner in which it accounts for restricted cash in the statement of cash flows in 2018. Our opinion is not modified with respect to this matter.

Raleigh, North Carolina
June 17, 2019

Report of Independent Auditors

To the Management of
Wrangler Super Holdco Corp.

        We have audited the accompanying consolidated statements of operations, of shareholder's equity (deficit) and noncontrolling interests and of cash flows of Marlin Intermediate HoldCo Inc. and its subsidiaries (Predecessor) for the period from January 1, 2017 to September 27, 2017 and the year ended December 31, 2016.

Management's Responsibility for the Consolidated Financial Statements

        Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

        Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgement, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Marlin Intermediate Holdco Inc. and its subsidiaries for the period of January 1, 2017 to September 27, 2017 and the year ended December 31, 2016 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

        As discussed in Note 1 to the consolidated financial statements, the Company changed the manner in which it accounts for restricted cash in the statement of cash flows in 2018. Our opinion is not modified with respect to this matter.

Raleigh, North Carolina
June 17, 2019

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Consolidated Balance Sheets

November 13, 2018 and December 31, 2017

(in thousands, except share data)	2018	2017
	(Successor)	(Successor)
Assets
Current assets
Cash and cash equivalents	$10,580	$21,005
Accounts receivable—trade, net	78,656	51,366
Accounts receivable—other	4,873	3,671
Income taxes receivable	2,203	—
Spare parts, supplies, and fuel	2,044	1,581
Prepaid insurance	4,997	4,021
Derivative assets	1,571	1,670
Acquisition-related receivables	93	—
Other current assets	4,486	4,557

Total current assets	109,503	87,871
Property and equipment, net	800,843	741,782
Goodwill	1,274,680	1,189,431
Tradenames	140,200	136,000
Intangible assets, net	184,931	190,478
Deferred finance charges, net	4,368	5,049
Investments in real estate	7,710	7,710
Derivative assets	309	4,523
Restricted cash	2,964	2,677
Other noncurrent assets	8,055	7,088

Total assets	$2,533,563	$2,372,609

Liabilities, Redeemable Preferred Shares and Shareholder's Equity
Current liabilities
Accounts payable—trade	$31,594	$29,561
Acquisition-related liabilities	3,254	11,346
Accrued liabilities and other payables	13,800	10,842
Current maturities of long-term debt	10,970	9,254
Accrued wages and benefits	19,539	13,951
Closure/postclosure liabilities	1,207	4,355
Income taxes payable	—	1,198
Current derivative liabilities	—	586
Reserve for self-insurance	6,923	4,467
Deferred revenue	38,807	32,336

Total current liabilities	126,094	117,896

Long-term debt, net of current maturities	1,291,201	1,449,003
Deferred income taxes	179,356	169,573
Liabilities for uncertain tax positions	278	278
Closure/postclosure liabilities	56,025	51,312
Other long-term liabilities	26,414	23,712
Commitments and contingencies (Note 14)
Series A redeemable preferred shares, $0.01 par value; 250,000 shares authorized, 100,536 and nil shares issued and outstanding, includes accrued and undeclared dividends of $20,533 and nil, and liquidation preference of $332,458 and nil, as of November 13, 2018 and December 31, 2017, respectively	366,546	—
Shareholder's equity
Common stock, $0.01 par value—200,000 shares authorized, 100,639 and 100,000 shares outstanding at November 13, 2018 and December 31, 2017, respectively	1	1
Paid-in capital	487,648	484,236
Accumulated earnings	—	76,598

Total shareholder's equity	487,649	560,835

Total liabilities, redeemable preferred shares and shareholder's equity	$2,533,563	$2,372,609

The accompanying notes are an integral part of these consolidated financial statements.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Consolidated Statements of Operations

For the Period From January 1, 2018 to November 13, 2018 (Successor), the Periods From
September 28, 2017 to December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017
(Predecessor) and the Year Ended December 31, 2016 (Predecessor)

	(Successor)		(Predecessor)
(in thousands)	Period From January 1, 2018 to November 13, 2018	Period From September 28, 2017 to December 31, 2017	Period From January 1, 2017 to September 27, 2017	Year Ended December 31, 2016
Revenues
Service revenues	$654,463	$173,606	$489,434	$614,632
Equipment sales	935	149	617	642

Total revenues	655,398	173,755	490,051	615,274

Operating costs and expenses
Operating expenses (exclusive of depreciation and amortization shown below)	409,008	103,909	295,592	374,392
Cost of equipment sales	476	73	310	362
Selling, general, and administrative	60,374	16,169	46,901	60,062
Litigation settlement	—	—	5,060	—
Depreciation and amortization	143,277	40,669	59,666	73,389
Impairment of property and equipment	603	—	4,224	14,171
Transaction costs	4,851	13,297	616	688
Gain on sale of property and equipment	(35)	(115)	(968)	(1,181)

Total operating costs and expenses	618,554	174,002	411,401	521,883

Operating (loss)/income	36,844	(247)	78,650	93,391

Other expense/(income)
Interest expense	61,471	22,090	25,230	33,498
Interest income	(18)	(15)	(16)	(26)
Debt extinguishment costs	—	—	—	1,040
Other expense/(income), net	(168)	991	(700)	(530)

Other expense, net	61,285	23,066	24,514	33,982

Income/(loss) before income taxes	(24,441)	(23,313)	54,136	59,409
Income tax (benefit)/expense	(6,125)	(99,911)	18,151	19,943

Net income/(loss)	(18,316)	76,598	35,985	39,466
Less income attributable to noncontrolling interests	—	—	(97)	(106)

Net income/(loss) attributable to shareholders	$(18,316)	$76,598	$35,888	$39,360

The accompanying notes are an integral part of these consolidated financial statements.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Consolidated Statements of Shareholder's Equity (Deficit) and Noncontrolling Interests

For the Period From January 1, 2018 to November 13, 2018 (Successor), the Periods From
September 28, 2017 to December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017
(Predecessor) and the Year Ended December 31, 2016 (Predecessor)

	Common Stock
								Total Shareholder's Deficit and Noncontrolling Interests
	Shares
(Predecessor) (in thousands, except per share amounts)				Paid-In Capital	Accumulated Deficit	Total Shareholder's Deficit	Noncontrolling Interests
	Authorized	Outstanding	Amount
Balances at December 31, 2015	1	1	$—	$439,574	$(499,367)	$(59,793)	$1,351	$(58,442)
Net income	—	—	—	—	39,360	39,360	106	39,466
Cash dividends paid ($29,928 per share)	—	—	—	—	(29,928)	(29,928)	(72)	(30,000)
Share-based compensation expense	—	—	—	750	—	750	1	751

Balances at December 31, 2016	1	1	—	440,324	(489,935)	(49,611)	1,386	(48,225)
Net income	—	—		—	35,888	35,888	97	35,985
Cash dividends paid ($82,558 per share)	—	—		—	(82,558)	(82,558)	—	(82,558)
Share-based compensation expense	—	—		150	—	150	357	507

Balances at September 27, 2017	$1	$1	$—	$440,474	$(536,605)	$(96,131)	$1,840	$(94,291)

	Common Stock
	Shares
(Successor) (in thousands, except per share amounts)				Paid-In Capital	Accumulated Earnings	Total Shareholder's Equity
	Authorized	Outstanding	Amount
Balances at September 28, 2017	—	—	$—	$—	$—	$—
Share issuance	100	100	1	484,170	—	484,171
Net income	—	—	—	—	76,598	76,598
Share-based compensation expense	—	—	—	66	—	66

Balances at December 31, 2017	100	100	1	484,236	76,598	560,835
Net loss	—	—	—	—	(18,316)	(18,316)
Deemed capital contribution related to extinguishment of PIK Notes	—	—	—	33,067	—	33,067
Accretion of preferred stock to redemption value	—	—	—	(34,836)	(37,749)	(72,585)
Series A preferred stock dividend ($204.23 per share)	—	—	—	—	(20,533)	(20,533)
Share issuance	100	1	—	4,422	—	4,422
Share-based compensation expense	—	—	—	759	—	759

Balances at November 13, 2018	200	101	$1	$487,648	$—	$487,649

The accompanying notes are an integral part of these consolidated financial statements.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Consolidated Statements of Cash Flows

For the Period From January 1, 2018 to November 13, 2018 (Successor), the Period From
September 28, 2017 to December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017
(Predecessor) and the Year Ended December 31, 2016 (Predecessor)

	(Successor)		(Predecessor)
	Period From January 1, 2018 to November 13, 2018	Period From September 28, 2017 to December 31, 2017	Period From January 1, 2017 to September 27, 2017
				Year Ended December 31, 2016
(in thousands)
Cash flows from operating activities
Net income (loss)	$(18,316)	$76,598	$35,985	$39,466
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	143,277	40,669	59,666	73,389
Landfill accretion expense	4,048	1,125	2,794	3,649
Amortization of debt issuance costs	5,726	1,488	2,956	3,541
PIK note interest	10,377	8,764	—	—
Payment on PIK note interest	(3,893)	—	—	—
Amortization of debt discount	385	85	—	—
Write-off of debt issuance costs	—	—	—	1,040
Impairment of property and equipment	603	—	4,224	14,171
Gain on sale of property and equipment	(35)	(115)	(968)	(1,181)
Stock compensation expense	759	66	507	751
Deferred income taxes	(5,317)	(101,109)	10,712	7,374
Change in fair value of derivatives	(13,523)	(4,375)	1,177	171
Provision for bad debt expense	2,621	532	1,680	1,803
Changes in operating assets and liabilities—net of effects from acquisitions:
Receivables	(23,791)	5,571	(9,480)	(8,479)
Prepaid expenses and other current assets	441	297	1,757	116
Other assets	14,369	1,069	(1,002)	2,279
Accounts payable, accrued liabilities, and other current liabilities	8,374	8,867	(2,716)	(2,120)
Deferred revenue and other liabilities	(1,851)	(2,464)	1,219	(1,297)

Net cash provided by operating activities	124,254	37,068	108,511	134,673

Cash flows from investing activities
Acquisition of Waste Industries (Predecessor), net of cash and restricted cash acquired	—	(1,821,341)	—	—
Acquisitions of operations, net of cash acquired	(168,469)	(15,141)	(15,801)	(22,811)
Settlement of acquisition consideration withheld	(16,980)	(349)	(1,589)	(697)
Purchases of property and equipment	(87,587)	(9,975)	(92,155)	(92,035)
Proceeds from sale of property and equipment	1,861	679	2,421	2,853

Net cash used in investing activities	(271,175)	(1,846,127)	(107,124)	(112,690)

Cash flows from financing activities
Borrowings on long-term debt	320,000	1,474,296	293,000	61,000
Repayments on long-term debt	(180,886)	(15,587)	(200,506)	(66,444)
Issuance of shares	—	421,825	—	—
Financing costs	(2,331)	(47,793)	—	(3,955)
Cash distributions	—	—	(82,558)	(75,000)
Other	—	—	—	(142)

Net cash provided by/(used in) financing activities	136,783	1,832,741	9,936	(84,541)

Net increase/(decrease) in cash, cash equivalents and restricted cash	(10,138)	23,682	11,323	(62,558)
Cash, cash equivalents, and restricted cash, beginning of period	23,682	—	9,272	71,830

Cash, cash equivalents and restricted cash, end of period	$13,544	$23,682	$20,595	$9,272

Supplemental disclosures of cash flow information
Cash paid for interest—net of interest capitalized	$56,492	$10,516	$24,398	$28,216

Cash paid/(received) for income taxes	$529	$(482)	$6,797	$18,148

Cash paid to settle asset retirement obligations	$6,230	$1,434	$2,188	$1,825

The accompanying notes are an integral part of these consolidated financial statements.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Consolidated Statements of Cash Flows (Continued)

For the Period From January 1, 2018 to November 13, 2018 (Successor), the Period From
September 28, 2017 to December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017
(Predecessor) and the Year Ended December 31, 2016 (Predecessor)

Supplemental schedule of noncash investing and financing transactions

        In April 2018, the Company extinguished $310,247 of PIK Notes, including $15,247 of paid in kind interest and net of unamortized discounts of $5,430. The PIK notes were exchanged for $271,750 of preferred shares and a deemed capital contribution of $33,067.

        During the period from January 1, 2018 to November 13, 2018, the Company increased the Series A preferred stock balance with accrued dividends of $20,533 and additional accretion to redemption value of $72,585.

        During the period from January 1, 2018 to November 13, 2018, the Company issued $1,678 of series A preferred stock and $4,422 of common stock as noncash equity consideration in the acquisition of a business.

        During the period from September 28, 2017 to December 31, 2017, approximately $62,346 of noncash equity was contributed as part of the Company's initial capitalization and used to fund the acquisition of Waste Industries.

        During the period from September 28, 2017 to December 31, 2017, approximately $30,604 of PIK Notes (net of discount) were issued as noncash consideration in the acquisition of Waste Industries.

        In April 2016, the Company purchased land with the issuance of notes payable to the seller totaling $1,800.

        As of November 13, 2018, December 31, 2017, September 27, 2017 and December 31, 2016, approximately $3,959, $3,882, $805 and $2,582, respectively, of fixed asset additions were included in accounts payable and accrued liabilities.

        As of November 13, 2018, December 31, 2017, September 27, 2017 and December 31, 2016, approximately $3,254, $161, $1,061 and $1,575 of deferred purchase price, excluding the Waste Industries Acquisition, is included in acquisition liabilities.

        As of December 31, 2017, approximately $11,185, respectively, of deferred purchase price relating to the Waste Industries Acquisition is included in acquisition liabilities.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

1. Basis of Presentation and Accounting Policies

Business Operations

        Wrangler Super Holdco Corp. and its wholly owned subsidiaries (dba Waste Industries USA) is a regional solid waste services company providing solid waste collection, transfer, recycling, processing, and disposal services with operations in North Carolina, South Carolina, Georgia, Tennessee, Virginia, Maryland, Delaware and Colorado.

Waste Industries USA Acquisition

        On September 28, 2017, Wrangler Super Holdco Corp., through its wholly owned subsidiary Wrangler Buyer LLC acquired all of the outstanding common shares of Waste Industries USA, Inc. (the "Waste Industries Acquisition").

        Immediately following the Waste Industries Acquisition, the acquiree, Waste Industries USA, Inc., was converted into a limited liability company, Waste Industries USA LLC. Wrangler Super Holdco Corp. is the parent of Waste Industries USA LLC.

        The "Predecessor" refers to Marlin Intermediate Holdco Inc., the parent of Waste Industries USA, Inc. prior to the Waste Industries Acquisition. Subsequent to the Waste Industries Acquisition, Wrangler Super Holdco Corp. and its subsidiaries are collectively referred to as the "Successor". Accordingly, the accompanying consolidated financial statements are presented for two periods, Predecessor and Successor, which relate to the accounting periods preceding and succeeding the completion of the Waste Industries Acquisition. The "Company" refers to Marlin Intermediate Holdco Inc. and its subsidiaries during the Predecessor period and Wrangler Super Holdco Corp. and its subsidiaries during the Successor period. The Predecessor and Successor periods have been separated by a black line on the face of the consolidated financial statements and applicable footnotes to highlight the fact that the financial information for such periods has been prepared under two different historical cost basis of accounting. The Waste Industries Acquisition and related transactions have been reflected as if they had occurred at the beginning of business September 28, 2017.

        Approximately $9,688 of debt extinguishment costs, $9,444 of stock based compensation expense and $754 of other transaction expenses are not shown in either the Predecessor or Successor periods. These expenses were contingent upon the successful completion of the Waste Industries Acquisition.

        The total consideration for the Waste Industries Acquisition, inclusive of a subsequent working capital adjustment, was $1,928,102, including cash consideration of $1,821,341 (net of cash and restricted cash acquired of $6,481and $2,626, respectively), $62,346 of noncash consideration in the form of an equity rollover by Predecessor management owners and $30,604 of PIK Notes issuance. Approximately $11,185 of additional consideration was deferred as an acquisition liability. The total purchase price was funded by equity contributions and borrowings under our Successor Credit Agreement, Successor Senior Unsecured Notes and PIK Notes. The Waste Industries Acquisition was

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

1. Basis of Presentation and Accounting Policies (Continued)

accounted for under the purchase method of accounting in accordance with provisions for and disclosures of business combinations. Accordingly, the assets acquired and the liabilities assumed have been recorded at fair value. Fair values were estimated by the Company's management based on information currently available and current assumptions to future operations.

        The following table summarizes the consideration paid and the amounts of the assets acquired and liabilities assumed:

Period From September 28, 2017 to December 31, 2017
(Successor)
Tangible assets (liabilities) acquired at fair value:
Cash	$6,481
Accounts receivable and other receivables	60,046
Property and equipment	401,624
Landfills and associated land	357,465
Asset retirement obligations	(55,026)
Deferred taxes	(270,731)
Prepaid expenses and other current assets	9,279
Restricted cash	2,626
Other long term assets	19,834
Deferred revenue and other liabilities	(110,665)

Net tangible assets acquired at fair value	420,933

Intangible assets acquired at fair value:
Goodwill	1,184,636
Customer relationships	192,000
Trade Names	136,000
Other intangible assets	1,014

Total intangible assets acquired at fair value	1,513,650

Total acquisition purchase price	1,934,583
Deferred purchase price	(11,185)
Noncash equity contribution	(62,346)
PIK Notes	(30,604)

Total cash paid for acquisitions	$1,830,448

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

1. Basis of Presentation and Accounting Policies (Continued)

        The goodwill of $1,184,636 arising from the Waste Industries Acquisition primarily resulted from the purchase price exceeding the fair value of the net assets acquired. Approximately $698,341 of goodwill is not deductible for income tax purposes. The Company incurred acquisition expenses of $13,297 during the period of September 28, 2017 to December 31, 2017 (Successor) related to the Waste Industries Acquisition. Acquisition-related costs were expensed as incurred, and are included in the Statements of Operations as Transaction Costs.

        Accounts receivable and other receivables are shown at fair value in the table above. The gross contractual value of receivables acquired is $61,182, shown net of $1,136 of cash flows the Company does not expect to collect.

        See note 2 for further disclosures related to other business acquisitions.

Principles of Consolidation

        The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions have been eliminated.

Significant Accounting Policies

        The Company's significant accounting policies are summarized below:

Use of Estimates

        The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Material estimates that are particularly susceptible to significant change in the near term relate to self-insurance reserves, share-based compensation, fair value of derivative financial instruments, uncertain tax positions, closure/post closure liabilities, intangible assets, and assumptions used in testing the recoverability of goodwill and property and equipment. Certain estimates and assumptions, including anticipated future cash flows, discount rates, useful lives of assets, market conditions and other items were used in determining the fair value of assets acquired and liabilities assumed. Actual results could differ from these estimates.

Cash and Cash Equivalents

        For the purposes of presentation in the consolidated financial statements, cash equivalents include highly liquid investments with original maturities of three months or less.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

1. Basis of Presentation and Accounting Policies (Continued)

Allowance for Doubtful Accounts

        The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The estimated allowance for doubtful accounts is based upon historical collection trends; type of customer, such as municipal or non-municipal; the age of the outstanding receivables; and existing economic conditions. The allowance for doubtful accounts was $1,691 and $1,290 as of November 13, 2018 and December 31, 2017, respectively.

        If the financial conditions of the Company's customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances might be required.

Concentrations of Credit Risk

        Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable and derivative agreements. Credit risk on accounts receivable is minimized as a result of the large and diverse nature of the Company's customer base. No single customer accounted for more than 3% of revenues for the periods from January 1, 2018 to November 13, 2018 (Successor), September 28, 2017 to December 31, 2017 (Successor), January 1, 2017 to September 28, 2017 (Predecessor) and year ended December 31, 2016 (Predecessor). One customer accounted for approximately 3% and 4% of the net trade accounts receivable balance as of November 13, 2018 and December 31, 2017, respectively. The Company does not believe that the loss of any single customer would have a material adverse effect on its consolidated results of operations or financial position.

        The Company is exposed to credit losses in the event of nonperformance by counterparties to certain commodity hedge and interest rate agreements (see Note 11). The Company anticipates that the counterparties will be fully able to satisfy their obligations under the contracts. The Company does not obtain collateral or other security to support financial instruments subject to credit risk, but the Company does monitor the credit standing of counterparties.

Spare Parts, Supplies and Fuel

        Spare parts, supplies and fuel consist of operating materials and supplies held for use and are stated at the lower of cost or market on a first-in, first-out basis.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

1. Basis of Presentation and Accounting Policies (Continued)

Property and Equipment

        Property and equipment are stated at cost. Depreciation and amortization expense are calculated using the straight-line method. Estimated useful lives are as follows:

Land improvements	7 years
Machinery and equipment	5 - 10 years
Collection vehicles	7 - 12 years
Containers and compactors	8 - 10 years
Furniture, fixtures, and office equipment	3 - 7 years
Buildings	30 years

        Landfill permitting, acquisition, and preparation costs are amortized using a units-of-consumption method as permitted airspace of the landfill is consumed. In some circumstances, the Company includes airspace that is not currently permitted but is part of an expansion effort in its estimate of available airspace. To do so, the following criteria must be met:

  •
  The land where the expansion is being sought is contiguous to the current disposal site and is either owned by the Company or the property is under an option, purchase, operating, or other agreement.

  •
  Total development costs, final capping costs, and closure/post closure costs have been determined.

  •
  Internal personnel have performed a financial analysis of the proposed expansion site and have determined that it has a positive financial operational impact.

  •
  Internal or external personnel are actively working to obtain the necessary approvals to obtain the landfill expansion permit.

  •
  Obtaining the expansion is considered probable. For a pursued expansion to be considered probable there must be no significant known technical, legal, community, business, or political restrictions or similar issues existing that could impair the success of the expansion.

  •
  The land where the expansion is being sought has the proper zoning or proper zoning can readily be obtained.

        Landfill permitting and preparation costs represent only direct costs related to these activities, including legal, engineering, and construction. Landfill preparation costs include the costs of construction associated with excavation, liners, site berms, and the installation of leak detection and leachate collection systems. Interest is capitalized on landfill permitting and construction projects and other projects under development while the assets are undergoing activities to ready them for their intended use. The interest capitalization rate is based on the Company's weighted-average cost of

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

1. Basis of Presentation and Accounting Policies (Continued)

indebtedness. Interest capitalized for the periods from January 1, 2018 to November 13, 2018 (Successor), September 28, 2017 to December 31, 2017 (Successor), January 1, 2017 to September 27, 2017 (Predecessor) and year ended December 31, 2016 (Predecessor), was $229, $37, $276 and $491, respectively. In determining the amortization rate for a landfill, preparation costs include the total estimated costs to complete construction of the landfill's permitted and probable to be permitted capacity. Units-of-consumption amortization rates are determined annually. The rates are determined by management, based on estimates provided by the Company's internal and third-party engineers. Management considers information provided by surveys that are performed at least annually.

        Direct costs related to the development of specific landfill sites are capitalized if the land on which the site is being developed is either owned by the Company or is under an option, purchase, operating, or other agreement, and it is probable that the Company will obtain the required permits to operate the landfill. Indirect costs are expensed as incurred.

        Management routinely reviews its investment in operating landfills to determine whether the costs of these investments are realizable. Judgements regarding the existence of impairment indicators are based on regulatory factors, market conditions, and operational performance of the Company's landfills.

        The costs of maintenance and repairs are expensed as incurred. Improvements and betterments that add new functionality or extend the useful life of the asset are capitalized.

Intangible Assets

        Indefinite lived intangible assets primarily consist of goodwill and trade names acquired in business combinations.

        The Company operates as one reporting unit based on its current reporting structure. The Company performs an annual goodwill and indefinite lived intangibles impairment test based on the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 350, Intangibles—Goodwill and Other. Periodically, the Company analyzes whether events have occurred that would more likely than not reduce its enterprise fair value below its carrying amount and, if necessary, will perform a goodwill and indefinite lived impairment test between annual dates. Impairment charges are recognized as operating expenses. The Predecessor's annual assessment date was July 31. The Company completed its annual impairment assessment as of July 31, 2017, and determined that there was no impairment. The Successor completed its annual impairment assessment as of November 13, 2018 and December 31, 2017, and determined that there was no impairment.

        Definite lived intangible assets primarily consist of customer relationships. Intangible assets with a definite life are amortized over their expected lives, typically 5 to 20 years (see Note 4), on a straight-line or accelerated basis to match the economic benefit received.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

1. Basis of Presentation and Accounting Policies (Continued)

Restricted Cash

        Restricted cash consists primarily of funds held in trust for the payment of post closure obligations related to the Grady Road municipal solid waste landfill, located in Rockmart, Georgia. Restricted cash is included in other noncurrent assets in the Company's consolidated balance sheets. Restricted cash was $2,964 and $2,677 as of November 13, 2018 and December 31, 2017, respectively.

        During 2018, the Company adopted Accounting Standard Update No. 2016-18 which requires the statement of cash flows to include restricted cash along with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows.

Deferred Finance Charges

        Included in other noncurrent assets and long-term debt are debt issue costs relating to borrowings (see Note 5). Debt issue costs are amortized to interest expense over the life of the related debt. Deferred finance charge amortization was $5,726, $1,488, $2,956 and $3,541 for the periods from January 1, 2018 to November 13, 2018 (Successor), September 28, 2017 to December 31, 2017 (Successor), January 1, 2017 to September 27, 2017 (Predecessor) and year ended December 31, 2016 (Predecessor), respectively.

        During 2016, the Company adopted FASB Accounting Standard Update No. 2015-03 which requires debt issuance costs to be presented in the balance sheet as a direct deduction from the carrying value of the associated term debt. The Company adopted this guidance effective January 1, 2016. See Note 5.

Derivative Financial Instruments

        The Company utilizes interest rate agreements (swaps, caps and floors) to manage a portion of its risks related to fluctuations in interest rates. The Company's current interest rate agreements are not designated as accounting hedges; accordingly, the Company recognizes changes in the fair value of these instruments as a component of interest expense in its consolidated statements of operations. The Company has utilized commodity contracts to hedge its cash received from the sale of old corrugated cardboard (OCC). The OCC contracts are not currently designated as accounting hedges, so the Company recognizes changes in the fair value of the commodity contracts as service revenue in its consolidated statements of operations.

        The Company utilizes heating oil and diesel fuel option agreements to manage a portion of its exposure to fluctuations in diesel fuel prices. The fuel contracts are not currently designated as accounting hedges, so the Company recognizes changes in the fair value of the commodity contracts as fuel expense in its consolidated statements of operations.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

1. Basis of Presentation and Accounting Policies (Continued)

        The Company currently has no derivatives designated as cash flow hedges. All cash flows associated with derivatives are included within cash flows from operating activities. See Note 11 for further disclosures related to the Company's use of derivatives.

Asset Impairment

        The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset might not be recoverable. If an evaluation is required, the projected future net cash flows on an undiscounted basis would be compared to the carrying value of the long-lived assets. If an impairment is indicated, the amount of the impairment is measured based on the fair value of the asset. The remaining useful lives are also evaluated to determine whether events and circumstances warrant revised estimates of such lives. Any resulting impairment loss could have a material adverse impact on the Company's consolidated financial condition and results of operations. In 2016 (Predecessor), the Company determined that the carrying values of an asset group in Tennessee exceeded their fair values, as determined by using the present value of the estimated future cash flows, and were therefore not recoverable. As a result, the Company recorded an impairment charge of approximately $14,171 with an offset to property and equipment. In the period from January 1, 2017 to September 27, 2017 (Predecessor), the Company recorded an additional impairment charge of approximately $3,942 related to capital expenditures determined to not be recoverable. In the period from January 1, 2017 to September 27, 2017 (Predecessor), the Company recorded an impairment charge of $282 to adjust the recorded value of an idle business property located in North Carolina to its recoverable value. In the period from January 1, 2018 to November 13, 2018, the Company recorded impairment charges of $603 to adjust the recorded value of idle business properties in North Carolina. The impairment evaluation process requires management to make estimates and assumptions with regard to fair value including growth rates, estimated future expenditures and costs incurred to dispose of an asset. Actual values may differ significantly from these estimates. Such differences could result in future impairment that could have a material impact on the Company's consolidated financial statements. Refer to Note 17, Fair Value, for additional information regarding the accounting treatment for asset impairment, as well as how fair value is determined. There are certain indicators that require significant judgement and understanding of the waste industry when applied to landfill development and expansion projects. A regulator or court may deny or overturn a landfill development or landfill expansion permit application before the development or expansion permit is ultimately granted. Management may periodically divert waste from one landfill to another to conserve remaining permitted airspace. Therefore, certain events could occur in the ordinary course of business and not necessarily be considered indicators of impairment due to the unique nature of the waste industry.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

1. Basis of Presentation and Accounting Policies (Continued)

Self-Insurance Reserves

        The Company assumes the risks for medical, dental, workers' compensation, and casualty insurance exposures up to certain loss thresholds set forth in separate insurance contracts. The Company's insurance accruals are based on claims filed and estimates of claims incurred but not reported. The insurance accruals are influenced by the Company's actuarially determined past claims experience factors.

Share-Based Compensation

        The principal awards issued under stock-based compensation plans, which are described in Note 15, include nonqualified stock options, profits interests, and common stock. The cost for such awards is measured at the grant date based on the calculated fair value of the award. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods (generally, the vesting period of the equity award) in the Company's consolidated statements of operations.

        In March 2016, the FASB issued amended guidance associated with stock-based compensation as part of its simplification initiative to reduce the cost and complexity of compliance with GAAP, while maintaining or improving the usefulness of the information provided. The amended guidance changes both the accounting and financial reporting for certain income tax impacts of stock-based compensation. All excess tax benefits and tax deficiencies are required to be recognized as an income tax benefit or provision rather than as a component of equity. The guidance also provides for changes in the calculation of forfeitures related to the expense of stock-based compensation. The amended guidance was effective for the Company on January 1, 2018. The adoption of this amended guidance did not have a material impact on our consolidated financial statements.

Revenue Recognition and Deferred Revenue

        The Company recognizes collection, disposal and transfer revenues when persuasive evidence of an arrangement exists, the service has been provided, the price is fixed or determinable, and collection is reasonably assured. Certain customers are billed in advance; and accordingly, recognition of the related revenues is deferred until the services are provided. Commercial and industrial services and certain residential services are provided under one-to-five year contracts. Revenue under these contracts is recognized when services are provided, as the Company believes this is the best indicator of performance of the contractual obligation. The Company recognizes revenue related to contractual price increases based on fluctuations in the consumer price index or other indices when the price increases become effective. Certain contracts limit the Company's ability to pass on price increases to its customers. Other revenues included the sale of recycled materials and equipment which are recognized upon delivery.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

1. Basis of Presentation and Accounting Policies (Continued)

        Components of revenue for the periods from January 1, 2018 to November 13, 2018 (Successor), September 28, 2017 to December 31, 2017 (Successor), and January 1, 2017 to September 27, 2017 (Predecessor) and year ended December 31, 2016 (Predecessor) are as follows:

	(Successor)		(Predecessor)
	Period From January 1, 2018 to November 13, 2018	Period From September 28, 2017 to December 31, 2017	Period From January 1, 2017 to September 27, 2017	Year Ended December 31, 2016
Collection:
Residential	$220,813	$60,674	$169,920	$214,866
Commercial	169,000	45,229	125,613	159,078
Industrial	131,153	34,003	96,365	118,743
Disposal and transfer	84,424	21,530	62,013	81,840
Other	50,008	12,319	36,140	40,747

Total revenue	$655,398	$173,755	$490,051	$615,274

Income Taxes

        Income taxes are accounted for under the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are recognized for the estimated future income tax consequences attributable to temporary differences between financial statement carrying values and the income tax basis of assets and liabilities. Deferred income tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in income tax rates is recognized in the accompanying consolidated statements of operations in the period that includes the enactment date.

Allocation of Acquisition Purchase Price

        Acquisition purchase price is allocated to identified intangible assets and tangible assets acquired and liabilities assumed based on their estimated fair values at the dates of acquisition, with any residual amounts allocated to goodwill. The purchase price allocations are considered preliminary until the Company is no longer waiting for information that it has arranged to obtain and that is known to be available or obtainable. Although the time required to obtain the necessary information will vary with circumstances specific to an individual acquisition, the allocation period for finalizing purchase price allocations generally does not exceed one year from the consummation of a business combination. The Company recognizes adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined, and in the same

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

1. Basis of Presentation and Accounting Policies (Continued)

reporting period, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date.

Definition of a Business

        In January 2017, the FASB issued amended guidance that changes the definition of a business. The new definition is expected to reduce the number of transactions that are accounted for as a business combination across all industries. The adoption of this amended guidance did not have a material impact on our consolidated financial statements.

Recently Issued Accounting Pronouncements

        In January 2017, the FASB issued amended guidance to simplify the accounting for goodwill impairment. The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. An impairment will now be the amount by which a reporting unit's carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The amended guidance is effective for the Company on January 1, 2022, with early adoption permitted. The guidance will be applied prospectively. We are in the process of assessing the provisions of this amended guidance.

        In May 2014, the FASB issued amended authoritative guidance associated with revenue recognition. The amended guidance requires companies to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Additionally, the amendments will require enhanced qualitative and quantitative disclosures regarding customer contracts. The amended guidance associated with revenue recognition is effective for the Company on January 1, 2019, with early adoption permitted. The amended guidance may be applied retrospectively for all periods presented ("full retrospective method") or retrospectively with the cumulative effect of initially applying the amended guidance recognized at the date of initial adoption ("modified retrospective method"). The Company is evaluating the effect this guidance will have on its consolidated financial statements and related disclosures.

        In February 2016, the FASB issued amended guidance associated with lease accounting. The amended guidance requires the recognition of lease assets and lease liabilities on the balance sheet for those leases with terms in excess of 12 months and currently classified as operating leases. The disclosure of key information about leasing arrangements will also be required. The amended guidance is effective for the Company on January 1, 2020, with early adoption permitted. The Company is evaluating the effect this guidance will have on its consolidated financial statements and related disclosures.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

2. Business Acquisitions

        Refer to Note 1 for disclosures of the Waste Industries Acquisition.

Acquisition of operations

        The Company's growth strategy is to seek out accretive acquisitions of solid waste collection and disposal companies and customers in existing and adjacent markets to "tuck in" and integrate into already established branch facilities.

        The Company also continues to pursue solid waste collection companies and customers in new markets and landfill opportunities in appropriate circumstances.

        During the period from January 1, 2018 to November 13, 2018 (Successor), the Company completed eight acquisitions for a total of $168,469 in cash (net of cash acquired) and $6,100 in noncash equity consideration.

        The Company acquired assets and operations in Colorado for approximately $145,891 (net of cash acquired). The operations included a landfill, hauling operation and a material recycling facility. The Company acquired assets and operations in Pennsylvania for $17,350. Additionally, the company paid approximately $9,650 for two operations to expand its North Carolina market. The other acquisitions were insignificant.

        During the period from September 28, 2017 to December 31, 2017 (Successor), the Company completed three acquisitions for a total of $1,839,108 in cash, including $1,823,967 for the Waste Industries Acquisition (see Note 1). In addition to the Waste Industries Acquisition, the Company acquired assets and operations for approximately $15,141 to expand its North Carolina and Delaware markets.

        During the period of January 1, 2017 to September 27, 2017 (Predecessor), the Company completed nine acquisitions for a total of $15,801 in cash. The Company acquired assets and operations for approximately $6,824 to expand its South Carolina, Tennessee, Georgia and Maryland markets and $8,977 to expand its Delaware market.

        During 2016 (Predecessor), the Company completed 17 acquisitions for a total of $22,811 in cash. The Company acquired assets and operations for approximately $11,707 to expand its North Carolina, South Carolina, Virginia, Tennessee, Delaware and Maryland markets and $11,104 to expand its Georgia market.

        The purchase price of each acquisition has been allocated to the underlying assets and liabilities based on their respective fair values at the date of acquisition. Certain of these purchase price allocations pertaining to 2018 acquisitions reflect preliminary estimates, based on available information and certain assumptions that management believes are reasonable. The Company believes that the

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

2. Business Acquisitions (Continued)

potential changes to the purchase price allocation will not have a material impact on its consolidated balance sheets, results of operations, or cash flows.

        The recorded purchase price allocation for acquisitions for the period January 1, 2018 to November 13, 2018 (Successor) is as follows:

Period From January 1, 2018 to November 13, 2018
(Successor)
Tangible assets (liabilities) acquired at fair value:
Accounts receivable and other receivables	$6,133
Property and equipment	47,221
Landfills and associated land	39,315
Asset retirement obligations	(2,715)
Deferred tax liability	(13,124)
Deferred revenue and other liabilities	(8,609)

Net tangible assets acquired at fair value	68,221

Intangible assets acquired at fair value:
Goodwill	81,001
Customer relationships	24,201
Trade Names	4,200
Other intangible assets	200

Total intangible assets acquired at fair value	109,602

Total acquisition puchase price	177,823
Amount of purchase price withheld	(3,254)
Noncash equity consideration	(6,100)

Cash paid for acquisitions in the current period	168,469
Cash settlements of prior period acquisition related liabilities	16,980

Total cash paid for acquisitions	$185,449

        No goodwill related to the acquisition of assets and operations in Colorado will be deductible for tax purposes. Approximately $25,861 of goodwill related to the 2018 acquisitions will be deductible for tax purposes. Goodwill primarily relates to the Company's established footprint and assembled workforce.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

2. Business Acquisitions (Continued)

        Accounts receivable and other receivables are shown at fair value in the table above. The gross contractual value of receivables acquired is $6,178, shown net of $45 of cash flows the Company does not expect to collect.

        As of December 31, 2017, there were acquisitions for which purchase price allocations were not finalized. In the period from January 1, 2018 to November 13, 2018 (Successor), measurement period adjustments resulting in an increase to goodwill of $4,248 were recorded.

        The recorded purchase price allocation for acquisitions (excluding the Waste Industries Acquisition as discussed in Note 1) for the period September 28, 2017 to December 31, 2017 (Successor) is as follows:

Period From September 28, 2017 to December 31, 2017
(Successor)
Tangible assets (liabilities) acquired at fair value:
Accounts receivable and other receivables	$1,089
Property and equipment	4,234
Prepaid expenses and other current assets	10
Deferred revenue and other liabilities	(49)

Net tangible assets acquired at fair value	5,284

Intangible assets acquired at fair value:
Goodwill	4,857
Customer relationships	5,000

Total intangible assets acquired at fair value	9,857

Total acquisition purchase price	15,141
Cash settlements of prior period acquisition related liabilities	349

Cash paid for acquisitions, excluding the Waste Industries Acquisition	$15,490

        All of the goodwill will be deductible for federal income tax purposes. Goodwill primarily relates to the Company's established footprint and assembled workforce.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

2. Business Acquisitions (Continued)

        The recorded purchase price allocation for acquisitions for the period January 1, 2017 to September 27, 2017 (Predecessor) is as follows:

Period From January 1, 2017 to September 27, 2017
(Predecessor)
Tangible assets (liabilities) acquired at fair value:
Accounts receivable and other receivables	$112
Property and equipment	2,217
Asset retirement obligations
Deferred tax asset
Deferred revenue and other liabilities	(1,189)

Net tangible assets acquired at fair value	1,140

Intangible assets acquired at fair value:
Goodwill	13,394
Customer relationships	2,328

Total intangible assets acquired at fair value	15,722

Total acquisition purchase price	16,862
Amount of purchase price withheld	(1,061)

Cash paid for current year acquisitions	15,801
Cash settlements of prior period acquisition-related liabilities	1,589

Total cash paid for acquisitions	$17,390

        All of the goodwill will be deductible for federal income tax purposes. Goodwill primarily relates to the Company's established footprint and assembled workforce.

        As of December 31, 2016, there were acquisitions for which purchase price allocations were not finalized. In the period from January 1, 2017 to September 27, 2017 (Predecessor), measurement period adjustments resulting in an increase to goodwill of $173 were recorded.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

2. Business Acquisitions (Continued)

        The recorded purchase price allocation for these acquisitions during the year ended December 31, 2016 (Predecessor) is as follows:

2016
(Predecessor)
Tangible assets (liabilities) acquired at fair value:
Accounts receivable and other receivables	$1,716
Property and equipment	4,049
Deferred revenue and other liabilities	(1,592)

Net tangible assets acquired at fair value	4,173

Intangible assets acquired at fair value:
Goodwill	17,703
Customer relationships	2,485
Other intangible assets	25

Total intangible assets acquired at fair value	20,213

Total acquisition purchase price	24,386
Amount of purchase price withheld	(1,575)

Cash paid for current year acquisitions	22,811
Cash settlements of prior year acquisition-related liabilities	697

Total cash paid for acquisitions	$23,508

        All of the goodwill related to these acquisitions will be deductible for tax purposes. Goodwill primarily relates to the Company's established footprint and assembled workforce.

        As of December 31, 2015, there were acquisitions for which purchase price allocations were not finalized. For the period ended December 31, 2016 (Predecessor), measurement period adjustments resulting in a decrease to goodwill of $162 were recorded.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

3. Property and Equipment

        Property and equipment as of November 13, 2018 (Successor) and December 31, 2017 (Successor) is as follows:

	(Successor)
	November 13, 2018	December 31, 2017
Land, land improvements, and buildings	$96,035	$85,608
Landfills and associated land	404,105	354,176
Machinery and equipment	58,442	42,298
Containers and compactors	125,781	92,719
Collection vehicles	252,052	195,387
Furniture, fixtures, and office equipment	4,044	2,673
Construction in progress	4,439	2,051

Total property and equipment	944,898	774,912
Less accumulated depreciation	(144,055)	(33,130)

Property and equipment—net	$800,843	$741,782

        Construction in progress primarily includes building improvements not placed in service at year-end.

        Landfill amortization expense was approximately $27,442, $7,261, $12,037 and $13,344 for the periods from January 1, 2018 to November 13, 2018 (Successor), September 28, 2017 to December 31, 2017 (Successor), January 1, 2017 to September 27, 2017 (Predecessor) and year ended December 31, 2016 (Predecessor), respectively.

        Depreciation expense for the periods from January 1, 2018 to November 13, 2018 (Successor), September 28, 2017 to December 31, 2017 (Successor), January 1, 2017 to September 27, 2017 (Predecessor) and year ended December 31, 2016 (Predecessor) was approximately $85,884, $25,872, $41,425 and $51,767, respectively.

4. Intangible Assets

        Intangible assets consist of goodwill, trade names, customer relationships, and other intangible assets acquired in business combinations. Intangible assets are presented net of accumulated amortization, if applicable.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

4. Intangible Assets (Continued)

        The activity related to goodwill for the periods from January 1, 2018 to November 13, 2018 (Successor), September 28, 2017 to December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and the year ended December 31, 2016 (Predecessor), is as follows:

	(Successor)		(Predecessor)
	Period From January 1, 2018 to November 13, 2018	Period From September 28, 2017 to December 31, 2017	Period From January 1, 2017 to September 27, 2017	Year Ended December 31, 2016
Beginning of period	$1,189,431	$—	$331,670	$314,129
Acquisitions	81,001	1,189,493	13,394	17,703
Adjustments	4,248	(62)	173	(162)

End of period	$1,274,680	$1,189,431	$345,237	$331,670

        Identifiable intangible assets as of November 13, 2018 and December 31, 2017 consisted of the following:

	2018 (Successor)
	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Indefinite-lived identifiable intangible assets
Trade names	$140,200	$—	$140,200
Other intangible assets	14		14

Total indefinite-lived intangibles	140,214	—	140,214

Definite-lived intangible assets
Customer relationships	221,201	37,303	183,898
Other intangible assets	1,203	184	1,019

Total definite-lived intangibles	222,404	37,487	184,917

Total identifiable intangible assets	$362,618	$37,487	$325,131

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

4. Intangible Assets (Continued)

	2017 (Successor)
	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Indefinite-lived identifiable intangible assets
Trade names	$136,000	$—	$136,000
Other intangible assets	14	—	14

Total indefinite-lived intangibles	136,014	—	136,014

Definite-lived intangible assets
Customer relationships	197,000	7,500	189,500
Other intangible assets	1,000	36	964

Total definite-lived intangibles	198,000	7,536	190,464

Total identifiable intangible assets	$334,014	$7,536	$326,478

        Amortization expense for identifiable intangible assets was $29,951, $7,536, $6,204 and $8,278 for the periods from January 1, 2018 to November 13, 2018 (Successor), September 28, 2017 to December 31, 2017 (Successor), January 1, 2017 to September 27, 2017 (Predecessor) and year ended December 31, 2016 (Predecessor), respectively. The amortization period for identifiable intangible assets is 5 to 20 years. The weighted-average amortization period for identifiable intangible assets acquired in the period from January 1, 2018 through November 13, 2018 is 10 years.

        Estimated future amortization expense associated with definite-lived identifiable intangible assets as of November 13, 2018, is as follows:

2018
Remainder of 2018	$3,803
2019	28,616
2020	23,971
2021	20,126
2022	16,937
2023	14,457
Thereafter	77,007

Total	$184,917

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

5. Long-Term Debt

        Long-term debt as of November 13, 2018 and December 31, 2017 consisted of the following:

	2018	2017
	(Successor)	(Successor)
Long-term debt:
Real estate notes	$940	$1,264
Paid in kind notes	—	297,949
Successor credit agreement	1,029,473	890,000
Successor senior unsecured notes	305,000	305,000

Principal amount of debt	1,335,413	1,494,213
Unamortized debt issuance costs	(33,242)	(35,956)
Less current maturities	(10,970)	(9,254)

Long-term debt	$1,291,201	$1,449,003

        Paid in kind Notes—As of December 31, 2017, the Company had $295,000 of unsecured Paid in Kind Notes ("PIK Notes") outstanding which bear interest at 11.5% per annum payable semi-annually, and are due in 2027 including any accrued and paid in kind interest.

        Netted against the PIK Notes as of December 31, 2017 are discounts of $5,815, which are amortized using the effective interest method over the term of the debt.

	2018	2017
	(Successor)	(Successor)
Face value of PIK Notes, maturing October 1, 2027	$—	$295,000
Discounts on PIK Notes	—	(5,815)

	—	289,185
Accrued in-kind interest expense	—	8,764

PIK Notes	$—	$297,949

        In April 2018, the Company extinguished $310,247 of PIK Notes, including $15,247 of paid in kind interest and net of unamortized discounts of $5,430. The PIK notes were exchanged for $271,750 of preferred shares and a deemed capital contribution of $33,067. Prior to the exchange, the Company paid $3,893 in total to two PIK Note holders, representing unpaid accrued interest to date.

        Successor Credit Agreement—In September 2017, the Company and its direct parent Wrangler Intermediate Corp as co-borrowers, entered into a $1.1 billion credit agreement ("Credit Agreement") with a syndication of lending institutions for which Barclays Bank PLC, Macquarie Capital (USA) Inc. and SunTrust Bank act as joint lead arrangers. The Credit Agreement consists of a i) term loan credit facility of $890 million and ii) a revolving credit facility in the amount of $200 million. The proceeds

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

5. Long-Term Debt (Continued)

were used primarily to fund the Waste Industries Acquisition. In May 2018, the Company borrowed an additional $170,000 through a term loan facility expansion. The term loan credit facility has a maturity date of September 2024. The revolving credit facility matures in September 2022. Through the term, the minimum principal repayments under the associated term loan are due at 1% annually in quarterly installments, beginning March 2018. Borrowings under the revolver are due upon maturity. The average interest rate on outstanding borrowings under the term loan facility was approximately 5.1% and 4.5% as of November 13, 2018 and December 31, 2017, including a credit spread of 2.8% and 3%, respectively. No borrowings on the revolver were outstanding as of November 13, 2018 and December 31, 2017.

        Successor Senior Unsecured Notes—In September 2017, the Company issued $305 million aggregate principal amount of 6% Senior Unsecured Notes (the "Successor Senior Unsecured Notes"), in conjunction with the Waste Industries Acquisition, under Rule 144A of the U.S. Securities Act of 1933. The Successor Senior Unsecured Notes, which are unsecured obligations of the Company, mature in October 2025 and bear an interest rate of 6.00%, which is paid semi-annually in April and October of each year, beginning in April 2018. The Successor Senior Unsecured Notes may be redeemed prior to their final stated maturity, subject to a customary make-whole premium at any time prior to October 2020 (subject to a customary "equity claw" redemption right) and thereafter subject to a redemption premium declining from 3% to 0%.

        Real Estate Notes—In April 2016, the Company purchased land in Tennessee for future landfill expansion and recorded notes payable totaling $1,800. The notes are payable monthly over a period of five years with an effective interest rate of 3.5% per annum.

        Annual principal maturities as of November 13, 2018, were as follows:

Years Ending December 31,
Remainder of 2018	$30
2019	10,970
2020	10,984
2021	10,768
2022	10,604
2023	10,604
Thereafter	1,281,453

$1,335,413

        Predecessor Credit Agreement—In February 2015, the Predecessor and its subsidiaries as co-borrowers, entered into a $975 million credit agreement ("Predecessor Credit Agreement") with a syndicate of lending institutions. The Predecessor Credit Agreement consisted of (i) a term loan credit

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

5. Long-Term Debt (Continued)

facility of $700 million and (ii) a revolving credit facility in the amount of $275 million. The proceeds were primarily used to repay outstanding debt balances.

        Both the term loan credit and revolving credit facility had maturity dates of March 2020. Through this time, minimum principal repayments under the associated term loan were due at 1% annually payable in quarterly installments beginning June 30, 2015. As part of the agreement, the Company was required to prepay an amount equal to 50% of excess cash flow. Borrowings on the revolver were due upon the maturity of the Predecessor Credit Agreement.

        In July 2016, the Company amended the Predecessor Credit Agreement to reduce their interest credit spread 50 basis points from 3.25% to 2.75%. The amendment resulted in the extinguishment of $1,040 of deferred financing costs associated with exiting lenders.

        The average interest rate on outstanding borrowings under the term loan facility was approximately 3.50% as of December 31, 2016. No borrowings on the revolver were outstanding as of December 31, 2016.

        The Predecessor Credit Agreement was extinguished by the Predecessor's parent in conjunction with the Waste Industries Acquisition transactions. The debt extinguishment costs of approximately $9,688 are not shown in either the Predecessor or Successor periods.

Interest Rate Swap Agreements

        The Company utilizes interest rate swap agreements to manage a portion of its risks related to fluctuations in interest rates for its credit facilities and bonds (see Note 11).

Collateral

        The debt and interest rate hedge agreements are collateralized and guaranteed by both Wrangler Intermediate LLC, the Company, and the Company's subsidiaries (collectively, the "Grantors"). The Grantors have granted to the holders of the debt and interest rate hedge agreements substantially all of its assets as collateral.

Covenants

        The Company is required to maintain certain leverage ratios for debt covenant compliance.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

6. Leases

        The Company leases certain property and equipment under operating leases.

        Future minimum lease payments for operating leases that have initial or remaining terms in excess of one year as of November 13, 2018 (Successor), were as follows:

Years Ending December 31,
Remainder of 2018	$438
2019	3,501
2020	3,269
2021	2,995
2022	2,675
2023	1,226
Thereafter	3,199

Total minimum lease payments	$17,303

        The total rental expense for all operating leases and short-term rental agreements for the periods from January 1, 2018 to November 13, 2018 (Successor), September 28, 2017 to December 31, 2017 (Successor), January 1, 2017 to September 27, 2017 (Predecessor) and year ended December 31, 2016 (Predecessor) is as follows:

	(Successor)		(Predecessor)
	Period From January 1, 2018 to November 13, 2018	Period From September 28, 2017 to December 31, 2017	Period From January 1, 2017 to September 27, 2017	Year Ended December 31, 2016
Buildings and sites	$3,449	$710	$2,308	$3,189
Trucks and equipment	2,718	584	1,572	1,772

Total	$6,167	$1,294	$3,880	$4,961

7. Landfills

        As of November 13, 2018 and December 31, 2017, the Company owned or operated under life-of-site operating agreements 20 landfills for which it retains the obligation to perform capping, closure, and postclosure activities. These 20 landfills have a total available disposal capacity of approximately 156.2 million cubic yards. Total available disposal capacity includes estimated permitted airspace, plus an estimate of the expansion airspace that the Company believes has a probable likelihood of being permitted.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

7. Landfills (Continued)

        The Company has material financial commitments for final capping, closure, and postclosure obligations with respect to its landfills. The Company developed its estimates of final capping, closure, and postclosure obligations using input from its third-party engineers and internal accounting staff. The Company's estimates are based on its interpretation of current requirements and proposed regulatory changes and are intended to approximate fair value. Absent quoted market prices, the estimate of fair value should be based on the best available information, including the results of present value techniques in accordance with FASB ASC Topic 820, Fair Value Measurements and Disclosures. In general, the Company relies on third parties to fulfill most of its obligations for final capping, closure, and postclosure. Accordingly, the fair market value of these obligations is based upon quoted and actual prices paid for similar work. The Company intends to perform some of these capping, closure, and postclosure obligations using internal resources. Where internal resources are expected to be used to fulfill an asset retirement obligation, the Company has added a profit margin onto the estimated cost of such services to reflect its fair market value as required by FASB ASC Topic 410, Asset Retirement and Environmental Obligations. When the Company performs these services internally, the added profit margin is recognized as a component of operating income in the period earned.

        Once the Company has determined the estimates of final capping, closure, and postclosure obligations, the Company then inflates those costs to the expected time of payment and discounts those expected future costs back to present value. The Company is currently inflating these costs in current dollars until expected time of payment using an inflation rate of 1.7% and is discounting these costs to present value using a credit-adjusted, risk-free discount rate of 5.8%. The credit-adjusted, risk-free rate is based on the risk-free interest rate adjusted for the Company's credit standing. Management reviews these estimates at least once a year. Significant changes in future final capping, closure, and postclosure cost estimates and inflation rates typically result in both (i) a current adjustment to the recorded liability (and corresponding adjustment to the landfill asset), based on the landfill's capacity that has been consumed and (ii) a change in liability and asset amounts to be recorded prospectively over the remaining capacity of the landfill. Any change related to the capitalized and future cost of the landfill asset is then recognized in amortization expense prospectively over the remaining capacity of the landfill. Changes in the Company's credit-adjusted, risk-free rate do not change recorded liabilities, but subsequently recognized obligations are measured using the revised credit-adjusted, risk-free rate.

        The Company records the estimated fair value of final capping, closure, and postclosure obligations for its landfills based on each landfill's capacity that has been consumed through the current period. This liability and corresponding asset are accrued on a per-ton basis. Capping obligations generally involve the installation of flexible membrane and geosynthetic clay liners, drainage and compacted soil layers, and topsoil over portions of the landfill where total airspace has been consumed. The estimated fair value of each final capping event will be fully accrued when the tons associated with such capping event have been disposed in the landfill. Additionally, the estimated fair value of total final capping, closure, and postclosure costs will be fully accrued for each landfill at the time the site

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

7. Landfills (Continued)

discontinues accepting waste and is closed. Closure and postclosure accruals consider estimates for methane gas control, leachate management, ground-water monitoring, and other operational and maintenance costs to be incurred after the site discontinues accepting waste, which is generally expected to be for a period of up to 30 years after final site closure. Daily maintenance activities, which include many of these costs, are incurred during the operating life of the landfill and are expensed as incurred. Daily maintenance activities include leachate disposal; surface water, groundwater, and methane gas monitoring and maintenance; other pollution control activities; mowing and fertilizing the landfill cap; fence and road maintenance; and third-party inspection and reporting costs. For acquired disposal sites, the Company assesses and records present value-based final capping, closure, and postclosure obligations at the time the Company assumes such responsibilities. Such liabilities are based on the estimated final capping, closure, and postclosure costs and the percentage of airspace consumed related to such obligations as of the date the Company assumed the responsibility. Thereafter, the Company accounts for the landfill and related final capping, closure, and postclosure obligations consistent with the policy described above.

        Interest accretion on final capping, closure, and postclosure obligations is recorded using the effective interest method and is recorded as final capping, closure, and postclosure expense, which is included as a component of operating expenses in the accompanying consolidated statements of operations.

        In the United States of America, the closure and postclosure obligations are established by the U.S. Environmental Protection Agency's regulations under Subtitles C and D of the Resource Conservation and Recovery Act, as implemented and applied on a state-by-state basis. The costs to comply with these obligations could increase in the future as a result of legislation or regulation. Assets

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

7. Landfills (Continued)

and liabilities associated with final capping, closure, and postclosure costs as of November 13, 2018 and December 31, 2017, consisted of the following:

	2018	2017
	(Successor)	(Successor)
Landfill assets	$404,105	$354,176
Accumulated landfill airspace amortization	(34,703)	(7,261)

Net landfill assets	$369,402	$346,915

Final capping	$42,437	$40,778
Closure/postclosure	14,795	14,889

Total liabilities	$57,232	$55,667

Current portion	$1,207	$4,355
Long term	56,025	51,312

Total liabilities	$57,232	$55,667

        The changes to landfill liabilities for the periods from January 1, 2018 to November 13, 2018 (Successor), September 28, 2017 to December 31, 2017 (Successor), January 1, 2017 to September 27, 2017 (Predecessor) and year ended December 31, 2016 (Predecessor), were as follows:

	(Successor)		(Predecessor)
	Period From January 1, 2018 to November 13, 2018	Period From September 28, 2017 to December 31, 2017	Period From January 1, 2017 to September 27, 2017	Year Ended December 31, 2016
Beginning of period	$55,667	$55,027	$43,666	$42,962
Obligations incurred	4,182	960	2,469	3,310
Obligations acquired	2,715	—	—	—
Obligations settled	(6,230)	(1,445)	(2,241)	(1,825)
Interest accretion	4,048	1,125	2,794	3,649
Change in estimates	(3,150)	—	4,210	(4,430)

End of period	$57,232	$55,667	$50,898	$43,666

        The change in estimates is related to revised capping and post-closure costs and tonnage estimates.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

8. Income Taxes

        The components of income tax (benefit)/expense for the periods from January 1, 2018 to November 13, 2018 (Successor), September 28, 2017 to December 31, 2017 (Successor), January 1, 2017 to September 27, 2017 (Predecessor) and year ended December 31, 2016 (Predecessor), were as follows:

	(Successor)		(Predecessor)
	Period From January 1, 2018 to November 13, 2018	Periods From September 28, 2017 to December 31, 2017	Periods From January 1, 2017 to September 27, 2017	Year Ended December 31, 2016
Income tax expense attributable to continuing operations:
Federal	$(922)	$1,198	$6,357	$10,674
State	114	—	1,082	1,895

Total current income taxes	(808)	1,198	7,439	12,569

Provision for deferred income tax (benefit)/expense
Federal	(4,431)	(105,774)	9,996	7,865
State	(886)	4,665	716	(491)

Total deferred income tax (benefit)/expense	(5,317)	(101,109)	10,712	7,374

Total (benefit)/expense	$(6,125)	$(99,911)	$18,151	$19,943

        On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act tax reform legislation. This legislation makes significant changes in U.S. tax law including a reduction in the corporate tax rates. The legislation reduced the U.S. federal corporate tax rate from the current rate of 35% to 21%. As of result of the enacted tax law, the Company was required to revalue deferred tax assets and liabilities at the enacted rate. This revaluation resulted in a tax benefit of $94,450 and a corresponding reduction to net deferred income tax liabilities. The other provisions of the Tax Cuts and Jobs Act did not have a material impact of the Company's company financial statements.

        A reconciliation of income tax (benefit)/expense at the federal statutory rate to actual income tax (benefit)/expense attributable to continuing operations recorded for the periods from January 1, 2018 to November 13, 2018 (Successor), September 28, 2017 to December 31, 2017 (Successor), January 1,

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

8. Income Taxes (Continued)

2017 to September 27, 2017 (Predecessor) and year ended December 31, 2016 (Predecessor), is as follows:

	(Successor)		(Predecessor)
	Period From January 1, 2018 to November 13, 2018	Periods From September 28, 2017 to December 31, 2017	Periods From January 1, 2017 to September 27, 2017	Year Ended December 31, 2016
Federal tax (benefit)/expense at the statutory rate	$(5,133)	$(8,159)	$19,027	$20,794
State income tax (benefit)/expense—net of federal tax benefit	(772)	(508)	1,273	915
Tax credits	(918)	(228)	(541)	(1,929)
Tax Cuts and Jobs Act federal rate reduction	—	(94,450)	—	—
Uncertain tax positions	—	1,046	(1,155)	—
Transaction costs	1,059	2,306	—	—
Other—net	(361)	82	(453)	163

Total income tax (benefit)/expense	$(6,125)	$(99,911)	$18,151	$19,943

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

8. Income Taxes (Continued)

        The balances of deferred income tax liabilities at November 13, 2018 and December 31, 2017, were as follows:

	2018	2017
	(Successor)	(Successor)
Deferred income tax assets
Allowance for bad debts	$508	$437
Start-up and acquisition costs	73	64
Accrued vacation	935	922
Other accruals not currently deductible	4,307	5,042
Federal operating loss and credit carryforwards	5,864	2,051
State operating loss and credit carryforwards	1,100	77
Stock options	—	16
Closure/Postclosure liabilities	18,848	17,866
Excess interest expense	4,169	—
Interest rate swap agreements	—	1,015

Total deferred income tax assets	35,804	27,490
Valuation allowance	—	—

Total deferred income tax assets, net of valuation allowance	35,804	27,490

Deferred income tax liabilities
Basis and depreciation differences—property and equipment	144,767	131,034
Basis and depreciation differences—intangibles	68,720	64,268
Prepaid expenses	1,673	1,761

Total deferred income tax liabilities	215,160	197,063

Net deferred income tax liabilities	$179,356	$169,573

Amounts included in consolidated balance sheets
Current liabilities	$—	$—
Noncurrent liabilities	179,356	169,573

Net deferred income tax liabilities	$179,356	$169,573

        At November 13, 2018 and December 31, 2017, the Company had unused state net operating loss (NOL) carryforwards of approximately $2,113 and $2,254 which will expire primarily in 2032 and beyond, respectively. At November 13, 2018 and December 31, 2017, the Company had unused federal net operating loss (NOL) carryforwards of approximately $23,550 and $9,706 which will expire primarily in 2027 and beyond, respectively.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

8. Income Taxes (Continued)

        The Company performs renewable energy activities that generated federal tax credits that can be used to reduce income tax liabilities. The Company recorded $918, $228, $541 and $1,929 of benefit related to the federal credits for the periods from January 1, 2018 to November 13, 2018 (Successor), September 28, 2017 to December 31, 2017 (Successor), January 1, 2017 to September 27, 2017 (Predecessor) and year ended December 31, 2016 (Predecessor).

        The Company's FASB ASC Topic 740 unrecognized tax benefits, excluding interest and penalties, at November 13, 2018 and December 31, 2017 are $1,324 and $1,324.

        The Company's open tax years that are generally subject to examination are 2015 through 2018 for federal and state jurisdictions.

        The Company recognizes interest accrued related to unrecognized tax benefits and penalties as income tax expense. The Company recorded an insignificant amount for interest and penalties during the periods from January 1, 2018 to November 13, 2018 (Successor), September 28, 2017 to December 31, 2017 (Successor), January 1, 2017 to September 27, 2017 (Predecessor) and year ended December 31, 2016 (Predecessor). The Company has recognized an insignificant liability for penalties and interest at November 13, 2018 and December 31, 2017.

9.     Redeemable Preferred Stocks

        On April 20, 2018, the Company issued 100,000 shares of Series A Preferred Stock ("Series A Preferred Stock"), par value $0.01 per share, of Wrangler Super Holdco Corp.

Series A Preferred Stock—Characteristics

        In respect to dividend rights, the Series A Preferred Stock ranks senior to the capital stock, options or other rights to acquire capital stock of the Company. The Series A Preferred Stock has cumulative dividends based on the dividend rate of 11.5% per annum times the liquidation preference at the dividend rate. The preferred shares are redeemable beginning in October 1, 2019 through October 1, 2020 at 103% and at 100% thereafter.

        As of November 13, 2018, the Company has $20,533 in cumulative preferred dividends in arrears ($204.23 per issued share).

        The holders of the Series A Preferred Stock are entitled to vote on specific items related to the Series A Preferred Stock; holders cannot vote on matters that pertain to normal operations of the Company. In the event of any liquidation, change of control or similar transaction, each holder of Series A Preferred Stock will be entitled to receive an amount equal $3,102.47 per share and any accrued dividends not declared for a dividend period.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

9.     Redeemable Preferred Stocks (Continued)

        So long as the Series A Preferred Stock is outstanding, the Company will not issue any preferred stock, other than: (i) any increase in the liquidation preference of the Series A Preferred Stock, and ii) any Preferred Stock issued in connection with a non-prohibited acquisition.

Series A Preferred Stock—Redemption

        The Series A Preferred Stock does not contain any mandatory redemption features or mandatory conversion features that allow for settlement in cash. The Series A Preferred Stock is redeemable at the option of the Company; redemption is not at a fixed date or upon an event that is outside of the control of the Company. However, the Board of Directors of the Company is controlled by certain preferred shareholders. Because such potential redemption-triggering event is not solely within the control of the Company, the Series A Preferred Stock is classified as temporary equity in the Consolidated Balance Sheets.

        Since the cumulative dividends can be accrued; they are recorded when declared or when accretion to the redemption amount is otherwise required (at the end of each dividend period). The carrying amount of the preferred stock will be adjusted to the redemption amount at each balance sheet date; however it will not be adjusted to an amount that is less than the initial carrying amount.

Series A Preferred Stock—Balance

  The following table presents changes during the year in Series A Preferred Stock:

(Successor)
Period From January 1, 2018 to November 13, 2018
Beginning of period	$—
Issued	273,428
Accrued dividends	20,533
Accretion to redemption value	72,585

End of period	$366,546

10.   Shareholder's Equity

        For the periods from January 1, 2018 to November 13, 2018 (Successor), September 28, 2017 to December 31, 2017 (Successor), January 1, 2017 to September 27, 2017 (Predecessor) and year ended December 31, 2016 (Predecessor), the Company received cash capital contributions of $0, $421,815, $0 and $0, respectively. For the periods from January 1, 2018 to November 13, 2018 (Successor),

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

10.   Shareholder's Equity (Continued)

September 28, 2017 to December 31, 2017 (Successor), January 1, 2017 to September 27, 2017 (Predecessor) and year ended December 31, 2016 (Predecessor), the Company received noncash capital contributions of $33,067, $62,356, $0 and $0, respectively.

        The Company paid cash dividends of $82,558 and $75,000 for the period from January 1, 2017 through September 27, 2017 (Predecessor) and year ended December 31, 2016 (Predecessor), respectively, including $45,000 of cash dividends declared in 2015 and paid in 2016. Under the Predecessor Credit Agreement, the payment of cash dividends was restricted based on certain lockup provisions, prepayment requirements, and available cash. If the Company was not in compliance with these covenants, or otherwise is in default under the facility, it would not be able to pay cash dividends. Under the Successor Credit Agreement, the payment of cash dividends is restricted based on achievement of certain leverage ratios.

11.   Derivative Financial Instruments

Interest Rate Swaps

        The Company utilizes interest rate swap agreements to manage a portion of its risks related to fluctuations in interest rates. The Company's current interest rate agreements are not designated as accounting hedges; accordingly, the Company recognizes changes in the fair value of these instruments as a component of interest expense in its consolidated statements of operations.

        As of November 13, 2018, no interest rate caps and swaps were in effect.

        The fair value of the Company's interest rate swap/floor agreements represents the estimated amount the Company would receive or pay to terminate the interest rate swap/floor agreements, taking into consideration the difference between the contract rate of interest and rates currently quoted for an agreement of similar term and maturity. The fair value of the interest rate swap agreements represented a current liability of $586 and a noncurrent asset of $4,523 as of December 31, 2017. The fair value of the interest cap agreements represented a noncurrent asset of $0 as of December 31, 2017.

        The Company recognized $(13,919), $(3,928), $298 and $248 of interest expense (income) associated with mark-to-market adjustments for interest rate swaps within its consolidated statements of operations for the periods from January 1, 2018 to November 13, 2018 (Successor), September 28, 2017 to December 31, 2017 (Successor), January 1, 2017 to September 27, 2017 (Predecessor) and years ended December 31, 2016 (Predecessor), respectively.

        Commodity Contracts—The Company uses diesel fuel option agreements to manage a portion of its exposure to fluctuations in diesel fuel prices. To date, such agreements have not been significant to the Company's consolidated financial condition and results of operations. The fair value of the Company's fuel commodity contracts were obtained from dealer quotes. This value represents the estimated amount the Company would receive or pay to terminate the commodity contracts, taking into

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

11.   Derivative Financial Instruments (Continued)

consideration the difference between the contract value of the fuel volume and values currently quoted for agreements of similar term and maturity. The fair value of the agreements represented an asset of approximately $1,680 ($1,571 current) and $1,670 (current) as of November 13, 2018 and December 31, 2017, respectively. The Company recognized approximately $395, $(446), $879 and $(134) of expense (income) for changes in the fair value of the fuel contracts within its consolidated statements of operations for the periods from January 1, 2018 to November 13, 2018 (Successor), September 28, 2017 to December 31, 2017 (Successor), January 1, 2017 to September 27, 2017 (Predecessor) and year ended December 31, 2016 (Predecessor), respectively.

        The major types of derivative instruments and their locations on the consolidated balance sheets as of November 13, 2018 and December 31, 2017, are as follows:

	Fair Values of Derivative Instruments
	Asset Derivatives			Liability Derivatives
		(Successor)	(Successor)		(Successor)	(Successor)
	Balance Sheet Location			Balance Sheet Location
		2018	2017		2018	2017
Derivatives not designated as hedging instruments:
Interest rate contracts	Derivative assets	$—	$—	Current derivative liabilities	$—	$586
Interest rate contracts	Other noncurrent assets	—	4,523		—	—
Commodity contracts—fuel caps	Current derivative assets	1,571	—		—	—
Commodity contracts—fuel caps	Derivative assets	309	1,670		—	—

Total derivatives		$1,880	$6,193		$—	$586

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

11. Derivative Financial Instruments (Continued)

        The effects of derivative instruments on the consolidated statements of operations for the periods from January 1, 2018 to November 13, 2018 (Successor), September 28, 2017 to December 31, 2017 (Successor), January 1, 2017 to September 27, 2017 (Predecessor) and year ended December 31, 2016 (Predecessor) are as follows:

		Amount of (Loss) Gain Recognized in Income on Derivatives

		(Successor)		(Predecessor)

		Period From January 1, 2018 to November 13, 2018	Period From September 28, 2017 to December 31, 2017	Period From January 1, 2017 to September 27, 2017
	(Loss) Gain Recognized in Income on Derivatives
Derivatives Not Designated as Hedging Instruments Under FASB ASC Topic 815					Year Ended December 31, 2016

Commodity contracts—OCC hedges	Service revenues	$—	$—	$—	$145
Commodity contracts—fuel caps	Operating expenses	1,670	178	133	145
Interest rate contracts	Interest expense	13,861	3,642	(298)	(1,041)

12. Related-Party Transactions

        Lonnie C. Poole, III, the Company's chairman and chief executive officer, is a member of a limited liability company that owns the building in Raleigh, North Carolina, in which the Company leases its headquarters' office space. The lease was initially entered into in June 1999 and currently extends to December 2023. Rental expense related to this lease was approximately $896, $251, $685 and $913 for the periods from January 1, 2018 to November 13, 2018 (Successor), September 28, 2017 to December 31, 2017 (Successor), January 1, 2017 to September 27, 2017 (Predecessor) and year ended December 31, 2016 (Predecessor), respectively and is included in selling, general, and administrative expenses. Management believes that the lease is an arms-length transaction.

13. Benefit Plans

401(k) Profit Sharing and Retirement Plan

        The Company has a 401(k) savings and retirement plan and trust for the benefit of its full-time employees. The plan was amended as of January 1, 2009, to provide for a safe harbor provision. The eligibility requirements were also changed to allow part-time employees to participate, to reduce the waiting period from one year of service to six months of service and to reduce the age requirement from 21 years of age to 18 years of age. Employee contributions made under this 401(k) pretax contribution plan are matched by the Company with certain restrictions. The Company's matching contributions to the 401(k) plan were approximately $3,942, $866, $2,693 and $3,283 for the periods from January 1, 2018 to November 13, 2018 (Successor), September 28, 2017 to December 31, 2017

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

13. Benefit Plans (Continued)

(Successor), January 1, 2017 to September 27, 2017 (Predecessor) and year ended December 31, 2016 (Predecessor), respectively. Contributions by the Company are included in operating costs and expenses in the accompanying consolidated statements of operations.

Self-Insured Medical and Dental Plan

        The Company has a self-insured plan for employee medical and dental benefits. The plan covers all full-time employees of the Company beginning on the ninety-first day of employment. The Company pays a portion of the expenses for its employees and their dependents and withholds from employees' wages additional amounts to offset a portion of the cost of these benefits. As claims are processed, the third-party plan administrator requests reimbursement funds from the Company. The Company also has a Qualified High Deductible Health Plan (QHDHP) with a Health Savings Account (HSA). The Company provides a fund match program for employee contributions to the HSA. The Company maintains stop-loss coverage for both plans at $250 per claim, per year. The Company's total costs, net of employee contributions, relating to the plan (including premiums paid, claims paid, and fees) for the periods from January 1, 2018 to November 13, 2018 (Successor), September 28, 2017 to December 31, 2017 (Successor), January 1, 2017 to September 27, 2017 (Predecessor) and year ended December 31, 2016 (Predecessor), were approximately $17,591, $3,413, $10,161 and $9,600, respectively.

Deferred Compensation Plan

        The Company has a deferred compensation plan available to key employees. A participant may elect to defer up to 100% of annual cash compensation. The Company may increase the amount of the deferral credited under the plan by an amount that is based upon the deferral amount (the "matching amount") and by an amount that is a percentage of compensation established by the Company (the "nonelective amount"). The combined Company match of 65% for compensation deferred into the deferred compensation plan and 401(k) plan may not exceed 6% of the participants' compensation. The Company has not awarded a nonelective amount. Amounts deferred are credited with a rate of increase at the same rate as the rate of earnings credited under a "rabbi trust" established by the Company. The amounts deferred by the participants are fully vested. The Company's matching and nonelective amounts are vested at 20% after two years of service, with vesting of 20% each year thereafter. Payments will be made in an amount equal to the participant's deferrals, matching amounts, and increases at a time elected by the participant in accordance with rules set by Section 409A of the Internal Revenue Code.

        The Company recorded noncurrent liabilities of approximately $2,770 and $2,749 as of November 13, 2018 and December 31, 2017, respectively, related to its deferred compensation obligation. Included in noncurrent assets are marketable securities related to this plan (see Note 16).

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

14. Commitments and Contingencies

        Certain claims and lawsuits arising in the ordinary course of business have been filed or are pending against the Company. In the opinion of management, all such matters have been adequately provided for, are adequately covered by insurance, or are of a nature that, if disposed of unfavourably, would not have a material adverse effect on the Company's consolidated financial position or results of operations. The Company has commitments related to performance of certain long term service contracts.

        In the period from January 1, 2017 to September 27, 2017 (Predecessor), the Company settled a putative class action lawsuit in connection with certain fuel and environmental fees and charges under our customer contracts for approximately $5,060 including associated legal fees.

        The Company has commitments to demonstrate financial responsibility for municipal and governmental waste service contracts. In order to fulfill our financial assurance obligations with respect to final capping, closure, post-closure and environmental remediation obligations, we generally hold funds in trusts, or obtain letters of credit or surety bonds. As of November 13, 2018 and December 31, 2017, the Company has $21,481 and $41,191 of undrawn letters of credit, primarily for workers compensation and vehicle liability insurance policy deductibles, respectively. We currently have in place all financial assurance instruments necessary for our operations.

15. Stock-Based Compensation Plans

2017 Stock Option Plan (Successor)

        In December 2017, Wrangler Super Holdco Corp. received Board of Director approval for issuance of a new equity based compensation plan ("the 2017 Stock Option Plan"). Under this plan, nonqualified options granted vest based over a 5-year vesting component (38.5%) as well as an exit transaction component (61.5%), subject to certain internal rate of return and return on investment requirements. The options were granted at an exercise price of $4,841.71 per share with a December 8, 2017 grant date fair value of $1,966.29 per share, valued using a Monte-Carlo pricing model.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

15. Stock-Based Compensation Plans (Continued)

        The Company is recognizing expense for the time vesting options. For the period from January 1, 2018 to November 13, 2018 (Successor), and the period from September 28, 2017 through December 31, 2017 (Successor), the Company recognized approximately $759 and $66 of expense.

(Successor)	Options	Weighted- Average Exercise Price	Grant Date Fair Value	Aggregate Intrinsic Fair Value	Weighted- Average Remaining Contractual Life (In Years)
Outstanding as of September 28, 2017	—	$—	$—	$—	—
Granted	5,217	4,841.71	1,966.29	—
Exercised	—	—	—	—
Forfeitures	—	—	—	—

Outstanding as of December 31, 2017	5,217	4,841.71	1,966.29	—	9.9
Granted	702	4,841.71	1,966.29	—
Exercised	—	—	—	—
Forfeitures	(45)	4,841.71	1,966.29	—

Outstanding as of November 13, 2018	5,874	$4,841.71	$1,966.29	$23,089	9.2

Vested and expected to vest	5,874	$4,841.71	$1,966.29		9.2

        As of November 13, 2018, approximately 401 options were exercisable. As of December 31, 2017, no options were exercisable.

Marlin MidCo Inc. 2008 Stock Option Plan (Predecessor)

        Certain Predecessor employees were allowed to participate in the Marlin MidCo Inc. 2008 Stock Option Plan, a long-term incentive plan held at another subsidiary of the Predecessor's parent. Under this plan, nonqualified option grants vested based on both a time-vesting component and an exit transaction component. One-half of the units were time vested at the rate of 20% per year for five years or upon completion of an exit transaction. The remaining 50% vested based upon completion of an exit transaction and meeting certain internal rate of return performance targets. The Company is recognizing expense for the time options over the vesting period and recognized approximately $268 and $346 of expense within selling, general, and administrative expense for of the periods from January 1, 2017 to September 27, 2017 (Predecessor) and year ended December 31, 2016 (Predecessor), respectively. In conjunction with the Waste Industries Acquisition, all outstanding options were exercised. The expense associated with this exercise is excluded from the Predecessor and Successor operating results.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

15. Stock-Based Compensation Plans (Continued)

        A summary of the status of options granted under the Marlin MidCo Inc. 2008 Stock Option Plan as of December 31, 2017 and 2016, and changes during the periods ended on that date is as follows:

(Predecessor)	Options	Weighted- Average Exercise Price	Grant Date Fair Value	Weighted- Average Remaining Contractual Life (In Years)
Outstanding as of December 31, 2015	135,806	$62.48	$7.65	3.4
Granted	4,500	94.20	42.86
Exercised	(70)	75.69	44.97
Forfeitures	(628)	75.69	44.97

Outstanding as of December 31, 2016	139,608	$63.43	$32.17	5.8
Granted	—	—	—
Exercised	—	—	—
Forfeitures	(1,460)	75.69	44.97

Outstanding as of September 27, 2017	138,148	$63.30	$32.04	5.0

Class C Units (Predecessor)

        Certain employees and directors held Class C Company interests of the Predecessor's parent. The Class C Units are a special class of profits interests representing only the right to participate in allocations of net income of the Parent. For non-directors, the Class C Units vest based on both a time vesting component and an exit transaction component. One-half of the units were time vested at the rate of 20% per year for five years or upon completion of an exit transaction. The remaining 50% vested based upon completion of an exit transaction and meeting certain internal rate of return performance targets. Director grants were vested immediately upon grant. The Class C Units had a call feature whereby the Predecessor's parent had up to 180 days to exercise its right to repurchase vested units, upon termination of the holder. The Class C Units have been accounted for as equity awards under FASB ASC Topic 718, which requires the Company to recognize compensation expense for the time-vested portion of the awards, as they vest.

        For the periods from January 1, 2017 to September 27, 2017 (Predecessor) and year ended December 31, 2016 (Predecessor), the Company recognized approximately $239 and $405 of compensation expense, respectively, within selling, general, and administrative expenses for vesting of Class C Units.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

15. Stock-Based Compensation Plans (Continued)

        No units were exercisable as of December 31, 2016. The Class C Units were exercised in conjunction with the Waste Industries Acquisition and settled through partnership distributions at Marlin Holdco LP. No expense related to this exercise is included either the Predecessor or Successor consolidated statements of operations.

	Units	Weighted- Average Fair Value Price
Outstanding as of December 31, 2015	$389,706	10.86
Outstanding as of December 31, 2016	389,706	10.86
Outstanding as of September 27, 2017	389,706	10.86

16. Marketable Securities

        The Company holds marketable securities in a "rabbi trust" for its deferred compensation plan (see Note 13). The marketable securities are classified as trading securities and recorded at their fair value and included in other noncurrent assets in the Company's consolidated balance sheets as of November 13, 2018 and December 31, 2017. Changes in the fair value of the assets are recorded as investment income or loss based upon quoted prices in active markets for identical assets. Cash flows from purchases, sales, and maturities are reported within cash flows from operating activities. The Company recognized approximately $21 of unrealized gains, $1,028 of unrealized losses, $580 in unrealized gains and $392 in unrealized gains within its consolidated statements of operations for the periods from January 1, 2018 to November 13, 2018 (Successor), September 28, 2017 to December 31, 2017 (Successor), January 1, 2017 to September 27, 2017 (Predecessor) and year ended December 31, 2016 (Predecessor), respectively, for changes in fair value of these securities. As of November 13, 2018 and December 31, 2017, the fair value of the marketable securities was approximately $2,770 and $2,749, respectively.

17. Fair Value

        FASB ASC Topic 820—Fair Value Measurement, defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. The statement does not require new fair value measurements but is applied to the extent that other accounting pronouncements require or permit fair value measurements. The statement emphasizes that fair value is a market-based measurement that should be determined based on the assumptions that market participants would use in pricing an asset or liability. Companies will be required to disclose the extent to which fair value is used to measure assets and liabilities, the inputs used to develop the measurements, and the effect of certain of the measurements on earnings (or changes in net assets) for the period.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

17. Fair Value (Continued)

        FASB ASC Topic 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The statement describes three levels of inputs that may be used to measure fair value:

        Level 1—Quoted prices in active markets for identical assets or liabilities.

        Level 2—Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

        Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques as well as instruments for which the determination of fair value requires significant management judgement or estimation.

        Assets and liabilities measured at fair value and the related valuation input classifications as of November 13, 2018 and December 31, 2017 are as follows:

	2018 (Successor)
		Fair Value Measurements at Reporting Date Using
Description	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Rabbi trust securities	$2,770	$2,770	$—	$—
Interest rate caps and swaps	—	—	—	—
Commodity hedges	1,880	—	1,880	—

Total assets	$4,650	$2,770	$1,880	$—

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

Notes to Consolidated Financial Statements (Continued)

As of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the Period From
January 1, 2018 to November 13, 2018 (Successor), the Period From September 28, 2017 to
December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and
the Year Ended December 31, 2016 (Predecessor)

(in thousands, except per share amounts)

17. Fair Value (Continued)

	2017 (Successor)
		Fair Value Measurements at Reporting Date Using
Description	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Rabbi trust securities	$2,749	$2,749	$—	$—
Interest rate caps and swaps	3,938	—	3,938	—
Commodity hedges	1,670	—	1,670	—

Total assets	$8,357	$2,749	$5,608	$—

        As of November 13, 2018 and December 31, 2017, there has been no significant impact to the fair value of the Company's interest rate swaps due to the Company's credit risk, as the related agreements are collateralized under its credit facilities. In addition, related to the positions of the Company's interest rate floors and commodity hedges, the Company anticipates that the counterparties will fully satisfy their obligations; and as such, there is no significant impact to their fair value.

        Fair Value of Financial Instruments not Recorded at Fair Value—The carrying amounts of cash and cash equivalents, receivables, accounts payable and accrued liabilities approximate fair value due to the short maturity of these instruments. The carrying amount of the PIK Notes approximates fair value based on the Company's valuation. The fair value of long-term debt, excluding the PIK Notes, was $1,307,502 and $1,196,264 as of November 13, 2018 and December 31, 2017, respectively, based on borrowing rates currently available to the Company.

18. Subsequent Events

        Management has evaluated events occurring subsequent to November 13, 2018 through June 17, 2019, the date these consolidated financial statements were available to be issued, to determine if any such events should either be recognized or disclosed in the consolidated financial statements.

        On October 10, 2018, the Company entered into a definitive merger agreement with GFL Environmental, Inc. to purchase the Company for approximately $2.825 billion. The transaction closed on November 14, 2018. The purpose of the acquisition was to expand GFL's presence in the United States. Approximately $37,610 of debt extinguishment costs, $23,089 of stock based compensation expense and $4,839 of other transaction expenses are not shown in the Successor periods. The expenses were contingent upon the successful completion of the transaction.

        On December 4, 2018, the Company purchased a waste collection and recycling operation in Colorado Springs, Colorado for approximately $84.0 million.

        On March 1, 2019, the Company purchased a waste collection operation in Wilmington, North Carolina for approximately $35.0 million.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following Management's Discussion and Analysis of Wrangler Super Holdco Corp. (dba Waste Industries USA) ("Waste Industries") covers periods prior to the consummation of the Waste Industries Merger. Accordingly, the discussion and analysis of historical periods does not reflect the impact that the Waste Industries Merger had on Waste Industries' financial position, results of operations and cash flows, including, without limitation, increased leverage and related interest expense and debt service requirements. This Waste Industries MD&A should also be read in conjunction with the Wrangler Super Holdco Corp. (dba Waste Industries USA) audited consolidated financial statements and related notes as of November 13, 2018 (Successor) and December 31, 2017 (Successor) and for the period from January 1, 2018 to November 13, 2018 (Successor), the period from September 28, 2017 to December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and the year ended December 31, 2016 (Predecessor).

        The Wrangler Super Holdco Corp. (dba Waste Industries USA) audited consolidated financial statements and related notes have been prepared in accordance with U.S. GAAP and are reported in U.S. dollars.

Overview

        Waste Industries is a regional solid waste services company providing solid waste collection, transfer, recycling, processing, and disposal services with operations in North Carolina, South Carolina, Georgia, Tennessee, Virginia, Maryland, Delaware and Colorado.

        On November 14, 2018, Waste Industries was acquired by GFL pursuant to the Waste Industries Merger. Under the terms of the Waste Industries Merger, Waste Industries became a wholly-owned subsidiary of GFL.

Waste Industries USA Acquisition

        On September 28, 2017, Wrangler Super Holdco Corp., through its wholly-owned subsidiary Wrangler Buyer LLC ("Wrangler"), indirectly acquired all of the outstanding common shares of Waste Industries USA, Inc. (the "2017 Acquisition"). Immediately following the 2017 Acquisition, the acquiree, Waste Industries USA, Inc., was converted into a limited liability company, Waste Industries USA LLC.

        The "Predecessor" refers to Marlin Intermediate HoldCo Inc., the parent of Waste Industries USA, Inc. prior to the 2017 Acquisition. Subsequent to the 2017 Acquisition, Wrangler Super Holdco Corp. and its subsidiaries are collectively referred to as the "Successor". Accordingly, the accompanying consolidated financial statements are presented for two periods, Predecessor and Successor, which relate to the accounting periods preceding and succeeding the completion of the 2017 Acquisition. As used in this management's discussion and analysis, "Waste Industries" refers to Marlin Intermediate HoldCo Inc. and its subsidiaries during the Predecessor period and Wrangler Super Holdco Corp. and its subsidiaries during the Successor period. The Predecessor and Successor periods have been separated by a black line on the face of the consolidated financial statements and applicable footnotes to highlight the fact that the financial information for such periods has been prepared under two different historical cost basis of accounting. The 2017 Acquisition and related transactions have been reflected as if they had occurred at the beginning of business September 28, 2017.

        Wrangler acquired all of the outstanding equity interests of Marlin Intermediate HoldCo Inc., the indirect parent of Waste Industries. The aggregate purchase price for the 2017 Acquisition was $1,915.0 million, subject to certain post-closing purchase price adjustments. The aggregate purchase

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

price included the repayment of certain existing indebtedness of Waste Industries, including the repayment in full of borrowings under, and termination of, the then existing senior secured credit facilities and related fees and expenses. The 2017 Acquisition agreement contained customary buyer and seller representations and warranties and customary covenants and other agreements among the parties thereto.

        The total consideration for the 2017 Acquisition, inclusive of a subsequent working capital adjustment, was $1,928.1 million including cash consideration of $1,821.3 million (net of cash and restricted cash acquired of $6.5 million and $2.6 million, respectively), $62.3 million of noncash consideration in the form of an equity rollover by Predecessor management owners and $30.6 million of PIK Notes issuance. Approximately $11.2 million of additional consideration was deferred as an acquisition liability. The total purchase price was funded by equity contributions and borrowings, including an 8-year $305.0 million bond offering and a fully funded $890.0 million term loan facility. The 2017 Acquisition was accounted for under the purchase method of accounting in accordance with provisions for and disclosures of business combinations. Accordingly, the assets acquired and the liabilities assumed have been recorded at fair value. Fair values were estimated by the Company's management based on information currently available and current assumptions to future operations.

        In connection with the consummation of the 2017 Acquisition, Waste Industries also entered into a new 5-year $200 million revolving credit facility. Waste Industries utilized $15.5 million under the new revolving credit facility on the closing date of the 2017 Acquisition to fund an increase in the purchase price resulting from a company acquisition consummated after the signing of the acquisition agreement. The revolver drawing was fully repaid in October 2017.

        Waste Industries completed the detailed revaluation of tangible and intangible assets and liabilities as required by purchase accounting, and the balance sheet as at and for the period ended September 28, 2017 reflects the issuance of new debt and repayment of prior debt. Refer to Waste Industries' historical audited financial statements for details of the acquisition accounting.

Review of Operations for the period from January 1, 2018 to November 13, 2018 (Successor), the period from September 28, 2017 to December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and the year ended December 31, 2016 (Predecessor)

        The following table summarizes certain operating results and other financial data for the periods indicated, which have been derived from the Wrangler Super Holdco Corp (dba Waste Industries) audited consolidated financial statements.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

Consolidated Statements Of Operations
(in Millions)

	(Successor)		(Predecessor)
	Period From January 1, 2018 to November 13, 2018	Period From September 28, 2017 to December 31, 2017	Period From January 1, 2017 to September 27, 2017
Revenues
Service revenues	$654.5	$173.6	$489.4
Equipment sales	0.9	0.1	0.6

Total revenues	655.4	173.8	490.1

Operating costs and expenses
Operating expenses (exclusive of depreciation and amortization shown below)	409.0	103.9	295.6
Costs of equipment sales	0.5	0.1	0.3
Selling, general, and administrative	60.4	16.2	46.9
Litigation settlement	—	—	5.1
Depreciation and amortization	143.3	40.7	59.7
Impairment of property and equipment	0.6	—	4.2
Transaction costs	4.9	13.3	0.6
Gain on sale of property and equipment	—	(0.1)	(1.0)

Total operating costs and expenses	618.6	174.0	411.4

Operating (loss)/income	36.8	(0.2)	78.7

Other expense/(income)
Interest expense	61.5	22.1	25.2
Interest income	—	—	—
Debt extinguishment costs	—	—	—
Other expense/(income), net	(0.2)	1.0	(0.7)

Other expense, net	61.3	23.1	24.5

Income/(loss) before income taxes	(24.4)	(23.3)	54.1
Income tax (benefit)/expense	(6.1)	(99.9)	18.2

Net income/(loss)	(18.3)	76.6	36.0
Less income attributable to noncontrolling interests	—	—	(0.1)

Net income/(loss) attributable to shareholders	$(18.3)	$76.6	$35.9

        The following table provides selected financial position data as of the dates indicated.

	(Successor)	(Successor)
Selected Consolidated Financial Position Data (in millions)	November 13, 2018	December 31, 2017
Total Assets	$2,533.6	$2,372.6
Total Non-Current Liabilities	$1,553.3	$1,693.9

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

        The following compares the period from January 1, 2018 to November 13, 2018 to the prior year period from January 1, 2017 to December 31, 2017. The period from January 1, 2017 to September 27, 2017 is the Predecessor period prior to the 2017 Acquisition, as explained above. The period from September 28, 2017 to November 13, 2018 is the Successor period.

Revenues

        Waste Industries' revenues primarily consist of revenues from its commercial, industrial and residential services generated from collection, and transfer and disposal services, while a smaller share of its revenues are generated from convenience sites, landfill gas-to-energy operations ("LFGTE"), and the processing and sale of recycled commodities and equipment sales. Collection and disposal revenues are principally driven by changes in organic growth comprised of volume and pricing/yield. Yield is defined as the aggregate contribution of price changes, impacted by pricing of services, product mix and churn of customer contracts, but excluding recycled commodities, fuel and environmental fees and the impact of acquisitions.

        Revenues for the period from January 1, 2018 to November 13, 2018 decreased to $655.4 million from $663.9 million, a decrease of $8.5 million, or 1.3%, compared to the period from January 1, 2017 to December 31, 2017. Revenues for the period from January 1, 2018 to November 13, 2018 increased by approximately $40 million related to acquisitions. The acquisition of Alpine Waste & Recycling in Colorado contributed $31.4 million of acquisition growth. Organic growth was also approximately $40 million and all collection, transfer and landfills' product lines grew organically with the higher growth realized for the commercial and industrial (C&I) collection lines and landfills. Landfills' volume increases were primarily from special waste and collection and disposal tonnage. The remaining decrease in revenues is related to the period from January 1, 2018 to November 13, 2018 having 48 fewer days than the period from January 1, 2017 to December 31, 2017.

        Components of revenue for the Successor and Predecessor were as follows:

Revenues
(in millions)

	(Successor)		(Predecessor)
	Period From January 1, 2018 to November 13, 2018	Period From September 28, 2017 to December 31, 2017	Period From January 1, 2017 to September 27, 2017
Collection	$521.0	$139.9	$391.9
Disposal and transfer	84.4	21.5	62.0
Other (including LFGTE, recycling and OEE surcharge)	50.0	12.4	36.2

Total revenue	$655.4	$173.8	$490.1

Operating Expenses

        Operating expenses (exclusive of depreciation and amortization) for the period from January 1, 2018 to November 13, 2018 increased to $409.0 million from $399.5 million, an increase of $9.5 million, or 2.4%, compared to the period from January 1, 2017 to December 31, 2017. The increase in operating expenses would have been greater but for the period from January 1, 2018 to November 13, 2018 having 48 fewer days. Operating expenses increased as a percentage of revenue to 62.4% for the

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

period from January 1, 2018 to November 13, 2018 versus 60.2% for the period from January 1, 2017 to December 31, 2017. The primary drivers for this increase were higher processing and disposal costs for recycled commodities, higher solid waste disposal and transport costs, increased fuel costs, increased landfills' site maintenance and leachate treatment costs, partially offset by reduced truck maintenance and casualty insurance costs. The global recycled commodities' market deteriorated from 2017 to 2018 such that not only did Waste Industries receive less revenue for recycled cardboard but also had to pay processors to take the co-mingled materials versus receiving revenue for these materials in the comparable prior period. Diesel fuel cost per gallon was approximately 25% higher than the prior year. The higher diesel fuel cost was somewhat mitigated by fuel surcharges to customers, increased pricing, greater usage of the lower cost compressed natural gas and fuel hedging contracts. The abnormally wet weather in the period ended November 13, 2018 impacted landfills' site maintenance and leachate treatment cost.

Operating Expenses
(in millions)

	(Successor)				(Predecessor)
	Period From January 1, 2018 to November 13, 2018	% of Revenue	Period From September 28, 2017 to December 31, 2017	% of Revenue	Period From January 1, 2017 to September 27, 2017	% of Revenue
	(expressed in millions of dollars)
Disposal and transfer	$149.1	22.8%	$37.5	21.6%	$106.8	21.8%
Personnel and benefits	148.0	22.6	38.7	22.3	110.1	22.5
Fuel	28.9	4.4	6.7	3.9	20.3	4.1
Truck and equipment maintenance	39.3	6.0	10.7	6.2	30.2	6.2
Site and ownership	39.5	6.0	9.2	5.3	25.4	5.2
Landfill accretion	4.0	0.6	1.1	0.6	2.8	0.6

	409.0	62.4	103.9	59.8	295.6	60.3

Selling, General and Administrative

        Selling, general and administrative ("SG&A") expenses for the period from January 1, 2018 to November 13, 2018 decreased to $60.4 million from $63.1 million, a decrease of $2.7 million, or 4.3%, compared to the period from January 1, 2017 to December 31, 2017. SG&A expenses would have increased but for the period from January 1, 2018 to November 13, 2018 having 48 fewer days. The increases that would have occurred would have been primarily due to general wage increases, higher legal and professional fees related to acquisition due diligence and provision for bad debts. SG&A expenses as a percentage of revenues were 9.2% for the period from January 1, 2018 to November 13, 2018 compared to 9.5% for the period from January 1, 2017 to December 31, 2017.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

Depreciation and Amortization

        The 2017 Acquisition was accounted for under the purchase method of accounting and accordingly the assets acquired and the liabilities assumed were recorded at fair value. The significant increase in depreciation and amortization period over period was due to the revaluation.

Litigation Settlement

        Included in the prior period is a litigation settlement and related legal fees for $5.1 million incurred for a putative class action lawsuit in connection with certain fuel and environmental fees charged under our customer contracts.

Impairment of Property

        The non-cash impairment charges are related to idle properties for the period from January 1, 2018 to November 13, 2018 and primarily for the capital expenditures determined not to be recoverable associated with our Decatur County, Tennessee landfill for the prior period.

Transaction Costs

        Transaction costs of $4.9 million for the period from January 1, 2018 to November 13, 2018 were primarily for legal and tax fees for the 2017 Acquisition. For the prior year period from January 1, 2017 to December 31, 2017 approximately $13.9 million was incurred for due diligence costs and transaction costs for the 2017 Acquisition.

Interest Expense

        Interest expense was higher year-over-year due to increased borrowing to finance the 2017 Acquisition and additional term loan borrowing of $170 million in May 2018 to fund acquisitions by Waste Industries.

Other Expense (Income)

        The significant component of other expense (income) is the unrealized gain or loss in fair value of securities within Waste Industries' deferred compensation plan. In accordance with U.S. GAAP, such non-cash gains and losses are also included in SG&A as components of wages.

Income Tax Expense

        Taxes fluctuate based on Waste Industries' net income or loss in the applicable period and do not reflect timing differences between when expenses are claimed for tax purposes compared to when they are recognized for accounting purposes. Waste Industries may recognize a tax benefit by utilizing the net operating losses available to carry forward to reduce its income tax expense. In addition, Waste Industries may also benefit from federal tax credits in connection with its renewable energy activities.

        Federal tax legislation in late 2017 reduced the federal corporate statutory rate from 35% to 21%. The income tax benefit recorded for the period ending November 13, 2018 differs from the federal statutory rate primarily due to state taxes and tax credits attributable to renewable energy activities and alternative fuels.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

Review of Operations for Fiscal 2017 Compared to Fiscal 2016

        The following table summarizes certain operating results and other financial data for the periods indicated, which have been derived from the Wrangler Super Holdco Corp (dba Waste Industries) audited consolidated financial statements.

Consolidated Statements Of Operations
(in Millions)

	(Successor)	(Predecessor)
	Period From September 28, 2017 to December 31, 2017	Period From January 1, 2017 to September 27, 2017	Year Ended December 31, 2016
Revenues
Service revenues	$173.6	$489.4	$614.6
Equipment sales	0.1	0.6	0.6

Total revenues	173.8	490.1	615.3

Operating costs and expenses
Operating expenses (exclusive of depreciation and amortization shown below)	103.9	295.6	374.4
Costs of equipment sales	0.1	0.3	0.4
Selling, general, and administrative	16.2	46.9	60.1
Litigation settlement	—	5.1	—
Depreciation and amortization	40.7	59.7	73.4
Impairment of property and equipment	—	4.2	14.2
Transaction costs	13.3	0.6	0.7
Gain on sale of property and equipment	(0.1)	(1.0)	(1.2)

Total operating costs and expenses	174.0	411.4	521.9

Operating (loss)/income	(0.2)	78.7	93.4

Other expense/(income)
Interest expense	22.1	25.2	33.5
Interest income	—	—	—
Debt extinguishment costs	—	—	1.0
Other expense/(income), net	1.0	(0.7)	(0.5)

Other expense, net	23.1	24.5	34.0

Income/(loss) before income taxes	(23.3)	54.1	59.4
Income tax (benefit)/expense	(99.9)	18.2	19.9

Net income/(loss)	76.6	36.0	39.5
Less income attributable to noncontrolling interests	—	(0.1)	(0.1)

Net income/(loss) attributable to shareholders	$76.6	$35.9	$39.4

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

        The following table provides selected financial position data as of the dates indicated.

	(Successor)	(Predecessor)
Selected Consolidated Financial Position Data (in millions)	December 31, 2017	September 27, 2017	December 31, 2016
Total Assets	$2,372.6	$961.3	$894.1
Total Non-Current Liabilities	$1,693.9	$940.1	$823.3

        For purposes of the following discussion, the results for the Predecessor period from January 1, 2017 to September 27, 2017 have been aggregated with the results for the Successor period from September 28, 2017 to December 31, 2017.

Revenue

        Revenues for the year ended December 31, 2017 increased to $663.9 million from $615.3 million, an increase of $48.6 million, or 7.9%, compared to the year ended December 31, 2016. The increase primarily related to organic volume growth of 1.9%, organic price/yield growth of 1.9%, OEE surcharges increase of 0.4%, acquisition growth of 3.0% and recycled commodities revenue growth of 0.7%.

        Collection lines' volume and price/yield growth for the year were 2.3% and 2.0%, respectively. Organic volume growth was led by longer term industrial roll-off and residential collection volumes. Price/yield growth was highest for the front-end commercial and longer-term industrial roll-off collection lines. Third party landfills' volume and yield were (6.5%) and 2.9%, respectively. Third party landfills' volume was lower primarily due to reduced coal ash volumes at the Taylor County, Georgia landfill. Total company landfills' tonnage was even with prior year as internalized tonnage increased from 42.1% to 43.8% with internalized municipal solid waste and collection and disposal higher year-over-year by 12% and 8%, respectively. Waste Industries internalized more municipal solid waste tonnage from a transfer station that it operated as part of a new municipal contract awarded in the third quarter of 2017 and also from another transfer station that it opened in December 2016.

        Components of revenue for the year ended December 31, 2017 and 2016 were as follows:

Revenues
($ in Millions)

	(Successor)	(Predecessor)
	Period From September 28, 2017 to December 31, 2017	Period From January 1, 2017 to September 27, 2017

			Year Ended December 31, 2016

Collection	$139.9	$391.9	$492.7
Disposal and transfer	21.5	62.0	81.8
Other (including LFGTE, recycling and oil/energy surcharge)	12.4	36.2	40.8

Total revenue	$173.8	$490.1	$615.3

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

Operating Expenses

        Operating expenses (exclusive of depreciation and amortization) for the year ended December 31, 2017 increased to $399.5 million from $374.4 million, an increase of $25.1 million, or 6.7%, compared to the year ended December 31, 2016. Operating expenses for the year ended December 31, 2017 declined as a percentage of revenue to 60.2% versus 60.8% for the prior period. The lower costs, as a percentage of revenue, were primarily driven by lower disposal cost as a result of increased waste internalization, partially offset by higher volume of waste transfer cost to landfills and transfer station operating cost, reduced cost of fleet maintenance and landfills' site cost and lower workers' compensation and casualty insurance cost. These favourable items were partially offset by higher medical claims and fuel costs.

Operating Expenses
(in Millions)

	(Successor)		(Predecessor)
	Period From September 28, 2017 to December 31, 2017	% of Revenue	Period From January 1, 2017 to September 27, 2017	% of Revenue	Year Ended December 31, 2016	% of Revenue
	(expressed in millions of dollars)
Disposal and transfer	$37.5	21.6%	$106.8	21.8%	$134.0	21.8%
Personnel and benefits	38.7	22.3	110.1	22.5	140.8	22.9
Fuel	6.7	3.9	20.3	4.1	22.7	3.7
Truck and equipment maintenance	10.7	6.2	30.2	6.2	38.9	6.3
Site and ownership	9.2	5.3	25.4	5.2	34.4	5.6
Landfill accretion	1.1	0.6	2.8	0.6	3.6	0.6

	103.9	59.8	295.6	60.3	374.4	60.8

Selling, General and Administrative

        SG&A expenses increased 5.0% year-over-year primarily due to general wage increases, employment costs and higher medical claims. SG&A expenses as a percentage of revenues were 9.5% for 2017 compared to 9.8% for 2016.

Litigation Settlement

        Litigation settlement of $4.9 million and related legal fees of $0.2 million were incurred for the settlement of the putative class action lawsuit in connection with certain fuel and environmental fees charged under Waste Industries' customer contracts.

Depreciation and Amortization

        The 2017 Acquisition was accounted for under the purchase method of accounting, and accordingly the assets acquired and the liabilities assumed were recorded at fair value. The significant increase in depreciation and amortization for the year 2017 is due to the revaluation.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

Impairment of Property

        Reflects the non-cash impairment of a landfill operating contract of $4.2 million for the year ended December 31, 2017, compared to an impairment of $14.2 million for the year ended December 31, 2016 related to the landfill operation contract.

Transaction costs

        Transaction costs of the buyer in 2017 relate to the 2017 Acquisition and were $13.9 million, comprised primarily of costs incurred for legal fees, due diligence and transaction accounting fees.

Other Expense (Income)

        The most significant component of other expense (income) was the unrealized gain (or loss) in fair value of securities within Waste Industries' deferred compensation plan. For the year ended December 31, 2017, this loss was $0.4 million compared to the prior year gain of $0.4 million. In accordance with U.S. GAAP, such non-cash gains and losses are also included in SG&A as components of wages.

Income Tax Expense

        U.S. Federal tax legislation late in the year 2017 reduced the federal corporate tax rate from 35% in 2016 to 21% in 2017. Waste Industries was therefore required to revalue deferred tax assets and liabilities at the enacted rate. This contributed to an income tax benefit of $81.8 million for the year ended December 31, 2017.

Indebtedness

        A summary of our bank indebtedness and commitments as of November 13, 2018 is shown in the following table.

(US$ In Millions)	Balance	*Rate	Maturity	Remaining Capacity
Revolver ($200.0)	$—	—	September 2022	178.5
Term Loan B	1,029.5	4.99%	September 2024	—
Senior Notes	305.0	6.00%	October 2025	—

Total	1,334.5	—	—	178.5
Cash	10.6	—	—	—

Net Debt	1,323.9	—	—	—
Letters of Credit(a)	21.5	2.75%	Annual	—

*
Rates include credit spread of 2.75% for revolver, 2.75% for TLB and 2.75% for letters of credit.

(a)
The letters of credit are for insurance claims' deductibles and for landfill closure/post closure costs.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

Senior Secured Credit Facility Covenant

        In late May 2018, Waste Industries added $170.0 million of incremental term loans to its Term Loan B to facilitate two acquisitions, one in Colorado in mid-May and the other in southern Pennsylvania in mid-July. In conjunction with the incremental term loans, the aggregate Term Loan B facility was repriced from a 3.00% margin to 2.75%.

        The senior secured credit facility of Waste Industries contained a financial maintenance covenant which limited its first lien net debt leverage ratio to no more than 7.00 to 1.00. This covenant will only be tested at the end of any quarter when 35% or more of the new revolving credit facility is drawn at such date, but excluding cash collateralized letters of credit and $10 million of non-cash collateralized letters of credit.

        The Waste Industries credit facilities were repaid and terminated as part of the Waste Industries Merger.

Contractual Obligations

        The following table summarizes significant undiscounted maturities of Waste Industries' contractual obligations and commitments as of November 13, 2018.

	Total	2018	2019 - 2021	2022 - 2023	Thereafter
	(expressed in millions of dollars)
Long-term debt	$1,335.4	$0	$32.7	$21.2	$1,281.5
Leases	17.3	0.4	9.8	3.9	3.2

	$1,352.7	$0.4	$42.5	$25.1	$1,284.7

Off-Balance Sheet Arrangements

        Waste Industries has no off-balance sheet arrangements that have or are reasonably likely to have a current or material effect on its financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Liquidity and Capital Resources

Overview

        Historically, Waste Industries financed its capital and working capital requirements through a combination of cash flows from operating activities and borrowings under its credit facilities, and its liquidity depended on its financial results, results of operations, acquisition activity and available sources of additional equity or debt financing.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

Historical Cash Flows for the Period from January 1, 2018 to November 13, 2018, the Period from September 28, 2017 to December 31, 2017 and January 1, 2017 to
September 27, 2017 and the Year ended December 31, 2016

	(Successor)		(Predecessor)
	Period From January 1, 2018 to November 13, 2018	Period From September 28, 2017 to December 31, 2017	Period From January 1, 2017 to September 27, 2017
				Year Ended December 31, 2016

($ in millions)
Net cash provided by operating activities	124.3	37.1	108.5	134.7
Net cash used in investing activities	(271.2)	(1,846.1)	(107.1)	(112.7)
Net cash provided by/(used in) financing activities	136.8	1,832.7	9.9	(84.5)

Operating Activities

        For the period from January 1, 2018 to November 13, 2018, cash flow generated from operating activities decreased to $124.3 million from $145.6 million, a decrease of $21.3 million compared to the full year period ended December 31, 2017. The decrease in cash flow generated from operating activities was primarily impacted by higher interest expense and the period from January 1, 2018 to November 13, 2018 having 48 fewer days.

        For the year ended December 31, 2017, cash flow generated from operating activities increased to $145.6 million from $134.7 million, an increase of $10.9 million compared to the year ended December 31, 2016. The increase in cash flow generated from operating activities was primarily impacted by higher earnings net of non-cash adjustments and favourable balance sheet changes.

Investing Activities

        For the period from January 1, 2018 to November 13, 2018, cash used in investing activities decreased to $271.2 million from $1,953.2 million, a decrease of $1,682.0 million compared to the full year period ended December 31, 2017. The decrease in cash used in investing activities was primarily due to the 2017 Acquisition. Additionally, the period from January 1, 2018 to November 13, 2018 had 48 fewer days.

        For the full year ended December 31, 2017, cash used in investing activities increased to $1,953.2 million from $112.7 million, an increase of $1,840.5 million compared to the year ended December 31, 2016. The increase in cash used in investing activities was primarily impacted by the 2017 Acquisition.

Financing Activities

        For the period from January 1, 2018 to November 13, 2018, cash provided by financing activities decreased to $136.8 million from $1,842.6 million, a decrease of $1,705.8 million compared to the full year period ended December 31, 2017. The decrease in cash provided by financing activities was primarily impacted by reduced net borrowings to fund acquisitions and decreased equity issuances, partially offset by reduced dividends. Additionally the period from January 1, 2018 to November 13, 2018 had 48 fewer days.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

        For the year ended December 31, 2017, cash provided by (used in) financing activities increased to $1,842.6 million from ($84.5) million, an increase of $1,927.1 million compared to the year ended December 31, 2016. The increase in cash provided by financing activities was primarily from higher net borrowings and increased equity to effect the 2017 Acquisition.

Capital Expenditures

        For the period from January 1, 2018 to November 13, 2018, capital expenditures decreased to $87.6 million from $102.1 million, a decrease of $14.5 million, or 14.2%, compared to the full year period ended December 31, 2017. The decrease in capital expenditures was primarily due to reduced spending for growth capital and landfills' cell construction.

        For the year ended December 31, 2017, capital expenditures increased to $102.1 million from $92.0 million, an increase of $10.1 million, or 11.0%, compared to the year ended December 31, 2016. The increase in capital expenditures was primarily due to higher spending for trucks, containers and compactors and expansion facilities' construction.

Related Party Transactions

        Lonnie C. Poole, III, Waste Industries' chairman and chief executive officer, during the relevant period, is a member of a limited liability company that owns the building in Raleigh, North Carolina, in which Waste Industries leases its headquarters' office space. The lease was initially entered into in June 1999 and currently extends to December 2023. Rental expense related to this lease was approximately $0.9 million, $0.3 million, $0.7 million and $0.9 million for the periods from January 1, 2018 to November 13, 2018 (Successor), September 28, 2017 to December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and the year ended December 31, 2016 (Predecessor), respectively and is included in selling, general, and administrative expenses. Management believes that the lease is an arms-length transaction.

Capitalization

        As of November 13, 2018, Waste Industries' equity capital consisted entirely of shares of common stock.

        Waste Industries paid cash dividends of $82.6 million and $75.0 million for the period from January 1, 2017 through September 27, 2017 (Predecessor) and the year ended December 31, 2016 (Predecessor), respectively, including $45.0 million of cash dividends declared in 2015 and paid in 2016. Under the Predecessor Credit Agreement, the payment of cash dividends was restricted based on certain lockup provisions, prepayment requirements, and available cash. If Waste Industries was not in compliance with these covenants, or otherwise is in default under the facility, it would not be able to pay cash dividends. Under the Successor Credit Agreement, the payment of cash dividends is restricted based on achievement of certain leverage ratios.

Critical Accounting Judgement and Estimates

        The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

liabilities and disclosure of contingent liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Material estimates that are particularly susceptible to significant change in the near term relate to self-insurance reserves, share-based compensation, fair value of derivative financial instruments, uncertain tax positions, closure/post closure liabilities, intangible assets, and assumptions used in testing the recoverability of goodwill and property and equipment. Certain estimates and assumptions, including anticipated future cash flows, discount rates, useful lives of assets, market conditions and other items were used in determining the fair value of assets acquired and liabilities assumed. Actual results could differ from these estimates.

Allowance for Doubtful Accounts

        Waste Industries maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The estimated allowance for doubtful accounts is based upon historical collection trends; type of customer, such as municipal or non-municipal; the age of the outstanding receivables; and existing economic conditions. The allowance for doubtful accounts was $1.7 million and $1.3 million as of November 13, 2018 and December 31, 2017, respectively.

        If the financial conditions of Waste Industries' customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances might be required.

Property and Equipment

        Property and equipment are stated at cost. Depreciation and amortization expense are calculated using the straight-line method. Estimated useful lives are as follows:

Land improvements	7 years
Machinery and equipment	5 - 10 years
Collection vehicles	7 - 12 years
Containers and compactors	8 - 10 years
Furniture, fixtures, and office equipment	3 - 7 years
Buildings	30 years

        Landfill permitting, acquisition, and preparation costs are amortized using a units-of-consumption method as permitted airspace of the landfill is consumed. In some circumstances, Waste Industries includes airspace that is not currently permitted but is part of an expansion effort in its estimate of available airspace. To do so, the following criteria must be met:

  •
  The land where the expansion is being sought is contiguous to the current disposal site and is either owned by Waste Industries or the property is under an option, purchase, operating, or other agreement.

  •
  Total development costs, final capping costs, and closure/post closure costs have been determined.

  •
  Internal personnel have performed a financial analysis of the proposed expansion site and have determined that it has a positive financial operational impact.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

  •
  Internal or external personnel are actively working to obtain the necessary approvals to obtain the landfill expansion permit.

  •
  Obtaining the expansion is considered probable. For a pursued expansion to be considered probable there must be no significant known technical, legal, community, business, or political restrictions or similar issues existing that could impair the success of the expansion.

  •
  The land where the expansion is being sought has the proper zoning or proper zoning can readily be obtained.

        Landfill permitting and preparation costs represent only direct costs related to these activities, including legal, engineering, and construction. Landfill preparation costs include the costs of construction associated with excavation, liners, site berms, and the installation of leak detection and leachate collection systems. Interest is capitalized on landfill permitting and construction projects and other projects under development while the assets are undergoing activities to ready them for their intended use. The interest capitalization rate is based on Waste Industries' weighted-average cost of indebtedness. Interest capitalized for the periods from January 1, 2018 to November 13, 2018 (Successor), September 28, 2017 to December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and the year ended December 31, 2016 (Predecessor), was $0.2 million, $0, $0.3 million and $0.5 million, respectively. In determining the amortization rate for a landfill, preparation costs include the total estimated costs to complete construction of the landfill's permitted and probable to be permitted capacity. Units-of-consumption amortization rates are determined annually. The rates are determined by management, based on estimates provided by Waste Industries' internal and third-party engineers. Management considers information provided by surveys that are performed at least annually.

        Direct costs related to the development of specific landfill sites are capitalized if the land on which the site is being developed is either owned by Waste Industries or is under an option, purchase, operating, or other agreement, and it is probable that Waste Industries will obtain the required permits to operate the landfill. Indirect costs are expensed as incurred.

        Management routinely reviews its investment in operating landfills to determine whether the costs of these investments are realizable. Judgements regarding the existence of impairment indicators are based on regulatory factors, market conditions, and operational performance of Waste Industries' landfills.

        The costs of maintenance and repairs are expensed as incurred. Improvements and betterments that add new functionality or extend the useful life of the asset are capitalized.

Intangible Assets

        Indefinite lived intangible assets primarily consist of goodwill and trade names acquired in business combinations.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

        Waste Industries operates as one reporting unit based on its current reporting structure. Waste Industries performs an annual goodwill and indefinite lived intangibles impairment test based on the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 350, Intangibles—Goodwill and Other. Periodically, Waste Industries analyzes whether events have occurred that would more likely than not reduce its enterprise fair value below its carrying amount and, if necessary, will perform a goodwill and indefinite lived impairment test between annual dates. Impairment charges are recognized as operating expenses. The Predecessor's annual assessment date was July 31. Waste Industries completed its annual impairment assessment as of July 31, 2017, and determined that there was no impairment. The Successor completed its annual impairment assessment as of November 13, 2018 and December 31, 2017, and determined that there was no impairment.

        Definite lived intangible assets primarily consist of customer relationships. Intangible assets with a definite life are amortized over their expected lives, typically 5 to 20 years, on a straight-line or accelerated basis to match the economic benefit received.

Self-Insurance Reserves

        Waste Industries assumes the risks for medical, dental, workers' compensation, and casualty insurance exposures up to certain loss thresholds set forth in separate insurance contracts. Waste Industries' insurance accruals are based on claims filed and estimates of claims incurred but not reported. The insurance accruals are influenced by Waste Industries' actuarially determined past claims experience factors.

Share-Based Compensation

        The principal awards issued under stock-based compensation plans, which are described in Note 15 in the accompanying financial statements, include nonqualified stock options, profits interests, and common stock. The cost for such awards is measured at the grant date based on the calculated fair value of the award. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods (generally, the vesting period of the equity award) in Waste Industries' consolidated statements of operations.

        In March 2016, the FASB issued amended guidance associated with stock-based compensation as part of its simplification initiative to reduce the cost and complexity of compliance with GAAP, while maintaining or improving the usefulness of the information provided. The amended guidance changes both the accounting and financial reporting for certain income tax impacts of stock-based compensation. All excess tax benefits and tax deficiencies are required to be recognized as an income tax benefit or provision rather than as a component of equity. The guidance also provides for changes in the calculation of forfeitures related to the expense of stock-based compensation. The amended guidance was effective for Waste Industries on January 1, 2018. The adoption of this amended guidance did not have a material impact on our consolidated financial statements.

Recently Issued Accounting Pronouncements

        In January 2017, the FASB issued amended guidance to simplify the accounting for goodwill impairment. The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. An impairment will now be the amount by which a reporting unit's carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The amended

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

guidance is effective for Waste Industries on January 1, 2022, with early adoption permitted. The guidance will be applied prospectively. We are in the process of assessing the provisions of this amended guidance.

        In May 2014, the FASB issued amended authoritative guidance associated with revenue recognition. The amended guidance requires companies to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Additionally, the amendments will require enhanced qualitative and quantitative disclosures regarding customer contracts. The amended guidance associated with revenue recognition is effective for Waste Industries on January 1, 2019, with early adoption permitted. The amended guidance may be applied retrospectively for all periods presented ("full retrospective method") or retrospectively with the cumulative effect of initially applying the amended guidance recognized at the date of initial adoption ("modified retrospective method"). Waste Industries is evaluating the effect this guidance will have on its consolidated financial statements and related disclosures.

        In February 2016, the FASB issued amended guidance associated with lease accounting. The amended guidance requires the recognition of lease assets and lease liabilities on the balance sheet for those leases with terms in excess of 12 months and currently classified as operating leases. The disclosure of key information about leasing arrangements will also be required. The amended guidance is effective for Waste Industries on January 1, 2020, with early adoption permitted. Waste Industries is evaluating the effect this guidance will have on its consolidated financial statements and related disclosures.

Financial Instruments

        Waste Industries utilizes interest rate swap agreements to manage a portion of its risks related to fluctuations in interest rates. Waste Industries' current interest rate agreements are not designated as accounting hedges; accordingly, Waste Industries recognizes changes in the fair value of these instruments as a component of interest expense in its consolidated statements of operations.

        As of November 13, 2018, no interest rate caps and swaps were in effect.

        The fair value of Waste Industries' interest rate swap/floor agreements represents the estimated amount Waste Industries would receive or pay to terminate the interest rate swap/floor agreements, taking into consideration the difference between the contract rate of interest and rates currently quoted for an agreement of similar term and maturity. The fair value of the interest rate swap agreements represented a current liability of $0.6 million and a noncurrent asset of $4.5 million as of December 31, 2017. The fair value of the interest cap agreements represented a noncurrent asset of $0 as of December 31, 2017.

        Waste Industries recognized $(13.9) million, $(3.9) million, $0.3 million and $0.2 million of interest expense (income) associated with mark-to-market adjustments for interest rate swaps within its consolidated statements of operations for the periods from January 1, 2018 to November 13, 2018 (Successor) and September 28, 2017 to December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and the year ended December 31, 2016 (Predecessor), respectively.

        Waste Industries uses diesel fuel option agreements to manage a portion of its exposure to fluctuations in diesel fuel prices. To date, such agreements have not been significant to Waste

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

Industries' consolidated financial condition and results of operations. The fair value of Waste Industries' fuel commodity contracts were obtained from dealer quotes. This value represents the estimated amount Waste Industries would receive or pay to terminate the commodity contracts, taking into consideration the difference between the contract value of the fuel volume and values currently quoted for agreements of similar term and maturity. The fair value of the agreements represented an asset of approximately $1.9 million ($1.6 million current) and $1.7 million (current) as of November 13, 2018 and December 31, 2017, respectively. Waste Industries recognized approximately $0.4 million, $(0.4) million, $0.9 million and $(0.1) million of expense (income) for changes in the fair value of the fuel contracts within its consolidated statements of operations for the periods from January 1, 2018 to November 13, 2018 (Successor), September 28, 2017 to December 31, 2017 (Successor) and January 1, 2017 to September 27, 2017 (Predecessor) and the year ended December 31, 2016 (Predecessor), respectively.

        The major types of derivative instruments and their locations on the consolidated balance sheets as of November 13, 2018 and December 31, 2017, are as follows:

	Fair Values of Derivative Instruments (in millions)
	Asset Derivatives			Liability Derivatives
		(Successor)	(Successor)		(Successor)	(Successor)
	Balance Sheet Location			Balance Sheet Location
		2018	2017		2018	2017
Derivatives not designated as hedging instruments:
Interest rate contracts	Derivative assets	$—	$—	Current derivative liabilities	$—	$0.6
Interest rate contracts	Other noncurrent assets	—	4.5		—	—
Commodity contracts—fuel caps	Current derivative assets	1.6	1.7		—	—
Commodity contracts—fuel caps	Derivative assets	0.3	—		—	—

Total derivatives		$1.9	$6.2		$—	$0.6

Risk Factors

Credit Risk

        Financial instruments that potentially subject Waste Industries to concentrations of credit risk consist primarily of accounts receivable and derivative agreements. Credit risk on accounts receivable is minimized as a result of the large and diverse nature of Waste Industries' customer base. No single customer accounted for more than 3% of revenues for the periods from January 1, 2018 to November 13, 2018 (Successor), September 28, 2017 to December 31, 2017 (Successor) and January 1, 2017 to September 28, 2017 (Predecessor) and the year ended December 31, 2016 (Predecessor). One customer accounted for approximately 3% and 4% of the net trade accounts receivable balance as of November 13, 2018 and December 31, 2017, respectively. Waste Industries does not believe that the loss of any single customer would have a material adverse effect on its consolidated results of operations or financial position.

Wrangler Super Holdco Corp.
(dba Waste Industries USA)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

        Waste Industries is exposed to credit losses in the event of nonperformance by counterparties to certain commodity hedge and interest rate agreements (see Note 11). Waste Industries anticipates that the counterparties will be fully able to satisfy their obligations under the contracts. Waste Industries does not obtain collateral or other security to support financial instruments subject to credit risk, but Waste Industries does monitor the credit standing of counterparties.

Interest Rate Risk

        Waste Industries utilizes interest rate swap agreements to manage a portion of its risks related to fluctuations in interest rates. Waste Industries' current interest rate agreements are not designated as accounting hedges; accordingly, Waste Industries recognizes changes in the fair value of these instruments as a component of interest expense in its consolidated statements of operations.

Liquidity Risk

        Waste Industries monitors and manages its liquidity to ensure that it has access to sufficient funds to meet its liabilities when due. Management believes that future cash flows from operations and the availability of credit under existing bank arrangements is adequate to support Waste Industries' financial liquidity needs for its ongoing operations.

        On November 9, 2017, Waste Industries hedged its interest rate exposure, via swaps, for $600.0 million notional at an average rate of 1.92% for one month LIBOR for the period from November 30, 2017 to November 30, 2021. The interest rate hedges were terminated as part of the Waste Industries Merger.

Commodity Risk

        Waste Industries uses diesel fuel option agreements to manage a portion of its exposure to fluctuations in diesel fuel prices. The fair value of Waste Industries' fuel commodity contracts were obtained from dealer quotes. This value represents the estimated amount Waste Industries would receive or pay to terminate the commodity contracts, taking into consideration the difference between the contract value of the fuel volume and values currently quoted for agreements of similar term and maturity.

        In early May of 2017, Waste Industries hedged 4.8 million gallons for 2018 at the diesel equivalent price of $2.40 to $2.45 per gallon. In mid-August 2018, Waste Industries purchased call options for 5.0 million gallons Gulf Coast-ULSD for 2019 at the diesel equivalent price of $3.10 to $3.13 per gallon. Because Waste Industries' fuel hedging is via purchase of call options (i.e., caps), Waste Industries will continue to benefit from any downside price movement without further cash outlay. The hedge is for all gallons not fully covered by the oil/energy/environmental ("OEE") surcharge, primarily gallons to service the residential subscription customers, a portion of the municipal contracts and a portion of the front-end and roll-off customers.

COMMITMENT TO **SUSTAINABILITY**

- Organics facilities recycle organic waste
- Investments in landfill gas-to-energy facilities
- Incorporation of CNG vehicles into our fleet
- Soil remediation facilities remediating contaminated soils
- Used motor oil to diesel fuel recycling facility

GFL

GFL

GFL

McNeilus
GFL
environmental
gflenv.com

6974
GFL
NON-HAZARDOUS
MOBILE SOIL
REMEDIATION

73,170,733 Shares

Subordinate Voting Shares

GFL Environmental Inc.

PROSPECTUS

J.P. Morgan	BMO Capital Markets	Goldman Sachs & Co. LLC	RBC Capital Markets	Scotiabank

Barclays	BC Partners	Raymond James	Stifel	TD Securities Inc.

BofA Securities	CIBC Capital Markets	HSBC	National Bank Financial Inc.

                        , 2020

        Through and including                        , 2020 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer's obligation to dealer a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

[Alternative Pages for Tangible Equity Units Prospectus]

Subject to Completion. Dated February 28, 2020.

GFL Environmental Inc.

14,000,000            % Tangible Equity Units

          We are offering 14,000,000            % tangible equity units, or "Units". Each Unit has a stated amount of US$50.00 (or $66.67 based on an exchange rate of US$1.00 = $1.3333). Each Unit is comprised of (i) a prepaid stock purchase contract, or "purchase contract", issued by us and (ii) a senior amortizing note due March 15, 2023, or "amortizing note", issued by us. Each amortizing note will have an initial principal amount of US$                and a final installment payment date of March 15, 2023.

          Unless settled earlier at your option or at our option as described herein, on March 15, 2023 (subject to postponement in certain limited circumstances), each purchase contract will automatically settle, and we will deliver a number of subordinate voting shares, per purchase contract based on the applicable market value (as defined herein) of our subordinate voting shares as set forth below:

  •
  if the applicable market value is greater than the threshold appreciation price, which is approximately US$                , you will receive                 subordinate voting shares per purchase contract;

  •
  if the applicable market value is less than or equal to the threshold appreciation price but greater than or equal to the reference price, which is approximately US$                    , you will receive a number of subordinate voting shares per purchase contract equal to US$50.00, divided by the applicable market value; and

  •
  if the applicable market value is less than the reference price, you will receive                    subordinate voting shares per purchase contract.

          At any time prior to the second scheduled trading day immediately preceding March 15, 2023, you may settle your purchase contracts early, and we will deliver to you a number of subordinate voting shares per purchase contract equal to: (i) if you settle purchase contracts prior to 5:00 p.m., New York City time, on September     , 2020, 95% of the minimum settlement rate on the early settlement date, and (ii) if you settle purchase contracts commencing on September     , 2020, the minimum settlement rate on the early settlement date, subject, in either case, to adjustment as described herein. In addition, if a "fundamental change" (as defined herein) occurs and you elect to settle your purchase contracts early in connection with such fundamental change, you will receive a number of subordinate voting shares per purchase contract equal to the fundamental change early settlement rate, as described herein. We may elect to settle all, but not less than all, outstanding purchase contracts on or after March 15, 2021 and prior to March 15, 2023 at the "early mandatory settlement rate" (as defined herein).

          The amortizing notes will pay you equal quarterly cash installments of US$                        per amortizing note (except for the June 15, 2020 installment payment, which will be US$                        per amortizing note), which cash payment in the aggregate will be equivalent to            % per year with respect to each US$50.00 stated amount of Units. The amortizing notes will be our general unsecured senior obligations and will rank equally with all of our other existing and future unsecured senior indebtedness from time to time outstanding. If we elect to settle the purchase contracts early, you will have the right to require us to repurchase your amortizing notes. Other than cash payments in lieu of fractional shares, holders of purchase contracts will not receive any cash distributions.

          Concurrently with this offering, we are also making an initial public offering of our subordinate voting shares. In that offering, we are offering 71,652,440 subordinate voting shares and Josaud II Holdings Inc. (the "selling shareholder"), an entity owned and controlled by Patrick Dovigi, is offering 1,518,293 subordinate voting shares (the "Concurrent Offering"). The Concurrent Offering is being made by means of a separate prospectus and not by means of this prospectus. In the Concurrent Offering, we have granted the underwriters of that offering an option to purchase up to an additional 10,975,609 subordinate voting shares at the initial public offering price less the underwriting discount, within 30 days from the date of the separate prospectus. The closing of this offering of the Units is conditioned upon the closing of the Concurrent Offering, but the closing of the Concurrent Offering is not conditioned upon the closing of this offering of the Units.

          Prior to this offering and the Concurrent Offering, there has been no public market for the Units or our subordinate voting shares. Our subordinate voting shares have been approved for listing on the New York Stock Exchange ("NYSE") under the symbol "GFL" and our subordinate voting shares have been conditionally approved for listing on the Toronto Stock Exchange ("TSX") under the symbol "GFL". In addition, we have applied to list the Units on the NYSE under the symbol "GFLU", subject to satisfaction of minimum listing standards with respect to the Units. If the Units are approved for listing, we expect trading on the NYSE to begin on the day the Units are first issued. The subordinate voting shares deliverable upon settlement of all purchase contracts are also expected to be listed on the NYSE and we intend to apply to list the subordinate voting shares deliverable upon settlement of all purchase contracts on the TSX. We will not initially apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system, but we may apply to list such separate purchase contracts and separate amortizing notes in the future as described herein.

          See "Risk Factors" beginning on page A-11 to read about factors you should consider before investing in the Units.

          Neither the Securities and Exchange Commission (the "SEC") nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total

Public offering price	US$ ($ )	US$ ($ )

Underwriting discounts and commissions(1)	US$ ($ )	US$ ($ )

Proceeds, before expenses, to GFL Environmental Inc.	US$ ($ )	US$ ($ )

(1)
See "Underwriting (Conflicts of Interest)" for additional information regarding underwriting compensation.

          To the extent that the underwriters sell more than 14,000,000 Units, the underwriters have the option to purchase up to an additional 2,100,000 Units from us at the public offering price less the underwriting discount, within 13 days beginning on, and including, the date of the initial issuance of the Units.

          The underwriters expect to deliver the Units against payment in Toronto, Ontario on or about                        , 2020.

J.P. Morgan	BMO Capital Markets	Goldman Sachs & Co. LLC	RBC Capital Markets	Scotiabank

Barclays	BC Partners	Raymond James	Stifel	TD Securities Inc.

BofA Securities	CIBC Capital Markets	HSBC	National Bank Financial Inc.

The date of this prospectus is                        , 2020.

 THE OFFERING

        The summary below describes the principal terms of the Units, the purchase contracts and the amortizing notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. Refer to the sections of this prospectus entitled "Description of the Units", "Description of the Purchase Contracts" and "Description of the Amortizing Notes" for a more detailed description of the terms and conditions of the Units, the purchase contracts and the amortizing notes.

        As used in this section, the terms "GFL", the "Company", "us", "we" or "our" refer to GFL Environmental Inc. and not any of its subsidiaries or affiliates.

The Units
Issuer	GFL Environmental Inc., an Ontario, Canada corporation
Number of units offered	14,000,000 Units.
Underwriters' option

To the extent that the underwriters sell more than 14,000,000 Units, the underwriters have the option to purchase up to an additional 2,100,000 Units from us at the public offering price, less the underwriting discount, within 13 days beginning on, and including, the date of the initial issuance of the Units.

Stated amount of each Unit	US$50.00 for each Unit.
Components of each Unit	Each Unit is composed of two parts:
• a prepaid stock purchase contract issued by us (a "purchase contract"); and
• a senior amortizing note issued by us (an "amortizing note").

Unless settled earlier at the holder's option or at our option, each purchase contract will, subject to postponement in certain limited circumstances, automatically settle on March 15, 2023 (such date, as so postponed (if applicable), the "mandatory settlement date"). Upon any settlement on the mandatory settlement date, we will deliver not more than            subordinate voting shares and not less than            subordinate voting shares per purchase contract, subject to adjustment, based upon the applicable settlement rate and applicable market value of our subordinate voting shares, as described below under "Description of the Purchase Contracts—Delivery of Subordinate Voting Shares". Other than cash in lieu of fractional shares, holders of purchase contracts will not receive any cash distributions under the purchase contracts.

Each amortizing note will have an initial principal amount of US$        , will bear interest at the rate of    % per annum and will have a final installment payment date of March 15, 2023. On each March 15, June 15, September 15 and December 15, commencing on June 15, 2020, we will pay equal quarterly cash installments of US$        per amortizing note (except for the June 15, 2020 installment payment, which will be US$        per amortizing note), which cash payment in the aggregate per year will be equivalent to    % per year with respect to each US$50.00 stated amount of Units.

Each installment payment will constitute a payment of interest and a partial repayment of principal, allocated as set forth under "Description of the Amortizing Notes—Amortization Schedule".

The return to an investor on a Unit will depend upon the return provided by each component. The overall return will consist of the value of the subordinate voting shares delivered upon settlement of the purchase contracts and the cash installments paid on the amortizing notes.

Each Unit may be separated into its components

Each Unit may be separated by a holder into its constituent purchase contract and amortizing note on any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the second scheduled trading day immediately preceding March 15, 2023 or, if earlier, the second scheduled trading day immediately preceding any "early mandatory settlement date" and also excluding the business day immediately preceding any installment payment date (provided that the right to separate the Units shall resume after such business day). Prior to separation, the purchase contracts and amortizing notes may only be purchased and transferred together as Units. See "Description of the Units—Separating and Recreating Units".

A Unit may be recreated from its components	If you hold a separate purchase contract and a separate amortizing note, you may combine the two components to recreate a Unit. See "Description of the Units—Separating and Recreating Units".
Listing

Our subordinate voting shares have been approved for listing on the NYSE under the symbol "GFL" and our subordinate voting shares have been conditionally approved for listing on the TSX under the symbol "GFL". In addition, we have applied to list the Units on the NYSE under the symbol "GFLU", subject to satisfaction of minimum listing standards with respect to the Units. However, we cannot assure you that the Units will be approved for listing. If approved for listing, we expect trading on the NYSE to begin on the day the Units are first issued. The subordinate voting shares deliverable upon settlement of all purchase contracts are also expected to be listed on the NYSE and we intend to apply to list the subordinate voting shares deliverable upon settlement of all purchase contracts on the TSX. We will not initially apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system, but we may apply to list such separate purchase contracts and separate amortizing notes in the future as described under "Description of the Units—Listing of Securities". Prior to this offering and the Concurrent Offering, there has been no public market for the Units or our subordinate voting shares.

Use of proceeds

We estimate that the net proceeds to us from this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses, will be approximately US$677.3 million (or $903.0 million) (or approximately US$778.8 million (or $1,038.4 million) if the underwriters exercise their option to purchase additional Units in full).

We estimate that the net proceeds from our sale of subordinate voting shares in the Concurrent Offering at an assumed initial public offering price of US$20.50 per subordinate voting share, which is the midpoint of the estimated price range set forth on the cover page of the prospectus relating to the Concurrent Offering, after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by us, will be approximately US$1,408.9 million (or $1,878.5 million) (or approximately US$1,626.6 million (or $2,168.7 million) if the underwriters in the Concurrent Offering exercise their option to purchase additional subordinate voting shares in full). We will not receive any proceeds from the sale of subordinate voting shares in the Concurrent Offering by the selling shareholder.

We intend to use the net proceeds received by us from this offering and the Concurrent Offering to redeem all of the outstanding 2022 Notes and 2023 Notes, to redeem US$270.0 million of the 2026 Notes, to redeem US$240.0 million of the 2027 Notes, to pay related fees, premiums and accrued and unpaid interest on such notes and to repay indebtedness outstanding under the Revolving Credit Facility and Term Facility. The Redemptions are subject to the satisfaction of certain conditions including, but not limited to, the completion of this offering and the Concurrent Offering on terms satisfactory to us in our sole discretion. The net proceeds from the sale of the Units in this offering and the net proceeds from the sale of our subordinate voting shares by us in the Concurrent Offering may initially or temporarily be used for general corporate purposes prior to the repayment of our indebtedness. If there are any remaining net proceeds such amount will be allocated for general corporate purposes, including strengthening our balance sheet by paying down additional indebtedness and/or funding our growth strategies, including future acquisitions. As a result of our significant growth in recent periods and the fact that we regularly review and evaluate potential acquisitions in Canada and the United States, we do not believe we can provide the approximate amounts of the net proceeds that will be allocated to each of these purposes with certainty. As such, we have not specifically allocated the net proceeds among these purposes as at the date of this prospectus. Such decisions will depend on market and competitive factors as they evolve over time. Pending their use, we intend to invest the net proceeds to us from this offering and the Concurrent Offering in short-term, investment grade, interest bearing instruments or hold them as cash. As at the date of this prospectus, there is no probable acquisition that, if completed, would be a significant acquisition. See "Use of Proceeds".

Concurrent offering of subordinate voting shares

Concurrently with this offering, and by means of a separate prospectus, we are making an initial public offering of our subordinate voting shares. In the Concurrent Offering, we are offering 71,652,440 subordinate voting shares (or up to 82,628,049 subordinate voting shares if the underwriters for that offering exercise their option to purchase additional subordinate voting shares from us in full) and the selling shareholder is offering 1,518,293 subordinate voting shares. The net proceeds from our sale of subordinate voting shares in the Concurrent Offering will be approximately US$1,408.9 million (or approximately US$1,626.6 million if the underwriters of such offering exercise their option to purchase additional subordinate voting shares in full), in each case after deducting estimated underwriting discounts and commissions and estimated offering expenses. We will not receive any proceeds from the sale of subordinate voting shares in the Concurrent Offering by the selling shareholder. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Offering. The closing of this offering of Units is conditioned upon the closing of the Concurrent Offering, but the closing of the Concurrent Offering is not conditioned upon the closing of this offering of Units.

Conflicts of Interest

Our affiliate, BC Partners Securities LLC, will be one of the underwriters in this offering. Because BC Partners Securities LLC is an affiliate of ours and is an underwriter for this offering, it would be deemed to have a "conflict of interest" with us pursuant to Rule 5121(f)(5) of the Financial Industry Regulatory Authority, Inc. ("FINRA") with respect to this offering. Therefore, this offering will be conducted in compliance with the applicable requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a "qualified independent underwriter" is not required in connection with this offering as the member that will be primarily responsible for managing the public offering will not have a conflict of interest, will not be an affiliate of any member that has a conflict of interest and will meet the requirements of paragraph (f)(12)(E) of FINRA Rule 5121. BC Partners Securities LLC will not confirm initial sales to any discretionary accounts over which it has authority without the prior specific written approval of the customer. See "Underwriting (Conflicts of Interest)—Conflicts of Interest".

Risk factors

Investing in the Units involves risks. See "Risk Factors" in this prospectus for a discussion of some of the risks and other factors you should carefully consider before deciding to invest in the Units.

United States federal income tax consequences

There is no authority directly on point regarding the characterization of the Units or instruments similar to the Units for U.S. federal income tax purposes and therefore the characterization of the Units for these purposes is not entirely free from doubt. We will take the position that each Unit will be treated as an investment unit composed of two separate instruments for U.S. federal income tax purposes: (i) a purchase contract to acquire our subordinate voting shares and (ii) an amortizing note that is our indebtedness. Under this treatment, a holder of Units will be treated as if it held each component of the Units for U.S. federal income tax purposes. By acquiring a Unit, you will agree to treat it for U.S. federal income tax purposes as an investment unit composed of these two separate instruments in accordance with its form. If, however, the components of a Unit were treated as a single instrument, the U.S. federal income tax consequences could differ from the consequences described herein.

Canadian federal tax considerations

There is no authority directly on point regarding the characterization of the Units or instruments similar to the Units for Canadian federal income tax purposes and therefore the characterization of the Units for these purposes is not entirely free from doubt. We will take the position that each Unit should be treated as being composed of two separate properties for Canadian federal income tax purposes. By acquiring a Unit you will agree to treat the Unit as two separate properties, namely, indebtedness of the Company represented by an amortizing note and an equity purchase contract. If, however, the components of a Unit were treated as a single property, the Canadian federal income tax consequences could differ from the consequences described herein. See "Material Canadian Federal Income Tax Consequences."

Governing law	The Units, the purchase contract agreement, the purchase contracts, the indenture and the amortizing notes will all be governed by, and construed in accordance with, the laws of the State of New York.
The Purchase Contracts
Issuer	GFL Environmental Inc., an Ontario, Canada corporation
Mandatory settlement date	March 15, 2023, subject to postponement in limited circumstances.
Mandatory settlement

On the mandatory settlement date, unless such purchase contract has been earlier settled at the holder's option or at our option, each purchase contract will automatically settle, and we will deliver a number of subordinate voting shares, based on the applicable settlement rate.

Settlement rate for the mandatory settlement date

The "settlement rate" for each purchase contract will be not more than            subordinate voting shares and not less than            subordinate voting shares (each subject to adjustment as described herein) depending on the applicable market value of our subordinate voting shares, calculated as follows:

•

if the applicable market value (as defined below) is greater than the threshold appreciation price (as defined below), you will receive            subordinate voting shares per purchase contract (the "minimum settlement rate");

•

if the applicable market value is less than or equal to the threshold appreciation price but greater than or equal to the reference price, you will receive a number of subordinate voting shares per purchase contract equal to US$50.00, divided by the applicable market value; and

• if the applicable market value is less than the reference price, you will receive subordinate voting shares per purchase contract (the "maximum settlement rate").
Each of the maximum settlement rate and the minimum settlement rate is subject to adjustment as described below under "Description of the Purchase Contracts—Adjustments to the Fixed Settlement Rates".

The "applicable market value" means the arithmetic average of the VWAPs (as defined below under "Description of the Purchase Contracts—Delivery of Subordinate Voting Shares") per share for each trading day in the settlement period (as defined below).

The "settlement period" means the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding March 15, 2023.

The "reference price" is calculated by dividing US$50.00 by the then applicable maximum settlement rate and is initially approximately equal to US$        , which is the per share public offering price of our subordinate voting shares in the Concurrent Offering.

The "threshold appreciation price" is calculated by dividing US$50.00 by the then applicable minimum settlement rate. The threshold appreciation price, which is initially approximately US$        , represents a premium of approximately    % over the reference price.

No fractional subordinate voting shares will be issued to holders upon settlement of purchase contracts. In lieu of fractional shares otherwise issuable, holders will be entitled to receive a cash payment of equivalent value calculated as described herein. Other than cash payments in lieu of fractional shares, holders of purchase contracts will not receive any cash distributions.

        The following table illustrates the settlement rate per purchase contract and the value of our subordinate voting shares issuable upon settlement on the mandatory settlement date, determined using the applicable market value shown, subject to adjustment.

Applicable Market Value of Our Subordinate Voting Shares	Settlement Rate	Value of Subordinate Voting Shares Delivered (Based on the Applicable Market Value Thereof)
Less than the reference price	subordinate voting shares	Less than US$50.00
Less than or equal to the threshold appreciation price but greater than or equal to the reference price	A number of subordinate voting shares equal to US$50.00 divided by the applicable market value	US$50.00
Greater than the threshold appreciation price	subordinate voting shares	Greater than US$50.00

Early settlement at your election	At any time prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding March 15, 2023, you may settle any or all of your purchase contracts early, in which case we will deliver a number of subordinate voting shares per purchase contract equal to: (i) if you settle purchase contracts prior to 5:00 p.m., New York City time, on September , 2020, 95% of the minimum settlement rate on the early settlement date, and (ii) if you settle purchase contracts commencing on September , 2020, the minimum settlement rate on the early settlement date, subject in either case to adjustment as described below under "Description of the Purchase Contracts—Adjustments to the Fixed Settlement Rates" (unless such early settlement occurs in connection with a fundamental change, in which case the provisions described under "—Early settlement upon a fundamental change" below will apply). That is, the market value of our subordinate voting shares on the early settlement date will not affect the early settlement rate. Your right to settle your purchase contracts prior to the second scheduled trading day immediately preceding March 15, 2023 is subject to the delivery of your purchase contracts.

Upon early settlement at the holder's election of a purchase contract that is a component of a Unit, the corresponding amortizing note will remain outstanding and beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related purchase contract early.

Early settlement upon a fundamental change

At any time prior to the second scheduled trading day immediately preceding March 15, 2023, if a "fundamental change" (as defined herein) occurs, you may settle any or all of your purchase contracts early. If you elect to settle your purchase contracts early in connection with such fundamental change, you will receive a number of subordinate voting shares (and any cash payable for fractional shares) per purchase contract equal to the "fundamental change early settlement rate" as described under "Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change".

Upon early settlement at the holder's election in connection with a fundamental change of a purchase contract that is a component of a Unit, the corresponding amortizing note will remain outstanding and beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related purchase contract early upon such fundamental change.

Early mandatory settlement at our election

On or after March 15, 2021, we may elect to settle all, but not less than all, outstanding purchase contracts early at the "early mandatory settlement rate" (as described under "Description of the Purchase Contracts—Early Mandatory Settlement at Our Election") on a date fixed by us upon not less than five business days' notice (the "early mandatory settlement date").

The "early mandatory settlement rate" will be the maximum settlement rate as of the "notice date" (as defined under "Description of the Purchase Contracts—Early Mandatory Settlement at Our Election"), unless the closing price per subordinate voting share for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the notice date in a period of 30 consecutive trading days ending on, and including, the trading day immediately preceding the notice date exceeds 130% of the threshold appreciation price in effect on each such trading day, in which case the "early mandatory settlement rate" will be the minimum settlement rate as of the notice date.

If we elect to settle all the purchase contracts early, you will have the right to require us to repurchase your amortizing notes on the repurchase date and at the repurchase price as described under "Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder".

The Amortizing Notes
Issuer	GFL Environmental Inc., an Ontario, Canada corporation
Initial principal amount of each amortizing note	US$
Installment payments

Each installment payment of US$        per amortizing note (except for the June 15, 2020 installment payment, which will be US$        per amortizing note) will be paid in cash and will constitute a partial repayment of principal and a payment of interest, computed at an annual rate of        %. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Payments will be applied first to the interest due and payable and then to the reduction of the unpaid principal amount, allocated as set forth on the amortization schedule set forth under "Description of the Amortizing Notes—Amortization Schedule".

Installment payment dates	Each March 15, June 15, September 15 and December 15, commencing on June 15, 2020, with a final installment payment date of March 15, 2023.
Ranking

The amortizing notes will be our general unsecured senior obligations and will rank equally with all of our other existing and future unsecured senior indebtedness from time to time outstanding. The amortizing notes will not be guaranteed by any of our subsidiaries and will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. See "Description of the Amortizing Notes—Ranking" in this prospectus.

As of December 31, 2019 and without giving effect to the indebtedness to be incurred under the amortizing notes:
• GFL had approximately $7,684.0 million of indebtedness outstanding, of which US$3,080.2 million was secured indebtedness; and

•

our subsidiaries had $3,621.5 million of indebtedness and other liabilities outstanding, excluding intercompany indebtedness, as well as $6,630.7 million of guarantees by such subsidiaries of our indebtedness.

Repurchase of amortizing notes at the option of the holder

If we elect to settle the purchase contracts early, holders will have the right to require us to repurchase their amortizing notes for cash at the repurchase price as described under "Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder".

Additional amounts; tax redemption

All payments in respect of the amortizing notes will be made without withholding or deduction for any taxes except to the extent required by law. If withholding or deduction is required by law in a relevant tax jurisdiction, subject to certain exceptions, we will pay additional amounts so that the net amount received by a holder or beneficial owner after such withholding or deduction is no less than the amount that such holder or beneficial owner would have received in the absence of such withholding or deduction. See "Description of the Amortizing Notes—Payment of Additional Amounts".

If certain changes in tax law in a relevant tax jurisdiction become effective that would require us to pay additional amounts or make certain tax indemnification payments with respect to the amortizing notes, we may redeem the amortizing notes in whole, but not in part, at the redemption price described under "Description of the Amortizing Notes—Optional Redemption for Changes in Withholding Tax".

Sinking fund	None.
Trustees	U.S. Bank N.A. and Computershare Trust Company of Canada.

        In this prospectus, unless otherwise indicated or the context otherwise requires, the number of subordinate voting shares outstanding and the other information based thereon does not reflect:

  •
  the exercise by the underwriters in this offering of their option to purchase additional Units;

  •
  10,975,609 subordinate voting shares issuable upon exercise of the underwriters' option in the Concurrent Offering to purchase additional subordinate voting shares from us;

  •
  34,146,341 subordinate voting shares (or up to 39,268,293 subordinate voting shares if the underwriters in this offering exercise their option to purchase additional Units in full) issuable upon settlement of the purchase contracts, based on the assumed initial public offering price of US$20.50 per subordinate voting share in the Concurrent Offering, which is the midpoint of the price range set forth on the cover page of the prospectus relating to the Concurrent Offering, and assuming the maximum number of shares issuable upon automatic settlement of such purchase contracts that are components of the Units offered hereby; and

  •
  32,078,233 subordinate voting shares reserved as of the closing date of the Concurrent Offering for issuance in respect of future awards under our long term incentive plan, which we will adopt in connection with the Concurrent Offering. A US$1.00 increase (decrease) in the assumed initial offering price of US$20.50 per subordinate voting share in the Concurrent Offering, which is the midpoint of the price range set forth on the cover page of the prospectus relating to the Concurrent Offering, would decrease (increase) the number of subordinate voting shares issued as part of the Pre-Closing Capital Changes by approximately 2.2 million shares. See "Executive Compensation—Equity Incentive Plans".

        Unless otherwise indicated or the context otherwise requires, all information in this prospectus reflects and assumes (1) the completion of the Concurrent Offering, (2) that the subordinate voting shares to be sold in the Concurrent Offering are sold at US$20.50 per subordinate voting share, which is the midpoint of the price range set forth on the cover page of the prospectus relating to the Concurrent Offering, and (3) the completion of changes to our organizational and capital structure as described under "Description of Share Capital—Pre-Closing Capital Changes".

RISK FACTORS

Risks Related to the Units, the Separate Purchase Contracts and the Separate Amortizing Notes

You will bear the risk that the market value of our subordinate voting shares may decline.

        The purchase contracts, pursuant to which we will deliver to you subordinate voting shares, are components of the Units. The number of subordinate voting shares that you will receive upon settlement of a purchase contract on the mandatory settlement date (subject to earlier settlement), whether as a component of a Unit or a separate purchase contract, will depend upon the applicable market value, which is equal to the arithmetic average of the VWAPs per subordinate voting share on each of the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately preceding March 15, 2023. There can be no assurance that the market value of the subordinate voting shares received by you will be greater than or equal to the reference price of approximately US$        . If the applicable market value of our subordinate voting shares is less than the reference price, then the market value of the subordinate voting shares issued to you on the mandatory settlement date (assuming that the market value is the same as the applicable market value of the subordinate voting shares) will be less than the effective price per share paid by you for such subordinate voting shares on the date of issuance of the Units. Furthermore, because we will in no event deliver more than            shares (subject to adjustment as described herein) upon settlement of a purchase contract, the market value of the subordinate voting shares delivered to you upon any early settlement may be less than the effective price per share paid to you for such subordinate voting shares on the date of the issuance of the Units. Therefore, you assume the entire risk that the market value of our subordinate voting shares may decline before the mandatory settlement date, early settlement date, fundamental change early settlement date or early mandatory settlement date, as applicable. Any decline in the market value of our subordinate voting shares may be substantial.

The market price of our subordinate voting shares, which may be volatile, as well as general levels of interest rates and our creditworthiness, will directly affect the market price for the Units, the separate purchase contracts and the amortizing notes.

        We expect that, generally, the market price of our subordinate voting shares will significantly affect the market price of the Units, the separate purchase contracts and the amortizing notes. This may result in greater volatility in the market price of the Units, the separate purchase contracts and the amortizing notes than would be expected for such securities. Securities markets worldwide have experienced, and are likely to continue to experience, significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could subject the market price of our subordinate voting shares to wide price fluctuations regardless of our operating performance. Some of the factors that may cause the market price of our subordinate voting shares to fluctuate include:

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  significant volatility in the market price and trading volume of comparable companies;

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  actual or anticipated changes or fluctuations in our operating results or in the expectations of market analysts;

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  adverse market reaction to any indebtedness we may incur or securities we may issue in the future;

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  short sales, hedging and other derivative transactions in our subordinate voting shares;

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  announcements of new contracts, significant acquisitions or significant agreements by us or by our competitors;

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  litigation or regulatory action against us;

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  investors' general perception of us and the public's reaction to our press releases, our other public announcements and our filings with applicable securities regulators;

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  publication of research reports or news stories about us, our competitors or our industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

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  changes in general political, economic, industry and market conditions and trends;

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  sales of our subordinate voting shares by our directors, executive officers, Investors and existing shareholders and their affiliates;

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  sales, or anticipated sales, of large blocks of our subordinate voting shares;

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  recruitment or departure of key personnel; and

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  other risk factors described in this section of the prospectus.

        In addition, stock markets have historically experienced substantial price and volume fluctuations. Broad market and industry factors may harm the market price of our subordinate voting shares and cause volatility in the prices of the Units, the separate purchase contracts and the amortizing notes. In addition, the market price of our subordinate voting shares could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce the market price of our subordinate voting shares regardless of our operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has been instituted against that company. If we were involved in any similar litigation, we could incur substantial costs, our management's attention and resources could be diverted and it could harm our business, operating results and financial condition.

        In addition, we expect that the market price of the Units, the separate purchase contracts and the amortizing notes will be influenced by yield and interest rates in the capital markets, the time remaining to the mandatory settlement date, our creditworthiness and the occurrence of certain events affecting us that do not result in an adjustment to the minimum settlement rate, maximum settlement rate, reference price and threshold appreciation price, or that result in an adjustment that is not adequate compensation for lost value. In general, as market interest rates rise, notes (such as the amortizing notes) bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase Units and market interest rates increase, the market value of the amortizing notes forming a portion of the Units may decline. We cannot predict the future level of market interest rates. Fluctuations in yield rates in particular may give rise to arbitrage opportunities based upon changes in the relative values of the Units, the separate purchase contracts, the amortizing notes and our subordinate voting shares. Any such arbitrage could, in turn, affect the market prices of our subordinate voting shares, the Units, the separate purchase contracts and the amortizing notes. The market price of our subordinate voting shares could also be affected by possible sales of our subordinate voting shares by investors who view the Units and/or separate purchase contracts as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving the Units, the separate purchase contracts and our subordinate voting shares. This trading activity could, in turn, affect the market price of the Units, the separate purchase contracts and the subordinate voting shares.

The opportunity for equity appreciation provided by an investment in the Units is less than that provided by a direct investment in our subordinate voting shares.

        The aggregate market value of our subordinate voting shares delivered to you upon settlement of a purchase contract on the mandatory settlement date generally will exceed the US$50.00 stated amount of each Unit only if the applicable market value of our subordinate voting shares exceeds the threshold appreciation price. Therefore, during the period prior to the mandatory settlement date, an investment in a Unit affords less opportunity for equity appreciation than a direct investment in our subordinate voting shares. If the applicable market value exceeds the reference price but is less than the threshold appreciation price, you will realize no equity appreciation on our subordinate voting shares above the reference price. Furthermore, if the applicable market value exceeds the threshold appreciation price, you would receive only a portion of the appreciation in the market value of the subordinate voting shares you would have received had you purchased subordinate voting shares with US$50.00 at the public offering price in the Concurrent Offering. See "Description of the Purchase Contracts—Delivery of Subordinate Voting Shares" for a table showing the number of subordinate voting shares that you would receive at various applicable market values.

We may not be able to settle your purchase contracts and deliver subordinate voting shares, or make payments on the amortizing notes or repurchase the amortizing notes, in the event that we file for bankruptcy.

        Pursuant to the terms of the purchase contract agreement, your purchase contracts will automatically accelerate upon the occurrence of specified events of bankruptcy, insolvency or reorganization with respect to us.

        A bankruptcy court may prevent us from delivering our subordinate voting shares to you in settlement of your purchase contracts. In such circumstances or if for any other reason the accelerated purchase contracts are not settled by the delivery of subordinate voting shares, your resulting claim for damages against us following such acceleration will rank pari passu with the claims of holders of our subordinate voting shares in the relevant bankruptcy proceeding. As such, to the extent we fail to deliver subordinate voting shares to you upon such an acceleration, you will only be able to recover damages to the extent holders of our subordinate voting shares receive any recovery. See "Description of the Purchase Contracts—Consequences of Bankruptcy".

        In addition, with respect to the amortizing notes, bankruptcy law and bankruptcy-related court orders generally prohibit the payment of pre-bankruptcy debt by a company that has commenced a bankruptcy case while the case is pending. If we become a debtor in a bankruptcy case, so long as the case was pending, you would likely not receive timely installment payments under, or, if you exercised your right to require repurchase following an early mandatory settlement, receive any repurchase price on, the amortizing notes.

The Units are not protected by restrictive covenants.

        Although our Credit Agreements and the indentures governing our Notes (as defined herein) contain certain financial or operating covenants and/or limitations or restrictions on the payments of dividends, the making of investments, the incurrence of indebtedness or the issuance or repurchase of securities by us or certain of our subsidiaries, neither the purchase contracts nor the indenture will contain any such covenants or restrictions. In addition, upon the occurrence of a "change of control," as defined in the Notes Indentures, we will be required to comply with the change of control offer obligations under the Notes Indentures and our other agreements. Neither the purchase contracts nor the indenture contain any covenants or other provisions to afford protection to holders of the purchase contracts or the amortizing notes in the event of a fundamental change involving us except, with respect to the purchase contracts, to the extent described under "Description of the Units—Early Settlement Upon a Fundamental Change". Therefore, there may be instances in which holders of our Notes will have the right to require us to repurchase their Notes and holders of the Units will have no such similar right.

We may redeem the amortizing notes in whole in the event we are required to pay additional amounts.

        As described in "Description of the Amortizing Notes—Optional Redemption for Changes in Withholding Tax", in the event we are required to pay additional amounts as a result of certain changes in law, we may redeem the amortizing notes in whole at a redemption price per amortizing note equal to the principal amount of such amortizing note as of the date of redemption, plus accrued and unpaid interest on such principal amount from, and including, the immediately preceding installment payment date to, but not including, the date of redemption, calculated at an annual rate of             % and you may not receive your expected return on the amortizing notes.

The amortizing notes will be subject to the prior claims of any secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the amortizing notes.

        The amortizing notes are unsecured obligations, ranking equally with our other senior unsecured indebtedness and effectively junior to any existing and future secured indebtedness we may incur. The indenture that will govern the amortizing notes will not restrict our or our subsidiaries' ability to incur additional debt (including secured debt) and, if we do incur additional secured debt, our assets securing any such indebtedness will be subject to prior claims by our secured creditors. In the event of the bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up of our company, our assets that secure debt will be available to pay obligations on the amortizing notes only after all debt secured by those assets has been repaid in full. Holders of the amortizing notes will participate in any remaining assets ratably with all of our other unsecured and unsubordinated creditors, including trade creditors. If there are not sufficient assets remaining to pay all creditors, then all or a portion of the amortizing notes then outstanding would remain unpaid. Additionally, if any portion of the amount payable on the amortizing notes upon acceleration is considered by a court to be unearned interest, the court could disallow recovery of any such portion. As of December 31, 2019, we had US$3,080.2 million of secured indebtedness outstanding.

The amortizing notes are not guaranteed and structurally subordinated to the liabilities of our subsidiaries.

        The amortizing notes are our obligations exclusively and not of any of our subsidiaries. Therefore, the amortizing notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. Any right of the Company to receive assets of any of its subsidiaries upon the liquidation or reorganization thereof, and the consequent right of the holders of the amortizing notes to receive the proceeds of those assets, will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such subsidiary. If the Company is recognized as a creditor of such subsidiary, its claims would still be subordinate in right of payment to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by the Company. As of December 31, 2019, our subsidiaries had $3,621.5 million of indebtedness and other liabilities outstanding, excluding intercompany indebtedness, as well as $6,630.7 million of guarantees by such subsidiaries of our indebtedness. The amortizing notes will be structurally subordinated to such guarantees.

The subordinate voting shares underlying the Units are equity interests and are subordinate to our existing and future indebtedness and preferred shares.

        Our subordinate voting shares are equity interests and do not constitute indebtedness. As such, the subordinate voting shares will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in a liquidation. Additionally, holders of our subordinate voting shares are subject to the prior dividend and liquidation rights of holders of our preferred shares, to the extent we issue preferred shares in the future and the preferred shares remain outstanding at that time. Our board of directors is authorized to issue classes or series of preferred shares without any action on the part of the holders of our subordinate voting shares and we are permitted to incur additional debt. Upon liquidation, lenders and holders of our debt securities and preferred shares would receive distributions of our available assets prior to holders of our subordinate voting shares.

Our level of indebtedness may increase and reduce our financial flexibility.

        As of December 31, 2019, we had approximately $7,684.0 million of debt outstanding (which does not include the indebtedness to be incurred under the amortizing notes). We are currently indebted under our Credit Agreements and our Notes and we may incur additional indebtedness under the Credit Agreements or otherwise in the future. We are exposed to changes in interest rates on our cash and cash in escrow, bank indebtedness and long-term debt. Debt issued at variable rates exposes us to cash flow interest rate risk. Debt issued at fixed rates exposes us to fair value interest rate risk. Our borrowings, current and future, will require interest payments and need to be repaid or refinanced, could require us to divert funds identified for other purposes to debt service and could create additional cash demands or impair our liquidity position and add financial risk for us. Diverting funds identified for other purposes for debt service may adversely affect our business and growth prospects. If we cannot generate sufficient cash flow from operations to service our debt (including payments on the amortizing notes), we may need to refinance our debt, dispose of assets, reduce or delay expenditures or issue equity to obtain necessary funds. We do not know whether we would be able to take any of these actions on a timely basis, on terms satisfactory to us or at all.

        Our level of indebtedness could affect our operations in several ways, including the following:

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  a significant portion of our cash flows could be used to service our indebtedness;

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  it may be difficult for us to satisfy our obligations with respect to the amortizing notes and our other debt;

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  the covenants contained in the agreements governing our outstanding indebtedness may limit our ability to borrow additional funds, dispose of assets, pay dividends and make certain investments;

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  our debt covenants may also affect our flexibility in planning for, and reacting to, changes in the economy and in our industry;

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  a high level of debt would increase our vulnerability to general adverse economic and industry conditions;

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  a high level of debt may place us at a competitive disadvantage compared to our competitors that are less leveraged and therefore may be able to take advantage of opportunities that our indebtedness would prevent us from pursuing; and

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  a high level of debt may impair our ability to obtain additional financing in the future for working capital, capital expenditures, debt service requirements, acquisitions or other purposes.

        In addition to our debt service obligations, our operations require material expenditures on a continuing basis. Our ability to make scheduled debt payments, including payments with respect to the amortizing notes, to refinance our obligations with respect to our indebtedness and to fund capital and non-capital expenditures necessary to maintain the condition of our operating assets and properties, as well as our capacity to fund the growth of our business, depends on our financial and operating performance. General economic conditions and financial, business and other factors affect our operations and our future performance. Many of these factors are beyond our control. We may not be able to generate sufficient cash flows to pay the interest on our debt or make payments on the amortizing notes, and future working capital, borrowings or equity financing may not be available to pay or refinance such debt. See "Description of Material Indebtedness".

If we default on our obligations to pay our indebtedness, we may not be able to make payments on the amortizing notes and such default may not constitute a default under the amortizing notes.

        Any default under the agreements governing our indebtedness that is not waived by the required lenders or holders, as applicable, and the remedies sought by the holders of indebtedness as a result of a default, could render us unable to make any installment payments on the amortizing notes and substantially decrease the market value of the Units and the amortizing notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of any default, the holders of such indebtedness could elect to declare all the funds borrowed to be immediately due and payable, together with accrued and unpaid interest, and the lenders under our revolving facility could elect to terminate their commitments thereunder. The amortizing notes do not include a cross-default or cross-acceleration feature. As such, an event of default under any such other indebtedness may not automatically create an event of default under the amortizing notes.

Our ability to pay dividends and to meet our debt obligations depends on the performance of our subsidiaries and the ability to utilize the cash flows from our subsidiaries.

        Our subsidiaries conduct a portion of our operations and own a portion of our consolidated assets. Consequently, our ability to pay dividends and meet our debt and other obligations depends on cash flows from our subsidiaries and, in the short term, our ability to raise capital from external sources. In the long term, cash flows from our subsidiaries depend on their ability to generate operating cash flows in excess of their own expenditures, common and preferred stock dividends (if any), and debt or other obligations. Our subsidiaries are separate and distinct legal entities that are not obligated to pay dividends or make loans or distributions to us (whether to enable us to pay dividends on our multiple voting shares and subordinate voting shares, to pay principal and interest on our debt, to settle, repurchase or redeem our debt (including the amortizing notes) or other securities (including the purchase contracts), or to satisfy our other obligations). In addition, certain of our subsidiaries may be limited in their ability to pay dividends or make loans or distributions to us, including, without limitation, as a result of legislation, regulation, court order, contractual restrictions (including pursuant to our credit facilities) and other restrictions or in times of financial distress. As a result, we may not be able to cause our subsidiaries and other entities to distribute funds or provide loans sufficient to enable us to pay dividends and meet our debt and other obligations.

Upon issuance of the subordinate voting shares in the Concurrent Offering and the issuance of the Units, our subordinate voting shares will incur immediate dilution.

        Upon the issuance of the subordinate voting shares in the Concurrent Offering and the issuance of the Units, our subordinate voting shares will incur immediate and substantial net tangible book value dilution on a per share basis.

A significant portion of our total outstanding subordinate voting shares may be sold into the public market in the near future, which could cause the market price of the Units, the purchase contracts and/or our subordinate voting shares to drop significantly.

        Sales of a substantial number of our subordinate voting shares in the public market could occur at any time after the expiration of the 180-day contractual lock-up period described in the "Underwriting (Conflicts of Interest)" section of this prospectus (or earlier if such lock-up period is waived by the underwriters) and holders of the Units could settle the component purchase contracts at any time. These sales, or the settlement of the purchase contracts, or the market perception that such sales or issuances could occur, could harm the prevailing market price of the Units, the purchase contracts or our subordinate voting shares. Declines in the market price of our subordinate voting shares may also materially and adversely affect the market price of the Units and the purchase contracts. We cannot predict the effect, if any, that future public sales of subordinate voting shares, the settlement of the purchase contracts or the availability of subordinate voting shares for sale will have on the market price of our subordinate voting shares, the Units or the purchase contracts. If the market price of our subordinate voting shares, the Units or the purchase contracts was to drop, this might impede our ability to raise additional capital and might cause remaining shareholders or unitholders to lose all or part of their investments.

        Upon completion of the Concurrent Offering, we will have a total of 308,889,748 subordinate voting shares outstanding, or 319,865,357 subordinate voting shares if the underwriters in the Concurrent Offering exercise their option to purchase additional subordinate voting shares from us in full. We will also have 14,000,000 Units outstanding, or 16,100,000 Units if the underwriters in this offering exercise their option to purchase additional Units in full, which will settle into up to 34,146,341 subordinate voting shares, or 39,268,293 subordinate voting shares if the underwriters exercise their option to purchase additional Units in full, issuable upon settlement of the purchase contracts, in each case based on the assumed initial public offering price of US$20.50 per subordinate voting share in the Concurrent Offering, which is the midpoint of the estimated price range set forth on the cover page of the prospectus relating to the Concurrent Offering, and assuming the purchase contracts are settled on the mandatory settlement date at the maximum settlement rate, subject to adjustment for certain events, including, but not limited to, certain dividends on our subordinate voting shares, the issuance of certain rights, options or warrants to holders of our subordinate voting shares, subdivisions or combinations of our subordinate voting shares, certain distributions of assets, debt securities, share capital or cash to holders of our subordinate voting shares and certain tender offers or exchange offers, as described under "Description of the Purchase Contracts—Adjustments to the Fixed Settlement Rates". All of the Units sold in this offering, the subordinate voting shares issuable upon settlement of the purchase contracts and the subordinate voting shares sold in the Concurrent Offering will be freely tradable without restriction or further registration under the Securities Act, by persons other than our "affiliates", as that term is defined under Rule 144 of the Securities Act. See "Shares Eligible for Future Sale".

        In addition, we expect affiliates of each of BMO Nesbitt Burns Inc., RBC Dominion Securities Inc. and Scotia Capital Inc. to commit to provide, immediately prior to the completion of the Concurrent Offering, separate margin loans (the "Margin Loans") in an aggregate principal amount totaling the sum of approximately $617.6 million and the CAD equivalent of approximately US$352.9 million as of the funding date to entities that are affiliates of, or formed for the benefit of, certain of our shareholders including, without limitation, entities that are affiliates of, or formed for the benefit of, BC Partners, Ontario Teachers, the Dovigi Group and GIC (collectively, the "Margin Loan Borrowers"). The proceeds of each Margin Loan will be used to subscribe for additional shares of Holdings or to make a loan to Holdings, in each case as described under "Description of Share Capital—Pre-Closing Capital Changes," such that Holdings will use the proceeds to redeem the PIK Notes in full. Each Margin Loan will be secured under a security and pledge agreement by a pledge of all of the subordinate voting shares or multiple voting shares held by the relevant Margin Loan Borrower, including those acquired with the proceeds from the Margin Loan (other than those sold by the selling shareholder in the Concurrent Offering), representing, in aggregate, 224,151,917 subordinate voting shares and 11,892,576 multiple voting shares (72.6% of the number of subordinate voting shares expected to be outstanding upon completion of the Concurrent Offering and all of the issued and outstanding multiple voting shares). Each Margin Loan will have a scheduled maturity of             , 2023.

        Upon expiration of the 180-day contractual lock-up period described in the "Underwriting (Conflicts of Interest)" section of this prospectus, one or more of the Margin Loan Borrowers may consider it advisable, from time to time, subject to certain requirements under the terms of the Margin Loans, to sell subordinate voting shares in order to finance the repayment of their respective Margin Loans, which number of shares may individually or in the aggregate be significant. In addition, if the price of our subordinate voting shares declines to a level that results in a margin call, absent a repayment of the applicable Margin Loans, the Margin Loan Borrowers would be required to provide additional collateral. In the case of nonpayment at maturity or another event of default (including but not limited to the Margin Loan Borrowers' inability to satisfy a margin call as described above), the lenders may, in addition to other remedies, exercise their rights under the Margin Loans to foreclose on and sell or cause the sale of the subordinate voting shares and multiple voting shares anticipated to be pledged by a Margin Loan Borrower under a Margin Loan. If subordinate voting shares (including subordinate voting shares issuable upon the conversion of the multiple voting shares) are sold by the Margin Loan Borrowers or by or on behalf of the lenders, such sales could cause our share price to decline. See "Underwriting (Conflicts of Interest)—Other Relationships Between Us and Certain Underwriters" for more information.

Regulatory actions and other events may adversely affect the trading price and liquidity of the Units.

        We expect that many investors in, and potential purchasers of, the Units will employ, or seek to employ, an equity-linked arbitrage strategy with respect to the Units. Investors would typically implement such a strategy by selling short the subordinate voting shares underlying the Units and dynamically adjusting their short position while continuing to hold the Units. Investors may also implement this type of strategy by entering into swaps on our subordinate voting shares in lieu of or in addition to short selling the subordinate voting shares. As a result, any specific rules regulating equity swaps or short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales or equity swaps with respect to our subordinate voting shares would adversely affect the ability of investors in, or potential purchasers of, the Units to conduct the arbitrage strategy that we believe they will employ, or seek to employ, with respect to the Units. This could, in turn, adversely affect the trading price and liquidity of the Units.

        The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our subordinate voting shares). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a "Limit Up-Limit Down" program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Units to effect short sales of our subordinate voting shares, borrow our subordinate voting shares or enter into swaps on our subordinate voting shares could adversely affect the trading price and the liquidity of the Units.

        In addition, if investors and potential purchasers seeking to employ an equity-linked arbitrage strategy are unable to borrow or enter into swaps on our subordinate voting shares, in each case, on commercially reasonable terms, the trading price and liquidity of the Units may be adversely affected.

You may receive subordinate voting shares upon settlement of the purchase contracts that are lower in value than the price of the subordinate voting shares just prior to the mandatory settlement date.

        Because the applicable market value of the subordinate voting shares is determined over the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding March 15, 2023, the number of subordinate voting shares delivered for each purchase contract may, on the mandatory settlement date, be greater than or less than the number of shares that would have been delivered based on the closing price (or VWAP) per subordinate voting share on the last trading day in such 20 trading day period. In addition, you will bear the risk of fluctuations in the market price of the subordinate voting shares deliverable upon settlement of the purchase contracts between the end of such period and the date such shares are delivered.

If you elect to settle your purchase contracts early, you may not receive the same return on your investment as purchasers whose purchase contracts are settled on the mandatory settlement date.

        Holders of the Units or separate purchase contracts have the option to settle their purchase contracts early at any time beginning on, and including, the business day immediately following the date of initial issuance of the Units until the second scheduled trading day immediately preceding March 15, 2023. However, if you settle your purchase contracts prior to the second scheduled trading day immediately preceding March 15, 2023, you will receive for each purchase contract a number of subordinate voting shares equal to: (i) if you settle purchase contracts prior to 5:00 p.m., New York City time, on September     , 2020,            , which is 95% of the minimum settlement rate, and (ii) if you settle purchase contracts commencing on September     , 2020, the minimum settlement rate, regardless of the current market value of our subordinate voting shares, unless you elect to settle your purchase contracts early in connection with a fundamental change, in which case you will be entitled to settle your purchase contracts at the fundamental change early settlement rate, which may be greater than the minimum settlement rate. In either case, you may not receive the same return on your investment as purchasers whose purchase contracts are settled on the mandatory settlement date.

The fundamental change early settlement rate may not adequately compensate you.

        If a "fundamental change" occurs and you elect to exercise your fundamental change early settlement right, you will be entitled to settle your purchase contracts at the fundamental change early settlement rate. Although the fundamental change early settlement rate is designed to compensate you for the lost option value of your purchase contracts as a result of the early settlement of the purchase contracts, this feature may not adequately compensate you for such loss. In addition, if the share price in the fundamental change is greater than US$        per share (subject to adjustment), this feature of the purchase contracts will not compensate you for any additional loss suffered in connection with a fundamental change. See "Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change".

        Our obligation to settle the purchase contracts at the fundamental change early settlement rate could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Upon any redemption of the amortizing notes, the cash comprising the redemption price will not compensate you for future installment payments, and you will not receive any compensation for the loss of future installment payments in the form of an increased settlement rate for the purchase contracts or otherwise.

        As described in "Description of the Amortizing Notes—Optional Redemption for Changes in Withholding Tax," in the event we are required to pay additional amounts as a result of certain changes in law, we may redeem for cash all of the amortizing notes, at our option. Any such redemption of amortizing notes will be at a redemption price equal to 100% of the principal amount of the amortizing notes to be redeemed as of the date of redemption, plus accrued and unpaid interest on such amount to, but excluding, the redemption date. Our redemption of the amortizing notes will not entitle holders of purchase contracts (as a component of Units or otherwise) to any increase to the settlement rate for the purchase contracts or any fundamental change early settlement right for the purchase contracts.

        Upon such redemption, the cash comprising the redemption price will not compensate you for any future installment payments that you would have otherwise received or any other lost value with respect to your amortizing notes or Units. Holders of Units immediately prior to such a redemption will hold only the purchase contracts following such a redemption, and no cash payments are made in respect of the purchase contracts (other than cash in lieu of fractional shares upon settlement). As a result, a redemption of the amortizing notes will result in the termination of any regular payments or income stream to Unitholders that were previously provided by the installment payments on amortizing notes comprising a part of such Units.

The minimum settlement rate and maximum settlement rate of the purchase contracts may not be adjusted for all dilutive events and any adjustment may not be adequate compensation for lost value.

        The minimum settlement rate and maximum settlement rate of the purchase contracts are subject to adjustment for certain events, including, but not limited to, certain dividends on our subordinate voting shares, the issuance of certain rights, options or warrants to holders of our subordinate voting shares, subdivisions or combinations of our subordinate voting shares, certain distributions of assets, debt securities, share capital or cash to holders of our subordinate voting shares and certain tender offers or exchange offers, as described under "Description of the Purchase Contracts—Adjustments to the Fixed Settlement Rates". The minimum settlement rate, maximum settlement rate, reference price and threshold appreciation price will not be adjusted for other events that may adversely affect the trading price of the purchase contracts or the Units and the market price of our subordinate voting shares, such as employee stock options grants, offerings of our subordinate voting shares for cash (including pursuant to the Concurrent Offering), certain exchanges of our subordinate voting shares for our other securities or in connection with acquisitions and other transactions. The terms of the Units and the separate purchase contracts do not restrict our ability to engage in these activities, and events may occur that are adverse to the interests of the holders of the purchase contracts or the Units and their value, but that do not result in an adjustment to the minimum settlement rate, maximum settlement rate, reference price and threshold appreciation price, or that result in an adjustment that is not adequate compensation for lost value.

Until the purchase contracts are settled with subordinate voting shares, you will not be entitled to any rights with respect to our subordinate voting shares, but you will be subject to all changes made with respect to our subordinate voting shares.

        Until the date on which you are treated as the record holder of subordinate voting shares on account of a settlement of the purchase contracts for or with, as the case may be, subordinate voting shares, you will not be entitled to any rights with respect to our subordinate voting shares, including voting rights and rights to receive any dividends or other distributions on our subordinate voting shares, but you will be subject to all changes affecting the subordinate voting shares. You will be treated as the record holder of any subordinate voting shares issuable upon settlement or redemption of the purchase contracts only as follows:

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  in the case of settlement of purchase contracts on the mandatory settlement date, as of 5:00 p.m., New York City time, on the last trading day of the 20 consecutive trading day period during which the applicable market value is determined;

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  in the case of settlement of purchase contracts in connection with any early settlement at the holder's option, as of 5:00 p.m., New York City time, on the early settlement date;

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  in the case of settlement of purchase contracts following exercise of a holder's fundamental change early settlement right, as of 5:00 p.m., New York City time, on the fundamental change early settlement date; and

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  in the case of settlement of purchase contracts following exercise by us of our early mandatory settlement right, as of 5:00 p.m., New York City time, on the notice date.

        For example, in the event that an amendment is proposed to our Articles or our bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the date specified above on which you are treated as the record holder of the subordinate voting shares, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our subordinate voting shares once you become a shareholder.

Some significant restructuring transactions may not constitute fundamental changes, in which case we would not be obligated to early settle the purchase contracts, and you will not have the right to require repurchase of your amortizing notes upon a fundamental change.

        Upon the occurrence of specified fundamental changes, you will have the right to require us to settle the purchase contracts. You will not have the right to require repurchase of your amortizing notes upon a fundamental change, however. Additionally, the definition of "fundamental change" herein is limited to specified corporate events and may not include other events that might adversely affect our financial condition or the value of the purchase contracts. For example, events such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us may not constitute a fundamental change requiring us to settle the purchase contracts at the applicable fundamental change early settlement rate. In the event of any such events, the holders of the purchase contracts would not have the right to require us to settle the purchase contracts at the applicable fundamental change early settlement rate, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the trading price of the purchase contracts and/or the amortizing notes.

We may not have the ability to raise the funds necessary to repurchase the amortizing notes following the exercise of our early mandatory settlement right, and our debt outstanding at that time may contain limitations on our ability to repurchase the amortizing notes.

        If we elect to exercise our early mandatory settlement right, holders of the amortizing notes will have the right to require us to repurchase the amortizing notes on the repurchase date at the repurchase price described under "Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder". However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of amortizing notes surrendered for repurchase. In addition, our ability to pay the relevant repurchase price for the amortizing notes may be limited by agreements governing our current and future indebtedness. Our failure to repurchase amortizing notes at a time when the repurchase is required by the indenture would constitute a default under the indenture. A default under the indenture could also lead to a default under agreements governing our indebtedness outstanding at that time. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and the repurchase price for the amortizing notes.

The secondary market for the Units, the purchase contracts and the amortizing notes may be illiquid.

        Prior to this offering and the Concurrent Offering, there has been no public market for the Units or our subordinate voting shares. Our subordinate voting shares have been approved for listing on the NYSE under the symbol "GFL" and our subordinate voting shares have been conditionally approved for listing on the TSX under the symbol "GFL". In addition, we have applied to list the Units on NYSE under the symbol "GFLU", subject to satisfaction of minimum listing standards with respect to the Units. The subordinate voting shares deliverable upon settlement of all purchase contracts are also expected to be listed on the NYSE and we intend to apply to list the subordinate voting shares deliverable upon settlement of all purchase contracts on the TSX. However, we can give no assurance that the Units will be so listed. In addition, the underwriters have advised us that they intend to make a market in the Units, but the underwriters are not obligated to do so. However, listing on the NYSE and/or TSX does not guarantee that a trading market will develop, and the underwriters may discontinue market making at any time in their sole discretion without prior notice to Unit holders. Accordingly, we cannot assure you that a liquid trading market will develop for the Units (or, if developed, that a liquid trading market will be maintained), that you will be able to sell Units at a particular time or that the prices you receive when you sell will be favorable.

        Beginning on the business day immediately succeeding the date of initial issuance of the Units, purchasers of Units will be able to separate each Unit into a purchase contract and an amortizing note. We are unable to predict how the separate purchase contracts or the separate amortizing notes will trade in the secondary market, or whether that market will be liquid or illiquid. We will not initially apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system, but we may apply to list such separate purchase contracts and separate amortizing notes in the future as described herein. If (i) a sufficient number of Units are separated into separate purchase contracts and separate amortizing notes and traded separately such that applicable listing requirements are met and (ii) a sufficient number of holders of such separate purchase contracts and separate amortizing notes request that we list such separate purchase contracts and separate amortizing notes, we may endeavor to list such separate purchase contracts and separate amortizing notes on an exchange of our choosing (which may or may not be the NYSE) subject to applicable listing requirements. However, even if we do so apply to list such separate purchase contracts or separate amortizing notes, we cannot assure you that such securities will be approved for listing.

The purchase contract agreement will not be qualified under the Trust Indenture Act, and the obligations of the purchase contract agent are limited.

        The purchase contract agreement between us and the purchase contract agent will not be qualified as an indenture under the Trust Indenture Act of 1939, and the purchase contract agent will not be required to qualify as a trustee under the Trust Indenture Act. Thus, you will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract agreement or the purchase contract agent. The amortizing notes constituting a part of the Units will be issued pursuant to an indenture, which has been qualified under the Trust Indenture Act. Accordingly, if you hold Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the amortizing notes. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

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  disqualification of the indenture trustee for "conflicting interests", as defined under the Trust Indenture Act;

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  provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

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  the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

The U.S. and Canadian federal income tax consequences relating to the Units are uncertain.

        The Units are complex financial instruments and no statutory, judicial or administrative authority directly addresses all aspects of the treatment of the Units or instruments similar to the Units for U.S. or Canadian federal income tax purposes, and no assurance can be given that the Internal Revenue Service ("IRS") or Canada Revenue Agency ("CRA") will agree with the tax consequences described herein. As a result, the U.S. and Canadian federal income tax consequences of the purchase, ownership and disposition of the Units are unclear. We have not sought any rulings concerning the treatment of the Units, and the tax consequences described herein are not binding on the IRS, the CRA or the courts in the United States or Canada, any of which could disagree with the explanations or conclusions contained in this summary. Accordingly, you should consult your tax advisor regarding the consequences to you of the possible recharacterization of the components of a Unit as a single instrument. See "Material United States Federal Income Tax Consequences to U.S. Holders" and "Material Canadian Federal Income Tax Consequences".

You may be subject to tax upon an adjustment to the settlement rate of the purchase contracts even though you do not receive a corresponding cash distribution.

        You might be treated as receiving a constructive distribution from us if (i) the fixed settlement rates are adjusted and as a result of such adjustment your proportionate interest in our assets or earnings and profits is increased and (ii) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the fixed settlement rates would not be considered made pursuant to such a formula if the adjustment were made to compensate you for taxable distributions with respect to our subordinate voting shares (for example, if we increase the cash dividend on our subordinate voting shares). Certain of the possible settlement rate adjustments (including, without limitation, adjustments in respect of taxable dividends to holders of our subordinate voting shares and as discussed in "Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change") may not qualify as being pursuant to a bona fide reasonable adjustment formula. Thus, under certain circumstances, an increase in the fixed settlement rates might give rise to a constructive distribution to you even though you would not receive any cash related thereto. In addition, in certain situations, you might be treated as receiving a constructive distribution if we fail to adjust the fixed settlement rates. Any constructive distribution will generally be taxable as a dividend as described below in "Material United States Federal Income Tax Consequences to U.S. Holders—Ownership of Units—Subordinate Voting Shares Acquired under a Purchase Contract—Distributions". It is not clear, however, whether any such dividend would be eligible for reduced rates of taxation available to certain non-corporate United States Holders.

Any adverse rating action with respect to the Units may cause their trading price to fall.

        We do not intend to seek a rating on the Units and Moody's and S&P have both assigned us non-investment grade credit ratings on our debt. However, if a rating service were to rate the Units and if such rating service were to lower its rating on the Units below the rating initially assigned to the Units or otherwise announces its intention to put the Units on credit watch, the trading price of the Units could decline. The credit rating process is contingent upon a number of factors, many of which are beyond our control.

We may invest or spend the proceeds of this offering and the Concurrent Offering in ways with which you may not agree or in ways which may not yield a return.

        The net proceeds from the sale of the Units by us in this offering and the sale of our subordinate voting shares by us in the Concurrent Offering may initially or temporarily be used for general corporate purposes prior to the repayment of our indebtedness. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may also be invested with a view towards long-term benefits for our shareholders and this may not increase our operating results or market value. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.

The agreements governing the Units will provide that each of us, the purchase contract agent and the trustees will waive our and their respective rights to trial by jury with respect to claims arising under such agreements, which could result in less favorable outcomes to the plaintiff(s) in any such action.

        The agreements governing the Units will provide that, to the fullest extent permitted by law, each of us, the purchase contract agent and the trustees, as applicable, will waive our and their respective rights to a jury trial in any action or proceeding arising out of such agreements or the transactions contemplated thereby, except for any claim under the U.S. federal securities laws.

        If we, the purchase contract agent or the trustees opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with applicable U.S. state and federal law. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to such agreements and the Units. Accordingly, Unit holders, including holders that acquired Units in a secondary transaction, are subject to these provisions to the extent any action or proceeding is brought on their behalf by the purchase contract agent and/or the trustees to the extent permitted by applicable law. It is advisable that you consult legal counsel regarding the jury waiver provision before investing in the Units.

        If the purchase contract agent and/or the trustees bring a claim against us in connection with matters arising under such agreements or the Units either on their own behalf or on your behalf, except for claims under U.S. federal securities laws, the purchase contract agent and/or the trustees will waive its right to a jury trial, which may have the effect of limiting and discouraging lawsuits against us. If a jury trial is waived, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in any such action. Nevertheless, if this jury trial waiver provision is not enforced, to the extent a court action proceeds, it would proceed under the terms of such agreements with a jury trial. Investors cannot waive our compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder.

Risks Related to Ownership of our Subordinate Voting Shares and Multiple Voting Shares

The Investors will continue to have significant influence over us upon completion of this offering and the Concurrent Offering.

        Our multiple voting shares have 10 votes per share and our subordinate voting shares, which are the shares we and the selling shareholder are selling in the Concurrent Offering, have one vote per share. Collectively, Patrick Dovigi, Josaud Holdings Inc., Josaud II Holdings Inc., Sejosa Holdings Inc. and Sejosa II Holdings Inc. (the "Dovigi Group") will hold all of our issued and outstanding multiple voting shares, approximately 3.7% of our total issued and outstanding shares and approximately 27.8% of the voting power attached to all of the shares (approximately 3.6% and 27.1%, respectively, if the underwriters exercise their option to purchase additional subordinate voting shares from us in the Concurrent Offering in full). Each of Sejosa Holdings Inc., Sejosa II Holdings Inc., Josaud Holdings Inc. and Josaud II Holdings Inc. is owned directly or indirectly by Patrick Dovigi, his family members and discretionary trusts settled by family members of Patrick Dovigi.

        Upon completion of the Concurrent Offering, the Investors will hold approximately 68.5% of our total issued and outstanding shares and approximately 76.4% of the voting power attached to all of the shares (approximately 66.3% and 74.5%, respectively, if the underwriters exercise their option to purchase additional subordinate voting shares from us in the Concurrent Offering in full).

        The Investors will have significant influence over us and decisions that require shareholder approval, including election of directors and significant corporate transactions. As long as the Investors, or affiliates thereof, own or control at least a majority of the voting power attached to all of the shares, they will have the ability to exercise substantial control over all corporate actions requiring shareholder approval, irrespective of how our other shareholders may vote, including the election and removal of directors and the size of our board of directors, any amendment of our articles ("Articles") or by-laws, or the approval of any significant corporate transaction, including a sale of substantially all of our assets. Even if their ownership falls below 50% of the voting power attached to all of the shares, the Investors, or affiliates thereof, will continue to be able to strongly influence or effectively control our decisions. The Investor Rights Agreements that the Investors will enter into at the closing of the Concurrent Offering will provide the Investors with certain director nomination rights and pre-emptive rights to subscribe for additional subordinate voting shares (or multiple voting shares, as applicable).

        Each of our directors and officers owes a fiduciary duty to us and must act honestly and in good faith with a view to our best interests. However, any director and/or officer that is a shareholder, even a controlling shareholder, is entitled to vote its shares in its own interests, which may not always be in the interests of our shareholders generally. The concentration of voting power may have the effect of delaying, deferring or preventing a change in control of our Company, impeding a merger, consolidation, takeover or other business combination involving us or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could have a material adverse effect on the market price of our subordinate voting shares, the Units, the separate purchase contracts and the amortizing notes. The issuance of stock options and other convertible securities could lead to greater concentration of subordinate voting share ownership among insiders and could lead to dilution of subordinate voting share ownership which could lead to depressed subordinate voting share, Unit, separate purchase contract and amortizing note prices. Furthermore, the conversion of multiple voting shares to subordinate voting shares could lead to dilution of subordinate voting share ownership. We may also take actions that our other shareholders do not view as beneficial, which may adversely affect our results of operations and financial condition and cause the value of your investment to decline.

We cannot predict the impact our dual class share structure may have on our share price.

        We cannot predict whether our dual class share structure will result in a lower or more volatile market price of our subordinate voting shares or in adverse publicity or other adverse consequences. For example, certain stock market index providers have announced restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual or multi-class capital structures to be included in their indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities "with unequal voting structures" in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our dual class capital structure would make us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices will not be investing in our stock. These policies are still fairly new and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of our dual class structure, we will likely be excluded from certain of these indices and other stock indices may take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from stock indices would likely preclude investment by many of these funds and could make our subordinate voting shares less attractive to other investors. As a result, the market price and liquidity of our subordinate voting shares, and in turn the market price of the Units, the separate purchase contracts and the amortizing notes, could be adversely affected.

An active, liquid and orderly trading market for our subordinate voting shares may not develop, and you may not be able to sell the subordinate voting shares that you receive upon settlement of a purchase contract at an attractive price.

        The TSX has conditionally approved our listing application for our subordinate voting shares. There is currently no market through which our subordinate voting shares may be sold and, if a market for our subordinate voting shares does not develop or is not sustained, you may not be able to sell the subordinate voting shares that you receive upon settlement of a purchase contract at an attractive price. This may affect the pricing of the subordinate voting shares in the secondary market, the transparency and availability of trading prices, the liquidity of the subordinate voting shares and the extent of issuer regulation. The initial public offering price of our subordinate voting shares was determined through negotiations between us and the underwriters. The initial public offering price may not be indicative of the market price of our subordinate voting shares after the Concurrent Offering. In the absence of an active trading market for our subordinate voting shares, investors may not be able to sell their subordinate voting shares at an attractive price. We cannot predict the price at which our subordinate voting shares will trade.

        In addition, the terms of the Margin Loans will restrict the Margin Loan Borrowers from selling the subordinate voting shares and multiple voting shares anticipated to be pledged as security thereunder unless certain requirements are met at the time of the sale. As a result, a significant portion of the outstanding subordinate voting shares and all of the multiple voting shares will be subject to restrictions on sale during the term of the Margin Loans, which may also affect the pricing of the subordinate voting shares in the secondary market and the liquidity of the subordinate voting shares.

As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our securityholders. We are also permitted to rely on exemptions from certain governance standards applicable to U.S. issuers.

        As a foreign private issuer, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and therefore there may be less publicly available information about us than if we were a U.S. domestic issuer. For example, we are not subject to the proxy rules in the United States and disclosure with respect to our annual meetings will be governed by Canadian requirements. In addition, our officers, directors and Investors are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and Investors purchase or sell our subordinate voting shares.

        We may also take advantage of certain provisions in the NYSE Listing Rules that allow us to follow Canadian law for certain governance matters. Applicable Canadian laws encourage, but do not require, that a majority of our board of directors consists of independent directors. Our board of directors therefore may include fewer independent directors than would be required if we were subject to NYSE listing standards. In addition, we are not subject to NYSE listing standards that require that independent directors regularly have scheduled meetings at which only independent directors are present. Canadian securities laws encourage, but do not require, that we adopt a compensation committee and a nominating committee that is comprised entirely of independent directors. As a result, our practice varies from the requirements of NYSE listing standards, which set forth certain requirements as to the responsibilities, composition and independence of compensation and nominating committees. Canadian securities laws do not require that we disclose information regarding third-party compensation of our directors or director nominees. As a result, our practice varies from the third-party compensation disclosure requirements of NYSE standards.

        Furthermore, quorum requirements applicable to general meetings of shareholders as set out in the OBCA differ from the requirement of NYSE listing standards, which requires that an issuer provide in its by-laws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting stock. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

We may lose foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

        Following completion of this offering and the Concurrent Offering, we will be a "foreign private issuer", as such term is defined in Rule 405 of Regulation C under the Exchange Act. We may in the future lose our foreign private issuer status if a majority of our shares are held in the U.S. and we fail to meet the additional requirements necessary to avoid loss of foreign private issuer status, such as if: (1) a majority of our directors or executive officers are U.S. citizens or residents; (2) a majority of our assets are located in the U.S.; or (3) our business is administered principally in the U.S.

        If we lose our foreign private issuer status and decide, or are required, to register as a U.S. domestic issuer, the regulatory and compliance costs to us will be significantly more than the costs incurred as a foreign private issuer. In such event, we would not be eligible to use foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are generally more detailed and extensive than the forms available to a foreign private issuer.

We may be unable to maintain our credit rating.

        We may be unable to maintain our credit rating or execute our financial strategy. Our ability to execute our financial strategy depends in part on our ability to maintain the current ratings on our debt. Moody's and S&P have both assigned us non-investment grade credit ratings. The credit rating process is contingent upon a number of factors, many of which are beyond our control. Our rating may not remain in effect for any given period of time and our rating may be revised or withdrawn entirely by the rating agency in the future if, in its judgement, circumstances so warrant. If we cannot maintain our current rating, our interest expense could increase and our ability to obtain financing on favourable terms may be adversely affected.

A significant portion of our total outstanding indebtedness will become due over the next four years.

        Our current cash and liquidity position may not be sufficient to repay a portion of our existing indebtedness, including the 2022 Notes and the 2023 Notes (as defined herein) as they mature in 2022 and 2023, respectively. Our ability to continue as a going concern is dependent on us being able to obtain the necessary financing to satisfy our liabilities as they become due. There can be no assurances that we will be successful in securing adequate financing or secure adequate financing on reasonable terms. See "Description of Material Indebtedness".

In making your investment decision in determining whether to purchase the Units, you should be aware that we are only responsible for the information contained in this prospectus and in any free writing prospectus that we prepare or authorize and to which we specifically direct you.

        Information about GFL, and statements made by Patrick Dovigi, our Founder and Chief Executive Officer, Luke Pelosi, our Chief Financial Officer, and Ted Manziaris prior to the filing of our registration statement on Form F-1 dated July 19, 2019, were published in an August 30, 2019 article in The Globe and Mail, Report on Business Magazine. The full text of the article has been included in a media free writing prospectus that we filed on September 6, 2019 with the SEC. The article presented certain statements about GFL, our business strategy, our industry and our competitors in isolation and did not disclose many of the related clarifications, risks and uncertainties described in this prospectus.

        In making your investment decision in determining whether to purchase the Units, you should be aware that we are only responsible for the information contained in this prospectus and in any free writing prospectus that we prepare or authorize and to which we specifically direct you. Articles and other press coverage about our company present information in isolation and do not contain all of the information included in this prospectus, including the risks and uncertainties described in this prospectus. You should carefully evaluate all of the information included in this prospectus, including the risks described in this section and throughout the prospectus.

Because we are a corporation incorporated in Ontario and some of our directors and officers are resident in Canada, it may be difficult for investors in the United States to enforce civil liabilities against us based solely upon the federal securities laws of the United States. Similarly, it may be difficult for Canadian investors to enforce civil liabilities against our directors and officers residing outside of Canada.

        We are a corporation incorporated under the laws of Ontario with our principal place of business in Vaughan, Canada. Some of our directors and officers and the auditors or other experts named herein are residents of Canada and all or a substantial portion of our assets and those of such persons are located outside the United States. Consequently, it may be difficult for U.S. investors to effect service of process within the United States upon us or our directors or officers or such auditors who are not residents of the United States, or to realize in the United States upon judgements of courts of the United States predicated upon civil liabilities under the Securities Act. Investors should not assume that Canadian courts: (1) would enforce judgements of U.S. courts obtained in actions against us or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or the securities or blue sky laws of any state within the United States or (2) would enforce, in original actions, liabilities against us or such persons predicated upon the U.S. federal securities laws or any such state securities or blue sky laws.

        Similarly, some of our directors and officers are residents of countries other than Canada and all or a substantial portion of the assets of such persons are located outside Canada. As a result, it may be difficult for Canadian investors to initiate a lawsuit within Canada against these non-Canadian residents. In addition, it may not be possible for Canadian investors to collect from these non-Canadian residents judgements obtained in courts in Canada predicated on the civil liability provisions of securities legislation of certain of the provinces and territories of Canada. It may also be difficult for Canadian investors to succeed in a lawsuit in the United States, based solely on violations of Canadian securities laws.

The Investors, whose interests may differ from yours, have significant control over our business.

        The Investors are our substantial shareholders and certain Investors have representation on our board of directors. This could lead to conflicts of interest, real or perceived, at the board or management level where the interests of the Investors may differ from yours. Further, the Investors are in a position to effectively influence our management, and their interests may differ from those of the holders of our subordinate voting shares and holders of the Units. If the Investors exercise such rights, a change of control and/or a fundamental change may occur and we will be required to comply with our obligations under the Notes Indentures (as defined herein), the Units and other agreements. See "Principal and Selling Shareholders" and "Description of Material Indebtedness".

Future offerings of debt securities, which would rank senior to our subordinate voting shares (and may rank senior to the amortizing notes) upon our bankruptcy or liquidation, and future offerings of equity securities that may be senior to our subordinate voting shares for the purposes of dividend and liquidating distributions, may adversely affect the market price of our subordinate voting shares and the Units.

        In the future, we may attempt to increase our capital resources by making offerings of debt securities or additional offerings of equity securities. Upon bankruptcy or liquidation, holders of our debt securities and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our subordinate voting shares. Additional equity offerings may dilute the holdings of our existing shareholders or reduce the market price of our subordinate voting shares, or both. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control. As a result, we cannot predict or estimate the amount, timing or nature of our future offerings, and holders of our subordinate voting shares and/or Units bear the risk of our future offerings reducing the market price of our subordinate voting shares and/or Units and diluting their ownership interest in the Company.

Any issuance of preferred shares could make it difficult for another company to acquire us or could otherwise adversely affect holders of our subordinate voting shares, which could depress the market price of our subordinate voting shares and may negatively affect your investment in the Units.

        Upon completion of the Concurrent Offering, our board of directors will have the authority to issue preferred shares and to determine the preferences, limitations and relative rights of preferred shares and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our shareholders. Our preferred shares could be issued with liquidation, dividend and other rights superior to the rights of our subordinate voting shares. The potential issuance of preferred shares may delay or prevent a change in control of us, discourage bids for our subordinate voting shares at a premium over the market price, adversely affect the market price and other rights of the holders of our subordinate voting shares and negatively affect your investment in the Units.

The issuance of additional subordinate voting shares or multiple voting shares may have a dilutive effect on the interests of our shareholders.

        The issuance of additional multiple voting shares or subordinate voting shares may have a dilutive effect on the interests of our shareholders. The number of subordinate voting shares and multiple voting shares that we are authorized to issue is unlimited. We may, in our sole discretion, subject to applicable law and the rules of the NYSE and the TSX, issue additional multiple voting shares or subordinate voting shares from time to time (including pursuant to any equity-based compensation plans that may be introduced in the future), and the interests of shareholders may be diluted thereby.

Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

        Our by-laws provide that we will indemnify our directors and officers. In addition, we expect to enter into agreements prior to the closing of the Concurrent Offering to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of the indemnification agreements with our director nominees and each of our directors and officers, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of Ontario, Canada, if the basis of the indemnitee's involvement was by reason of the fact that the indemnitee is or was a director or officer of the Company or any of its subsidiaries. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance within 30 days of such request all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

We are governed by the corporate laws in Ontario, Canada, which in some cases have a different effect on shareholders than the corporate laws in Delaware, United States.

        The material differences between the OBCA and our Articles as compared to the Delaware General Corporation Law (the "DGCL") which may be of most interest to shareholders include the following: (1) for material corporate transactions (such as mergers and amalgamations, other extraordinary corporate transactions and amendments to our Articles), the OBCA generally requires at least a two-thirds majority vote by shareholders, whereas the DGCL generally only requires a majority vote of shareholders for similar material corporate transactions; (2) under the OBCA, shareholders holding 5% or more of our subordinate voting shares in the aggregate can requisition a special meeting at which any matters that can be voted on at our annual meeting can be considered, whereas the DGCL does not give this right; (3) the OBCA requires at least a 50% +1 majority vote by shareholders to pass a resolution for one or more directors to be removed unless otherwise specified in the company's articles, whereas the DGCL only requires the affirmative vote of a majority of the shareholders; however, many public company charters limit removal of directors to a removal for cause; and (4) under the OBCA and our Articles, our authorized share structure can be amended by a special resolution of the shareholders (and a special separate resolution may be required by shareholders of a share class or series whose rights will be prejudiced), whereas under the DGCL, a majority vote by shareholders is generally required to amend a corporation's certificate of incorporation and a separate class vote may be required to authorize alterations to a corporation's authorized share structure. We cannot predict if investors will find our subordinate voting shares less attractive because of these material differences. If some investors find our subordinate voting shares less attractive as a result, there may be a less active trading market for our subordinate voting shares and our share price may be more volatile. See "Comparison of Shareholder Rights".

Our Articles and by-laws provide that any derivative actions, actions relating to breach of fiduciary duties and other matters relating to our internal affairs will be required to be litigated in Canada, which could limit your ability to obtain a favourable judicial forum for disputes with us.

        Prior to the closing of the Concurrent Offering, we will be adopting a forum selection provision that provides that, unless we consent in writing to the selection of an alternative forum, the Superior Court of Justice of the Province of Ontario, Canada (the "Court") and appellate courts therefrom (or, failing such Court, any other "court" as defined in the OBCA, having jurisdiction, and the appellate courts therefrom), will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action or proceeding asserting a breach of fiduciary duty owed by any of our directors, officers or other employees to us, or (3) any action or proceeding asserting a claim arising pursuant to any provision of the OBCA or our Articles. Our forum selection provision also provides that our shareholders are deemed to have consented to personal jurisdiction in the Province of Ontario and to service of process on their counsel in any foreign action initiated in violation of our provision. Therefore, it may not be possible for shareholders to litigate any action relating to the foregoing matters outside of the Province of Ontario. To the fullest extent permitted by law, our forum selection provision applies to claims arising under U.S. federal securities laws. In addition, investors cannot waive compliance with U.S. federal securities laws and the rules and regulations thereunder.

        Our forum selection provision seeks to reduce litigation costs and increase outcome predictability by requiring derivative actions and other matters relating to our affairs to be litigated in a single forum. While forum selection clauses in corporate charters and by-laws/articles are becoming more commonplace for public companies in the United States and have been upheld by courts in certain states, a recent decision of the Supreme Court of Canada has cast some uncertainty as to whether forum selection clauses would be upheld in Canada. Accordingly, it is possible that the validity of our forum selection provision could be challenged and that a court could rule that such provision is inapplicable or unenforceable. If a court were to find our forum selection provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions and we may not obtain the benefits of limiting jurisdiction to the courts selected.

Provisions of Canadian law may delay, prevent or make undesirable an acquisition of all or a significant portion of our shares or assets.

        The Investment Canada Act subjects direct acquisition of control (as defined therein) of us by a "non-Canadian" (as defined therein) to government review. A reviewable acquisition may not proceed unless the relevant Minister is satisfied that the investment is likely to be of net benefit to Canada. This could prevent or delay a change of control and may eliminate or limit strategic opportunities for shareholders to sell their subordinate voting shares.

        Furthermore, acquisitions of our subordinate voting shares may be subject to filing and clearance requirements under the Competition Act (Canada) where certain thresholds are exceeded. This legislation permits the Commissioner of Competition, or Commissioner, to review any acquisition or establishment, directly or indirectly, including through the acquisition of shares, of control over or of a significant interest in us. Otherwise, there are no limitations either under the laws of Canada or Ontario, or in our Articles on the rights of non-Canadians to hold or vote our subordinate voting shares. Any of these provisions may discourage a potential acquirer from proposing or completing a transaction that may have otherwise presented a premium to our shareholders.

Our senior management team has limited experience managing a public company, and regulatory compliance may divert its attention from the day-to-day management of our business.

        The individuals who now constitute our senior management team have relatively limited experience managing a publicly-traded company and limited experience complying with the increasingly complex laws pertaining to public companies compared to senior management of other publicly traded companies. Our senior management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under U.S. and Canadian securities laws. In particular, these new obligations will require substantial attention from our senior management and could divert their attention away from the day-to-day management of our business.

We expect to pay dividends on our subordinate voting shares and multiple voting shares.

        Payment of dividends is dependent on cash flows of the business and is subject to change. The declaration and payment of future dividends will be at the discretion of our board of directors, are subject to compliance with applicable law and any contractual provisions, including under the Credit Agreements and other agreements governing our current and future indebtedness, that restrict or limit our ability to pay dividends, and will depend upon, among other factors, our results of operations, financial condition, earnings, capital requirements and other factors that our board of directors deems relevant. There can be no assurance that we will be in a position to pay dividends at the same rate (or at all) in the future.

        Because a significant portion of our operations is through our subsidiaries, our ability to pay dividends depends, in part, on our receipt of cash dividends from our operating subsidiaries, which may restrict our ability to pay dividends as a result of the laws of their jurisdiction of organization, agreements of our subsidiaries or covenants under any existing and future outstanding indebtedness we or our subsidiaries incur. See "Description of Material Indebtedness" for a description of the restrictions on our ability to pay dividends.

If securities or industry analysts do not publish research or publish unfavourable research about our business, the market prices of our subordinate voting shares, the Units, the separate purchase contracts and the amortizing notes and trading volume of the foregoing could decline.

        The trading market for our subordinate voting shares, the Units, the separate purchase contracts and the amortizing notes will be influenced by research and reports that industry or securities analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on us or our business. If no securities or industry analysts commence coverage of us or our business, the market prices of our subordinate voting shares, the Units, the separate purchase contracts and the amortizing notes would likely be negatively impacted. In the event securities or industry analysts initiated coverage, if one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause the market prices of our subordinate voting shares, the Units, the separate purchase contracts and the amortizing notes and the trading volume of the foregoing to decline. Moreover, if our results of operations do not meet the expectations of the investor community, or one or more of the analysts who cover us downgrades our subordinate voting shares or publishes unfavourable research about our business, our subordinate voting share price could decline.

DESCRIPTION OF THE UNITS

        We are offering 14,000,000 Units (or 16,100,000 Units if the underwriters exercise their option to purchase additional Units in full), each with a stated amount of US$50.00 (or $66.67). Each Unit is comprised of a prepaid stock purchase contract (a "purchase contract") issued by us and a senior amortizing note (an "amortizing note") issued by us. The following summary of the terms of the Units, the summary of the terms of the purchase contracts set forth under the caption "Description of the Purchase Contracts" and the summary of the terms of the amortizing notes set forth under the caption "Description of the Amortizing Notes" in this prospectus contain a description of certain terms of the Units and their components but are not complete and are subject to, and qualified in their entirety by reference to, the related contracts. We refer you to:

  •
  the purchase contract agreement (the "purchase contract agreement"), to be dated the date of first issuance of the Units, to be entered into among us, U.S. Bank N.A., as purchase contract agent (the "purchase contract agent") and attorney-in-fact for the holders of purchase contracts from time to time, U.S. Bank N.A., as U.S. trustee (the "U.S. trustee") and Computershare Trust Company of Canada, as Canadian trustee (the "Canadian trustee", and, together with the U.S. trustee, the "trustees"), under the indenture described below, pursuant to which the purchase contracts and Units will be issued; and

  •
  the indenture between us, as issuer, and U.S. Bank N.A., as the trustee, and a related supplemental indenture, among us, as issuer, and the trustees, each to be dated the date of first issuance of the Units, under which the amortizing notes will be issued.

        The form of indenture and the form of purchase contract agreement have each been filed as an exhibit to the registration statement of which this prospectus forms a part and with the Canadian securities regulatory authorities.

        As used in this section, unless the context otherwise requires, the terms "GFL", the "Company", "us", "we" or "our" refer to GFL Environmental Inc. and not any of its subsidiaries or affiliates.

Components of the Units

        Each Unit offered is comprised of:

  •
  a prepaid stock purchase contract issued by us pursuant to which we will deliver to the holder, not later than 5:00 p.m., New York City time, on March 15, 2023 (subject to postponement in certain limited circumstances, the "mandatory settlement date"), unless earlier settled, a number of subordinate voting shares per purchase contract equal to the settlement rate described below under "Description of the Purchase Contracts—Delivery of Subordinate Voting Shares;" and

  •
  a senior amortizing note issued by us with an initial principal amount of US$                that pays equal quarterly installments of US$                per amortizing note (except for the June 15, 2020 installment payment, which will be US$                per amortizing note), which cash payment in the aggregate will be equivalent to            % per year with respect to the US$50.00 stated amount per Unit.

        Unless previously settled at your option as described in "Description of the Purchase Contracts—Early Settlement" or "Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change" or settled at our option as described in "Description of the Purchase Contracts—Early Mandatory Settlement at Our Election" we will deliver to you not more than                        subordinate voting shares and not less than                        subordinate voting shares on the mandatory settlement date, based upon the applicable "settlement rate" (as defined under "Description of the Purchase Contracts—Delivery of Subordinate Voting Shares"), which is subject to adjustment as described herein, and the "applicable market value" (as defined under "Description of the Purchase Contracts—

Delivery of Subordinate Voting Shares") of our subordinate voting shares, as described below under "Description of the Purchase Contracts—Delivery of Subordinate Voting Shares".

        Each amortizing note will have an initial principal amount of US$                . On each March 15, June 15, September 15 and December 15, commencing on June 15, 2020, we will pay equal cash installments of US$                on each amortizing note (except for the June 15, 2020 installment payment, which will be US$                per amortizing note). Each installment payment will constitute a payment of interest (at a rate of            % per annum) and a partial repayment of principal on the amortizing note, allocated as set forth on the amortization schedule set forth under "Description of the Amortizing Notes—Amortization Schedule".

        The stated amount of each Unit must be allocated between the amortizing note and the purchase contract based upon their relative fair market values. We have determined that the fair market value of each amortizing note is US$                and the fair market value of each purchase contract is US$                        , as set forth in the purchase contract agreement. Each holder agrees to such allocation and this position will be binding upon each holder (but not on the Internal Revenue Service).

Separating and Recreating Units

        Upon the conditions and under the circumstances described below, a holder of a Unit will have the right to separate a Unit into its component parts, and a holder of a separate purchase contract and a separate amortizing note will have the right to combine the two components to recreate a Unit.

Separating Units

        At initial issuance, the purchase contracts and amortizing notes may be purchased and transferred only as Units and will trade under the CUSIP number for the Units.

        On any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the second scheduled trading day immediately preceding March 15, 2023 or, if earlier, the second scheduled trading day immediately preceding any "early mandatory settlement date" (as defined under "Description of the Purchase Contracts") and also excluding the business day immediately preceding any installment payment date (provided that the right to separate the Units shall resume after such business day), you will have the right to separate your Unit into its constituent purchase contract and amortizing note (which we refer to as a "separate purchase contract" and a "separate amortizing note", respectively, and which will thereafter trade under their respective CUSIP numbers), in which case that Unit will cease to exist. If you beneficially own a Unit, you may separate it into its component purchase contract and component amortizing note by delivering written instructions to the broker or other direct or indirect participant through which you hold an interest in your Unit (your "participant") to notify The Depository Trust Company ("DTC") through DTC's Deposit/Withdrawal at Custodian ("DWAC") system of your desire to separate the Unit. Holders who elect to separate a Unit into its constituent purchase contract and amortizing note shall be responsible for any fees or expenses payable in connection with such separation.

        "Business day" means any day other than a Saturday, Sunday or any day on which banking institutions in New York, New York or Toronto, Ontario are authorized or obligated by applicable law or executive order to close or be closed.

        Separate purchase contracts and separate amortizing notes will be transferable independently from each other.

Recreating Units

        On any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the second scheduled trading day immediately preceding March 15, 2023 or, if earlier, the second scheduled trading day immediately preceding any early mandatory settlement date and also excluding the business day immediately preceding any installment payment date (provided that the right to recreate the Units shall resume after such business day), you may recreate a Unit from your separate purchase contract and separate amortizing note. If you beneficially own a separate purchase contract and a separate amortizing note, you may recreate a Unit by delivering written instruction to your participant to notify DTC through DTC's DWAC system of your desire to recreate the Unit. Holders who elect to recreate Units shall be responsible for any fees or expenses payable in connection with such recreation.

Global Securities

        Your Unit, purchase contract and amortizing note will be represented by global securities registered in the name of a nominee of DTC. You will not be entitled to receive definitive physical certificates for your Units, purchase contracts or amortizing notes, except under the limited circumstances described under "Book-Entry Procedures and Settlement". Beneficial interests in a Unit and, after separation, the separate purchase contract and separate amortizing note will be represented through book-entry accounts of, and transfers will be effected through, direct or indirect participants in DTC.

Deemed Actions by Holders by Acceptance

        Each holder of Units or separate purchase contracts, by acceptance of such securities, will be deemed to have:

  •
  irrevocably authorized and directed the purchase contract agent to execute, deliver and perform on its behalf the purchase contract agreement, and appointed the purchase contract agent as its attorney-in-fact for any and all such purposes;

  •
  in the case of a purchase contract that is a component of a Unit, or that is evidenced by a separate purchase contract, irrevocably authorized and directed the purchase contract agent to execute, deliver and hold on its behalf the separate purchase contract or the component purchase contract evidencing such purchase contract and to execute and deliver Units, and appointed the purchase contract agent as its attorney-in-fact for any and all such purposes;

  •
  consented to, and agreed to be bound by, the terms and provisions of the purchase contract agreement; and

  •
  represented that either (i) no portion of the assets used to acquire or hold the Units, subordinate voting shares issuable upon settlement of the purchase contracts or amortizing notes constitutes assets of any (a) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (b) plan, individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws"), or (c) entity which is deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements described in clauses (a) and (b) (each of the foregoing described in clause (a), (b) and (c) referred to as a "Plan") or (ii) (1) the acquisition and holding of the Units, subordinate voting shares issuable upon settlement of the purchase contracts or amortizing notes and any of its constituent parts will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws and (2) neither we, the underwriters nor any of their respective affiliates is, or is undertaking to be, a fiduciary with respect to the Plan in connection with the Plan's acquisition, holding or disposition of the Units, subordinate voting shares issuable upon settlement of the purchase contracts or amortizing notes, as applicable;

  •
  acknowledged and agreed that such holder has the exclusive responsibility for ensuring that their acquisition and holdings of the Units complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws; and

  •
  in the case of a holder of a Unit, agreed, for all purposes, including U.S. federal income tax purposes, to treat:

  •
  a Unit as an investment unit composed of two separate instruments, in accordance with its form;

  •
  the amortizing notes as indebtedness of ours; and

  •
  the allocation of the US$50.00 stated amount per Unit between the purchase contract and the amortizing note so that such holder's initial tax basis in each purchase contract will be US$                and such holder's initial tax basis in each amortizing note will be US$                .

Listing of Securities

        Prior to this offering and the Concurrent Offering, there has been no public market for the Units or our subordinate voting shares. Our subordinate voting shares have been approved for listing on the New York Stock Exchange ("NYSE") under the symbol "GFL" and our subordinate voting shares have been conditionally approved for listing on the Toronto Stock Exchange ("TSX") under the symbol "GFL". In addition, we have applied to list the Units on the NYSE under the symbol "GFLU", subject to satisfaction of minimum listing standards with respect to the Units. However, we can give no assurance that the Units will be so listed. If the Units are approved for listing, we expect that the Units will begin trading on the NYSE on the date the Units are first issued. The subordinate voting shares deliverable upon settlement of all purchase contracts are also expected to be listed on NYSE and we intend to apply to list the subordinate voting shares deliverable upon settlement of all purchase contracts on the TSX. In addition, the underwriters have advised us that they intend to make a market in the Units, but the underwriters are not obligated to do so. However, listing on NYSE does not guarantee that a trading market will develop, and the underwriters may discontinue market making at any time in their sole discretion without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the Units (or, if developed, that a liquid trading market will be maintained), that you will be able to sell Units at a particular time or that the prices you receive when you sell will be favorable.

        We will not initially apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system. If (i) a sufficient number of Units are separated into separate purchase contracts and separate amortizing notes and traded separately such that applicable listing requirements are met and (ii) a sufficient number of holders of such separate purchase contracts and separate amortizing notes request that we list such separate purchase contracts and separate amortizing notes, we may endeavor to list such separate purchase contracts and separate amortizing notes on an exchange of our choosing (which may or may not be the NYSE) subject to applicable listing requirements.

Title

        We, the purchase contract agent and the trustees will treat the registered owner, which we expect at initial issuance to be a nominee of DTC, of any Unit or separate purchase contract or separate amortizing note as the absolute owner of the Unit or separate purchase contract or separate amortizing note for the purpose of settling the related purchase contract or making payments on the separate amortizing note and for all other purposes.

Accounting for the Units

        Each Unit consists of an amortizing note and a purchase contract that will be accounted for separately. Each will be recorded at fair value on initial recognition by allocating the proceeds. The amortizing note is a financial liability that will be subsequently measured at amortized cost. The purchase contract represents an obligation to deliver a variable number of our equity instruments to equal a fixed amount, subject to a cap and a floor, which meets the definition of a financial liability and will subsequently be measured at fair value through profit or loss. The fair value of the purchase contract portion of the Unit is expected to be obtained using the trading price of the purchase contract to the extent that an active market exists. It will otherwise be determined using a valuation model. Issuance costs are expected to be allocated between the two portions on relative fair value basis, with costs related to the purchase contract being expensed as incurred and costs related to the amortizing note included as a reduction in the carrying amount of the notes.

Replacement of Unit Certificates

        In the event that physical certificates evidencing the Units have been issued, any mutilated Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent. Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Unit certificate, an indemnity satisfactory to us and the purchase contract agent may be required at the expense of the holder of the Units before a replacement will be issued.

        Notwithstanding the foregoing, we will not be obligated to replace any Unit certificates on or after the second scheduled trading day immediately preceding March 15, 2023 or the second scheduled trading day immediately preceding any early mandatory settlement date. In those circumstances, the purchase contract agreement will provide that, in lieu of the delivery of a replacement Unit certificate, the purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver or arrange for delivery of the subordinate voting shares issuable pursuant to the purchase contracts included in the Units evidenced by the Unit certificate.

Miscellaneous

        The purchase contract agreement will provide that we will pay all fees and expenses related to the offering of the Units and the enforcement by the purchase contract agent of the rights of the holders of the Units or the separate purchase contracts or separate amortizing notes, other than expenses (including legal fees) of the underwriters.

        Should you elect to separate or recreate Units, you will be responsible for any fees or expenses payable in connection with that separation or recreation, and we will have no liability therefor.

DESCRIPTION OF THE PURCHASE CONTRACTS

        The purchase contracts will be issued pursuant to the terms and provisions of the purchase contract agreement. The following summary of the terms of the purchase contracts contains a description of certain terms of the purchase contracts, but is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the purchase contract agreement, including the definitions of specified terms in the purchase contract agreement. We refer you to the purchase contract agreement which is filed as an exhibit to the registration statement of which this prospectus forms a part. See "Where You Can Find More Information".

        Subject to the more detailed descriptions of the terms and conditions of the Units and the purchase contracts herein, the purchase contract component of the Units provides investors with economic exposure to our subordinate voting shares (through the entitlement to such number of our subordinate voting shares based on the "applicable market value" of our subordinate voting shares on the date of settlement).

        Each purchase contract will initially form a part of a Unit. Each Unit may be separated by a holder into its constituent purchase contract and amortizing note on any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the second scheduled trading day immediately preceding March 15, 2023 or, if earlier, the second scheduled trading day immediately preceding any "early mandatory settlement date", and also excluding the business day immediately preceding any installment payment date (provided that the right to separate the Units shall resume after such business day). Following such separation, purchase contracts may be transferred separately from amortizing notes.

        As used in this section, unless the context otherwise requires, references to:

  •
  "GFL", the "Company", "we", "us" or "our" refer to GFL Environmental Inc. and do not include any of its subsidiaries or affiliates;

  •
  "close of business" refer to 5:00 p.m., New York City time;

  •
  "open of business" refer to 9:00 a.m., New York City time; and

  •
  any share price that is reported in Canadian dollars shall be deemed a reference to the amount, in U.S. dollars, into which such amount of Canadian dollars would be converted based on the most recent daily average exchange rate published by the Bank of Canada on or immediately prior to the date of such share price.

Delivery of Subordinate Voting Shares

        Unless settled early at your or our option, for each purchase contract we will deliver to you on March 15, 2023 (subject to postponement in certain limited circumstances described below, the "mandatory settlement date") a number of subordinate voting shares. The number of subordinate voting shares issuable upon settlement of each purchase contract (the "settlement rate") will be determined as follows:

  •
  if the "applicable market value" (as defined below) of our subordinate voting shares is greater than the "threshold appreciation price" (as defined below), then you will receive                        subordinate voting shares for each purchase contract (the "minimum settlement rate");

  •
  if the applicable market value of our subordinate voting shares is less than or equal to the threshold appreciation price but greater than or equal to the "reference price" (as defined below), then you will receive a number of subordinate voting shares for each purchase contract equal to the Unit stated amount of US$50.00, divided by the applicable market value; and

  •
  if the applicable market value of our subordinate voting shares is less than the reference price, then you will receive                         subordinate voting shares for each purchase contract (the "maximum settlement rate").

        The maximum settlement rate and the minimum settlement rate are each subject to adjustment as described under "—Adjustments to the Fixed Settlement Rates" below. Each of the minimum settlement rate and the maximum settlement rate is referred to as a "fixed settlement rate".

        The reference price is calculated by dividing US$50.00 by the then applicable maximum settlement rate and initially is approximately equal to US$                , which is the per share public offering price of our subordinate voting shares in the Concurrent Offering.

        The threshold appreciation price is calculated by dividing US$50.00 by the then applicable minimum settlement rate. The threshold appreciation price, which is initially approximately US$                , represents a premium of approximately            % over the reference price.

        "Applicable market value" means the arithmetic average of the VWAPs per subordinate voting share for each trading day in the settlement period.

        "Settlement period" means the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding March 15, 2023.

        "VWAP" per subordinate voting share on any trading day means the per share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg (or any successor service) page "GFL US <Equity> AQR" (or its equivalent successor if such page is not available) in respect of the period from the scheduled open until the scheduled close of trading of the primary trading session on such trading day; or, if such price is not available, the market value per subordinate voting share on such trading day on the Toronto Stock Exchange ("TSX") (such price to be converted into Canadian dollars based on the most recent daily average exchange rate published by the Bank of Canada on or immediately prior to the date of such price) or otherwise as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. For the avoidance of doubt, "VWAP" will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

        "Trading day" means a day on which:

  •
  there is no "market disruption event" (as defined below); and

  •
  trading in our subordinate voting shares (or other security for which a VWAP must be determined) generally occurs on the relevant stock exchange (as defined below);

provided that if our subordinate voting shares (or such other security) are not so listed or traded, "trading day" means a "business day".

        "Relevant stock exchange" means the NYSE or, if our subordinate voting shares (or other security for which a VWAP or closing price must be determined) are not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which our subordinate voting shares (or such other security) are then listed or, if our subordinate voting shares (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which our subordinate voting shares (or such other security) are then listed or admitted for trading.

        "Scheduled trading day" means a day that is scheduled to be a trading day on the relevant stock exchange. If our subordinate voting shares (or other such security) are not listed or admitted for trading on a relevant stock exchange, "scheduled trading day" means a "business day".

        "Market disruption event" means:

  •
  a failure by the relevant stock exchange to open for trading during its regular trading session; or

  •
  the occurrence or existence on the relevant stock exchange prior to 1:00 p.m., New York City time, on any scheduled trading day for our subordinate voting shares (or such other security) for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our subordinate voting shares (or such other security) or in any options contracts or futures contracts relating to our subordinate voting shares (or such other security).

        On the mandatory settlement date, our subordinate voting shares will be issued and delivered to you or your designee, upon:

  •
  surrender of certificates representing the purchase contracts, if such purchase contracts are held in certificated form; and

  •
  payment by you of any transfer or similar taxes payable in connection with the issuance of our subordinate voting shares to any person other than you.

        As long as the purchase contracts are evidenced by one or more global purchase contract certificates deposited with DTC, procedures for settlement will be governed by DTC's applicable procedures.

        If one or more of the 20 consecutive scheduled trading days in the settlement period is not a trading day, the mandatory settlement date will be postponed until the second scheduled trading day immediately following the last trading day of the settlement period.

        Prior to the close of business on the last trading day of the settlement period, the subordinate voting shares underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our subordinate voting shares by virtue of holding such purchase contract. The person in whose name any subordinate voting shares shall be issuable upon settlement of the purchase contract on the mandatory settlement date will be treated as the holder of record of such shares as of the close of business on the last trading day of the settlement period.

        We will pay any documentary, stamp or similar issue or transfer tax due on the issue of any subordinate voting shares upon settlement of the purchase contracts, unless the tax is due because the holder requests any shares to be issued in a name other than the holder's name, in which case the holder will be obligated to pay that tax.

Hypothetical Settlement Values

        For illustrative purposes only, the following table shows the number of subordinate voting shares issuable upon settlement of a purchase contract at assumed applicable market values. The table assumes that there will be no adjustments to the fixed settlement rates described under "—Adjustments to the Fixed Settlement Rates" below and that the purchase contracts have not been settled early at the option of holders or at our option as described under "—Early Settlement", "—Early Settlement Upon a Fundamental Change" or "—Early Mandatory Settlement at Our Election" below. The actual applicable market value may differ from those set forth in the table below. Based on a reference price of approximately US$                and a threshold appreciation price of approximately US$                , a holder of a Unit or a separate purchase contract, as applicable, would receive on the mandatory settlement date the number of subordinate voting shares for each Unit or separate purchase contract set forth below:

Assumed Applicable Market Value	Number of Subordinate Voting Shares to be Received on the Mandatory Settlement Date	Assumed Settlement Value (Calculated as Applicable Market Value multiplied by the Number of Subordinate Voting Shares to be received on the Mandatory Settlement Date)
US$		US$
US$		US$
US$		US$
US$		US$
US$		US$
US$		US$
US$		US$
US$		US$
US$		US$
US$		US$
US$		US$
US$		US$
US$		US$
US$		US$
US$		US$
US$		US$
US$		US$
US$		US$
US$		US$

        As the above table illustrates, if, on the mandatory settlement date, the applicable market value is greater than the threshold appreciation price, we would be obligated to deliver                         subordinate voting shares for each purchase contract. As a result, if the applicable market value exceeds the threshold appreciation price, you will receive only a portion of the appreciation in the market value of the subordinate voting shares you would have received had you purchased US$50.00 worth of subordinate voting shares at the public offering price in the Concurrent Offering.

        If, on the mandatory settlement date, the applicable market value is less than or equal to the threshold appreciation price but greater than or equal to the reference price of approximately US$                , we would be obligated to deliver a number of subordinate voting shares on the mandatory settlement date equal to US$50.00, divided by the applicable market value. As a result, we would retain all appreciation in the market value of our subordinate voting shares underlying each purchase contract between the reference price and the threshold appreciation price.

        If, on the mandatory settlement date, the applicable market value is less than the reference price of approximately US$                , we would be obligated to deliver upon settlement of the purchase contract                        subordinate voting shares for each purchase contract, regardless of the market price of our subordinate voting shares. As a result, the holder would realize the entire loss on the decline in market value of the subordinate voting shares underlying each purchase contract from the public offering price in the Concurrent Offering.

        Because the applicable market value of the subordinate voting shares is determined over the settlement period, the number of subordinate voting shares delivered for each purchase contract may be greater than or less than the number that would have been delivered based on the closing price (or VWAP) per subordinate voting share on the last trading day in the settlement period. In addition, you will bear the risk of fluctuations in the market price of the subordinate voting shares deliverable upon settlement of the purchase contracts between the last trading day in the settlement period and the date such shares are delivered.

Early Settlement

        Prior to the close of business on the second scheduled trading day immediately preceding March 15, 2023, you, as a holder of Units or a holder of separate purchase contracts, may elect to settle your purchase contracts early, in whole or in part, and receive a number of subordinate voting shares per purchase contract equal to the "early settlement rate" (and any cash payable for fractional shares). The early settlement rate is equal to: (i) if you settle purchase contracts prior to the close of business on September     , 2020, 95% of the minimum settlement rate on the early settlement date, and (ii) if you settle purchase contracts commencing on September     , 2020, the minimum settlement rate on the early settlement date, subject in either case to adjustment as described herein. Notwithstanding the foregoing, if you elect to settle your purchase contracts early in connection with a fundamental change, you will receive upon settlement of your purchase contracts a number of subordinate voting shares based on the "fundamental change early settlement rate" as described under "—Early Settlement Upon a Fundamental Change".

        Your right to receive subordinate voting shares (and any cash payable for fractional shares) upon early settlement of a purchase contract is subject to:

  •
  delivery of a written and signed notice of election (an "early settlement notice") to the purchase contract agent electing early settlement of such purchase contract;

  •
  if the Unit that includes such purchase contract or such purchase contract is held in certificated form, surrendering the certificates representing the purchase contract; and

  •
  payment by you of any transfer or similar taxes payable in connection with the issuance of our subordinate voting shares to any person other than you.

        As long as the purchase contracts or the Units are evidenced by one or more global certificates deposited with DTC, procedures for early settlement will be governed by DTC's applicable procedures.

        Upon surrender of the Unit or the separate purchase contract and payment of any applicable transfer or similar taxes due because of any issue of such shares in a name of a person other than the holder, you will receive the applicable number of subordinate voting shares (and any cash payable for fractional shares) due upon early settlement on the second business day following the "early settlement date" (as defined below).

        If you comply with the requirements for effecting early settlement of your purchase contracts earlier than the close of business on any business day, then that day will be considered the "early settlement date". If you comply with such requirements at or after the close of business on any business day or at any time on a day that is not a business day, then the next succeeding business day will be considered the "early settlement date". Prior to the close of business on the early settlement date, the subordinate voting shares underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our subordinate voting shares by virtue of holding such purchase contract. The person in whose name any subordinate voting shares shall be issuable upon such early settlement of the purchase contract will be treated as the holder of record of such shares as of the close of business on the relevant early settlement date.

        Upon early settlement at the holder's election of the purchase contract component of a Unit, the amortizing note underlying such Unit will remain outstanding and be beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related purchase contract early and will no longer constitute a part of the Unit.

Early Settlement Upon a Fundamental Change

        If a "fundamental change" occurs and you elect to settle your purchase contracts early in connection with such fundamental change, you will receive per purchase contract a number of subordinate voting shares (and any cash payable for fractional shares) (or, if a reorganization event has occurred, cash, securities or other property, as applicable) equal to the "fundamental change early settlement rate", as described below. An early settlement will be deemed for these purposes to be "in connection with" such fundamental change if you deliver your early settlement notice to the purchase contract agent, and otherwise satisfy the requirements for effecting early settlement of your purchase contracts, during the period beginning on, and including, the effective date of the fundamental change and ending at the close of business on the 35th business day thereafter (or, if earlier, the second scheduled trading day immediately preceding March 15, 2023) (the "fundamental change early settlement period"). We refer to this right as the "fundamental change early settlement right".

        A holder's right to subordinate voting shares (and any cash payable for fractional shares) (or, if a reorganization event has occurred, cash, securities or other property, as applicable) upon early settlement in connection with a fundamental change is subject to compliance with the conditions described under "—Early Settlement" above.

        Upon surrender of the Unit or the separate purchase contract and payment of any applicable transfer or similar taxes due because of any issue of such shares in a name of a person other than the holder, you will receive the applicable number of subordinate voting shares (and any cash payable for fractional shares) (or, if a reorganization event has occurred, cash, securities or other property, as applicable) issuable as a result of your exercise of the fundamental change early settlement right on the second business day following the "fundamental change early settlement date" (as defined below).

        If you comply with the requirements for effecting early settlement of your purchase contracts in connection with a fundamental change prior to the close of business on any business day during the fundamental change early settlement period, then that day will be considered the "fundamental change early settlement date". If you comply with such requirements at or after the close of business on any business day during the fundamental change early settlement period or at any time on a day during the fundamental change early settlement period that is not a business day, then the next succeeding business day will be considered the "fundamental change early settlement date".

        We will provide the purchase contract agent, the U.S. trustee and the holders of Units and separate purchase contracts with a notice of a fundamental change within five business days after its effective date and issue a press release announcing such effective date. The notice will also set forth, among other things:

  •
  the applicable fundamental change early settlement rate;

  •
  if not subordinate voting shares, the kind and amount of cash, securities and other property receivable by the holder upon settlement; and

  •
  the deadline by which each holder's fundamental change early settlement right must be exercised.

        A "fundamental change" will be deemed to have occurred upon the occurrence of any of the following:

  (1)
  (x) any "person" or "group" within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than us, any of our subsidiaries, any of our and their employee benefit plans, or any "Existing Holder" (as defined below) files a Schedule TO or any other schedule, form or report under the Exchange Act or National Instrument 55-104—Insider Reporting Requirements and Exemptions ("NI 55-104") disclosing that such person or group has become the direct or indirect "beneficial owner" (as defined in

    Rule 13d-3 under the Exchange Act or NI 55-104, as applicable) of our subordinate voting shares representing more than 50% of the voting power of our subordinate voting shares; or (y) the Principal Investors have become, collectively, the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act or NI 55-104, as applicable) of our subordinate voting shares representing more than 60% of the voting power of our subordinate voting shares;

  (2)
  the consummation of (A) any recapitalization, reclassification or change of our subordinate voting shares (other than changes resulting from a subdivision or combination) as a result of which our subordinate voting shares would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our subordinate voting shares will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person or persons other than one of our wholly owned subsidiaries;

  (3)
  our shareholders approve any plan or proposal for the liquidation or dissolution of us; or

  (4)
  our subordinate voting shares (or other common shares receivable upon settlement of your purchase contracts, if applicable) are not listed or quoted on any of the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market or the TSX (or any of their respective successors).

        "Existing Holder" means each of the Principal Investors; provided that no such Principal Investor shall constitute an Existing Holder if all such Principal Investors, collectively, have, directly or indirectly, beneficial ownership of more than 70% of the total voting power in the aggregate of all classes of shares then outstanding entitled to vote generally in the elections of our directors.

        "Principal Investor" means (i) each of (a) BC Partners Advisors L.P. and its affiliates (including BC European Capital X LP and the other funds, partnerships or other vehicles managed, advised or controlled thereby, together with any entity (directly or indirectly) wholly owned by any such fund, partnership or vehicle, but not including, however, any portfolio operating company of the foregoing) and (b) Patrick Dovigi and his affiliates and (ii) any successor of any person identified in clause (i). For purposes of this definition, a person (first person) is considered to control another person (second person) if: (a) the first person beneficially owns or directly or indirectly exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation; (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership; or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

        A transaction or transactions described in clauses (1) or (2) of the definition of "fundamental change" above will not constitute a fundamental change, however, if (a) at least 90% of the consideration received or to be received by our shareholders (excluding cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market or the TSX (or any of their respective successors), or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and (b) as a result of such transaction or transactions such consideration becomes the consideration receivable upon settlement of your purchase contracts, if applicable, excluding cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights.

        If any transaction in which our subordinate voting shares are replaced by the securities of another entity occurs, following completion of any related fundamental change early settlement period (or, in the case of a transaction that would have been a fundamental change but for the immediately preceding paragraph, following the effective date of such transaction), references to us in the definition of "fundamental change" above shall instead be references to such other entity.

        The "fundamental change early settlement rate" will be determined by us by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the "effective date") and the "share price" in the fundamental change, which will be:

  •
  in the case of a fundamental change described in clause (2) of the definition of "fundamental change" in which all holders of subordinate voting shares receive only cash in the fundamental change, the share price will be the cash amount paid per subordinate voting share; and

  •
  in all other cases, the share price will be the arithmetic average of the VWAPs of our subordinate voting shares over the five consecutive trading day period ending on, and including, the trading day immediately preceding the effective date.

        The share prices set forth in the column headings of the table below will be adjusted as of any date on which the fixed settlement rates are adjusted. The adjusted share prices will equal the share prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the maximum settlement rate immediately prior to the adjustment giving rise to the share price adjustment and the denominator of which is the maximum settlement rate as so adjusted. The fundamental change early settlement rates per purchase contract in the table below will be adjusted in the same manner and at the same time as the fixed settlement rates as set forth under "—Adjustments to the Fixed Settlement Rates".

        The following table sets forth the fundamental change early settlement rate per purchase contract for each share price and effective date set forth below:

Share Price
Effective Date	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$
, 2020
March 15, 2021
March 15, 2022
March 15, 2023

        The exact share price and effective date may not be set forth in the table above, in which case:

  •
  if the applicable share price is between two share prices in the table or the applicable effective date is between two effective dates in the table, the fundamental change early settlement rate will be determined by straight line interpolation between the fundamental change early settlement rates set forth for the higher and lower share prices and the earlier and later effective dates, as applicable, based on a 365-or 366-day year, as applicable;

  •
  if the applicable share price is greater than US$                per share (subject to adjustment in the same manner and at the same time as the share prices set forth in the column headings of the table above), then the fundamental change early settlement rate will be the minimum settlement rate; or

  •
  if the applicable share price is less than US$                per share (subject to adjustment in the same manner and at the same time as the share prices set forth in the column headings of the table above, the "minimum share price"), the fundamental change early settlement rate will be determined as if the share price equaled the minimum share price, and using straight line interpolation, as described in the first bullet of this paragraph, if the effective date is between two effective dates in the table.

        The maximum number of subordinate voting shares deliverable under a purchase contract is                        , subject to adjustment in the same manner and at the same time as the fixed settlement rates as set forth under "—Adjustments to the Fixed Settlement Rates".

        Our obligation to settle the purchase contracts at the fundamental change early settlement rate could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

        We will deliver the subordinate voting shares (and any cash payable for fractional shares) (or, if a reorganization event has occurred, cash, securities or other property, as applicable) payable as a result of your exercise of the fundamental change early settlement right on the second business day following the fundamental change early settlement date.

        Prior to the close of business on the fundamental change early settlement date, the subordinate voting shares or other securities, if applicable, underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our subordinate voting shares or such other securities by virtue of holding such purchase contract. The person in whose name any subordinate voting shares or such other securities shall be deliverable following exercise of a holder's fundamental change early settlement right will be treated as the holder of record of such shares or such other securities as of the close of business on the fundamental change early settlement date.

        Upon early settlement at the holder's election upon a fundamental change of the purchase contract component of a Unit, the amortizing note underlying such Unit will remain outstanding and will be beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related purchase contract early upon the fundamental change and will no longer constitute a part of the Unit.

        If you do not elect to exercise your fundamental change early settlement right, your purchase contracts will remain outstanding and will be subject to normal settlement on any subsequent early settlement date, any subsequent fundamental change early settlement date, any subsequent early mandatory settlement date or the mandatory settlement date, as the case may be.

Early Mandatory Settlement at Our Election

        We have the right to settle the purchase contracts on or after March 15, 2021, in whole but not in part, on a date fixed by us as described below at the "early mandatory settlement rate" described below. We refer to this right as our "early mandatory settlement right".

        The "early mandatory settlement rate" will be the maximum settlement rate as of the date (the "notice date") of the early mandatory settlement notice (as defined below) unless the closing price (as defined below) per subordinate voting share for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the notice date in a period of 30 consecutive trading days ending on, and including, the trading day immediately preceding the notice date exceeds 130% of the threshold appreciation price in effect on each such trading day, in which case the "early mandatory settlement rate" will be the minimum settlement rate as of the notice date.

        The "closing price" per subordinate voting share (or any other security) on any day means:

  •
  the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the relevant stock exchange;

  •
  if our subordinate voting shares (or any other security) are not listed for trading on a relevant stock exchange on the relevant date, the last quoted bid price for our subordinate voting shares

    (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization; and

  •
  if our subordinate voting shares (or any other security) are not so quoted, the average of the mid-point of the last bid and ask prices for our subordinate voting shares (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

        In the event we elect to settle the purchase contracts early, holders of the amortizing notes (whether as components of Units or separate amortizing notes) will have the right to require us to repurchase some or all of their amortizing notes on the repurchase date and at the repurchase price, as described under "Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder". If we exercise our early mandatory settlement right and the holder of any Unit does not require us to repurchase the amortizing note that is a component of such Unit, such amortizing note will remain outstanding and will be beneficially owned by or registered in the name of, as the case may be, such holder. If we exercise our early mandatory settlement right and the holder of any Unit requires us to repurchase the amortizing note that is a component of such Unit but the related repurchase date falls after the early mandatory settlement date, such amortizing note will remain outstanding (pending such repurchase date) and will be beneficially owned by or registered in the name of, as the case may be, such holder.

        If we elect to exercise our early mandatory settlement right, we will provide the purchase contract agent and the holders of Units, separate purchase contracts and separate amortizing notes with a notice of our election (the "early mandatory settlement notice") and issue a press release announcing our election. The early mandatory settlement notice will specify, among other things:

  •
  the early mandatory settlement rate;

  •
  the date on which we will deliver subordinate voting shares (and any cash payable for fractional shares) following exercise of our early mandatory settlement right (the "early mandatory settlement date"), which will be on or after March 15, 2021 and at least five but not more than 20 business days following the notice date;

  •
  that holders of Units and separate amortizing notes will have the right to require us to repurchase their amortizing notes that are a component of the Units or their separate amortizing notes, as the case may be (subject to certain exceptions described under "Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder");

  •
  if applicable, the "repurchase price" and "repurchase date" (each as defined below under "Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder");

  •
  if applicable, the last date on which holders of amortizing notes may exercise their repurchase right; and

  •
  if applicable, the procedures that holders of amortizing notes must follow to require us to repurchase their amortizing notes.

        We will deliver the subordinate voting shares (and any cash payable for fractional shares) to you on the early mandatory settlement date.

        Prior to the close of business on the notice date, the subordinate voting shares underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our subordinate voting shares by virtue of holding such purchase contract. The person in whose name any subordinate voting shares shall be issuable following exercise of our early mandatory settlement right will be treated as the holder of record of such shares as of the close of business on the notice date.

Adjustments to the Fixed Settlement Rates

        The fixed settlement rates will be adjusted as described below, except that we will not make any adjustments to the fixed settlement rates if holders of the purchase contracts participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of our subordinate voting shares and solely as a result of holding the purchase contracts, in any of the transactions described below without having to settle their purchase contracts as if they held a number of subordinate voting shares equal to the maximum settlement rate, multiplied by the number of purchase contracts held by such holders.

        (a)   If we issue subordinate voting shares to all or substantially all of the holders of our subordinate voting shares as a dividend or other distribution, or if we effect a share split or share combination, then each fixed settlement rate will be adjusted based on the following formula:

where,
SR0	=

the fixed settlement rate in effect immediately prior to the close of business on the record date (as defined below) for such dividend or distribution or immediately prior to the open of business on the effective date (as defined below) for such share split or share combination, as the case may be;

SR1	=	the fixed settlement rate in effect immediately after the close of business on such record date or immediately after the open of business on such effective date, as the case may be;
OS0	=

the number of subordinate voting shares outstanding immediately prior to the close of business on such record date or immediately prior to the open of business on such effective date, as the case may be (in either case, prior to giving effect to such event); and

OS1	=	the number of subordinate voting shares that would be outstanding immediately after, and solely as a result of, such dividend, distribution, share split or share combination.

        Any adjustment made pursuant to this clause (a) will become effective immediately after the close of business on the record date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as the case may be. If any dividend or distribution described in this clause (a) is declared but not so paid or made, each fixed settlement rate will be readjusted, effective as of the date our board of directors (or a committee thereof) publicly announces its decision not to make such dividend or distribution, to such fixed settlement rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (a), the number of subordinate voting shares outstanding immediately prior to the close of business on the record date for such dividend or distribution or the open of business on the effective date for such share split or share combination, as applicable, will not include shares held in treasury but will include any shares issuable in respect of any scrip certificates issued in lieu of fractions of subordinate voting shares. We will not pay any such dividend or make any such distribution on subordinate voting shares held in treasury.

        "Record date" means, when used with respect to any dividend, distribution or other transaction or event in which the holders of our subordinate voting shares (or other applicable security) have the right to receive any cash, securities or other property or in which our subordinate voting shares (or other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our subordinate voting shares (or other applicable security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a committee thereof, or by statute, contract or otherwise).

        "Effective date" means the first date on which the subordinate voting shares trade on the relevant stock exchange, regular way, reflecting the relevant share split or share combination, as applicable.

        (b)   If we issue to all or substantially all holders of our subordinate voting shares rights, options or warrants (other than rights issued pursuant to a shareholder rights plan) entitling them, for a period of up to 45 calendar days from the date of issuance of such rights, options or warrants, to subscribe for or purchase our subordinate voting shares at a price per share less than the average of the closing prices (as defined under "—Early Mandatory Settlement at Our Election) per subordinate voting share for the 10 consecutive trading day (as defined below) period ending on, and including, the trading day immediately preceding the date of announcement of such issuance per subordinate voting share, then each fixed settlement rate will be adjusted based on the following formula:

where,
SR0	=	the fixed settlement rate in effect immediately prior to the close of business on the record date for such issuance;
SR1	=	the fixed settlement rate in effect immediately after the close of business on such record date;
OS0	=	the number of subordinate voting shares outstanding immediately prior to the close of business on such record date;
X	=	the total number of subordinate voting shares issuable pursuant to such rights, options or warrants; and
Y	=

the total number of subordinate voting shares equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the closing prices per subordinate voting share for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance.

        Any adjustment made pursuant to this clause (b) will be made successively whenever any such rights, options or warrants are issued and will become effective immediately after the close of business on the record date for such issuance. In the event that such rights, options or warrants described in this clause (b) are not so issued, each fixed settlement rate will be readjusted, effective as of the date our board of directors (or a committee thereof) publicly announces its decision not to issue such rights, options or warrants, to such fixed settlement rate that would then be in effect if such issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or subordinate voting shares are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, each fixed settlement rate will be readjusted, effective as of the date of such expiration or the date it is determined such shares will not be delivered, as the case may be, to such fixed settlement rate that would then be in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of subordinate voting shares actually delivered.

        In determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase subordinate voting shares at less than the average of the closing prices per subordinate voting share for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors, or a committee thereof.

        For the purposes of this clause (b), the number of subordinate voting shares at the time outstanding will not include shares held in treasury but will include any shares issuable in respect of any scrip certificates issued in lieu of fractions of subordinate voting shares. We will not issue any such rights, options or warrants in respect of subordinate voting shares held in treasury.

        (c)(1) If we distribute to all or substantially all holders of our subordinate voting shares any shares of our capital stock (other than our subordinate voting shares), evidences of our indebtedness, assets or rights, options or warrants to acquire our share capital, indebtedness or assets, excluding:

  •
  any dividend or distribution (including share splits or share combinations) as to which an adjustment was effected pursuant to clause (a) above;

  •
  any rights, options or warrants as to which an adjustment was effected pursuant to clause (b) above;

  •
  except as otherwise described below, rights issued pursuant to any shareholder rights plan of ours then in effect;

  •
  any dividend or distribution described in clause (d) below;

  •
  distributions of exchange property in a transaction described in "—Recapitalizations, Reclassifications and Changes of Our Subordinate Voting Shares;" and

  •
  any spin-off (as defined below) to which the provisions set forth below in clause (c)(2) shall apply;

then each fixed settlement rate will be adjusted based on the following formula:

where,
SR0	=	the fixed settlement rate in effect immediately prior to the close of business on the record date for such dividend or distribution;
SR1	=	the fixed settlement rate in effect immediately after the close of business on such record date;
SP0	=

the average of the closing prices per subordinate voting share for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-date (as defined below) for such dividend or distribution; and

FMV	=

the fair market value (as determined by our board of directors or a committee thereof) on such record date of the shares, evidences of our indebtedness, assets or rights, options or warrants so distributed, expressed as an amount per subordinate voting share.

        Notwithstanding the foregoing, if FMV (as defined above) is equal to or greater than SP0 (as defined above) or if the difference between SP0 and FMV is less than US$1.00, in lieu of the foregoing adjustment, provision shall be made for each holder of a Unit or separate purchase contract to receive, for each Unit or separate purchase contract, at the same time and upon the same terms as holders of our subordinate voting shares, the kind and amount of our shares, evidences of our indebtedness, assets or rights, options or warrants that such holder would have received if such holder owned a number of subordinate voting shares equal to the maximum settlement rate in effect on the record date for the dividend or distribution.

        Any adjustment made pursuant to this clause (c)(1) will become effective immediately after the close of business on the record date for such dividend or distribution. In the event that such dividend or distribution is not so made, each fixed settlement rate will be readjusted, effective as of the date our board of directors (or a committee thereof) publicly announces its decision not to make such dividend or distribution, to such fixed settlement rate that would then be in effect if such dividend or distribution had not been declared. We will not make any such distribution on subordinate voting shares held in treasury.

        "Ex-date", when used with respect to any issuance, dividend or distribution, means the first date on which subordinate voting shares (or other applicable security) trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution in question from us or, if applicable, from the seller of our subordinate voting shares (or other applicable security) on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

        (c)(2) In the event that we make a dividend or distribution to all or substantially all holders of our subordinate voting shares consisting of shares of, or similar equity interests in, or relating to, a subsidiary or other business unit of ours that, upon issuance, will be traded on a U.S. or Canadian national securities exchange (herein referred to as a "spin-off"), each fixed settlement rate will be adjusted based on the following formula:

where,
SR0	=	the fixed settlement rate in effect immediately prior to the open of business on the ex-date for the spin-off;
SR1	=	the fixed settlement rate in effect immediately after the open of business on the ex-date for the spin-off;
FMV0	=

the average of the closing prices (as defined above, as if references to "subordinate voting shares" therein were references to such shares or similar equity interest distributed to the holders of our subordinate voting shares) of the shares or similar equity interests so distributed applicable to one subordinate voting share for the 10 consecutive trading day period commencing on, and including, the ex-date for the spin-off (the "valuation period"); and

MP0	=	the average of the closing prices per subordinate voting share for the valuation period.

        Any adjustment made pursuant to this clause (c)(2) will be calculated immediately after the close of business on the last trading day of the valuation period but will be given effect as of immediately after the open of business on the ex-date of the spin-off. Because we will make the adjustment to each fixed settlement rate with retroactive effect, we will delay any settlement of a Unit or separate purchase contract where any date for determining the number of subordinate voting shares issuable to a holder occurs during the valuation period until the second business day after the last day of the valuation period. In the event that such dividend or distribution described in this clause (c)(2) is not so made, each fixed settlement rate will be readjusted, effective as of the date our board of directors (or a committee thereof) publicly announces its decision not to pay such dividend or distribution, to such fixed settlement rate that would then be in effect if such distribution had not been declared. We will not make any such dividend or distribution on subordinate voting shares held in treasury.

        (d)   If we make a dividend or distribution consisting exclusively of cash to all or substantially all holders of our subordinate voting shares, excluding:

  •
  any regular quarterly dividend that does not exceed US$0.01 per subordinate voting share (the "dividend threshold amount");

  •
  any cash that is distributed in, and will constitute exchange property as a result of, a reorganization event (as defined below) in exchange for subordinate voting shares; and

  •
  any dividend or distribution in connection with our liquidation, dissolution or winding up);

then each fixed settlement rate will be adjusted based on the following formula:

where,
SR0	=	the fixed settlement rate in effect immediately prior to the close of business on the record date for such dividend or distribution;
SR1	=	the fixed settlement rate in effect immediately after the close of business on the record date for such dividend or distribution;
SP0	=

the average of the closing prices per subordinate voting share over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-date for such dividend or distribution;

T	=	the dividend threshold amount; provided that if the dividend or distribution is not a regular quarterly cash dividend, the dividend threshold amount will be deemed to be zero; and
C	=	the amount in cash per share we distribute to holders of our subordinate voting shares.

        The dividend threshold amount is subject to adjustment on an inversely proportional basis whenever the fixed settlement rates are adjusted (by multiplying the dividend threshold amount by a fraction, the numerator of which will be the minimum settlement rate in effect immediately prior to the adjustment and the denominator of which will be the minimum settlement rate as adjusted), but no adjustment will be made to the dividend threshold amount for any adjustment made to the fixed settlement rates pursuant to this clause (d).

        If C (as defined above) is equal to or greater than SP0 (as defined above) or if the difference between SP0 and C is less than US$1.00, in lieu of the foregoing adjustment, provision shall be made for each holder of a Unit or separate purchase contract to receive, for each Unit or separate purchase contract, at the same time and upon the same terms as holders of our subordinate voting shares, the amount of cash that such holder would have received if such holder owned a number of subordinate voting shares equal to the maximum settlement rate on the record date for such cash dividend or distribution.

        Any adjustment made pursuant to this clause (d) will become effective immediately after the close of business on the record date for such dividend or distribution. In the event that any dividend or distribution described in this clause (d) is not so made, each fixed settlement rate will be readjusted, effective as of the date our board of directors (or a committee thereof) publicly announces its decision not to pay such dividend or distribution, to such fixed settlement rate which would then be in effect if such dividend or distribution had not been declared. We will not make any such dividend or distribution on subordinate voting shares held in treasury.

        (e)   If we or any of our subsidiaries successfully complete a tender or exchange offer for our subordinate voting shares (other than a normal course issuer bid under applicable Canadian securities laws) where the cash and the value of any other consideration included in the payment per subordinate voting share validly tendered or exchanged exceeds the average of the closing prices per subordinate voting share for the 10 consecutive trading day period (the "averaging period") commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the "expiration date"), then each fixed settlement rate will be adjusted based on the following formula:

where,
SR0	=	the fixed settlement rate in effect immediately prior to the close of business on the expiration date;
SR1	=	the fixed settlement rate in effect immediately after the close of business on the expiration date;
AC	=

the aggregate value of all cash and the fair market value (as determined by our board of directors, or a committee thereof) on the expiration date of any other consideration paid or payable for subordinate voting shares acquired pursuant to such tender offer or exchange offer;

OS1	=

the number of subordinate voting shares outstanding immediately after the expiration date, after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer;

OS0	=

the number of subordinate voting shares outstanding immediately prior to the expiration date, prior to giving effect to the purchase of any shares accepted for purchase or exchange in such tender or exchange offer; and

SP	=	the average of the closing prices per subordinate voting share over the averaging period.

        Any adjustment made pursuant to this clause (e) will be calculated at the close of business on the last trading day of the averaging period, but will be given effect immediately after the close of business on the expiration date. Because we will make the adjustment to each fixed settlement rate with retroactive effect, we will delay any settlement of a Unit or separate purchase contract where any date for determining the number of subordinate voting shares issuable to a holder occurs during the averaging period until the second business day after the last day of the averaging period. In the event that we are, or one of our subsidiaries is, obligated to purchase subordinate voting shares pursuant to any such tender or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each fixed settlement rate will be readjusted to be such fixed settlement rate that would then be in effect if such tender or exchange offer had not been made.

        To the extent that we have a rights plan in effect with respect to our subordinate voting shares on any date for determining the number of subordinate voting shares issuable to a holder, you will receive, in addition to our subordinate voting shares, the rights under the rights plan, unless, prior to such determination date, the rights have separated from our subordinate voting shares, in which case each fixed settlement rate will be adjusted at the time of separation as if we made a distribution to all holders of our subordinate voting shares as described in clause (c)(1) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

        For purposes of this "—Adjustments to the Fixed Settlement Rates" section, "trading day" means a day on which:

  •
  trading in our subordinate voting shares (or other security for which a closing sale price must be determined) generally occurs on the relevant stock exchange, or, if our subordinate voting shares (or such other security) are not then listed on a relevant stock exchange, on the principal other market on which our subordinate voting shares (or such other security) are then listed or admitted for trading; and

  •
  a closing price per subordinate voting share (or closing sale price for such other security) is available on such securities exchange or market.

        If our subordinate voting shares (or such other security) are not so listed or traded, "trading day" means a "business day".

        In addition, subject to applicable law and the applicable listing standards of NYSE and TSX (or any other securities exchange where our subordinate voting shares are listed) and in accordance with the provisions of the purchase contract agreement, we may make such increases in each fixed settlement rate as we determine to be in our best interests or we deem advisable. We may also (but are not required to) increase each fixed settlement rate in order to avoid or diminish any income tax to holders of our subordinate voting shares resulting from any dividend or distribution of our subordinate voting shares (or issuance of rights, options or warrants to acquire subordinate voting shares) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed settlement rate.

        You might be treated as receiving a constructive distribution from us if (i) the fixed settlement rates are adjusted and as a result of such adjustment your proportionate interest in our assets or earnings and profits is increased and (ii) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the fixed settlement rates would not be considered made pursuant to such a formula if the adjustment were made to compensate you for taxable distributions with respect to our subordinate voting shares (for example, if we increase the cash dividend on our subordinate voting shares). Certain of the possible settlement rate adjustments (including, without limitation, adjustments in respect of taxable dividends to holders of our subordinate voting shares and as discussed in "Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change") may not qualify as being pursuant to a bona fide reasonable adjustment formula. Thus, under certain circumstances, an increase in the fixed settlement rates might give rise to a constructive distribution to you even though you would not receive any cash related thereto. In addition, in certain situations, you might be treated as receiving a constructive distribution if we fail to adjust the fixed settlement rates. Any constructive distribution will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules described below in "Material United States Federal Income Tax Consequences to U.S. Holders—Ownership of Units—Subordinate Voting Shares Acquired under a Purchase Contract—Distributions".

        Adjustments to each fixed settlement rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the fixed settlement rates will be required unless the adjustment would require an increase or decrease of at least one percent. If any adjustment is not required to be made because it would not change the fixed settlement rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided that, on any date for determining the number of subordinate voting shares issuable to a holder, adjustments to the fixed settlement rates will be made with respect to any such adjustment carried forward and which has not been taken into account before such determination date.

        The fixed settlement rates will only be adjusted as set forth above and will not be adjusted:

  •
  upon the issuance of any subordinate voting shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in subordinate voting shares under any plan;

  •
  upon the repurchase of any subordinate voting shares pursuant to the trust or escrow arrangement entered into on behalf of the legacy option holders. See "Executive Compensation—Equity Incentive Plans—Legacy Stock Option Plan";

  •
  upon the issuance of any subordinate voting shares in accordance with the terms of our multiple voting shares;

  •
  upon the issuance of any subordinate voting shares or rights, options, restricted share units, warrants or similar securities to purchase those shares pursuant to any present or future employee, director or consultant benefit or incentive plan or program of or assumed by us or any of our subsidiaries;

  •
  upon the repurchase of any subordinate voting shares pursuant to an open market share repurchase program or other buy-back transaction, including structured or derivative transactions, that is not a tender offer or exchange offer of the nature described in clause (e) above;

  •
  for the sale or issuance of subordinate voting shares, or securities convertible into or exercisable for subordinate voting shares, for cash, including at a price per share less than the fair market value thereof or otherwise or in an acquisition, except as described in one of clauses (a) through (e) above;

  •
  for a third-party tender offer;

  •
  upon the issuance of any subordinate voting shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Units were first issued;

  •
  solely for a change in the par value, if any, of our subordinate voting shares;

  •
  for accrued and unpaid interest, if any; or

  •
  for any other issuance of subordinate voting shares or any securities convertible into or exchangeable for subordinate voting shares or the right to purchase subordinate voting shares or such convertible or exchangeable securities, except as described above or below.

        If, however, the application of the foregoing formulas would result in a decrease in the fixed settlement rates, no adjustment to the fixed settlement rates will be made (other than as a result of a share combination pursuant to clause (1) above or the reversal of an increase to the fixed settlement rates, as expressly specified above and in the purchase contract agreement).

        Whenever the fixed settlement rates are adjusted, we will deliver to the purchase contract agent a certificate setting forth in reasonable detail the method by which the adjustment to each fixed settlement rate was determined and setting forth each adjusted fixed settlement rate. In addition, we will, within five business days of any event requiring such adjustment, provide or cause to be provided written notice of the adjustment to the holders of the Units and separate purchase contracts and describe in reasonable detail the method by which each fixed settlement rate was adjusted.

        We will adjust the fundamental change early settlement rates at the time we adjust the fixed settlement rates. For the avoidance of doubt, if we make an adjustment to the fixed settlement rates, it will result in a corresponding adjustment to the early settlement rate and the early mandatory settlement rate. For the further avoidance of doubt, if we make an adjustment to the fixed settlement rates, no separate inversely proportionate adjustment will be made either to (i) the threshold appreciation price because it is equal to US$50.00 divided by the minimum settlement rate as adjusted in the manner described herein (rounded to the nearest US$0.0001) or (ii) the reference price because it is equal to US$50.00 divided by the maximum settlement rate as adjusted in the manner described herein (rounded to the nearest US$0.0001).

        Whenever the terms of the purchase contracts require us to calculate closing prices, VWAPs or any other prices or amounts over a span of multiple days (including, without limitation, the applicable market value or the "share price"), we will make appropriate adjustments, if any, to each in good faith to account for any adjustment to the fixed settlement rates if the related record date, ex-date, effective date or expiration date occurs during the period in which the closing prices, the VWAPs or such other prices or amounts are to be calculated.

Recapitalizations, Reclassifications and Changes of Our Subordinate Voting Shares

        In the event of:

  •
  any consolidation, amalgamation or merger of us with or into another person (other than a merger, amalgamation or consolidation in which we are the continuing or surviving corporation and in which the subordinate voting shares outstanding immediately prior to the merger, amalgamation or consolidation are not exchanged for cash, securities or other property of us or another person);

  •
  any direct or indirect sale, lease, assignment, transfer or conveyance of all or substantially all of our consolidated property or assets;

  •
  any reclassification of our subordinate voting shares into securities, including securities other than our subordinate voting shares (other than changes in par value, if any, or resulting from a subdivision or combination); or

  •
  any statutory exchange of our securities with another person (other than in connection with a merger or acquisition);

in each case, as a result of which our subordinate voting shares would be converted into, or exchanged for, securities, cash or other property (each, a "reorganization event"), each purchase contract outstanding immediately prior to such reorganization event will, without the consent of the holders of the purchase contracts, become a contract to purchase the kind of securities, cash and/or other property that a holder of subordinate voting shares would have been entitled to receive in connection with such reorganization event (such securities, cash and other property, the "exchange property" with each unit of exchange property being the kind and amount of exchange property that a holder of one subordinate voting share would have received in such reorganization event) and, prior to or at the effective time of such reorganization event, we or the successor or purchasing person, as the case may be, shall execute with the purchase contract agent and the trustees a supplemental agreement pursuant to the purchase contract agreement and the purchase contracts to provide for such change in the right to settle the purchase contracts.

        For purposes of the foregoing, the type and amount of exchange property in the case of any reorganization event that causes our subordinate voting shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our subordinate voting shares.

        The number of units of exchange property we will deliver for each purchase contract settled following the effective date of such reorganization event will be equal to the number of subordinate voting shares we would otherwise be required to deliver as determined by the fixed settlement rates then in effect on the applicable determination date, or such other settlement rates as provided herein (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the applicable determination date). Each fixed settlement rate will be determined using the applicable market value of a unit of exchange property, and such value will be determined:

  •
  in the case of any publicly traded securities that comprise all or part of the exchange property, based on the VWAPs of such securities;

  •
  in the case of any cash that comprises all or part of the exchange property, based on the amount of such cash; and

  •
  in the case of any other property that comprises all or part of the exchange property, based on the value of such property, as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

        In addition, if the exchange property in respect of any reorganization event includes, in whole or in part, securities of another entity, we shall amend the terms of the purchase contract agreement and the purchase contracts, without the consent of holders thereof, to: (x) provide for anti-dilution and other adjustments that shall be as nearly equivalent as practicable, as determined by the officer executing such amendment, to the adjustments described above under the heading "—Adjustments to the Fixed Settlement Rates"; and (y) otherwise modify the terms of the purchase contract agreement and the purchase contracts to reflect the substitution of the applicable exchange property for our subordinate voting shares (or other exchange property then underlying the purchase contracts). In establishing such anti-dilution and other adjustments referenced in the immediately preceding sentence, such officer shall act in a commercially reasonable manner and in good faith.

        In connection with any adjustment to the fixed settlement rates described above, we will also adjust the dividend threshold amount based on the number of shares of common stock comprising the exchange property and (if applicable) the value of any non-stock consideration comprising the exchange property. If the exchange property is comprised solely of non-stock consideration, the dividend threshold amount will be zero.

Fractional Shares

        No fractional subordinate voting shares will be issued to holders upon settlement of the purchase contracts. In lieu of fractional shares otherwise issuable, holders will be entitled to receive an amount in cash equal to the fraction of a subordinate voting share, calculated on an aggregate basis in respect of the purchase contracts being settled (provided that, so long as the Units are in global form, we may elect to aggregate Units for purposes of these calculations on any basis permitted by the applicable procedures of DTC), multiplied by the VWAP of our subordinate voting shares on the trading day immediately preceding the mandatory settlement date, early settlement date, fundamental change early settlement date or early mandatory settlement date, as the case may be.

Legal Holidays

        In any case where the mandatory settlement date, early settlement date, fundamental change early settlement date or early mandatory settlement date, as the case may be, shall not be a business day, notwithstanding any term to the contrary in the purchase contract agreement or purchase contract, the settlement of the purchase contracts shall not be effected on such date, but instead shall be effected on the next succeeding business day with the same force and effect as if made on such settlement date, and no interest or other amounts shall accrue or be payable by us or to any holder in respect of such delay.

Consequences of Bankruptcy

        Pursuant to the terms of the purchase contract agreement, the mandatory settlement date for each purchase contract, whether held separately or as part of a Unit, will automatically accelerate upon the occurrence of specified events of bankruptcy, insolvency or reorganization with respect to us. Pursuant to the terms of the purchase contract agreement, upon acceleration, holders will be entitled under the terms of the purchase contracts to receive a number of subordinate voting shares per purchase contract equal to the maximum settlement rate in effect immediately prior to such acceleration (regardless of the market value of our subordinate voting shares at that time). If for any reason the accelerated purchase contracts are not settled by the delivery of our subordinate voting shares (for example, a bankruptcy court may prevent us from delivering our subordinate voting shares in settlement of the accelerated purchase contracts), a holder may have a damage claim against us for the value of the subordinate voting shares that we would have otherwise been required to deliver upon settlement of the purchase contracts. We expect that any such damage claim that holders have against us following such acceleration would rank equally with the claims of holders of our subordinate voting shares in the relevant bankruptcy proceeding. As such, to the extent we fail to deliver subordinate voting shares to you upon such an acceleration, you will only be able to recover damages to the extent holders of our subordinate voting shares receive any recovery.

Modification

        The purchase contract agreement will contain provisions permitting us, the purchase contract agent and the U.S. trustee to modify the purchase contract agreement or the purchase contracts without the consent of the holders of purchase contracts (whether held separately or as a component of Units) for any of the following purposes:

  •
  to evidence the succession of another person to us, and the assumption by any such successor of the covenants and obligations of ours in the purchase contract agreement and the units and separate purchase contracts, if any;

  •
  to add to the covenants for the benefit of holders of purchase contracts or to surrender any of our rights or powers under the agreement;

  •
  to evidence and provide for the acceptance of appointment of a successor purchase contract agent;

  •
  upon the occurrence of a reorganization event, solely: (i) to provide that each purchase contract will become a contract to purchase exchange property; and (ii) to effect the related changes to the terms of the purchase contracts, in each case, as required by the applicable provisions of the purchase contract agreement;

  •
  to conform the provisions of the purchase contract agreement to the "Description of the Purchase Contracts" and "Description of the Units" sections in the preliminary prospectus, as supplemented by the related pricing term sheet;

  •
  to cure any ambiguity or manifest error or to correct or supplement any provisions that may be inconsistent; and

  •
  to make any other provisions with respect to such matters or questions, so long as such action does not adversely affect the interest of the holders.

        The purchase contract agreement will contain provisions permitting us, the purchase contract agent and the U.S. trustee, with the consent of the holders of not less than a majority of the purchase contracts at the time outstanding, to modify the terms of the purchase contracts or the purchase contract agreement. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected by the modification,

  •
  reduce the number of subordinate voting shares deliverable upon settlement of the purchase contract (except to the extent expressly provided in the anti-dilution adjustments);

  •
  change the mandatory settlement date, or adversely modify the right to settle purchase contracts early or the fundamental change early settlement right;

  •
  impair the right to institute suit for the enforcement of the purchase contracts; or

  •
  reduce the above-stated percentage of outstanding purchase contracts the consent of the holders of which is required for the modification or amendment of the provisions of the purchase contracts or the purchase contract agreement.

        In executing any supplement, modification or amendment to the purchase contract agreement, the purchase contract agent and U.S. trustee shall be provided an officer's certificate and an opinion of counsel stating that the execution of such supplemental agreement is authorized or permitted by the purchase contract agreement, and that any and all conditions precedent to the execution and delivery of such supplemental agreement have been satisfied.

Consolidation, Amalgamation, Merger, Conveyance, Transfer or Lease

        The purchase contract agreement will provide that GFL will not consolidate, amalgamate or merge with or into any other entity, or sell, transfer, lease or otherwise convey its properties and assets as an entirety or substantially as an entirety to any entity, unless:

  •
  (i) it is the continuing entity (in the case of a merger or amalgamation), or (ii) if it is not the continuing entity, the successor entity formed by such consolidation or amalgamation or into which it is merged or which acquires by sale, transfer, lease or other conveyance of its properties and assets, as an entirety or substantially as an entirety, is a corporation organized and existing under the laws of Canada or any province thereof, the United States of America or any State thereof, the District of Columbia or any territory thereof, and expressly assumes, by a supplement to the purchase contract agreement or by operation of law, all of GFL's obligations under the purchase contract agreement and the purchase contracts; and

  •
  immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default under the purchase contract agreement or the purchase contracts, has or will have occurred and be continuing.

        Although there is a limited body of case law interpreting the phrase "substantially as an entirety", there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of our properties and assets "substantially as an entirety". As a result, it may be unclear as to whether the foregoing restrictions on mergers, consolidations, sales, conveyances, transfers, leases and other dispositions would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction.

Reservation of Subordinate Voting Shares

        We will at all times reserve and keep available out of our authorized and unissued subordinate voting shares, solely for issuance upon settlement of the purchase contracts, the number of subordinate voting shares that would be issuable upon the settlement of all purchase contracts then outstanding, assuming settlement at the maximum settlement rate.

Governing Law

        The purchase contract agreement, the Units, the purchase contracts and any claim, controversy or dispute arising under or related to the purchase contract agreement, the Units or the purchase contracts will be governed by, and construed in accordance with, the laws of the State of New York.

Waiver of Jury Trial

        The purchase contract agreement will provide that GFL, the purchase contract agent and the trustees will waive their respective rights to trial by jury in any action or proceeding arising out of or related to the purchase contracts, the purchase contract agreement or the transactions contemplated thereby, to the maximum extent permitted by law. Such waiver of a jury trial will not serve as a waiver by any parties of any rights for claims made under the U.S. federal securities laws. In addition, investors cannot waive the Company's compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder.

Information Concerning the Purchase Contract Agent

        U.S. Bank N.A. will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Units and separate purchase contracts from time to time but shall have no fiduciary relationship to the holder of the Units or any other party. The purchase contract agreement will not obligate the purchase contract agent to exercise any discretionary actions in connection with a default under the terms of the purchase contracts or the purchase contract agreement.

        The purchase contract agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract agreement will contain provisions under which the purchase contract agent may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor purchase contract agent.

Calculations in Respect of Purchase Contracts

        We will be responsible for making all calculations called for under the Units and any separate purchase contracts. The purchase contract agent will have no obligation to make, review or verify any such calculations. All such calculations made by us will be made in good faith and, absent manifest error, will be final and binding on the purchase contract agent and the holders of the Units and any separate purchase contracts. We will provide a schedule of such calculations to the purchase contract agent and the purchase contract agent will be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

DESCRIPTION OF THE AMORTIZING NOTES

        The amortizing notes will be issued by us pursuant to an indenture, between us, as issuer, and U.S. Bank N.A., as U.S. trustee (the "U.S. trustee"), and a related supplemental indenture, among us, the U.S. trustee and Computershare Trust Company of Canada, as Canadian trustee (the "Canadian trustee" and, together with the U.S. trustee, the "trustees"), each to be dated the date of first issuance of the Units, under which the amortizing notes will be issued (collectively referred to herein as the "indenture").

        The following summary of the terms of the amortizing notes contains a description of certain terms of the amortizing notes but is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indenture, including the definitions in the indenture of certain terms. We refer you to the form of indenture, which has been filed as an exhibit to the registration statement of which this prospectus forms a part and with the Canadian securities regulatory authorities. See "Where You Can Find More Information".

        As used in this section, the terms "GFL", the "Company", "us", "we" or "our" refer to GFL Environmental Inc. and not any of its subsidiaries or affiliates.

General

        The amortizing notes will be issued as a separate series of senior debt securities under the indenture. The amortizing notes will be issued by us in an aggregate initial principal amount of US$                 (or US$                if the underwriters exercise their option to purchase additional Units in full). The final installment payment date will be March 15, 2023. Except as described under "—Optional Redemption for Changes in Withholding Tax", we may not redeem the amortizing notes, and no sinking fund is provided for the amortizing notes.

        Each amortizing note will initially form a part of a Unit. Each Unit may be separated by a holder into its constituent purchase contract and amortizing note on any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the second scheduled trading day immediately preceding March 15, 2023 or, if earlier, the second scheduled trading day immediately preceding any "early mandatory settlement date" and also excluding the business day immediately preceding any installment payment date (provided that the right to separate the Units shall resume after such business day). Following such separation, amortizing notes may be transferred separately from purchasing contracts.

        Amortizing notes may only be issued in certificated form in exchange for a global security under the circumstances described under "Book-Entry Procedures and Settlement". In the event that amortizing notes are issued in certificated form, such amortizing notes may be transferred or exchanged at the offices described below.

        Payments on amortizing notes issued as a global security will be made to DTC, or a successor depositary. In the event amortizing notes are issued in certificated form, installment payments will be made at the corporate trust office of the U.S. trustee. Installment payments on certificated amortizing notes may be made at our option by check mailed to the address of the persons entitled thereto. See "Book-Entry Procedures and Settlement".

        The amortizing notes will not be guaranteed by any of our subsidiaries.

        There are no covenants or provisions in the indenture that would afford the holders of the amortizing notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect such holders, except to the extent set forth under "—Consolidation, Merger, Conveyance, Transfer or Lease".

        The indenture does not limit the aggregate principal amount of indebtedness that may be issued thereunder and provides that debt securities may be issued thereunder from time to time in one or more series.

Ranking

        The amortizing notes will be our general unsecured senior obligations and will rank equally in right of payment with all of our other existing and future unsecured senior indebtedness and guarantees and will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries. The amortizing notes will rank senior to all of our existing and future indebtedness, if any, that is subordinated to the amortizing notes. The amortizing notes will be effectively subordinated to any of our secured indebtedness to the extent of the collateral securing that indebtedness.

        The amortizing notes are our obligations exclusively, and are not the obligations of any of our subsidiaries. We conduct a portion of our operations through our subsidiaries and a portion of our assets are held by our subsidiaries and, therefore, we depend on the cash flow of our subsidiaries to meet our obligations, including our obligations under the amortizing notes. Our ability to pay dividends and meet our debt and other obligations depends on cash flows from our subsidiaries and, in the short term, our ability to raise capital from external sources. In the long term, cash flows from our subsidiaries depend on their ability to generate operating cash flows in excess of their own expenditures, common and preferred stock dividends (if any), and debt or other obligations. Our subsidiaries are separate and distinct legal entities that are not obligated to pay dividends or make loans or distributions to us (whether to enable us to pay dividends on our multiple voting shares and subordinate voting shares, to pay principal and interest on our debt, to settle, repurchase or redeem our debt (including the amortizing notes) or other securities (including the purchase contracts), or to satisfy our other obligations). In addition, certain of our subsidiaries may be limited in their ability to pay dividends or make loans or distributions to us, including, without limitation, as a result of legislation, regulation, court order, contractual restrictions (including pursuant to our credit facilities) and other restrictions or in times of financial distress. As a result, we may not be able to cause our subsidiaries to distribute funds or provide loans sufficient to enable us to pay dividends and meet our debt and other obligations. See "Risk Factors—Risks Related to the Units, the Separate Purchase Contracts and the Separate Amortizing Notes—Our ability to pay dividends and to meet our debt obligations depends on the performance of our subsidiaries and the ability to utilize the cash flows from our subsidiaries".

        As of December 31, 2019 and without giving effect to the indebtedness to be incurred under the amortizing notes:

  •
  we had approximately $7,684.0 million of debt outstanding, of which US$3,080.2 million was secured indebtedness; and

  •
  our subsidiaries had $3,621.5 million of indebtedness and other liabilities outstanding, excluding intercompany indebtedness, as well as $6,630.7 million of guarantees by such subsidiaries of our indebtedness.

Installment Payments

        Each amortizing note will have an initial principal amount of US$                . On each March 15, June 15, September 15 and December 15, commencing on June 15, 2020 (each, an "installment payment date"), we will pay, in cash, equal quarterly installments of US$                on each amortizing note (except for the June 15, 2020 installment payment, which will be US$                per amortizing note). Each installment payment will constitute a payment of interest (at a rate of             % per annum) and a partial repayment of principal on the amortizing note, allocated as set forth on the amortization schedule set forth under "—Amortization Schedule".

        Installments will be paid to the person in whose name an amortizing note is registered as of 5:00 p.m., New York City time, on March 1, June 1, September 1 and December 1, as applicable.

        Each installment payment for any period will be computed on the basis of a 360-day year of twelve 30-day months. The installment payable for any period shorter or longer than a full installment payment period will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which an installment is payable is not a business day, then payment of the installment on such date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect of any such delay.

Amortization Schedule

        The total installments of principal of and interest on the amortizing notes for each installment payment date are set forth below:

Installment Payment Date	Amount of Principal	Amount of Interest
June 15, 2020	US$	US$
September 15, 2020	US$	US$
December 15, 2020	US$	US$
March 15, 2021	US$	US$
June 15, 2021	US$	US$
September 15, 2021	US$	US$
December 15, 2021	US$	US$
March 15, 2022	US$	US$
June 15, 2022	US$	US$
September 15, 2022	US$	US$
December 15, 2022	US$	US$
March 15, 2023	US$	US$

Repurchase of Amortizing Notes at the Option of the Holder

        If we elect to exercise our early mandatory settlement right with respect to the purchase contracts, then holders of the amortizing notes (whether as components of Units or separate amortizing notes) will have the right (the "repurchase right") to require us to repurchase some or all of their amortizing notes for cash at the repurchase price per amortizing note to be repurchased on the repurchase date, as described below. Holders may not require us to repurchase a portion of an amortizing note. Holders will not have the right to require us to repurchase any or all of such holder's amortizing notes in connection with any early settlement of such holder's purchase contracts at the holder's option, as described above under "Description of the Purchase Contracts—Early Settlement" and "Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change".

        The "repurchase date" will be a date specified by us in the early mandatory settlement notice, which will be at least 20 but not more than 35 business days following the date of our early mandatory settlement notice as described under "Description of the Purchase Contracts—Early Mandatory Settlement at Our Election" (and which may or may not fall on the early mandatory settlement date).

        The "repurchase price" per amortizing note to be repurchased will be equal to the principal amount of such amortizing note as of the repurchase date, plus accrued and unpaid interest on such principal amount from, and including, the immediately preceding installment payment date to, but not including, the repurchase date, calculated at an annual rate of            %; provided that if the repurchase date falls after a regular record date for any installment payment and on or prior to the immediately succeeding installment payment date, the installment payment payable on such installment payment date will be paid on such installment payment date to the holder as of such regular record date and will not be included in the repurchase price per amortizing note.

        To exercise your repurchase right, you must deliver, on or before 5:00 p.m., New York City time, on the business day immediately preceding the repurchase date, the amortizing notes to be repurchased (or the Units, if the early mandatory settlement date occurs on or after the repurchase date and you have not separated your Units into their constituent components), together with a duly completed written repurchase notice in the form entitled "Form of Repurchase Notice" on the reverse side of the amortizing notes (a "repurchase notice"), in each case, in accordance with appropriate DTC procedures, unless you hold certificated amortizing notes (or Units), in which case you must deliver the amortizing notes to be repurchased (or Units), duly endorsed for transfer, together with a repurchase notice, to the paying agent. Your repurchase notice must state:

  •
  if certificated amortizing notes (or Units) have been issued, the certificate numbers of the amortizing notes (or Units), or if not certificated, your repurchase notice must comply with appropriate DTC procedures;

  •
  the number of amortizing notes to be repurchased; and

  •
  that the amortizing notes are to be repurchased by us pursuant to the applicable provisions of the amortizing notes and the indenture.

        You may withdraw any repurchase notice (in whole or in part) by a written, irrevocable notice of withdrawal delivered (in the case of an amortizing note in global form, in accordance with the appropriate DTC procedures) on or before 5:00 p.m., New York City time, on the business day immediately preceding the repurchase date. The notice of withdrawal must state:

  •
  if certificated amortizing notes (or Units) have been issued, the certificate numbers of the withdrawn amortizing notes (or Units), or if not certificated, your notice must comply with appropriate DTC procedures;

  •
  the number of the withdrawn amortizing notes; and

  •
  the number of amortizing notes, if any, that remain subject to the repurchase notice.

        We will be required to repurchase the amortizing notes on the repurchase date. You will receive payment of the repurchase price on the later of (i) the repurchase date and (ii) the time of book-entry transfer or the delivery of the amortizing notes. If the U.S. trustee holds money sufficient to pay the repurchase price of the amortizing notes to be purchased on the repurchase date, then:

  •
  such amortizing notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the amortizing notes is made or whether or not the amortizing notes are delivered to the U.S. trustee); and

  •
  all other rights of the holder will terminate (other than the right to receive the repurchase price and, if the repurchase date falls between a regular record date and the corresponding installment payment date, the related installment payment).

        In connection with any repurchase offer pursuant to an early mandatory settlement notice, we will, if required, comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable.

        No amortizing notes may be repurchased at the option of holders if the principal amount thereof has been accelerated, and such acceleration has not been rescinded, on or prior to the repurchase date (except in the case of an acceleration resulting from a default by us of the payment of the repurchase price with respect to such amortizing notes).

Payment of Additional Amounts

        All payments made by or on behalf of the Company under or with respect to the amortizing notes will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes (as defined below), unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Company is so required to withhold or deduct any amount for or on account of Taxes imposed or levied by or on behalf of any jurisdiction in which the Company is organized, resident or carrying on business for tax purposes or from or through which the Company makes any payment on the amortizing notes or any department or political subdivision thereof (each, a "Relevant Taxing Jurisdiction") from any payment made under or with respect to the amortizing notes, the Company, subject to the exceptions stated below, will pay such additional amounts ("Additional Amounts") as may be necessary such that the net amount received in respect of such payment by each holder or beneficial owner after such withholding or deduction (including withholding or deduction attributable to Additional Amounts payable hereunder but excluding Taxes on net income) will not be less than the amount the holder or beneficial owner, as the case may be, would have received if such Taxes had not been required to be so withheld or deducted.

        "Taxes" means any present or future tax, levy, impost, assessment or other government charge (including penalties, interest and any other liabilities related thereto) imposed or levied by or on behalf of a Taxing Authority.

        "Taxing Authority" means any government or any political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

        The Company will not, however, pay Additional Amounts to a holder or beneficial owner with respect to:

  (i)
  Canadian withholding Taxes imposed on a payment to a holder or beneficial owner with which the Company does not deal at arm's length for the purposes of the Income Tax Act (Canada) (the "Tax Act") at the time of making such payment (other than where the non-arm's length relationship arises as a result of the exercise or enforcement of rights under any amortizing notes);

  (ii)
  a debt or other obligation to pay an amount to a person with whom the Company is not dealing at arm's length within the meaning of the Tax Act (other than where the non-arm's length relationship arises as a result of the exercise or enforcement of rights under any amortizing notes);

  (iii)
  any Canadian withholding Taxes imposed on a payment or deemed payment to a holder or beneficial owner by reason of such holder or beneficial owner being a "specified shareholder" of the Company (within the meaning of subsection 18(5) of the Tax Act) at the time of payment or deemed payment, or by reason of such holder or beneficial owner not dealing at arm's length for the purposes of the Tax Act with a "specified shareholder" of the Company at the time of payment or deemed payment (other than where the holder or beneficial owner is a "specified shareholder," or does not deal at arm's length with a "specified shareholder," as a result of the exercise or enforcement of rights under any amortizing notes);

  (iv)
  Taxes giving rise to such Additional Amounts that would not have been imposed but for the existence of any present or former connection between such holder (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such amortizing notes, including a fiduciary, settler, beneficiary, member, partner, shareholder or other equity interest owner of, or possessor of power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership, limited liability company, corporation or other entity) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, the Relevant Taxing Jurisdiction but not including any connection resulting solely from the acquisition, ownership, or disposition of amortizing notes, the receipt of payments thereunder and/or the exercise or enforcement of rights under any amortizing notes);

  (v)
  Taxes giving rise to such Additional Amounts that would not have been imposed but for the failure of such holder or beneficial owner, to the extent such holder or beneficial owner is legally eligible to do so, to timely satisfy any certification, identification, information, documentation or other reporting requirements concerning such holder's or beneficial owner's nationality, residence, identity or connection with the Relevant Taxing Jurisdiction or arm's length relationship with the Company or otherwise establish the right to the benefit of an exemption from, or reduction in the rate of, withholding or deduction, if such compliance is required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction);

  (vi)
  any estate, inheritance, gift, sales, transfer, personal property, excise or any similar Taxes or assessment;

  (vii)
  any Taxes that were imposed with respect to any payment on an amortizing note to any holder who is a fiduciary or partnership or person other than the sole beneficial owner of such payment and to the extent the Taxes giving rise to such Additional Amounts would not have been imposed on such payment had the holder been the beneficiary, partner or sole beneficial owner, as the case may be, of such amortizing note;

  (viii)
  Taxes imposed on, or deducted or withheld from, payments in respect of the amortizing notes if such payments could have been made without such imposition, deduction or withholding of such Taxes had such amortizing notes been presented for payment (where presentation is required) within 30 days after the date on which such payments or such amortizing notes became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent such holder or beneficial owner would have been entitled to such Additional Amounts had such amortizing notes been presented on the last day of such 30-day period);

  (ix)
  any Tax which is payable otherwise than by deduction or withholding from payments made under or with respect to the amortizing notes;

  (x)
  any Taxes that are imposed or withheld as a result of the presentation of any amortizing note for payment by or on behalf of a holder or beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant amortizing note to another paying agent;

  (xi)
  any Taxes imposed under (a) Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended from time to time (the "Code") (including regulations and guidance thereunder), (b) any successor version thereof, (c) any intergovernmental agreement or any agreement entered into pursuant to Section 1471(b)(1) of the Code or (d) any law, regulation, rule or other official guidance or practice implementing the foregoing; or

  (xii)
  any combination of the foregoing items (i) through (xi).

        At least 30 calendar days prior to each date on which any payment under or with respect to the amortizing notes is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which such payment is due and payable, in which case it will be promptly thereafter), the Company will deliver to the U.S. trustee an Officer's Certificate stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the U.S. trustee to pay such Additional Amounts to holders and/or beneficial owner on the payment date.

        The Company will indemnify and hold harmless the holders and beneficial owner of the amortizing notes for the amount of any Taxes under Regulation 803 of the Tax Act, or any similar or successor provision (other than Taxes described in clauses (i) through (xii) above (but including, notwithstanding clause (ix), any Taxes payable pursuant to Regulation 803 of the Tax Act) or Taxes arising by reason of a transfer of the amortizing notes to a person resident in Canada with whom the transferor does not deal at arm's length for the purposes of the Tax Act except where such non-arm's length relationship arises as a result of the exercise or enforcement of rights under any amortizing notes) levied or imposed on and paid by such a holder or beneficial owner as a result of payments made under or with respect to the amortizing notes.

        In addition, the Company will pay any stamp, issue, registration, court, documentation, excise or other similar taxes, charges and duties, including any interest, penalties and any similar liabilities with respect thereto, imposed by any Relevant Taxing Jurisdiction at any time in respect of the execution, issuance, registration, delivery or enforcement of the amortizing notes (other than on or in connection with a transfer of the amortizing notes other than the initial sale by the underwriters) or any other document or instrument referred to thereunder and any such taxes, charges or duties imposed by any Relevant Taxing Jurisdiction on any payments made pursuant to the amortizing notes and/or any other such document or instrument (limited, solely in the case of taxes, charges or duties attributable to any payments with respect thereto, to any such taxes, charges or duties imposed in a Relevant Taxing Jurisdiction that are not excluded under clauses (v), (vi), (vii), (viii), (x) and (xi) above).

        The obligations described under this heading will survive any termination, defeasance or discharge of the indenture and will apply mutatis mutandis to any successor person to the Company and to any jurisdiction in which such successor is organized or is otherwise resident or doing business for tax purposes or any jurisdiction from or through which payment is made by such successor or its respective agents. Whenever this "Description of the Amortizing Notes" refers to, in any context, the payment of installments of principal and interest or any other amount payable under or with respect to any amortizing note, such reference shall include the payment of Additional Amounts or indemnification payments as described hereunder, if applicable.

Optional Redemption for Changes in Withholding Tax

        If, as a result of:

  (1)
  any amendment to, or change in, the laws or treaties (or regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction which is announced and becomes effective on or after the issue date of the Units (or, where a jurisdiction in question does not become a Relevant Taxing Jurisdiction until a later date, such later date); or

  (2)
  any amendment to, or change in, the existing official position or the introduction of an official position regarding the application, interpretation, administration or assessing practices of any such laws, regulations or rulings of any Relevant Taxing Jurisdiction, or a judicial decision rendered by a court of competent jurisdiction (whether or not made, taken or reached with respect to the Company) which is announced and becomes effective on or after the issue date of the Units (or, where a jurisdiction in question does not become a Relevant Taxing Jurisdiction until a later date, such later date), the Company has become or will become obligated to pay, on the next date on which any amount would be payable with respect to the amortizing notes, Additional Amounts or indemnification payments as described above under the heading "—Payment of Additional Amounts" with respect to the Relevant Taxing Jurisdiction, which payment the Company cannot avoid with the use of reasonable measures available to it (including making payment through a paying agent located in another jurisdiction), then the Company may, at its option, redeem all but not less than all of the amortizing notes, upon not more than 60 days' notice prior to the earliest date on which the Company would be required to pay such Additional Amounts or indemnification payments, at a redemption price (the "redemption price") per amortizing note equal to the principal amount of such amortizing note as of the date of redemption, plus accrued and unpaid interest on such principal amount from, and including, the immediately preceding installment payment date to, but not including, the date of redemption, calculated at an annual rate of        %; provided that if the date of redemption falls after a regular record date for any installment payment and on or prior to the immediately succeeding installment payment date, the installment payment payable on such installment payment date will be paid on such installment payment date to the holder as of such regular record date and will not be included in the redemption price per amortizing note. Prior to the giving of any notice of redemption described in this paragraph, the Company will deliver to the U.S. trustee an opinion of counsel to the Company to the effect that the Company has or will become obligated to pay such Additional Amounts or indemnification payments as a result of an amendment or change described above.

        No amortizing notes may be redeemed if the principal amount of the amortizing notes has been accelerated, and such acceleration has not been rescinded, on or prior to the tax redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price with respect to such amortizing notes).

        Upon redemption of the amortizing note component of a Unit, the purchase contract underlying such Unit will remain outstanding and be beneficially owned by or registered in the name of, as the case may be, the holder whose component amortizing note was redeemed and will no longer constitute a part of the Unit.

Events of Default

        Each of the following will be an "event of default" under the indenture with respect to the amortizing notes:

  (1)
  default in the payment of any installment payment on any amortizing notes as and when the same shall become due and payable and continuance of such failure for a period of 30 days;

  (2)
  default in the payment of the repurchase price or redemption price of any amortizing notes when the same shall become due and payable;

  (3)
  our failure to give notice of a fundamental change as described under "Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change" when due and continuance of such failure for a period of five business days;

  (4)
  our failure to perform for 90 days after notice any other covenant in the amortizing notes or the indenture; and

  (5)
  certain events of bankruptcy or insolvency of GFL, whether voluntary or not.

        If an event of default (other than an event of default described in clause (5) above) occurs and is continuing, either the U.S. trustee or the holders of not less than 25% in the principal amount of outstanding amortizing notes may, by written notice to us (and to the U.S. trustee if given by the holders), declare to be due and payable immediately the principal of and accrued and unpaid interest, if any, on the amortizing notes. In the case of an event of default described in clause (5) above, the principal amount of and accrued and unpaid interest, if any, on the amortizing notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

        At any time after a declaration of acceleration with respect to the amortizing notes has been made, but before a judgment or decree for payment of the money due has been obtained by the U.S. trustee, the holders of a majority in principal amount of the outstanding amortizing notes, by written notice to us and the U.S. trustee, may rescind and annul such declaration and its consequences if (1) we have paid or deposited with the U.S. trustee a sum sufficient to pay (i) all overdue installments of interest on such amortizing notes, (ii) all principal of the amortizing notes which has become due otherwise than by such declaration of acceleration and any interest thereon, (iii) to the extent enforceable under applicable law, interest upon overdue installments of interest and principal, and (iv) amounts payable to the trustees and (2) all events of default, other than the non-payment of the principal with respect to the amortizing notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture.

        The indenture will provide that the trustees will be under no obligation to exercise any of their respective rights or powers under the indenture unless the trustees receive security or indemnity reasonably satisfactory to them against any loss, liability or expense. Subject to certain rights of the trustees, the holders of a majority in principal amount of the amortizing notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the U.S. trustee or exercising any trust or power conferred on the U.S. trustee with respect to the amortizing notes.

        No holder of any amortizing notes will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

  •
  that holder has previously given to the U.S. trustee written notice of a continuing event of default with respect to the amortizing notes; and

  •
  the holders of not less than 25% in principal amount of the outstanding amortizing notes have made written request, and offered reasonable indemnity, to the trustees to institute the proceeding as trustee, and after receipt of such request the U.S. trustee has not received from the holders of a majority in principal amount of the amortizing notes a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

        Notwithstanding the foregoing, the holder of any amortizing note will have an absolute and unconditional right to receive payment of the principal of and any interest on that amortizing note on or after the due dates expressed in that amortizing note and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such holder.

        The indenture will require us to furnish to the U.S. trustee upon request a statement as to compliance with the indenture. The indenture will provide that the U.S. trustee may withhold notice to the holders of the amortizing notes of any default or event of default (except in payment on any amortizing notes) with respect to the amortizing notes if it in good faith determines that withholding notice is in the interest of the holders of those amortizing notes.

Discharge and Defeasance of Indenture

        After we have deposited with the U.S. trustee cash in trust for the benefit of the holders of the amortizing notes, sufficient to pay the portion of all future scheduled installment payments constituting the payment of principal in respect of the amortizing notes and the portion of the repurchase price constituting the principal amount of the amortizing notes, and the portion of all future scheduled installment payments constituting the payment of interest in respect of the amortizing notes and the portion of the repurchase price constituting the accrued but unpaid interest on the amortizing notes, and satisfied certain other conditions, including (in the case of defeasance only) receipt of an opinion of counsel that holders of the amortizing notes will not recognize taxable gain or loss for United States federal income tax purposes, then:

  •
  we will be deemed to have paid and satisfied our obligations on all outstanding amortizing notes, which is known as defeasance and discharge; or

  •
  we will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on amortizing notes, which is known as covenant defeasance.

        When there is a defeasance and discharge, the indenture will no longer govern the amortizing notes, we will no longer be liable for payments required by the terms of the amortizing notes and the holders thereof will be entitled only to the deposited funds. When there is a covenant defeasance, however, we will continue to be obligated to make payments when due if the deposited funds are not sufficient.

Consolidation, Amalgamation, Merger, Conveyance, Transfer or Lease

        The indenture will provide that GFL will not consolidate, amalgamate or merge with or into any other entity, or sell, transfer, lease or otherwise convey its properties and assets as an entirety or substantially as an entirety to any entity, unless:

  •
  (i) it is the continuing entity (in the case of a merger or amalgamation), or (ii) if it is not the continuing entity, the successor entity formed by such consolidation, amalgamation or into which it is merged or which acquires by sale, transfer, lease or other conveyance of its properties and assets, as an entirety or substantially as an entirety, is a corporation organized and existing under the laws of Canada or any province thereof, the United States of America or any State thereof, the District of Columbia or any territory thereof, and expressly assumes, by supplemental indenture or by operation of law, the due and punctual payment of the installment payments on all amortizing notes and the performance of all of the covenants under the indenture (including, for the avoidance of doubt, the obligation to pay Additional Amounts); and

  •
  immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default under the indenture, has or will have occurred and be continuing.

        Although there is a limited body of case law interpreting the phrase "substantially as an entirety", there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of our properties and assets "substantially as an entirety". As a result, it may be unclear as to whether the foregoing restrictions on mergers, consolidations, sales, conveyances, transfers, leases and other dispositions would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction.

Modifications and Amendments

        We and the trustees may amend or supplement the indenture or the amortizing notes without consent of the holders to:

  •
  cure any ambiguity, omission, defect or inconsistency in the indenture;

  •
  provide for the assumption by a successor corporation as set forth in "—Consolidation, Merger, Conveyance, Transfer or Lease";

  •
  comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

  •
  evidence and provide for the acceptance of appointment with respect to the amortizing notes by a successor trustee in accordance with the indenture, and add or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  secure the notes;

  •
  add guarantees with respect to the notes;

  •
  add covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;

  •
  make any change that does not adversely affect the rights of any holder in any material respect; and

  •
  conform the provisions of the indenture or the amortizing notes to any provision of the "Description of the Amortizing Notes" section in the preliminary prospectus for this Units offering, as supplemented by the related pricing term sheet.

        In addition, we may modify and amend the indenture or the amortizing notes as to all other matters with the consent of the holders of at least a majority in principal amount of the outstanding amortizing notes; provided that we may not make any modification or amendment to the indenture or the amortizing notes without the consent of each holder affected thereby if that modification or amendment will:

  •
  change any installment payment date or reduce the amount owed on any installment payment date;

  •
  make the amortizing notes payable in a currency other than that stated in the amortizing notes;

  •
  reduce the repurchase price or amend or modify in any manner adverse to the holders of the amortizing notes our obligation to make such payment;

  •
  reduce the percentage in principal amount of amortizing notes whose holders must consent to an amendment of the indenture;

  •
  change in a manner adverse to any holder or beneficial owner our obligation to pay Additional Amounts;

  •
  make any change in the amendment provisions that require each holder's consent or in the waiver provisions of the indenture; or

  •
  impair the right of any holder to receive payment of principal and interest on such holder's amortizing notes on or after the due dates therefor or the right to institute suit for the enforcement of any such payment on or after the due dates therefor.

Governing Law

        The indenture and the amortizing notes shall be governed by and construed in accordance with the laws of the State of New York.

Waiver of Jury Trial

        The indenture will provide that we and the trustees will waive our respective rights to trial by jury in any action or proceeding arising out of or related to the amortizing notes, the indenture or the transactions contemplated thereby, to the maximum extent permitted by law. Such waiver of a jury trial will not serve as a waiver by any parties of any rights for claims made under the U.S. federal securities laws. In addition, investors cannot waive the Company's compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

        The following is a summary of material United States federal income tax consequences to a United States Holder (as defined below) of the purchase, ownership and disposition of Units, amortizing notes, and the purchase contracts that are or may be the components of a Unit and subordinate voting shares acquired under a purchase contract. This summary deals only with Units, amortizing notes, purchase contracts, and subordinate voting shares held as capital assets by a United States Holder who purchases the Units upon original issuance at their initial offering price. In addition, the discussion set forth below is applicable only to United States Holders (i) who are residents of the United States for purposes of the current United States—Canada Income Tax Convention (the "Treaty"), (ii) whose Units, amortizing notes, purchase contracts, and subordinate voting shares are not, for purposes of the Treaty, effectively connected with a permanent establishment in Canada and (iii) who otherwise qualify for the full benefits of the Treaty.

        As used herein, the term "United States Holder" means a beneficial owner of Units, amortizing notes, purchase contracts or subordinate voting shares that is, for United States federal income tax purposes, any of the following:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below.

        This discussion does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

  •
  a dealer in securities or currencies;

  •
  a financial institution;

  •
  a regulated investment company;

  •
  a real estate investment trust;

  •
  an insurance company;

  •
  a tax-exempt organization;

  •
  a person holding the Units, amortizing notes, purchase contract, or subordinate voting shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

  •
  a trader in securities that has elected the mark-to-market method of tax accounting for your securities;

  •
  a person liable for alternative minimum tax;

  •
  a person who owns or is deemed to own 10% or more of our stock (by vote or value);

  •
  a partnership or other pass-through entity for United States federal income tax purposes;

  •
  a person required to accelerate the recognition of any item of gross income with respect to the Units, amortizing notes, purchase contract or subordinate voting shares as a result of such income being recognized on an applicable financial statement; or

  •
  a person whose "functional currency" is not the United States dollar.

        If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds units, amortizing notes, purchase contracts or subordinate voting shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Units, amortizing notes, purchase contracts or subordinate voting shares, you should consult your tax advisors.

        This discussion does not contain a detailed description of all the United States federal income tax consequences to you in light of your particular circumstances and does not address any aspect of United States federal non-income tax laws, such as gift, estate or the Medicare tax on net investment income, or the effects of any state, local or non-United States tax laws. If you are considering the purchase of Units, amortizing notes, purchase contracts or subordinate voting shares, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of Units, amortizing notes, purchase contracts and subordinate voting shares, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

        This discussion assumes that we are not, and will not become, a passive foreign investment company, as described below.

Characterization of Units and Amortizing Notes

        There is no authority directly addressing the characterization of the Units or instruments similar to the Units for United States federal income tax purposes and therefore the characterization of the Units for these purposes is not entirely free from doubt. We will take the position that each Unit will be treated as an investment unit composed of two separate instruments for United States federal income tax purposes: (i) a prepaid purchase contract to acquire subordinate voting shares and (ii) an amortizing note that is our indebtedness. Under this treatment, a holder of Units will be treated as if it held each component of the Units for United States federal income tax purposes. By acquiring a Unit, you will agree to treat (i) a Unit as an investment unit composed of two separate instruments in accordance with its form and (ii) the amortizing notes as indebtedness of GFL for United States federal income tax purposes. If, however, the components of a Unit were treated as a single instrument, the United States federal income tax consequences could differ from the consequences described below. Specifically, a United States Holder could be required to recognize the entire amount of each installment payment on the amortizing notes, rather than merely the portion of such payment denominated as interest, as income. Even if the components of a Unit are respected as separate instruments for United States federal income tax purposes, (i) the amortizing notes could be recharacterized as equity for United States federal income tax purposes, and (ii) the purchase contracts could be treated as our stock on the date of issuance, in which case the tax consequences of the purchase, ownership and disposition thereof would be substantially the same as the tax consequences with respect to the purchase contracts described herein, except that a United States Holder's holding period for the subordinate voting shares received under a purchase contract would include the period during which the United States Holder held the purchase contract.

        The Units are complex financial instruments and no statutory, judicial or administrative authority directly addresses all aspects of the treatment of the Units or instruments similar to the Units for United States federal income tax purposes, and no assurance can be given that the IRS will agree with the tax consequences described herein. As a result, the United States federal income tax consequences of the purchase, ownership and disposition of the Units are unclear. We have not sought any rulings concerning the treatment of the Units, and the tax consequences described herein are not binding on the IRS or the courts, either of which could disagree with the explanations or conclusions contained in this summary. Accordingly, you should consult your tax advisor regarding the consequences to you of the possible recharacterization of the components of a Unit as a single instrument. Unless stated otherwise, the remainder of this discussion assumes the characterization of the Units as two separate instruments.

Allocation of Purchase Price

        Your acquisition of a Unit will be treated as an acquisition of the amortizing note and the purchase contract constituting the Unit and, by purchasing the Unit, you will be deemed to have agreed to such treatment. In addition, we and you, by your acceptance of a beneficial ownership interest in the amortizing notes, agree to treat the notes as indebtedness of GFL for all United States federal income tax purposes. The remainder of this discussion assumes that a United States Holder of a Unit will be treated as owning the amortizing note and the purchase contract.

        The purchase price of each Unit will be allocated between the amortizing note and the purchase contract in proportion to their respective fair market values at the time of purchase. Such allocation will establish your initial tax basis in the amortizing note and the purchase contract. We will report the initial fair market value of each amortizing note as US$                and the initial fair market value of the purchase contract as US$                . This allocation is binding on you (but not on the IRS), unless you explicitly disclose a contrary position on a statement attached to your timely filed United States federal income tax return. The remainder of this discussion assumes that this allocation of the purchase price will be respected for United States federal income tax purposes.

Passive Foreign Investment Company

        We do not believe that we are, for United States federal income tax purposes, a passive foreign investment company (a "PFIC"), and we expect to operate in such a manner so as not to become a PFIC. If, however, we are or become a PFIC, you could be subject to additional United States federal income taxes on gain recognized with respect to the Units, purchase contracts and subordinate voting shares and on certain distributions, plus an interest charge on certain taxes treated as having been deferred under the PFIC rules.

Ownership of Units

        The following is a summary of certain United States federal incomes tax consequences that will apply to a United States Holder of Units, amortizing notes, purchase contracts or subordinate voting shares.

  Separation and Recreation of the Units

        A United States Holder will not recognize gain or loss by (i) separating a Unit into its components or (ii) recreating a Unit as both procedures are described under "Description of the Units—Separating and Recreating Units."

  Sale, Exchange or Other Taxable Disposition of Units

        Upon a sale, exchange or other taxable disposition of Units, a United States Holder will be treated as having sold, exchanged or disposed of both the purchase contracts and the amortizing notes that constitute such Units and will calculate gain or loss on the purchase contracts separately from the gain or loss on the amortizing notes in proportion to their relative fair market values at the time of the disposition. It is thus possible that a United States Holder could recognize a capital gain on one component of a Unit but a capital loss on the other component of the Unit. A United States Holder generally will have gain or loss equal to the difference between (i) the portion of proceeds allocable to the purchase contract and the amortizing notes and (ii) such United States Holder's respective adjusted tax bases in the purchase contract and the amortizing notes. For purposes of determining gain or loss, proceeds will not include any amount attributable to accrued and unpaid interest, which amount will be treated as ordinary interest income to the extent not previously included in income. Such gain or loss generally will be capital gain or loss. Capital gains of individuals derived in respect of assets held for more than one year are subject to tax at preferential rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a United States Holder generally will be treated as United States source gain or loss. Consequently, a United States Holder may not be able to use the foreign tax credit from any Canadian tax imposed on the disposition of Units.

Amortizing Notes

  Payments of Interest and Principal on Amortizing Notes

        Stated interest on an amortizing note (including any amounts withheld to reflect Canadian withholding taxes) will be includible in a United States Holder's gross income as ordinary interest income at the time it is paid or at the time it accrues in accordance with such United States Holder's method of tax accounting, and payments on the notes other than stated interest will reduce a United States Holder's basis with respect to such amortizing note. It is expected, and this discussion assumes, that the amortizing notes will not be issued with more than a de minimis amount of original issue discount ("OID"). In general, however, if the amortizing notes are issued with more than de minimis OID, a United States Holder will be required to include OID in gross income, as ordinary income, under a "constant-yield method" before the receipt of cash attributable to such income, regardless of the United States Holder's regular method of accounting for United States federal income tax purposes. Payments on the amortizing notes other than stated interest (including the portion of each installment payment that is not treated as interest) will reduce a United States Holder's basis with respect to the amortizing notes.

  Sale, Exchange, Repurchase or Other Taxable Disposition of Amortizing Notes

        Upon a sale, exchange, repurchase or other taxable disposition of amortizing notes, a United States Holder will generally have gain or loss equal to the difference between (i) the amount realized and (ii) such United States Holder's adjusted tax basis in the amortizing note. For purposes of determining gain or loss, a United States Holder's proceeds will not include any amount attributable to accrued and unpaid interest, which amount will be treated as ordinary interest income to the extent not previously included in income. Such gain or loss generally will be capital gain or loss. Capital gains of individuals derived in respect of assets held for more than one year are subject to tax at preferential rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a United States Holder generally will be treated as United States source gain or loss. Consequently, a United States Holder may not be able to use the foreign tax credit from any Canadian tax imposed on the disposition of amortizing notes.

Purchase Contracts

  Acquisition of Subordinate Voting Shares under a Purchase Contract

        A United States Holder generally will not recognize gain or loss on the purchase of subordinate voting shares under a purchase contract except with respect to any cash paid in lieu of a fractional subordinate voting share. A United States Holder's aggregate initial tax basis in the subordinate voting shares acquired under a purchase contract should equal such holder's tax basis in the purchase contract less any such tax basis allocable to the fractional share. The holding period for subordinate voting shares received under a purchase contract will commence on the day after the subordinate voting shares are acquired.

  Constructive Distributions and Dividends

        A United States Holder might be treated as receiving a constructive distribution from us if (i) the fixed settlement rates are adjusted and as a result of such adjustment such United States Holder's proportionate interest in our assets or earnings and profits is increased and (ii) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the fixed settlement rates would not be considered made pursuant to such a formula if the adjustment were made to compensate for taxable distributions with respect to our subordinate voting shares (for example, if we increase the cash dividend on our subordinate voting shares). Certain of the possible settlement rate adjustments (including, without limitation, adjustments in respect of taxable dividends to United States Holders of our subordinate voting shares and as discussed in "Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change") may not qualify as being pursuant to a bona fide reasonable adjustment formula. Thus, under certain circumstances, an increase in the fixed settlement rates might give rise to a constructive distribution to United States Holders even though such holders would not receive any cash related thereto. In addition, in certain situations, a United States Holder might be treated as receiving a constructive distribution if we fail to adjust the fixed settlement rates. Any constructive distribution will generally be taxable as described below under "Subordinate Voting Shares Acquired under a Purchase Contract—Distributions," however, it is not clear whether any such distribution constituting a dividend would be eligible for the reduced rates of taxation available to certain non-corporate United States Holders discussed below.

  Sale, Exchange or Other Taxable Disposition of Purchase Contracts

        Except as described above under "—Acquisition of Subordinate Voting Shares under a Purchase Contract", upon a sale, exchange, or other taxable disposition of a purchase contract, a United States Holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and such United States Holder's adjusted tax basis in the purchase contract. Such gain or loss generally will be capital gain or loss. Long-term capital gains of a non-corporate United States Holder are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a United States Holder generally will be treated as United States source gain or loss. Consequently, a United States Holder may not be able to use the foreign tax credit from any Canadian tax imposed on the disposition of a purchase contract.

Subordinate Voting Shares Acquired under a Purchase Contract

  Distributions

        The gross amount of distributions on the subordinate voting shares (including any amounts withheld to reflect Canadian withholding taxes) will be taxable as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital, causing a reduction in the tax basis of the subordinate voting shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain recognized on a sale or exchange. We do not, however, expect to determine earnings and profits in accordance with United States federal income tax principles. Therefore, you should expect that a distribution will generally be treated as a dividend.

        Any dividends that you receive (including any withheld taxes) will be includable in your gross income as ordinary income on the day actually or constructively received by you. Such dividends will not be eligible for the dividends received deduction allowed to corporations under the Code.

        With respect to non-corporate United States Holders, certain dividends received from a qualified foreign corporation may be subject to reduced rates of taxation. A qualified foreign corporation includes a non-U.S. corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States which the United States Treasury Department determines to be satisfactory for these purposes and which includes an exchange of information provision. The United States Treasury Department has determined that the Treaty meets these requirements, and we expect we would be eligible for the benefits of the Treaty, although there can be no assurance. However, a non-U.S. corporation is also treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. United States Treasury Department guidance indicates that our subordinate voting shares, which have been approved for listing on the NYSE and conditionally approved for listing on the TSX, will be readily tradable on an established securities market in the United States. There can be no assurance, however, that our subordinate voting shares will be considered readily tradable on an established securities market in later years. Non-corporate holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as "investment income" pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. You should consult your own tax advisors regarding the application of these rules to your particular circumstances.

        The amount of any dividend paid in Canadian dollars will equal the United States dollar value of the Canadian dollars received calculated by reference to the exchange rate in effect on the date the dividend is received by you, regardless of whether the Canadian dollars are converted into United States dollars. If the Canadian dollars received as a dividend are converted into United States dollars on the date they are received, you generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. If the Canadian dollars received as a dividend are not converted into United States dollars on the date of receipt, you will have a basis in the Canadian dollars equal to their United States dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the Canadian dollars will be treated as United States source ordinary income or loss.

        Subject to certain conditions and limitations, Canadian withholding taxes on dividends may be treated as foreign taxes eligible for credit against your United States federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the subordinate voting shares will be treated as income from sources outside the United States and will generally constitute passive category income. However, in certain circumstances, if you have held the subordinate voting shares for less than a specified minimum period during which you are not protected from risk of loss, or are obligated to make payments related to the dividends, you will not be allowed a foreign tax credit for Canadian withholding taxes imposed on dividends paid on the subordinate voting shares. If you do not elect to claim a United States foreign tax credit, you may instead claim a deduction for Canadian income tax withheld, but only for a taxable year in which you elect to do so with respect to all foreign income taxes paid or accrued in such taxable year. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisors regarding the availability of the foreign tax credit under your particular circumstances.

  Sale, Exchange or Other Taxable Disposition of Subordinate Voting Shares

        Upon a sale, exchange, or other taxable disposition of our subordinate voting shares, a United States Holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and such holder's adjusted tax basis in the subordinate voting shares. Such gain or loss generally will be capital gain or loss. Long-term capital gains of a non-corporate United States Holder are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a United States Holder generally will be treated as United States source gain or loss. Consequently, a United States Holder may not be able to use the foreign tax credit from any Canadian tax imposed on the disposition of subordinate voting shares.

Information Reporting and Backup Withholding

        In general, information reporting requirements may apply to payments on the amortizing notes, the purchase contracts and subordinate voting shares and to the proceeds of the sale or other disposition of such instruments, unless a United States Holder is an exempt recipient such as a corporation. Backup withholding may apply unless the United States Holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules.

        Any amount withheld under the backup withholding rules from a payment to a United States Holder is allowable as a credit against such holder's United States federal income tax, which may entitle the holder to a refund, provided that the holder timely provides the required information to the IRS.

Reporting Obligations for Specified Foreign Financial Assets

        United States Holders who are individuals (and certain entities) are required to report on IRS Form 8938 specified foreign financial assets that they own if the aggregate value of those assets exceeds certain threshold amounts. Specified foreign financial assets may include securities of a foreign issuer such as the Units, amortizing notes, purchase contracts, and subordinate voting shares if not held through a financial account maintained at a United States "financial institution", as defined in the applicable rules. United States Holders should consult their own tax advisors as to the possible application of this reporting obligation under their particular circumstances.

 MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES

        In the opinion of Stikeman Elliott LLP, counsel to the Company, and Davies Ward Phillips & Vineberg LLP, counsel to the underwriters, the following summary describes the material Canadian federal income tax considerations pursuant to the Income Tax Act (Canada) and the regulations thereunder (collectively, the "Tax Act") generally applicable to a holder that acquires, as beneficial owner, Units pursuant to this offering, and who, at all relevant times for purposes of the Tax Act: (i) in the case of an amortizing note so acquired, beneficially owns all payments thereunder, (ii) holds the purchase contracts and amortizing notes and will hold the subordinate voting shares issuable on the settlement of the purchase contracts (the purchase contracts, the amortizing notes and such subordinate voting shares are referred to herein collectively as the "Securities") as capital property, (iii) deals at arm's length with the Company and the underwriters, and (iv) is not affiliated with the Company or the underwriters (a "Holder"). Generally, the Securities will be considered to be capital property to a Holder provided the Holder does not hold the Securities in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

        This summary is based on the provisions of the Tax Act in force as of the date hereof, all specific proposals to amend the Tax Act that have been publicly announced prior to the date hereof (the "Proposed Amendments"), and counsel's understanding of the current published administrative policies and practices of the Canada Revenue Agency (the "CRA"). This summary assumes that the Proposed Amendments will be enacted in the form proposed; however, no assurance can be given that the Proposed Amendments will be enacted in the form proposed, if at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account any changes in law, whether by legislative, governmental or judicial action, nor does it take into account provincial, territorial or foreign tax considerations, which may differ from those discussed herein.

        This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder, and no representations with respect to the income tax consequences to any Holder are made. Consequently, Holders and prospective holders of Units should consult their own tax advisors for advice with respect to the tax consequences to them of acquiring Units pursuant to this offering, having regard to their particular circumstances. This summary does not address any tax considerations applicable to persons other than Holders and such persons should consult their own tax advisors regarding the tax consequences of an investment in Units.

Characterization of Units

        Although the issue is not entirely free from doubt, each Unit should be treated as being composed of two separate properties, namely, the purchase contract and the amortizing note, for the purposes of the Tax Act. By acquiring the Unit, you agree to treat the Unit as these two separate properties for purposes of the Tax Act. If, however, the components of a Unit were treated as a single property, the Canadian federal income tax consequences could differ from the consequences described below.

        Unless stated otherwise, the remainder of this discussion assumes that the characterization of the Units as two separate properties, namely, the purchase contract and the amortizing note, will be respected for Canadian federal income tax purposes.

Allocation of Cost

        A Holder who acquires Units will be required to allocate the purchase price paid for each Unit on a reasonable basis between the purchase contract and the amortizing note comprising each Unit in order to determine their respective costs to such Holder for the purposes of the Tax Act. For its purposes, the Company intends to allocate US$        of the offering price as consideration for the issue

of each purchase contract, and US$        of the offering price as consideration for the issue of each amortizing note. Each holder of Units agrees to such allocation and this position will be binding upon each such holder (but not on the CRA).

        A Holder who disposes or is deemed to dispose of Units will be required to allocate the amount received or deemed to be received for each Unit on a reasonable basis between the purchase contract and the amortizing note forming part of each Unit in order to determine their respective proceeds of disposition to such Holder for the purposes of the Tax Act.

        The remainder of this discussion assumes that the allocation of the issue price of a Unit as between the purchase contract and the amortizing note that comprises the Unit represents the fair market value of each such property as at the date the Holder acquires such Unit pursuant to this offering. If the price paid by a Holder for an amortizing note or a purchase contract is not so considered to be the fair market value of the amortizing note or purchase contract, the Canadian federal income tax consequences could differ from the consequences described below. Holders should consult their own tax advisors in this regard.

Foreign Exchange

        For purposes of the Tax Act, all amounts expressed in a currency other than Canadian dollars relating to the acquisition, holding or disposition of Securities must be converted into Canadian dollars based on the applicable exchange rate quoted by the Bank of Canada for the relevant day or such other rate of exchange that is acceptable to the CRA.

Residents of Canada

        The following portion of the summary is applicable to a Holder that, at all relevant times and for the purposes of the Tax Act, is or is deemed to be resident in Canada (a "Resident Holder"). Certain Resident Holders that might not otherwise be considered to hold their amortizing notes or subordinate voting shares issued on the settlement of the purchase contracts as capital property may, in certain circumstances, be entitled to have their amortizing notes and subordinate voting shares and all other "Canadian securities" (as defined in the Tax Act) owned in the taxation year of the election and all subsequent taxation years deemed to be capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. Purchase contracts are not "Canadian securities" for these purposes. Holders should consult their own tax advisors for advice with respect to whether an election under subsection 39(4) of the Tax Act is available or advisable having regard to their particular circumstances.

        This summary is not applicable to a Resident Holder: (i) that is a "financial institution" for the purposes of the "mark-to-market" rules contained in the Tax Act; (ii) that is a "specified financial institution"; (iii) an interest in which would be a "tax shelter investment"; (iv) who has elected to report its Canadian tax results in a currency other than Canadian currency, or (v) that enters into a "derivative forward agreement" in respect of the Securities, as each of those terms is defined in the Tax Act. This summary does not address the possible application of the "foreign affiliate dumping" rules that may be applicable to a Resident Holder that is a corporation resident in Canada (for the purposes of the Tax Act) and is, or becomes, or does not deal at arm's length with a corporation resident in Canada that is, or that becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of the subordinate voting shares, controlled by a non-resident corporation, individual, trust or a group of any combination of non-resident individuals, trusts, and/or corporations who do not deal with each other at arm's length for purposes of the rules in section 212.3 of the Tax Act. Any such Resident Holder should consult its own tax advisor with respect to an investment in subordinate voting shares.

Separation and Recreation of Units

        A Resident Holder will not be required to include any amount in income for purposes of the Tax Act by reason only of: (i) the separation of a Unit into its component purchase contract and amortizing note, or (ii) the combination of a purchase contract and an amortizing note to recreate a Unit. Furthermore, the Resident Holder's adjusted cost base of the purchase contract and amortizing note will not be affected by such separation or recreation.

Taxation of Interest on Amortizing Notes

        A Resident Holder of amortizing notes that is a corporation, partnership, unit trust or any trust of which a corporation or a partnership is a beneficiary will be required to include in computing its income for a taxation year any interest on the amortizing notes that accrues or is deemed to accrue to the Resident Holder to the end of the particular taxation year or that has become receivable by or is received by the Resident Holder before the end of that taxation year, except to the extent that such interest was included in computing the Resident Holder's income for a preceding taxation year.

        Any other Resident Holder, including an individual, will be required to include in computing its income for a taxation year all interest on the amortizing notes that is received or receivable by the Holder in that taxation year (depending upon the method regularly followed by the Resident Holder in computing income), except to the extent that the interest was included in the Resident Holder's income for a preceding taxation year. In addition, if at any time an amortizing note should become an "investment contract" (as defined in the Tax Act) in relation to a Resident Holder (other than a corporation, partnership, unit trust or any trust of which a corporation or a partnership is a beneficiary), such Resident Holder will be required to include in computing income for a taxation year any interest that accrues or is deemed to accrue to the Resident Holder on the amortizing note up to any "anniversary day" (as defined in the Tax Act) in that year to the extent such interest was not otherwise included in the Resident Holder's income for that year or a preceding year.

        A Resident Holder of amortizing notes that throughout the relevant taxation year is a "Canadian-controlled private corporation," as defined in the Tax Act, may be liable to pay a refundable tax on its "aggregate investment income," which is defined in the Tax Act to include interest income.

Original Issue Discount

        In the event the amortizing notes are issued at a discount from their face value (as may be the case if the portion of the stated amount of the Units that is allocated to the amortizing notes is less than the stated principal amount of the amortizing notes), the amortizing notes will be issued with original issue discount for Canadian federal income tax purposes and a Resident Holder may be required to include an additional amount in computing income, either in accordance with the deemed interest accrual rules contained in the Tax Act or in the taxation year in which the discount is received or receivable by the Resident Holder. Resident Holders should consult their own tax advisors in these circumstances, as the treatment of the discount may vary with the facts and circumstances giving rise to the discount.

Disposition of Amortizing Notes

        On a disposition or a deemed disposition of amortizing notes, a Resident Holder generally will be required to include in computing its income for the taxation year in which the disposition occurs the amount of interest accrued on the amortizing notes from the date of the last interest payment to the date of disposition, except to the extent that such interest has otherwise been included in computing the Resident Holder's income for that year or a preceding taxation year.

        Any amount paid by the Company as a penalty or bonus because of early repayment of all or part of the principal amount of the amortizing note will be deemed to be received by the Resident Holder as interest on the amortizing note and will be required to be included in the Resident Holder's income as described above, to the extent such amount can reasonably be considered to relate to, and does not exceed the value at the time of payment of, interest that would otherwise have been payable on the amortizing note for periods ending after the payment of such amount.

        In general, a disposition or a deemed disposition of an amortizing note by a Resident Holder will give rise to a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition, net of any amount included in computing the Resident Holder's income as interest and any reasonable costs of disposition, exceed (or are exceeded by) the adjusted cost base of the amortizing note to the Resident Holder immediately before the disposition. See "Taxation of Capital Gains and Capital Losses" below.

Settlement of Purchase Contracts

        Subject to the "derivative forward agreement" rules in the Tax Act (the "DFA Rules") discussed below, the settlement of a purchase contract by delivery of subordinate voting shares to a Resident Holder will not constitute a disposition of that purchase contract and, accordingly, a Resident Holder will not realize a gain or loss on such settlement.

        Generally, a "derivative forward agreement" is an agreement entered into by a taxpayer to purchase or sell a capital property where the term of the agreement exceeds 180 days and, in the case of a purchase agreement, the difference between the fair market value of the property delivered on settlement, including partial settlement, of the agreement and the amount paid for the property is attributable, in whole or in part to an underlying interest, including a value, price, rate, variable, index, event, probability or thing. The DFA Rules will not apply, in such a case, where the change in the fair market value of the property on settlement and the amount paid for the property is solely attributable to a change in the fair market value of the property over the term of the agreement.

        If the fair market value of the subordinate voting shares delivered on settlement of the purchase contract is determined solely by reference to a change in the fair market value of the subordinate voting shares over the term of the agreement, the DFA Rules should not apply to the settlement of the purchase agreement. However, the application of the DFA Rules to the purchase contract are subject to significant uncertainty, and the Canada Revenue Agency may take the position that the DFA Rules apply to include all or a portion of the amount by which the fair market value of the subordinate voting shares received under the purchase contract exceeds the purchase price of the purchase contract. Generally speaking, if the DFA rules were to apply to the settlement of a purchase contract, counsel is of the view that the Resident Holder's income inclusion under the DFA Rules should not exceed the aggregate amount of the principal payments that have been or could be received by the Resident Holder from the Company under the amortizing note. Resident Holders should therefore consult their own tax advisors regarding the application of the DFA rules in their particular circumstances.

        The aggregate cost to a Resident Holder of the subordinate voting shares acquired on the settlement of a purchase contract generally will be equal to the Resident Holder's adjusted cost base of the purchase contract immediately before the settlement, plus any amount included in the Resident Holder's income pursuant to the DFA Rules as described above.

        Based on the administrative practice of the CRA in analogous circumstances, when a Resident Holder receives a de minimis amount of cash in lieu of a fractional subordinate voting share, the Resident Holder should be considered to have disposed of that fractional subordinate voting share for proceeds of disposition equal to such cash unless such Resident Holder instead reduces the cost of the subordinate voting shares acquired on the settlement of the purchase contract by the amount of such cash.

Disposition of Purchase Contracts

        A disposition or deemed disposition of a purchase contract (including on the disposition of a Unit) generally will result in the Resident Holder realizing a capital gain (or capital loss) to the extent the proceeds of disposition are greater (or less) that the aggregate of the Resident Holder's adjusted cost base of the purchase contract and any reasonable costs related to the disposition. The tax treatment of capital gains and capital losses is discussed below under the heading "Taxation of Capital Gains and Capital Losses."

Receipt of Dividends on Subordinate Voting Shares

        In the case of a Resident Holder who is an individual (other than certain trusts), dividends received or deemed to be received on the subordinate voting shares will be included in computing the Resident Holder's income and will be subject to the gross-up and dividend tax credit rules that apply to taxable dividends received from taxable Canadian corporations. Provided that appropriate designations are made by the Company, such dividend will be treated as an "eligible dividend" for the purposes of the Tax Act and a Resident Holder who is an individual will be entitled to an enhanced dividend tax credit in respect of such dividend. There may be limitations on the Company's ability to designate dividends as eligible dividends.

        Dividends received or deemed to be received on the subordinate voting shares by a Resident Holder that is a corporation will be required to be included in computing the corporation's income for the taxation year in which such dividends are received, but such dividends will generally be deductible in computing the corporation's taxable income. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

        A Resident Holder that is a "private corporation" or a "subject corporation" (each as defined in the Tax Act) may be liable under Part IV of the Tax Act to pay a refundable tax on dividends received or deemed to be received on the subordinate voting shares to the extent that such dividends are deductible in computing the Resident Holder's taxable income for the taxation year. Dividends received by a Resident Holder who is an individual (including certain trusts) may result in such Resident Holder being liable for alternative minimum tax under the Tax Act. Resident Holders who are individuals should consult their own tax advisors in this regard.

Disposition of Subordinate Voting Shares

        A disposition or deemed disposition of a subordinate voting share by a Resident Holder will generally result in the Resident Holder realizing a capital gain (or capital loss) equal to the amount by which the proceeds of disposition of the subordinate voting share, net of any reasonable costs of disposition, are greater (or less) than the Resident Holder's adjusted cost base of the subordinate voting share. Such capital gain (or capital loss) will be subject to the tax treatment described below under "Taxation of Capital Gains and Capital Losses".

Taxation of Capital Gains and Capital Losses

        Generally, one-half of any capital gain (a "taxable capital gain") realized by a Resident Holder in a taxation year must be included in computing the Resident Holder's income for the year, and one-half of any capital loss (an "allowable capital loss") realized by a Resident Holder in a taxation year must be deducted from taxable capital gains realized by the Resident Holder in that year. Allowable capital losses for a taxation year in excess of taxable capital gains for that year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

        The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition of a subordinate voting share may be reduced by the amount of any dividends received or deemed to have been received on such subordinate voting share (or on a share for which such subordinate voting share has been substituted) to the extent and under the circumstances described in the Tax Act. Analogous rules apply to a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Resident Holders should consult their own tax advisors in this regard.

        Taxable capital gains realized by a Resident Holder who is an individual (including certain trusts) may give rise to liability for alternative minimum tax as calculated under the detailed rules set out in the Tax Act. A Resident Holder that is a "Canadian-controlled private corporation" (as defined in the Tax Act) may be liable to pay an additional refundable tax on certain investment income, including taxable capital gains.

Non-Residents of Canada

        The following portion of the summary is applicable to a Holder that, at all relevant times and for purposes of the Tax Act (i) is not resident or deemed to be resident in Canada; (ii) does not use or hold Securities in carrying on business in Canada; and (iii) deals at arm's length with any transferee resident (or deemed to be resident) in Canada to which the Holder disposes of Units or separate amortizing notes (a "Non-Resident Holder"). Special rules which are not discussed in this summary may apply to a Non-Resident Holder that is an insurer which carries on an insurance business in Canada and elsewhere. The following summary assumes that no interest paid on the amortizing notes will be in respect of a debt or other obligation to pay an amount to a person with which the Company does not deal at arm's length within the meaning of the Tax Act.

        The following portion of this summary is not applicable to a Non-Resident Holder (and, where such Non-Resident Holder is a partnership, the partnership and each person who has a direct or indirect interest in the partnership) that is at any time a "specified shareholder" (as defined in subsection 18(5) of the Tax Act) of the Company or that at any time does not deal at arm's length for purposes of the Tax Act with a "specified shareholder" of the Company. Generally, for this purpose, a "specified shareholder" is a person that owns, has a right to acquire or is otherwise deemed to own, either alone or together with persons with whom such person does not deal at arm's length for purposes of the Tax Act, shares of the Company's capital stock that either (i) give the holders of such shares 25% or more of the votes that could be cast at an annual meeting of the shareholders or (ii) have a fair market value of 25% or more of the fair market value of all of the issued and outstanding shares of the Company's capital stock. Non-Resident Holders in such situations should consult and rely upon their own tax advisors.

Separation and Recreation of Units

        A Non-Resident Holder will not be required to include any amount in income for purposes of the Tax Act by reason only of: (i) the separation of a Unit into its component purchase contract and amortizing note, or (ii) the combination of a purchase contract and an amortizing note to recreate a Unit. The Non-Resident Holder's adjusted cost base of the purchase contract and amortizing note will not be affected by such separation or recreation.

Taxation of Amortizing Notes

        Amounts paid or credited, or deemed to be paid or credited, as, on account or in lieu of payment of, or in satisfaction of, the principal of the amortizing notes or as premium, discount or interest on the amortizing notes by the Company to a Non-Resident Holder, and proceeds received by a Non-Resident Holder on a disposition or deemed disposition of an amortizing note will not be subject to Canadian withholding tax. No other taxes on income (including taxable capital gains) will be payable under the Tax Act by a Non-Resident Holder in respect of the ownership or disposition of an amortizing note.

Settlement of Purchase Contracts

        The settlement of a purchase contract by delivery of subordinate voting shares to a Non-Resident Holder should not be a taxable event for Canadian income tax purposes.

        Based on the administrative practice of the CRA in analogous circumstances, when a Non-Resident Holder receives a de minimis amount of cash in lieu of a fractional subordinate voting share, the Non-Resident Holder should be considered to have disposed of that fractional subordinate voting share for proceeds of disposition equal to such cash unless such Non-Resident Holder instead reduces the cost of the subordinate voting shares acquired on the settlement of the purchase contract by the amount of such cash.

Receipt of Dividends on Subordinate Voting Shares

        Dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder by the Company on subordinate voting shares are subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend unless such rate is reduced by the terms of an applicable tax treaty. For example, under the current Canada-United States Income Tax Convention (the "Treaty"), the rate of withholding tax on dividends paid or credited to a Non-Resident Holder who is a resident of the United States for purposes of the Treaty and who is fully entitled to the benefits of the Treaty (a "U.S. Holder") is generally limited to 15% of the gross amount of the dividend (or 5% in the case of a U.S. Holder that is a corporation that beneficially owns at least 10% of the Company's voting shares). Non-Resident Holders should consult their own tax advisors to determine their entitlement to relief under any applicable income tax treaty.

Disposition of the Purchase Contracts or Subordinate Voting Shares

        A Non-Resident Holder will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a purchase contract or subordinate voting share unless the purchase contract or subordinate voting share, as the case may be, constitutes "taxable Canadian property" to the Non-Resident Holder for purposes of the Tax Act and the Non-Resident Holder is not entitled to relief under the terms of an applicable tax treaty between Canada and the Non-Resident Holder's jurisdiction of residence. A purchase contract will only be taxable Canadian property to a Non-Resident Holder if the subordinate voting shares, or any other property, to be issued or delivered on settlement of the purchase contract would be taxable Canadian property to the Non-Resident Holder.

        Provided the subordinate voting shares are listed on a "designated stock exchange", as defined in the Tax Act (which currently includes the TSX and the NYSE) at the time of disposition, the subordinate voting shares will generally not constitute taxable Canadian property of a Non-Resident Holder at that time unless, at any time during the 60-month period immediately preceding the disposition, the following two conditions are satisfied: (i) (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder did not deal at arm's length for purposes of the Tax Act, (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, or (d) any combination of the persons and partnerships described in (a) through (c), owned 25% or more of the issued shares of any class or series of shares of the Company, and (ii) more than 50% of the fair market value of the subordinate voting shares was derived directly or indirectly from one or any combination of: real or immovable property situated in Canada, "Canadian resource properties", "timber resource properties" (each as defined in the Tax Act), and options in respect of, or interests in or for civil law rights in, such properties. Notwithstanding the foregoing, subordinate voting shares may also be deemed to be taxable Canadian property to a Non-Resident Holder under other provisions of the Tax Act.

        Non-Resident Holders who may hold purchase contracts or subordinate voting shares as taxable Canadian property should consult their own tax advisors.

 BOOK-ENTRY PROCEDURES AND SETTLEMENT

        The Units, the separate purchase contracts and the separate amortizing notes will initially be issued under a book-entry system in the form of global securities. We will register the global securities in the name of The Depository Trust Company, New York, New York, or DTC, or its nominee and will deposit the global securities with that depositary.

        Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the Units, the separate purchase contracts and the separate amortizing notes, as the case may be, upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

        So long as the depositary or its nominee is the registered owner of a global security, we, the trustees and the purchase contract agent will treat the depositary as the sole owner or holder of the Units, the separate purchase contracts and the separate amortizing notes, as the case may be. Therefore, except as set forth below, you will not be entitled to have Units, separate purchase contracts or separate amortizing notes registered in your name or to receive physical delivery of certificates representing the Units, the separate purchase contracts or the separate amortizing notes. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture or the purchase contract agreement, as the case may be. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

        As long as the separate amortizing notes are represented by the global securities, we will pay installments on those separate amortizing notes to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date. Neither we nor the trustees will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

Settlement

        Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System.

Definitive Securities and Paying Agents

        Book-entry securities represented by a global security will be exchanged for definitive (paper) securities only if:

  •
  the depositary is at any time unwilling or unable to continue as depositary for such security or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days; or

  •
  an event of default with respect to the amortizing notes, or any failure on the part of us to observe or perform any covenant or agreement in the purchase contracts, has occurred and is continuing and a beneficial owner requests that its amortizing notes and/or purchase contracts, as the case may be, be issued in physical, certificated form.

        The global security will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive Units, separate purchase contracts or separate amortizing notes, as the case may be, will be registered in the name or names of the person or persons specified by the depositary in a written instruction to the registrar of the securities. The depositary may base its written instruction upon directions it receives from its participants.

        If any of the events described above occurs, then the beneficial owners will be notified through the chain of intermediaries that definitive securities are available and notice will be published as described below under "—Notices". Beneficial owners of book-entry Units, separate purchase contracts or separate amortizing notes, as the case may be, will then be entitled (1) to receive physical delivery in certificated form of definitive Units, separate purchase contracts or separate amortizing notes, as the case may be, equal in aggregate amount of Units, separate purchase contracts or separate amortizing notes, as the case may be, to their beneficial interest and (2) to have the definitive securities registered in their names. Thereafter, the holders of the definitive Units, separate purchase contracts and separate amortizing notes, as the case may be, will be recognized as the "holders" of the Units, separate amortizing notes and separate purchase contracts for purposes of the purchase contract agreement and indenture, respectively.

        Each of the purchase contract agreement and indenture provides for the replacement of a mutilated, lost, stolen or destroyed definitive security, so long as the applicant furnishes to us and the trustee such security or indemnity and such evidence of ownership as we and it may require.

        In the event definitive separate amortizing notes are issued, the holders thereof will be able to receive installment payments at the office of our paying agent. The final installment payment of a definitive separate amortizing note may be made only against surrender of the separate amortizing note to one of our paying agents. We also have the option of making installment payments by mailing checks to the registered holders of the separate certificated amortizing notes.

        In the event definitive Units, separate purchase contracts or separate amortizing notes are issued, the holders thereof will be able to transfer their securities, in whole or in part, by surrendering such securities for registration of transfer at the office specified in the purchase contract agreement or the indenture, as applicable. A form of such instrument of transfer will be obtainable at the relevant office. Upon surrender, we will execute, and the purchase contract agent and the trustee will authenticate and deliver, new Units, separate purchase contracts or separate amortizing notes, as the case may be, to the designated transferee in the amount being transferred, and a new security for any amount not being transferred will be issued to the transferor. Such new securities will be delivered free of charge at the relevant office, as requested by the owner of such new Units, separate purchase contracts or separate amortizing notes. We will not charge any fee for the registration of transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

Notices

        So long as the global securities are held on behalf of DTC or any other clearing system, notices to holders of securities represented by a beneficial interest in the global securities may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be. So long as the amortizing notes are in the form of global securities, any notice will be deemed to have been given on the date given to DTC or the alternative clearing system, as the case may be.

UNDERWRITING (CONFLICTS OF INTEREST)

        We and the underwriters named below have entered into an underwriting agreement with respect to the Units being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of Units indicated in the following table.                        are the representatives of the underwriters.

Underwriters	Number of Units
J.P. Morgan Securities LLC
BMO Nesbitt Burns Inc.(1)
Goldman Sachs & Co. LLC
RBC Dominion Securities Inc.(2)
Scotia Capital Inc.(3)
Barclays Capital Canada Inc.(4)
BC Partners Securities LLC(5)
Raymond James Ltd.(6)
Stifel, Nicolaus & Company, Incorporated(7)
TD Securities Inc.(8)
BofA Securities, Inc.(9)
CIBC World Markets Inc.(10)
HSBC Securities (Canada) Inc.
National Bank Financial Inc.

Total	14,000,000

(1)
Any sales by BMO Nesbitt Burns Inc. of the Units in the United States or to U.S. persons will be completed through BMO Capital Markets Corp., its affiliate registered with the SEC as a broker-dealer.

(2)
Any sales by RBC Dominion Securities Inc. of the Units in the United States or to U.S. persons will be completed through RBC Capital Markets, LLC, its affiliate registered with the SEC as a broker-dealer.

(3)
Any sales by Scotia Capital Inc. of the Units in the United States or to U.S. persons will be completed through Scotia Capital (USA) Inc., its affiliate registered with the SEC as a broker-dealer.

(4)
Any sales by Barclays Capital Canada Inc. of the Units in the United States or to U.S. persons will be completed through Barclays Capital Inc., its affiliate registered with the SEC as a broker-dealer.

(5)
BC Partners Securities LLC is not registered as an investment dealer in any Canadian jurisdiction and, accordingly, will only sell the Units into the United States. BC Partners Securities LLC is an affiliate of BC Partners, which is one of our principal shareholders. See "Principal and Selling Shareholders".

(6)
Any sales by Raymond James Ltd. of the Units in the United States or to U.S. persons will be completed through Raymond James & Associates, Inc., its affiliate registered with the SEC as a broker-dealer.

(7)
Stifel, Nicolaus & Company, Incorporated is not registered as an investment dealer in any Canadian jurisdiction and, accordingly, will only sell the Units into the United States.

(8)
Any sales by TD Securities Inc. of the Units in the United States or to U.S. persons will be completed through TD Securities (USA) LLC, its affiliate registered with the SEC as a broker-dealer.

(9)
Any sales by BofA Securities, Inc. of the Units in Canada or to Canadian persons will be completed through Merrill Lynch Canada Inc., its Canadian investment dealer affiliate.

(10)
Any sales by CIBC World Markets Inc. of the Units in the United States or to U.S. persons will be completed through CIBC World Markets Corp., its affiliate registered with the SEC as a broker-dealer.

        This offering is being made concurrently in the United States and in each of the provinces and territories of Canada. The Units will be offered in the United States through those underwriters who are registered to offer the Units for the sale in the United States and such other registered dealers as may be designated by the underwriters. The Units will be offered in each of the provinces and territories of Canada through those underwriters or their Canadian affiliates who are registered to offer the Units for sale in such provinces and territories and such other registered dealers as may be designated by the underwriters. Subject to applicable law, the underwriters, or such other registered dealers as may be designated by the underwriters, may offer the Units outside of the United States and Canada.

        The obligations of the underwriters under the underwriting agreement may be terminated at their discretion based on their assessment of the state of the financial markets and may also be terminated upon the occurrence of certain stated events. The underwriters, however, are obligated to take and pay for all of the Units being offered, if any are taken, other than the Units covered by the option described below unless and until this option is exercised. The underwriting agreement also provides that if an underwriter defaults, the purchase obligation of non-defaulting underwriters may be increased or the offering may be terminated.

        We have granted the underwriters an option to purchase, within 13 days beginning on, and including, the date of the initial issuance of the Units, up to an additional 2,100,000 Units at the price to public less the underwriting discount. If any Units are purchased pursuant to this option, the underwriters will severally purchase Units in approximately the same proportion as set forth in the table above.

        The following table shows the per Unit and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase 2,100,000 additional Units.

Paid by us	No Exercise	Full Exercise
Per Unit	US$	US$
Total	US$	US$

        Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. After the initial offering of the Units, the underwriters may change the offering price and the other selling terms. The offering of the Units by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        We, our executive officers, directors, and certain of our shareholders, have agreed with the underwriters, subject to certain exceptions, not to offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition), any of their subordinate voting shares or multiple voting shares or securities convertible into or exchangeable for subordinate voting shares or multiple voting shares during the period from the date of this prospectus continuing through the date that is 180 days after the date of this prospectus, except with the prior written consent of the Releasing Representatives. Our obligations under this agreement do not apply to any existing employee benefit plans, the subordinate voting shares to be sold in the Concurrent Offering or the Units to be sold by this prospectus and any subordinate voting shares issued pursuant to the terms of the purchase contracts. Moreover, the Company may issue up to 10% of its total outstanding shares as of the closing date of the Concurrent Offering in connection with future acquisitions, joint ventures or other strategic transactions. In addition, this agreement does not apply to the pledge or hypothecation, or other granting of a security interest in, subordinate voting shares or multiple voting shares by the Margin Loan Borrowers to one or more banks or financial institutions as collateral or security pursuant to the Margin Loans; provided that such Margin Loans shall not permit the lenders, during such 180-day period, to foreclose or otherwise transfer such lock-up shares or related securities provided as collateral or security absent a waiver of the restriction of the lock-up agreement. See "Shares Eligible for Future Sale" for a discussion of certain transfer restrictions.

        Prior to this offering and the Concurrent Offering, there has been no public market for the Units or our subordinate voting shares.

        Our subordinate voting shares have been approved for listing on the NYSE in the United States and conditionally approved for listing on the TSX under the symbol "GFL". Listing will be subject to us fulfilling all the listing requirements of the TSX. In addition, we have applied to list the Units on the NYSE under the symbol "GFLU", subject to satisfaction of minimum listing standards with respect to the Units. However, we cannot assure you that the Units will be approved for listing. If approved for listing, we expect trading on the NYSE to begin on the day the Units are first issued. The subordinate voting shares deliverable upon settlement of all purchase contracts are also expected to be listed on NYSE and we intend to apply to list the subordinate voting shares deliverable upon settlement of all purchase contracts on the TSX. We will not initially apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system, but we may apply to list such separate purchase contracts and separate amortizing notes in the future as described herein.

        In connection with the offering, the underwriters may purchase and sell Units in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Units than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A "covered short position" is a short position that is not greater than the amount of additional Units for which the underwriters' option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional Units or purchasing Units in the open market. In determining the source of Units to cover the covered short position, the underwriters will consider, among other things, the price of Units available for purchase in the open market as compared to the price at which they may purchase additional Units pursuant to the option described above. "Naked" short sales are any short sales that create a short position greater than the amount of additional Units for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing Units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the subordinate voting shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of subordinate voting shares made by the underwriters in the open market prior to the completion of the offering.

        Any naked short position would form part of the underwriters' over-allocation position and a purchaser who acquires Units forming part of the underwriters' over-allocation position acquires such Units under this prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the underwriters' option to purchase additional Units or secondary market purchases.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Units sold by or for the account of such underwriter in stabilizing or short covering transactions.

        In accordance with rules and policy statements of certain Canadian securities regulatory authorities and the Universal Market Integrity Rules for Canadian Marketplaces ("UMIR"), the underwriters may not, at any time during the period of distribution, bid for or purchase Units. The foregoing restriction is, however, subject to exceptions as permitted by such rules and policy statements and UMIR. These exceptions include a bid or purchase permitted under such rules and policy statements and UMIR, relating to market stabilization and market balancing activities and a bid or purchase on behalf of a customer where the order was not solicited.

        Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our Units, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Units. As a result, the price of the Units may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, TSX, in the over-the-counter market or otherwise.

        Certain of the underwriters are not U.S.-registered broker-dealers and, therefore, to the extent that they intend to effect any sales of the securities in the United States, they will do so through one or more U.S. registered broker-dealers, which may be affiliates of such underwriters, in accordance with the applicable U.S. securities laws and regulations.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Conflicts of Interest

        Our affiliate, BC Partners Securities LLC, will be one of the underwriters in this offering. Because BC Partners Securities LLC is an affiliate of ours and is an underwriter for this offering, it would be deemed to have a "conflict of interest" with us pursuant to FINRA Rule 5121(f)(5) with respect to this offering. Therefore, this offering will be conducted in compliance with the applicable requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a "qualified independent underwriter" is not required in connection with this offering as the member that will be primarily responsible for managing the public offering will not have a conflict of interest, will not be an affiliate of any member that has a conflict of interest and will meet the requirements of paragraph (f)(12)(E) of FINRA Rule 5121. BC Partners Securities LLC will not confirm initial sales to any discretionary accounts over which it has authority without the prior specific written approval of the customer.

Other Relationships Between Us and Certain Underwriters

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market colour or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

        Affiliates of J.P. Morgan Securities Canada Inc., BMO Nesbitt Burns Inc., Goldman Sachs Canada Inc., RBC Dominion Securities Inc., Scotia Capital Inc., Barclays Capital Canada Inc., Raymond James Ltd., TD Securities Inc., CIBC World Markets Inc., HSBC Securities (Canada) Inc. and National Bank Financial Inc. are our lenders under either or both of our Term Facility and Revolving Credit Facility or are counter-party to one or more hedging arrangements with us. In addition, affiliates of Scotia Capital Inc. hold approximately US$6.2 million aggregate principal amount of the 2023 Notes and 2027 Notes. Consequently, we may be considered a "connected issuer" of each of J.P. Morgan Securities Canada Inc., BMO Nesbitt Burns Inc., Goldman Sachs Canada Inc., RBC Dominion Securities Inc., Scotia Capital Inc., Barclays Capital Canada Inc., Raymond James Ltd., TD Securities Inc., CIBC World Markets Inc., HSBC Securities (Canada) Inc. and National Bank Financial Inc. under applicable Canadian securities laws in connection with the offering. As of the date of this prospectus, the outstanding amounts under the Term Facility and the Revolving Credit Facility are set out in the "Description of Material Indebtedness" section of this prospectus. We are currently in compliance with the terms of our Term Facility, Revolving Credit Facility and hedging arrangements and no breach thereof has been waived by any of the lenders thereunder. We intend to use the net proceeds received by us from this offering and the Concurrent Offering to redeem the entire outstanding aggregate principal amount of the 2022 Notes and the 2023 Notes and a portion of the aggregate principal amount of the 2026 Notes and 2027 Notes together with related fees, premiums and accrued and unpaid interest thereon. See "Use of Proceeds".

        Affiliates of each of BMO Nesbitt Burns Inc., RBC Dominion Securities Inc. and Scotia Capital Inc. are expected to commit to provide, immediately prior to the completion of the offering, the Margin Loans in an aggregate principal amount totaling the sum of approximately $617.6 million and the CAD equivalent of approximately US$352.9 million as of the funding date to the Margin Loan Borrowers. The proceeds of each Margin Loan will be used to acquire additional shares of Holdings or to make a loan to Holdings, in each case as described under "Description of Share Capital—Pre-Closing Capital Changes," such that Holdings may use the proceeds to redeem the PIK Notes in full. Each Margin Loan will be secured under a security and pledge agreement by a pledge of all of the shares held by the relevant Margin Loan Borrower, including those acquired with the proceeds from the Margin Loans (other than those sold by the selling shareholder in the Concurrent Offering), representing, in aggregate, 224,151,917 subordinate voting shares and 11,892,576 multiple voting shares (72.6% of the number of subordinate voting shares expected to be issued and outstanding upon completion of the offering) and all of the issued and outstanding multiple voting shares. Each Margin Loan will have a scheduled maturity of                , 2023. The lenders are expected to receive customary fees and expense reimbursements in connection with the Margin Loans. Notwithstanding the pledge of all of the multiple voting shares beneficially owned by the Dovigi Group pursuant to the pledge agreement, the Dovigi Group will retain all economic and voting rights in respect of the multiple voting shares. An enforcement of their security interest in the multiple voting shares by a Margin Loan lender will result in the automatic conversion of the multiple voting shares subject to such enforcement into subordinate voting shares. See "Description of Share Capital".

        If the Margin Loans are executed, in the case of nonpayment at maturity or another event of default (including but not limited to the Margin Loan Borrowers' inability to satisfy a margin call, which must be instituted by the lenders following certain declines in our share price), the lenders may, in addition to other remedies, exercise their rights under the Margin Loans to foreclose on and sell or cause the sale of the subordinate voting shares and multiple voting shares pledged by the Margin Loan Borrowers under the Margin Loans.

        The financial terms of the Margin Loan agreements described above are being negotiated on an arm's-length basis by the Margin Loan Borrowers and the lenders under the Margin Loans. We will not be party to the Margin Loan agreements or the related security and pledge agreements, but we expect to deliver letter agreements to each of the lenders in which we will, among other things, agree not to take any actions that are intended to hinder or delay the exercise of any remedies by the lenders under the terms of the Margin Loan agreements.

        The lock-up agreement between the underwriters and the Margin Loan Borrowers will include an exception to allow for the pledge of subordinate voting shares (including subordinate voting shares issuable upon the conversion of the multiple voting shares) by the Margin Loan Borrowers to the lenders under the Margin Loan agreements; provided that the lenders have agreed not to foreclose on or cause the sale of the pledged shares during the 180 days following the date of the final prospectus relating to this offering absent a waiver of the restriction in the lock-up agreement.

        FINRA deems the subordinate voting shares acquired by BC Partners with the proceeds from its Margin Loan to be underwriter compensation.

        The determination of the terms and conditions of the offering were made through negotiations between us and the representatives without the involvement of the lenders or counter-parties, although the lenders and counter-parties have been advised of the offering. The representatives will derive no direct benefit from the offering other than their respective share of the fees disclosed in this prospectus.

Selling Restrictions

        Other than in the United States and each of the Canadian provinces and territories, no action has been taken by us or the underwriters that would permit a public offering of the Units offered by this prospectus in any jurisdiction where action for that purpose is required. The Units offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such Units be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Units offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

  European Economic Area and the United Kingdom

        In relation to each Member State of the European Economic Area and the United Kingdom (each a "Relevant State"), no Units have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Units which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of Units may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

  •
  to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

  •
  to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

  •
  in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

        provided that no such offer of Units shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any Units or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a "qualified investor" within the meaning of Article 2(e) of the

Prospectus Regulation. In the case of any Units being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Units acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Units to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

        For the purposes of this provision, the expression an "offer to the public" in relation to Units in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Units to be offered so as to enable an investor to decide to purchase or subscribe for any Units, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

  United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons") or otherwise in circumstances which have not resulted and will not result in an offer to the public of the Units in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

        Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

  Switzerland

        The Units may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Units or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, us, the Units have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Units will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of Units has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Units.

  Australia

        This prospectus:

  •
  does not constitute a disclosure document under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the "Corporations Act");

  •
  has not been, and will not be, lodged with the Australian Securities and Investments Commission ("ASIC"), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act; and

  •
  may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

        The Units may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the Units may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any Units may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the Units, you represent and warrant to us that you are an Exempt Investor.

        As any offer of Units under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the Units you undertake to us that you will not, for a period of 12 months from the date of issue of the Units, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

  Hong Kong

        The Units have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Units has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Units which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

        This prospectus has not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

  Japan

        The Units have not been and will not be registered under the Financial Instruments and Exchange Act. Accordingly, the Units may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

  Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Units may not be circulated or distributed, nor may the Units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the Units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  •
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or,

  •
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor;

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the subordinate voting shares pursuant to an offer made under Section 275 of the SFA except:

  •
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  •
  where no consideration is or will be given for the transfer;

  •
  where the transfer is by operation of law;

  •
  as specified in Section 276(7) of the SFA; or,

  •
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

        Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Units are "prescribed capital markets products" (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

 CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase and holding of the Units, the subordinate voting shares issuable upon settlement of the purchase contracts and the amortizing notes by (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws"), and (iii) entities which are deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements (each of the foregoing described in clauses (i), (ii), and (iii) being referred to herein as a "Plan").

General fiduciary matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a "Covered Plan") and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

        In considering an investment in the Units, the subordinate voting shares issuable upon settlement of the purchase contracts and/or amortizing notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited transaction issues

        Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest", within the meaning of ERISA, or "disqualified persons", within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

        The acquisition, holding and/or disposition of the Units, the subordinate voting shares issuable upon settlement of the purchase contracts or the amortizing notes by a Covered Plan with respect to which we or an underwriter or any of our or their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (each, a "PTCE") that may apply to the acquisition and holding of the Units, the subordinate voting shares issuable upon settlement of the purchase contracts or the amortizing notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, the statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provides relief from certain prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code for certain transactions between a Covered Plan and a person who is a party in interest or disqualified person solely as a result of providing services to such Covered Plan or a relationship to such a service provider, provided that neither the person transacting with the Covered Plan nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Covered Plan involved in the transaction and provided, further, that the Covered Plan pays no more than, and receives no less than, adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring holding the Units, the subordinate voting shares issuable upon settlement of the purchase contracts or the amortizing notes in reliance on these or any other exemption should carefully review the exemption in consultation with counsel to assure it is applicable. There can be no assurance that all of the conditions of any of the foregoing exemptions or any other exemption will be satisfied.

        Government plans, foreign plans and certain church plans, while not subject to the fiduciary responsibility provisions of Title I of ERISA or the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of such Plans should consult with their counsel before acquiring the Units, subordinate voting shares issuable upon settlement of the purchase contracts, amortizing notes or any interest therein.

        Because of the foregoing, neither the Units or their constituent parts may not be purchased or held by any person investing assets of any Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a similar violation of any applicable Similar Laws.

Representation

        Accordingly, by its acceptance of the Units, subordinate voting shares issued upon settlement of the purchase contracts or amortizing notes, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the Units, the subordinate voting shares upon settlement of the purchase contracts or amortizing notes, or any interest therein constitutes assets of any Plan or (ii) (1) the acquisition, holding and disposition of the Units, subordinate voting shares issuable upon settlement of the purchase contracts or amortizing notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws and (2) acknowledge and agree that neither the issuer, underwriters or any of their respective affiliates is, or is undertaking to be, a fiduciary with respect to any Plan in connection with the Plan's acquisition, holding or disposition of the Units, subordinate voting shares issuable upon settlement of the purchase contracts or amortizing notes, as applicable.

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing or holding the Units, subordinate voting shares issuable upon settlement of the purchase contracts or amortizing notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code or any Similar Law and whether an exemption would be required. Neither this discussion nor anything provided in this prospectus supplement is, or is intended to be, investment advice directed at any potential Plan purchasers, or at Plan purchasers generally, and such purchasers of the Units or any of its constituent parts should consult and rely on their own counsel and advisers as to whether such an investment is suitable for the Plan. The sale of any of the Units, subordinate voting shares issuable upon settlement of the purchase contracts or amortizing notes to any Plan is in no respect a representation by us, an Underwriter or any of our or their affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is prudent or appropriate for plans generally or any particular Plan.

 LEGAL MATTERS

        The matters referred to under "Material United States Federal Income Tax Consequences to U.S. Holders", as well as certain other legal matters relating to the issue and sale of the Units, purchase contracts and amortizing notes, will be passed upon on our behalf by Simpson Thacher & Bartlett LLP and on behalf of the underwriters by Davis Polk & Wardwell LLP. Certain legal matters will be passed upon for us by Stikeman Elliott LLP. Certain legal matters will be passed upon for the underwriters by Davies Ward Phillips & Vineberg LLP. As at the date of this prospectus, the partners and associates of each of Stikeman Elliott LLP and Davies Ward Phillips & Vineberg LLP beneficially own, directly and indirectly, less than 1% of our outstanding securities or other property, or our affiliates.

14,000,000                % Tangible Equity Units

GFL Environmental Inc.

PROSPECTUS

J.P. Morgan	BMO Capital Markets	Goldman Sachs & Co. LLC	RBC Capital Markets	Scotiabank

Barclays	BC Partners	Raymond James	Stifel	TD Securities Inc.

BofA Securities	CIBC Capital Markets	HSBC	National Bank Financial Inc.

                        , 2020

        Through and including                        , 2020 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.    Indemnification of Directors and Officers.

        Section 136 of the OBCA authorizes a corporation to indemnify past and present directors and officers of the corporation and any other individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, and the corporation may advance moneys to such indemnified persons. The foregoing indemnification is prohibited under the OBCA unless (i) the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of any other entity for which the individual acted as a director or officer or in a similar capacity at the corporation's request and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

        Upon consummation of this offering, our Articles will provide that we shall indemnify directors and officers.

        Prior to the completion of this offering, we intend to enter into indemnity agreements with our directors and certain executive officers which provide, among other things, that we will indemnify each such individual to the fullest extent permitted by law and as permitted by the OBCA from and against all judgements, penalties, fines or settlements to which he or she may be liable, and expenses that he or she may actually and reasonably incur, as a result of his or her actions in the exercise of his or her duties as director or officer, provided that we shall not indemnify such individual if, among other things, he or she did not act honestly and in good faith with a view to our best interests and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

        We maintain insurance policies relating to certain liabilities that our directors and officers may incur in such capacity.

Item 7.    Recent Sales of Unregistered Securities.

        In Fiscal 2017, we issued US$350,000,000 aggregate principal amount of the 2022 Notes.

        In Fiscal 2018, we issued US$400,000,000 aggregate principal amount of the 2023 Notes and US$400,000,000 aggregate principal amount of the 2026 Notes.

        In Fiscal 2018, we issued the following shares:

  •
  100 Common Shares to the Investors for consideration of $1.00 per share;

  •
  1,919,349,331 Class A Non-Voting Shares, 730,684,357 Class B Non-Voting Shares, 451,029,966 Class H Non-Voting Shares, 114,570,382 Class C Non-Voting Shares and 157,644,909 Class F Non-Voting Shares, in the aggregate, to the Investors, in each case for consideration of $1.00 per share;

  •
  79,928,300 Class J Non-Voting Shares to each of 2015 Irrevocable Trust for Ven Poole and Descendants and 2015 Irrevocable Trust for Scott Poole and Descendants for consideration of $1.00 per share; and

  •
  7,000,000 Class D Non-Voting Shares, 94,112,250 Class I shares and 24,033,400 Class J Shares to other investors in private transactions, in each case for consideration of $1.00 per share.

        In Fiscal 2018, we issued to employees options to acquire an aggregate of 143,604,290 Class E Non-Voting Shares at a strike price of $1.00 per share.

        In Fiscal 2018, we issued $500,000,000 aggregate principal amount and US$344,000,000 aggregate principal amount of the PIK Notes.

        In Fiscal 2019, we issued US$600,000,000 aggregate principal amount of the 2027 Notes.

        In Fiscal 2019, we issued 1,823,420 Class F Non-Voting Shares for consideration of $1.00 per share and we issued to employees options to acquire an aggregate of 1,400,000 shares at a strike price of $1.00 per share.

        In Fiscal 2019, we issued 57,653,200 Class J Non-Voting Shares in exchange for $61,141,219 aggregate principal amount of our PIK Notes, Series B, plus accrued and unpaid interest.

        In Fiscal 2019, we issued US$275,000,000 aggregate principal amount of the Additional 2026 Notes.

        In Fiscal 2019, we issued US$500,000,000 aggregate principal amount of the Secured Notes.

        On January 1, 2020, we issued 41,873,600 Class I Non-Voting shares to former shareholders of County Waste in exchange for consideration of $1.25 per share.

        On January 31, 2020, we issued 190,971,702 Class A Non-Voting Shares, 95,000,000 Class B Non-Voting Shares, 44,876,646 Class H Non-Voting Shares and 2,168,128 Class J Non-Voting Shares, in the aggregate, to certain of the Investors, in each case for consideration of $1.00 per share.

        On February 1, 2020, we issued 21,092,000 Class J Non-Voting Shares to former shareholders of American Waste in exchange for consideration of $1.25 per share.

        On February 4, 2020, we issued 15,905,436 Class J Non-Voting Shares in the aggregate, to certain of the Investors, in each case for consideration of $1.00 per share.

        On February 21, 2020, we issued 11,399,544 Class K Non-Voting Shares to certain of the Investors, in exchange for consideration of $1.00 per share.

        The sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation S promulgated thereunder. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were placed upon the securities issued in these transactions.

Item 8.    Exhibits and Financial Statement Schedules.

(a) Exhibit Index

1.1	*	Form of Underwriting Agreement relating to the Subordinate Voting Shares.
1.2	*	Form of Underwriting Agreement relating to the Units.
3.1	*	Form of Articles of Amalgamation of GFL Environmental Inc.
3.2	*	Form of By-law No. 1 of GFL Environmental Inc.
3.3	*	Form of Advance Notice By-law of GFL Environmental Inc.
3.4	*	Form of Forum Selection By-law of GFL Environmental Inc.
4.1	*	Indenture, dated as of May 12, 2017, among GFL Environmental Inc., the guarantors party thereto and Computershare Trust Company, N.A., as trustee, relating to the 5.625% Senior Notes due 2022.
4.2	*	Indenture, dated as of February 26, 2018, among GFL Environmental Inc., the guarantors party thereto and Computershare Trust Company, N.A., as trustee, relating to the 5.375% Senior Notes due 2023.
4.3	*
Indenture, dated as of May 14, 2018, among GFL Environmental Inc. (as successor to Hulk Finance Corp.), the guarantors party thereto and Computershare Trust Company, N.A., as trustee, relating to the 7.000% Senior Notes due 2026.
4.4	*
First Supplemental Indenture, dated as of May 31, 2018, among GFL Environmental Inc., the guarantors party thereto and Computershare Trust Company, N.A., as trustee, relating to the 7.000% Senior Notes due 2026.
4.5	*
Fourth Supplemental Indenture, dated as of December 16, 2019, among GFL Environmental Inc., the guarantors party thereto and Computershare Trust Company, N.A., as trustee, relating to the 7.000% Senior Notes due 2026.
4.6	*	Indenture, dated as of April 23, 2019, among GFL Environmental Inc., the guarantors party thereto and Computershare Trust Company, N.A., as trustee, relating to the 8.500% Senior Notes due 2027.
4.7	*
Indenture, dated as of December 16, 2019, among GFL Environmental Inc., the guarantors party thereto and Computershare Trust Company, N.A., as trustee and notes collateral agent, relating to the 5.125% Senior Secured Notes due 2026.
4.8	*
First Supplemental Indenture, dated as of December 30, 2019, among GFL Environmental Inc., the guarantors party thereto and Computershare Trust Company, N.A., as trustee and notes collateral agent, relating to the 5.125% Senior Secured Notes due 2026.
4.9	*
Second Supplemental Indenture, dated as of February 19, 2020, among GFL Environmental Inc. 2020, GFL Environmental Inc., the guarantors party thereto and Computershare Trust Company, N.A., as trustee and notes collateral agent, relating to the 5.125% Senior Secured Notes due 2026.
4.10	*	Form of Purchase Contract Agreement.
4.11	*	Form of Unit (included in Exhibit 4.10).
4.12	*	Form of Purchase Contract (included in Exhibit 4.10).
4.13	*	Form of Indenture relating to Senior Securities.
4.14	*	Form of Supplemental Indenture relating to the Amortizing Notes.
4.15	*	Form of Amortizing Note (included in Exhibit 4.14).

5.1	*	Opinion of Stikeman Elliott LLP regarding validity of the subordinate voting shares registered.
5.2	*	Opinion of Stikeman Elliott LLP regarding validity of the Units registered.
5.3	*	Opinion of Simpson Thacher & Bartlett LLP regarding the validity of the Units registered.
10.1	*
Fifth Amended and Restated Credit Agreement, entered into as of February 26, 2019, among GFL Environmental Inc., each of GFL Environmental Inc.'s subsidiaries party thereto, Bank of Montreal, as administrative agent and the lenders and party thereto.
10.2	*
Term Loan Credit Agreement, entered into as of September 30, 2016, among GFL Environmental Inc., each of GFL Environmental Inc.'s subsidiaries party thereto, Barclays Bank PLC, as administrative agent and the lenders party thereto.
10.3	*
Amendment 1 to the Term Loan Credit Agreement, entered into as of May 31, 2018, among GFL Environmental Inc., each of GFL Environmental Inc.'s subsidiaries party thereto, Barclays Bank PLC, as administrative agent and the lenders party thereto.
10.4	*
Amendment 2 to Term Loan Credit Agreement, entered into as of November 14, 2018, among GFL Environmental Inc., each of GFL Environmental Inc.'s subsidiaries party thereto, Barclays Bank PLC, as administrative agent and the lenders party thereto.
10.5	*	GFL Environmental Inc. Omnibus Long-Term Incentive Plan.
10.6	*	Form of GFL Environmental Inc. Director DSU Plan.
10.7	*	Form of Coattail Agreement.
10.8	*	Form of Indemnification Agreement.
10.9	*	Form of Registration Rights Agreement.
10.10	*	Form of Investor Rights Agreement between Patrick Dovigi, Sejosa Holdings Inc., Josaud Holdings Inc., BC Partners Advisors L.P. and GFL Environmental Inc.
10.11	*	Form of Investor Rights Agreement between BCEC-GFL Holdings (Guernsey) L.P., BCEC-GFL Borrower (Cayman) LP and GFL Environmental Inc.
10.12	*	Form of Investor Rights Agreement between OTPP Environmental Services Trust and GFL Environmental Inc.
10.13	*	Form of Investor Rights Agreement between Magny Cours Investment Pte Ltd., GFL Borrower II (Cayman) LP and GFL Environmental Inc.
10.14	*†	Employment Agreement between GFL Environmental Inc. and Patrick Dovigi.
10.15	*†	Employment Agreement between GFL Environmental Inc. and Lucas Pelosi.
10.16	*†	Employment Agreement between GFL Environmental Inc. and Mindy Gilbert.
10.17	*†	Employment Agreement between GFL Environmental Inc. and Elizabeth Joy Grahek.
10.18	*†	Employment Agreement between GFL Environmental Holdings (US) Inc. and Gregory Yorston.
21.1	*	Subsidiaries of the Registrant.
23.1		Consent of Deloitte LLP.
23.2		Consent of PricewaterhouseCoopers LLP.
23.3		Consent of PricewaterhouseCoopers LLP.
23.4	*	Consent of Stikeman Elliott LLP (included as part of Exhibit 5.1).
23.5	*	Consent of Stikeman Elliott LLP (included as part of Exhibit 5.2)
23.6	*	Consent of Environmental Business International Inc.
23.7	*	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.3)
24.1	*	Power of Attorney (included on signature pages to this Registration Statement).
25.1	*	Statement of Eligibility of U.S. Bank National Association, as Trustee, on Form T-1.
99.1	*	Request for Waiver and Representation under Item 8.A.4 of Form 20-F.

*
Previously filed.

†
Management contract or compensatory plan or arrangement.

(b) Financial Statement Schedule

        All schedules are omitted because the required information is either not present, not present in material amounts or presented within our audited consolidated financial statements included elsewhere in the prospectus filed as a part of this registration statement and are incorporated herein by reference.

Item 9.    Undertakings

        The undersigned Registrant hereby undertakes:

  (1)
  That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

  (4)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Province of Ontario, Canada on the 28th day of February, 2020.

GFL Environmental Holdings Inc.
By:	/s/ PATRICK DOVIGI
	Name:	Patrick Dovigi
	Title:	President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 28, 2020.

Signature	Title

/s/ PATRICK DOVIGI Patrick Dovigi	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ LUKE PELOSI Luke Pelosi	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ DINO CHIESA Dino Chiesa	Director
/s/ SHAHIR GUINDI Shahir Guindi	Director
/s/ ARUN NAYAR Arun Nayar	Director
/s/ PAOLO NOTARNICOLA Paolo Notarnicola	Director

Signature	Title
/s/ VEN POOLE Ven Poole	Director
/s/ RAYMOND SVIDER Raymond Svider	Director
/s/ BLAKE SUMLER Blake Sumler	Director